Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AXA Equitable Life Insurance Company
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------


                                 DODIE KENT
                            VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL


                      AXA Equitable Life Insurance Company
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
       ------------------------------------------------------------------



                  Please send copies of all communications to:

                              CHRISTOPHER E. PALMER
                               Goodwin Procter LLP
                         901 New York Avenue, Northwest
                             Washington, D.C. 20001

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained herein also relate to Registration Statement Nos. 2-30080, 333-81393, 333-81501, 333-130988, and 333-137052 as most recently amended on
April 24, 2007.


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------- --------------- -------------- --------------- ---------------
Title of Each Class of Security to             Amount to       Proposed       Proposed        Amount of
be Registered                                  be              Maximum        Maximum         Registration
                                               Registered      Offering       Aggregate       Fee
                                                               Price Per      Offering
                                                               Unit           Price
---------------------------------------------- --------------- -------------- --------------- ---------------
Market value                                    $   (1)(3)     (2)            $   (1)(3)      $   (3)
Adjustment
Interests under
Flexible Premium
Annuity Contracts


---------------------------------------------- --------------- -------------- --------------- ---------------

(1) Estimated solely for the purpose of determining the registration statement fee.

(2) The proposed maximum offering price per unit is not applicable since these securities are not issued in specified units.

(3) Pursuant to Rule 429(b) under the Securities Act of 1933, unsold securities previously registered on Form S-3 (Reg. No. 33-89510, originally filed on February 14, 1995) are being carried forward to this Registration Statement. As of March 31, 2007, the amount of such unsold securities was $64,249,080. No additional Market value Adjustment Interests under Flexible Premium Annuity Contracts are being registered at this time. Accordingly, no additional registration fees are being paid at this time.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

Registrant is filing this registration statement for the purpose of updating the prospectus for certain market value adjustment interests under certain annuity contracts and switching the registration statement from Form S-3 to S-1.

EQUI-VEST(SM) At Retirement(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2007

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(SM) AT RETIREMENT(SM)?

EQUI-VEST(SM) At Retirement(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. The contract may not be currently available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states. Please see Appendix V later in this prospectus for more information on state availability and/or variations of certain features and benefits.



-----------------------------------------------------------------------------
 Variable investment options
-----------------------------------------------------------------------------
 Fixed income
-----------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond*
o EQ/Evergreen International Bond       o Multimanager High Yield*
o EQ/Franklin Income
-----------------------------------------------------------------------------
 Domestic stocks
-----------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Lord Abbett Growth and Income
o AXA Moderate-Plus Allocation(1)       o EQ/Lord Abbett Large Cap Core
o EQ/AllianceBernstein Common Stock     o EQ/Lord Abbett Mid Cap Value
o EQ/AllianceBernstein Growth and       o EQ/Marsico Focus
  Income++                              o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Large Cap        o EQ/MFS Investors Trust+
  Growth                                o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Small Cap        o EQ/Mutual Shares
  Growth                                o EQ/Oppenheimer Main Street Opportu-
o EQ/AllianceBernstein Value              nity**
o EQ/Ariel Appreciation II(2)           o EQ/Oppenheimer Main Street Small
o EQ/AXA Rosenberg Value Long/Short       Cap
  Equity                                o EQ/Small Cap Value+
o EQ/BlackRock Basic Value Equity*      o EQ/Small Company Growth+
o EQ/Boston Advisors Equity Income      o EQ/Small Company Index
o EQ/Calvert Socially Responsible       o EQ/TCW Equity++
o EQ/Capital Guardian Growth            o EQ/Templeton Growth
o EQ/Capital Guardian Research          o EQ/UBS Growth and Income
o EQ/Capital Guardian U.S. Equity++     o EQ/Van Kampen Comstock
o EQ/Davis New York Venture**           o EQ/Van Kampen Mid Cap Growth
o EQ/Equity 500 Index                   o EQ/Wells Fargo Montgomery Small
o EQ/Evergreen Omega                      Cap++
o EQ/FI Mid Cap                         o Multimanager Aggressive Equity*
o EQ/FI Mid Cap Value+                  o Multimanager Health Care*
o EQ/Franklin Small Cap Value           o Multimanager Large Cap Core Equity*
o EQ/Franklin Templeton Founding        o Multimanager Large Cap Growth*
  Strategy**                            o Multimanager Large Cap Value*
o EQ/GAMCO Mergers and Acquisitions     o Multimanager Mid Cap Growth*
o EQ/GAMCO Small Company Value          o Multimanager Mid Cap Value*
o EQ/Janus Large Cap Growth++           o Multimanager Technology*
o EQ/JPMorgan Value Opportunities       o U.S. Real Estate--Class II++
o EQ/Legg Mason Value Equity
-----------------------------------------------------------------------------
  International stocks
-----------------------------------------------------------------------------
o EQ/AllianceBernstein International    o EQ/Oppenheimer Global
o EQ/BlackRock International Value*     o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+      Equity
o EQ/International Growth               o Multimanager International Equity
-----------------------------------------------------------------------------
  Balanced/hybrid
-----------------------------------------------------------------------------
o AXA Moderate Allocation(1)
-----------------------------------------------------------------------------



(1) The AXA Allocation portfolios
(2) Not available for TSA contracts.
* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.
** This investment option will be available on or about May 29, 2007, subject to regulatory approval.
+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information. ++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus. If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option and the permitted variable investment options.

TYPES OF CONTRACTS. For existing EQUI-VEST(SM) contract owners, we offer the EQUI-VEST(SM) At Retirement(SM) contract for use as:


o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA").

In order to purchase an EQUI-VEST(SM) At Retirement(SM) contract, your initial contribution must be at least $50,000 and must come from the transfer of the cash value of an EQUI-VEST(SM) series variable annuity contract that you currently own under which withdrawal charges no longer apply. The eligible EQUI-VEST(SM) contract types are traditional IRA (including our product designated QP IRA), Roth IRA, NQ, TSA and EQUI-VEST(SM) Express(SM). The transfer of cash value will constitute a termination of that particular EQUI-VEST(SM) contract. You cannot purchase an EQUI-VEST(SM) At Retirement(SM) contract if a rollover or direct transfer contribution into your eligible EQUI-VEST(SM) contract has occurred within two EQUI-VEST(SM) contract years before your purchase of an


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                              X01506/EQUI-VEST At Retirement(SM)
                                                                        (R-4/15)

EQUI-VEST(SM) At Retirement(SM) contract. Additionally, you must be age 55 or older (subject to maximum issue age limitations) and, for TSA contracts, no longer employed by the employer who provided the funds for the purchase of your EQUI-VEST(SM) contract.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution is transferred from your EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) contract. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
--------------------------------------------------------------------------------
Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2007, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Contents of this prospectus
--------------------------------------------------------------------------------

EQUI-VEST(SM) AT RETIREMENT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        6
How to reach us                                                              7
EQUI-VEST(SM) At Retirement(SM) at a glance -- key features                  9


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14

Condensed financial information                                             16

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17

Owner and annuitant requirements                                            18
How you can make your contributions                                         18
What are your investment options under the contract?                        18
Portfolios of the Trusts                                                    19
Allocating your contributions                                               25
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 25
Annuity purchase factors                                                    26
Guaranteed minimum income benefit option ("GMIB")                           26
Guaranteed minimum death benefit                                            28
Guaranteed withdrawal benefit for life ("GWBL")                             29
Your right to cancel within a certain number of days                        32

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        33
--------------------------------------------------------------------------------
Your account value and cash value                                           33

Your contract's value in the variable investment options                    33
Your contract's value in the guaranteed interest option                     33
Your contract's value in the fixed maturity options                         33
Insufficient account value                                                  33

----------------------
"We," "our," and "us" refer to AXA Equitable.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this prospectus  3

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       34
--------------------------------------------------------------------------------
Transferring your account value                                             34

Disruptive transfer activity                                                34
Dollar cost averaging                                                       35
Rebalancing your account value                                              36

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     37
--------------------------------------------------------------------------------
Withdrawing your account value                                              37

How withdrawals are taken from your account value                           38
How withdrawals affect your Guaranteed minimum
   income benefit and Guaranteed minimum death benefit                      39
How withdrawals affect your GWBL and GWBL Guaranteed
   minimum death benefit                                                    39
Withdrawals treated as surrenders                                           39
Loans under TSA contracts                                                   39
Surrendering your contract to receive its cash value                        40
When to expect payments                                                     40
Your annuity payout options                                                 40

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     43
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          43
Charges that the Trusts deduct                                              44
Group or sponsored arrangements                                             44
Other distribution arrangements                                             45

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 46
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     46
Beneficiary continuation option                                             47

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          50
--------------------------------------------------------------------------------
Overview                                                                    50

Buying a contract to fund a retirement arrangement                          50
Transfers among investment options                                          50
Taxation of nonqualified annuities                                          50
Individual retirement arrangements (IRAs)                                   52
Tax-sheltered annuity contracts (TSAs)                                      57
Federal and state income tax withholding and
   information reporting                                                    59
Impact of taxes to AXA Equitable                                            60


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         61
--------------------------------------------------------------------------------
About Separate Account A                                                    61
About the Trusts                                                            61
About our fixed maturity options                                            61
About the general account                                                   62
Dates and prices at which contract events occur                             62
About your voting rights                                                    63
About legal proceedings                                                     64
Financial statements                                                        64
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          64
Distribution of the contracts                                               64


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          66
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed Financial Information                                     A-1

II  -- Market value adjustment example                                     B-1
III -- Enhanced death benefit example                                      C-1
IV  -- Hypothetical illustrations                                          D-1
V   -- State contract availability and/or variations of certain
         features and benefits                                             E-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.



                                                                 Page in
Term                                                          Prospectus

   6% Roll-Up to age 85                                               25
   account value                                                      33
   administrative charge                                              43
   annual administrative charge                                       43
   Annual Ratchet to age 85 enhanced death benefit                    26
                               annuitant   17
   annuitization                                                      40
   annuity maturity date                                              42
   annuity payout options                                             40
   annuity purchase factors                                           26
   beneficiary                                                        46
   Beneficiary continuation option ("BCO")                            47
   benefit base                                                       30
   business day                                                       63
   cash value                                                         33
   charges for state premium and other applicable taxes               44
   contract date                                                       2
   contract date anniversary                                           2
   contract year                                                       2
   contributions to Roth IRAs                                         55
     regular contributions                                            55
     conversion contributions                                         55
   contributions to traditional IRAs                                  53
     regular contributions                                            53
   disruptive transfer activity                                       34
   distribution charge                                                43
   EQAccess                                                            7
   ERISA                                                              39
   Fixed-dollar option                                                36
   fixed maturity options                                             24
   free look                                                          32
   general account                                                    62
   general dollar cost averaging                                      35
   guaranteed interest option                                         24
   Guaranteed minimum death benefit                                   28
   Guaranteed minimum death benefit/guaranteed minimum
     income benefit roll-up benefit base reset option                 26
   Guaranteed minimum income benefit                                  27

                                                                 Page in
Term                                                          Prospectus

   Guaranteed minimum income benefit charge                           43
   Guaranteed minimum income benefit "no lapse guarantee"             27
   Guaranteed withdrawal benefit for life                              9
   Guaranteed withdrawal benefit for life charge                      44
   IRA                                                             cover
   IRS                                                                50
   investment options                                              cover
   Investment Simplifier                                              35
   Lifetime minimum distribution withdrawals                          38
   loans under TSA                                                    39
   lump sum withdrawals                                               37
   market adjusted amount                                             24
   market timing                                                      34
   maturity dates                                                     42
   market value adjustment                                            24
   maturity value                                                     24
   Mortality and expense risks charge                                 43
   NQ                                                              cover
   partial withdrawals                                                37
   permitted variable investment options                              18
   portfolio                                                       cover
   processing office                                                   7
   rate to maturity                                                   24
   Rebalancing                                                        36
   Roth IRA                                                        cover
   SAI                                                             cover
   SEC                                                             cover
   self-directed allocation                                           25
   Separate Account A                                                 61
   Spousal continuation                                               46
   Standard death benefit                                             25
   Systematic withdrawals                                             37
   TOPS                                                                7
   Trusts                                                             61
   traditional IRA                                                 cover
   TSA                                                             cover
   unit                                                               33
   variable investment options                                        18



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


Prospectus                  Contract or Supplemental Materials

   account value            Annuity Account Value
   unit                     Accumulation Unit
   GWBL benefit base        Guaranteed withdrawal benefit for life benefit base
   GWBL Excess withdrawal   Guaranteed withdrawal benefit for life Excess
                            withdrawal

                                                Index of key words and phrases 5

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


6  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

-------------------------------------------------------
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
-------------------------------------------------------


AXA Equitable
EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956


-------------------------------------------------------
 FOR ALL COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
-------------------------------------------------------


AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street
Suite 1000
Syracuse, NY 13202


-------------------------------------------------------
 REPORTS WE PROVIDE:
-------------------------------------------------------

o   written confirmation of financial transactions;

o quarterly statements of your contract values at the close of each calendar quarter, and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.

------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and


o performance information regarding the variable investment options (not available through TOPS).


You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only);

Under TOPS only you can:

o   elect investment simplifier.

Under EQAccess only you can:

o   elect to receive certain contract statements electronically;

o   change your address; and

o   access Frequently Asked Questions and Service Forms


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).


-------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
-------------------------------------------------------


You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. until 7:00 p.m., and on Friday until 5:00 p.m., Eastern time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)   election of dollar cost averaging programs;

(2)   election of the rebalancing program;

                                                        Who is AXA Equitable?  7

(3)   requests for loans under TSA contracts;


(4)   election of required minimum distribution automatic withdrawal option;

(5)   requests for withdrawals or surrenders;

(6) requests for withdrawals or surrenders of contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)   tax withholding;


(8)   election of the beneficiary continuation option;

(9)   exercise of the Guaranteed minimum income benefit;

(10) requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(11) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(12)  death claims;

(13)  change in ownership (NQ only); and

(14) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL").

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   address changes;

(2)   beneficiary changes;


(3)   transfers between investment options; and


(4)   contract surrender and withdrawal requests.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) general dollar cost averaging (including the investment simplifier);


(2)   rebalancing;


(3)   systematic withdrawals; and

(4)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

8  Who is AXA Equitable?

EQUI-VEST(SM) At Retirement(SM) at a glance -- key features


--------------------------------------------------------------------------------

Professional investment   EQUI-VEST(SM) At Retirement(SM)'s variable investment
management                options invest in different portfolios managed by
                          professional investment advisers.
-------------------------------------------------------------------------------
Fixed maturity options    o  Fixed maturity options with maturities ranging from
                             approximately 1 to 10 years (subject to
                             availability).

                          o  Each fixed maturity option offers a guarantee of
                             principal and interest rate if you hold it to
                             maturity.
                          ------------------------------------------------------
                          If you make withdrawals or transfers from a fixed
                          maturity option before maturity, there will be a
                          market value adjustment due to differences in interest
                          rates. If you withdraw or transfer only a portion of
                          the amount in a fixed maturity option, this may
                          increase or decrease any value that you have left in
                          that fixed maturity option. If you surrender your
                          contract, a market value adjustment also applies.
-------------------------------------------------------------------------------
Guaranteed interest       o  Principal and interest guarantees.
option
                          o  Interest rates set periodically.

-------------------------------------------------------------------------------
Tax considerations        o  No tax on earnings inside the contract until you
                             make withdrawals from your contract or receive
                             annuity payments.

                          o  No tax on transfers among investment options inside
                             the contract.
                          -----------------------------------------------------
                          If you are purchasing an annuity contract as an
                          Individual Retirement Annuity (IRA), or tax sheltered
                          annuity (TSA) you should be aware that such annuities
                          do not provide tax deferral benefits beyond those
                          already provided by the Internal Revenue Code. Before
                          purchasing one of these annuities, you should consider
                          whether its features and benefits beyond tax deferral
                          meet your needs and goals. You may also want to
                          consider the relative features, benefits and costs of
                          these annuities compared with any other investment
                          that you may use in connection with your retirement
                          plan or arrangement. Depending on your personal
                          situation, the contract's guaranteed benefits may have
                          limited usefulness because of required minimum
                          distributions ("RMDs").
-------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum ("GMIB") provides income
income benefit            benefit income protection for you during your life
                          once you elect to annuitize the contract.
-------------------------------------------------------------------------------
Guaranteed withdrawal     The Guaranteed withdrawal benefit for life option
benefit for life          ("GWBL"), guarantees that you can take withdrawals of
                          up to a maximum amount each contract year (your
                          "Guaranteed annual withdrawal amount") beginning at
                          age 55. Withdrawals are taken from your account value
                          and continue during your lifetime even if your account
                          value falls to zero (unless it is caused by a
                          withdrawal that exceeds your Guaranteed annual
                          withdrawal amount).
-------------------------------------------------------------------------------
Contribution amounts      o  Your initial contribution must be from the transfer
                             of the cash value of an EQUI-VEST (SM) traditional
                             IRA (including QP IRA), Roth IRA, NQ, TSA or
                             EQUI-VEST(SM) Express(SM) contract that you
                             currently own under which withdrawal charges no
                             longer apply.

                             Initial minimum:   $50,000
                          -----------------------------------------------------
                          o  There is no minimum dollar amount on subsequent
                             contributions but subsequent contributions must
                             also be a transfer of the total cash value of an
                             EQUI-VEST(SM) traditional IRA (including QP IRA),
                             Roth IRA, NQ, TSA or EQUI-VEST(SM) Express(SM)
                             contract that you own, under which withdrawal
                             charges no longer apply.
-------------------------------------------------------------------------------
Access to your money      o  Partial withdrawals

                          o  Several withdrawal options on a periodic basis

                          o Loans under TSA contracts (not on contracts with GWBL)

                          o  Contract surrender

                          o Maximum payment plan (only under contracts with GWBL)

                          o Customized payment plan (only under contracts with GWBL)

                          You may incur income tax and a tax penalty. Certain
                          withdrawals will diminish the value of optional
                          benefits.
-------------------------------------------------------------------------------


                   EQUI-VEST(SM) At Retirement(SM) at a glance -- key features 9

-------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options

                          o  Variable Immediate Annuity payout options
                             (described in a separate prospectus for that option)

                          o Income Manager(SM) payout options (described in a separate prospectus for that option)

-------------------------------------------------------------------------------
Additional features       o  Guaranteed minimum death benefit options

                          o  Dollar cost averaging

                          o Account value rebalancing (quarterly, semiannually and annually)

                          o  Free transfers

                          o  Spousal continuation

                          o  Beneficiary continuation option

                          o  Guaranteed minimum death benefit/Guaranteed minimum
                             income benefit roll-up benefit base reset.
-------------------------------------------------------------------------------
Fees and charges         Please see "Fee table" later in this section for
                         complete details.
-------------------------------------------------------------------------------

Owner and annuitant      55-85
issue ages
-------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix V later in this prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. While you may not be able to make a direct exchange of your EQUI-VEST(SM) contract value into these other contracts, they may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


10 EQUI-VEST(SM) At Retirement(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                                     $ 350
----------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                                                       $   0
There is no annual administrative charge applicable to your EQUI-VEST(SM) At Retirement(SM)
contract.
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                                                                0.80%
Administrative                                                                             0.30%
Distribution                                                                               0.20%
                                                                                           -------
Total Separate Account Annual expenses                                                     1.30%
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year for the optional benefit that you elect
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(1) on each contract date anniversary for which the benefit is in effect):
   o Standard death benefit (available only with the Guaranteed
     minimum income benefit)                                                               0.00%
   o GWBL Standard death benefit                                                           0.00%
   o Annual Ratchet to age 85                                                              0.25% of the Annual Ratchet to age
                                                                                           85 benefit base
   o Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85                           0.60% of the greater of 6% Roll-Up
                                                                                           to age 85 benefit base or the
                                                                                           Annual Ratchet to age 85 benefit
                                                                                           base, as applicable
   o GWBL Enhanced death benefit                                                           0.30% of the GWBL Enhanced death
                                                                                           benefit base
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(1) on each
contract date anniversary for which the benefit is in effect.)                             0.65%
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge(1) (cal-                             0.60% for the Single Life option
culated as a percentage of the GWBL benefit base. Deducted annually                        0.75% for the Joint Life option
on each contract date anniversary.)
If your GWBL benefit base ratchets, we reserve the right to increase                       0.75% for the Single Life option
your charge up to:                                                                         0.90% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," later in this prospectus.

----------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- TSA contracts only                                             2.00%(2)
(calculated and deducted daily as a percentage of the outstanding loan amount)
----------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,         ------     -------
and/or other expenses)(3)                                                          0.63%      3.15%





This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Acquired
                                                                                    Fund Fees      Total
                                                                                       and       Annual                  Net Total
                                                                                     Expenses   Expenses    Fee Waiv-     Annual
                                                                                    (Underly-    (Before   ers and/or    Expenses
                                                 Manage-                               ing       Expense     Expense       After
                                                  ment       12b-1     Other         Portfo-     Limita-   Reimburse-     Expense
 Portfolio Name                                  Fees(4)   Fees(5)   expenses (6)    lios)(7)    tions)     ments(8)    Limitations
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                         0.10%      0.25%     0.18%          0.91%       1.44%      (0.18)%      1.26%
AXA Conservative Allocation                       0.10%      0.25%     0.22%          0.67%       1.24%      (0.22)%      1.02%
AXA Conservative-Plus Allocation                  0.10%      0.25%     0.18%          0.72%       1.25%      (0.18)%      1.07%
AXA Moderate Allocation                           0.10%      0.25%     0.17%          0.78%       1.30%      (0.17)%      1.13%
AXA Moderate-Plus Allocation                      0.10%      0.25%     0.17%          0.85%       1.37%      (0.17)%      1.20%
Multimanager Aggressive Equity*                   0.61%      0.25%     0.19%            --        1.05%         --        1.05%
Multimanager Core Bond*                           0.59%      0.25%     0.18%            --        1.02%      (0.07)%      0.95%
Multimanager Health Care*                         1.20%      0.25%     0.23%            --        1.68%       0.00%       1.68%
Multimanager High Yield*                          0.58%      0.25%     0.18%            --        1.01%         --        1.01%
Multimanager International Equity*                1.02%      0.25%     0.26%            --        1.53%       0.00%       1.53%
Multimanager Large Cap Core Equity*               0.90%      0.25%     0.20%            --        1.35%       0.00%       1.35%
Multimanager Large Cap Growth*                    0.90%      0.25%     0.22%            --        1.37%      (0.02)%      1.35%
Multimanager Large Cap Value*                     0.88%      0.25%     0.22%            --        1.35%       0.00%       1.35%
Multimanager Mid Cap Growth*                      1.10%      0.25%     0.20%          0.01%       1.56%       0.00%       1.56%
Multimanager Mid Cap Value*                       1.10%      0.25%     0.21%          0.03%       1.59%       0.00%       1.59%
Multimanager Technology*                          1.20%      0.25%     0.23%            --        1.68%       0.00%       1.68%
-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                 0.47%      0.25%     0.13%            --        0.85%         --        0.85%
EQ/AllianceBernstein Growth and Income++          0.56%      0.25%     0.12%            --        0.93%         --        0.93%
EQ/AllianceBernstein Intermediate Government
  Securities                                      0.50%      0.25%     0.14%            --        0.89%         --        0.89%
EQ/AllianceBernstein International                0.71%      0.25%     0.20%            --        1.16%      (0.06)%      1.10%
EQ/AllianceBernstein Large Cap Growth             0.90%      0.25%     0.11%            --        1.26%      (0.21)%      1.05%
EQ/AllianceBernstein Quality Bond                 0.50%      0.25%     0.14%            --        0.89%         --        0.89%
EQ/AllianceBernstein Small Cap Growth             0.74%      0.25%     0.13%            --        1.12%         --        1.12%
EQ/AllianceBernstein Value                        0.60%      0.25%     0.13%            --        0.98%      (0.03)%      0.95%
EQ/Ariel Appreciation II***                       0.75%      0.25%     0.51%            --        1.51%      (0.36)%      1.15%
EQ/AXA Rosenberg Value Long/Short Equity          1.40%      0.25%     1.44%            --        3.09%      (1.10)%      1.99%
EQ/BlackRock Basic Value Equity*                  0.55%      0.25%     0.14%            --        0.94%       0.00%       0.94%
EQ/BlackRock International Value*                 0.82%      0.25%     0.21%            --        1.28%      (0.03)%      1.25%
EQ/Boston Advisors Equity Income                  0.75%      0.25%     0.15%            --        1.15%      (0.10)%      1.05%
EQ/Calvert Socially Responsible                   0.65%      0.25%     0.25%            --        1.15%      (0.10)%      1.05%
EQ/Capital Guardian Growth                        0.65%      0.25%     0.16%            --        1.06%      (0.11)%      0.95%
EQ/Capital Guardian International                 0.83%      0.25%     0.21%            --        1.29%      (0.09)%      1.20%
EQ/Capital Guardian Research                      0.65%      0.25%     0.13%            --        1.03%      (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity++                 0.64%      0.25%     0.14%            --        1.03%      (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                 0.60%      0.25%     0.18%            --        1.03%      (0.03)%      1.00%
EQ/Davis New York Venture**                       0.85%      0.25%     0.74%            --        1.84%      (0.54)%      1.30%
EQ/Equity 500 Index                               0.25%      0.25%     0.13%            --        0.63%         --        0.63%
EQ/Evergreen International Bond                   0.70%      0.25%     0.23%            --        1.18%      (0.03)%      1.15%
EQ/Evergreen Omega                                0.65%      0.25%     0.21%            --        1.11%       0.00%       1.11%
EQ/FI Mid Cap                                     0.68%      0.25%     0.15%            --        1.08%      (0.08)%      1.00%



12 Fee table

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Acquired
                                                                                    Fund Fees      Total
                                                                                       and       Annual                  Net Total
                                                                                     Expenses   Expenses    Fee Waiv-     Annual
                                                                                    (Underly-    (Before   ers and/or    Expenses
                                                 Manage-                               ing       Expense     Expense       After
                                                  ment       12b-1     Other         Portfo-     Limita-   Reimburse-     Expense
 Portfolio Name                                  Fees(4)   Fees(5)   expenses (6)    lios)(7)    tions)     ments(8)    Limitations
----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                              0.73%      0.25%     0.13%            --        1.11%      (0.01)%      1.10%
EQ/Franklin Income                                0.90%      0.25%     0.38%            --        1.53%      (0.23)%      1.30%
EQ/Franklin Small Cap Value                       0.90%      0.25%     2.00%            --        3.15%      (1.85)%      1.30%
EQ/Franklin Templeton Founding Strategy**         0.05%      0.25%     0.21%          1.07%       1.58%      (0.11)%      1.47%
EQ/GAMCO Mergers and Acquisitions                 0.90%      0.25%     0.33%            --        1.48%      (0.03)%      1.45%
EQ/GAMCO Small Company Value                      0.78%      0.25%     0.14%            --        1.17%       0.00%       1.17%
EQ/International Growth                           0.85%      0.25%     0.35%            --        1.45%       0.00%       1.45%
EQ/Janus Large Cap Growth++                       0.90%      0.25%     0.15%            --        1.30%      (0.15)%      1.15%
EQ/JPMorgan Core Bond                             0.44%      0.25%     0.15%            --        0.84%       0.00%       0.84%
EQ/JPMorgan Value Opportunities                   0.60%      0.25%     0.16%            --        1.01%      (0.06)%      0.95%
EQ/Legg Mason Value Equity                        0.65%      0.25%     0.22%            --        1.12%      (0.12)%      1.00%
EQ/Long Term Bond                                 0.43%      0.25%     0.15%            --        0.83%       0.00%       0.83%
EQ/Lord Abbett Growth and Income                  0.65%      0.25%     0.26%            --        1.16%      (0.16)%      1.00%
EQ/Lord Abbett Large Cap Core                     0.65%      0.25%     0.41%            --        1.31%      (0.31)%      1.00%
EQ/Lord Abbett Mid Cap Value                      0.70%      0.25%     0.18%            --        1.13%      (0.08)%      1.05%
EQ/Marsico Focus                                  0.85%      0.25%     0.13%            --        1.23%      (0.08)%      1.15%
EQ/MFS Emerging Growth Companies+                 0.65%      0.25%     0.15%            --        1.05%         --        1.05%
EQ/MFS Investors Trust+                           0.60%      0.25%     0.16%            --        1.01%      (0.06)%      0.95%
EQ/Money Market                                   0.33%      0.25%     0.14%            --        0.72%         --        0.72%
EQ/Montag & Caldwell Growth                       0.75%      0.25%     0.16%            --        1.16%      (0.01)%      1.15%
EQ/Mutual Shares                                  0.90%      0.25%     0.50%            --        1.65%      (0.35)%      1.30%
EQ/Oppenheimer Global                             0.95%      0.25%     1.30%          0.01%       2.51%      (1.15)%      1.36%
EQ/Oppenheimer Main Street Opportunity**          0.85%      0.25%     1.58%            --        2.68%      (1.38)%      1.30%
EQ/Oppenheimer Main Street Small Cap              0.90%      0.25%     1.48%            --        2.63%      (1.33)%      1.30%
EQ/PIMCO Real Return                              0.55%      0.25%     0.18%            --        0.98%      (0.08)%      0.90%
EQ/Short Duration Bond                            0.43%      0.25%     0.14%            --        0.82%       0.00%       0.82%
EQ/Small Cap Value+                               0.73%      0.25%     0.15%            --        1.13%      (0.03)%      1.10%
EQ/Small Company Growth+                          1.00%      0.25%     0.17%            --        1.42%      (0.12)%      1.30%
EQ/Small Company Index                            0.25%      0.25%     0.16%          0.01%       0.67%       0.00%       0.67%
EQ/TCW Equity++                                   0.80%      0.25%     0.16%            --        1.21%      (0.06)%      1.15%
EQ/Templeton Growth                               0.95%      0.25%     0.64%            --        1.84%      (0.49)%      1.35%
EQ/UBS Growth and Income                          0.75%      0.25%     0.17%            --        1.17%      (0.12)%      1.05%
EQ/Van Kampen Comstock                            0.65%      0.25%     0.19%            --        1.09%      (0.09)%      1.00%
EQ/Van Kampen Emerging Markets Equity             1.12%      0.25%     0.40%            --        1.77%       0.00%       1.77%
EQ/Van Kampen Mid Cap Growth                      0.70%      0.25%     0.23%            --        1.18%      (0.13)%      1.05%
EQ/Wells Fargo Montgomery Small Cap++             0.85%      0.25%     0.41%            --        1.51%      (0.21)%      1.30%
----------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
----------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II ++                   0.74%      0.35%     0.27%            --        1.36%      (0.10)%      1.26%
----------------------------------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

*** The EQ/Ariel Appreciation II variable investment option is not available for TSA contracts.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with the prospectus regarding the planned substitution or merger of this portfolio.

Notes:


(1) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that contract year.



(2) We charge interest on loans under TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under TSA contracts" later in this prospectus for more information on how the loan interest is calculated and for restrictions that may apply.



(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.


(4) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

                                                                    Fee table 13

(6) Other expenses shown are those incurred in 2006 or are estimated for the current fiscal period. The amounts shown as "Other Expenses" will fluctuate from year to year depend ing on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



-----------------------------------------------------
   Portfolio Name:
-----------------------------------------------------
   Multimanager Aggressive Equity               1.03%
-----------------------------------------------------
   Multimanager Health Care                     1.63%
-----------------------------------------------------
   Multimanager International Equity            1.52%
-----------------------------------------------------
   Multimanager Large Cap Core Equity           1.33%
-----------------------------------------------------
   Multimanager Large Cap Growth                1.33%
-----------------------------------------------------
   Multimanager Large Cap Value                 1.31%
-----------------------------------------------------
   Multimanager Mid Cap Growth                  1.52%
-----------------------------------------------------
   Multimanager Mid Cap Value                   1.58%
-----------------------------------------------------
   Multimanager Technology                      1.64%
-----------------------------------------------------
   EQ/AllianceBernstein Common Stock            0.83%
-----------------------------------------------------
   EQ/AllianceBernstein Growth and Income       0.92%
-----------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth        1.03%
-----------------------------------------------------
   EQ/AllianceBernstein Small Cap Growth        1.11%
-----------------------------------------------------
   EQ/AllianceBernstein Value                   0.94%
-----------------------------------------------------
   EQ/Ariel Appreciation II                     1.01%
-----------------------------------------------------
   EQ/BlackRock Basic Value Equity              0.93%
-----------------------------------------------------
   EQ/Capital Guardian Growth                   0.94%
-----------------------------------------------------
   EQ/Capital Guardian Research                 0.94%
-----------------------------------------------------
   EQ/Capital Guardian U.S. Equity              0.94%
-----------------------------------------------------
   EQ/Davis New York Venture                    1.27%
-----------------------------------------------------
   EQ/Evergreen Omega                           1.05%
-----------------------------------------------------
   EQ/FI Mid Cap                                0.97%
-----------------------------------------------------
   EQ/FI Mid Cap Value                          1.09%
-----------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions            1.37%
-----------------------------------------------------
   EQ/GAMCO Small Company Value                 1.16%
-----------------------------------------------------
   EQ/Janus Large Cap Growth                    1.14%
-----------------------------------------------------
   EQ/Legg Mason Value Equity                   0.97%
-----------------------------------------------------
   EQ/Lord Abbett Growth and Income             0.99%
-----------------------------------------------------
   EQ/Lord Abbett Large Cap Core                0.99%
-----------------------------------------------------
   EQ/Marsico Focus                             1.14%
-----------------------------------------------------
   EQ/MFS Emerging Growth Companies             1.03%
-----------------------------------------------------
   EQ/MFS Investors Trust                       0.94%
-----------------------------------------------------
   EQ/Montag & Caldwell Growth                  1.13%
-----------------------------------------------------
   EQ/Mutual Shares                             1.30%
-----------------------------------------------------
   EQ/Small Cap Value                           1.02%
-----------------------------------------------------
   EQ/UBS Growth and Income                     1.03%
-----------------------------------------------------
   EQ/Van Kampen Comstock                       0.99%
-----------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity        1.75%
-----------------------------------------------------
   EQ/Van Kampen Mid Cap Growth                 1.01%
-----------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap          1.20%
-----------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

14 Fee table

The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 along with the Guaranteed minimum income benefit) would pay in the situations illustrated.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-------------------------------------------------------------------------------------------------------------
                                                           If you annuitize at the end of the applicable time
                                                                                  period
-------------------------------------------------------------------------------------------------------------
                                                          1 year      3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A     $ 1,642.00     $ 2,556.00     $ 5,051.00
AXA Conservative Allocation                                 N/A     $ 1,580.00     $ 2,456.00     $ 4,863.00
AXA Conservative-Plus Allocation                            N/A     $ 1,583.00     $ 2,461.00     $ 4,872.00
AXA Moderate Allocation                                     N/A     $ 1,598.00     $ 2,486.00     $ 4,920.00
AXA Moderate-Plus Allocation                                N/A     $ 1,620.00     $ 2,521.00     $ 4,986.00
Multimanager Aggressive Equity*                             N/A     $ 1,521.00     $ 2,359.00     $ 4,680.00
Multimanager Core Bond*                                     N/A     $ 1,512.00     $ 2,344.00     $ 4,651.00
Multimanager Health Care*                                   N/A     $ 1,715.00     $ 2,676.00     $ 5,272.00
Multimanager High Yield*                                    N/A     $ 1,508.00     $ 2,339.00     $ 4,641.00
Multimanager International Equity*                          N/A     $ 1,669.00     $ 2,602.00     $ 5,135.00
Multimanager Large Cap Core Equity*                         N/A     $ 1,614.00     $ 2,511.00     $ 4,967.00
Multimanager Large Cap Growth*                              N/A     $ 1,620.00     $ 2,521.00     $ 4,986.00
Multimanager Large Cap Value*                               N/A     $ 1,614.00     $ 2,511.00     $ 4,967.00
Multimanager Mid Cap Growth*                                N/A     $ 1,679.00     $ 2,617.00     $ 5,162.00
Multimanager Mid Cap Value*                                 N/A     $ 1,688.00     $ 2,631.00     $ 5,190.00
Multimanager Technology*                                    N/A     $ 1,715.00     $ 2,676.00     $ 5,272.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A     $ 1,459.00     $ 2,257.00     $ 4,484.00
EQ/AllianceBernstein Growth and Income++                    N/A     $ 1,484.00     $ 2,298.00     $ 4,563.00
EQ/AllianceBernstein Intermediate Government Securities     N/A     $ 1,471.00     $ 2,277.00     $ 4,523.00
EQ/AllianceBernstein International                          N/A     $ 1,555.00     $ 2,415.00     $ 4,786.00
EQ/AllianceBernstein Large Cap Growth                       N/A     $ 1,586.00     $ 2,466.00     $ 4,882.00
EQ/AllianceBernstein Quality Bond                           N/A     $ 1,471.00     $ 2,277.00     $ 4,523.00
EQ/AllianceBernstein Small Cap Growth                       N/A     $ 1,543.00     $ 2,395.00     $ 4,748.00
EQ/AllianceBernstein Value                                  N/A     $ 1,499.00     $ 2,323.00     $ 4,612.00
EQ/Ariel Appreciation II***                                 N/A     $ 1,663.00     $ 2,592.00     $ 5,116.00
EQ/AXA Rosenberg Value Long/Short Equity                    N/A     $ 2,141.00     $ 3,355.00     $ 6,461.00
EQ/BlackRock Basic Value Equity*                            N/A     $ 1,487.00     $ 2,303.00     $ 4,573.00
EQ/BlackRock International Value*                           N/A     $ 1,592.00     $ 2,476.00     $ 4,901.00
EQ/Boston Advisors Equity Income                            N/A     $ 1,552.00     $ 2,410.00     $ 4,777.00
EQ/Calvert Socially Responsible                             N/A     $ 1,552.00     $ 2,410.00     $ 4,777.00
EQ/Capital Guardian Growth                                  N/A     $ 1,524.00     $ 2,364.00     $ 4,690.00
EQ/Capital Guardian International+                          N/A     $ 1,595.00     $ 2,481.00     $ 4,910.00
EQ/Capital Guardian Research                                N/A     $ 1,515.00     $ 2,349.00     $ 4,661.00
EQ/Capital Guardian U.S. Equity ++                          N/A     $ 1,515.00     $ 2,349.00     $ 4,661.00
EQ/Caywood-Scholl High Yield Bond                           N/A     $ 1,515.00     $ 2,349.00     $ 4,661.00
EQ/Davis New York Venture**                                 N/A     $ 1,764.00     $ 2,755.00     $ 5,416.00
EQ/Equity 500 Index                                         N/A     $ 1,390.00     $ 2,143.00     $ 4,263.00
EQ/Evergreen International Bond                             N/A     $ 1,561.00     $ 2,425.00     $ 4,806.00
EQ/Evergreen Omega                                          N/A     $ 1,540.00     $ 2,390.00     $ 4,738.00
EQ/FI Mid Cap                                               N/A     $ 1,530.00     $ 2,374.00     $ 4,709.00
EQ/FI Mid Cap Value+                                        N/A     $ 1,540.00     $ 2,390.00     $ 4,738.00
EQ/Franklin Income                                          N/A     $ 1,669.00     $ 2,602.00     $ 5,135.00
EQ/Franklin Small Cap Value                                 N/A     $ 2,159.00     $ 3,383.00     $ 6,507.00
EQ/Franklin Templeton Founding Strategy**                   N/A     $ 1,685.00     $ 2,626.00     $ 5,181.00
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                             If you surrender or do not surrender your contract
                                                                  at the end of the applicable time period
                                                              1 year       3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $ 420.00     $ 1,292.00     $ 2,206.00     $ 4,701.00
AXA Conservative Allocation                               $ 399.00     $ 1,230.00     $ 2,106.00     $ 4,513.00
AXA Conservative-Plus Allocation                          $ 400.00     $ 1,233.00     $ 2,111.00     $ 4,522.00
AXA Moderate Allocation                                   $ 405.00     $ 1,248.00     $ 2,136.00     $ 4,570.00
AXA Moderate-Plus Allocation                              $ 413.00     $ 1,270.00     $ 2,171.00     $ 4,636.00
Multimanager Aggressive Equity*                           $ 379.00     $ 1,171.00     $ 2,009.00     $ 4,330.00
Multimanager Core Bond*                                   $ 376.00     $ 1,162.00     $ 1,994.00     $ 4,301.00
Multimanager Health Care*                                 $ 445.00     $ 1,365.00     $ 2,326.00     $ 4,922.00
Multimanager High Yield*                                  $ 375.00     $ 1,158.00     $ 1,989.00     $ 4,291.00
Multimanager International Equity*                        $ 430.00     $ 1,319.00     $ 2,252.00     $ 4,785.00
Multimanager Large Cap Core Equity*                       $ 411.00     $ 1,264.00     $ 2,161.00     $ 4,617.00
Multimanager Large Cap Growth*                            $ 413.00     $ 1,270.00     $ 2,171.00     $ 4,636.00
Multimanager Large Cap Value*                             $ 411.00     $ 1,264.00     $ 2,161.00     $ 4,617.00
Multimanager Mid Cap Growth*                              $ 433.00     $ 1,329.00     $ 2,267.00     $ 4,812.00
Multimanager Mid Cap Value*                               $ 436.00     $ 1,338.00     $ 2,281.00     $ 4,840.00
Multimanager Technology*                                  $ 445.00     $ 1,365.00     $ 2,326.00     $ 4,922.00
-------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         $ 358.00     $ 1,109.00     $ 1,907.00     $ 4,134.00
EQ/AllianceBernstein Growth and Income++                  $ 367.00     $ 1,134.00     $ 1,948.00     $ 4,213.00
EQ/AllianceBernstein Intermediate Government Securities   $ 362.00     $ 1,121.00     $ 1,927.00     $ 4,173.00
EQ/AllianceBernstein International                        $ 391.00     $ 1,205.00     $ 2,065.00     $ 4,436.00
EQ/AllianceBernstein Large Cap Growth                     $ 401.00     $ 1,236.00     $ 2,116.00     $ 4,532.00
EQ/AllianceBernstein Quality Bond                         $ 362.00     $ 1,121.00     $ 1,927.00     $ 4,173.00
EQ/AllianceBernstein Small Cap Growth                     $ 387.00     $ 1,193.00     $ 2,045.00     $ 4,398.00
EQ/AllianceBernstein Value                                $ 372.00     $ 1,149.00     $ 1,973.00     $ 4,262.00
EQ/Ariel Appreciation II***                               $ 428.00     $ 1,313.00     $ 2,242.00     $ 4,766.00
EQ/AXA Rosenberg Value Long/Short Equity                  $ 593.00     $ 1,791.00     $ 3,005.00     $ 6,111.00
EQ/BlackRock Basic Value Equity*                          $ 368.00     $ 1,137.00     $ 1,953.00     $ 4,223.00
EQ/BlackRock International Value*                         $ 403.00     $ 1,242.00     $ 2,126.00     $ 4,551.00
EQ/Boston Advisors Equity Income                          $ 390.00     $ 1,202.00     $ 2,060.00     $ 4,427.00
EQ/Calvert Socially Responsible                           $ 390.00     $ 1,202.00     $ 2,060.00     $ 4,427.00
EQ/Capital Guardian Growth                                $ 380.00     $ 1,174.00     $ 2,014.00     $ 4,340.00
EQ/Capital Guardian International+                        $ 404.00     $ 1,245.00     $ 2,131.00     $ 4,560.00
EQ/Capital Guardian Research                              $ 377.00     $ 1,165.00     $ 1,999.00     $ 4,311.00
EQ/Capital Guardian U.S. Equity ++                        $ 377.00     $ 1,165.00     $ 1,999.00     $ 4,311.00
EQ/Caywood-Scholl High Yield Bond                         $ 377.00     $ 1,165.00     $ 1,999.00     $ 4,311.00
EQ/Davis New York Venture**                               $ 462.00     $ 1,414.00     $ 2,405.00     $ 5,066.00
EQ/Equity 500 Index                                       $ 335.00     $ 1,040.00     $ 1,793.00     $ 3,913.00
EQ/Evergreen International Bond                           $ 393.00     $ 1,211.00     $ 2,075.00     $ 4,456.00
EQ/Evergreen Omega                                        $ 386.00     $ 1,190.00     $ 2,040.00     $ 4,388.00
EQ/FI Mid Cap                                             $ 382.00     $ 1,180.00     $ 2,024.00     $ 4,359.00
EQ/FI Mid Cap Value+                                      $ 386.00     $ 1,190.00     $ 2,040.00     $ 4,388.00
EQ/Franklin Income                                        $ 430.00     $ 1,319.00     $ 2,252.00     $ 4,785.00
EQ/Franklin Small Cap Value                               $ 600.00     $ 1,809.00     $ 3,033.00     $ 6,157.00
EQ/Franklin Templeton Founding Strategy**                 $ 435.00     $ 1,335.00     $ 2,276.00     $ 4,831.00
-------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

---------------------------------------------------------------------------------------------
                                             If you annuitize at the end of the applicable
                                                              time period
---------------------------------------------------------------------------------------------
                                             1 year    3 years        5 years       10 years
---------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions            N/A     $ 1,654.00     $ 2,577.00     $ 5,088.00
EQ/GAMCO Small Company Value                 N/A     $ 1,558.00     $ 2,420.00     $ 4,796.00
EQ/International Growth                      N/A     $ 1,645.00     $ 2,561.00     $ 5,060.00
EQ/Janus Large Cap Growth++                  N/A     $ 1,598.00     $ 2,486.00     $ 4,920.00
EQ/JPMorgan Core Bond                        N/A     $ 1,455.00     $ 2,252.00     $ 4,474.00
EQ/JPMorgan Value Opportunities              N/A     $ 1,508.00     $ 2,339.00     $ 4,641.00
EQ/Legg Mason Value Equity                   N/A     $ 1,543.00     $ 2,395.00     $ 4,748.00
EQ/Long Term Bond                            N/A     $ 1,452.00     $ 2,246.00     $ 4,464.00
EQ/Lord Abbett Growth and Income             N/A     $ 1,555.00     $ 2,415.00     $ 4,786.00
EQ/Lord Abbett Large Cap Core                N/A     $ 1,601.00     $ 2,491.00     $ 4,929.00
EQ/Lord Abbett Mid Cap Value                 N/A     $ 1,546.00     $ 2,400.00     $ 4,758.00
EQ/Marsico Focus                             N/A     $ 1,577.00     $ 2,451.00     $ 4,853.00
EQ/MFS Emerging Growth Companies+            N/A     $ 1,521.00     $ 2,359.00     $ 4,680.00
EQ/MFS Investors Trust+                      N/A     $ 1,508.00     $ 2,339.00     $ 4,641.00
EQ/Money Market                              N/A     $ 1,418.00     $ 2,190.00     $ 4,354.00
EQ/Montag & Caldwell Growth                  N/A     $ 1,555.00     $ 2,415.00     $ 4,786.00
EQ/Mutual Shares                             N/A     $ 1,706.00     $ 2,661.00     $ 5,245.00
EQ/Oppenheimer Global                        N/A     $ 1,968.00     $ 3,081.00     $ 5,994.00
EQ/Oppenheimer Main Street Opportunity**     N/A     $ 2,019.00     $ 3,162.00     $ 6,134.00
EQ/Oppenheimer Main Street Small Cap         N/A     $ 2,004.00     $ 3,138.00     $ 6,093.00
EQ/PIMCO Real Return                         N/A     $ 1,499.00     $ 2,323.00     $ 4,612.00
EQ/Short Duration Bond                       N/A     $ 1,449.00     $ 2,241.00     $ 4,454.00
EQ/Small Cap Value+                          N/A     $ 1,546.00     $ 2,400.00     $ 4,758.00
EQ/Small Company Growth+                     N/A     $ 1,635.00     $ 2,546.00     $ 5,033.00
EQ/Small Company Index                       N/A     $ 1,402.00     $ 2,164.00     $ 4,304.00
EQ/TCW Equity ++                             N/A     $ 1,571.00     $ 2,441.00     $ 4,834.00
EQ/Templeton Growth                          N/A     $ 1,764.00     $ 2,755.00     $ 5,416.00
EQ/UBS Growth and Income                     N/A     $ 1,558.00     $ 2,420.00     $ 4,796.00
EQ/Van Kampen Comstock                       N/A     $ 1,533.00     $ 2,380.00     $ 4,719.00
EQ/Van Kampen Emerging Markets Equity        N/A     $ 1,743.00     $ 2,721.00     $ 5,353.00
EQ/Van Kampen Mid Cap Growth                 N/A     $ 1,561.00     $ 2,425.00     $ 4,806.00
EQ/Wells Fargo Montgomery Small Cap++        N/A     $ 1,663.00     $ 2,592.00     $ 5,116.00
---------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
---------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++               N/A     $ 1,617.00     $ 2,516.00     $ 4,976.00

------------------------------------------------------------------------------------------------
                                            If you surrender or do not surrender your contract
                                                 at the end of the applicable time period
------------------------------------------------------------------------------------------------
                                            1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions          $ 424.00     $ 1,304.00     $ 2,227.00     $ 4,738.00
EQ/GAMCO Small Company Value               $ 392.00     $ 1,208.00     $ 2,070.00     $ 4,446.00
EQ/International Growth                    $ 421.00     $ 1,295.00     $ 2,211.00     $ 4,710.00
EQ/Janus Large Cap Growth++                $ 405.00     $ 1,248.00     $ 2,136.00     $ 4,570.00
EQ/JPMorgan Core Bond                      $ 357.00     $ 1,105.00     $ 1,902.00     $ 4,124.00
EQ/JPMorgan Value Opportunities            $ 375.00     $ 1,158.00     $ 1,989.00     $ 4,291.00
EQ/Legg Mason Value Equity                 $ 387.00     $ 1,193.00     $ 2,045.00     $ 4,398.00
EQ/Long Term Bond                          $ 356.00     $ 1,102.00     $ 1,896.00     $ 4,114.00
EQ/Lord Abbett Growth and Income           $ 391.00     $ 1,205.00     $ 2,065.00     $ 4,436.00
EQ/Lord Abbett Large Cap Core              $ 407.00     $ 1,251.00     $ 2,141.00     $ 4,579.00
EQ/Lord Abbett Mid Cap Value               $ 388.00     $ 1,196.00     $ 2,050.00     $ 4,408.00
EQ/Marsico Focus                           $ 398.00     $ 1,227.00     $ 2,101.00     $ 4,503.00
EQ/MFS Emerging Growth Companies+          $ 379.00     $ 1,171.00     $ 2,009.00     $ 4,330.00
EQ/MFS Investors Trust+                    $ 375.00     $ 1,158.00     $ 1,989.00     $ 4,291.00
EQ/Money Market                            $ 345.00     $ 1,068.00     $ 1,840.00     $ 4,004.00
EQ/Montag & Caldwell Growth                $ 391.00     $ 1,205.00     $ 2,065.00     $ 4,436.00
EQ/Mutual Shares                           $ 442.00     $ 1,356.00     $ 2,311.00     $ 4,895.00
EQ/Oppenheimer Global                      $ 533.00     $ 1,618.00     $ 2,731.00     $ 5,644.00
EQ/Oppenheimer Main Street Opportunity**   $ 550.00     $ 1,669.00     $ 2,812.00     $ 5,784.00
EQ/Oppenheimer Main Street Small Cap       $ 545.00     $ 1,654.00     $ 2,788.00     $ 5,743.00
EQ/PIMCO Real Return                       $ 372.00     $ 1,149.00     $ 1,973.00     $ 4,262.00
EQ/Short Duration Bond                     $ 355.00     $ 1,099.00     $ 1,891.00     $ 4,104.00
EQ/Small Cap Value+                        $ 388.00     $ 1,196.00     $ 2,050.00     $ 4,408.00
EQ/Small Company Growth+                   $ 418.00     $ 1,285.00     $ 2,196.00     $ 4,683.00
EQ/Small Company Index                     $ 339.00     $ 1,052.00     $ 1,814.00     $ 3,954.00
EQ/TCW Equity ++                           $ 396.00     $ 1,221.00     $ 2,091.00     $ 4,484.00
EQ/Templeton Growth                        $ 462.00     $ 1,414.00     $ 2,405.00     $ 5,066.00
EQ/UBS Growth and Income                   $ 392.00     $ 1,208.00     $ 2,070.00     $ 4,446.00
EQ/Van Kampen Comstock                     $ 383.00     $ 1,183.00     $ 2,030.00     $ 4,369.00
EQ/Van Kampen Emerging Markets Equity      $ 455.00     $ 1,393.00     $ 2,371.00     $ 5,003.00
EQ/Van Kampen Mid Cap Growth               $ 393.00     $ 1,211.00     $ 2,075.00     $ 4,456.00
EQ/Wells Fargo Montgomery Small Cap++      $ 428.00     $ 1,313.00     $ 2,242.00     $ 4,766.00
------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++             $ 412.00     $ 1,267.00     $ 2,166.00     $ 4,626.00



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and ben efits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

*** The EQ/Ariel Appreciation II variable investment option is not available for TSA contracts.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with the prospectus regarding the planned substitution or merger of this portfolio.

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2006.


16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." Your initial contribution must be from the transfer of the cash value of an EQUI-VEST(SM) traditional IRA (including QP IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express(SM) contract that you currently own under which withdrawal charges no longer apply. The contract that you purchase must be the same type of contract (for example, a TSA contract to a TSA contract; or a Roth IRA contract to a Roth IRA contract). We require a minimum initial contribution of $50,000 for you to purchase a contract. Any subsequent contributions must also be a transfer of the total cash value of an EQUI-VEST(SM) traditional IRA (including QP IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express(SM) contract that you own to a contract of the same type (under which withdrawal charges no longer apply). Subsequent contributions may be made up to age 86. Ongoing contributions are not permitted. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

Maximum contribution limitations may apply.

In order to purchase an EQUI-VEST(SM) At Retirement(SM) contract, you must select at least one of the optional benefits available under EQUI-VEST(SM) At Retirement(SM). However, the standard death benefit can only be elected if GMIB is elected.

--------------------------------------------------------------------------------

The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The annuitant is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             Available
 Contract   for owner and
type        annuitant ages    Source of contributions
--------------------------------------------------------------------------------
NQ          55 through 85*   Transfer from an existing EQUI-VEST(SM) or
                             EQUI-VEST(SM) Express(SM) NQ contract
--------------------------------------------------------------------------------
IRA         55 through 85    Transfer from an existing EQUI-VEST(SM) or
                             EQUI-VEST(SM) Express(SM) IRA (including QP IRA)
                             contract
--------------------------------------------------------------------------------
Roth IRA    55 through 85    Transfer from an existing EQUI-VEST(SM) or
                             EQUI-VEST(SM) Express(SM) Roth IRA contract
--------------------------------------------------------------------------------
TSA         55 through 85    Transfer from an existing EQUI-VEST(SM) TSA
                             contract
--------------------------------------------------------------------------------



* For NQ, both Owner(s) and Annuitant must meet issue age requirements. If there are more than 2 owners on the existing EQUI-VEST(SM) contract, a change of owner form must be completed so that there are only 2 owners before the transfer to an EQUI-VEST(SM) At Retirement(SM) contract is requested. Joint owners are available for NQ contracts only.

** See "Guaranteed withdrawal benefit for life ("GWBL")" later in this prospectus for a discussion of limits on subsequent contributions when you elect that benefit.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.


                                               Contract features and benefits 17

OWNER AND ANNUITANT REQUIREMENTS


Under all IRA and TSA contracts, the owner and annuitant must be the same individual. Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. For NQ contracts, we limit ownership to two joint owners. Only natural persons can be joint owners.

For the Spousal continuation feature to apply, the spouses must either be joint owners or for Single life contracts, the surviving spouse must be the sole primary beneficiary. If your EQUI-VEST(SM) NQ contract has a spousal joint owner, upon transfer to the EQUI-VEST(SM) At Retirement(SM) contract such joint owner will automatically become the successor owner under the EQUI-VEST(SM) At Retirement(SM) contract. If there is a successor owner named on your EQUI-VEST(SM) NQ contract, it will not automatically carry over to the EQUI-VEST(SM) At Retirement(SM) contract because successor owner (without rights) will not be available.

Certain benefits under your contract, as described later in this prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. If GWBL is elected, the term owner is intended to be references to annuitant if the contract has a non-natural owner.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Contributions to your EQUI-VEST(SM) At Retirement(SM) contract can only be made through a direct transfer from an EQUI-VEST(SM) traditional IRA (including QP
IRA), Roth IRA, NQ, TSA or EQUI-VEST(SM) Express contract that is also owned by you to a contract of the same type.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options. If you elect the Guaranteed withdrawal benefit for life, your investment options will be limited to the guaranteed interest option, the AXA Allocation portfolios and the EQ/Franklin Templeton Founding Strategy portfolio ("permitted variable investment options"). Certain investment options may not be available in all states. See Appendix V.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

18  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(SM) At Retirement(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors may include fees and expenses; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features including those optional benefits that restrict allocations to the AXA Allocation portfolios. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or dis continuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION      Seeks long-term capital appreciation.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION    Seeks a high level of current income.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS          Seeks current income and growth of capital, with a        o AXA Equitable ALLOCATION
 ALLOCATION                    greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION        Seeks long-term capital appreciation and current income.  o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS              Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                    with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE        Long-term growth of capital.                              o AllianceBernstein L.P.

 EQUITY(1)                                                                               o ClearBridge Advisors, LLC

                                                                                         o Legg Mason Capital Management, Inc.

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND(2)      To seek a balance of a high current income and capital    o BlackRock Financial Management, Inc.
                               appreciation, consistent with a prudent level of risk.
                                                                                         o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE(3)    Long-term growth of capital.                              o A I M Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(4)     High total return through a combination of                o Pacific Investment Management Company
                               current income and capital appreciation.                    LLC

                                                                                         o Post Advisory Group, LLC

------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL     Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY(5)
                                                                                         o JPMorgan Investment Management Inc.

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 19


------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP         Long-term growth of capital.                              o AllianceBernstein L.P.
 CORE EQUITY(6)
                                                                                         o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP         Long-term growth of capital.                              o RCM Capital Management LLC
 GROWTH(7)
                                                                                         o TCW Investment Management Company
                                                                                         o T. Rowe Price Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP         Long-term growth of capital.                              o AllianceBernstein L.P.
 VALUE(8)
                                                                                         o Institutional Capital LLC
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP           Long-term growth of capital.                              o AllianceBernstein L.P.
 GROWTH(9)
                                                                                         o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP           Long-term growth of capital.                              o AXA Rosenberg Investment Management LLC
 VALUE(10)
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY(11)    Long-term growth of capital.                              o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP-
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN GROWTH    Seeks to provide a high total return.                     o AllianceBernstein L.P.
 AND INCOME(++)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve high current income consistent with      o AllianceBernstein L.P.
 INTERMEDIATE GOVERNMENT       relative stability of principal.
 SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE     Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN QUALITY   Seeks to achieve high current income consistent with      o AllianceBernstein L.P.
 BOND                          moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN (SM)ALL   Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE     Seeks capital appreciation.                               o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II       Seeks long-term capital appreciation.                     o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE         Seeks to increase value through bull markets and bear     o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY             markets using strategies that are designed to limit
                               exposure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------



20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE       Seeks capital appreciation and secondarily, income.       o BlackRock Investment Management, LLC
 EQUITY(12)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL     Seeks to provide current income and long-term growth of   o BlackRock Investment Management Interna-
 VALUE(13)                     income, accompanied by growth of capital.                   tional Limited

------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY      Seeks a combination of growth and income to achieve an    o Boston Advisors, LLC
 INCOME                        above-average and consistent total return.

------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                     o Calvert Asset Management Company, Inc.
 RESPONSIBLE
                                                                                         o Bridgeway Capital Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH     Seeks long-term growth of capital.                        o Capital Guardian Trust Company

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 INTERNATIONAL(**)

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY(++)

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                         o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE(+)   Seeks long-term growth of capital.                        o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates    o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                  o Evergreen Investment Management
 BOND                                                                                      Company, LLC

                                                                                         o First International Fund Advisors (dba
                                                                                           "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                           o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                        o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE(**)        Seeks long-term capital appreciation.                     o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN INCOME             Seeks to maximize income while maintaining prospects      o Franklin Advisers, Inc.
                               for capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL CAP VALUE    Seeks long-term total return.                             o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON          Primarily seeks capital appreciation and secondarily      o AXA Equitable
 FOUNDING STRATEGY(+)          seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                    o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                   o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                    o MFS Investment Management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH(++)  Seeks long-term growth of capital.                        o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------


                                                      Contract features and
benefits 21

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND         Seeks to provide a high total return consistent with       o JPMorgan Investment Management Inc.
                              moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Long-term capital appreciation.                            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY    Seeks long-term growth of capital.                         o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation          o BlackRock Financial Management, Inc.
                              through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Capital appreciation and growth of income without          o Lord, Abbett & Co. LLC
 INCOME                       excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Capital appreciation and growth of income with reason-     o Lord, Abbett & Co. LLC
 CORE                         able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Capital appreciation.                                      o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                         o Marsico Capital Management, LLC

------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES(**)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST(**)    Seeks long-term growth of capital with a secondary         o MFS Investment Management
                              objective to seek reasonable current income. For purposes
                              of this Portfolio, the words "reasonable current income"
                              mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve   o The Dreyfus Corporation
                              its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL SHARES             Seeks capital appreciation, which may occasionally be      o Franklin Mutual Advisers, LLC
                              short-term, and secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL         Seeks capital appreciation.                                o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks long-term capital appreciation.                      o OppenheimerFunds, Inc.
 OPPORTUNITY(+)
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks capital appreciation.                                o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent with preservation     o Pacific Investment Management Company,
                              of real capital and prudent investment management.           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of            o BlackRock Financial Management, Inc.
                              principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)        Seeks capital appreciation.                                o Lazard Asset Management LLC
                                                                                         o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)   Seeks to achieve capital appreciation.                     o Bear Stearns Asset Management Inc.
                                                                                         o Eagle Asset Management, Inc.
                                                                                         o Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the      o AllianceBernstein L.P.
                              deduction of portfolio expenses) the total return of
                              the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(++)             Seeks to achieve long-term capital appreciation.           o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------



22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
-
EQ/TEMPLETON GROWTH            Seeks long-term capital growth.                           o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital             o UBS Global Asset Management
                               appreciation with income as a secondary consideration.      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                                o Morgan Stanley Investment
                                                                                           Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                     o Morgan Stanley Investment
 MARKETS EQUITY                                                                            Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                           o Morgan Stanley Investment
 GROWTH                                                                                    Management, Inc.--
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.                     o Wells Capital Management Inc.
 SMALL CAP(++)
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
Funds, Inc.                                                                              Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE --            Seeks to provide above average current income             o Van Kampen (is the name under which
CLASS II(++)                   and long- term capital appreciation by investing            Morgan Stanley Investment Management,
                               primarily in equity securities of companies in              Inc. does business in certain
                               the U.S. real estate industry,                              situations)
                               including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------




(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007. The number in the "FN" column corresponds with the number contained in the table above.

      ---------------------------------------------
      FN        Portfolio Name until May 29, 2007
      ---------------------------------------------
      (1)      AXA Premier VIP Aggressive Equity
      ---------------------------------------------
      (2)      AXA Premier VIP Core Bond
      ---------------------------------------------
      (3)      AXA Premier VIP Health Care
      ---------------------------------------------
      (4)      AXA Premier VIP High Yield
      ---------------------------------------------
      (5)      AXA Premier VIP International Equity
      ---------------------------------------------
      (6)      AXA Premier VIP Large Cap Core Equity
      ---------------------------------------------
      (7)      AXA Premier VIP Large Cap Growth
      ---------------------------------------------
      (8)      AXA Premier VIP Large Cap Value
      ---------------------------------------------
      (9)      AXA Premier VIP Mid Cap Growth
      ---------------------------------------------
      10)      AXA Premier VIP Mid Cap Value
      ---------------------------------------------
      11)      AXA Premier VIP Technology
      ---------------------------------------------
      12)      EQ/Mercury Basic Value Equity
      ---------------------------------------------
      13)      EQ/Mercury International Value
      ---------------------------------------------



** This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

(+) This investment option will be available on or about May 29, 2007, subject to regulatory approval.

(++) Please see supplement with the prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.


You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain a copy of the Trust prospectus that does not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.

                                               Contract features and benefits 23

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3) the current nterest rate.


We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but do not reflect the deduction of any optional benefit charges. See Appendix V later in this prospectus for state variations.

Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2007 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this prospectus for restrictions on transfers to and from the guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15 for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o   the rate to maturity is 3%; or

o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007, the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More Information," later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjust-

24  Contract features and benefits
ment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options (subject to restrictions in certain states--see Appendix V later in this prospectus for state variations). Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If an owner or annuitant is age 76 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Only one amount may be allocated to any one fixed maturity option. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL Enhanced death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section. The standard death benefit can only be selected with GMIB. Any of the enhanced death benefits can be selected by themselves or with GMIB.


The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:


o   your initial contribution and any subsequent contributions to the contract;
    less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.


6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o   your initial contribution and any subsequent contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond); the effective annual rate may be 4% in some states. Please see Appendix V later in this prospectus to see what applies in your state; and


o 3% with respect to the EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under TSA (if applicable).

                                              Contract features and benefits  25

The benefit base stops rolling up after the contract anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME
BENEFIT). Your benefit base is equal to the greater of either:


o your initial contribution to the contract (plus any subsequent contributions),


                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the owner's (or older joint owner's, if applicable) 85th birthday, plus any contributions made since the most recent ratchet occurred, less


o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.


For contracts with non-natural owners, the last contract anniversary a ratchet could occur is based on the annuitant's age.

GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.


GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or on any later contract date anniversary until age
75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.


It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the date of the reset. See "Guaranteed minimum income benefit option--Exercise rules" below for more information regarding the 10 year waiting period. Please note that resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" later in this prospectus. Also, owners of IRA and TSA contracts whose lifetime required minimum distributions must begin before the end of the new exercise waiting period should consider carefully before resetting their rollup benefit base. If the required minimum distributions exceed 6% of the reset benefit base, they would cause a pro rata reduction in the benefit base. On the other hand, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions actually exceed the 6% threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.


The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options but we will always use the guaranteed purchase factors to determine your periodic payments under the Guaranteed minimum income benefit.

GUARANTEED MINIMUM INCOME BENEFIT OPTION ("GMIB")

The Guaranteed minimum income benefit is available if the owner is age 55 through 75 at the time the contract is issued. If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


26  Contract features and benefits

If you elect the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If the owner was older than age 60 at the time an IRA or TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this prospectus for more information.


The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age as follows:

--------------------------------------
            Level payments
--------------------------------------
                     Period certain
                          years
                   -------------------
      Owner's
  age at exercise       IRAs        NQ
------------------ ---------- --------
  75 and younger      10         10
        76             9         10
        77             8         10
        78             7         10
        79             7         10
        80             7         10
        81             7         9
        82             7         8
        83             7         7
        84             6         6
        85             5         5
--------------------------------------


We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.


--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------
When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except, as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:


o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year) or in the first contract year, all contributions received in the first 90 days;

                                              Contract features and benefits  27

o Upon the owner (or older joint owner, if applicable) reaching age 85.


Please note that if you participate in our RMD Automatic withdrawal option, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under TSA contracts, and assuming there were no allocations to the EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account.


---------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
---------------------------------------------------------
            10                        $11,891
            15                        $18,597


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES.

You are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;


(iii) for EQUI-VEST(SM) At Retirement(SM) TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an EQUI-VEST(SM) At Retirement(SM) IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(iv) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the date of the reset. Please note that resetting your Roll-Up benefit base will lengthen the waiting period;


(v) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.

(vi) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the older owner's age; and

(vii) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.


See "Effect of the owner's death" under "Payment of death benefit" later in this prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise appli-

28  Contract features and benefits
cable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals. The standard death benefit, available at no additional charge, may be elected only in conjunction with the Guaranteed minimum income benefit. Once your contract is issued, you may not change or voluntarily terminate your death benefit.


For an additional charge, you may elect one of the enhanced death benefits. If you elect one of the enhanced death benefits, (not including the GWBL Enhanced death benefit) the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals, whichever provides the higher amount. See "Payment of death benefit" later in this prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this prospectus for more information.

Any of the enhanced death benefits can be elected by themselves or with the Guaranteed minimum income benefit. The standard death benefit may only be elected with the Guaranteed minimum income benefit.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 55 THROUGH 75 AT ISSUE. FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE.


Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix V later in this prospectus for state availability of these benefits):

o Annual Ratchet to age 85.

o The greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit " in "Accessing your money" later in this prospectus for more information on these guaranteed benefits.

See Appendix III later in this prospectus for an example of how we calculate an enhanced death benefit.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")


For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this prospectus. Your investment options will be limited to the guaranteed interest option and the permitted variable options.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner (or annuitant, for non-natural owners.

The successor owner must be the owner's spouse. If your EQUI-VEST(SM) contract has a spousal joint owner, upon transfer to the EQUI-VEST(SM) At Retirement(SM) contract, such joint owner will automatically become the successor owner under the EQUI-VEST(SM) At Retirement(SM) contract. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis.


Joint life TSA contracts are not permitted. For NQ contracts with two owners, the GWBL benefit cannot be elected if the owners are not spouses.


The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this prospectus for a description of the charge.


You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o   You are interested in long term accumulation rather than taking withdrawals;
    or


o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this prospectus.

For traditional IRAs and TSA contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this prospectus, including utilizing our RMD Automatic withdrawal option. If you do not expect to comply


                                              Contract features and benefits  29
with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL benefit base increases by the dollar amount of any subsequent contributions.

o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual ratchet" and "5% deferral bonus."

o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on the annuitant's age or the younger annuitant's age, if applicable, at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:

--------------------------------------------------------------------------------
Age            Applicable percentage
--------------------------------------------------------------------------------
55-64          4.0%
65-74          5.0%
75-84          6.0%
85 and older   7.0%
--------------------------------------------------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions". The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase this contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.


For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract value" later in this prospectus.

In general, if you purchase this contract as a traditional IRA or TSA and participate in our RMD Automatic withdrawal option, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this prospectus. Loans are not available under TSA contracts if GWBL is elected.


ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract anniversary after you begin taking withdrawals, your Applicable percentage may increase

30  Contract features and benefits
based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.


If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this prospectus.


5% DEFERRAL BONUS

At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.

SUBSEQUENT CONTRIBUTIONS

If you elect GWBL, subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make a subsequent contribution, your GWBL benefit base will be increased by the dollar amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 55-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 55-75.


The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any subsequent contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus).


The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by the dollar amount of any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section; and

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.


See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.


If you elect either the GWBL Standard death benefit or the GWBL Enhanced death benefit, the death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals), whichever provides a higher amount.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits.


If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.


However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:


o Your EQUI-VEST(SM) At Retirement(SM) contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the EQUI-VEST(SM) At Retirement(SM) contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant will be the same as under your EQUI-VEST(SM) At Retirement(SM) contract.


o No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

                                              Contract features and benefits  31

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled lump sums, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

o This benefit may be of limited usefulness to you if you do not intend to take any withdrawals.


o Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

o Withdrawals are not considered annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty before age 59-1/2. See "Tax information" later in this prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.


o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o   If you transfer ownership of this contract, you terminate the GWBL benefit.

o Withdrawals are available under other annuity contracts we offer and this contract without purchasing a withdrawal benefit.

o For IRA and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund or reinstate your original EQUI-VEST(SM) contract. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix V to find out what applies in your state.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Under TSA contracts, your refund will be less any amounts in the loan reserve account. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o   you change your mind before you receive your contract.


If you cancel your EQUI-VEST(SM) At Retirement(SM) contract during the free look period and choose to reinstate your EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) contract, the death benefit under your EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) contract will be restored to its value before the transfer to the EQUI-VEST(SM) At Retirement(SM) contract occurred. Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.


Our processing office, or your financial professional, can provide you with the cancellation instructions.

32  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect subsequent contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit and/or Guaranteed withdrawal benefit for life charges, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.


See Appendix V later in this prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this prospectus for information on this feature.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to a GWBL Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWBL Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this prospectus.


                                           Determining your contract's value  33

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o If an owner or annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less.

o We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you already have an amount in a fixed maturity option, you may not add additional amounts to that same option.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Dollar Cost Averaging" below in this section) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

34  Transferring your money among investment options

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as an investment option with an underlying portfolio of an outside trust with which AXA Equitable has entered a participation agreement (the "unaffiliated trust" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. The unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If the unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option under a dollar cost averaging program.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.

--------------------------------------------------------------------------------
For information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" under "Contract features and benefits" earlier in this prospectus.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $2,000, you may choose, at any time, to have amounts transferred from that option to the other variable investment options on a monthly basis. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


If you elect the Guaranteed withdrawal benefit for life, general dollar cost averaging is not available.


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment

                            Transferring your money among investment options  35
options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. Election of either option is subject to the 25% allocation restriction into the guaranteed interest option. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice (only AXA Allocation portfolios are available if you select GWBL). Transfers will be made on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option into the variable investment options of your choice (only the AXA Allocation portfolios are available if you select GWBL). The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semian nually, or annually).


While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Election of Option II is subject to the 25% allocation restriction into the guaranteed interest option. Transfer restrictions out of the guaranteed interest option may apply in accordance with (a), (b) and (c) under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.


For TSA contracts with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA contracts" in "Accessing your money," later in this prospectus.)


36  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Insufficient account value" in "Determining your contract value" earlier in this prospectus and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



----------------------------------------------------------------------
                                   Method of withdrawal
                  ----------------------------------------------------
                                                     Lifetime required
                                                         minimum
     Contract         Partial        Systematic        distribution
----------------------------------------------------------------------
NQ                    Yes              Yes                  No
IRA                   Yes              Yes                 Yes
Roth IRA              Yes              Yes                  No
TSA                   Yes              Yes                 Yes


GWBL AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.


MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract anniversaries with any Annual ratchet or a 5% deferral bonus.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.


If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with the Annual ratchet or a 5% deferral bonus. If you would like to increase your payments, you must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in this prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this prospectus.


If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


We do not anticipate that Guaranteed annual withdrawals made under the GWBL maximum or customized payment plan will qualify for an age 59-1/2 penalty tax exception. See "Early distribution penalty tax" in "Tax Information" later in this prospectus.

PARTIAL WITHDRAWALS
(All contracts)


You may take partial withdrawals from your account value at any time. The minimum amount you may withdraw is $300.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.

SYSTEMATIC WITHDRAWALS
(All contracts except contracts with GWBL)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the

                                                        Accessing your money  37
guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)   you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2. If you own a TSA contract, you may not elect systematic withdrawals if you have a loan outstanding.


Systematic withdrawals are not available if you have elected the Guaranteed withdrawal benefit for life.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(IRA and TSA contracts only -- See "Tax information" later in this prospectus)

We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet required minimum distributions will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this prospectus.

You may elect this option in the year in which you reach age 70-1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300 or your account value, whichever is less. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For IRA and TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
Under TSA contracts, you may not elect our RMD automatic withdrawal option if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our RMD Automatic withdrawal option, any lifetime required minimum distribution payment we make to you under our RMD Automatic withdrawal option will not be treated as an Excess withdrawal.


If you elect either the Maximum payment plan or the Customized payment plan AND our RMD Automatic withdrawal option, we will make an extra payment, if necessary, in December that will equal your lifetime required minimum distribution less all payments made through November 30 and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause an Excess withdrawal. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this prospectus.


If you elect our RMD Automatic withdrawal option and elect to take your Guaranteed annual withdrawal amount in partial withdrawals, we will make a payment, if necessary, in December that will equal your required minimum distribution less all withdrawals made through November 30. Any RMD payment we make to you under our RMD Automatic withdrawal option will not be treated as an Excess withdrawal; however, any other withdrawals in the same contract year may be treated as Excess withdrawals even if those withdrawals are less than your lifetime required minimum distribution payment.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our RMD automatic withdrawal option causes your cumulative withdrawals in the contract year to exceed 6% of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).


Owners of IRA and TSA contracts generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset" in "Contract features and benefits" earlier in this prospectus.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options.


38  Accessing your money

AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from an IRA or TSA contract, you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your TSA or IRA contract directly into an existing EQUI-VEST(SM) or EQUI-VEST(SM) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

In general, withdrawals (including required minimum distributions) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including required minimum distributions) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Our Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a dollar for dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract issued will become your minimum death benefit, and it will no longer increase. The minimum death benefit will be reduced dollar-for-dollar by each payment. You are guaranteed to receive the minimum death benefit. If you die prior to receiving that amount, any remaining minimum death benefit will be paid to your beneficiary.


WITHDRAWALS TREATED AS SURRENDERS


If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWBL Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWBL Excess withdrawal. In other words, if you take a GWBL Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this prospectus. Please also see "Guaranteed withdrawal benefit for life" in "Contract features and benefits," earlier in this prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER TSA CONTRACTS

You may take loans from a TSA contract. You should read the terms and conditions on our loan request form carefully before taking out a loan. Your contract contains further details of the loan provision. We


                                                        Accessing your money  39
will not permit you to take a loan while you are enrolled in our "required minimum distribution (RMD) automatic withdrawal option." We may also restrict the availability of loans if you have not fully repaid the entire outstanding balance of any prior loan.

If you exercise the GMIB option, any outstanding loan amount must be repaid or the loan will be defaulted.

We permit only one loan to be outstanding at any time. When you take a loan we will transfer certain amounts to a loan reserve account.

A loan with respect to an EQUI-VEST(SM) At Retirement(SM) TSA contract, will not be treated as a taxable distribution unless:

o it exceeds limits of federal income tax rules; or

o  interest and principal are not paid when due.

Loans under TSA contracts are discussed further in "Tax information" later in this prospectus. The tax consequences of failure to repay a loan when due are substantial and may result in severe restrictions on your ability to borrow amounts. Please see Appendix V later in this prospectus for any state restrictions you may be subject to if you take a loan from a TSA contract. Also, see "Tax information" later in this prospectus for general rules applicable to loans.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer to a "loan reserve account" an amount equal to the sum of (1) the loan amount, which will earn interest at the "loan reserve account rate" during the loan term and (2) 10% of the loan amount, which will earn interest at the guaranteed interest rate. You may not make any partial withdrawals or transfers among investment options or to another 403(b) arrangement or eligible retirement plan from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.

The "loan reserve account rate" will equal the loan interest rate minus a maximum rate of 2%.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners while the annuitant is living) and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.


All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable) if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract value" and Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as EQUI-VEST(SM) At Retirement(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your EQUI-VEST(SM) At Retirement(SM) contract, all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your EQUI-VEST(SM) At Retirement(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your EQUI-VEST(SM) At Retirement(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix V later in this prospectus for variations that may apply in your state.


40  Accessing your money

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this prospectus for further information.



Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
Variable Immediate Annuity            Life annuity
   payout options (as described in    Life annuity with period certain
   a separate prospectus for this
   option)
Income Manager(SM) payout options       Life annuity with period certain
   (available for owners and annu-    Period certain annuity
   itants age 83 or less at contract
   issue) (as described in a sepa-
   rate prospectus for this option)


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.
FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(SM) PAYOUT OPTIONS

The Income Manager(SM) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(SM) payout annuity contract. You may request an illustration of the Income Manager(SM) payout annuity contract from your financial professional. Income Manager(SM) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(SM) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(SM) payout options provide guaranteed level payments. The Income Manager(SM) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For TSA contracts, if you want to elect an Income Manager(SM) payout option, we will first roll over amounts in such contract to an IRA contract.

You may choose to apply only part of the account value of your EQUI-VEST(SM) At Retirement(SM) contract to an Income Manager(SM) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your EQUI-VEST(SM) At Retirement(SM). For the tax consequences of withdrawals, see "Tax information" later in this prospectus.


                                                        Accessing your money  41

The Income Manager(SM) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the EQUI-VEST(SM) At Retirement(SM) contract date. Except with respect to the Income Manager(SM) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will decrease if you increase the duration or frequency of a non-life contingent annuity or the certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(SM) payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is based on the age of the annuitant at contract issue and cannot be changed. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to what you would have received under the Guaranteed withdrawal benefit for life. As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If the enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase. The minimum death benefit will be reduced dollar for dollar by each payment. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix V later in this prospectus for variations that may apply in your state.


42  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; and the Guaranteed withdrawal benefit for life.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.


The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.80% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE


There is no annual administrative charge for your EQUI-VEST(SM) At Retirement(SM) contract.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, on other than a contract date anniversary, we


                                                        Charges and expenses  43
will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this prospectus.


STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE


If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix V later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this prospectus.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract anniversary. If the single life option is in effect, the charge is equal to 0.60%. If the Joint Life option is in effect, the charge is equal to 0.75%. We will deduct this charge from your value in the permitted variable investment option and the guaranteed interest option (see Appendix V later in this prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If the contract is surrendered or annuitized or a death benefit is paid on other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an annual ratchet. The maximum charge for the single life option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint life contracts, if the successor owner is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION
ADMINISTRATIVE FEE


We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.40%.

o   12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

44  Charges and expenses

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                                                        Charges and expenses  45

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under NQ jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a TSA contract.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.

EFFECT OF THE OWNER'S DEATH


In general, if you die while the contract is in force, the contract terminates and the applicable death benefit is paid. If the NQ contract is jointly owned, the death benefit is payable upon the death of the older owner. If the NQ contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For IRA and NQ Joint life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.


There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For NQ contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, as discussed below. For NQ contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner as discussed below, under "Spousal continuation."

If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION (NQ only)

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher. The surviving owner can elect to
(1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. No subsequent contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. No subsequent contributions will be permitted.

SPOUSAL CONTINUATION (IRA and NQ only)

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own an NQ contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation.

46  Payment of death benefit

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o The applicable Guaranteed minimum death benefit option may continue as follows:

       o If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

       o If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

       o If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued.

       o If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

       o For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.


o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this prospectus.


o If you elect GWBL on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. No subsequent contributions will be permitted. If you elect GWBL on a Single life basis, the benefit and charge will terminate.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

o If you elect GWBL, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

If there is a change in owner or primary beneficiary, the Spousal continuation option will be terminated. If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA, TSA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix V later in this prospectus for further information.


For Joint life contracts with GWBL, BCO is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA and TSA contracts, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual pay-


                                                    Payment of death benefit  47
ments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA, Roth IRA, and TSA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o   The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no subsequent contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GWBL or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o   Loans will no longer be available for TSA contracts.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The beneficiary automatically replaces the existing annuitant.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no subsequent contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GWBL or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this prospectus.


o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we

48  Payment of death benefit
    receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value adjusted for any subsequent withdrawals.

If the deceased is the younger non-spousal joint owner:

o The annuity account value will not be reset to the death benefit amount.

                                                    Payment of death benefit  49

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(SM) At Retirement(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(SM) At Retirement(SM)'s choice of death benefits, the Guaranteed withdrawal for life benefit, the Guaranteed minimum income benefit, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes. These withdrawals are

50  Tax information
taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.

ANNUITY PAYMENTS


Guaranteed annual payments that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this prospectus, as well as GMIB and other annuitization payments that are based on life or life expectancy, are considered annuity payments for tax purposes. Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.


For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES


The sole way to purchase an EQUI-VEST(SM) At Retirement(SM) NQ contract is through a transfer of funds from the original EQUI-VEST(SM) contract which is the source contract. Normally, exchanges of contracts are taxable events. The transfer will be a tax deferred exchange under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract.


o The owner and the annuitant are the same under the original EQUI-VEST(R) contract and the EQUI-VEST(SM) At Retirement(SM) NQ contract.


The tax basis, also referred to as your investment in the contract, of the original EQUI-VEST(SM) contract carries over to the EQUI-VEST(SM) At Retirement(SM) NQ contract.

Section 1035 exchanges are generally not available after the death of the owner or annuity, as applicable. Partial 1035 exchanges are not available to purchase an EQUI-VEST(SM) At Retirement(SM) contract.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";

o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the

                                                             Tax information  51
income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.


The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)
GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter from the IRS to approve the respective forms of the EQUI-VEST(SM) At Retirement(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. Such IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


You can cancel any version of the EQUI-VEST(SM) At Retirement(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. If you cancel a traditional IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


52  Tax information

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:


o "regular" contributions out of earned income or compensation; or o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

This IRA may be funded through direct transfer of funds only and not through regular or rollover contributions.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, under technical income tax rules; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds.


Certain distributions from IRAs in 2007 directly transferred to charitable organizations may be tax free to IRA owners who are age 70-1/2 or older.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


ROLLOVERS TO ELIGIBLE RETIREMENT PLANS

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS
Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

                                                             Tax information  53

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.


WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "required minimum distribution (RMD) automatic withdrawal options." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subse-

54  Tax information
quent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.


SPOUSAL CONTINUATION

If the contract is continued under spousal continuation then no amounts are required to be paid until after your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method). We do not anticipate that Guaranteed annual payments made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as lump sums will qualify for this exception if made before age 59-1/2.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The EQUI-VEST(SM) At Retirement(SM) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Generally, individuals may make four different types of contributions to purchase a Roth IRA or as later additions to an existing Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o   tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


This Roth IRA may be funded only through direct transfer of funds and not through regular Roth IRA contributions or rollover contributions. Also, if the funds are originally in a traditional IRA, you must convert to Roth IRA in your original EQUI-VEST(SM) contract before you apply the funds to an EQUI-VEST(SM)Retirement contract.


RECHARACTERIZATIONS

Generally, you may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution. Any recharacterization of a Roth IRA contribution to a traditional IRA contribution, if available, must be

                                                             Tax information  55
done in the original EQUI-VEST(SM) Roth IRA contract and not in the EQUI-VEST(R) At Retirement(SM) contract.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   rollovers from a Roth IRA to another Roth IRA;

o   direct transfers from a Roth IRA to another Roth IRA;

o   qualified distributions from a Roth IRA; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

You may roll over amounts from one Roth IRA to another Roth IRA if you complete the transaction within 60 days of when you receive the funds. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2007 and the conversion contribution is made in 2008, the conversion contribution is treated as contributed prior to other conversion contributions made in 2008.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.


Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

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REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004 the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

CONTRIBUTIONS TO TSAS

Generally, there are three ways you can make contributions to purchase TSAs:


o Employer-remitted contributions to TSAs made through the employer's payroll which are subject to annual limits;

o Direct transfers of funds from another contract or arrangement that meet the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24 ("direct transfer") ; or

o   A rollover from another eligible retirement plan.

You can purchase your EQUI-VEST(SM) At Retirement(SM) TSA contract only through a direct transfer of funds.


DISTRIBUTIONS FROM TSAS


GENERAL. Generally, certain amounts may be restricted from withdrawal but these restrictions do not apply after severance from employment with the employer who provided the funds to purchase the contract. The EQUI-VEST(SM) At Retirement(SM) TSA contract is available for purchase only to TSA participants who are no longer employed with the employer who provided the funds for the purchase of the original EQUI-VEST(SM) TSA contract; therefore, restrictions on distributions do not apply to loans, withdrawals or other payments which generally apply to certain amounts in TSAs. Also, if the employer's plan is subject to ERISA, then necessary spousal consents must be secured prior to the purchase of an EQUI-VEST(SM) At Retirement(SM) contract through a direct transfer.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable. EQUI-VEST(SM)At Retirement(SM) is not available if you have made designated Roth contributions to your original EQUI-VEST(SM) contract.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. Guaranteed annual payments that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL") in "Contract features and benefits" earlier in this prospectus, as well as GMIB and other annuitization payments that are based on the annuitant's life or life expectancy, are considered annuity payments for tax purposes. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from

                                                             Tax information  57
a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.


Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.

LOANS FROM TSAS. You may take loans from a TSA unless you have elected GWBL. However, particularly if you have recently been severed from employment, you may need to consult with your former employer concerning loan balance history in order to take a loan from the EQUI-VEST(R) At Retirement(SM) TSA contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan, including unpaid interest, is includable in income in the year of the default.



TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:



The amount of a loan to a participant, when combined with all o other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(SM) At Retirement(SM) TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed with respect to an EQUI-VEST(SM) At Retirement(SM) contract and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above; or



o    the participant fails to repay the interest or principal when due.


In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement. (This exception is unlikely to apply as severance from employment from the employer who provided the funds to purchase the original EQUI-VEST(SM) TSA contract is a condition for purchasing the EQUI-VEST(SM) At Retirement(SM) TSA contract.)


o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value

58  Tax information
    attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it applies only to people who purchase their EQUI-VEST(SM) At Retirement(SM) TSA contract by direct Revenue Ruling 90-24 transfers. The information we have from your original EQUI-VEST(SM) contract carries over.


SPOUSAL CONSENT RULES


If your original EQUI-VEST(SM) TSA is subject to ERISA, your purchase of EQUI-VEST(SM) At Retirement(SM) is subject to prior spousal consent. Your spouse must sign the Conversion Acknowledgment Form. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.


If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o
   because you are disabled (special federal income tax definition);
     or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or


o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual payments made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your


                                                             Tax information  59
withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at anytime.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another eligible retirement plan. All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviv ing spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

60  Tax information
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8. More information

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ABOUT OUR SEPARATE ACCOUNT A
Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)   to deregister Separate Account A under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained from TOPS or EQAccess or your financial professional.

The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below:



-------------------------------------------------------
  Fixed Maturity
   Options with
   February 15th            Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2007   Maturity Value
-------------------------------------------------------
        2008              3.30%               $ 96.81
        2009              3.34%               $ 93.63
        2010              3.39%               $ 90.47
        2011              3.48%               $ 87.20
        2012              3.58%               $ 83.86
        2013              3.65%               $ 80.63
        2014              3.72%               $ 77.42
        2015              3.76%               $ 74.42
        2016              3.84%               $ 71.22
        2017              3.89%               $ 68.25
-------------------------------------------------------


                                                             More information 61

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus


62  More information
describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.


o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.


o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to the separate account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit

                                                            More information  63
value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon the separate account, our ability to meet our obligations under the contracts, or the distributions of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit and/or GWBL ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information. See Appendix V later in this prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of IRA or TSA contracts except by surrender to us. Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. Loans are generally available under a TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or TSA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by AXA Advisors, LLC ("AXA Advisors"). AXA Advisors serves as a principal underwriter of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable and under common control of AXA Financial, Inc. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Its principal business address is 1290 Avenue of the Americas, New York, NY 10104. AXA Advisors also acts as a distributor for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with AXA Advisors ("Selling broker-dealers"). AXA Advisors is under the common control of AXA Financial, Inc.

AXA Equitable pays compensation to AXA Advisors based on contracts sold.

Sales compensation paid to AXA Advisors will be asset-based and will generally not exceed 0.10% of the account value of the contract on an ongoing annual basis.

AXA Advisors, in turn, may pay a portion of the asset-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. The asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

AXA Advisors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by it or on its behalf. AXA Advisors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) At Retirement(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. AXA Advisors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Advisors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compen-


                                                             64 More information
sation enhancements"). Marketing allowances and sales incentives are made out of AXA Advisors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

AXA Advisors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. AXA Advisors or its affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, AXA Advisors or its affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any asset-based compensation paid by AXA Equitable to AXA Advisors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


                                                            More information  65

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


66  Incorporation of certain documents by reference

Appendix I: Condensed financials


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below, as of December 31, 2006, are for contracts offered under Separate Account A with the same daily asset charge of 1.30%.




------------------------------------------------------------------------------------------------
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.
------------------------------------------------------------------------------------------------
                                                           For the year ending December 31, 2006
------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                             $ 104.54
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 101.50
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.29
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.92
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.68
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 105.05
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.50
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.02
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.45
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 105.91
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.93
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 101.24
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.97
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.27
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------


                                            Appendix I: Condensed financials A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.
------------------------------------------------------------------------------------------------
                                                           For the year ending December 31, 2006
------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.93
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.68
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.98
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.34
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.25
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 105.78
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.07
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.62
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.66
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.11
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.36
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $  99.01
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.50
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 101.26
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 101.69
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.12
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.34
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financials

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.
------------------------------------------------------------------------------------------------
                                                           For the year ending December 31, 2006
------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
  Unit value                                                             $ 101.89
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                             $ 102.26
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.03
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 101.77
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.62
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.66
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.66
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.67
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.24
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.27
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.86
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 105.82
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.73
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.66
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.18
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.08
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.40
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------


                                            Appendix I: Condensed financials A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.
------------------------------------------------------------------------------------------------
                                                           For the year ending December 31, 2006
------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.02
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.63
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.83
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 105.05
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                             $ 104.24
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.70
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.10
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.43
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.60
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 101.82
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.66
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 105.12
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.70
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------
  Unit value                                                             $  99.43
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.49
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.20
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.48
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financials

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.
------------------------------------------------------------------------------------------------
                                                           For the year ending December 31, 2006
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.91
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 100.02
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.20
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.89
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 102.92
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 113.12
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 103.78
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------
  Unit value                                                             $ 104.25
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          --
------------------------------------------------------------------------------------------------


                                                    Appendix I: Condensed
financials A-5

Appendix II: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)



-------------------------------------------------------------------------------------
                                                                Hypothetical assumed
                                                                 rate to maturity(j)
                                                                  on June 15, 2011
-------------------------------------------------------------------------------------
                                                                      5%          9%
-------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
-------------------------------------------------------------------------------------
(1) market adjusted amount(b)                                   $141,389    $121,737
-------------------------------------------------------------------------------------
(2) fixed maturity amount(c)                                    $131,104    $131,104
-------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                          $ 10,285    $ (9,367)
-------------------------------------------------------------------------------------
On June 15, 2011 after $50,000 withdrawal
-------------------------------------------------------------------------------------
(4) portion of market value adjustment associated with the withdrawal:
-------------------------------------------------------------------------------------
  (3) x [$50,000/(1)]                                           $  3,637    $ (3,847)
-------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal:
-------------------------------------------------------------------------------------
  $50,000 - (4)                                                 $ 46,363    $ 53,847
-------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                        $ 91,389    $ 71,737
-------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                            $ 84,741    $ 77,257
-------------------------------------------------------------------------------------
(8) maturity value (d)                                          $111,099    $101,287
-------------------------------------------------------------------------------------



You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:



(a)  Number of days from the withdrawal date to the maturity date = D = 1,461

(b)  Market adjusted amount is based on the
     following calculation:

     Maturity value                  $ 171,882
     ----------------        =    -----------------   where j is either 5% or 9%
     (1+j)((D/365))               (1+j)((1,461/365))

(c)  Fixed maturity amount is based on the following calculation:

     Maturity  value                 $ 171,882
     ----------------        =    --------------------
     (1+h)((D/365))               (1+0.07)((1,461/365))

(d)  Maturity value is based on the
     following calculation:

     Fixed maturity amount        $84,741 or $77,257
     ---------------------   =    ------------------
       (1+h)((D/365))             (1+0.07)((1,461/365))



B-1 Appendix II: Market value adjustment example

Appendix III: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.
The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/AllianceBernstein Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options, no subsequent contributions, no transfers, no withdrawals and no loans under a TSA contract, the enhanced death benefit for an owner age 55 would be calculated as follows:

---------------------------------------------------------------------------------------------------
   End of
 contract                        6% Roll-Up to age 85     Annual Ratchet to age 85    GWBL Enhanced
   year        Account value   enhanced death benefit     enhanced death benefit      death benefit
---------------------------------------------------------------------------------------------------
     1          105,000               106,000                    105,000                 105,000
---------------------------------------------------------------------------------------------------
     2          115,500               112,360                    115,500                 115,500
---------------------------------------------------------------------------------------------------
     3          129,360               119,102                    129,360                 129,360
---------------------------------------------------------------------------------------------------
     4          103,488               126,248                    129,360                 135,828
---------------------------------------------------------------------------------------------------
     5          113,837               133,823                    129,360                 142,296
---------------------------------------------------------------------------------------------------
     6          127,497               141,852                    129,360                 148,764
---------------------------------------------------------------------------------------------------
     7          127,497               150,363                    129,360                 155,232
---------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*

* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

                                Appendix III: Enhanced death benefit example C-1

Appendix IV: Hypothetical illustrations


--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an EQUI-VEST(SM) At Retirement(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.61%), 3.39% for the EQUI-VEST(SM) At Retirement(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit and the Guaranteed minimum income benefit features. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge, the Guaranteed minimum income benefit charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.37% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

D-1 Appendix IV: Hypothetical illustrations

Variable deferred annuity
EQUI-VEST(SM) At Retirement(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Guaranteed minimum income benefit



                                                      Greater of 6% Roll-
                                                      Up to age 85 or the                                Lifetime Annual
                                                       Annual Ratchet to                        Guaranteed Minimum Income Benefit
                                                       age 85 Guaranteed                        ----------------------------------
                                                           Minimum                                 Guaranteed       Hypothetical
                   Account Value         Cash Value     Benefit    Death    Total Death Benefit      Income            Income
       Contract ------------------- ------------------- ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000  100,000    100,000  100,000    100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61        2      96,065  102,065     96,065  102,065    106,000  106,000    108,400  108,400     N/A      N/A      N/A      N/A
 62        3      92,153  104,121     92,153  104,121    112,360  112,360    117,304  117,304     N/A      N/A      N/A      N/A
 63        4      88,259  106,161     88,259  106,161    119,102  119,102    126,742  126,742     N/A      N/A      N/A      N/A
 64        5      84,378  108,182     84,378  108,182    126,248  126,248    136,747  136,747     N/A      N/A      N/A      N/A
 65        6      80,503  110,177     80,503  110,177    133,823  133,823    147,352  147,352     N/A      N/A      N/A      N/A
 66        7      76,628  112,139     76,628  112,139    141,852  141,852    158,593  158,593     N/A      N/A      N/A      N/A
 67        8      72,749  114,061     72,749  114,061    150,363  150,363    170,508  170,508     N/A      N/A      N/A      N/A
 68        9      68,858  115,935     68,858  115,935    159,385  159,385    183,139  183,139     N/A      N/A      N/A      N/A
 69       10      64,949  117,753     64,949  117,753    168,948  168,948    196,527  196,527     N/A      N/A      N/A      N/A
 74       15      44,890  125,661     44,890  125,661    226,090  226,090    276,527  276,527  14,266   14,266   14,266   14,266
 79       20      23,252  130,453     23,252  130,453    302,560  302,560    383,584  383,584  20,393   20,393   20,393   20,393
 84       25           0  130,025          0  130,025          0  404,893          0  493,179  34,821   34,821   34,821   34,821
 89       30           0  136,644          0  136,644          0  429,187          0  517,472     N/A      N/A      N/A      N/A
 94       35           0  147,651          0  147,651          0  429,187          0  517,472     N/A      N/A      N/A      N/A
 95       36           0  150,081          0  150,081          0  429,187          0  517,472     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                                     Appendix IV: Hypothetical illustrations D-2

Appendix V: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


The following information is a summary of the states where the EQUI-VEST(SM) At Retirement(SM) contract or certain features and/or benefits are either not available as of the date of this prospectus or vary from the contract's features and benefits as previously described in this prospectus.

STATES WHERE CERTAIN EQUI-VEST(SM) AT RETIREMENT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



----------------------------------------------------------------------------------------
 State                   Features and Benefits
----------------------------------------------------------------------------------------
CALIFORNIA              See "Contract features and benefits"--"Your right to can-
                        cel within a certain number of days"
----------------------------------------------------------------------------------------
DELAWARE                See "Contract features and benefits"--"Fixed maturity
                        options"
----------------------------------------------------------------------------------------
KANSAS                  See "Payment of death benefit"--"Your beneficiary and
                        payment benefit"
----------------------------------------------------------------------------------------
NORTH DAKOTA            See "Your right to cancel within a certain number of days"
----------------------------------------------------------------------------------------
PENNSYLVANIA            See "Contract features and benefits"--"Fixed maturity
                        options"
----------------------------------------------------------------------------------------
PUERTO RICO             Traditional IRA, Roth IRA and TSA
----------------------------------------------------------------------------------------
WASHINGTON              See "Contract features and benefits"
(available on or about
July 23, 2007)
                        o "Guaranteed interest option"
                        o "Fixed maturity options"
                        o "Guaranteed minimum death benefit and Guaranteed
                        minimum income benefit base" -- 6% Roll-Up to age
                        85 (used for the Greater of the 6% Roll-Up to age 85 or
                        the Annual Ratchet to age 85 enhanced death benefit
                        AND for the Guaranteed minimum income benefit"
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
 State                   Availability or Variation
----------------------------------------------------------------------------------------
CALIFORNIA              If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.
                        If you allocate your entire initial contribution to the
                        EQ/Money Market option (and/or guaranteed interest
                        option), the amount of your refund will be equal to your
                        contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than
                        your initial contribution. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity
                        options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
----------------------------------------------------------------------------------------
DELAWARE                Fixed maturity options are not available.
----------------------------------------------------------------------------------------
KANSAS                  The default beneficiary must be the owner's estate.
----------------------------------------------------------------------------------------
NORTH DAKOTA            To exercise this cancellation right you must mail the con-
                        tract, with a signed letter of instructions electing this right, to our processing office within 20 days after you receive it.
----------------------------------------------------------------------------------------
PENNSYLVANIA            Fixed maturity options are not available.
----------------------------------------------------------------------------------------
PUERTO RICO             Not Available
----------------------------------------------------------------------------------------
WASHINGTON              o  The guaranteed interest option is not available.
(available on or about
July 23, 2007)          o  Fixed maturity options are not available.

                        o  For the Greater of the Annual Ratchet to age 85 or
                           Roll-Up to age 85 death benefit, the roll up is 4%
                           (instead of 6%).
----------------------------------------------------------------------------------------


E-1 Appendix V: State contract availability and/or variations of certain features and benefits

---------------------------------------------------------------------------------------------------------------------
 State    Features and Benefits                                 Availability or Variation
---------------------------------------------------------------------------------------------------------------------
         o "Guaranteed minimum death benefit/Guaranteed        o  The death benefit reset may only occur if the
            minimum income benefit roll-up benefit                account value on the contract anniversary is greater
            base reset."                                          than the 6% roll to age 85 GMIB benefit base. Both
                                                                  roll-up benefit bases get reset to the account value.
                                                                  The 4% roll-up continues on to age 85 on the reset
                                                                  death benefit.

         See "Accessing your money"--"Your annuity payout      o  The Income Manager(SM) payout annuity is not avail-
         options," "Income Manager(SM) payout options"            able.
---------------------------------------------------------------------------------------------------------------------


                      Appendix V: State contract availability and/or variations
                                            of certain features and benefits E-2

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                           Page


Who is AXA Equitable?                                                       2

Calculating unit values                                                     2
Custodian and independent registered public accounting firm                 2
Distribution of the contracts                                               2
Financial statements                                                        2


How to obtain an EQUI-VEST(SM) At Retirement(SM) Statement of Additional Information for Separate Account A

Send this request form to:
 EQUI-VEST(SM) At Retirement(SM)
 P.O. Box 4956 Syracuse, NY 13221-4956


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(SM) At Retirement(SM) SAI for Separate Account A dated May 1, 2007.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip


                                                                          X1499

                                                EQUI-VEST(SM) At Retirement(SM)

EQUI-VEST(SM)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(SM)?

EQUI-VEST(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). The contract may not currently be available in all states.

------------------------------------------------------------------------------
 Variable investment options
------------------------------------------------------------------------------
 Fixed income
------------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond*
o EQ/Evergreen International Bond       o Multimanager High Yield*
o EQ/Franklin Income
------------------------------------------------------------------------------
  Domestic stocks
------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Lord Abbett Mid Cap Value
o AXA Moderate-Plus Allocation(1)       o EQ/Marsico Focus
o EQ/AllianceBernstein Common Stock     o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Growth and       o EQ/MFS Investors Trust+
  Income++                              o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Large Cap        o EQ/Mutual Shares
  Growth                                o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Small Cap          Opportunity**
  Growth                                o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Value++            Small Cap
o EQ/Ariel Appreciation II              o EQ/Small Cap Value+
o EQ/AXA Rosenberg Value Long/Short     o EQ/Small Company Growth+
  Equity                                o EQ/Small Company Index
o EQ/BlackRock Basic Value Equity*      o EQ/TCW Equity++
o EQ/Boston Advisors Equity Income      o EQ/Templeton Growth
o EQ/Calvert Socially Responsible       o EQ/UBS Growth and Income
o EQ/Capital Guardian Growth            o EQ/Van Kampen Comstock
o EQ/Capital Guardian Research          o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity++     o EQ/Wells Fargo Montgomery
o EQ/Davis New York Venture**             Small Cap++
o EQ/Equity 500 Index                   o Multimanager Aggressive Equity*
o EQ/Evergreen Omega                    o Multimanager Health Care*
o EQ/FI Mid Cap                         o Multimanager Large Cap Core Equity*
o EQ/FI Mid Cap Value+                  o Multimanager Large Cap Growth*
o EQ/Franklin Small Cap Value           o Multimanager Large Cap Value*
o EQ/Franklin Templeton Founding        o Multimanager Mid Cap Growth*
  Strategy**                            o Multimanager Mid Cap Value*
o EQ/GAMCO Mergers and Acquisitions     o Multimanager Technology*
o EQ/GAMCO Small Company Value          o Target 2015 Allocation
o EQ/Janus Large Cap Growth++           o Target 2025 Allocation
o EQ/JPMorgan Value Opportunities       o Target 2035 Allocation
o EQ/Legg Mason Value Equity            o Target 2045 Allocation
o EQ/Lord Abbett Growth and Income      o U.S. Real Estate--Class II++
o EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------
 International stocks
------------------------------------------------------------------------------
o EQ/AllianceBernstein International    o EQ/Oppenheimer Global
o EQ/BlackRock International Value*     o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+      Equity
o EQ/International Growth               o Multimanager International Equity*
------------------------------------------------------------------------------
 Balanced/hybrid
------------------------------------------------------------------------------
o AXA Moderate Allocation(1)
------------------------------------------------------------------------------



(1) The AXA Allocation portfolios.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "About the Portfolios of the Trusts" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supple ment included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, or The Universal Institutional Funds, Inc., (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.


TYPES OF CONTRACTS. For existing and new contract holders we offer different "series" of contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

A minimum contribution is required to purchase a contract:

For IRAs, $20 or $50 (depending on contract series);

For NQ Contracts, $1,000 ($50 if under payroll deduction plan);

For existing contract owners only (these contracts are not available for new purchasers):


o A traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA"). QP IRA (series 100-400) and Roth Advantage Contracts (series 500) .

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                         X01507
                                                                  Series 100-500

Minimum additional rollover amounts required for QP IRA:

For series 100 and 200, $1,000,

For series 300 and 400, $2,500.

o   Original contracts (see Appendix I).

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2007 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling 1
(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Although this prospectus is primarily designed for potential purchasers of the contract in Pennsylvania (series 300 IRA and NQ) and in Oregon (series 100 IRA and NQ), you may have previously purchased a contract in these and other states and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract, and for "original contracts" information, see Appendix I.

Contents of this prospectus
--------------------------------------------------------------------




EQUI-VEST(SM)

------------------------------------------------------------------------------
Index of key words and phrases                                               5

Who is AXA Equitable?                                                        7
How to reach us                                                              8

EQUI-VEST(SM) at a glance -- key features                                    1


------------------------------------------------------------------------------
FEE TABLE                                                                   13
------------------------------------------------------------------------------
Examples                                                                    16


Examples: EQUI-VEST(SM) series 100 and 200 contracts--

     For IRA contracts                                                      18

Examples: EQUI-VEST(SM) series 100 and 200 contracts--
     For NQ contracts                                                       20
Examples: EQUI-VEST(SM) series 300 contracts                                22
Examples: EQUI-VEST(SM) series 400 contracts                                24
Examples: EQUI-VEST(SM) series 500 contracts                                26

Condensed financial information                                             28



------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           29
------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        29
Owner and annuitant requirements                                            30
How you can make your contributions                                         30
What are your investment options under the contract?                        31
Portfolios of the Trusts                                                    32
Selecting your investment method                                            39
Allocating your contributions                                               40
Your right to cancel within a certain number of days                        40



------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        41
------------------------------------------------------------------------------
Your account value and cash value                                           41

Your contract's value in the variable investment options                    41
Your contract's value in the guaranteed interest option                     41
Your contract's value in the fixed maturity options                         41



------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
   OPTIONS                                                                  42
------------------------------------------------------------------------------
Transferring your account value                                             42

Disruptive transfer activity                                                42
Automatic transfer options                                                  43
Investment simplifier                                                       43
Rebalancing your account value                                              44



----------------------
"We," "our" and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


                                                  Contents of this prospectus 3

------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     45
------------------------------------------------------------------------------
Withdrawing your account value                                              45

How withdrawals are taken from your account value                           46
Surrender of your contract to receive its cash value                        46
Termination                                                                 46
When to expect payments                                                     46
Your annuity payout options                                                 46



------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     49
------------------------------------------------------------------------------

Charges that AXA Equitable deducts                                          49

Charges under the contracts                                                 49
Charges that the Trusts deduct                                              53
Group or sponsored arrangements                                             53
Other distribution arrangements                                             53




------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 54
------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     54

How death benefit payment is made                                           54
Beneficiary continuation option for traditional IRA,
     QP IRA, Roth IRA and Roth Advantage contracts                          55
Beneficiary continuation option for series 400 NQ contracts only            55



------------------------------------------------------------------------------
7. TAX INFORMATION                                                          57
------------------------------------------------------------------------------
Overview                                                                    57

Buying a contract to fund a retirement arrangement                          57
Transfers among investment options                                          57
Taxation of nonqualified annuities                                          57
Individual retirement arrangements ("IRAs")                                 59
Roth individual retirement annuities ("Roth IRAs")                          65
Federal and state income tax withholding and
     information reporting                                                  70
Impact of taxes to AXA Equitable                                            70



------------------------------------------------------------------------------
8. MORE INFORMATION                                                         71
------------------------------------------------------------------------------
About our Separate Account A                                                71

About the Trusts                                                            71
About our fixed maturity options                                            71
About the general account                                                   72
About other methods of payment                                              73
Dates and prices at which contract events occur                             73
About your voting rights                                                    73
About legal proceedings                                                     74
Financial statements                                                        74

Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   74

Distribution of the contracts                                               74

------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE                                                             77
------------------------------------------------------------------------------

------------------------------------------------------------------------------
APPENDICES
------------------------------------------------------------------------------

I   -- Original Contracts                                                   I-1

II  -- Condensed financial information                                     II-1
III -- Market value adjustment example                                    III-1
IV  -- State contract availability and/or variations of
       certain features and benefits                                      IV-1


------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                      Page
   account value                                        41
   annuitant                                            29
   annuity payout options                               46
   beneficiary                                          54
   beneficiary continuation option                      55
   business day                                         73
   cash value                                           41
   conduit IRA                                          63
   contract date                                        11
   contract date anniversary                            11
   contract year                                        11
   contributions                                        29
   contributions to Roth IRAs                           65
    regular contribution                                65
    rollovers and transfers                             65
    conversion contributions                            66
   contributions to traditional IRAs                    59
    regular contributions                               60
    rollovers and transfers                             61
   disruptive transfer activity                         42
   EQAccess                                              8
   fixed maturity amount                                38
   fixed maturity options                               38
   guaranteed interest option                           38
   Inherited annuity                                    55


                                                      Page
   IRA                                           cover, 59
   IRS                                                  57
   investment options                            cover, 31
   market adjusted amount                               38
   market timing                                        42
   market value adjustment                              38
   maturity value                                       38
   NQ                                            cover, 46
   Original contracts                        6, Appendix I
   partial withdrawals                                  45
   portfolio                                         cover
   processing office                                     8
   QP IRAs                                           cover
   rate to maturity                                     38
   Required Beginning Date                              63
   Roth Advantage                                        6
   Roth IRA                                      cover, 65
   SAI                                               cover
   SEC                                               cover
   TOPS                                                  8
   traditional IRA                               cover, 59
   Trusts                                        cover, 71
   unit                                                 41
   unit investment trust                                71
   variable investment options                   cover, 31


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



----------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
----------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
----------------------------------------------------------------------------


                                                Index of key words and phrases 5

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss five series of contracts. However, only two are available for new purchasers. Once you have purchased a contract you can identify the EQUI-VEST(SM) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:



----------------------------------------------------------------------- --------------------------------------------------
o   NQ, traditional IRA, and QP IRA contracts issued before January      series 100
    3, 1994; and                                                         This series is available only for new
                                                                         purchasers in OR and is no longer available for
o   Roth IRA contracts converted from such IRA and QP IRA                new purchasers of QP IRA contracts.
    contracts.                                                           Information on QP IRA is provided for our
                                                                         existing contract
                                                                         owners only.
----------------------------------------------------------------------- --------------------------------------------------
o   Certain NQ, traditional IRA and QP IRA contracts issued on or        series 200
    after August 17, 1995.                                               This series is no longer available for new
                                                                         purchasers. Information in this prospectus
o   Roth IRA contracts converted from such traditional IRA and QP        on this series is provided for our
    IRA contracts.                                                       existing contract owners only.
----------------------------------------------------------------------- --------------------------------------------------
o   NQ, traditional IRA, QP IRA, and Roth IRA contracts issued on        series 300
    or after January 3, 1994 and before the date series 400 contracts    This series is available only for new
    became available in a  state; and                                    purchasers in PA and is no longer available
                                                                         for new purchasers of QP IRA contracts.
o   Roth IRA contracts converted from such traditional IRA and QP        Information on QP IRA is provided for our
                                                                         existing contract
                                                                         owners only.
----------------------------------------------------------------------- --------------------------------------------------
o   NQ, traditional IRA, QP IRA, and Roth IRA contracts issued on        series 400
    or after July 10, 1995 in states where approved; and                 This series is no longer available for new
                                                                         purchasers. Information in this prospectus
o   Roth IRA contracts converted from such traditional IRA and QP        on this series is provided for our
    IRA contracts.                                                       existing contract owners only.
----------------------------------------------------------------------- --------------------------------------------------
o   Roth Advantage contracts                                             series 500
                                                                         This series is no longer available for new
                                                                         purchasers. Information in this prospectus
                                                                         on this series is provided for our
                                                                         existing contract owners only.
----------------------------------------------------------------------- --------------------------------------------------

We also have contracts that we refer to as "Original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix I, which will be referenced throughout this prospectus when it applies.


6 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



-------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
-------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(SM)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459





------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
------------------------------------------------------------------------------

AXA Equitable
JPMorganChase
EQUI-VEST(SM) Lockbox 13459
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be listed on express mail packages
Attn: Extraction Supervisor, (718) 242-2992





------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956





------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street, Suite 1000

Syracuse, NY 13202



------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(SM)
Unit Annuity Collections
P.O. Box 13463
Newark, NJ 07188-0463



------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
------------------------------------------------------------------------------


AXA Equitable
JPMorganChase
EQUI-VEST(SM) Lockbox 13463
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be listed on express mail packages
Attn: Extraction Supervisor, (718) 242-2992




------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
------------------------------------------------------------------------------

o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.



--------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQ/Access password (through EQAccess only).


Under TOPS only you can:

o   elect the investment simplifier.

Under EQAccess only you can:

o   make a contribution to your IRA or NQ annuity contract;

o   elect to receive certain contract statements electronically;

o   change your address; and

o   access "Frequently Asked Questions" and certain service forms.

"TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our website at


8  Who is AXA Equitable?

www.axaonline.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable."


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------


You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you via the TDD.




--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)   conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA or Roth Advantage contract and return to a traditional IRA contract;

(3)   election of the automatic investment program;

(4)   election of the investment simplifier;

(5)   election of the automatic deposit service;

(6)   election of the rebalancing program;

(7)   election of the required minimum distribution automatic withdrawal option;

(8)   election of the beneficiary continuation option;


(9)   election of the principal assurance allocation;

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier; and

(11)  Request for Direct Distribution to Charitable Organization.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   address changes;

(2)   beneficiary changes;

(3)   transfers among investment options;

(4)   change of ownership; and

(5)   contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2)   investment simplifier;

(3)   rebalancing program;

(4)   systematic withdrawals; and

(5)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.


                                                        Who is AXA Equitable?  9

EQUI-VEST(SM) at a glance -- key features




Professional investment           EQUI-VEST(SM) variable investment options invest in different
management                        portfolios managed by professional investment advisers.
--------------------------------------------------------------------------------------------------------------------------
Guaranteed interest option        o  Principal and interest guarantees
Fixed maturity options
                                  o  Interest rates set periodically
--------------------------------------------------------------------------------------------------------------------------
Tax advantages                    o  10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10 (1 to 7 in Oregon) years.

                                  o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                                  ----------------------------------------------------------------------------------------
                                  If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges)
                                  from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
--------------------------------------------------------------------------------------------------------------------------
                                  o  On earnings inside the      No tax until you make withdrawals from
                                     contract                    your or receive annuity contract payments.

                                  o  On transfers inside the     No tax on transfers among investment
                                     contract                    options.
                                  ----------------------------------------------------------------------------------------
                                  If you are purchasing an annuity contract as an Individual Retirement
                                  Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                                  Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
--------------------------------------------------------------------------------------------------------------------------
Contribution amounts              For new purchasers:
                                  o NQ:
                                    $1,000 (initial minimum amount) or $50 (initial minimum amount for payroll deduction); $50 (additional minimum amount).

                                  o  traditional IRA and Roth IRA:
                                     --series 100 - $20 (initial and additional minimum amounts);
                                     --series 300 - $50 (initial and additional minimum amounts).

                                  For existing contract owners:
                                  o  traditional IRA, Roth IRA and Roth Advantage:
                                     --series 100 and 200 - $20 (additional minimum amount only);
                                     --series 300, 400 and 500 - $50 (additional minimum amount only).

                                  o  QP IRA:
                                     --series 100 and 200 -- $1,000 minimum amount each additional rollover amount;
                                     --series 300 and 400 -- $2,500 minimum amount each additional rollover amount.

                                  o  Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million under all EQUI-VEST(SM) series and EQUI-VEST(SM) At
                                     Retirement contracts with the same owner or annuitant ($500,000 for owners or annuitants who are age 81 and older at contract issue).
--------------------------------------------------------------------------------------------------------------------------
Access to your money              o  Partial withdrawals

                                  o  Several withdrawal options on a periodic basis

                                  o  Contract surrender
                                     You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
--------------------------------------------------------------------------------------------------------------------------
Payout options                    o  Fixed annuity payout options

                                  o  Variable Immediate Annuity payout options (described in a separate prospectus for that option).
--------------------------------------------------------------------------------------------------------------------------



10 EQUI-VEST(SM) at a glance -- key features

--------------------------------------------------------------------------------------------------
Additional features    o Dollar-cost averaging by automatic transfers
                         -- Interest sweep option
                         -- Fixed-dollar option

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o No charge on transfers among investment options

                       o Waiver of withdrawal charge under certain circumstances

                       o Minimum death benefit
--------------------------------------------------------------------------------------------------
Fees and charges       o   Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at current annual rates determined by contract series. series 100 and 200: 1.34%; two options at
                           1.40%, currently (maximum of 1.49%). series 300 and 400: 1.34%; four options at 1.35% (maximum of 2.00% for series 400). series 500: 1.45%
                           (maximum of 2.00%).

                       o   Annual administrative charge:*
                           series 100 and 200: $30 or 2% of the account value plus any amounts previously withdrawn during the contract year, if less.
                           series 300, 400 and 500: $30 ($65 maximum) or, during the
                           first two contract years, 2% of the account value plus any amounts previously withdrawn during the contract year if less; thereafter, $30.
                           *For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                       o   Charge for third-party transfer (such as in the case of a
                           trustee-to-trustee transfer for an IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company):
                           series 100 and 200: None
                           series 300, 400 and 500: $25 current ($65 maximum) per occurrence.

                       o   No sales charge deducted at the time you make contributions.

                       o   Series 300, 400 and 500 and NQ contracts under series 100 and 200: we deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                       o   IRAs under series 100 and 200: -- 6% of the amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                       o   There is no charge in any contract year (after the third contract year or age 59-1/2 in series 100 and 200 IRA, however, we currently waive this restriction) in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. The circumstances are discussed in
                           "Charges and expenses" later in this prospectus.
                       -----------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -----------------------------------------------------------------------------
                       o   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                       o   We deduct a $350 annuity administrative fee from amounts applied to a
                           Variable Immediate Annuity payout option. This option is described in a separate prospectus that is available from your financial professional

                       o   Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see
                           "Fee table" later in this prospectus for details.
-------------------------------------------------------------------------------------------------
Annuitant issue ages   0-83
-------------------------------------------------------------------------------------------------


                                    EQUI-VEST(SM) at a glance -- key features 11

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD. (SEE "SELECTING YOUR INVESTMENT METHOD" LATER IN THIS PROSPECTUS).

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.


12 EQUI-VEST(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn or amounts withdrawn depending on the contract and series (deducted if you surren-
der your contract or make certain withdrawals).(1)                                         6.00%

Charge for third-party transfer or exchange                                                series 100 and 200: None
                                                                                           series 300, 400 and 500: $65 maximum
                                                                                           for each occur-
                                                                                           rence; currently $25 for each
                                                                                           occurrence.

Charge if you elect a Variable Immediate Annuity payout option (which is described         $350
in a separate prospectus for that option)
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:                                                      $65 ($30 current)(2)

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.




----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
                              EQ/Alliance Common Stock
Separate account              EQ/Money Market Options              All other Variable Investment Options
                              ----------------------------------- --------------------------------------
annual expenses:              series 100        series 200        series 100     series 200
                              ----------------- ----------------- -------------- --------------
Maximum mortality and                  0.65%             1.24%    0.50%          1.09%
expense risk(3)                  (currently        (currently
                                       0.56%)            1.15%)
Maximum other expenses                 0.84%             0.25%    0.84%          0.25%
                              -------------     -------------     ----           ----
Maximum total Separate                 1.49%             1.49%    1.34%          1.34%
                              =============     =============     ====           ====
Account A annual expenses(5)     (currently        (currently
                                      1.40%)            1.40%)
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Separate account
annual expenses:              series 300               series 400               series 500
                              ------------------------ ------------------------ ----------------
Maximum mortality and                      1.10%                    1.75%                1.75%
expense risk(3)                                               (currently           (currently
                                                                    1.10%)               1.20%)
                                           0.25%                    0.25%
                                     (currently               (currently
Maximum other expenses                     0.24%)(4)                0.24%)(4)            0.25%
                              -----------------        -----------------        -------------
Maximum total Separate                     1.35%                    2.00%                2.00%
                              =================        =================        =============
Account A annual expenses(5)         (currently               (currently           (currently
                                           1.34%)(4)                1.34%)(4)            1.45%)
----------------------------------------------------------------------------------------------------------------------------------





You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.
----------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted             Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or          ----       -----
other expenses)(6)                                                                         0.38%      11.36%




                                                                    Fee table 13

This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total
                                                                                    Acquired      Annual                  Net Total
                                                                                      Fund       Expenses    Fee Waiv-     Annual
                                                                                    Fees and      (Before   ers and/or    Expenses
                                              Manage-                               Expenses      Expense     Expense       After
                                               ment       12b-1     Other         (Underlying     Limita-   Reimburse-     Expense
 Portfolio Name                               Fees(7)   Fees(8)   Expenses(9)   Portfolios)(10)   tions)     ments(11)   Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                      0.10%      0.25%      0.18%           0.91%         1.44%      ( 0.18)%       1.26%
AXA Conservative Allocation                    0.10%      0.25%      0.22%           0.67%         1.24%      ( 0.22)%       1.02%
AXA Conservative-Plus Allocation               0.10%      0.25%      0.18%           0.72%         1.25%      ( 0.18)%       1.07%
AXA Moderate Allocation                        0.10%        --       0.17%           0.78%         1.05%      ( 0.17)%       0.88%
AXA Moderate-Plus Allocation                   0.10%      0.25%      0.17%           0.85%         1.37%      ( 0.17)%       1.20%
Multimanager Aggressive Equity*                0.61%        --       0.19%             --          0.80%          --         0.80%
Multimanager Core Bond*                        0.59%      0.25%      0.18%             --          1.02%      ( 0.07)%       0.95%
Multimanager Health Care*                      1.20%      0.25%      0.23%             --          1.68%        0.00%        1.68%
Multimanager High Yield*                       0.58%        --       0.18%             --          0.76%          --         0.76%
Multimanager International Equity*             1.02%      0.25%      0.26%             --          1.53%        0.00%        1.53%
Multimanager Large Cap Core Equity*            0.90%      0.25%      0.20%             --          1.35%        0.00%        1.35%
Multimanager Large Cap Growth*                 0.90%      0.25%      0.22%             --          1.37%      ( 0.02)%       1.35%
Multimanager Large Cap Value*                  0.88%      0.25%      0.22%             --          1.35%        0.00%        1.35%
Multimanager Mid Cap Growth*                   1.10%      0.25%      0.20%           0.01%         1.56%        0.00%        1.56%
Multimanager Mid Cap Value*                    1.10%      0.25%      0.21%           0.03%         1.59%        0.00%        1.59%
Multimanager Technology*                       1.20%      0.25%      0.23%             --          1.68%        0.00%        1.68%
Target 2015 Allocation                         0.10%      0.25%      7.88%           0.53%         8.76%      ( 7.63)%       1.13%
Target 2025 Allocation                         0.10%      0.25%      7.29%           0.52%         8.16%      ( 7.04)%       1.12%
Target 2035 Allocation                         0.10%      0.25%      9.56%           0.52%        10.43%      ( 9.31)%       1.12%
Target 2045 Allocation                         0.10%      0.25%     10.49%           0.52%        11.36%      (10.24)%       1.12%
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock              0.47%        --       0.13%             --          0.60%          --         0.60%
EQ/AllianceBernstein Growth and Income++       0.56%        --       0.12%             --          0.68%          --         0.68%
EQ/AllianceBernstein Intermediate Government
Securities                                     0.50%        --       0.14%             --          0.64%          --         0.64%
EQ/AllianceBernstein International             0.71%        --       0.20%             --          0.91%      ( 0.06)%       0.85%
EQ/AllianceBernstein Large Cap Growth          0.90%      0.25%      0.11%             --          1.26%      ( 0.21)%       1.05%
EQ/AllianceBernstein Quality Bond              0.50%        --       0.14%             --          0.64%          --         0.64%
EQ/AllianceBernstein Small Cap Growth          0.74%        --       0.13%             --          0.87%          --         0.87%
EQ/AllianceBernstein Value++                   0.60%      0.25%      0.13%             --          0.98%      ( 0.03)%       0.95%
EQ/Ariel Appreciation II                       0.75%      0.25%      0.51%             --          1.51%      ( 0.36)%       1.15%
EQ/AXA Rosenberg Value Long/Short Equity       1.40%      0.25%      1.44%             --          3.09%      ( 1.10)%       1.99%
EQ/BlackRock Basic Value Equity*               0.55%      0.25%      0.14%             --          0.94%        0.00%        0.94%
EQ/BlackRock International Value*              0.82%      0.25%      0.21%             --          1.28%      ( 0.03)%       1.25%
EQ/Boston Advisors Equity Income               0.75%      0.25%      0.15%             --          1.15%      ( 0.10)%       1.05%
EQ/Calvert Socially Responsible                0.65%      0.25%      0.25%             --          1.15%      ( 0.10)%       1.05%
EQ/Capital Guardian Growth                     0.65%      0.25%      0.16%             --          1.06%      ( 0.11)%       0.95%
EQ/Capital Guardian International+             0.83%      0.25%      0.21%             --          1.29%      ( 0.09)%       1.20%
EQ/Capital Guardian Research                   0.65%      0.25%      0.13%             --          1.03%      ( 0.08)%       0.95%
EQ/Capital Guardian U.S. Equity++              0.64%      0.25%      0.14%             --          1.03%      ( 0.08)%       0.95%
EQ/Caywood-Scholl High Yield Bond              0.60%      0.25%      0.18%             --          1.03%      ( 0.03)%       1.00%
EQ/Davis New York Venture**                    0.85%      0.25%      0.74%             --          1.84%      ( 0.54)%       1.30%
EQ/Equity 500 Index                            0.25%        --       0.13%             --          0.38%          --         0.38%
EQ/Evergreen International Bond                0.70%      0.25%      0.23%             --          1.18%      ( 0.03)%       1.15%
EQ/Evergreen Omega                             0.65%      0.25%      0.21%             --          1.11%        0.00%        1.11%
EQ/FI Mid Cap                                  0.68%      0.25%      0.15%             --          1.08%      ( 0.08)%       1.00%
EQ/FI Mid Cap Value+                           0.73%      0.25%      0.13%             --          1.11%      ( 0.01)%       1.10%
EQ/Franklin Income                             0.90%      0.25%      0.38%             --          1.53%      ( 0.23)%       1.30%
EQ/Franklin Small Cap Value                    0.90%      0.25%      2.00%             --          3.15%      ( 1.85)%       1.30%
EQ/Franklin Templeton Founding Strategy**      0.05%      0.25%      0.21%           1.07%         1.58%      ( 0.11)%       1.47%
EQ/GAMCO Mergers and Acquisitions              0.90%      0.25%      0.33%             --          1.48%      ( 0.03)%       1.45%
EQ/GAMCO Small Company Value                   0.78%      0.25%      0.14%             --          1.17%        0.00%        1.17%
EQ/International Growth                        0.85%      0.25%      0.35%             --          1.45%        0.00%        1.45%
EQ/Janus Large Cap Growth++                    0.90%      0.25%      0.15%             --          1.30%      ( 0.15)%       1.15%
EQ/JPMorgan Core Bond                          0.44%      0.25%      0.15%             --          0.84%        0.00%        0.84%
EQ/JPMorgan Value Opportunities                0.60%      0.25%      0.16%             --          1.01%      ( 0.06)%       0.95%




14 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Total
                                                                                  Acquired       Annual                  Net Total
                                                                                    Fund        Expenses    Fee Waiv-     Annual
                                                                                  Fees and       (Before   ers and/or    Expenses
                                             Manage-                              Expenses       Expense     Expense       After
                                              ment       12b-1       Other      (Underlying      Limita-   Reimburse-     Expense
 Portfolio Name                              Fees(7)   Fees(8)   Expenses(9)  Portfolios)(10)    tions)     ments(11)   Limitations
------------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity                    0.65%      0.25%     0.22%              --         1.12%      (0.12)%      1.00%
EQ/Long Term Bond                             0.43%      0.25%     0.15%              --         0.83%       0.00%       0.83%
EQ/Lord Abbett Growth and Income              0.65%      0.25%     0.26%              --         1.16%      (0.16)%      1.00%
EQ/Lord Abbett Large Cap Core                 0.65%      0.25%     0.41%              --         1.31%      (0.31)%      1.00%
EQ/Lord Abbett Mid Cap Value                  0.70%      0.25%     0.18%              --         1.13%      (0.08)%      1.05%
EQ/Marsico Focus                              0.85%      0.25%     0.13%              --         1.23%      (0.08)%      1.15%
EQ/MFS Emerging Growth Companies+             0.65%      0.25%     0.15%              --         1.05%         --        1.05%
EQ/MFS Investors Trust+                       0.60%      0.25%     0.16%              --         1.01%      (0.06)%      0.95%
EQ/Money Market                               0.33%        --      0.14%              --         0.47%         --        0.47%
EQ/Montag & Caldwell Growth                   0.75%      0.25%     0.16%              --         1.16%      (0.01)%      1.15%
EQ/Mutual Shares                              0.90%      0.25%     0.50%              --         1.65%      (0.35)%      1.30%
EQ/Oppenheimer Global                         0.95%      0.25%     1.30%            0.01%        2.51%      (1.15)%      1.36%
EQ/Oppenheimer Main Street Opportunity**      0.85%      0.25%     1.58%              --         2.68%      (1.38)%      1.30%
EQ/Oppenheimer Main Street Small Cap          0.90%      0.25%     1.48%              --         2.63%      (1.33)%      1.30%
EQ/PIMCO Real Return                          0.55%      0.25%     0.18%              --         0.98%      (0.08)%      0.90%
EQ/Short Duration Bond                        0.43%      0.25%     0.14%              --         0.82%       0.00%       0.82%
EQ/Small Cap Value+                           0.73%      0.25%     0.15%              --         1.13%      (0.03)%      1.10%
EQ/Small Company Growth+                      1.00%      0.25%     0.17%              --         1.42%      (0.12)%      1.30%
EQ/Small Company Index                        0.25%      0.25%     0.16%            0.01%        0.67%       0.00%       0.67%
EQ/TCW Equity++                               0.80%      0.25%     0.16%              --         1.21%      (0.06)%      1.15%
EQ/Templeton Growth                           0.95%      0.25%     0.64%              --         1.84%      (0.49)%      1.35%
EQ/UBS Growth and Income                      0.75%      0.25%     0.17%              --         1.17%      (0.12)%      1.05%
EQ/Van Kampen Comstock                        0.65%      0.25%     0.19%              --         1.09%      (0.09)%      1.00%
EQ/Van Kampen Emerging Markets Equity         1.12%      0.25%     0.40%              --         1.77%       0.00%       1.77%
EQ/Van Kampen Mid Cap Growth                  0.70%      0.25%     0.23%              --         1.18%      (0.13)%      1.05%
EQ/Wells Fargo Montgomery Small Cap++         0.85%      0.25%     0.41%              --         1.51%      (0.21)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++                 0.74%      0.35%     0.27%              --         1.36%      (0.10)%      1.26%
------------------------------------------------------------------------------------------------------------------------------------




* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio, subject to regulatory approval.

Notes:



(1) Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal Charge" in "Charges and expenses," later in this prospectus.


(2) For series 300, 400 and 500 contracts, during the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value, plus any amounts pre viously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year. For series 100 and 200 contracts, the charge is equal to the lesser of $30 or 2% of your account value, plus any amounts previously withdrawn during the contract year.

(3)  A portion of this charge is for providing the death benefit.

(4) For the series 300 and 400 contracts, although the charge is 0.25%, we currently charge 0.24% for all the variable investment options except the AXA Moderate Allocation, Mul timanager Aggressive Equity, EQ/AllianceBernstein Common Stock and the EQ/Money Market options (we reserve the right to increase this charge to 0.25% for all the variable investment options at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contracts.

(5) For series 100 and 200 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trust when added together are not permitted to exceed an annual rate of 1.75% for the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/AllianceBernstein Common Stock, and EQ/Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment option plus the Trust's annual expenses for 2006 would have been 2.15% for the AXA Moderate Allocation option; 2.14% for the Multimanager Aggressive Equity option; 2.00% for the EQ/AllianceBernstein Common Stock option; and 1.87% for the EQ/Money Market option.

(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.

(7) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (11) for any expense limitation agreement information.

(8) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.

(9) The amounts shown in "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (11) for any expense limitation agreement information.

(10) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.



                                                                    Fee table 15

(11) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




--------------------------------------------------
   Portfolio Name
--------------------------------------------------
   Multimanager Aggressive Equity           0.78%
   Multimanager Health Care                 1.63%
   Multimanager International Equity        1.52%
   Multimanager Large Cap Core Equity       1.33%
   Multimanager Large Cap Growth            1.33%
   Multimanager Large Cap Value             1.31%
   Multimanager Mid Cap Growth              1.52%
   Multimanager Mid Cap Value               1.58%
   Multimanager Technology                  1.64%
   EQ/AllianceBernstein Common Stock        0.58%
   EQ/AllianceBernstein Growth and Income   0.67%
   EQ/AllianceBernstein Large Cap Growth    1.03%
   EQ/AllianceBernstein Small Cap Growth    0.86%
   EQ/AllianceBernstein Value               0.94%
   EQ/Ariel Appreciation II                 1.01%
   EQ/BlackRock Basic Value Equity          0.93%
   EQ/Capital Guardian Growth               0.94%
   EQ/Capital Guardian Research             0.94%
   EQ/Capital Guardian U.S. Equity          0.94%
   EQ/Davis New York Venture                1.27%
   EQ/Evergreen Omega                       1.05%
   EQ/FI Mid Cap                            0.97%
   EQ/FI Mid Cap Value                      1.09%
   EQ/GAMCO Mergers and Acquisitions        1.37%
   EQ/GAMCO Small Company Value             1.16%
   EQ/Janus Large Cap Growth                1.14%
   EQ/Legg Mason Value Equity               0.97%
   EQ/Lord Abbett Growth and Income         0.99%
   EQ/Lord Abbett Large Cap Core            0.99%
   EQ/Marsico Focus                         1.14%
   EQ/MFS Emerging Growth Companies         1.03%
   EQ/MFS Investors Trust                   0.94%
   EQ/Montag & Caldwell Growth              1.13%
   EQ/Mutual Shares                         1.30%
   EQ/Small Cap Value                       1.02%
   EQ/UBS Growth and Income                 1.03%
   EQ/Van Kampen Comstock                   0.99%
   EQ/Van Kampen Emerging Markets Equity    1.75%
   EQ/Van Kampen Mid Cap Growth             1.01%
   EQ/Wells Fargo Montgomery Small Cap      1.20%


EXAMPLES

These examples are intended to help you compare the cost of investing in each type of series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2006, which results in an estimated annual charge of 0.0645% of contract value.



16 Fee table

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 17

EQUI-VEST(SM) SERIES 100 AND 200 CONTRACTS --
FOR IRA CONTRACTS



----------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
----------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years    10 years
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  849     $1,487     $2,150      $3,600
AXA Conservative Allocation                                $  830     $1,428     $2,053      $3,406
AXA Conservative-Plus Allocation                           $  831     $1,431     $2,058      $3,416
AXA Moderate Allocation                                    $  747     $1,181     $1,642      $2,559
AXA Moderate-Plus Allocation                               $  842     $1,466     $2,117      $3,533
Multimanager Aggressive Equity*                            $  747     $1,181     $1,642      $2,559
Multimanager Core Bond*                                    $  808     $1,363     $1,946      $3,189
Multimanager Health Care*                                  $  873     $1,557     $2,266      $3,828
Multimanager High Yield*                                   $  782     $1,286     $1,817      $2,925
Multimanager International Equity*                         $  858     $1,513     $2,194      $3,686
Multimanager Large Cap Core Equity*                        $  840     $1,460     $2,107      $3,514
Multimanager Large Cap Growth*                             $  842     $1,466     $2,117      $3,533
Multimanager Large Cap Value*                              $  840     $1,460     $2,107      $3,514
Multimanager Mid Cap Growth*                               $  861     $1,522     $2,208      $3,715
Multimanager Mid Cap Value*                                $  864     $1,531     $2,223      $3,743
Multimanager Technology*                                   $  873     $1,557     $2,266      $3,828
Target 2015 Allocation                                     $1,576     $3,475     $5,165      $8,470
Target 2025 Allocation                                     $1,516     $3,324     $4,955      $8,203
Target 2035 Allocation                                     $1,742     $3,884     $5,721      $9,120
Target 2045 Allocation                                     $1,834     $4,105     $6,012      $9,429
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  747     $1,181     $1,642      $2,559
EQ/AllianceBernstein Growth and Income++                   $  774     $1,262     $1,777      $2,842
EQ/AllianceBernstein Intermediate Government Securities    $  770     $1,250     $1,757      $2,801
EQ/AllianceBernstein International                         $  797     $1,330     $1,892      $3,078
EQ/AllianceBernstein Large Cap Growth                      $  832     $1,434     $2,063      $3,426
EQ/AllianceBernstein Quality Bond                          $  785     $1,295     $1,832      $2,956
EQ/AllianceBernstein Small Cap Growth                      $  793     $1,318     $1,872      $3,037
EQ/AllianceBernstein Value++                               $  804     $1,351     $1,926      $3,149
EQ/Ariel Appreciation II                                   $  856     $1,508     $2,184      $3,667
EQ/AXA Rosenberg Value Long/Short Equity                   $1,013     $1,964     $2,919      $5,055
EQ/BlackRock Basic Value Equity*                           $  800     $1,339     $1,906      $3,108
EQ/BlackRock International Value*                          $  833     $1,440     $2,073      $3,446
EQ/Boston Advisors Equity Income                           $  821     $1,401     $2,010      $3,318
EQ/Calvert Socially Responsible                            $  821     $1,401     $2,010      $3,318
EQ/Capital Guardian Growth                                 $  812     $1,375     $1,965      $3,229
EQ/Capital Guardian International+                         $  834     $1,443     $2,078      $3,455
EQ/Capital Guardian Research                               $  809     $1,366     $1,951      $3,199
EQ/Capital Guardian U.S. Equity++                          $  809     $1,366     $1,951      $3,199
EQ/Caywood-Scholl High Yield Bond                          $  809     $1,366     $1,951      $3,199
EQ/Davis New York Venture**                                $  889     $1,604     $2,342      $3,976
EQ/Equity 500 Index                                        $  744     $1,172     $1,627      $2,527
EQ/Evergreen International Bond                            $  824     $1,410     $2,024      $3,348







---------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end of the
                                                                   applicable time period(1)
---------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years   10 years
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     N/A     $1,487     $2,150      $3,600
AXA Conservative Allocation                                   N/A     $1,428     $2,053      $3,406
AXA Conservative-Plus Allocation                              N/A     $1,431     $2,058      $3,416
AXA Moderate Allocation                                       N/A     $1,181     $1,642      $2,559
AXA Moderate-Plus Allocation                                  N/A     $1,466     $2,117      $3,533
Multimanager Aggressive Equity*                               N/A     $1,181     $1,642      $2,559
Multimanager Core Bond*                                       N/A     $1,363     $1,946      $3,189
Multimanager Health Care*                                     N/A     $1,557     $2,266      $3,828
Multimanager High Yield*                                      N/A     $1,286     $1,817      $2,925
Multimanager International Equity*                            N/A     $1,513     $2,194      $3,686
Multimanager Large Cap Core Equity*                           N/A     $1,460     $2,107      $3,514
Multimanager Large Cap Growth*                                N/A     $1,466     $2,117      $3,533
Multimanager Large Cap Value*                                 N/A     $1,460     $2,107      $3,514
Multimanager Mid Cap Growth*                                  N/A     $1,522     $2,208      $3,715
Multimanager Mid Cap Value*                                   N/A     $1,531     $2,223      $3,743
Multimanager Technology*                                      N/A     $1,557     $2,266      $3,828
Target 2015 Allocation                                        N/A     $3,475     $5,165      $8,470
Target 2025 Allocation                                        N/A     $3,324     $4,955      $8,203
Target 2035 Allocation                                        N/A     $3,884     $5,721      $9,120
Target 2045 Allocation                                        N/A     $4,105     $6,012      $9,429
---------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             N/A     $1,181     $1,642      $2,559
EQ/AllianceBernstein Growth and Income++                      N/A     $1,262     $1,777      $2,842
EQ/AllianceBernstein Intermediate Government Securities       N/A     $1,250     $1,757      $2,801
EQ/AllianceBernstein International                            N/A     $1,330     $1,892      $3,078
EQ/AllianceBernstein Large Cap Growth                         N/A     $1,434     $2,063      $3,426
EQ/AllianceBernstein Quality Bond                             N/A     $1,295     $1,832      $2,956
EQ/AllianceBernstein Small Cap Growth                         N/A     $1,318     $1,872      $3,037
EQ/AllianceBernstein Value++                                  N/A     $1,351     $1,926      $3,149
EQ/Ariel Appreciation II                                      N/A     $1,508     $2,184      $3,667
EQ/AXA Rosenberg Value Long/Short Equity                      N/A     $1,964     $2,919      $5,055
EQ/BlackRock Basic Value Equity*                              N/A     $1,339     $1,906      $3,108
EQ/BlackRock International Value*                             N/A     $1,440     $2,073      $3,446
EQ/Boston Advisors Equity Income                              N/A     $1,401     $2,010      $3,318
EQ/Calvert Socially Responsible                               N/A     $1,401     $2,010      $3,318
EQ/Capital Guardian Growth                                    N/A     $1,375     $1,965      $3,229
EQ/Capital Guardian International+                            N/A     $1,443     $2,078      $3,455
EQ/Capital Guardian Research                                  N/A     $1,366     $1,951      $3,199
EQ/Capital Guardian U.S. Equity++                             N/A     $1,366     $1,951      $3,199
EQ/Caywood-Scholl High Yield Bond                             N/A     $1,366     $1,951      $3,199
EQ/Davis New York Venture**                                   N/A     $1,604     $2,342      $3,976
EQ/Equity 500 Index                                           N/A     $1,172     $1,627      $2,527
EQ/Evergreen International Bond                               N/A     $1,410     $2,024      $3,348



---------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                                of the applicable time period
---------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $  298     $  914       $1,554     $3,271
AXA Conservative Allocation                               $  278     $  851       $1,451     $3,070
AXA Conservative-Plus Allocation                          $  279     $  854       $1,456     $3,080
AXA Moderate Allocation                                   $  190     $  589       $1,013     $2,192
AXA Moderate-Plus Allocation                              $  291     $  892       $1,518     $3,201
Multimanager Aggressive Equity*                           $  190     $  589       $1,013     $2,192
Multimanager Core Bond*                                   $  254     $  782       $1,336     $2,845
Multimanager Health Care*                                 $  324     $  988       $1,676     $3,506
Multimanager High Yield*                                  $  227     $  700       $1,199     $2,572
Multimanager International Equity*                        $  308     $  942       $1,600     $3,360
Multimanager Large Cap Core Equity*                       $  289     $  886       $1,507     $3,181
Multimanager Large Cap Growth*                            $  291     $  892       $1,518     $3,201
Multimanager Large Cap Value*                             $  289     $  886       $1,507     $3,181
Multimanager Mid Cap Growth*                              $  311     $  951       $1,615     $3,389
Multimanager Mid Cap Value*                               $  314     $  960       $1,631     $3,418
Multimanager Technology*                                  $  324     $  988       $1,676     $3,506
Target 2015 Allocation                                    $1,067     $3,022       $4,762     $8,319
Target 2025 Allocation                                    $1,004     $2,862       $4,538     $8,042
Target 2035 Allocation                                    $1,242     $3,456       $5,354     $8,995
Target 2045 Allocation                                    $1,339     $3,690       $5,663     $9,316
---------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         $  190     $  589       $1,013     $2,192
EQ/AllianceBernstein Growth and Income++                  $  219     $  675       $1,157     $2,486
EQ/AllianceBernstein Intermediate Government Securities   $  215     $  662       $1,136     $2,443
EQ/AllianceBernstein International                        $  243     $  748       $1,278     $2,730
EQ/AllianceBernstein Large Cap Growth                     $  280     $  857       $1,461     $3,090
EQ/AllianceBernstein Quality Bond                         $  230     $  710       $1,215     $2,603
EQ/AllianceBernstein Small Cap Growth                     $  239     $  735       $1,257     $2,688
EQ/AllianceBernstein Value++                              $  250     $  770       $1,315     $2,803
EQ/Ariel Appreciation II                                  $  306     $  935       $1,590     $3,340
EQ/AXA Rosenberg Value Long/Short Equity                  $  472     $1,419       $2,372     $4,777
EQ/BlackRock Basic Value Equity*                          $  246     $  757       $1,294     $2,761
EQ/BlackRock International Value*                         $  282     $  864       $1,471     $3,110
EQ/Boston Advisors Equity Income                          $  268     $  823       $1,404     $2,978
EQ/Calvert Socially Responsible                           $  268     $  823       $1,404     $2,978
EQ/Capital Guardian Growth                                $  259     $  795       $1,357     $2,886
EQ/Capital Guardian International+                        $  283     $  867       $1,477     $3,121
EQ/Capital Guardian Research                              $  255     $  785       $1,341     $2,855
EQ/Capital Guardian U.S. Equity++                         $  255     $  785       $1,341     $2,855
EQ/Caywood-Scholl High Yield Bond                         $  255     $  785       $1,341     $2,855
EQ/Davis New York Venture**                               $  340     $1,038       $1,757     $3,660
EQ/Equity 500 Index                                       $  187     $  580       $  997     $2,159
EQ/Evergreen International Bond                           $  271     $  832       $1,420     $3,009


18 Fee table

-----------------------------------------------------------------------------------------------------
                                                            If you surrender your contract at the end
                                                                   of the applicable time period
-----------------------------------------------------------------------------------------------------
                                                             1 year    3 years    5 years    10 years
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                          $  817     $1,390     $1,990      $3,278
EQ/FI Mid Cap                                               $  814     $1,381     $1,975      $3,249
EQ/FI Mid Cap Value+                                        $  817     $1,390     $1,990      $3,278
EQ/Franklin Income                                          $  858     $1,513     $2,194      $3,686
EQ/Franklin Small Cap Value                                 $1,019     $1,981     $2,946      $5,103
EQ/Franklin Templeton Founding Strategy**                   $  863     $1,528     $2,218      $3,734
EQ/GAMCO Mergers and Acquisitions                           $  853     $1,499     $2,170      $3,639
EQ/GAMCO Small Company Value                                $  823     $1,407     $2,019      $3,338
EQ/International Growth                                     $  850     $1,490     $2,155      $3,610
EQ/Janus Large Cap Growth++                                 $  835     $1,446     $2,083      $3,465
EQ/JPMorgan Core Bond                                       $  790     $1,309     $1,857      $3,007
EQ/JPMorgan Value Opportunities                             $  807     $1,360     $1,941      $3,179
EQ/Legg Mason Value Equity                                  $  818     $1,393     $1,995      $3,288
EQ/Long Term Bond                                           $  789     $1,306     $1,852      $2,997
EQ/Lord Abbett Growth and Income                            $  822     $1,404     $2,014      $3,328
EQ/Lord Abbett Large Cap Core                               $  836     $1,449     $2,087      $3,475
EQ/Lord Abbett Mid Cap Value                                $  819     $1,396     $2,000      $3,298
EQ/Marsico Focus                                            $  829     $1,425     $2,049      $3,397
EQ/MFS Emerging Growth Companies+                           $  811     $1,372     $1,961      $3,219
EQ/MFS Investors Trust+                                     $  807     $1,360     $1,941      $3,179
EQ/Money Market                                             $  747     $1,181     $1,642      $2,559
EQ/Montag & Caldwell Growth                                 $  822     $1,404     $2,014      $3,328
EQ/Mutual Shares                                            $  870     $1,549     $2,251      $3,799
EQ/Oppenheimer Global                                       $  956     $1,798     $2,655      $4,572
EQ/Oppenheimer Main Street Opportunity**                    $  972     $1,847     $2,733      $4,716
EQ/Oppenheimer Main Street Small Cap                        $  967     $1,832     $2,710      $4,674
EQ/PIMCO Real Return                                        $  804     $1,351     $1,926      $3,149
EQ/Short Duration Bond                                      $  788     $1,303     $1,847      $2,986
EQ/Small Cap Value+                                         $  819     $1,396     $2,000      $3,298
EQ/Small Company Growth+                                    $  847     $1,481     $2,141      $3,581
EQ/Small Company Index                                      $  773     $1,259     $1,772      $2,832
EQ/TCW Equity++                                             $  827     $1,419     $2,039      $3,377
EQ/Templeton Growth                                         $  889     $1,604     $2,342      $3,976
EQ/UBS Growth and Income                                    $  823     $1,407     $2,019      $3,338
EQ/Van Kampen Comstock                                      $  815     $1,384     $1,980      $3,259
EQ/Van Kampen Emerging Markets Equity                       $  882     $1,584     $2,309      $3,911
EQ/Van Kampen Mid Cap Growth                                $  824     $1,410     $2,024      $3,348
EQ/Wells Fargo Montgomery Small Cap++                       $  856     $1,508     $2,184      $3,667
----------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                              $  841     $1,463     $2,112      $3,523




------------------------------------------------------------------------------------------------------------------------------------
                                                If you annuitize at the end of the        If you do not surrender your contract at
                                                     applicable time period(1)             the end of the applicable time period
                                             1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                            N/A       $1,390     $1,990      $3,278      $264     $  810     $1,383     $2,937
EQ/FI Mid Cap                                 N/A       $1,381     $1,975      $3,249      $261     $  801     $1,367     $2,907
EQ/FI Mid Cap Value+                          N/A       $1,390     $1,990      $3,278      $264     $  810     $1,383     $2,937
EQ/Franklin Income                            N/A       $1,513     $2,194      $3,686      $308     $  942     $1,600     $3,360
EQ/Franklin Small Cap Value                   N/A       $1,981     $2,946      $5,103      $478     $1,437     $2,400     $4,827
EQ/Franklin Templeton Founding Strategy**     N/A       $1,528     $2,218      $3,734      $313     $  957     $1,626     $3,409
EQ/GAMCO Mergers and Acquisitions             N/A       $1,499     $2,170      $3,639      $303     $  926     $1,574     $3,310
EQ/GAMCO Small Company Value                  N/A       $1,407     $2,019      $3,338      $270     $  829     $1,414     $2,999
EQ/International Growth                       N/A       $1,490     $2,155      $3,610      $300     $  917     $1,559     $3,281
EQ/Janus Large Cap Growth++                   N/A       $1,446     $2,083      $3,465      $284     $  870     $1,482     $3,131
EQ/JPMorgan Core Bond                         N/A       $1,309     $1,857      $3,007      $236     $  725     $1,242     $2,656
EQ/JPMorgan Value Opportunities               N/A       $1,360     $1,941      $3,179      $253     $  779     $1,331     $2,834
EQ/Legg Mason Value Equity                    N/A       $1,393     $1,995      $3,288      $265     $  814     $1,388     $2,948
EQ/Long Term Bond                             N/A       $1,306     $1,852      $2,997      $234     $  722     $1,236     $2,646
EQ/Lord Abbett Growth and Income              N/A       $1,404     $2,014      $3,328      $269     $  826     $1,409     $2,989
EQ/Lord Abbett Large Cap Core                 N/A       $1,449     $2,087      $3,475      $285     $  873     $1,487     $3,141
EQ/Lord Abbett Mid Cap Value                  N/A       $1,396     $2,000      $3,298      $266     $  817     $1,394     $2,958
EQ/Marsico Focus                              N/A       $1,425     $2,049      $3,397      $276     $  848     $1,445     $3,060
EQ/MFS Emerging Growth Companies+             N/A       $1,372     $1,961      $3,219      $258     $  792     $1,352     $2,876
EQ/MFS Investors Trust+                       N/A       $1,360     $1,941      $3,179      $253     $  779     $1,331     $2,834
EQ/Money Market                               N/A       $1,181     $1,642      $2,559      $190     $  589     $1,013     $2,192
EQ/Montag & Caldwell Growth                   N/A       $1,404     $2,014      $3,328      $269     $  826     $1,409     $2,989
EQ/Mutual Shares                              N/A       $1,549     $2,251      $3,799      $321     $  979     $1,661     $3,477
EQ/Oppenheimer Global                         N/A       $1,798     $2,655      $4,572      $411     $1,243     $2,091     $4,277
EQ/Oppenheimer Main Street Opportunity**      N/A       $1,847     $2,733      $4,716      $429     $1,295     $2,174     $4,426
EQ/Oppenheimer Main Street Small Cap          N/A       $1,832     $2,710      $4,674      $423     $1,280     $2,149     $4,383
EQ/PIMCO Real Return                          N/A       $1,351     $1,926      $3,149      $250     $  770     $1,315     $2,803
EQ/Short Duration Bond                        N/A       $1,303     $1,847      $2,986      $233     $  719     $1,231     $2,635
EQ/Small Cap Value+                           N/A       $1,396     $2,000      $3,298      $266     $  817     $1,394     $2,958
EQ/Small Company Growth+                      N/A       $1,481     $2,141      $3,581      $296     $  907     $1,544     $3,251
EQ/Small Company Index                        N/A       $1,259     $1,772      $2,832      $218     $  672     $1,152     $2,475
EQ/TCW Equity++                               N/A       $1,419     $2,039      $3,377      $274     $  842     $1,435     $3,040
EQ/Templeton Growth                           N/A       $1,604     $2,342      $3,976      $340     $1,038     $1,757     $3,660
EQ/UBS Growth and Income                      N/A       $1,407     $2,019      $3,338      $270     $  829     $1,414     $2,999
EQ/Van Kampen Comstock                        N/A       $1,384     $1,980      $3,259      $262     $  804     $1,373     $2,917
EQ/Van Kampen Emerging Markets Equity         N/A       $1,584     $2,309      $3,911      $333     $1,016     $1,722     $3,593
EQ/Van Kampen Mid Cap Growth                  N/A       $1,410     $2,024      $3,348      $271     $  832     $1,420     $3,009
EQ/Wells Fargo Montgomery Small Cap++         N/A       $1,508     $2,184      $3,667      $306     $  935     $1,590     $3,340
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                N/A       $1,463     $2,112      $3,523      $290     $  889     $1,513     $3,191



(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" later in this prospectus for more information on withdrawal charge waivers upon annuitization.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 19

EQUI-VEST(SM) SERIES 100 AND 200 CONTRACTS --
FOR NQ CONTRACTS



----------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                 of the applicable time period
                                                            1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  849     $1,487     $2,150      $3,271
AXA Conservative Allocation                                $  830     $1,428     $2,051      $3,070
AXA Conservative-Plus Allocation                           $  831     $1,431     $2,056      $3,080
AXA Moderate Allocation                                    $  747     $1,181     $1,613      $2,192
AXA Moderate-Plus Allocation                               $  842     $1,466     $2,117      $3,201
Multimanager Aggressive Equity*                            $  747     $1,181     $1,613      $2,192
Multimanager Core Bond*                                    $  808     $1,363     $1,936      $2,845
Multimanager Health Care*                                  $  873     $1,557     $2,266      $3,506
Multimanager High Yield*                                   $  782     $1,286     $1,799      $2,572
Multimanager International Equity*                         $  858     $1,513     $2,194      $3,360
Multimanager Large Cap Core Equity*                        $  840     $1,460     $2,107      $3,181
Multimanager Large Cap Growth*                             $  842     $1,466     $2,117      $3,201
Multimanager Large Cap Value*                              $  840     $1,460     $2,107      $3,181
Multimanager Mid Cap Growth*                               $  861     $1,522     $2,208      $3,389
Multimanager Mid Cap Value*                                $  864     $1,531     $2,223      $3,418
Multimanager Technology*                                   $  873     $1,557     $2,266      $3,506
Target 2015 Allocation                                     $1,576     $3,475     $5,165      $8,319
Target 2025 Allocation                                     $1,516     $3,324     $4,955      $8,042
Target 2035 Allocation                                     $1,742     $3,884     $5,721      $8,995
Target 2045 Allocation                                     $1,834     $4,105     $6,012      $9,316
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  747     $1,181     $1,613      $2,192
EQ/AllianceBernstein Growth and Income++                   $  774     $1,262     $1,757      $2,486
EQ/AllianceBernstein Intermediate Government Securities    $  770     $1,250     $1,736      $2,443
EQ/AllianceBernstein International                         $  797     $1,330     $1,878      $2,730
EQ/AllianceBernstein Large Cap Growth                      $  832     $1,434     $2,061      $3,090
EQ/AllianceBernstein Quality Bond                          $  785     $1,295     $1,815      $2,603
EQ/AllianceBernstein Small Cap Growth                      $  793     $1,318     $1,857      $2,688
EQ/AllianceBernstein Value++                               $  804     $1,351     $1,915      $2,803
EQ/Ariel Appreciation II                                   $  856     $1,508     $2,184      $3,340
EQ/AXA Rosenberg Value Long/Short Equity                   $1,013     $1,964     $2,919      $4,777
EQ/BlackRock Basic Value Equity*                           $  800     $1,339     $1,894      $2,761
EQ/BlackRock International Value*                          $  833     $1,440     $2,071      $3,110
EQ/Boston Advisors Equity Income                           $  821     $1,401     $2,004      $2,978
EQ/Calvert Socially Responsible                            $  821     $1,401     $2,004      $2,978
EQ/Capital Guardian Growth                                 $  812     $1,375     $1,957      $2,886
EQ/Capital Guardian International+                         $  834     $1,443     $2,077      $3,121
EQ/Capital Guardian Research                               $  809     $1,366     $1,941      $2,855
EQ/Capital Guardian U.S. Equity++                          $  809     $1,366     $1,941      $2,855
EQ/Caywood-Scholl High Yield Bond                          $  809     $1,366     $1,941      $2,855
EQ/Davis New York Venture**                                $  889     $1,604     $2,342      $3,660
EQ/Equity 500 Index                                        $  744     $1,172     $1,597      $2,159
EQ/Evergreen International Bond                            $  824     $1,410     $2,020      $3,009







-----------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end of the
                                                                   applicable time period(1)
-----------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,487     $2,150      $3,271
AXA Conservative Allocation                                 N/A       $1,428     $2,051      $3,070
AXA Conservative-Plus Allocation                            N/A       $1,431     $2,056      $3,080
AXA Moderate Allocation                                     N/A       $1,181     $1,613      $2,192
AXA Moderate-Plus Allocation                                N/A       $1,466     $2,117      $3,201
Multimanager Aggressive Equity*                             N/A       $1,181     $1,613      $2,192
Multimanager Core Bond*                                     N/A       $1,363     $1,936      $2,845
Multimanager Health Care*                                   N/A       $1,557     $2,266      $3,506
Multimanager High Yield*                                    N/A       $1,286     $1,799      $2,572
Multimanager International Equity*                          N/A       $1,513     $2,194      $3,360
Multimanager Large Cap Core Equity*                         N/A       $1,460     $2,107      $3,181
Multimanager Large Cap Growth*                              N/A       $1,466     $2,117      $3,201
Multimanager Large Cap Value*                               N/A       $1,460     $2,107      $3,181
Multimanager Mid Cap Growth*                                N/A       $1,522     $2,208      $3,389
Multimanager Mid Cap Value*                                 N/A       $1,531     $2,223      $3,418
Multimanager Technology*                                    N/A       $1,557     $2,266      $3,506
Target 2015 Allocation                                      N/A       $3,475     $5,165      $8,319
Target 2025 Allocation                                      N/A       $3,324     $4,955      $8,042
Target 2035 Allocation                                      N/A       $3,884     $5,721      $8,995
Target 2045 Allocation                                      N/A       $4,105     $6,012      $9,316
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,181     $1,613      $2,192
EQ/AllianceBernstein Growth and Income++                    N/A       $1,262     $1,757      $2,486
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,250     $1,736      $2,443
EQ/AllianceBernstein International                          N/A       $1,330     $1,878      $2,730
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,434     $2,061      $3,090
EQ/AllianceBernstein Quality Bond                           N/A       $1,295     $1,815      $2,603
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,318     $1,857      $2,688
EQ/AllianceBernstein Value++                                N/A       $1,351     $1,915      $2,803
EQ/Ariel Appreciation II                                    N/A       $1,508     $2,184      $3,340
EQ/AXA Rosenberg Value Long/Short Equity                    N/A       $1,964     $2,919      $4,777
EQ/BlackRock Basic Value Equity*                            N/A       $1,339     $1,894      $2,761
EQ/BlackRock International Value*                           N/A       $1,440     $2,071      $3,110
EQ/Boston Advisors Equity Income                            N/A       $1,401     $2,004      $2,978
EQ/Calvert Socially Responsible                             N/A       $1,401     $2,004      $2,978
EQ/Capital Guardian Growth                                  N/A       $1,375     $1,957      $2,886
EQ/Capital Guardian International+                          N/A       $1,443     $2,077      $3,121
EQ/Capital Guardian Research                                N/A       $1,366     $1,941      $2,855
EQ/Capital Guardian U.S. Equity++                           N/A       $1,366     $1,941      $2,855
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,366     $1,941      $2,855
EQ/Davis New York Venture**                                 N/A       $1,604     $2,342      $3,660
EQ/Equity 500 Index                                         N/A       $1,172     $1,597      $2,159
EQ/Evergreen International Bond                             N/A       $1,410     $2,020      $3,009




-------------------------------------------------------------------------------------------------------
                                                            If you do not surrender your contract at
                                                             the end of the applicable time period
-------------------------------------------------------------------------------------------------------
                                                          1 year    3 years      5 years    10 years
-------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  298     $  914       $1,554     $3,271
AXA Conservative Allocation                                $  278     $  851       $1,451     $3,070
AXA Conservative-Plus Allocation                           $  279     $  854       $1,456     $3,080
AXA Moderate Allocation                                    $  190     $  589       $1,013     $2,192
AXA Moderate-Plus Allocation                               $  291     $  892       $1,518     $3,201
Multimanager Aggressive Equity*                            $  190     $  589       $1,013     $2,192
Multimanager Core Bond*                                    $  254     $  782       $1,336     $2,845
Multimanager Health Care*                                  $  324     $  988       $1,676     $3,506
Multimanager High Yield*                                   $  227     $  700       $1,199     $2,572
Multimanager International Equity*                         $  308     $  942       $1,600     $3,360
Multimanager Large Cap Core Equity*                        $  289     $  886       $1,507     $3,181
Multimanager Large Cap Growth*                             $  291     $  892       $1,518     $3,201
Multimanager Large Cap Value*                              $  289     $  886       $1,507     $3,181
Multimanager Mid Cap Growth*                               $  311     $  951       $1,615     $3,389
Multimanager Mid Cap Value*                                $  314     $  960       $1,631     $3,418
Multimanager Technology*                                   $  324     $  988       $1,676     $3,506
Target 2015 Allocation                                     $1,067     $3,022       $4,762     $8,319
Target 2025 Allocation                                     $1,004     $2,862       $4,538     $8,042
Target 2035 Allocation                                     $1,242     $3,456       $5,354     $8,995
Target 2045 Allocation                                     $1,339     $3,690       $5,663     $9,316
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  190     $  589       $1,013     $2,192
EQ/AllianceBernstein Growth and Income++                   $  219     $  675       $1,157     $2,486
EQ/AllianceBernstein Intermediate Government Securities    $  215     $  662       $1,136     $2,443
EQ/AllianceBernstein International                         $  243     $  748       $1,278     $2,730
EQ/AllianceBernstein Large Cap Growth                      $  280     $  857       $1,461     $3,090
EQ/AllianceBernstein Quality Bond                          $  230     $  710       $1,215     $2,603
EQ/AllianceBernstein Small Cap Growth                      $  239     $  735       $1,257     $2,688
EQ/AllianceBernstein Value++                               $  250     $  770       $1,315     $2,803
EQ/Ariel Appreciation II                                   $  306     $  935       $1,590     $3,340
EQ/AXA Rosenberg Value Long/Short Equity                   $  472     $1,419       $2,372     $4,777
EQ/BlackRock Basic Value Equity*                           $  246     $  757       $1,294     $2,761
EQ/BlackRock International Value*                          $  282     $  864       $1,471     $3,110
EQ/Boston Advisors Equity Income                           $  268     $  823       $1,404     $2,978
EQ/Calvert Socially Responsible                            $  268     $  823       $1,404     $2,978
EQ/Capital Guardian Growth                                 $  259     $  795       $1,357     $2,886
EQ/Capital Guardian International+                         $  283     $  867       $1,477     $3,121
EQ/Capital Guardian Research                               $  255     $  785       $1,341     $2,855
EQ/Capital Guardian U.S. Equity++                          $  255     $  785       $1,341     $2,855
EQ/Caywood-Scholl High Yield Bond                          $  255     $  785       $1,341     $2,855
EQ/Davis New York Venture**                                $  340     $1,038       $1,757     $3,660
EQ/Equity 500 Index                                        $  187     $  580       $  997     $2,159
EQ/Evergreen International Bond                            $  271     $  832       $1,420     $3,009


20 Fee table

--------------------------------------------------------------------------------------
                                             If you surrender your contract at the end
                                                   of the applicable time period
                                              1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------
EQ/Evergreen Omega                             $  817   $1,390     $1,983      $2,937
EQ/FI Mid Cap                                  $  814   $1,381     $1,967      $2,907
EQ/FI Mid Cap Value+                           $  817   $1,390     $1,983      $2,937
EQ/Franklin Income                             $  858   $1,513     $2,194      $3,360
EQ/Franklin Small Cap Value                    $1,019   $1,981     $2,946      $4,827
EQ/Franklin Templeton Founding Strategy**      $  863   $1,528     $2,218      $3,409
EQ/GAMCO Mergers and Acquisitions              $  853   $1,499     $2,170      $3,310
EQ/GAMCO Small Company Value                   $  823   $1,407     $2,014      $2,999
EQ/International Growth                        $  850   $1,490     $2,155      $3,281
EQ/Janus Large Cap Growth++                    $  835   $1,446     $2,082      $3,131
EQ/JPMorgan Core Bond                          $  790   $1,309     $1,842      $2,656
EQ/JPMorgan Value Opportunities                $  807   $1,360     $1,931      $2,834
EQ/Legg Mason Value Equity                     $  818   $1,393     $1,988      $2,948
EQ/Long Term Bond                              $  789   $1,306     $1,836      $2,646
EQ/Lord Abbett Growth and Income               $  822   $1,404     $2,009      $2,989
EQ/Lord Abbett Large Cap Core                  $  836   $1,449     $2,087      $3,141
EQ/Lord Abbett Mid Cap Value                   $  819   $1,396     $1,994      $2,958
EQ/Marsico Focus                               $  829   $1,425     $2,045      $3,060
EQ/MFS Emerging Growth Companies+              $  811   $1,372     $1,952      $2,876
EQ/MFS Investors Trust+                        $  807   $1,360     $1,931      $2,834
EQ/Money Market                                $  747   $1,181     $1,613      $2,192
EQ/Montag & Caldwell Growth                    $  822   $1,404     $2,009      $2,989
EQ/Mutual Shares                               $  870   $1,549     $2,251      $3,477
EQ/Oppenheimer Global                          $  956   $1,798     $2,655      $4,277
EQ/Oppenheimer Main Street Opportunity**       $  972   $1,847     $2,733      $4,426
EQ/Oppenheimer Main Street Small Cap           $  967   $1,832     $2,710      $4,383
EQ/PIMCO Real Return                           $  804   $1,351     $1,915      $2,803
EQ/Short Duration Bond                         $  788   $1,303     $1,831      $2,635
EQ/Small Cap Value+                            $  819   $1,396     $1,994      $2,958
EQ/Small Company Growth+                       $  847   $1,481     $2,141      $3,251
EQ/Small Company Index                         $  773   $1,259     $1,752      $2,475
EQ/TCW Equity++                                $  827   $1,419     $2,035      $3,040
EQ/Templeton Growth                            $  889   $1,604     $2,342      $3,660
EQ/UBS Growth and Income                       $  823   $1,407     $2,014      $2,999
EQ/Van Kampen Comstock                         $  815   $1,384     $1,973      $2,917
EQ/Van Kampen Emerging Markets Equity          $  882   $1,584     $2,309      $3,593
EQ/Van Kampen Mid Cap Growth                   $  824   $1,410     $2,020      $3,009
EQ/Wells Fargo Montgomery Small Cap++          $  856   $1,508     $2,184      $3,340
-------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                 $  841   $1,463     $2,112      $3,191




--------------------------------------------------------------------------------------
                                                If you annuitize at the end of the
                                                     applicable time period(1)
--------------------------------------------------------------------------------------
                                              1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------
EQ/Evergreen Omega                            N/A       $1,390     $1,983      $2,937
EQ/FI Mid Cap                                 N/A       $1,381     $1,967      $2,907
EQ/FI Mid Cap Value+                          N/A       $1,390     $1,983      $2,937
EQ/Franklin Income                            N/A       $1,513     $2,194      $3,360
EQ/Franklin Small Cap Value                   N/A       $1,981     $2,946      $4,827
EQ/Franklin Templeton Founding Strategy**     N/A       $1,528     $2,218      $3,409
EQ/GAMCO Mergers and Acquisitions             N/A       $1,499     $2,170      $3,310
EQ/GAMCO Small Company Value                  N/A       $1,407     $2,014      $2,999
EQ/International Growth                       N/A       $1,490     $2,155      $3,281
EQ/Janus Large Cap Growth++                   N/A       $1,446     $2,082      $3,131
EQ/JPMorgan Core Bond                         N/A       $1,309     $1,842      $2,656
EQ/JPMorgan Value Opportunities               N/A       $1,360     $1,931      $2,834
EQ/Legg Mason Value Equity                    N/A       $1,393     $1,988      $2,948
EQ/Long Term Bond                             N/A       $1,306     $1,836      $2,646
EQ/Lord Abbett Growth and Income              N/A       $1,404     $2,009      $2,989
EQ/Lord Abbett Large Cap Core                 N/A       $1,449     $2,087      $3,141
EQ/Lord Abbett Mid Cap Value                  N/A       $1,396     $1,994      $2,958
EQ/Marsico Focus                              N/A       $1,425     $2,045      $3,060
EQ/MFS Emerging Growth Companies+             N/A       $1,372     $1,952      $2,876
EQ/MFS Investors Trust+                       N/A       $1,360     $1,931      $2,834
EQ/Money Market                               N/A       $1,181     $1,613      $2,192
EQ/Montag & Caldwell Growth                   N/A       $1,404     $2,009      $2,989
EQ/Mutual Shares                              N/A       $1,549     $2,251      $3,477
EQ/Oppenheimer Global                         N/A       $1,798     $2,655      $4,277
EQ/Oppenheimer Main Street Opportunity**      N/A       $1,847     $2,733      $4,426
EQ/Oppenheimer Main Street Small Cap          N/A       $1,832     $2,710      $4,383
EQ/PIMCO Real Return                          N/A       $1,351     $1,915      $2,803
EQ/Short Duration Bond                        N/A       $1,303     $1,831      $2,635
EQ/Small Cap Value+                           N/A       $1,396     $1,994      $2,958
EQ/Small Company Growth+                      N/A       $1,481     $2,141      $3,251
EQ/Small Company Index                        N/A       $1,259     $1,752      $2,475
EQ/TCW Equity++                               N/A       $1,419     $2,035      $3,040
EQ/Templeton Growth                           N/A       $1,604     $2,342      $3,660
EQ/UBS Growth and Income                      N/A       $1,407     $2,014      $2,999
EQ/Van Kampen Comstock                        N/A       $1,384     $1,973      $2,917
EQ/Van Kampen Emerging Markets Equity         N/A       $1,584     $2,309      $3,593
EQ/Van Kampen Mid Cap Growth                  N/A       $1,410     $2,020      $3,009
EQ/Wells Fargo Montgomery Small Cap++         N/A       $1,508     $2,184      $3,340
--------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                N/A       $1,463     $2,112      $3,191



--------------------------------------------------------------------------------------
                                               If you do not surrender your contract at
                                               the end of the applicable time period
--------------------------------------------------------------------------------------
                                               1 year    3 years    5 years  10 years
--------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------
EQ/Evergreen Omega                              $264     $  810     $1,383     $2,937
EQ/FI Mid Cap                                   $261     $  801     $1,367     $2,907
EQ/FI Mid Cap Value+                            $264     $  810     $1,383     $2,937
EQ/Franklin Income                              $308     $  942     $1,600     $3,360
EQ/Franklin Small Cap Value                     $478     $1,437     $2,400     $4,827
EQ/Franklin Templeton Founding Strategy**       $313     $  957     $1,626     $3,409
EQ/GAMCO Mergers and Acquisitions               $303     $  926     $1,574     $3,310
EQ/GAMCO Small Company Value                    $270     $  829     $1,414     $2,999
EQ/International Growth                         $300     $  917     $1,559     $3,281
EQ/Janus Large Cap Growth++                     $284     $  870     $1,482     $3,131
EQ/JPMorgan Core Bond                           $236     $  725     $1,242     $2,656
EQ/JPMorgan Value Opportunities                 $253     $  779     $1,331     $2,834
EQ/Legg Mason Value Equity                      $265     $  814     $1,388     $2,948
EQ/Long Term Bond                               $234     $  722     $1,236     $2,646
EQ/Lord Abbett Growth and Income                $269     $  826     $1,409     $2,989
EQ/Lord Abbett Large Cap Core                   $285     $  873     $1,487     $3,141
EQ/Lord Abbett Mid Cap Value                    $266     $  817     $1,394     $2,958
EQ/Marsico Focus                                $276     $  848     $1,445     $3,060
EQ/MFS Emerging Growth Companies+               $258     $  792     $1,352     $2,876
EQ/MFS Investors Trust+                         $253     $  779     $1,331     $2,834
EQ/Money Market                                 $190     $  589     $1,013     $2,192
EQ/Montag & Caldwell Growth                     $269     $  826     $1,409     $2,989
EQ/Mutual Shares                                $321     $  979     $1,661     $3,477
EQ/Oppenheimer Global                           $411     $1,243     $2,091     $4,277
EQ/Oppenheimer Main Street Opportunity**        $429     $1,295     $2,174     $4,426
EQ/Oppenheimer Main Street Small Cap            $423     $1,280     $2,149     $4,383
EQ/PIMCO Real Return                            $250     $  770     $1,315     $2,803
EQ/Short Duration Bond                          $233     $  719     $1,231     $2,635
EQ/Small Cap Value+                             $266     $  817     $1,394     $2,958
EQ/Small Company Growth+                        $296     $  907     $1,544     $3,251
EQ/Small Company Index                          $218     $  672     $1,152     $2,475
EQ/TCW Equity++                                 $274     $  842     $1,435     $3,040
EQ/Templeton Growth                             $340     $1,038     $1,757     $3,660
EQ/UBS Growth and Income                        $270     $  829     $1,414     $2,999
EQ/Van Kampen Comstock                          $262     $  804     $1,373     $2,917
EQ/Van Kampen Emerging Markets Equity           $333     $1,016     $1,722     $3,593
EQ/Van Kampen Mid Cap Growth                    $271     $  832     $1,420     $3,009
EQ/Wells Fargo Montgomery Small Cap++           $306     $  935     $1,590     $3,340
--------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                  $290     $  889     $1,513     $3,191




(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" later in this prospectus for more information on withdrawal charge waivers upon annuitization.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 21

EQUI-VEST(SM) SERIES 300 CONTRACTS



----------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                  of the applicable time period
                                                          1 year    3 years     5 years    10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  850     $1,490     $2,155      $3,281
AXA Conservative Allocation                                $  831     $1,431     $2,056      $3,080
AXA Conservative-Plus Allocation                           $  832     $1,434     $2,061      $3,090
AXA Moderate Allocation                                    $  812     $1,375     $1,957      $2,886
AXA Moderate-Plus Allocation                               $  843     $1,469     $2,121      $3,211
Multimanager Aggressive Equity*                            $  787     $1,300     $1,826      $2,625
Multimanager Core Bond*                                    $  809     $1,366     $1,941      $2,855
Multimanager Health Care*                                  $  874     $1,560     $2,271      $3,516
Multimanager High Yield*                                   $  783     $1,289     $1,805      $2,582
Multimanager International Equity*                         $  859     $1,516     $2,199      $3,369
Multimanager Large Cap Core Equity*                        $  841     $1,463     $2,112      $3,191
Multimanager Large Cap Growth*                             $  843     $1,469     $2,121      $3,211
Multimanager Large Cap Value*                              $  841     $1,463     $2,112      $3,191
Multimanager Mid Cap Growth*                               $  862     $1,525     $2,213      $3,399
Multimanager Mid Cap Value*                                $  865     $1,534     $2,227      $3,428
Multimanager Technology*                                   $  874     $1,560     $2,271      $3,516
Target 2015 Allocation                                     $1,577     $3,478     $5,169      $8,324
Target 2025 Allocation                                     $1,517     $3,327     $4,958      $8,047
Target 2035 Allocation                                     $1,743     $3,887     $5,724      $8,999
Target 2045 Allocation                                     $1,835     $4,108     $6,015      $9,320
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  767     $1,241     $1,720      $2,411
EQ/AllianceBernstein Growth and Income++                   $  775     $1,265     $1,762      $2,497
EQ/AllianceBernstein Intermediate Government Securities    $  771     $1,253     $1,741      $2,454
EQ/AllianceBernstein International                         $  798     $1,333     $1,884      $2,740
EQ/AllianceBernstein Large Cap Growth                      $  832     $1,437     $2,066      $3,100
EQ/AllianceBernstein Quality Bond                          $  771     $1,253     $1,741      $2,454
EQ/AllianceBernstein Small Cap Growth                      $  794     $1,321     $1,863      $2,698
EQ/AllianceBernstein Value++                               $  805     $1,354     $1,920      $2,813
EQ/Ariel Appreciation II                                   $  857     $1,510     $2,189      $3,350
EQ/AXA Rosenberg Value Long/Short Equity                   $1,014     $1,966     $2,924      $4,785
EQ/BlackRock Basic Value Equity*                           $  801     $1,342     $1,899      $2,772
EQ/BlackRock International Value*                          $  834     $1,443     $2,077      $3,121
EQ/Boston Advisors Equity Income                           $  822     $1,404     $2,009      $2,989
EQ/Calvert Socially Responsible                            $  822     $1,404     $2,009      $2,989
EQ/Capital Guardian Growth                                 $  813     $1,378     $1,962      $2,896
EQ/Capital Guardian International+                         $  835     $1,446     $2,082      $3,131
EQ/Capital Guardian Research                               $  810     $1,369     $1,947      $2,865
EQ/Capital Guardian U.S. Equity++                          $  810     $1,369     $1,947      $2,865
EQ/Caywood-Scholl High Yield Bond                          $  810     $1,369     $1,947      $2,865
EQ/Davis New York Venture**                                $  890     $1,607     $2,347      $3,669
EQ/Equity 500 Index                                        $  745     $1,175     $1,602      $2,170
EQ/Evergreen International Bond                            $  825     $1,413     $2,025      $3,019
EQ/Evergreen Omega                                         $  818     $1,393     $1,988      $2,948



----------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end of the
                                                             applicable time period and select a
                                                              non-life contingent period certain
                                                           annuity option with less than ten years
----------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,490     $2,155      $3,281
AXA Conservative Allocation                                 N/A       $1,431     $2,056      $3,080
AXA Conservative-Plus Allocation                            N/A       $1,434     $2,061      $3,090
AXA Moderate Allocation                                     N/A       $1,375     $1,957      $2,886
AXA Moderate-Plus Allocation                                N/A       $1,469     $2,121      $3,211
Multimanager Aggressive Equity*                             N/A       $1,300     $1,826      $2,625
Multimanager Core Bond*                                     N/A       $1,366     $1,941      $2,855
Multimanager Health Care*                                   N/A       $1,560     $2,271      $3,516
Multimanager High Yield*                                    N/A       $1,289     $1,805      $2,582
Multimanager International Equity*                          N/A       $1,516     $2,199      $3,369
Multimanager Large Cap Core Equity*                         N/A       $1,463     $2,112      $3,191
Multimanager Large Cap Growth*                              N/A       $1,469     $2,121      $3,211
Multimanager Large Cap Value*                               N/A       $1,463     $2,112      $3,191
Multimanager Mid Cap Growth*                                N/A       $1,525     $2,213      $3,399
Multimanager Mid Cap Value*                                 N/A       $1,534     $2,227      $3,428
Multimanager Technology*                                    N/A       $1,560     $2,271      $3,516
Target 2015 Allocation                                      N/A       $3,478     $5,169      $8,324
Target 2025 Allocation                                      N/A       $3,327     $4,958      $8,047
Target 2035 Allocation                                      N/A       $3,887     $5,724      $8,999
Target 2045 Allocation                                      N/A       $4,108     $6,015      $9,320
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,241     $1,720      $2,411
EQ/AllianceBernstein Growth and Income++                    N/A       $1,265     $1,762      $2,497
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,253     $1,741      $2,454
EQ/AllianceBernstein International                          N/A       $1,333     $1,884      $2,740
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,437     $2,066      $3,100
EQ/AllianceBernstein Quality Bond                           N/A       $1,253     $1,741      $2,454
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,321     $1,863      $2,698
EQ/AllianceBernstein Value++                                N/A       $1,354     $1,920      $2,813
EQ/Ariel Appreciation II                                    N/A       $1,510     $2,189      $3,350
EQ/AXA Rosenberg Value Long/Short Equity                    N/A       $1,966     $2,924      $4,785
EQ/BlackRock Basic Value Equity*                            N/A       $1,342     $1,899      $2,772
EQ/BlackRock International Value*                           N/A       $1,443     $2,077      $3,121
EQ/Boston Advisors Equity Income                            N/A       $1,404     $2,009      $2,989
EQ/Calvert Socially Responsible                             N/A       $1,404     $2,009      $2,989
EQ/Capital Guardian Growth                                  N/A       $1,378     $1,962      $2,896
EQ/Capital Guardian International+                          N/A       $1,446     $2,082      $3,131
EQ/Capital Guardian Research                                N/A       $1,369     $1,947      $2,865
EQ/Capital Guardian U.S. Equity++                           N/A       $1,369     $1,947      $2,865
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,369     $1,947      $2,865
EQ/Davis New York Venture**                                 N/A       $1,607     $2,347      $3,669
EQ/Equity 500 Index                                         N/A       $1,175     $1,602      $2,170
EQ/Evergreen International Bond                             N/A       $1,413     $2,025      $3,019
EQ/Evergreen Omega                                          N/A       $1,393     $1,988      $2,948




-------------------------------------------------------------------------------------------------
                                                              If you do not surrender your
                                                               contract at the end of the
                                                                 applicable time period
-------------------------------------------------------------------------------------------------
                                                         1 year    3 years    5 years    10 years
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $  300     $  917     $1,559     $3,281
AXA Conservative Allocation                               $  279     $  854     $1,456     $3,080
AXA Conservative-Plus Allocation                          $  280     $  857     $1,461     $3,090
AXA Moderate Allocation                                   $  259     $  795     $1,357     $2,886
AXA Moderate-Plus Allocation                              $  292     $  895     $1,523     $3,211
Multimanager Aggressive Equity*                           $  232     $  716     $1,226     $2,625
Multimanager Core Bond*                                   $  255     $  785     $1,341     $2,855
Multimanager Health Care*                                 $  325     $  991     $1,682     $3,516
Multimanager High Yield*                                  $  228     $  703     $1,205     $2,582
Multimanager International Equity*                        $  309     $  945     $1,605     $3,369
Multimanager Large Cap Core Equity*                       $  290     $  889     $1,513     $3,191
Multimanager Large Cap Growth*                            $  292     $  895     $1,523     $3,211
Multimanager Large Cap Value*                             $  290     $  889     $1,513     $3,191
Multimanager Mid Cap Growth*                              $  312     $  954     $1,620     $3,399
Multimanager Mid Cap Value*                               $  315     $  963     $1,636     $3,428
Multimanager Technology*                                  $  325     $  991     $1,682     $3,516
Target 2015 Allocation                                    $1,068     $3,025     $4,766     $8,324
Target 2025 Allocation                                    $1,005     $2,864     $4,541     $8,047
Target 2035 Allocation                                    $1,243     $3,459     $5,357     $8,999
Target 2045 Allocation                                    $1,340     $3,693     $5,666     $9,320
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         $  211     $  653     $1,120     $2,411
EQ/AllianceBernstein Growth and Income++                  $  220     $  678     $1,162     $2,497
EQ/AllianceBernstein Intermediate Government Securities   $  216     $  665     $1,141     $2,454
EQ/AllianceBernstein International                        $  244     $  751     $1,284     $2,740
EQ/AllianceBernstein Large Cap Growth                     $  281     $  861     $1,466     $3,100
EQ/AllianceBernstein Quality Bond                         $  216     $  665     $1,141     $2,454
EQ/AllianceBernstein Small Cap Growth                     $  240     $  738     $1,263     $2,698
EQ/AllianceBernstein Value++                              $  251     $  773     $1,320     $2,813
EQ/Ariel Appreciation II                                  $  307     $  939     $1,595     $3,350
EQ/AXA Rosenberg Value Long/Short Equity                  $  473     $1,422     $2,376     $4,785
EQ/BlackRock Basic Value Equity*                          $  247     $  760     $1,299     $2,772
EQ/BlackRock International Value*                         $  283     $  867     $1,477     $3,121
EQ/Boston Advisors Equity Income                          $  269     $  826     $1,409     $2,989
EQ/Calvert Socially Responsible                           $  269     $  826     $1,409     $2,989
EQ/Capital Guardian Growth                                $  260     $  798     $1,362     $2,896
EQ/Capital Guardian International+                        $  284     $  870     $1,482     $3,131
EQ/Capital Guardian Research                              $  257     $  788     $1,347     $2,865
EQ/Capital Guardian U.S. Equity++                         $  257     $  788     $1,347     $2,865
EQ/Caywood-Scholl High Yield Bond                         $  257     $  788     $1,347     $2,865
EQ/Davis New York Venture**                               $  342     $1,041     $1,763     $3,669
EQ/Equity 500 Index                                       $  188     $  583     $1,002     $2,170
EQ/Evergreen International Bond                           $  272     $  836     $1,425     $3,019
EQ/Evergreen Omega                                        $  265     $  814     $1,388     $2,948


22 Fee table

--------------------------------------------------------------------------------------
                                             If you surrender your contract at the end
                                                   of the applicable time period
--------------------------------------------------------------------------------------
                                              1 year    3 years    5 years    10 years
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------
EQ/FI Mid Cap                                $  815     $1,384     $1,973      $2,917
EQ/FI Mid Cap Value+                         $  818     $1,393     $1,988      $2,948
EQ/Franklin Income                           $  859     $1,516     $2,199      $3,369
EQ/Franklin Small Cap Value                  $1,020     $1,983     $2,951      $4,835
EQ/Franklin Templeton Founding Strategy**    $  864     $1,531     $2,223      $3,418
EQ/GAMCO Mergers and Acquisitions            $  854     $1,502     $2,175      $3,320
EQ/GAMCO Small Company Value                 $  824     $1,410     $2,020      $3,009
EQ/International Growth                      $  851     $1,493     $2,160      $3,290
EQ/Janus Large Cap Growth++                  $  836     $1,449     $2,087      $3,141
EQ/JPMorgan Core Bond                        $  791     $1,312     $1,847      $2,667
EQ/JPMorgan Value Opportunities              $  808     $1,363     $1,936      $2,845
EQ/Legg Mason Value Equity                   $  819     $1,396     $1,994      $2,958
EQ/Long Term Bond                            $  790     $1,309     $1,842      $2,656
EQ/Lord Abbett Growth and Income             $  823     $1,407     $2,014      $2,999
EQ/Lord Abbett Large Cap Core                $  837     $1,452     $2,092      $3,151
EQ/Lord Abbett Mid Cap Value                 $  820     $1,398     $1,999      $2,968
EQ/Marsico Focus                             $  830     $1,428     $2,051      $3,070
EQ/MFS Emerging Growth Companies+            $  812     $1,375     $1,957      $2,886
EQ/MFS Investors Trust+                      $  808     $1,363     $1,936      $2,845
EQ/Money Market                              $  754     $1,202     $1,650      $2,269
EQ/Montag & Caldwell Growth                  $  823     $1,407     $2,014      $2,999
EQ/Mutual Shares                             $  871     $1,551     $2,256      $3,487
EQ/Oppenheimer Global                        $  957     $1,801     $2,660      $4,285
EQ/Oppenheimer Main Street Opportunity**     $  973     $1,850     $2,738      $4,435
EQ/Oppenheimer Main Street Small Cap         $  968     $1,835     $2,715      $4,391
EQ/PIMCO Real Return                         $  805     $1,354     $1,920      $2,813
EQ/Short Duration Bond                       $  789     $1,306     $1,836      $2,646
EQ/Small Cap Value+                          $  820     $1,398     $1,999      $2,968
EQ/Small Company Growth+                     $  848     $1,484     $2,146      $3,261
EQ/Small Company Index                       $  774     $1,262     $1,757      $2,486
EQ/TCW Equity++                              $  828     $1,422     $2,040      $3,050
EQ/Templeton Growth                          $  890     $1,607     $2,347      $3,669
EQ/UBS Growth and Income                     $  824     $1,410     $2,020      $3,009
EQ/Van Kampen Comstock                       $  816     $1,387     $1,978      $2,927
EQ/Van Kampen Emerging Markets Equity        $  883     $1,587     $2,313      $3,602
EQ/Van Kampen Mid Cap Growth                 $  825     $1,413     $2,025      $3,019
EQ/Wells Fargo Montgomery Small Cap++        $  857     $1,510     $2,189      $3,350
--------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++               $  842     $1,466     $2,117      $3,201



--------------------------------------------------------------------------------------
                                                If you annuitize at the end of the
                                               applicable time period and select a
                                                non-life contingent period certain
                                             annuity option with less than ten years
--------------------------------------------------------------------------------------
                                              1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------
EQ/FI Mid Cap                                 N/A       $1,384     $1,973      $2,917
EQ/FI Mid Cap Value+                          N/A       $1,393     $1,988      $2,948
EQ/Franklin Income                            N/A       $1,516     $2,199      $3,369
EQ/Franklin Small Cap Value                   N/A       $1,983     $2,951      $4,835
EQ/Franklin Templeton Founding Strategy**     N/A       $1,531     $2,223      $3,418
EQ/GAMCO Mergers and Acquisitions             N/A       $1,502     $2,175      $3,320
EQ/GAMCO Small Company Value                  N/A       $1,410     $2,020      $3,009
EQ/International Growth                       N/A       $1,493     $2,160      $3,290
EQ/Janus Large Cap Growth++                   N/A       $1,449     $2,087      $3,141
EQ/JPMorgan Core Bond                         N/A       $1,312     $1,847      $2,667
EQ/JPMorgan Value Opportunities               N/A       $1,363     $1,936      $2,845
EQ/Legg Mason Value Equity                    N/A       $1,396     $1,994      $2,958
EQ/Long Term Bond                             N/A       $1,309     $1,842      $2,656
EQ/Lord Abbett Growth and Income              N/A       $1,407     $2,014      $2,999
EQ/Lord Abbett Large Cap Core                 N/A       $1,452     $2,092      $3,151
EQ/Lord Abbett Mid Cap Value                  N/A       $1,398     $1,999      $2,968
EQ/Marsico Focus                              N/A       $1,428     $2,051      $3,070
EQ/MFS Emerging Growth Companies+             N/A       $1,375     $1,957      $2,886
EQ/MFS Investors Trust+                       N/A       $1,363     $1,936      $2,845
EQ/Money Market                               N/A       $1,202     $1,650      $2,269
EQ/Montag & Caldwell Growth                   N/A       $1,407     $2,014      $2,999
EQ/Mutual Shares                              N/A       $1,551     $2,256      $3,487
EQ/Oppenheimer Global                         N/A       $1,801     $2,660      $4,285
EQ/Oppenheimer Main Street Opportunity**      N/A       $1,850     $2,738      $4,435
EQ/Oppenheimer Main Street Small Cap          N/A       $1,835     $2,715      $4,391
EQ/PIMCO Real Return                          N/A       $1,354     $1,920      $2,813
EQ/Short Duration Bond                        N/A       $1,306     $1,836      $2,646
EQ/Small Cap Value+                           N/A       $1,398     $1,999      $2,968
EQ/Small Company Growth+                      N/A       $1,484     $2,146      $3,261
EQ/Small Company Index                        N/A       $1,262     $1,757      $2,486
EQ/TCW Equity++                               N/A       $1,422     $2,040      $3,050
EQ/Templeton Growth                           N/A       $1,607     $2,347      $3,669
EQ/UBS Growth and Income                      N/A       $1,410     $2,020      $3,009
EQ/Van Kampen Comstock                        N/A       $1,387     $1,978      $2,927
EQ/Van Kampen Emerging Markets Equity         N/A       $1,587     $2,313      $3,602
EQ/Van Kampen Mid Cap Growth                  N/A       $1,413     $2,025      $3,019
EQ/Wells Fargo Montgomery Small Cap++         N/A       $1,510     $2,189      $3,350
--------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                N/A       $1,466     $2,117      $3,201




-------------------------------------------------------------------------------------
                                             If you do not surrender your contract at
                                               the end of the applicable time period
                                             1 year    3 years    5 years    10 years
-------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/FI Mid Cap                                  $262     $  804     $1,373     $2,917
EQ/FI Mid Cap Value+                           $265     $  814     $1,388     $2,948
EQ/Franklin Income                             $309     $  945     $1,605     $3,369
EQ/Franklin Small Cap Value                    $479     $1,440     $2,405     $4,835
EQ/Franklin Templeton Founding Strategy**      $314     $  960     $1,631     $3,418
EQ/GAMCO Mergers and Acquisitions              $304     $  929     $1,579     $3,320
EQ/GAMCO Small Company Value                   $271     $  832     $1,420     $3,009
EQ/International Growth                        $301     $  920     $1,564     $3,290
EQ/Janus Large Cap Growth++                    $285     $  873     $1,487     $3,141
EQ/JPMorgan Core Bond                          $237     $  729     $1,247     $2,667
EQ/JPMorgan Value Opportunities                $254     $  782     $1,336     $2,845
EQ/Legg Mason Value Equity                     $266     $  817     $1,394     $2,958
EQ/Long Term Bond                              $236     $  725     $1,242     $2,656
EQ/Lord Abbett Growth and Income               $270     $  829     $1,414     $2,999
EQ/Lord Abbett Large Cap Core                  $286     $  876     $1,492     $3,151
EQ/Lord Abbett Mid Cap Value                   $267     $  820     $1,399     $2,968
EQ/Marsico Focus                               $278     $  851     $1,451     $3,070
EQ/MFS Emerging Growth Companies+              $259     $  795     $1,357     $2,886
EQ/MFS Investors Trust+                        $254     $  782     $1,336     $2,845
EQ/Money Market                                $198     $  611     $1,050     $2,269
EQ/Montag & Caldwell Growth                    $270     $  829     $1,414     $2,999
EQ/Mutual Shares                               $322     $  982     $1,666     $3,487
EQ/Oppenheimer Global                          $412     $1,246     $2,096     $4,285
EQ/Oppenheimer Main Street Opportunity**       $430     $1,298     $2,179     $4,435
EQ/Oppenheimer Main Street Small Cap           $424     $1,283     $2,154     $4,391
EQ/PIMCO Real Return                           $251     $  773     $1,320     $2,813
EQ/Short Duration Bond                         $234     $  722     $1,236     $2,646
EQ/Small Cap Value+                            $267     $  820     $1,399     $2,968
EQ/Small Company Growth+                       $297     $  911     $1,549     $3,261
EQ/Small Company Index                         $219     $  675     $1,157     $2,486
EQ/TCW Equity++                                $275     $  845     $1,440     $3,050
EQ/Templeton Growth                            $342     $1,041     $1,763     $3,669
EQ/UBS Growth and Income                       $271     $  832     $1,420     $3,009
EQ/Van Kampen Comstock                         $263     $  807     $1,378     $2,927
EQ/Van Kampen Emerging Markets Equity          $334     $1,019     $1,727     $3,602
EQ/Van Kampen Mid Cap Growth                   $272     $  836     $1,425     $3,019
EQ/Wells Fargo Montgomery Small Cap++          $307     $  939     $1,595     $3,350
-------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                 $291     $  892     $1,518     $3,201




* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 23

EQUI-VEST(SM) SERIES 400 CONTRACTS



----------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                              of the applicable time period
                                                          1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  915     $1,680     $2,465      $3,904
AXA Conservative Allocation                                $  895     $1,622     $2,370      $3,717
AXA Conservative-Plus Allocation                           $  896     $1,624     $2,375      $3,726
AXA Moderate Allocation                                    $  876     $1,566     $2,280      $3,535
AXA Moderate-Plus Allocation                               $  908     $1,659     $2,432      $3,839
Multimanager Aggressive Equity*                            $  851     $1,493     $2,160      $3,290
Multimanager Core Bond*                                    $  873     $1,557     $2,266      $3,506
Multimanager Health Care*                                  $  939     $1,749     $2,577      $4,124
Multimanager High Yield*                                   $  847     $1,481     $2,141      $3,251
Multimanager International Equity*                         $  924     $1,706     $2,507      $3,987
Multimanager Large Cap Core Equity*                        $  906     $1,653     $2,422      $3,820
Multimanager Large Cap Growth*                             $  908     $1,659     $2,432      $3,839
Multimanager Large Cap Value*                              $  906     $1,653     $2,422      $3,820
Multimanager Mid Cap Growth*                               $  927     $1,714     $2,521      $4,015
Multimanager Mid Cap Value*                                $  930     $1,723     $2,535      $4,042
Multimanager Technology*                                   $  939     $1,749     $2,577      $4,124
Target 2015 Allocation                                     $1,642     $3,639     $5,390      $8,603
Target 2025 Allocation                                     $1,582     $3,490     $5,186      $8,346
Target 2035 Allocation                                     $1,807     $4,042     $5,929      $9,227
Target 2045 Allocation                                     $1,900     $4,259     $6,210      $9,523
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  832     $1,434     $2,061      $3,090
EQ/AllianceBernstein Growth and Income++                   $  839     $1,458     $2,102      $3,171
EQ/AllianceBernstein Intermediate Government Securities    $  835     $1,446     $2,082      $3,131
EQ/AllianceBernstein International                         $  862     $1,525     $2,213      $3,399
EQ/AllianceBernstein Large Cap Growth                      $  897     $1,627     $2,380      $3,736
EQ/AllianceBernstein Quality Bond                          $  835     $1,446     $2,082      $3,131
EQ/AllianceBernstein Small Cap Growth                      $  858     $1,513     $2,194      $3,360
EQ/AllianceBernstein Value++                               $  869     $1,546     $2,247      $3,467
EQ/Ariel Appreciation II                                   $  922     $1,700     $2,497      $3,969
EQ/AXA Rosenberg Value Long/Short Equity                   $1,079     $2,149     $3,211      $5,310
EQ/BlackRock Basic Value Equity*                           $  865     $1,534     $2,227      $3,428
EQ/BlackRock International Value*                          $  899     $1,633     $2,389      $3,755
EQ/Boston Advisors Equity Income                           $  886     $1,595     $2,328      $3,631
EQ/Calvert Socially Responsible                            $  886     $1,595     $2,328      $3,631
EQ/Capital Guardian Growth                                 $  877     $1,569     $2,285      $3,545
EQ/Capital Guardian International+                         $  900     $1,636     $2,394      $3,764
EQ/Capital Guardian Research                               $  874     $1,560     $2,271      $3,516
EQ/Capital Guardian U.S. Equity++                          $  874     $1,560     $2,271      $3,516
EQ/Caywood-Scholl High Yield Bond                          $  874     $1,560     $2,271      $3,516
EQ/Davis New York Venture**                                $  955     $1,795     $2,651      $4,268
EQ/Equity 500 Index                                        $  810     $1,369     $1,947      $2,865
EQ/Evergreen International Bond                            $  889     $1,604     $2,342      $3,660
EQ/Evergreen Omega                                         $  882     $1,584     $2,309      $3,593



-----------------------------------------------------------------------------------------------------
                                                               If you annuitize at the end of the
                                                               applicable time period and select a
                                                               non-life contingent period certain
                                                             annuity option with less than ten years
-----------------------------------------------------------------------------------------------------
                                                           1 year    3 years    5 years    10 years
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,680     $2,465      $3,904
AXA Conservative Allocation                                 N/A       $1,622     $2,370      $3,717
AXA Conservative-Plus Allocation                            N/A       $1,624     $2,375      $3,726
AXA Moderate Allocation                                     N/A       $1,566     $2,280      $3,535
AXA Moderate-Plus Allocation                                N/A       $1,659     $2,432      $3,839
Multimanager Aggressive Equity*                             N/A       $1,493     $2,160      $3,290
Multimanager Core Bond*                                     N/A       $1,557     $2,266      $3,506
Multimanager Health Care*                                   N/A       $1,749     $2,577      $4,124
Multimanager High Yield*                                    N/A       $1,481     $2,141      $3,251
Multimanager International Equity*                          N/A       $1,706     $2,507      $3,987
Multimanager Large Cap Core Equity*                         N/A       $1,653     $2,422      $3,820
Multimanager Large Cap Growth*                              N/A       $1,659     $2,432      $3,839
Multimanager Large Cap Value*                               N/A       $1,653     $2,422      $3,820
Multimanager Mid Cap Growth*                                N/A       $1,714     $2,521      $4,015
Multimanager Mid Cap Value*                                 N/A       $1,723     $2,535      $4,042
Multimanager Technology*                                    N/A       $1,749     $2,577      $4,124
Target 2015 Allocation                                      N/A       $3,639     $5,390      $8,603
Target 2025 Allocation                                      N/A       $3,490     $5,186      $8,346
Target 2035 Allocation                                      N/A       $4,042     $5,929      $9,227
Target 2045 Allocation                                      N/A       $4,259     $6,210      $9,523
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,434     $2,061      $3,090
EQ/AllianceBernstein Growth and Income++                    N/A       $1,458     $2,102      $3,171
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,446     $2,082      $3,131
EQ/AllianceBernstein International                          N/A       $1,525     $2,213      $3,399
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,627     $2,380      $3,736
EQ/AllianceBernstein Quality Bond                           N/A       $1,446     $2,082      $3,131
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,513     $2,194      $3,360
EQ/AllianceBernstein Value++                                N/A       $1,546     $2,247      $3,467
EQ/Ariel Appreciation II                                    N/A       $1,700     $2,497      $3,969
EQ/AXA Rosenberg Value Long/Short Equity                    N/A       $2,149     $3,211      $5,310
EQ/BlackRock Basic Value Equity*                            N/A       $1,534     $2,227      $3,428
EQ/BlackRock International Value*                           N/A       $1,633     $2,389      $3,755
EQ/Boston Advisors Equity Income                            N/A       $1,595     $2,328      $3,631
EQ/Calvert Socially Responsible                             N/A       $1,595     $2,328      $3,631
EQ/Capital Guardian Growth                                  N/A       $1,569     $2,285      $3,545
EQ/Capital Guardian International+                          N/A       $1,636     $2,394      $3,764
EQ/Capital Guardian Research                                N/A       $1,560     $2,271      $3,516
EQ/Capital Guardian U.S. Equity++                           N/A       $1,560     $2,271      $3,516
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,560     $2,271      $3,516
EQ/Davis New York Venture**                                 N/A       $1,795     $2,651      $4,268
EQ/Equity 500 Index                                         N/A       $1,369     $1,947      $2,865
EQ/Evergreen International Bond                             N/A       $1,604     $2,342      $3,660
EQ/Evergreen Omega                                          N/A       $1,584     $2,309      $3,593




--------------------------------------------------------------------------------------------------
                                                                If you do not surrender your
                                                                 contract at the end of the
                                                                   applicable time period
--------------------------------------------------------------------------------------------------
                                                           1 year    3 years    5 years   10 years
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  368     $1,118     $1,888     $3,904
AXA Conservative Allocation                                $  347     $1,056     $1,788     $3,717
AXA Conservative-Plus Allocation                           $  348     $1,059     $1,793     $3,726
AXA Moderate Allocation                                    $  327     $  998     $1,692     $3,535
AXA Moderate-Plus Allocation                               $  360     $1,096     $1,853     $3,839
Multimanager Aggressive Equity*                            $  301     $  920     $1,564     $3,290
Multimanager Core Bond*                                    $  324     $  988     $1,676     $3,506
Multimanager Health Care*                                  $  393     $1,191     $2,007     $4,124
Multimanager High Yield*                                   $  296     $  907     $1,544     $3,251
Multimanager International Equity*                         $  377     $1,146     $1,933     $3,987
Multimanager Large Cap Core Equity*                        $  358     $1,090     $1,843     $3,820
Multimanager Large Cap Growth*                             $  360     $1,096     $1,853     $3,839
Multimanager Large Cap Value*                              $  358     $1,090     $1,843     $3,820
Multimanager Mid Cap Growth*                               $  380     $1,155     $1,948     $4,015
Multimanager Mid Cap Value*                                $  383     $1,164     $1,963     $4,042
Multimanager Technology*                                   $  393     $1,191     $2,007     $4,124
Target 2015 Allocation                                     $1,136     $3,195     $5,001     $8,603
Target 2025 Allocation                                     $1,073     $3,038     $4,784     $8,346
Target 2035 Allocation                                     $1,311     $3,623     $5,575     $9,227
Target 2045 Allocation                                     $1,409     $3,854     $5,874     $9,523
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  280     $  857     $1,461     $3,090
EQ/AllianceBernstein Growth and Income++                   $  288     $  882     $1,502     $3,171
EQ/AllianceBernstein Intermediate Government Securities    $  284     $  870     $1,482     $3,131
EQ/AllianceBernstein International                         $  312     $  954     $1,620     $3,399
EQ/AllianceBernstein Large Cap Growth                      $  349     $1,062     $1,798     $3,736
EQ/AllianceBernstein Quality Bond                          $  284     $  870     $1,482     $3,131
EQ/AllianceBernstein Small Cap Growth                      $  308     $  942     $1,600     $3,360
EQ/AllianceBernstein Value++                               $  319     $  976     $1,656     $3,467
EQ/Ariel Appreciation II                                   $  375     $1,139     $1,923     $3,969
EQ/AXA Rosenberg Value Long/Short Equity                   $  541     $1,616     $2,682     $5,310
EQ/BlackRock Basic Value Equity*                           $  315     $  963     $1,636     $3,428
EQ/BlackRock International Value*                          $  351     $1,069     $1,808     $3,755
EQ/Boston Advisors Equity Income                           $  337     $1,028     $1,742     $3,631
EQ/Calvert Socially Responsible                            $  337     $1,028     $1,742     $3,631
EQ/Capital Guardian Growth                                 $  328     $1,001     $1,697     $3,545
EQ/Capital Guardian International+                         $  352     $1,072     $1,813     $3,764
EQ/Capital Guardian Research                               $  325     $  991     $1,682     $3,516
EQ/Capital Guardian U.S. Equity++                          $  325     $  991     $1,682     $3,516
EQ/Caywood-Scholl High Yield Bond                          $  325     $  991     $1,682     $3,516
EQ/Davis New York Venture**                                $  410     $1,240     $2,086     $4,268
EQ/Equity 500 Index                                        $  257     $  788     $1,347     $2,865
EQ/Evergreen International Bond                            $  340     $1,038     $1,757     $3,660
EQ/Evergreen Omega                                         $  333     $1,016     $1,722     $3,593


24 Fee table

---------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                          1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                              $  879     $1,575     $2,294      $3,564
EQ/FI Mid Cap Value+                                       $  882     $1,584     $2,309      $3,593
EQ/Franklin Income                                         $  924     $1,706     $2,507      $3,987
EQ/Franklin Small Cap Value                                $1,085     $2,166     $3,238      $5,357
EQ/Franklin Templeton Founding Strategy**                  $  929     $1,720     $2,530      $4,033
EQ/GAMCO Mergers and Acquisitions                          $  919     $1,691     $2,483      $3,941
EQ/GAMCO Small Company Value                               $  888     $1,601     $2,337      $3,650
EQ/International Growth                                    $  916     $1,682     $2,469      $3,913
EQ/Janus Large Cap Growth++                                $  901     $1,639     $2,399      $3,773
EQ/JPMorgan Core Bond                                      $  855     $1,505     $2,179      $3,330
EQ/JPMorgan Value Opportunities                            $  872     $1,554     $2,261      $3,496
EQ/Legg Mason Value Equity                                 $  883     $1,587     $2,313      $3,602
EQ/Long Term Bond                                          $  854     $1,502     $2,175      $3,320
EQ/Lord Abbett Growth and Income                           $  887     $1,598     $2,332      $3,641
EQ/Lord Abbett Large Cap Core                              $  902     $1,642     $2,403      $3,783
EQ/Lord Abbett Mid Cap Value                               $  884     $1,589     $2,318      $3,612
EQ/Marsico Focus                                           $  894     $1,619     $2,366      $3,707
EQ/MFS Emerging Growth Companies+                          $  876     $1,566     $2,280      $3,535
EQ/MFS Investors Trust+                                    $  872     $1,554     $2,261      $3,496
EQ/Money Market                                            $  819     $1,396     $1,994      $2,958
EQ/Montag & Caldwell Growth                                $  887     $1,598     $2,332      $3,641
EQ/Mutual Shares                                           $  936     $1,740     $2,563      $4,097
EQ/Oppenheimer Global                                      $1,021     $1,986     $2,955      $4,844
EQ/Oppenheimer Main Street Opportunity**                   $1,038     $2,034     $3,031      $4,983
EQ/Oppenheimer Main Street Small Cap                       $1,033     $2,020     $3,009      $4,943
EQ/PIMCO Real Return                                       $  869     $1,546     $2,247      $3,467
EQ/Short Duration Bond                                     $  853     $1,499     $2,170      $3,310
EQ/Small Cap Value+                                        $  884     $1,589     $2,318      $3,612
EQ/Small Company Growth+                                   $  913     $1,674     $2,455      $3,886
EQ/Small Company Index                                     $  838     $1,455     $2,097      $3,161
EQ/TCW Equity++                                            $  892     $1,613     $2,356      $3,688
EQ/Templeton Growth                                        $  955     $1,795     $2,651      $4,268
EQ/UBS Growth and Income                                   $  888     $1,601     $2,337      $3,650
EQ/Van Kampen Comstock                                     $  880     $1,578     $2,299      $3,574
EQ/Van Kampen Emerging Markets Equity                      $  948     $1,775     $2,618      $4,205
EQ/Van Kampen Mid Cap Growth                               $  889     $1,604     $2,342      $3,660
EQ/Wells Fargo Montgomery Small Cap++                      $  922     $1,700     $2,497      $3,969
---------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                             $  907     $1,656     $2,427      $3,830



-------------------------------------------------------------------------------------------------
                                                           If you annuitize at the end of the
                                                           applicable time period and select a
                                                           non-life contingent period certain
                                                         annuity option with less than ten years
-------------------------------------------------------------------------------------------------
                                                         1 year    3 years    5 years    10 years
-------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                            N/A       $1,575     $2,294      $3,564
EQ/FI Mid Cap Value+                                     N/A       $1,584     $2,309      $3,593
EQ/Franklin Income                                       N/A       $1,706     $2,507      $3,987
EQ/Franklin Small Cap Value                              N/A       $2,166     $3,238      $5,357
EQ/Franklin Templeton Founding Strategy**                N/A       $1,720     $2,530      $4,033
EQ/GAMCO Mergers and Acquisitions                        N/A       $1,691     $2,483      $3,941
EQ/GAMCO Small Company Value                             N/A       $1,601     $2,337      $3,650
EQ/International Growth                                  N/A       $1,682     $2,469      $3,913
EQ/Janus Large Cap Growth++                              N/A       $1,639     $2,399      $3,773
EQ/JPMorgan Core Bond                                    N/A       $1,505     $2,179      $3,330
EQ/JPMorgan Value Opportunities                          N/A       $1,554     $2,261      $3,496
EQ/Legg Mason Value Equity                               N/A       $1,587     $2,313      $3,602
EQ/Long Term Bond                                        N/A       $1,502     $2,175      $3,320
EQ/Lord Abbett Growth and Income                         N/A       $1,598     $2,332      $3,641
EQ/Lord Abbett Large Cap Core                            N/A       $1,642     $2,403      $3,783
EQ/Lord Abbett Mid Cap Value                             N/A       $1,589     $2,318      $3,612
EQ/Marsico Focus                                         N/A       $1,619     $2,366      $3,707
EQ/MFS Emerging Growth Companies+                        N/A       $1,566     $2,280      $3,535
EQ/MFS Investors Trust+                                  N/A       $1,554     $2,261      $3,496
EQ/Money Market                                          N/A       $1,396     $1,994      $2,958
EQ/Montag & Caldwell Growth                              N/A       $1,598     $2,332      $3,641
EQ/Mutual Shares                                         N/A       $1,740     $2,563      $4,097
EQ/Oppenheimer Global                                    N/A       $1,986     $2,955      $4,844
EQ/Oppenheimer Main Street Opportunity**                 N/A       $2,034     $3,031      $4,983
EQ/Oppenheimer Main Street Small Cap                     N/A       $2,020     $3,009      $4,943
EQ/PIMCO Real Return                                     N/A       $1,546     $2,247      $3,467
EQ/Short Duration Bond                                   N/A       $1,499     $2,170      $3,310
EQ/Small Cap Value+                                      N/A       $1,589     $2,318      $3,612
EQ/Small Company Growth+                                 N/A       $1,674     $2,455      $3,886
EQ/Small Company Index                                   N/A       $1,455     $2,097      $3,161
EQ/TCW Equity++                                          N/A       $1,613     $2,356      $3,688
EQ/Templeton Growth                                      N/A       $1,795     $2,651      $4,268
EQ/UBS Growth and Income                                 N/A       $1,601     $2,337      $3,650
EQ/Van Kampen Comstock                                   N/A       $1,578     $2,299      $3,574
EQ/Van Kampen Emerging Markets Equity                    N/A       $1,775     $2,618      $4,205
EQ/Van Kampen Mid Cap Growth                             N/A       $1,604     $2,342      $3,660
EQ/Wells Fargo Montgomery Small Cap++                    N/A       $1,700     $2,497      $3,969
------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                           N/A       $1,656     $2,427      $3,830


--------------------------------------------------------------------------------------------------
                                                          If you do not surrender your contract at
                                                            the end of the applicable time period
--------------------------------------------------------------------------------------------------
                                                         1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                               $330     $1,007     $1,707     $3,564
EQ/FI Mid Cap Value+                                        $333     $1,016     $1,722     $3,593
EQ/Franklin Income                                          $377     $1,146     $1,933     $3,987
EQ/Franklin Small Cap Value                                 $547     $1,634     $2,710     $5,357
EQ/Franklin Templeton Founding Strategy**                   $382     $1,161     $1,958     $4,033
EQ/GAMCO Mergers and Acquisitions                           $372     $1,130     $1,908     $3,941
EQ/GAMCO Small Company Value                                $339     $1,035     $1,752     $3,650
EQ/International Growth                                     $369     $1,121     $1,893     $3,913
EQ/Janus Large Cap Growth++                                 $353     $1,075     $1,818     $3,773
EQ/JPMorgan Core Bond                                       $305     $  932     $1,585     $3,330
EQ/JPMorgan Value Opportunities                             $323     $  985     $1,671     $3,496
EQ/Legg Mason Value Equity                                  $334     $1,019     $1,727     $3,602
EQ/Long Term Bond                                           $304     $  929     $1,579     $3,320
EQ/Lord Abbett Growth and Income                            $338     $1,032     $1,747     $3,641
EQ/Lord Abbett Large Cap Core                               $354     $1,078     $1,823     $3,783
EQ/Lord Abbett Mid Cap Value                                $335     $1,022     $1,732     $3,612
EQ/Marsico Focus                                            $346     $1,053     $1,783     $3,707
EQ/MFS Emerging Growth Companies+                           $327     $  998     $1,692     $3,535
EQ/MFS Investors Trust+                                     $323     $  985     $1,671     $3,496
EQ/Money Market                                             $266     $  817     $1,394     $2,958
EQ/Montag & Caldwell Growth                                 $338     $1,032     $1,747     $3,641
EQ/Mutual Shares                                            $390     $1,182     $1,992     $4,097
EQ/Oppenheimer Global                                       $480     $1,443     $2,410     $4,844
EQ/Oppenheimer Main Street Opportunity**                    $498     $1,494     $2,490     $4,983
EQ/Oppenheimer Main Street Small Cap                        $493     $1,479     $2,467     $4,943
EQ/PIMCO Real Return                                        $319     $  976     $1,656     $3,467
EQ/Short Duration Bond                                      $303     $  926     $1,574     $3,310
EQ/Small Cap Value+                                         $335     $1,022     $1,732     $3,612
EQ/Small Company Growth+                                    $366     $1,112     $1,878     $3,886
EQ/Small Company Index                                      $287     $  879     $1,497     $3,161
EQ/TCW Equity++                                             $344     $1,047     $1,773     $3,688
EQ/Templeton Growth                                         $410     $1,240     $2,086     $4,268
EQ/UBS Growth and Income                                    $339     $1,035     $1,752     $3,650
EQ/Van Kampen Comstock                                      $331     $1,010     $1,712     $3,574
EQ/Van Kampen Emerging Markets Equity                       $402     $1,219     $2,052     $4,205
EQ/Van Kampen Mid Cap Growth                                $340     $1,038     $1,757     $3,660
EQ/Wells Fargo Montgomery Small Cap++                       $375     $1,139     $1,923     $3,969
-------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                              $359     $1,093     $1,848     $3,830







* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 25

EQUI-VEST(SM) SERIES 500 CONTRACTS



---------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                 of the applicable time period
---------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  860     $1,519     $2,203      $3,379
AXA Conservative Allocation                                $  840     $1,460     $2,107      $3,181
AXA Conservative-Plus Allocation                           $  841     $1,463     $2,112      $3,191
AXA Moderate Allocation                                    $  822     $1,404     $2,009      $2,989
AXA Moderate-Plus Allocation                               $  853     $1,499     $2,170      $3,310
Multimanager Aggressive Equity*                            $  797     $1,330     $1,878      $2,730
Multimanager Core Bond*                                    $  819     $1,396     $1,994      $2,958
Multimanager Health Care*                                  $  884     $1,589     $2,318      $3,612
Multimanager High Yield*                                   $  793     $1,318     $1,857      $2,688
Multimanager International Equity*                         $  869     $1,546     $2,247      $3,467
Multimanager Large Cap Core Equity*                        $  851     $1,493     $2,160      $3,290
Multimanager Large Cap Growth*                             $  853     $1,499     $2,170      $3,310
Multimanager Large Cap Value*                              $  851     $1,493     $2,160      $3,290
Multimanager Mid Cap Growth*                               $  872     $1,554     $2,261      $3,496
Multimanager Mid Cap Value*                                $  875     $1,563     $2,275      $3,525
Multimanager Technology*                                   $  884     $1,589     $2,318      $3,612
Target 2015 Allocation                                     $1,587     $3,503     $5,203      $8,368
Target 2025 Allocation                                     $1,527     $3,352     $4,994      $8,094
Target 2035 Allocation                                     $1,753     $3,911     $5,756      $9,035
Target 2045 Allocation                                     $1,845     $4,131     $6,045      $9,352
---------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  777     $1,271     $1,773      $2,518
EQ/AllianceBernstein Growth and Income++                   $  785     $1,295     $1,815      $2,603
EQ/AllianceBernstein Intermediate Government Securities    $  781     $1,283     $1,794      $2,561
EQ/AllianceBernstein International                         $  808     $1,363     $1,936      $2,845
EQ/AllianceBernstein Large Cap Growth                      $  842     $1,466     $2,117      $3,201
EQ/AllianceBernstein Quality Bond                          $  781     $1,283     $1,794      $2,561
EQ/AllianceBernstein Small Cap Growth                      $  804     $1,351     $1,915      $2,803
EQ/AllianceBernstein Value++                               $  815     $1,384     $1,973      $2,917
EQ/Ariel Appreciation II                                   $  867     $1,540     $2,237      $3,448
EQ/AXA Rosenberg Value Long/Short Equity                   $1,024     $1,995     $2,969      $4,868
EQ/BlackRock Basic Value Equity*                           $  811     $1,372     $1,952      $2,876
EQ/BlackRock International Value*                          $  844     $1,472     $2,126      $3,221
EQ/Boston Advisors Equity Income                           $  832     $1,434     $2,061      $3,090
EQ/Calvert Socially Responsible                            $  832     $1,434     $2,061      $3,090
EQ/Capital Guardian Growth                                 $  823     $1,407     $2,014      $2,999
EQ/Capital Guardian International+                         $  845     $1,475     $2,131      $3,231
EQ/Capital Guardian Research                               $  820     $1,398     $1,999      $2,968
EQ/Capital Guardian U.S. Equity++                          $  820     $1,398     $1,999      $2,968
EQ/Caywood-Scholl High Yield Bond                          $  820     $1,398     $1,999      $2,968
EQ/Davis New York Venture**                                $  900     $1,636     $2,394      $3,764
EQ/Equity 500 Index                                        $  755     $1,205     $1,656      $2,280
EQ/Evergreen International Bond                            $  834     $1,443     $2,077      $3,121
EQ/Evergreen Omega                                         $  828     $1,422     $2,040      $3,050



----------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end of
                                                            the applicable time period and select
                                                             a non-life contingent period certain
                                                            annuity option with less than ten years
----------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                    N/A       $1,519     $2,203      $3,379
AXA Conservative Allocation                                  N/A       $1,460     $2,107      $3,181
AXA Conservative-Plus Allocation                             N/A       $1,463     $2,112      $3,191
AXA Moderate Allocation                                      N/A       $1,404     $2,009      $2,989
AXA Moderate-Plus Allocation                                 N/A       $1,499     $2,170      $3,310
Multimanager Aggressive Equity*                              N/A       $1,330     $1,878      $2,730
Multimanager Core Bond*                                      N/A       $1,396     $1,994      $2,958
Multimanager Health Care*                                    N/A       $1,589     $2,318      $3,612
Multimanager High Yield*                                     N/A       $1,318     $1,857      $2,688
Multimanager International Equity*                           N/A       $1,546     $2,247      $3,467
Multimanager Large Cap Core Equity*                          N/A       $1,493     $2,160      $3,290
Multimanager Large Cap Growth*                               N/A       $1,499     $2,170      $3,310
Multimanager Large Cap Value*                                N/A       $1,493     $2,160      $3,290
Multimanager Mid Cap Growth*                                 N/A       $1,554     $2,261      $3,496
Multimanager Mid Cap Value*                                  N/A       $1,563     $2,275      $3,525
Multimanager Technology*                                     N/A       $1,589     $2,318      $3,612
Target 2015 Allocation                                       N/A       $3,503     $5,203      $8,368
Target 2025 Allocation                                       N/A       $3,352     $4,994      $8,094
Target 2035 Allocation                                       N/A       $3,911     $5,756      $9,035
Target 2045 Allocation                                       N/A       $4,131     $6,045      $9,352
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                            N/A       $1,271     $1,773      $2,518
EQ/AllianceBernstein Growth and Income++                     N/A       $1,295     $1,815      $2,603
EQ/AllianceBernstein Intermediate Government Securities      N/A       $1,283     $1,794      $2,561
EQ/AllianceBernstein International                           N/A       $1,363     $1,936      $2,845
EQ/AllianceBernstein Large Cap Growth                        N/A       $1,466     $2,117      $3,201
EQ/AllianceBernstein Quality Bond                            N/A       $1,283     $1,794      $2,561
EQ/AllianceBernstein Small Cap Growth                        N/A       $1,351     $1,915      $2,803
EQ/AllianceBernstein Value++                                 N/A       $1,384     $1,973      $2,917
EQ/Ariel Appreciation II                                     N/A       $1,540     $2,237      $3,448
EQ/AXA Rosenberg Value Long/Short Equity                     N/A       $1,995     $2,969      $4,868
EQ/BlackRock Basic Value Equity*                             N/A       $1,372     $1,952      $2,876
EQ/BlackRock International Value*                            N/A       $1,472     $2,126      $3,221
EQ/Boston Advisors Equity Income                             N/A       $1,434     $2,061      $3,090
EQ/Calvert Socially Responsible                              N/A       $1,434     $2,061      $3,090
EQ/Capital Guardian Growth                                   N/A       $1,407     $2,014      $2,999
EQ/Capital Guardian International+                           N/A       $1,475     $2,131      $3,231
EQ/Capital Guardian Research                                 N/A       $1,398     $1,999      $2,968
EQ/Capital Guardian U.S. Equity++                            N/A       $1,398     $1,999      $2,968
EQ/Caywood-Scholl High Yield Bond                            N/A       $1,398     $1,999      $2,968
EQ/Davis New York Venture**                                  N/A       $1,636     $2,394      $3,764
EQ/Equity 500 Index                                          N/A       $1,205     $1,656      $2,280
EQ/Evergreen International Bond                              N/A       $1,443     $2,077      $3,121
EQ/Evergreen Omega                                           N/A       $1,422     $2,040      $3,050






--------------------------------------------------------------------------------------------------
                                                              If you do not surrender your
                                                               contract at the end of the
                                                                 applicable time period
--------------------------------------------------------------------------------------------------
                                                           1 year    3 years     5 years  10 years
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $  310     $  948      $1,610     $3,379
AXA Conservative Allocation                               $  289     $  886      $1,507     $3,181
AXA Conservative-Plus Allocation                          $  290     $  889      $1,513     $3,191
AXA Moderate Allocation                                   $  269     $  826      $1,409     $2,989
AXA Moderate-Plus Allocation                              $  303     $  926      $1,574     $3,310
Multimanager Aggressive Equity*                           $  243     $  748      $1,278     $2,730
Multimanager Core Bond*                                   $  266     $  817      $1,394     $2,958
Multimanager Health Care*                                 $  335     $1,022      $1,732     $3,612
Multimanager High Yield*                                  $  239     $  735      $1,257     $2,688
Multimanager International Equity*                        $  319     $  976      $1,656     $3,467
Multimanager Large Cap Core Equity*                       $  301     $  920      $1,564     $3,290
Multimanager Large Cap Growth*                            $  303     $  926      $1,574     $3,310
Multimanager Large Cap Value*                             $  301     $  920      $1,564     $3,290
Multimanager Mid Cap Growth*                              $  323     $  985      $1,671     $3,496
Multimanager Mid Cap Value*                               $  326     $  994      $1,687     $3,525
Multimanager Technology*                                  $  335     $1,022      $1,732     $3,612
Target 2015 Allocation                                    $1,078     $3,051      $4,802     $8,368
Target 2025 Allocation                                    $1,015     $2,891      $4,579     $8,094
Target 2035 Allocation                                    $1,253     $3,484      $5,391     $9,035
Target 2045 Allocation                                    $1,351     $3,718      $5,699     $9,352
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         $  222     $  684      $1,173     $2,518
EQ/AllianceBernstein Growth and Income++                  $  230     $  710      $1,215     $2,603
EQ/AllianceBernstein Intermediate Government Securities   $  226     $  697      $1,194     $2,561
EQ/AllianceBernstein International                        $  254     $  782      $1,336     $2,845
EQ/AllianceBernstein Large Cap Growth                     $  291     $  892      $1,518     $3,201
EQ/AllianceBernstein Quality Bond                         $  226     $  697      $1,194     $2,561
EQ/AllianceBernstein Small Cap Growth                     $  250     $  770      $1,315     $2,803
EQ/AllianceBernstein Value++                              $  262     $  804      $1,373     $2,917
EQ/Ariel Appreciation II                                  $  317     $  970      $1,646     $3,448
EQ/AXA Rosenberg Value Long/Short Equity                  $  483     $1,452      $2,424     $4,868
EQ/BlackRock Basic Value Equity*                          $  258     $  792      $1,352     $2,876
EQ/BlackRock International Value*                         $  293     $  898      $1,528     $3,221
EQ/Boston Advisors Equity Income                          $  280     $  857      $1,461     $3,090
EQ/Calvert Socially Responsible                           $  280     $  857      $1,461     $3,090
EQ/Capital Guardian Growth                                $  270     $  829      $1,414     $2,999
EQ/Capital Guardian International+                        $  294     $  901      $1,533     $3,231
EQ/Capital Guardian Research                              $  267     $  820      $1,399     $2,968
EQ/Capital Guardian U.S. Equity++                         $  267     $  820      $1,399     $2,968
EQ/Caywood-Scholl High Yield Bond                         $  267     $  820      $1,399     $2,968
EQ/Davis New York Venture**                               $  352     $1,072      $1,813     $3,764
EQ/Equity 500 Index                                       $  199     $  615      $1,056     $2,280
EQ/Evergreen International Bond                           $  283     $  867      $1,477     $3,121
EQ/Evergreen Omega                                        $  275     $  845      $1,440     $3,050


26 Fee table

--------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                                of the applicable time period
--------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                            $  825     $1,413     $2,025      $3,019
EQ/FI Mid Cap Value+                                     $  828     $1,422     $2,040      $3,050
EQ/Franklin Income                                       $  869     $1,546     $2,247      $3,467
EQ/Franklin Small Cap Value                              $1,030     $2,012     $2,995      $4,918
EQ/Franklin Templeton Founding Strategy**                $  874     $1,560     $2,271      $3,516
EQ/GAMCO Mergers and Acquisitions                        $  864     $1,531     $2,223      $3,418
EQ/GAMCO Small Company Value                             $  833     $1,440     $2,071      $3,110
EQ/International Growth                                  $  861     $1,522     $2,208      $3,389
EQ/Janus Large Cap Growth++                              $  846     $1,478     $2,136      $3,241
EQ/JPMorgan Core Bond                                    $  801     $1,342     $1,899      $2,772
EQ/JPMorgan Value Opportunities                          $  818     $1,393     $1,988      $2,948
EQ/Legg Mason Value Equity                               $  829     $1,425     $2,045      $3,060
EQ/Long Term Bond                                        $  800     $1,339     $1,894      $2,761
EQ/Lord Abbett Growth and Income                         $  832     $1,437     $2,066      $3,100
EQ/Lord Abbett Large Cap Core                            $  847     $1,481     $2,141      $3,251
EQ/Lord Abbett Mid Cap Value                             $  830     $1,428     $2,051      $3,070
EQ/Marsico Focus                                         $  839     $1,458     $2,102      $3,171
EQ/MFS Emerging Growth Companies+                        $  822     $1,404     $2,009      $2,989
EQ/MFS Investors Trust+                                  $  818     $1,393     $1,988      $2,948
EQ/Money Market                                          $  764     $1,232     $1,704      $2,378
EQ/Montag & Caldwell Growth                              $  832     $1,437     $2,066      $3,100
EQ/Mutual Shares                                         $  881     $1,581     $2,304      $3,583
EQ/Oppenheimer Global                                    $  967     $1,829     $2,706      $4,374
EQ/Oppenheimer Main Street Opportunity**                 $  983     $1,878     $2,784      $4,522
EQ/Oppenheimer Main Street Small Cap                     $  978     $1,864     $2,761      $4,479
EQ/PIMCO Real Return                                     $  815     $1,384     $1,973      $2,917
EQ/Short Duration Bond                                   $  799     $1,336     $1,889      $2,751
EQ/Small Cap Value+                                      $  830     $1,428     $2,051      $3,070
EQ/Small Company Growth+                                 $  858     $1,513     $2,194      $3,360
EQ/Small Company Index                                   $  784     $1,292     $1,810      $2,593
EQ/TCW Equity++                                          $  837     $1,452     $2,092      $3,151
EQ/Templeton Growth                                      $  900     $1,636     $2,394      $3,764
EQ/UBS Growth and Income                                 $  833     $1,440     $2,071      $3,110
EQ/Van Kampen Comstock                                   $  826     $1,416     $2,030      $3,029
EQ/Van Kampen Emerging Markets Equity                    $  893     $1,616     $2,361      $3,698
EQ/Van Kampen Mid Cap Growth                             $  834     $1,443     $2,077      $3,121
EQ/Wells Fargo Montgomery Small Cap++                    $  867     $1,540     $2,237      $3,448
-------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++                            $  852     $1,496     $2,165      $3,300



--------------------------------------------------------------------------------------------------
                                                               If you annuitize at the end of
                                                           the applicable time period and select
                                                            a non-life contingent period certain
                                                           annuity option with less than ten years
--------------------------------------------------------------------------------------------------
                                                         1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                             N/A       $1,413     $2,025      $3,019
EQ/FI Mid Cap Value+                                      N/A       $1,422     $2,040      $3,050
EQ/Franklin Income                                        N/A       $1,546     $2,247      $3,467
EQ/Franklin Small Cap Value                               N/A       $2,012     $2,995      $4,918
EQ/Franklin Templeton Founding Strategy**                 N/A       $1,560     $2,271      $3,516
EQ/GAMCO Mergers and Acquisitions                         N/A       $1,531     $2,223      $3,418
EQ/GAMCO Small Company Value                              N/A       $1,440     $2,071      $3,110
EQ/International Growth                                   N/A       $1,522     $2,208      $3,389
EQ/Janus Large Cap Growth++                               N/A       $1,478     $2,136      $3,241
EQ/JPMorgan Core Bond                                     N/A       $1,342     $1,899      $2,772
EQ/JPMorgan Value Opportunities                           N/A       $1,393     $1,988      $2,948
EQ/Legg Mason Value Equity                                N/A       $1,425     $2,045      $3,060
EQ/Long Term Bond                                         N/A       $1,339     $1,894      $2,761
EQ/Lord Abbett Growth and Income                          N/A       $1,437     $2,066      $3,100
EQ/Lord Abbett Large Cap Core                             N/A       $1,481     $2,141      $3,251
EQ/Lord Abbett Mid Cap Value                              N/A       $1,428     $2,051      $3,070
EQ/Marsico Focus                                          N/A       $1,458     $2,102      $3,171
EQ/MFS Emerging Growth Companies+                         N/A       $1,404     $2,009      $2,989
EQ/MFS Investors Trust+                                   N/A       $1,393     $1,988      $2,948
EQ/Money Market                                           N/A       $1,232     $1,704      $2,378
EQ/Montag & Caldwell Growth                               N/A       $1,437     $2,066      $3,100
EQ/Mutual Shares                                          N/A       $1,581     $2,304      $3,583
EQ/Oppenheimer Global                                     N/A       $1,829     $2,706      $4,374
EQ/Oppenheimer Main Street Opportunity**                  N/A       $1,878     $2,784      $4,522
EQ/Oppenheimer Main Street Small Cap                      N/A       $1,864     $2,761      $4,479
EQ/PIMCO Real Return                                      N/A       $1,384     $1,973      $2,917
EQ/Short Duration Bond                                    N/A       $1,336     $1,889      $2,751
EQ/Small Cap Value+                                       N/A       $1,428     $2,051      $3,070
EQ/Small Company Growth+                                  N/A       $1,513     $2,194      $3,360
EQ/Small Company Index                                    N/A       $1,292     $1,810      $2,593
EQ/TCW Equity++                                           N/A       $1,452     $2,092      $3,151
EQ/Templeton Growth                                       N/A       $1,636     $2,394      $3,764
EQ/UBS Growth and Income                                  N/A       $1,440     $2,071      $3,110
EQ/Van Kampen Comstock                                    N/A       $1,416     $2,030      $3,029
EQ/Van Kampen Emerging Markets Equity                     N/A       $1,616     $2,361      $3,698
EQ/Van Kampen Mid Cap Growth                              N/A       $1,443     $2,077      $3,121
EQ/Wells Fargo Montgomery Small Cap++                     N/A       $1,540     $2,237      $3,448
--------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++                             N/A       $1,496     $2,165      $3,300



--------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                               of the applicable time period
--------------------------------------------------------------------------------------------------
                                                         1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                               $272     $  836     $1,425   $  3,019*
EQ/FI Mid Cap Value+                                        $275     $  845     $1,440   $  3,050
EQ/Franklin Income                                          $319     $  976     $1,656   $  3,467
EQ/Franklin Small Cap Value                                 $489     $1,470     $2,452   $  4,918
EQ/Franklin Templeton Founding Strategy**                   $325     $  991     $1,682   $  3,516
EQ/GAMCO Mergers and Acquisitions                           $314     $  960     $1,631   $  3,418
EQ/GAMCO Small Company Value                                $282     $  864     $1,471   $  3,110
EQ/International Growth                                     $311     $  951     $1,615   $  3,389
EQ/Janus Large Cap Growth++                                 $295     $  904     $1,538   $  3,241
EQ/JPMorgan Core Bond                                       $247     $  760     $1,299   $  2,772
EQ/JPMorgan Value Opportunities                             $265     $  814     $1,388   $  2,948
EQ/Legg Mason Value Equity                                  $276     $  848     $1,445   $  3,060
EQ/Long Term Bond                                           $246     $  757     $1,294   $  2,761
EQ/Lord Abbett Growth and Income                            $281     $  861     $1,466   $  3,100
EQ/Lord Abbett Large Cap Core                               $296     $  907     $1,544   $  3,251
EQ/Lord Abbett Mid Cap Value                                $278     $  851     $1,451   $  3,070
EQ/Marsico Focus                                            $288     $  882     $1,502   $  3,171
EQ/MFS Emerging Growth Companies+                           $269     $  826     $1,409   $  2,989
EQ/MFS Investors Trust+                                     $265     $  814     $1,388   $  2,948
EQ/Money Market                                             $208     $  643     $1,104   $  2,378
EQ/Montag & Caldwell Growth                                 $281     $  861     $1,466   $  3,100
EQ/Mutual Shares                                            $332     $1,013     $1,717   $  3,583
EQ/Oppenheimer Global                                       $422     $1,277     $2,145   $  4,374
EQ/Oppenheimer Main Street Opportunity**                    $440     $1,328     $2,227   $  4,522
EQ/Oppenheimer Main Street Small Cap                        $435     $1,313     $2,203   $  4,479
EQ/PIMCO Real Return                                        $262     $  804     $1,373   $  2,917
EQ/Short Duration Bond                                      $245     $  754     $1,289   $  2,751
EQ/Small Cap Value+                                         $278     $  851     $1,451   $  3,070
EQ/Small Company Growth+                                    $308     $  942     $1,600   $  3,360
EQ/Small Company Index                                      $229     $  706     $1,210   $  2,593
EQ/TCW Equity++                                             $286     $  876     $1,492   $  3,151
EQ/Templeton Growth                                         $352     $1,072     $1,813   $  3,764
EQ/UBS Growth and Income                                    $282     $  864     $1,471   $  3,110
EQ/Van Kampen Comstock                                      $273     $  839     $1,430   $  3,029
EQ/Van Kampen Emerging Markets Equity                       $345     $1,050     $1,778   $  3,698
EQ/Van Kampen Mid Cap Growth                                $283     $  867     $1,477   $  3,121
EQ/Wells Fargo Montgomery Small Cap++                       $317     $  970     $1,646   $  3,448
--------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++                               $302     $  923     $1,569   $  3,300



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.
** This investment option will be available on or about May 29, 2007, subject to regulatory approval.
+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.
++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 27

CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2006.



28 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------


In this prospectus, we use a "series" number when necessary to identify a particular contract. Once you have purchased a contract, you can identify the EQUI-VEST(SM) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number.



HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type and series of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. Ages in the table refer to the age of the annuitant.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
               Annuitant     Minimum                            Source of                          Limitations on
Contract type  issue ages   contributions                       contributions                      contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ             0-83         o $1,000 (initial), and/or $50      o After-tax money.                          Not applicable.
                              (additional) (all series)         o Paid to us by check or transfer
                                                                  of contract value in a tax
                                                                  deferred exchange under Sec-
                                                                  tion 1035 of the Internal
                                                                  Revenue Code.
                                                                o Paid to us by an employer who
                                                                  establishes a payroll deduction
                                                                  program.
-----------------------------------------------------------------------------------------------------------------------------------
Traditional   IRA 0-83      o $20 (initial and/or additional)   o "Regular" traditional IRA con-   o Regular IRA contributions may
                            (series 100 and 200)                  tributions either made by you      not exceed $4,000 for 2007;
                            o $50 (initial and/or additional)     or paid to us by an employer       and $5,000 for 2008.
                            (series 300 and 400)                  who establishes a payroll        o No regular IRA contributions in
                                                                  deduction program.                 the year you turn age 70-1/2
                                                                o Additional catch-up                and thereafter.
                                                                  contributions.                   o Rollover and direct transfer
                                                                o Eligible rollover distributions    contributions after age 70-1/2
                                                                  from TSA contracts or other        must be net of required mini-
                                                                  403(b) arrangements, qualified     mum distributions.
                                                                  plans and governmental           o Although we accept rollover
                                                                  employer EDC plans.                and direct transfer contribu-
                                                                o Rollovers from another tradi-      tions under the traditional IRA
                                                                  tional individual retirement       contracts, we intend that these
                                                                  arrangement.                       contracts be used for ongoing
                                                                o Direct custodian-to-custodian      regular contributions.
                                                                  transfers from other traditional o Additional catch-up contribu-
                                                                  individual retirement arrange-     tions of up to $1,000 per
                                                                  ments.                             calendar year where the owner
                                                                                                     is at least age 50 but under
                                                                                                     age 70-1/2 at any time during
                                                                                                     the calendar year for which the
                                                                                                     contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 29

------------------------------------------------------------------------------------------------------------------------------------
               Annuitant   Minimum                             Source of                          Limitations on
Contract type  issue ages contributions                        contributions                      contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth IRA and     0-83       o $20 (initial and/or additional)  o Regular after-tax contributions  o Regular Roth IRA contributions
Roth Advantage                (series 100 and 200)               either made by you or paid to      may not exceed $4,000 for
                            o $50 (initial and/or additional)    us by an employer who estab-       2007 and $5,000 for 2008.
                              (series 300, 400 and 500)          lishes a payroll deduction       o Contributions are subject to
                                                                 program.                           income limits and other tax
                                                               o Additional catch-up                rules. See "Contributions to
                                                                 contributions.                     Roth IRAs" in "Tax informa-
                                                               o Rollovers from another Roth        tion" later in this prospectus.
                                                                 IRA.                             o Additional catch-up contribu-
                                                               o Rollovers from a "designated       tions of up to $1,000 per
                                                                 Roth contribution account"         calendar year if the owner is at
                                                                 under a 401(k) plan or 403(b)      least age 50 at any time during
                                                                 arrangement.                       the calendar year for which the
                                                               o Conversion rollovers from a        contribution is made.
                                                                 traditional IRA.
                                                               o Direct transfers from another
                                                                 Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
QP IRA           0-83         o $1,000 additional (series 100  o Rollovers from a qualified       o Rollover contributions after age
                                and 200)                         plan.                              70-1/2 must be net of required
                              o $2,500 additional (series 300  o Rollovers from a TSA.              minimum distributions.
                                and 400)                       o The EQUI-VEST(SM) QP IRA con-    o "Regular" after-tax contribu-
                                                                 tract is intended to be a          tions are not permitted.
                                                                 conduit IRA to be used prima-
                                                                 rily for rollover contributions
                                                                 from a qualified plan or TSA,
                                                                 although we accept regular
                                                                 IRA contributions (limits
                                                                 described above under "tradi-
                                                                 tional IRA").
------------------------------------------------------------------------------------------------------------------------------------




See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are age 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. Under any type of IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


30  Contract features and benefits

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  31

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), if applicable, for each portfolio.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                      Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                       Objective                                          applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION              Seeks long-term capital appreciation.               o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION            Seeks a high level of current income.               o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION       Seeks current income and growth of capital,         o AXA Equitable
                                       with a greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION                Seeks long-term capital appreciation and cur-       o AXA Equitable
                                       rent income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION           Seeks long-term capital appreciation and cur-       o AXA Equitable
                                       rent income, with a greater emphasis on capital
                                       appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE EQUITY(1)      Long-term growth of capital.                        o AllianceBernstein L.P.
                                                                                           o ClearBridge Advisors, LLC
                                                                                           o Legg Mason Capital Management, Inc.
                                                                                           o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND(2)              To seek a balance of a high current income and      o BlackRock Financial Management, Inc.
                                       capital appreciation, consistent with a prudent     o Pacific Investment Management Company
                                       level of risk.                                      LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE(3)            Long-term growth of capital.                        o A I M Capital Management, Inc.
                                                                                           o RCM Capital Management LLC
                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(4)             High total return through a combination of          o Pacific Investment Management Company
                                       current income and capital appreciation.            LLC
                                                                                           o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL EQUITY(5)   Long-term growth of capital.                        o AllianceBernstein L.P.
                                                                                           o JPMorgan Investment Management Inc.
                                                                                           o Marsico Capital Management, LLC

------------------------------------------------------------------------------------------------------------------------------------


32 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                      Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                     Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP CORE          Long-term growth of capital.                          o AllianceBernstein L.P.
 EQUITY(6)
                                                                                           o Janus Capital Management LLC
                                                                                           o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP GROWTH(7)     Long-term growth of capital.                          o RCM Capital Management LLC
                                                                                           o TCW Investment Management Company
                                                                                           o T. Rowe Price Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP VALUE(8)      Long-term growth of capital.                          o AllianceBernstein L.P.
                                                                                           o Institutional Capital LLC
                                                                                           o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP GROWTH(9)       Long-term growth of capital.                          o AllianceBernstein L.P.
                                                                                           o Franklin Advisers, Inc.
                                                                                           o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE(10)       Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                           o TCW Investment Management Company
                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY(11)          Long-term growth of capital.                          o Firsthand Capital Management, Inc.
                                                                                           o RCM Capital Management LLC
                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION               Seeks the highest total return over time consis-      o AXA Equitable
                                     tent with its asset mix. Total return includes
                                     capital growth and income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION               Seeks the highest total return over time consis-      o AXA Equitable
                                     tent with its asset mix. Total return includes
                                     capital growth and income.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION               Seeks the highest total return over time consis-      o AXA Equitable
                                     tent with its asset mix. Total return includes
                                     capital growth and income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION               Seeks the highest total return over time consis-      o AXA Equitable
                                     tent with its asset mix. Total return includes
                                     capital growth and income.
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                     Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN COMMON STOCK    Seeks to achieve long-term growth of capital.         o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN GROWTH AND      Seeks to provide a high total return.                 o AllianceBernstein L.P.
 INCOME(++)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERMEDIATE    Seeks to achieve high current income consistent       o AllianceBernstein L.P.
 GOVERNMENT SECURITIES               with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTERNATIONAL   Seeks to achieve long-term growth of capital.         o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE CAP       Seeks to achieve long-term growth of capital.         o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 33

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                        Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN QUALITY BOND       Seeks to achieve high current income
                                        consistent with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL CAP          Seeks to achieve long-term growth of               o AllianceBernstein L.P.
 GROWTH                                 capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE(++)          Seeks capital appreciation.                        o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II                Seeks long-term capital appreciation.              o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE LONG/SHORT       Seeks to increase value through bull markets       o Ariel Capital Management, LLC
 EQUITY                                 and bear markets using strategies that are
                                        designed to limit exposure to general equity
                                        market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE EQUITY(12)     Seeks capital appreciation and secondarily,        o AXA Rosenberg Investment Management LLC
                                        income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL VALUE(13)    Seeks to provide current income and long-term      o BlackRock Investment Management, LLC
                                        growth of income, accompanied by growth of
                                        capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME        Seeks a combination of growth and income to        o BlackRock Investment Management -
                                        achieve an above-average and consistent total        International Limited
                                        return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE         Seeks long-term capital appreciation.              o Boston Advisors, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH              Seeks long-term growth of capital.                 o Calvert Asset Management Company, Inc.
                                                                                           o Bridgeway Capital Management, Inc.
                                                                                           o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN INTERNATIONAL(**)   To achieve long-term growth of capital.            o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH            Seeks to achieve long-term growth of capital.      o Capital Guardian Trust Company

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S. EQUITY(++)     Seeks to achieve long-term growth of capital.      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH YIELD BOND       Seeks to maximize current income.                  o Caywood-Scholl Capital Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE(+)            Seeks long-term growth of capital.                 o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX                     Seeks a total return before expenses that          o AllianceBernstein L.P.
                                        approximates the total return performance of
                                        the S&P 500 Index, including reinvestment of
                                        dividends, at a risk level consistent with
                                        that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL BOND         Seeks capital growth and current income.           o Evergreen Investment Management
                                                                                             Company, LLC
                                                                                           o First International Fund Advisors
                                                                                             (dba "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA                      Seeks long-term capital growth.                    o Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                           Seeks long-term growth of capital.                 o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE(**)                 Seeks long-term capital appreciation.              o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN INCOME                      Seeks to maximize income while maintaining         o Franklin Advisers, Inc.
                                        prospects for capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL CAP VALUE             Seeks long-term total return.                      o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------


34 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                          Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                        Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON FOUNDING          Primarily seeks capital appreciation and sec-      o AXA Equitable
 STRATEGY(+)                            ondarily seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND ACQUISITIONS       Seeks to achieve capital appreciation.             o GAMCO Asset Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE            Seeks to maximize capital appreciation.            o GAMCO Asset Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH                 Seeks to achieve capital appreciation.             o MFS Investment Management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH(++)           Seeks long-term growth of capital.                 o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND                   Seeks to provide a high total return consistent    o JPMorgan Investment Management Inc.
                                        with moderate risk to capital and maintenance
                                        of liquidity.-
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE OPPORTUNITIES         Long-term capital appreciation.                    o JPMorgan Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY              Seeks long-term growth of capital.                 o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND                       Seeks to maximize income and capital appre-        o BlackRock Financial Management, Inc.
                                        ciation through investment in long-maturity
                                        debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME        Capital appreciation and growth of income          o Lord, Abbett & Co. LLC
                                        without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP CORE           Capital appreciation and growth of income          o Lord, Abbett & Co. LLC
                                        with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE            Capital appreciation.                              o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                        Seeks long-term growth of capital.                 o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH                  Seeks to provide long-term capital growth.         o MFS Investment Management
 COMPANIES(**)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST(**)              Seeks long-term growth of capital with a sec-      o MFS Investment Management
                                        ondary objective to seek reasonable current
                                        income. For purposes of this Portfolio, the
                                        words "reasonable current income" mean mod-
                                        erate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                         Seeks to obtain a high level of current income,    o The Dreyfus Corporation
                                        preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL GROWTH             Seeks to achieve capital appreciation.             o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL SHARES                       Seeks capital appreciation, which may occa-        o Franklin Mutual Advisers, LLC
                                        sionally be short-term, and secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL                   Seeks capital appreciation.                        o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET              Seeks long-term capital appreciation.              o OppenheimerFunds, Inc.
 OPPORTUNITY(+)
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET SMALL        Seeks capital appreciation.                        o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN                    Seeks maximum real return consistent with          o Pacific Investment Management Company,
                                        preservation of real capital and prudent invest-     LLC
                                        ment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND                  Seeks current income with reduced volatility of    o BlackRock Financial Management, Inc.
                                        principal.

------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 35

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                     Objective                                          applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)               Seeks capital appreciation.                         o Lazard Asset Management LLC
                                                                                         o Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)          Seeks to achieve capital appreciation.              o Bear Stearns Asset Management Inc.
                                                                                         o Eagle Asset Management, Inc.
                                                                                         o Wells Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX               Seeks to replicate as closely as possible (before   o AllianceBernstein L.P.
                                     the deduction of portfolio expenses) the total
                                     return of the Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(++)                    Seeks to achieve long-term capital apprecia-        o TCW Investment Management Company
                                     tion.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GROWTH                  Seeks long-term capital growth.                     o Templeton Global Advisors Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME             Seeks to achieve total return through capital       o UBS Global Asset Management
                                     appreciation with income as a secondary con-        (Americas) Inc.
                                     sideration.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK               Capital growth and income.                          o Morgan Stanley Investment
                                                                                         Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING MARKETS       Seeks long-term capital appreciation.               o Morgan Stanley Investment
 EQUITY                                                                                  Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP GROWTH         Capital growth.                                     o Morgan Stanley Investment
                                                                                         Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY SMALL      Seeks long-term capital appreciation.               o Wells Capital Management Inc.
 CAP(++)
-----------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS,
INC.                                  Objective                                           Investment Manager
-----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II(++)     Seeks to provide above average current income       Van Kampen (is the name under which Morgan
                                     and long-term capital appreciation by investing     Stanley Investment Management, Inc. does
                                     primarily in equity securities of companies in      business in certain situations)
                                     the U.S. real estate industry, including real
                                     estate investment trusts.
-----------------------------------------------------------------------------------------------------------------------------------



* This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007. The number in the "FN" column corresponds with the number contained in the table above.



--------------------------------------------------------------------------------
 FN          Portfolio Name until May 29, 2007
--------------------------------------------------------------------------------
 (1)        AXA Premier VIP Aggressive Equity
 (2)        AXA Premier VIP Core Bond
 (3)        AXA Premier VIP Health Care
 (4)        AXA Premier VIP High Yield
 (5)        AXA Premier VIP International Equity
 (6)        AXA Premier VIP Large Cap Core Equity
 (7)        AXA Premier VIP Large Cap Growth
 (8)        AXA Premier VIP Large Cap Value
 (9)        AXA Premier VIP Mid Cap Growth
(10)        AXA Premier VIP Mid Cap Value
(11)        AXA Premier VIP Technology
(12)        EQ/Mercury Basic Value Equity
(13)        EQ/Mercury International Value
--------------------------------------------------------------------------------



** This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

+ This investment option will be available on or about May 29, 2007, subject to regulatory approval.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.



36 Contract features and benefits

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.



                                               Contract features and benefits 37

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information" later in this prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,
(2) the annual minimum guaranteed interest rate for the calendar year, and
(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


Generally, the annual minimum guaranteed interest rate for 2007 is 3.0% or 4.0% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.0% to 3.0% (may be 4.0% for series 100 NQ contracts in certain states). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state and to your contract series. Current interest rates will never be less than the annual minimum guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available for contracts issued on or after August 13, 2001 in Washington. Your financial professional can provide your state's approval status.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o   the rate to maturity is 3%; or

o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007, the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

38  Contract features and benefits

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.


SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time, there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time, you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.


We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into the variable investment options in group "B" (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.





-------------------------------------------------------------------------------
                               Investment Options
-------------------------------------------------------------------------------
                                        A
-------------------------------------------------------------------------------
o Guaranteed Interest Option
-------------------------------------------------------------------------------
 Domestic stocks
-------------------------------------------------------------------------------
o AXA Aggressive Allocation                o EQ/Lord Abbett Mid Cap Value
o AXA Moderate-Plus Allocation             o EQ/Marsico Focus
o EQ/AllianceBernstein Common Stock        o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Growth and          o EQ/MFS Investors Trust+
  Income++                                 o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Large Cap           o EQ/Mutual Shares
  Growth                                   o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Small Cap             Opportunity**
  Growth                                   o EQ/Oppenheimer Main Street Small
o EQ/AllianceBernstein Value++               Cap
o EQ/Ariel Appreciation II                 o EQ/Small Cap Value+
o EQ/AXA Rosenberg Value Long/Short        o EQ/Small Company Growth+
  Equity                                   o EQ/Small Company Index
o EQ/BlackRock Basic Value Equity*         o EQ/TCW Equity++
o EQ/Boston Advisors Equity Income         o EQ/Templeton Growth
o EQ/Calvert Socially Responsible          o EQ/UBS Growth and Income
o EQ/Capital Guardian Growth               o EQ/Van Kampen Comstock
o EQ/Capital Guardian Research             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity++        o EQ/Wells Fargo Montgomery Small
o EQ/Davis New York Venture**                Cap++
o EQ/Equity 500 Index                      o Multimanager Aggressive Equity*
o EQ/Evergreen Omega                       o Multimanager Health Care*
o EQ/FI Mid Cap                            o Multimanager Large Cap Core Equity*
o EQ/FI Mid Cap Value+                     o Multimanager Large Cap Growth*
o EQ/Franklin Small Cap Value              o Multimanager Large Cap Value*
o EQ/Franklin Templeton Founding           o Multimanager Mid Cap Growth*
  Strategy**                               o Multimanager Mid Cap Value*
o EQ/GAMCO Mergers and Acquisitions        o Multimanager Technology*
o EQ/GAMCO Small Company Value             o Target 2015 Allocation(1)
o EQ/Janus Large Cap Growth++              o Target 2025 Allocation(1)
o EQ/JPMorgan Value Opportunities          o Target 2035 Allocation(1)
o EQ/Legg Mason Value Equity               o Target 2045 Allocation(1)
o EQ/Lord Abbett Growth and Income         o U.S. Real Estate--Class II++
o EQ/Lord Abbett Large Cap Core
-------------------------------------------------------------------------------
 International stocks
-------------------------------------------------------------------------------
o EQ/AllianceBernstein International       o EQ/Oppenheimer Global
o EQ/BlackRock International Value*        o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+         Equity
o EQ/International Growth                  o Multimanager International Equity*
-------------------------------------------------------------------------------
  Balanced/hybrid
-------------------------------------------------------------------------------
o AXA Moderate Allocation
-------------------------------------------------------------------------------
  Fixed income
-------------------------------------------------------------------------------
o AXA Conservative Allocation              o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation         o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate        o EQ/Money Market
  Government Securities                    o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond        o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond        o Multimanager Core Bond*
o EQ/Evergreen International Bond          o Multimanager High Yield*
o EQ/Franklin Income
-------------------------------------------------------------------------------
 Fixed maturity options
-------------------------------------------------------------------------------
The fixed maturity options are only available in states where approved. Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."



(1) Since these investment options, collectively, the "Target Allocation investment options," as they approach their respective target dates, and thereafter, are expected to invest more heavily in fixed income securities, we reserve the right to make them group "B" investment options at or after their respective target dates. Please note that if you select the "Maximum transfer flexibility" method, and have included any of the Target Allocation investment options among your investment options, you will be deemed to have changed to the "maximum investment options choice" method. If you select the "maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.



                                              Contract features and benefits  39

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.




ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in "Determining your contract's value," later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS
If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.
For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contribution but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

We may require that you wait six months before you apply for a contract with us again if:
o you cancel your contract during the free look period; or
o you change your mind before you receive your contract whether we have received your contribution or not.
Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA or Roth Advantage, you may cancel your Roth IRA or Roth Advantage contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(SM) Roth IRA Re-Characterization Form."



40  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)   increased to reflect subsequent contributions;


(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

     or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



                                           Determining your contract's value  41

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. As of February 15, 2007, all maturities were available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this Prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this Prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


See Appendix I for transfer restrictions under Original Contracts.


Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies


42 Transferring your money among investment options present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.


Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

See Appendix I for restrictions under Original Contracts.

The fixed-dollar option and interest sweep feature are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the


                            Transferring your money among investment options  43
unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).


While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.


44  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.



--------------------------------------------------------------
                             Method of Withdrawal
--------------------------------------------------------------
                                                     Minimum
 Contract              Partial      Systematic   distribution
--------------------------------------------------------------
NQ                     Yes            Yes             No
traditional IRA        Yes            Yes            Yes
QP IRA                 Yes            Yes            Yes
Roth Advantage         Yes            Yes             No
Roth IRA               Yes            Yes             No
--------------------------------------------------------------


PARTIAL WITHDRAWALS

(All contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)


SYSTEMATIC WITHDRAWALS
(All contracts)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA and QP IRA contracts -- See "Tax information" later in this prospectus)


We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70-1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.


                                                        Accessing your money  45

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

--------------------------------------------------------------------------------
We will send to traditional IRA and QP IRA owners a form outlining the minimum distribution options available in the year you reach age 70--1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a traditional IRA or QP IRA contract, you may use our automatic deposit service.


Under this service, we will automatically deposit the required minimum distribution payment from your traditional IRA or QP IRA contract directly into an EQUI-VEST(SM) NQ or Roth IRA or an EQUI-VEST(SM) Express (if available in your state) NQ or Roth IRA contract, according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information -- Roth IRAs" later in this prospectus.



DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.


TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.



YOUR ANNUITY PAYOUT OPTIONS


EQUI-VEST(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


46  Accessing your money

ANNUITY PAYOUT OPTIONS


------------------------------------------------------------------------
Fixed annuity payout options          o Life annuity
                                      o Life annuity with period
                                        certain
                                      o Life annuity with refund
                                        certain
                                      o Period certain annuity
------------------------------------------------------------------------
Variable Immediate Annuity payout     o Life annuity (not available in
   options (described in a separate     NY)
   prospectus for this option)        o Life annuity with period
                                        certain
------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(SM) contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your EQUI-VEST(SM) contract's maturity date. Your EQUI-VEST(SM) contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the EQUI-VEST(SM) contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable immediate annuity is selected.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.


The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2)  the type of annuity chosen, and whether it is fixed or variable;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and


                                                        Accessing your money  47

(4) in certain instances, the sex of the annuitant(s).


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


Please see Appendix IV later in this prospectus for state variations.


EQUI-VEST(SM) AT RETIREMENT(SM)

If you have a traditional IRA, Roth IRA, QP IRA, or NQ contract, you may be eligible to convert your EQUI-VEST(SM) contract to a new EQUI-VEST(SM) At Retirement(SM) contract. EQUI-VEST(SM) At Retirement(SM) is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. The EQUI-VEST(SM) At Retirement(SM) contract has no withdrawal charges.

At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(SM) contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. The written application for the new EQUI-VEST(SM) At Retirement(SM) contract must be received by our Processing Office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(SM) At Retirement(SM) contract and its benefits, including the charges for such benefits are described in a separate prospectus.



48  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


o A mortality and expense risks charge

o A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o  Charge for third-party transfer or exchange (series 300, 400 and 500 only)


o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge, if applicable


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, 400 and 500, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.


The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:


o 1.10% current and maximum in each variable investment option under series 300 contracts

o 1.10% current and 1.75% maximum in each variable investment option under series 400 contracts

o 1.20% current and 1.75% maximum in each variable investment option under series 500 contracts

o 0.56% current and 0.65% maximum under series 100 contracts, and 1.15% current and 1.24% maximum under series 200 contracts in the EQ/AllianceBernstein Common Stock and EQ/Money Market options

o 0.50% current and maximum under series 100 contracts, and 1.09% current and maximum under series 200 contracts for all other variable investment options



CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:


(i) under series 300, 400 and 500 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options under series 300 and 400 other than the AXA Moderate Allocation, Multimanager Aggressive Equity*, EQ/AllianceBernstein Common Stock and EQ/Money Market options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options;


(ii) under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts;

----------------------

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.



                                                        Charges and expenses  49

(iii) under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net asset value in each variable investment option.


MAXIMUM TOTAL CHARGES

Under series 500 contracts, the total annual rate for the above charges is 1.45%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.


Total Separate Account A annual expenses of the variable investment options (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 1.35% for series 300; (ii) 1.49% for series 100 and 200 for the EQ/AllianceBernstein Common Stock and EQ/Money Market options;
(iii) 1.34% for all the other options not listed in (ii) for series 100 and 200; and (iv) 2.00% for series 400.

Under series 100 and 200 contracts for the AXA Moderate Allocation, Multimanager Aggressive Equity*, EQ/AllianceBernstein Common Stock and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Under series 300, 400 and 500, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(SM) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(SM) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(SM) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

Under series 300 (except in FL), 400 and 500 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options," below.


o  For series 100 and 200 NQ contracts, all series 300, 400, and 500 contracts


The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years measured from the date of the withdrawal.

In the case of surrenders, we will pay you the greater of the following up to a maximum of the account value:

o the account value after any withdrawal charge has been imposed (cash value), or

o the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not


----------------------
* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.


50  Charges and expenses
   been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees. Under series 100 and 200 NQ contracts, if the annuitant is age 59 or older when the contract is issued, this percentage will be 95% in the fifth contract year and 96% in the sixth contract year. There is a reduction in the withdrawal charge for older annuitants in the fifth and sixth contract years.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.

o For series 100 and 200 traditional IRA, QP IRA and Roth IRA

The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:

------------------------------------
 Contract Year(s)       Charge
------------------------------------
    1 through 5          6%*
    6 through 8           5
         9                4
        10                3
        11                2
        12                1
   13 and later           0
------------------------------------


* This percentage may be reduced at older ages for certain contracts. Your AXA Equitable financial professional can provide further details about the contract series you own.


The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.
                      ----------------------------------

We reserve the right to reduce or waive the withdrawal charge including transfers to a traditional IRA, QP IRA and Roth IRA from another EQUI-VEST(SM) contract. Any such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.



WHEN WITHDRAWAL CHARGES DO NOT APPLY

o 10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year. For series 100 and 200 traditional IRA and Roth IRA contracts, the 10% free withdrawal amount described above will be available after the third contract year or you attain age 59-1/2. (Currently we are waiving this restriction.)

For existing contract owners, if you have QP IRA contract number 11933I (series
100), the 10% free withdrawal amount described above was available after the third contract year. If you have QP IRA contract number 92QPI (series 200), the free withdrawal amount was available in the first contract year.

o  For series 100 and 200 contracts

(i)  For NQ contracts, the withdrawal charge does not apply if:

o  the annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

(ii) For a traditional IRA, QP IRA and Roth IRA the withdrawal charge does not apply:

o  after five contract years and the annuitant is at least age 59-1/2; or

o if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59-1/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

o if the amount withdrawn is applied to the election of a life contingent annuity payout option.

o  For series 300, 400 and 500 contracts

(i)  DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

(a)  the annuitant dies and a death benefit is payable to the beneficiary; or

(b) we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

(ii) DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(a) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(b) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(c) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
     Guam) and meets all of the following:


                                                        Charges and expenses  51

    -- its main function is to provide skilled, intermediate, or custodial nursing care;

    --  it provides continuous room and board to three or more persons;

    --  it is supervised by a registered nurse or licensed practical nurse;

    --  it keeps daily medical records of each patient;

    --  it controls and records all medications dispensed; and

    --  its primary service is other than to provide housing for residents.

Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

(iii) For traditional IRA, QP IRA and Roth IRA contracts the withdrawal charge also does not apply:

o  after six contract years if the annuitant is at least age 59-1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

(iv) Under series 500 (Roth Advantage) contracts the withdrawal charge also does not apply:

o  after five contract years if the annuitant is at least age 59-1/2; or

o if you withdraw an amount which is less than or equal to 25% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year, and you use the withdrawal to pay specified higher education expenses as defined in the federal income tax rules. We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o after five contract years if the withdrawal is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit). We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under federal income tax rules within one month of the date on which you made the contribution.

CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS (FOR SERIES 300-500)

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

-------------------------------------------------------
   Declining scale            Alternative scale
-------------------------------------------------------
  Year of investment    Year of transfer within fixed
  in fixed maturity               maturity
       option*                     option*
-------------------------------------------------------
  Within year 1   6%          Within year 1        5%
        2         6%                2              4%
        3         5%                3              3%
        4         4%                4              2%
        5         3%                5              1%
        6         2%          After year 5         0%
-------------------------------------------------------
   After year 6   0%   Not to exceed 1% times
                       the number of years
                       remaining in the fixed
                       maturity option, rounded
                       to the higher number of
                       years. In other words, if
                       4.3 years remain, it would
                       be a 5% charge.
-------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.


52  Charges and expenses

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to begin receiving annuity payouts or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o  Management fees ranging from 0.10% to 1.40%.

o  12b-1 fees of either 0.25% or 0.35% for Class IB/B and Class II shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o  Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA, QP IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


                                                        Charges and expenses  53

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

DEATH BENEFIT

The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals, withdrawal charges, and taxes that apply.


HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon contract series, contract date and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary, the contract can be continued as discussed below under "Successor owner and annuitant". Only a spouse who is the sole primary beneficiary can be a successor owner/ annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT: TRADITIONAL IRA, QP IRA, NQ AND ROTH IRA CONTRACTS (MAY NOT BE AVAILABLE IN ALL STATES FOR SOME SERIES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 IRA contracts, withdrawal charges will no longer apply and additional contributions may no longer be made. The minimum death benefit will continue to apply.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions after the original owner's death, the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. The account value must be distributed no later than 5 years after the spouse's death.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing


54  Payment of death benefit
your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA, QP IRA, ROTH IRA AND ROTH ADVANTAGE CONTRACTS

Upon your death under a traditional IRA, QP IRA, Roth IRA, or Roth Advantage contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. The beneficiary continuation option may not be available in all states for some series.

This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater then such account value.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA and Roth Advantage contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o The minimum death benefit provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of the beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR SERIES 400 NQ CONTRACTS ONLY

This feature (also known as inherited annuity), may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.


                                                    Payment of death benefit  55

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o  The minimum death benefit will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o  No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.


56  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, QP IRA, Roth IRA or Roth Advantage. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial or trusteed account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(SM)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity


                                                             Tax information  57
payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o the owner and the annuitant are the same under the source contract and the EQUI-VEST(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-free basis. Special forms, agreements between carriers, and provision of cost basis information may be required to process this type of an exchange.


Section 1035 exchanges are generally not available after the death of the owner.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.



The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken).


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and


58  Tax information
annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST(SM) contract in both traditional IRA and Roth IRA versions. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in a variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the series 400 EQUI-VEST(SM) traditional and Roth IRA contracts for use as traditional and Roth IRA, respectively. We have not submitted to the IRS requests for opinion letters to approve any other forms of series 100 -- 500 EQUI-VEST(SM) traditional IRA and Roth IRA for use as a traditional or Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(SM) traditional and Roth IRA contracts.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel any version of the EQUI-VEST(SM) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(SM) Roth IRA contract issued as a result of a full or partial conversion of an EQUI-VEST(SM) traditional IRA contract by following the instructions in the "EQUI-VEST(SM) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o  "regular" contributions out of earned income or compensation; or


o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


                                                             Tax information  59

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2007. For 2008, the amount is $5,000. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2007 and after.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for 2007 to any combination of traditional IRAs and Roth IRAs. For 2008, the amount is $10,000. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional
IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions". That is, for 2007, your fully deductible contribution can be up to $4,000 ($5,000 for 2008), or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2007 ($6,000 for 2008).


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


Cost of living indexing applies to the income limits to deductible contributions beginning in 2007.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000. (For 2007, AGI between $52,000 and $62,000, after adjustment.)

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 in 2007. (For 2007, AGI between $83,000 and $103,000, after adjustment.)


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. (For 2007, AGI between $156,000 and $166,000, after adjustment.)


To determine the deductible amount of the contribution for 2007, for example, you determine AGI and subtract $52,000 if you are single, or $83,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum     equals      the adjusted
---------------------       x        regular          =         deductible
divided by $10,000             contribution amount            contribution
                                  for the year                    limit
                                discussed above



ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000 ($52,000 after cost of living indexing beginning in 2007). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and



60  Tax information
depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2007 and $5,000 for 2008). The dollar limit is $5,000 in 2007 ($6,000 for 2008) for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o  qualified plans;

o governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

o  TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
   and

o  other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.


There are two ways to do rollovers:


o  Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o  Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

o  "a required minimum distribution" after age 70-1/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o  a hardship withdrawal; or

o  a corrective distribution that fits specified technical tax rules; or

o  a loan that is treated as a distribution; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this pen-


                                                             Tax information  61
alty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o  regular contributions to a traditional IRA made after you reach age 70-1/2;
   or


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year


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

plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types its accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


The EQUI-VEST(SM) QP IRA is used as a conduit IRA if amounts are not commingled.

Certain distributions from IRAs in 2007 directly transferred to charitable organizations may be tax-free to IRA owners who are age 70-1/2 or older.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do elect one of these options, we will calculate the amount of the required minimum distribution withdrawal


                                                             Tax information  63
for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

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

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."


The EQUI-VEST(SM) Roth IRA and Roth Advantage contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o   tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.



REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you can contribute to all IRAs (including Roth IRAs) for 2007 ($5,000 for 2008).. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $1,000 can be made for the taxable year 2007 and later years.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment beginning in 2007):

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2007, $166,000 after adjustment); or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2007, $114,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2007, between $156,000 and $166,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2007, between $99,000 and $114,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000, the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identi-


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

cal plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA ("tax-free rollover contribution");

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");


o   you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan until 2008. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made.


You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


The following rules apply until 2010: you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.


You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion. The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the tradi-


For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the tradi-


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

tional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   Rollovers from a Roth IRA to another Roth IRA;

o   Direct transfers from a Roth IRA to another Roth IRA;

o   Qualified distributions from Roth IRA; and

o   Return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2007 and the conversion contribution is made in 2008, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2008.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"


                                                             Tax information  67

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400. (The rate may be higher in your state.) We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 3.00% (4.00% for NQ in some states), is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


68  Tax information

       Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)
                                     TABLE I
                         ACCOUNT VALUES AND CASH VALUES
          (ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING
                             OF THE CONTRACT YEAR)

        1.00% Minimum Guarantee                   1.00% Minimum Guarantee
---------------------------------------- ------------------------------------------
 Contract      Account         Cash       Contract      Account           Cash
 Year End       Value          Value      Year End       Value           Value
      1    $    989.80    $    936.35       26      $ 29,196.26     $ 28,836.26
      2    $  1,979.70    $  1,872.79       27      $ 30,498.22     $ 30,138.22
      3    $  2,979.49    $  2,818.60       28      $ 31,813.20     $ 31,453.20
      4    $  3,989.29    $  3,773.87       29      $ 33,141.33     $ 32,781.33
      5    $  5,009.18    $  4,738.69       30      $ 34,482.75     $ 34,122.75
      6    $  6,039.27    $  5,713.15       31      $ 35,837.57     $ 35,477.57
      7    $  7,079.67    $  6,719.67       32      $ 37,205.95     $ 36,845.95
      8    $  8,130.46    $  7,770.46       33      $ 38,588.01     $ 38,228.01
      9    $  9,191.77    $  8,831.77       34      $ 39,983.89     $ 39,623.89
     10    $ 10,263.69    $  9,903.69       35      $ 41,393.73     $ 41,033.73
     11    $ 11,346.32    $ 10,986.32       36      $ 42,817.67     $ 42,457.67
     12    $ 12,439.79    $ 12,079.79       37      $ 44,255.84     $ 43,895.84
     13    $ 13,544.18    $ 13,184.18       38      $ 45,708.40     $ 45,348.40
     14    $ 14,659.63    $ 14,299.63       39      $ 47,175.49     $ 46,815.49
     15    $ 15,786.22    $ 15,426.22       40      $ 48,657.24     $ 48,297.24
     16    $ 16,924.08    $ 16,564.08       41      $ 50,153.81     $ 49,793.81
     17    $ 18,073.33    $ 17,713.33       42      $ 51,665.35     $ 51,305.35
     18    $ 19,234.06    $ 18,874.06       43      $ 53,192.00     $ 52,832.00
     19    $ 20,436.40    $ 20,076.40       44      $ 54,733.92     $ 54,373.92
     20    $ 21,650.76    $ 21,290.76       45      $ 56,291.26     $ 55,931.26
     21    $ 22,877.27    $ 22,517.27       46      $ 57,864.18     $ 57,504.18
     22    $ 24,116.04    $ 23,756.04       47      $ 59,452.82     $ 59,092.82
     23    $ 25,367.20    $ 25,007.20       48      $ 61,057.35     $ 60,697.35
     24    $ 26,630.88    $ 26,270.88       49      $ 62,677.92     $ 62,317.92
     25    $ 27,907.18    $ 27,547.18       50      $ 64,314.70     $ 63,954.70

       Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)
                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
     (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)

      1.00% Minimum Guarantee              1.00% Minimum Guarantee
------------------------------------ ------------------------------------
 Contract     Account       Cash      Contract     Account       Cash
 Year End      Value        Value     Year End      Value        Value
      1    $ 989.80     $ 936.35        26      $ 434.76     $ 434.76
      2    $ 979.70     $ 926.80        27      $ 409.11     $ 409.11
      3    $ 959.50     $ 907.69        28      $ 383.20     $ 383.20
      4    $ 939.10     $ 888.38        29      $ 357.03     $ 357.03
      5    $ 918.49     $ 868.89        30      $ 330.60     $ 330.60
      6    $ 897.67     $ 849.20        31      $ 303.91     $ 303.91
      7    $ 876.65     $ 876.65        32      $ 276.95     $ 276.95
      8    $ 855.42     $ 855.42        33      $ 249.72     $ 249.72
      9    $ 833.97     $ 833.97        34      $ 222.21     $ 222.21
     10    $ 812.31     $ 812.31        35      $ 194.44     $ 194.44
     11    $ 790.43     $ 790.43        36      $ 166.38     $ 166.38
     12    $ 768.34     $ 768.34        37      $ 138.04     $ 138.04
     13    $ 746.02     $ 746.02        38      $ 109.42     $ 109.42
     14    $ 723.48     $ 723.48        39      $  80.52     $  80.52
     15    $ 700.71     $ 700.71        40      $  51.32     $  51.32
     16    $ 677.72     $ 677.72        41      $  21.84     $  21.84
     17    $ 654.50     $ 654.50        42      $   0.00     $   0.00
     18    $ 631.04     $ 631.04        43      $   0.00     $   0.00
     19    $ 607.35     $ 607.35        44      $   0.00     $   0.00
     20    $ 583.43     $ 583.43        45      $   0.00     $   0.00
     21    $ 559.26     $ 559.26        46      $   0.00     $   0.00
     22    $ 534.85     $ 534.85        47      $   0.00     $   0.00
     23    $ 510.20     $ 510.20        48      $   0.00     $   0.00
     24    $ 485.31     $ 485.31        49      $   0.00     $   0.00
     25    $ 460.16     $ 460.16        50      $   0.00     $   0.00

                                                               Taxinformation 69

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


70  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A
Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A, Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B or Class II shares and other aspects of its operations, appear in the prospectuses for each Trust, which generally accompany this prospectus or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.
The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below:



                                                            More information  71

    Fixed Maturity
   Options with
     June 15th              Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2007   Maturity Value
        2007       3.70%               $ 98.81
        2008       3.75%               $ 95.22
        2009       3.80%               $ 91.67
        2010       3.85%               $ 88.17
        2011       3.90%               $ 84.73
        2012       3.95%               $ 81.33
        2013       4.10%               $ 77.53
        2014*      4.15%               $ 74.21
        2015*      4.20%               $ 70.97
        2016*      4.30%               $ 67.50



*
  Not available in Oregon.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Secu-


72  More information
rities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts which are held in a separate account are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under federal securities laws.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, ROTH IRA AND ROTH ADVANTAGE CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, Roth IRA and Roth Advantage contracts on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.


o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


                                                            More information  73

o   the election of trustees; or

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1 (800) 628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a traditional IRA, QP IRA or Roth IRA contract except by surrender to us.


You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA and Roth IRA contract to another similar arrangement.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling



74  More information
broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 0.60% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.



                                                            More information  75

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



76  More information

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


                             Incorporation of certain documents by reference  77

Appendix I: Original Contracts

--------------------------------------------------------------------------------


Original Contracts are EQUI-VEST(SM)contracts under which the contract owner has not elected to add any additional variable investment options when they first became available.

SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the EQ/Money Market, AXA Moderate Allocation, EQ/Alliance Common Stock and Multimanager Aggressive Equity* options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.


TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the EQ/Money Market option is always available. However, we will not permit transfers into the EQ/Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.



-------------

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and ben efits" earlier in this prospectus for the investment option's former name.



I-1 Appendix I: Original Contracts

Appendix II: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.



SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).

-------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                -------------------------------------------------------
                                                  1997        1998        1999        2000        2001
-------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                    $ 38.66    $  45.07    $  52.39    $  51.10    $  49.61
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            26,036      24,361      22,434      20,413      19,822
-------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                    $ 90.75    $  89.92    $ 105.59    $  90.70    $  67.13
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            28,030      25,634      20,946      18,138      16,058
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------
  Unit value                                    $160.74    $ 150.42    $ 143.43    $ 129.28    $ 128.74
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               831       1,164         998         800         770
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --          --          --
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --          --          --
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                               -----------------------------------------------------------
                                                  2002         2003         2004        2005         2006
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 109.15     $ 120.39    $ 128.35     $ 149.30
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            8           50         122          364
----------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 102.15     $ 106.86    $ 108.01     $ 113.87
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            6           36          59           55
----------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 104.14     $ 110.71    $ 112.78     $ 121.01
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            5           44         112          222
----------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  42.91     $  50.77     $  55.12    $  57.47     $  63.00
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            23,382       21,629       20,412      19,656       18,359
----------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 107.96     $ 118.97    $ 125.20     $ 141.45
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           18          185         491        1,337
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  47.48     $  64.75     $  72.04    $  77.39     $  80.76
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            13,832       12,726       11,587      10,645        9,159
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 106.73     $ 109.24     $ 111.97    $ 112.40     $ 115.08
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               264          311          348         375          370
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  78.98     $  99.85     $ 110.46    $ 116.57     $ 120.91
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               101          182          238         274          291
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 123.58     $ 149.82     $ 161.02    $ 164.14     $ 178.48
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               696          769          761         768          737
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  78.07     $ 103.47     $ 120.36    $ 137.09     $ 169.50
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                82          150          268         321          430
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  76.43     $  96.62     $ 104.55    $ 110.09     $ 123.37
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                91          122          129         128          120
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  67.87     $  87.47     $  92.04    $  97.62     $  96.42
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               138          219          256         267          257
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  79.08     $ 102.28     $ 115.47    $ 122.01     $ 143.64
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               127          163          203         263          308
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  62.00     $  85.78     $  94.55    $ 101.11     $ 109.36
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               211          417          530         556          547
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  73.70     $ 102.24     $ 116.19    $ 123.06     $ 139.29
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               214          334          425         390          391
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  56.63     $  88.08     $  91.24    $ 100.16     $ 106.03
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                53          211          989         901          838
----------------------------------------------------------------------------------------------------------



                                                Appendix II: Condensed financial
                                                                information II-1

SERIES 100 AND 200 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).

-----------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                            -----------------------------------------------------------
                                                               1997         1998        1999         2000         2001
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 253.68     $ 323.75    $ 399.74     $ 339.28     $ 299.82
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         17,386       17,231      16,705       15,685       14,197
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 179.30     $ 213.81    $ 250.31     $ 269.09     $ 262.05
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,800        2,475       3,095        3,352        3,789
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 118.98     $ 126.48    $ 124.96     $ 134.60     $ 143.62
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            202          314         360          309          587
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 107.92     $ 117.72    $ 160.04     $ 121.54     $  92.48
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            968          971         926        1,028          945
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --    $ 116.36     $  93.70     $  70.28
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --         887        2,596        2,788
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 121.30     $ 130.07    $ 125.76     $ 138.33     $ 147.79
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            283          557         622          566          899
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 125.55     $ 118.57    $ 149.64     $ 168.29     $ 144.40
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            488        1,101         976        1,895        1,988
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------------------------
  Unit Value                                                      --           --          --           --     $  94.39
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --        1,544
-----------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --    $ 107.58     $ 103.06     $  86.73
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           4           15           33
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --    $ 106.78     $ 111.59     $ 107.86
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           8           44           95
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --    $ 101.64     $ 103.88     $ 100.43
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          13           34           96
-----------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 214.66     $ 271.24    $ 322.15     $ 287.40     $ 249.66
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,686        3,805       4,579        4,346        4,083
-----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                          --------------------------------------------------------------
                                                                 2002         2003         2004       2005         2006
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 197.84     $ 292.96     $ 330.99   $ 341.80     $ 374.77
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           11,899       11,092       10,291      9,393        8,175
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 204.07     $ 263.25     $ 292.64   $ 305.38     $ 358.06
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            3,455        3,264        3,133      3,020        2,752
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 154.25     $ 155.83     $ 157.11   $ 157.33     $ 160.48
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              915          788          674        613          532
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  82.20     $ 109.83     $ 128.38   $ 146.39     $ 178.84
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            5,013        4,603        4,372      4,333        4,232
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  47.74     $  58.02     $  62.04   $  70.34     $  69.04
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            2,376        2,212        1,966      1,822        1,671
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 157.39     $ 161.18     $ 165.40   $ 166.86     $ 171.37
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              950          827          737        726          670
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  99.61     $ 138.85     $ 156.54   $ 172.65     $ 186.13
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1,955        1,959        1,885      1,791        1,655
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------------------------------
  Unit Value                                                  $  80.42     $ 102.15     $ 114.33   $ 118.93     $ 142.44
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1,981        2,115        2,287      2,451        2,714
------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --   $ 103.63     $ 113.65
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          4           12
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $  99.46     $ 101.69   $ 107.86     $ 107.96
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            3           12         54           57
------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --     $ 106.97   $ 112.04     $ 128.19
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           33        232          292
------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  62.93     $  79.44     $  81.19   $  87.10     $  90.43
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               57           89          118        143          167
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  53.85     $  65.86     $  68.57   $  71.11     $  75.35
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               19           39           47         67          101
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  67.65     $  88.51     $  99.21   $ 114.65     $ 134.89
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               61          175          316        437          534
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  80.17     $ 104.00     $ 113.80   $ 119.08     $ 131.65
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1,211        1,179        1,112      1,015          923
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  75.63     $ 101.77     $ 109.77   $ 114.76     $ 124.50
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              375          573          660        684          674
------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --   $ 103.98     $ 110.75
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --         29           87
------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 191.65     $ 242.29     $ 264.16   $ 272.79     $ 310.53
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            3,648        3,539        3,393      3,219        2,920
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --   $  97.50     $  99.48
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          4           46
------------------------------------------------------------------------------------------------------------------------



II-2 Appendix II: Condensed financial information

SERIES 100 AND 200 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).

--------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                 -------------------------------------------------------
                                                  1997         1998        1999        2000        2001
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --    $ 106.57    $  92.84    $  76.01
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           5          18          33
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --    $  99.98    $  85.41
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          86         420
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   $ 118.06     $ 104.82    $ 105.28    $ 109.21    $ 112.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               577          859         721         628       1,238
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --    $  83.95    $  63.80
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --         165         464
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------
  Unit value                                   $ 115.17     $ 128.20    $ 124.26    $ 131.45    $ 120.85
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               250          581         648         521         532
--------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --    $ 105.89
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   $ 115.97     $ 127.97    $ 149.82    $ 165.28    $ 172.07
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               145          444         617         634       1,044
--------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --          --          --
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --          --          --
--------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------
                                               For the years ending December 31,
--------------------------------------------------------------------------------------------------------
                                                  2002        2003        2004         2005        2006
                                               ---------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  56.98    $  77.69    $  82.05     $  84.15    $  87.90
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                55         125         206          204         185
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  68.70    $  97.34    $ 111.43     $ 116.94    $ 128.68
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               738       1,109       1,384        1,577       1,735
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  94.29    $ 123.98    $ 144.14     $ 158.32    $ 175.70
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,835       1,967       2,096        2,279       2,273
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --    $ 104.29
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --          90
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --    $ 108.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           8
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 105.04    $ 116.29
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           15          39
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --    $ 113.23     $ 116.54    $ 136.64
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          37          251         362
--------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 115.00    $ 142.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           13          67
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  43.86    $  54.47    $  60.27     $  63.79    $  63.69
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               590         701         750          814         813
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                   $ 107.03    $ 109.16    $ 112.11     $ 113.06    $ 116.08
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               207         316         405          574         643
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  96.50    $ 120.74    $ 132.08     $ 135.43    $ 160.85
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               484         448         414          382         362
--------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 106.40    $ 112.16
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           13         108
--------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $  99.99    $ 100.45
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           71         113
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 105.99    $ 122.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           11          75
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 105.62    $ 117.43
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           13          25
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 111.49    $ 123.96
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           67          23
--------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  92.40    $ 119.55    $ 130.34     $ 142.37    $ 153.56
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               337         779         948        1,217       1,548
--------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                   $ 141.48    $ 183.13    $ 199.77     $ 202.92    $ 242.07
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,282       1,316       1,355        1,330       1,272
--------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------
  Unit value                                   $  75.52    $  95.40    $ 114.50     $ 125.21    $ 155.26
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               928         946       1,010        1,260       1,505
--------------------------------------------------------------------------------------------------------



                               Appendix II: Condensed financial information II-3

SERIES 100 AND 200 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).

----------------------------------------------------------------------------------------------------------
                                                           For the years ending December 31,
                                               -----------------------------------------------------------
                                                  1997         1998        1999         2000         2001
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 121.34     $ 161.04    $ 275.93     $ 220.97     $ 143.76
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               256        1,090       2,427        3,720        3,422
----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --    $ 104.48     $ 102.37     $  84.85
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          18           68           87
----------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  29.41     $  30.55    $  31.63     $  33.15     $  33.96
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               973        1,261       1,516        1,458        1,796
----------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  79.41     $  57.18    $ 110.43     $  65.32     $  61.12
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               109          217         590          926          850
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --          --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --          --           --           --
----------------------------------------------------------------------------------------------------------






----------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                               -----------------------------------------------------------
                                                  2002         2003         2004        2005         2006
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  93.15     $ 118.84     $ 132.05    $ 142.04     $ 151.04
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,890        2,681        2,410       2,130        1,844
----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  66.13     $  79.62     $  87.51    $  92.55     $ 103.13
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               118          161          140         132          116
----------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  34.00     $  33.81     $  33.69    $  34.19     $  35.33
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,816        1,322        1,193       1,383        2,018
----------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 104.66    $ 108.84     $ 115.92
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1          17           23
----------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 107.10
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --           32
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 110.94
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --           14
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 110.99
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --            9
----------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $  99.35     $  98.40
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          82          167
----------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $  99.80     $ 102.36
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          13           47
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 112.38     $ 152.31     $ 175.98    $ 181.76     $ 208.22
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               239          434          617         739          794
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 114.58    $ 121.52     $ 132.13
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            3          80          216
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  81.53     $ 117.33     $ 136.22    $ 140.12     $ 162.73
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                72          260          446         537          672
----------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 111.22    $ 114.11     $ 108.07
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            6          36           43
----------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 107.58
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --           30
----------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 109.24    $ 117.48     $ 132.31
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1          41           94
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $ 104.29     $ 119.26
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          47          110
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  56.74     $  87.28     $ 106.51    $ 139.53     $ 188.68
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               895          949        1,084       1,420        1,693
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $ 123.74     $ 133.39
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          32           93
----------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $ 119.05     $ 142.87
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --           3           78
----------------------------------------------------------------------------------------------------------





II-4 Appendix II: Condensed financial information


SERIES 100 AND 200 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).

-------------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                 ------------------------------------------------------------
                                                  1997    1998     1999     2000     2001     2002      2003
-------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --       --       --       --       --           --
-------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------
  Unit value                                      --      --       --       --       --       --     $ 106.81
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --      --       --       --       --       --           18
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                                 ------------------------------------
                                                    2004          2005          2006
-------------------------------------------------------------------------------------
 Target 2015 Allocation
-------------------------------------------------------------------------------------
  Unit value                                           --            --      $ 108.32
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --            11
-------------------------------------------------------------------------------------
 Target 2025 Allocation
-------------------------------------------------------------------------------------
  Unit value                                           --            --      $ 109.27
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --             7
-------------------------------------------------------------------------------------
 Target 2035 Allocation
-------------------------------------------------------------------------------------
  Unit value                                           --            --      $ 110.16
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --             4
-------------------------------------------------------------------------------------
 Target 2045 Allocation
-------------------------------------------------------------------------------------
  Unit value                                           --            --      $ 110.95
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --             3
-------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------
  Unit value                                     $ 143.40      $ 165.18      $ 224.36
-------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 288           435           601
-------------------------------------------------------------------------------------




                               Appendix II: Condensed financial information II-5

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT
OPTION).

----------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                      ----------------------------------------------------------
                                                         1996         1997       1998         1999         2000
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 119.26     $ 135.29   $ 157.63     $ 183.18     $ 178.32
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      548          655        752          854          846
----------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 149.41     $ 163.33   $ 161.59     $ 189.44     $ 162.34
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    2,468        3,226      3,342        2,980        2,607
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 137.53     $ 160.74   $ 150.42     $ 143.43     $ 129.28
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      444          831      1,164          998          800
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --           --           --
----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 155.42     $ 198.12   $ 252.88     $ 312.31     $ 264.88
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    3,457        4,765      5,808        6,502        6,233
----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 143.37     $ 179.30   $ 213.81     $ 250.31     $ 269.09
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      975        1,800      2,475        3,095        3,352
----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government
   Securities
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 112.40     $ 118.98   $ 126.48     $ 124.96     $ 134.60
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      146          202        314          360          309
----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 112.83     $ 107.92   $ 117.72     $ 160.04     $ 121.54
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      763          968        971          926        1,028
----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --         --     $ 116.36     $  93.70
----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --         --          887        2,596
----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
                                                      ------------------------------------------------------------------------
                                                         2001         2002         2003        2004         2005         2006
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --     $ 109.15    $ 120.39     $ 128.35     $ 149.30
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --            8          50          122          364
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --     $ 102.15    $ 106.86     $ 108.01     $ 113.87
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --            6          36           59           55
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --     $ 104.14    $ 110.71     $ 112.78     $ 121.01
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --            5          44          112          222
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 172.66     $ 149.01     $ 175.55    $ 188.77     $ 195.64     $ 213.45
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1,334        2,689        2,378       2,153        1,902        1,696
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --     $ 107.96    $ 118.97     $ 125.20     $ 141.45
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --           18         185          491        1,337
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 120.13     $  84.51     $ 114.95    $ 127.42     $ 136.36     $ 141.76
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    2,242        1,841        1,636       1,467        1,285        1,113
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $ 106.73     $ 109.24    $ 111.97     $ 112.40     $ 115.08
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          264          316         348          375          370
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  78.98     $  99.85    $ 110.46     $ 116.57     $ 120.91
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          101          185         238          274          291
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 128.74     $ 123.58     $ 149.82    $ 161.02     $ 164.14     $ 178.48
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      770          696          798         761          768          737
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  78.07     $ 103.47    $ 120.36     $ 137.09     $ 169.50
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           82          152         268          321          430
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  76.43     $  96.62    $ 104.55     $ 110.09     $ 123.37
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           91          123         129          128          120
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  67.87     $  87.47    $  92.04     $  97.62     $  96.42
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          138          221         256          267          257
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  79.08     $ 102.28    $ 115.47     $ 122.01     $ 143.64
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          127          165         203          263          308
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  62.00     $  85.78    $  94.55     $ 101.11     $ 109.36
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          211          421         530          556          547
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  73.70     $ 102.24    $ 116.19     $ 123.06     $ 139.29
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          214          337         425          390          391
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $  56.63     $  88.08    $  91.24     $ 100.16     $ 106.03
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           53          212         989          901          838
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 233.80     $ 154.15     $ 227.99    $ 257.31     $ 265.43     $ 290.56
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    5,579        4,418        4,024       3,627        3,126        2,645
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 262.05     $ 204.07     $ 263.25    $ 292.64     $ 305.38     $ 358.06
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    3,789        3,455        3,368       3,133        3,020        2,752
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government
   Securities
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 143.62     $ 154.25     $ 155.83    $ 157.11     $ 157.33     $ 160.48
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      587          915          818         674          613          532
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $  92.48     $  82.20     $ 109.83    $ 128.38     $ 146.39     $ 178.84
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      945        5,013        4,796       4,372        4,333        4,232
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $  70.28     $  47.74     $  58.02    $  62.04     $  70.34     $  69.04
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    2,788        2,376        2,254       1,966        1,822        1,671
------------------------------------------------------------------------------------------------------------------------------



II-6 Appendix II: Condensed financial information

SERIES 300 AND 400 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT
OPTION).

-----------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                      -----------------------------------------------------------
                                                         1996         1997        1998         1999         2000
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 112.65     $ 121.30    $ 130.07     $ 125.76     $ 138.33
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      196          283         557          622          566
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $ 125.55    $ 118.57     $ 149.64     $ 168.29
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          488       1,101          976        1,895
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --     $ 107.58     $ 103.06
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            4           15
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --     $ 106.78     $ 111.59
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            8           44
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --     $ 101.64     $ 103.88
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           13           34
-----------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 164.12     $ 214.66    $ 271.24     $ 322.15     $ 287.40
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1,486        2,686       3,805        4,579        4,346
-----------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --     $ 106.57     $  92.84
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            5           18
-----------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --     $  99.98
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           86
-----------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --     $ 118.06    $ 104.82     $ 105.28     $ 109.21
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          577         859          721          628
-----------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                                    --------------------------------------------------------------------------
                                                       2001         2002         2003         2004         2005         2006
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 147.79     $ 157.39     $ 161.18     $ 165.40     $ 166.86     $ 171.37
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    899          950          851          737          726          670
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 144.40     $  99.61     $ 138.85     $ 156.54     $ 172.65     $ 186.13
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1,988        1,955        2,016        1,885        1,791        1,655
------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  94.39     $  80.42     $ 102.15     $ 114.33     $ 118.93     $ 142.44
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1,544        1,981        2,153        2,287        2,451        2,714
------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --           --     $ 103.63     $ 113.65
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           --            4           12
------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --     $  99.46     $ 101.69     $ 107.86     $ 107.96
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            3           12           54           57
------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --     $ 106.97     $ 112.04     $ 128.19
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           33          232          292
------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  86.73     $  62.93     $  79.44     $  81.19     $  87.10     $  90.43
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     33           57           89          118          143          167
------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --     $  53.85     $  65.86     $  68.57     $  71.11     $  75.35
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           19           41           47           67          101
------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --     $  67.65     $  88.51     $  99.21     $ 114.65     $ 134.89
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           61          177          316          437          534
------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 107.86     $  80.17     $ 104.00     $ 113.80     $ 119.08     $ 131.65
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     95        1,211        1,200        1,112        1,015          923
------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 100.43     $  75.63     $ 101.77     $ 109.77     $ 114.76     $ 124.50
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     96          375          579          660          684          674
------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --           --     $ 103.98     $ 110.75
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           --           29           87
------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 249.66     $ 191.65     $ 242.29     $ 264.16     $ 272.79     $ 310.53
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  4,083        3,648        3,658        3,393        3,219        2,920
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --           --     $  97.50     $  99.48
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           --            4           46
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  76.01     $  56.98     $  77.69     $  82.05     $  84.15     $  87.90
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     33           55          127          206          204          185
------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  85.41     $  68.70     $  97.34     $ 111.43     $ 116.94     $ 128.68
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    420          738        1,117        1,384        1,577        1,735
------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 112.05     $  94.29     $ 123.98     $ 144.14     $ 158.32     $ 175.70
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1,238        1,835        2,002        2,096        2,279        2,273
------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --           --           --     $ 104.29
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           --           --           90
------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --           --           --     $ 108.22
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           --           --            8
------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --           --     $ 105.04     $ 116.29
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           --           15           39
------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --           --     $ 113.23     $ 116.54     $ 136.64
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           --           37          251          362
------------------------------------------------------------------------------------------------------------------------------




                               Appendix II: Condensed financial information II-7

SERIES 300 AND 400 CONTRACTS (CONTINUED) UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS
OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF
1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).

-------------------------------------------------------------------------------------------------------------
                                                              For the years ending December 31,
                                                -------------------------------------------------------------
                                                     1996         1997         1998         1999        2000
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --    $  83.95
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --         165
-------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --     $ 115.17     $ 128.20     $ 124.76    $ 131.45
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          250          581          648         521
-------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --     $ 115.97     $ 127.67     $ 149.82    $ 165.28
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          145          444          617         634
-------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --     $ 121.34     $ 161.04     $ 275.93    $ 220.97
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          256        1,090        2,427       3,720
-------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --     $ 104.48    $ 102.37
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           18          68
-------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------
  Unit value                                      $ 111.21     $ 115.66     $ 120.19     $ 124.47    $ 130.47
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  165          146          262          360         297
-------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                            --           --           --           --          --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --           --          --
-------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
                                               -----------------------------------------------------------------------
                                                  2001        2002        2003         2004         2005         2006
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $ 115.00     $ 142.55
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           13           67
----------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $  63.80    $  43.86    $  54.47     $  60.27     $  63.79     $  63.69
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               464         581         710          750          814          813
----------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --    $ 107.03    $ 109.16     $ 112.11     $ 113.06     $ 116.08
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --         207         318          405          574          643
----------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $ 120.85    $  96.50    $ 120.74     $ 132.08     $ 135.43     $ 160.85
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               532         484         454          414          382          362
----------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $ 106.40     $ 112.16
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           13          108
----------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $  99.99     $ 100.45
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           71          113
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $ 105.99     $ 122.57
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           11           75
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $ 105.62     $ 117.43
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           13           25
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $ 111.49     $ 123.96
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           67           23
----------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $ 105.89    $  92.41    $ 119.55     $ 130.34     $ 142.37     $ 153.56
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --         337         790          948        1,217        1,548
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $ 172.07    $ 141.48    $ 183.13     $ 199.77     $ 202.92     $ 242.07
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,044       1,282       1,337        1,355        1,330        1,272
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --    $  75.52    $  95.40     $ 114.50     $ 125.21     $ 155.26
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --         928         970        1,010        1,260        1,505
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $ 143.76    $  93.15    $ 118.84     $ 132.05     $ 142.04     $ 151.04
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,422       2,890       2,741        2,410        2,130        1,844
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $  84.85    $  66.13    $  79.62     $  87.51     $  92.55     $ 103.13
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                87         118         162          140          132          116
----------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------
  Unit value                                   $ 133.66    $ 133.83    $ 133.10     $ 132.67     $ 135.29     $ 139.78
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               395         342         231          186           63           56
----------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --     $ 104.66     $ 108.84     $ 115.92
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --            1           17           23
----------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --           --     $ 107.10
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           --           32
----------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --           --     $ 110.94
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           --           14
----------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --           --     $ 110.99
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           --            9
----------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $  99.35     $  98.40
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           82          167
----------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                         --          --          --           --     $  99.80     $ 102.36
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --          --           --           13           47
----------------------------------------------------------------------------------------------------------------------



II-8 Appendix II: Condensed financial information


SERIES 300 AND 400 CONTRACTS (CONTINUED) UNIT VALUES AND NUMBER OF UNITS
OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS
OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF
1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).

-------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                 ------------------------------------------------------------------
                                                  1996      1997        1998          1999        2000        2001
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --      $ 79.41     $ 57.18      $ 110.43     $ 65.32     $ 61.12
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --          109         217           590         926         850
-------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------
  Unit value                                      --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             --           --          --            --          --          --
-------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                               -----------------------------------------------------------
                                                  2002         2003         2004        2005         2006
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 112.38     $ 152.31     $ 175.98    $ 181.76     $ 208.22
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               239          445          617         739          794
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 114.58    $ 121.52     $ 132.13
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            3          80          216
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  81.53     $ 117.33     $ 136.22    $ 140.12     $ 162.73
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                72          261          446         537          672
----------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 111.22    $ 114.11     $ 108.07
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            6          36           43
----------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 107.58
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --           30
----------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --     $ 109.24    $ 117.48     $ 132.31
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1          41           92
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $ 104.29     $ 119.26
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          47          110
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  56.74     $  87.28     $ 106.51    $ 139.53     $ 188.68
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               895          971        1,084       1,420        1,693
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $ 123.74     $ 133.39
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          32           93
----------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --    $ 119.05     $ 142.87
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --           3           78
----------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 108.32
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --           11
----------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 109.27
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --            7
----------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 110.16
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --            4
----------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --           --           --          --     $ 110.95
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --          --            3
----------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 106.81     $ 143.40    $ 165.18     $ 224.36
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           18          288         435          601
----------------------------------------------------------------------------------------------------------






                               Appendix II: Condensed financial information II-9

SERIES 500 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.45%).

----------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                             ---------------------------------------------------------
                                                                1998         1999       2000         2001        2002
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 102.39     $ 118.86   $ 115.59     $ 111.81    $  96.40
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            2          2            4           6
----------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  90.25     $ 105.69   $  90.49     $  66.89    $  47.01
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               1            4          4            5           5
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $ 106.61
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  78.89
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  89.20     $  84.96   $  76.49     $  76.09    $  72.96
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            1          1            1           1
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  77.98
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  76.34
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  67.79
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  79.00
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  61.93
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  73.62
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --           --         --           --    $  56.57
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 102.87     $ 126.91   $ 107.53     $  94.82    $  62.45
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               5           19         24           27          27
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 102.73     $ 120.13   $ 129.00     $ 125.48    $  97.61
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               1            4          5            6           7
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 103.22     $ 101.96   $ 109.70     $ 116.92    $ 125.44
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --           --         --           --           1
----------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                            --------------------------------------------------
                                                                2003          2004          2005         2006
--------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 109.12      $ 120.22      $ 128.03     $ 148.76
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 102.13      $ 106.71      $ 107.73     $ 112.94
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 104.11      $ 110.56      $ 112.49     $ 120.58
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 113.45      $ 121.87      $ 126.17     $ 137.52
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               6             6             5            4
--------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 107.93      $ 118.80      $ 124.89     $ 140.94
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --            1
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  63.87      $  70.74      $  75.62     $  78.53
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               5             5             5            5
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 109.00      $ 111.59      $ 111.90     $ 114.44
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  99.63      $ 110.09      $ 116.05     $ 120.24
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  88.34      $  94.85      $  96.58     $ 104.89
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               1             1             1            1
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 103.24      $ 119.96      $ 136.48     $ 168.56
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  96.40      $ 104.20      $ 109.60     $ 122.68
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  87.27      $  91.74      $  97.18     $  95.88
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 102.05      $ 115.08      $ 121.47     $ 142.84
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  85.59      $  94.24      $ 100.66     $ 108.75
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --            1
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 102.01      $ 115.80      $ 122.51     $ 138.52
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --            --            --           --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  87.89      $  90.93      $  99.71     $ 105.44
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --             1             1            1
--------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  92.27      $ 104.03      $ 107.21     $ 117.24
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              29            30            29           26
--------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 125.78      $ 139.67      $ 145.68     $ 170.51
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               7             7             7            6
--------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 126.58      $ 127.48      $ 127.51     $ 129.92
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               1             1            --           --
--------------------------------------------------------------------------------------------------------------



II-10 Appendix II: Condensed financial information

SERIES 500 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.45%).

-------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                      -------------------------------------------------------------
                                                          1998         1999         2000         2001         2002
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 93.00     $ 126.29     $  95.81     $  72.82     $  64.65
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --            1            1            1            4
-------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --     $ 116.32     $  93.56     $  70.10     $  47.56
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --            1            2            2
-------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                            $103.62     $ 100.08     $ 109.96     $ 117.34     $ 124.83
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --            1
-------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 86.93     $ 109.59     $ 123.11     $ 105.52     $  72.71
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1            1            2           --            3
-------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --     $ 100.70     $  85.70
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --            1            1
-------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --     $  81.26
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --     $  72.13
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --     $  83.76
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --     $ 106.74     $ 111.42     $ 107.58     $  79.87
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --            3
-------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --     $ 101.60     $ 103.72     $ 100.16     $  75.34
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------
  Unit value                                            $103.68     $ 123.01     $ 109.62     $  95.12     $  72.93
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2            9           10           11           12
-------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --     $ 106.53     $  93.33     $  75.81     $  56.76
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --     $  99.95     $  85.28     $  68.53
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           13           --
-------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 82.78     $  83.05     $  86.06     $  88.20     $  74.14
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --            1            1            1            2
-------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                        ------------------------------------------------
                                                           2003          2004          2005        2006
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  86.29      $ 100.74      $ 114.75    $ 140.03
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          4             4             4           4
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  57.74      $  61.67      $  69.86    $  68.47
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2             2             2           2
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 127.69      $ 130.89      $ 131.90    $ 135.31
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 101.24      $ 114.00      $ 125.60    $ 135.25
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          3             2             2           2
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 108.74      $ 121.57      $ 126.32    $ 151.12
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1             2             1           2
--------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------
  Unit value                                                  --            --      $ 103.60    $ 113.50
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  99.43      $ 101.55      $ 107.59    $ 107.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------
  Unit value                                                  --      $ 106.95      $ 111.88    $ 127.87
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 102.46      $ 104.60      $ 112.09    $ 116.25
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  88.12      $  91.64      $  94.93    $ 100.48
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 109.47      $ 122.57      $ 141.49    $ 166.28
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 103.50      $ 113.12      $ 118.23    $ 130.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          3             3             3           2
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                            $ 101.27      $ 109.11      $ 113.95    $ 123.48
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                                  --            --      $ 103.90    $ 110.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  92.10      $ 100.31      $ 103.47    $ 117.65
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         12            13            12          11
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                                  --            --      $  97.47    $  99.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  77.31      $  81.56      $  83.56    $  87.18
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --            --            --          --
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  96.98      $ 110.90      $ 116.25    $ 127.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --             1             1           1
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                            $  97.37      $ 113.08      $ 124.06    $ 137.53
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2             2             2           2
--------------------------------------------------------------------------------------------------------





                              Appendix II: Condensed financial information II-11

SERIES 500 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.45%).

-----------------------------------------------------------------------------------------------------------
                                                               For the years ending December 31,
                                                   --------------------------------------------------------
                                                      1998        1999        2000        2001        2002
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --    $  83.92    $  63.71    $  43.75
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --    $ 106.90
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------
  Unit value                                       $ 100.48    $  97.68    $ 102.80    $  94.40    $  75.30
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           1           1           2           2
-----------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --    $ 105.94    $  92.27
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                       $  97.80    $ 114.64    $ 126.32    $ 131.37    $ 107.89
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --           1           1           2           2
-----------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --          --          --          --    $  82.38
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --           1
-----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------------------
  Unit value                                       $ 103.41    $ 177.00    $ 141.58    $  92.01    $  59.55
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     1           6           9           9           9
-----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------------------
  Unit value                                             --    $ 104.44    $ 102.22    $  84.63    $  65.88
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------------
  Unit value                                       $ 101.68    $ 105.20    $ 110.16    $ 112.74    $ 112.77
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    --          --          --          --          --
-----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                                       For the years ending December 31,
                                                 ---------------------------------------------
                                                    2003         2004         2005       2006
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------
  Unit value                                           --           --           --   $ 104.26
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                           --           --           --   $ 108.18
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------
  Unit value                                           --           --    $  104.97   $ 116.08
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------
  Unit value                                           --     $ 113.20    $  116.38   $ 136.30
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------
  Unit value                                           --           --       114.91   $ 142.29
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $  54.27     $  59.97    $   63.41   $  63.23
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1           --         --
----------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $ 108.90     $ 111.72    $  112.55   $ 115.42
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --          1
----------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------
  Unit value                                     $  94.11     $ 102.84    $  105.33   $ 124.95
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2            2            1          1
----------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------
  Unit value                                           --           --    $  106.38   $ 112.00
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------
  Unit value                                           --           --    $   99.92   $ 100.27
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------
  Unit value                                           --           --    $  105.91   $ 122.34
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------
  Unit value                                           --           --    $   91.36   $ 117.21
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                           --           --    $  111.40   $ 123.44
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------
  Unit value                                     $ 119.25     $ 129.87    $  141.69   $ 152.66
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --          1
----------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $ 139.50     $ 152.01    $  154.23   $ 183.78
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2            2            2          2
----------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------
  Unit value                                     $ 103.95     $ 124.61    $  136.12   $ 168.61
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1            1          1
----------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------
  Unit value                                     $  75.89     $  84.23    $   90.50   $  96.13
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   9            9            9          8
----------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------
  Unit value                                     $  79.23     $  86.99    $   91.89   $ 102.29
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------
  Unit value                                     $ 112.04     $ 111.55    $  113.11   $ 116.74
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --         --
----------------------------------------------------------------------------------------------



II-12 Appendix II: Condensed financial information

SERIES 500 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.45%).

---------------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                  -------------------------------------------------------------------
                                                   1998         1999        2000       2001        2002         2003
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --     $ 87.78     $ 118.84
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --     $ 81.43     $ 117.06
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                     $ 81.40     $ 157.03     $ 92.78    $ 86.72     $ 80.41     $ 123.57
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --           1          1           1            1
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --         --          --           --
---------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                                 ----------------------------------
                                                    2004         2005         2006
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------
  Unit value                                     $ 104.63     $ 108.69     $ 115.63
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Mutual Shares
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 107.10
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 110.91
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 110.95
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------
  Unit value                                           --     $  99.28     $  98.22
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------
  Unit value                                           --     $  99.72     $ 102.17
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Small Cap Value
-----------------------------------------------------------------------------------
  Unit value                                     $ 137.16     $ 141.51     $ 161.93
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Small Company Growth
-----------------------------------------------------------------------------------
  Unit value                                     $ 114.56     $ 121.35     $ 131.81
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------
  Unit value                                     $ 135.75     $ 139.49     $ 161.81
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------------
  Unit value                                     $ 111.19     $ 113.95     $ 107.80
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 107.54
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------
  Unit value                                     $ 109.21     $ 117.32     $ 131.98
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------
  Unit value                                           --     $ 104.21     $ 119.04
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------
  Unit value                                     $ 150.61     $ 197.09     $ 266.22
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1            1
-----------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------
  Unit value                                           --     $ 123.65     $ 133.14
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-----------------------------------------------------------------------------------
  Unit value                                           --     $ 118.96     $ 142.60
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 Target 2015 Allocation
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 108.28
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 Target 2025 Allocation
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 109.23
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------
 Target 2035 Allocation
-----------------------------------------------------------------------------------
  Unit value                                           --           --     $ 110.12
-----------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --
-----------------------------------------------------------------------------------


                              Appendix II: Condensed financial information II-13

SERIES 500 CONTRACTS (CONTINUED)

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006 (DAILY ASSET CHARGE OF 1.45%).

------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                 -----------------------------------------------------------------------------------
                                                 1998    1999    2000     2001    2002       2003      2004       2005         2006
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --      --      --       --      --            --        --         --     $ 110.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --      --      --       --      --            --        --         --           --
------------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     --      --      --       --      --      $ 106.78  $ 143.20   $ 164.77     $ 223.55
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            --      --      --       --      --            --        --         --           --
------------------------------------------------------------------------------------------------------------------------------------



II-14 Appendix II: Condensed financial information

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)



-------------------------------------------------------------------------------------
                                                                Hypothetical assumed
                                                                 rate to maturity(j)
                                                                  on June 15, 2011
-------------------------------------------------------------------------------------
                                                                      5%          9%
-------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
-------------------------------------------------------------------------------------
(1) market adjusted amount(b)                                   $141,389    $121,737
-------------------------------------------------------------------------------------
(2) fixed maturity amount(c)                                    $131,104    $131,104
-------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                          $ 10,285    $ (9,367)
-------------------------------------------------------------------------------------
On June 15, 2011 after $50,000 withdrawal
-------------------------------------------------------------------------------------
(4) portion of market value adjustment associated with the withdrawal:
-------------------------------------------------------------------------------------
  (3) x [$50,000/(1)]                                           $  3,637    $ (3,847)
-------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal:
-------------------------------------------------------------------------------------
  $50,000 - (4)                                                 $ 46,363    $ 53,847
-------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                        $ 91,389    $ 71,737
-------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                            $ 84,741    $ 77,257
-------------------------------------------------------------------------------------
(8) maturity value (d)                                          $111,099    $101,287
-------------------------------------------------------------------------------------



You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

* In Oregon, seven is the maximum materiality year.
Notes:



(a)  Number of days from the withdrawal date to the maturity date = D = 1,461

(b)  Market adjusted amount is based on the
     following calculation:

     Maturity value                  $ 171,882
     ----------------        =    -----------------   where j is either 5% or 9%
     (1+j)((D/365))               (1+j)((1,461/365))

(c)  Fixed maturity amount is based on the following calculation:

     Maturity  value                 $ 171,882
     ----------------        =    --------------------
     (1+h)((D/365))               (1+0.07)((1,461/365))

(d)  Maturity value is based on the following calculation:

     Fixed maturity amount        $84,741 or $77,257
     ---------------------   =    ------------------
       (1+h)((D/365))             (1+0.07)((1,461/365))


                             Appendix III: Market value adjustment example III-1

Appendix IV: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


STATES WHERE CERTAIN EQUI-VEST(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



                                              Contract type/Series/
 State      Features and benefits             Effective Date                Availability or variation
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
New York   See "Selecting an annuity payout                           In the second to last paragraph in this
           option" in "Your annuity payout                            section, the second line in the
           option" under "Accessing your                              paragraph "(1) the amount applied to
           money"                                                     purchase the annuity;" is deleted in its
                                                                      entirety and replaced with the
                                                                      following:

                                                                      (1) The amount applied to provide the
                                                                          annuity will be: (a) the account
                                                                          value for any life annuity form or
                                                                          (b) the cash value for any period
                                                                          certain annuity form except that,
                                                                          if the period certain is more than
                                                                          five years, the amount applied will
                                                                          be no less than 95% of the account
                                                                          value.
-------------------------------------------------------------------------------------------------------------



IV-1 Appendix IV: State contract availability and/or variations of certain features and benefits

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Who is AXA Equitable?                                                       2
Calculation of annuity payments                                             2

Custodian and independent registered public accounting firm                 2

Distribution of the contracts                                               3
Calculating unit values                                                     3
Financial statements                                                        3


How to Obtain an EQUI-VEST(SM) Statement of Additional Information for Separate
 Account A

Call 1 (800) 628-6673 or send this request form to:
 EQUI-VEST(SM)
 Processing Office
 AXA Equitable
 P.O. Box 4956
 Syracuse, NY 13221-4956


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an EQUI-VEST(SM) Statement of Additional Information dated May 1, 2007.

(Combination variable and fixed deferred annuity)


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City            State    Zip







888-1297 (5/07)









                                                                           X1508

EQUI-VEST(SM) Express(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(SM) EXPRESS(SM)

EQUI-VEST(SM) Express(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.

--------------------------------------------------------------------------------
 Variable investment options
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond*
o EQ/Evergreen International Bond       o Multimanager High Yield*
o EQ/Franklin Income
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Lord Abbett Mid Cap Value
o AXA Moderate-Plus Allocation(1)       o EQ/Marsico Focus
o EQ/AllianceBernstein Common Stock     o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Growth and       o EQ/MFS Investors Trust+
  Income++                              o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Large Cap        o EQ/Mutual Shares
  Growth                                o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Small Cap          Opportunity**
  Growth                                o EQ/Oppenheimer Main Street Small
o EQ/AllianceBernstein Value              Cap
o EQ/Ariel Apprecialtion II             o EQ/Small Cap Value+
o EQ/AXA Rosenberg Value Long/Short     o EQ/Small Company Growth+
  Equity                                o EQ/Small Company Index
o EQ/BlackRock Basic Value Equity*      o EQ/TCW Equity++
o EQ/Boston Advisors Equity Income      o EQ/Templeton Growth
o EQ/Calvert Socially Responsible       o EQ/UBS Growth and Income
o EQ/Capital Guardian Growth            o EQ/Van Kampen Comstock
o EQ/Capital Guardian Research          o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity++     o EQ/Wells Fargo Montgomery Small
o EQ/Davis New York Venture**             Cap++
o EQ/Equity 500 Index                   o Multimanager Aggressive Equity*
o EQ/Evergreen Omega                    o Multimanager Health Care*
o EQ/FI Mid Cap                         o Multimanager Large Cap Core Equity*
o EQ/FI Mid Cap Value+                  o Multimanager Large Cap Growth*
o EQ/Franklin Small Cap Value           o Multimanager Large Cap Value*
o EQ/Franklin Templeton Founding        o Multimanager Mid Cap Growth*
  Strategy**                            o Multimanager Mid Cap Value*
o EQ/GAMCO Mergers and Acquisitions     o Multimanager Technology*
o EQ/GAMCO Small Company Value          o Target 2015 Allocation
o EQ/Janus Large Cap Growth++           o Target 2025 Allocation
o EQ/JPMorgan Value Opportunities       o Target 2035 Allocation
o EQ/Legg Mason Value Equity            o Target 2045 Allocation
o EQ/Lord Abbett Growth and Income      o U.S. Real Estate--Class II++
o EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o EQ/AllianceBernstein International    o EQ/Oppenheimer Global
o EQ/BlackRock International Value*     o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+      Equity
o EQ/International Growth               o Multimanager International Equity*
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation(1)
--------------------------------------------------------------------------------

(1) The "AXA Allocation" portfolios.(1)
* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.
** This investment option will be available on or about May 29, 2007, subject to regulatory approval.
+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supple ment included with this prospectus for more information.
++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either AXA Premier VIP Trust, EQ Advisors Trust, or The Universal Institutional Funds, Inc., (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the fixed maturity options, which are discussed later in this prospectus.


TYPES OF CONTRACTS. For existing and new contract owners, we offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only

o An individual retirement annuity ("IRA"), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts ("Inherited IRA").

A minimum contribution of $50 ($5,000 for Inherited IRA) is required to purchase a contract.

For existing contract owners only:

o QP IRA (Please see Appendix I -- these contracts are no longer available for new purchasers.) Unless otherwise indicated, information for QP IRA is the same as traditional IRA.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2007, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling 1
(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                         X01500
                                                                     Series 700
                                                                        (R-4/15)

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix I.

Contents of this prospectus
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EQUI-VEST(SM) EXPRESS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        6
How to reach us                                                              7
EQUI-VEST(SM) ExpressSM at a glance -- key features                          9

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14
Condensed financial information                                             18

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        19
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               28
Your right to cancel within a certain number of days                        29
Inherited IRA beneficiary continuation contract                             29

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        31
--------------------------------------------------------------------------------
Your account value and cash value                                           31
Your contract's value in the variable investment options                    31
Your contract's value in the fixed maturity options                         31

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         32
--------------------------------------------------------------------------------
Transferring your account value                                             32
Disruptive transfer activity                                                32
Automatic transfer options                                                  33
Rebalancing your account value                                              33

----------------------
"We," "our" and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  Contents of this prospectus  3

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     35
--------------------------------------------------------------------------------
Withdrawing your account value                                              35
How withdrawals are taken from your account value                           35
Surrender of your contract to receive its cash value                        36
Termination                                                                 36
When to expect payments                                                     36
Your annuity payout options                                                 36

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     39
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          39
Charges under the contracts                                                 39
Charges that the Trusts deduct                                              40
Group or sponsored arrangements                                             40
Other distribution arrangements                                             41

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 42
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     42
How death benefit payment is made                                           43
Beneficiary continuation option                                             43

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          45
--------------------------------------------------------------------------------
Overview                                                                    45
Buying a contract to fund a retirement arrangement                          45
Transfers among investment options                                          45
Taxation of nonqualified annuities                                          45
Individual retirement arrangements ("IRAs")                                 47
Roth individual retirement annuities ("Roth IRAs")                          53
Federal and state income tax withholding and
     information reporting                                                  56
Impact of taxes to AXA Equitable                                            57

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         58
--------------------------------------------------------------------------------
About our Separate Account A                                                58
About the Trusts                                                            58
About our fixed maturity options                                            58
About the general account                                                   59
About other methods of payment                                              60
Dates and prices at which contract events occur                             60
About your voting rights                                                    60
About legal proceedings                                                     61
Financial statements                                                        61

Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          61

Distribution of the contracts                                               61

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE                                                   63
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- QP IRA contracts                                                     I-1
II  -- Condensed financial information                                     II-1
III -- Market value adjustment example                                    III-1

IV  -- State contract availability and/or variations of
       certain features and benefits                                       IV-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                                                    Page
   account value                                                     31
   annuitant                                                         19
   annuity payout options                                            36
   beneficiary                                                       42
   beneficiary continuation option                                   43
   business day                                                      60
   cash value                                                        31
   conduit IRA                                                       51
   contract date                                                     10
   contract date anniversary                                         10
   contract year                                                     10
   contributions                                                     19
   contributions to Roth IRAs                                        53
      regular contributions                                          53
      rollovers and direct transfers                                 53
      conversion contributions                                       54
   contributions to traditional IRAs                                 47
      regular contributions                                          48
      rollovers and transfers                                        49
   disruptive transfer activity                                      32
   EQAccess                                                           7
   fixed maturity amount                                             28
   fixed maturity options                                            28
   IRA                                                        cover, 45
   IRS                                                               45
   Inherited IRA                                              cover, 29
   investment options                                         cover, 21
   market adjusted amount                                            28
   market timing                                                     32
   market value adjustment                                           28
   maturity value                                                    28
   NQ                                                         cover, 42
   partial withdrawals                                               35
   portfolio                                                      cover
   principal assurance allocation                                    28
   processing office                                                  7
   QP IRA                                                    Appendix I
   rate to maturity                                                  28
   regular contribution                                              48
   Required Beginning Date                                           51
   Roth IRA                                                   cover, 49
   SAI                                                            cover
   SEC                                                            cover
   TOPS                                                               7
   traditional IRA                                            cover, 47
   Trusts                                                     cover, 58
   unit                                                              31
   unit investment trust                                             58
   variable investment options                                cover, 21


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation unit
  unit value                    Accumulation unit value

                                                Index of key words and phrases 5

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


6  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
EQUI-VEST(SM) Express(SM)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDI-
 VIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
JPMorganChase
EQUI-VEST(SM) Lockbox #13459
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be listed on express mail package
Attn: Extraction Supervisor, (718) 242-2992

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------
AXA Equitable
EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street, Suite 1000
Syracuse, NY 13202


--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
EQUI-VEST(SM) Express(SM)
Unit Annuity Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
JPMorganChase
EQUI-VEST(SM) Lockbox #13463
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be listed on express mail package
Attn: Extraction Supervisor, (718) 242-2992


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options (not available for transfers to fixed maturity options); and

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only).


Under EQAccess only you can:

o make a contribution to your IRA or NQ annuity contract;

o elect to receive certain contract statements electronically;

o change your address; and

o access "Frequently Asked Questions" and certain service forms.


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our website at www.axaonline.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine.

                                                        Who is AXA Equitable?  7

For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.

--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of general dollar-cost averaging;

(5)  election of the rebalancing program;

(6)  election of the automatic deposit service;

(7)  election of the required minimum distribution automatic withdrawal option;

(8)  election of the beneficiary continuation option;


(9)  election of the principal assurance allocation;

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier; and

(11) Request for Direct Disbursement to Charitable Organization


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar-cost averaging;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

8  Who is AXA Equitable?

EQUI-VEST(SM) Express(SM) at a glance -- key features


------------------------------------------------------------------------------------------------------------------------------
Professional investment   EQUI-VEST(SM) Express(SM) variable investment options invest in different portfolios managed by
management                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------
                          If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                  payments.
                          o On transfers inside the   No tax on transfers among investment options.
                            contract
                          ----------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                          Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o NQ, traditional IRA and Roth IRA: Minimum: $50 initial and additional ($20 under our automatic investment program)
                          o Inherited IRA
                            $5,000 (initial) (minimum)
                            $1,000 (additional) (minimum)
                          o Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant ($500,000 for owners or annuitants who are age 81 and older at contract issue)
------------------------------------------------------------------------------------------------------------------------------
Access to your money      o Partial withdrawals
                          o Several withdrawal options on a periodic basis
                          o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options (as described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------
Additional features       o General dollar-cost averaging
                          o Automatic investment program
                          o Account value rebalancing (quarterly, semiannually and annually)
                          o Principal assurance allocation
                          o No charge on transfers among investment options
                          o Minimum death benefit
------------------------------------------------------------------------------------------------------------------------------


                         EQUI-VEST(SM) Express(SM) at a glance -- key features 9

--------------------------------------------------------------------------------
Fees and charges       o  Daily charges on amounts invested in the variable
                          investment options for mortality and expense risks and other expenses at an annual rate of 0.95% (2.00% maximum).

                       o $30 ($65 maximum), or, during the first two contract years, 2% of your account value plus any amounts previously withdrawn during the contract year, if less; thereafter, $30 per year. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                       o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company): $25 currently ($65 maximum) per occurrence.

                       o No sales charge deducted at the time you make contributions.

                       o During the first seven contract years following each contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the date of the withdrawal to calculate the 10% amount available. The charge begins at 7% in the first contract year following each contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                          ------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                          ------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to purchase a Variable Immediate Annuity payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o  Annual expenses of the Trusts' portfolios are
                          calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee table" later in this prospectus for details.
--------------------------------------------------------------------------------
Annuitant issue ages   0-83 (0-70 for Inherited IRA)

--------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.

10 EQUI-VEST(SM) Express(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

---------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
---------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn (deducted
if you surrender your contract or make certain withdrawals).(1)                            7.00%

Charge if you elect a Variable Immediate Annuity payout option (which is described
in a separate prospectus for that option)                                                  $350

Charge for third-party transfer or exchange                                                $65 maximum for each occurrence;
                                                                                           currently $25 for each
                                                                                           occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.


---------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
---------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:

  If your account value on the last day of your contract year is less than $25,000
  for NQ contracts (or less than $20,000 for IRA contracts)                           $65 ($30 current)(2)

  If your account value on the last day of your contract year is $25,000 or more for
  NQ contracts (or $20,000 or more for IRA contracts)                                 $  0
---------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
---------------------------------------------------------------------------------------------------------------------------
Separate account annual expenses:
                                                                                      Maximum                   Current
                                                                                      -------                   -------
Mortality and expense risk(3)                                                         1.65%                     0.70%
Other expenses                                                                        0.35%                     0.25%
                                                                                      -----                     -----
Total Separate Account A annual expenses                                              2.00%                     0.95%
---------------------------------------------------------------------------------------------------------------------------



You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



-----------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted     Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(4)                                                                 0.63%      11.36%


                                                                    Fee table 11

This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.



----------------------------------------------------------------------------------------------------
                                                          Manage-                          Other
 Portfolio Name                                         ment Fees(5)    12b-1 Fees(6)   Expenses (7)
----------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                    0.10%          0.25%             0.18%
AXA Conservative Allocation                                  0.10%          0.25%             0.22%
AXA Conservative-Plus Allocation                             0.10%          0.25%             0.18%
AXA Moderate Allocation                                      0.10%          0.25%             0.17%
AXA Moderate-Plus Allocation                                 0.10%          0.25%             0.17%
Multimanager Aggressive Equity*                              0.61%          0.25%             0.19%
Multimanager Core Bond*                                      0.59%          0.25%             0.18%
Multimanager Health Care*                                    1.20%          0.25%             0.23%
Multimanager High Yield*                                     0.58%          0.25%             0.18%
Multimanager International Equity*                           1.02%          0.25%             0.26%
Multimanager Large Cap Core Equity*                          0.90%          0.25%             0.20%
Multimanager Large Cap Growth*                               0.90%          0.25%             0.22%
Multimanager Large Cap Value*                                0.88%          0.25%             0.22%
Multimanager Mid Cap Growth*                                 1.10%          0.25%             0.20%
Multimanager Mid Cap Value*                                  1.10%          0.25%             0.21%
Multimanager Technology*                                     1.20%          0.25%             0.23%
Target 2015 Allocation                                       0.10%          0.25%             7.88%
Target 2025 Allocation                                       0.10%          0.25%             7.29%
Target 2035 Allocation                                       0.10%          0.25%             9.56%
Target 2045 Allocation                                       0.10%          0.25%            10.49%
----------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                            0.47%          0.25%             0.13%
EQ/AllianceBernstein Growth and Income++                     0.56%          0.25%             0.12%
EQ/AllianceBernstein Intermediate Government Securities      0.50%          0.25%             0.14%
EQ/AllianceBernstein International                           0.71%          0.25%             0.20%
EQ/AllianceBernstein Large Cap Growth                        0.90%          0.25%             0.11%
EQ/AllianceBernstein Quality Bond                            0.50%          0.25%             0.14%
EQ/AllianceBernstein Small Cap Growth                        0.74%          0.25%             0.13%
EQ/AllianceBernstein Value                                   0.60%          0.25%             0.13%
EQ/Ariel Appreciation II                                     0.75%          0.25%             0.51%
EQ/AXA Rosenberg Value Long/Short Equity                     1.40%          0.25%             1.44%
EQ/BlackRock Basic Value Equity*                             0.55%          0.25%             0.14%
EQ/BlackRock International Value*                            0.82%          0.25%             0.21%
EQ/Boston Advisors Equity Income                             0.75%          0.25%             0.15%
EQ/Calvert Socially Responsible                              0.65%          0.25%             0.25%
EQ/Capital Guardian Growth                                   0.65%          0.25%             0.16%
EQ/Capital Guardian International+                           0.83%          0.25%             0.21%
EQ/Capital Guardian Research                                 0.65%          0.25%             0.13%
EQ/Capital Guardian U.S. Equity++                            0.64%          0.25%             0.14%
EQ/Caywood-Scholl High Yield Bond                            0.60%          0.25%             0.18%
EQ/Davis New York Venture**                                  0.85%          0.25%             0.74%
EQ/Equity 500 Index                                          0.25%          0.25%             0.13%
EQ/Evergreen International Bond                              0.70%          0.25%             0.23%
EQ/Evergreen Omega                                           0.65%          0.25%             0.21%
EQ/FI Mid Cap                                                0.68%          0.25%             0.15%
EQ/FI Mid Cap Value+                                         0.73%          0.25%             0.13%
EQ/Franklin Income                                           0.90%          0.25%             0.38%
EQ/Franklin Small Cap Value                                  0.90%          0.25%             2.00%
EQ/Franklin Templeton Founding Strategy**                    0.05%          0.25%             0.21%
EQ/GAMCO Mergers and Acquisitions                            0.90%          0.25%             0.33%
EQ/GAMCO Small Company Value                                 0.78%          0.25%             0.14%
EQ/International Growth                                      0.85%          0.25%             0.35%
EQ/Janus Large Cap Growth++                                  0.90%          0.25%             0.15%
EQ/JPMorgan Core Bond                                        0.44%          0.25%             0.15%
----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                         Acquired                                      Net Total
                                                           Fund         Total Annual    Fee Waivers      Annual
                                                         Fees and         Expenses        and/or        Expenses
                                                         Expenses         (Before         Expense        After
                                                        (Underlying       Expense       Reimburse-      Expense
 Portfolio Name                                        Portfolios)(8)    Limitations)     ments(9)     Limitations
------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.91%             1.44%           ( 0.18)%      1.26%
AXA Conservative Allocation                               0.67%             1.24%           ( 0.22)%      1.02%
AXA Conservative-Plus Allocation                          0.72%             1.25%           ( 0.18)%      1.07%
AXA Moderate Allocation                                   0.78%             1.30%           ( 0.17)%      1.13%
AXA Moderate-Plus Allocation                              0.85%             1.37%           ( 0.17)%      1.20%
Multimanager Aggressive Equity*                             --              1.05%               --        1.05%
Multimanager Core Bond*                                     --              1.02%           ( 0.07)%      0.95%
Multimanager Health Care*                                   --              1.68%             0.00%       1.68%
Multimanager High Yield*                                    --              1.01%               --        1.01%
Multimanager International Equity*                          --              1.53%             0.00%       1.53%
Multimanager Large Cap Core Equity*                         --              1.35%             0.00%       1.35%
Multimanager Large Cap Growth*                              --              1.37%           ( 0.02)%      1.35%
Multimanager Large Cap Value*                               --              1.35%             0.00%       1.35%
Multimanager Mid Cap Growth*                              0.01%             1.56%             0.00%       1.56%
Multimanager Mid Cap Value*                               0.03%             1.59%             0.00%       1.59%
Multimanager Technology*                                    --              1.68%             0.00%       1.68%
Target 2015 Allocation                                    0.53%             8.76%           ( 7.63)%      1.13%
Target 2025 Allocation                                    0.52%             8.16%           ( 7.04)%      1.12%
Target 2035 Allocation                                    0.52%            10.43%           ( 9.31)%      1.12%
Target 2045 Allocation                                    0.52%            11.36%           (10.24)%      1.12%
------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           --              0.85%               --        0.85%
EQ/AllianceBernstein Growth and Income++                    --              0.93%               --        0.93%
EQ/AllianceBernstein Intermediate Government Securities     --              0.89%               --        0.89%
EQ/AllianceBernstein International                          --              1.16%           ( 0.06)%      1.10%
EQ/AllianceBernstein Large Cap Growth                       --              1.26%           ( 0.21)%      1.05%
EQ/AllianceBernstein Quality Bond                           --              0.89%               --        0.89%
EQ/AllianceBernstein Small Cap Growth                       --              1.12%               --        1.12%
EQ/AllianceBernstein Value                                  --              0.98%           ( 0.03)%      0.95%
EQ/Ariel Appreciation II                                    --              1.51%           ( 0.36)%      1.15%
EQ/AXA Rosenberg Value Long/Short Equity                    --              3.09%           ( 1.10)%      1.99%
EQ/BlackRock Basic Value Equity*                            --              0.94%             0.00%       0.94%
EQ/BlackRock International Value*                           --              1.28%           ( 0.03)%      1.25%
EQ/Boston Advisors Equity Income                            --              1.15%           ( 0.10)%      1.05%
EQ/Calvert Socially Responsible                             --              1.15%           ( 0.10)%      1.05%
EQ/Capital Guardian Growth                                  --              1.06%           ( 0.11)%      0.95%
EQ/Capital Guardian International+                          --              1.29%           ( 0.09)%      1.20%
EQ/Capital Guardian Research                                --              1.03%           ( 0.08)%      0.95%
EQ/Capital Guardian U.S. Equity++                           --              1.03%           ( 0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                           --              1.03%           ( 0.03)%      1.00%
EQ/Davis New York Venture**                                 --              1.84%           ( 0.54)%      1.30%
EQ/Equity 500 Index                                         --              0.63%               --        0.63%
EQ/Evergreen International Bond                             --              1.18%           ( 0.03)%      1.15%
EQ/Evergreen Omega                                          --              1.11%             0.00%       1.11%
EQ/FI Mid Cap                                               --              1.08%           ( 0.08)%      1.00%
EQ/FI Mid Cap Value+                                        --              1.11%           ( 0.01)%      1.10%
EQ/Franklin Income                                          --              1.53%           ( 0.23)%      1.30%
EQ/Franklin Small Cap Value                                 --              3.15%           ( 1.85)%      1.30%
EQ/Franklin Templeton Founding Strategy**                 1.07%             1.58%           ( 0.11)%      1.47%
EQ/GAMCO Mergers and Acquisitions                           --              1.48%           ( 0.03)%      1.45%
EQ/GAMCO Small Company Value                                --              1.17%             0.00%       1.17%
EQ/International Growth                                     --              1.45%             0.00%       1.45%
EQ/Janus Large Cap Growth++                                 --              1.30%           ( 0.15)%      1.15%
EQ/JPMorgan Core Bond                                       --              0.84%             0.00%       0.84%
------------------------------------------------------------------------------------------------------------------


12 Fee table

-----------------------------------------------------------------------------------
                                         Manage-                         Other
 Portfolio Name                        ment Fees(5)   12b-1 Fees(6)    Expenses (7)
-----------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities            0.60%          0.25%            0.16%
EQ/Legg Mason Value Equity                 0.65%          0.25%            0.22%
EQ/Long Term Bond                          0.43%          0.25%            0.15%
EQ/Lord Abbett Growth and Income           0.65%          0.25%            0.26%
EQ/Lord Abbett Large Cap Core              0.65%          0.25%            0.41%
EQ/Lord Abbett Mid Cap Value               0.70%          0.25%            0.18%
EQ/Marsico Focus                           0.85%          0.25%            0.13%
EQ/MFS Emerging Growth Companies+          0.65%          0.25%            0.15%
EQ/MFS Investors Trust+                    0.60%          0.25%            0.16%
EQ/Money Market                            0.33%          0.25%            0.14%
EQ/Montag & Caldwell Growth                0.75%          0.25%            0.16%
EQ/Mutual Shares                           0.90%          0.25%            0.50%
EQ/Oppenheimer Global                      0.95%          0.25%            1.30%
EQ/Oppenheimer Main Street Opportunity**   0.85%          0.25%            1.58%
EQ/Oppenheimer Main Street Small Cap       0.90%          0.25%            1.48%
EQ/PIMCO Real Return                       0.55%          0.25%            0.18%
EQ/Short Duration Bond                     0.43%          0.25%            0.14%
EQ/Small Cap Value+                        0.73%          0.25%            0.15%
EQ/Small Company Growth+                   1.00%          0.25%            0.17%
EQ/Small Company Index                     0.25%          0.25%            0.16%
EQ/TCW Equity++                            0.80%          0.25%            0.16%
EQ/Templeton Growth                        0.95%          0.25%            0.64%
EQ/UBS Growth and Income                   0.75%          0.25%            0.17%
EQ/Van Kampen Comstock                     0.65%          0.25%            0.19%
EQ/Van Kampen Emerging Markets Equity      1.12%          0.25%            0.40%
EQ/Van Kampen Mid Cap Growth               0.70%          0.25%            0.23%
EQ/Wells Fargo Montgomery Small Cap++      0.85%          0.25%            0.41%
-----------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
-----------------------------------------------------------------------------------
U.S. Real Estate -- Class II++             0.74%          0.35%            0.27%
-----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                           Acquired                                     Net Total
                                            Fund         Total Annual    Fee Waivers      Annual
                                          Fees and         Expenses        and/or       Expenses
                                          Expenses         (Before         Expense        After
                                         (Underlying       Expense       Reimburse-      Expense
 Portfolio Name                         Portfolios)(8)    Limitations)     ments(9)    Limitations
---------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities              --             1.01%           (0.06)%        0.95%
EQ/Legg Mason Value Equity                   --             1.12%           (0.12)%        1.00%
EQ/Long Term Bond                            --             0.83%            0.00%         0.83%
EQ/Lord Abbett Growth and Income             --             1.16%           (0.16)%        1.00%
EQ/Lord Abbett Large Cap Core                --             1.31%           (0.31)%        1.00%
EQ/Lord Abbett Mid Cap Value                 --             1.13%           (0.08)%        1.05%
EQ/Marsico Focus                             --             1.23%           (0.08)%        1.15%
EQ/MFS Emerging Growth Companies+            --             1.05%              --          1.05%
EQ/MFS Investors Trust+                      --             1.01%           (0.06)%        0.95%
EQ/Money Market                              --             0.72%              --          0.72%
EQ/Montag & Caldwell Growth                  --             1.16%           (0.01)%        1.15%
EQ/Mutual Shares                             --             1.65%           (0.35)%        1.30%
EQ/Oppenheimer Global                      0.01%            2.51%           (1.15)%        1.36%
EQ/Oppenheimer Main Street Opportunity**     --             2.68%           (1.38)%        1.30%
EQ/Oppenheimer Main Street Small Cap         --             2.63%           (1.33)%        1.30%
EQ/PIMCO Real Return                         --             0.98%           (0.08)%        0.90%
EQ/Short Duration Bond                       --             0.82%            0.00%         0.82%
EQ/Small Cap Value+                          --             1.13%           (0.03)%        1.10%
EQ/Small Company Growth+                     --             1.42%           (0.12)%        1.30%
EQ/Small Company Index                     0.01%            0.67%            0.00%         0.67%
EQ/TCW Equity++                              --             1.21%           (0.06)%        1.15%
EQ/Templeton Growth                          --             1.84%           (0.49)%        1.35%
EQ/UBS Growth and Income                     --             1.17%           (0.12)%        1.05%
EQ/Van Kampen Comstock                       --             1.09%           (0.09)%        1.00%
EQ/Van Kampen Emerging Markets Equity        --             1.77%            0.00%         1.77%
EQ/Van Kampen Mid Cap Growth                 --             1.18%           (0.13)%        1.05%
EQ/Wells Fargo Montgomery Small Cap++        --             1.51%           (0.21)%        1.30%
---------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
---------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++               --             1.36%           (0.10)%        1.26%
---------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and ben efits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with the prospectus regarding the planned substitution or merger of this portfolio.


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.


      The withdrawal charge percentage we use is     Contract
      determined by the contract year in which you   Year
      make the withdrawal or surrender your          1 ....................7.00%
      contract. For each contribution, we consider   2 ....................6.00%
      the con- tract year in which we receive that   3 ....................5.00%
      contribution to be "contract year 1")          4 ....................4.00%
                                                     5 ....................3.00%
                                                     6 ....................2.00%
                                                     7 ....................1.00%
                                                     8+ ...................0.00%



(2) During the first two contract years, this charge is equal to the lesser of 2% of your account value plus any prior withdrawals during the Contract year or $30, if this charge applies.

(3) A portion of this charge is for providing the death benefit.

(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.


(5) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (9) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreement information.


(8) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(9) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable


                                                                    Fee table 13
  has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio
  (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



--------------------------------------------------------------
Portfolio Name:
--------------------------------------------------------------
Multimanager Aggressive Equity                          1.03%
Multimanager Health Care                                1.63%
Multimanager International Equity                       1.52%
Multimanager Large Cap Core Equity                      1.33%
Multimanager Large Cap Growth                           1.33%
Multimanager Large Cap Value                            1.31%
Multimanager Mid Cap Growth                             1.52%
Multimanager Mid Cap Value                              1.58%
Multimanager Technology                                 1.64%
EQ/AllianceBernstein Common Stock                       0.83%
EQ/AllianceBernstein Growth and Income                  0.92%
EQ/AllianceBernstein Large Cap Growth                   1.03%
EQ/AllianceBernstein Small Cap Growth                   1.11%
EQ/AllianceBernstein Value                              0.94%
EQ/Ariel Appreciation II                                1.01%
EQ/BlackRock Basic Value Equity                         0.93%
EQ/Capital Guardian Growth                              0.94%
EQ/Capital Guardian Research                            0.94%
EQ/Capital Guardian U.S. Equity                         0.94%
EQ/Davis New York Venture                               1.27%
EQ/Evergreen Omega                                      1.05%
EQ/FI Mid Cap                                           0.97%
EQ/FI Mid Cap Value                                     1.09%
EQ/GAMCO Mergers and Acquisitions                       1.37%
EQ/GAMCO Small Company Value                            1.16%
EQ/Janus Large Cap Growth                               1.14%
EQ/Legg Mason Value Equity                              0.97%
EQ/Lord Abbett Growth and Income                        0.99%
EQ/Lord Abbett Large Cap Core                           0.99%
EQ/Marsico Focus                                        1.14%
EQ/MFS Emerging Growth Companies                        1.03%
EQ/MFS Investors Trust                                  0.94%
EQ/Montag & Caldwell Growth                             1.13%
EQ/Mutual Shares                                        1.30%
EQ/Small Cap Value                                      1.02%
EQ/UBS Growth and Income                                1.03%
EQ/Van Kampen Comstock                                  0.99%
EQ/Van Kampen Emerging Markets Equity                   1.75%
EQ/Van Kampen Mid Cap Growth                            1.01%
EQ/Wells Fargo Montgomery Small Cap                     1.20%
--------------------------------------------------------------



EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2006, which results in an estimated annual charge of 0.0505% of contract value.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


14 Fee table

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 15

----------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                 of the applicable time period
                                                            1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $1,005     $1,582     $2,170      $3,892
AXA Conservative Allocation                                $  985     $1,523     $2,072      $3,704
AXA Conservative-Plus Allocation                           $  986     $1,526     $2,077      $3,713
AXA Moderate Allocation                                    $  991     $1,541     $2,102      $3,761
AXA Moderate-Plus Allocation                               $  998     $1,561     $2,136      $3,826
Multimanager Aggressive Equity*                            $  966     $1,467     $1,979      $3,522
Multimanager Core Bond*                                    $  963     $1,458     $1,964      $3,493
Multimanager Health Care*                                  $1,028     $1,652     $2,285      $4,112
Multimanager High Yield*                                   $  962     $1,455     $1,959      $3,483
Multimanager International Equity*                         $1,014     $1,608     $2,213      $3,975
Multimanager Large Cap Core Equity*                        $  996     $1,556     $2,126      $3,808
Multimanager Large Cap Growth*                             $  998     $1,561     $2,136      $3,826
Multimanager Large Cap Value*                              $  996     $1,556     $2,126      $3,808
Multimanager Mid Cap Growth*                               $1,017     $1,617     $2,228      $4,002
Multimanager Mid Cap Value*                                $1,019     $1,626     $2,242      $4,030
Multimanager Technology*                                   $1,028     $1,652     $2,285      $4,112
Target 2015 Allocation                                     $1,725     $3,562     $5,192      $8,597
Target 2025 Allocation                                     $1,666     $3,412     $4,981      $8,340
Target 2035 Allocation                                     $1,889     $3,969     $5,748      $9,223
Target 2045 Allocation                                     $1,980     $4,189     $6,038      $9,519
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  947     $1,408     $1,880      $3,326
EQ/AllianceBernstein Growth and Income++                   $  955     $1,432     $1,920      $3,405
EQ/AllianceBernstein Intermediate Government Securities    $  951     $1,420     $1,900      $3,366
EQ/AllianceBernstein International                         $  977     $1,500     $2,033      $3,628
EQ/AllianceBernstein Large Cap Growth                      $  987     $1,529     $2,082      $3,723
EQ/AllianceBernstein Quality Bond                          $  951     $1,420     $1,900      $3,366
EQ/AllianceBernstein Small Cap Growth                      $  973     $1,488     $2,014      $3,589
EQ/AllianceBernstein Value                                 $  960     $1,447     $1,945      $3,454
EQ/Ariel Appreciation II                                   $1,012     $1,602     $2,204      $3,956
EQ/AXA Rosenberg Value Long/Short Equity                   $1,167     $2,057     $2,941      $5,300
EQ/BlackRock Basic Value Equity*                           $  956     $1,435     $1,925      $3,415
EQ/BlackRock International Value*                          $  989     $1,535     $2,092      $3,742
EQ/Boston Advisors Equity Income                           $  976     $1,497     $2,028      $3,618
EQ/Calvert Socially Responsible                            $  976     $1,497     $2,028      $3,618
EQ/Capital Guardian Growth                                 $  967     $1,470     $1,984      $3,532
EQ/Capital Guardian International+                         $  990     $1,538     $2,097      $3,751
EQ/Capital Guardian Research                               $  964     $1,461     $1,969      $3,503
EQ/Capital Guardian U.S. Equity++                          $  964     $1,461     $1,969      $3,503
EQ/Caywood-Scholl High Yield Bond                          $  964     $1,461     $1,969      $3,503
EQ/Davis New York Venture**                                $1,044     $1,699     $2,362      $4,256
EQ/Equity 500 Index                                        $  925     $1,343     $1,769      $3,107
EQ/Evergreen International Bond                            $  979     $1,506     $2,043      $3,647
EQ/Evergreen Omega                                         $  972     $1,485     $2,009      $3,580
EQ/FI Mid Cap                                              $  969     $1,476     $1,994      $3,551
----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               If you annuitize at the end of the
                                                          applicable time period and select a non-life
                                                           contingent period certain annuity option
                                                                    with less than ten years.
                                                            1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,582     $2,170      $3,892
AXA Conservative Allocation                                 N/A       $1,523     $2,072      $3,704
AXA Conservative-Plus Allocation                            N/A       $1,526     $2,077      $3,713
AXA Moderate Allocation                                     N/A       $1,541     $2,102      $3,761
AXA Moderate-Plus Allocation                                N/A       $1,561     $2,136      $3,826
Multimanager Aggressive Equity*                             N/A       $1,467     $1,979      $3,522
Multimanager Core Bond*                                     N/A       $1,458     $1,964      $3,493
Multimanager Health Care*                                   N/A       $1,652     $2,285      $4,112
Multimanager High Yield*                                    N/A       $1,455     $1,959      $3,483
Multimanager International Equity*                          N/A       $1,608     $2,213      $3,975
Multimanager Large Cap Core Equity*                         N/A       $1,556     $2,126      $3,808
Multimanager Large Cap Growth*                              N/A       $1,561     $2,136      $3,826
Multimanager Large Cap Value*                               N/A       $1,556     $2,126      $3,808
Multimanager Mid Cap Growth*                                N/A       $1,617     $2,228      $4,002
Multimanager Mid Cap Value*                                 N/A       $1,626     $2,242      $4,030
Multimanager Technology*                                    N/A       $1,652     $2,285      $4,112
Target 2015 Allocation                                      N/A       $3,562     $5,192      $8,597
Target 2025 Allocation                                      N/A       $3,412     $4,981      $8,340
Target 2035 Allocation                                      N/A       $3,969     $5,748      $9,223
Target 2045 Allocation                                      N/A       $4,189     $6,038      $9,519
------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,408     $1,880      $3,326
EQ/AllianceBernstein Growth and Income++                    N/A       $1,432     $1,920      $3,405
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,420     $1,900      $3,366
EQ/AllianceBernstein International                          N/A       $1,500     $2,033      $3,628
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,529     $2,082      $3,723
EQ/AllianceBernstein Quality Bond                           N/A       $1,420     $1,900      $3,366
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,488     $2,014      $3,589
EQ/AllianceBernstein Value                                  N/A       $1,447     $1,945      $3,454
EQ/Ariel Appreciation II                                    N/A       $1,602     $2,204      $3,956
EQ/AXA Rosenberg Value Long/Short Equity                    N/A       $2,057     $2,941      $5,300
EQ/BlackRock Basic Value Equity*                            N/A       $1,435     $1,925      $3,415
EQ/BlackRock International Value*                           N/A       $1,535     $2,092      $3,742
EQ/Boston Advisors Equity Income                            N/A       $1,497     $2,028      $3,618
EQ/Calvert Socially Responsible                             N/A       $1,497     $2,028      $3,618
EQ/Capital Guardian Growth                                  N/A       $1,470     $1,984      $3,532
EQ/Capital Guardian International+                          N/A       $1,538     $2,097      $3,751
EQ/Capital Guardian Research                                N/A       $1,461     $1,969      $3,503
EQ/Capital Guardian U.S. Equity++                           N/A       $1,461     $1,969      $3,503
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,461     $1,969      $3,503
EQ/Davis New York Venture**                                 N/A       $1,699     $2,362      $4,256
EQ/Equity 500 Index                                         N/A       $1,343     $1,769      $3,107
EQ/Evergreen International Bond                             N/A       $1,506     $2,043      $3,647
EQ/Evergreen Omega                                          N/A       $1,485     $2,009      $3,580
EQ/FI Mid Cap                                               N/A       $1,476     $1,994      $3,551
------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                            If you do not surrender your contract
                                                          at the end of the applicable time period
                                                           1 year    3 years     5 years    10 years
-----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $  366     $1,114      $1,881     $3,892
AXA Conservative Allocation                               $  345     $1,052      $1,781     $3,704
AXA Conservative-Plus Allocation                          $  346     $1,055      $1,786     $3,713
AXA Moderate Allocation                                   $  352     $1,071      $1,811     $3,761
AXA Moderate-Plus Allocation                              $  359     $1,092      $1,846     $3,826
Multimanager Aggressive Equity*                           $  325     $  993      $1,685     $3,522
Multimanager Core Bond*                                   $  322     $  984      $1,670     $3,493
Multimanager Health Care*                                 $  392     $1,187      $2,000     $4,112
Multimanager High Yield*                                  $  321     $  981      $1,664     $3,483
Multimanager International Equity*                        $  376     $1,141      $1,926     $3,975
Multimanager Large Cap Core Equity*                       $  357     $1,086      $1,836     $3,808
Multimanager Large Cap Growth*                            $  359     $1,092      $1,846     $3,826
Multimanager Large Cap Value*                             $  357     $1,086      $1,836     $3,808
Multimanager Mid Cap Growth*                              $  379     $1,151      $1,941     $4,002
Multimanager Mid Cap Value*                               $  382     $1,160      $1,956     $4,030
Multimanager Technology*                                  $  392     $1,187      $2,000     $4,112
Target 2015 Allocation                                    $1,135     $3,192      $4,997     $8,597
Target 2025 Allocation                                    $1,072     $3,034      $4,779     $8,340
Target 2035 Allocation                                    $1,310     $3,620      $5,571     $9,223
Target 2045 Allocation                                    $1,407     $3,851      $5,871     $9,519
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         $  304     $  931      $1,583     $3,326
EQ/AllianceBernstein Growth and Income++                  $  313     $  956      $1,624     $3,405
EQ/AllianceBernstein Intermediate Government Securities   $  309     $  944      $1,603     $3,366
EQ/AllianceBernstein International                        $  337     $1,027      $1,741     $3,628
EQ/AllianceBernstein Large Cap Growth                     $  347     $1,058      $1,791     $3,723
EQ/AllianceBernstein Quality Bond                         $  309     $  944      $1,603     $3,366
EQ/AllianceBernstein Small Cap Growth                     $  333     $1,015      $1,720     $3,589
EQ/AllianceBernstein Value                                $  318     $  972      $1,649     $3,454
EQ/Ariel Appreciation II                                  $  374     $1,135      $1,916     $3,956
EQ/AXA Rosenberg Value Long/Short Equity                  $  539     $1,612      $2,676     $5,300
EQ/BlackRock Basic Value Equity*                          $  314     $  959      $1,629     $3,415
EQ/BlackRock International Value*                         $  350     $1,064      $1,801     $3,742
EQ/Boston Advisors Equity Income                          $  336     $1,024      $1,735     $3,618
EQ/Calvert Socially Responsible                           $  336     $1,024      $1,735     $3,618
EQ/Capital Guardian Growth                                $  326     $  996      $1,690     $3,532
EQ/Capital Guardian International+                        $  351     $1,068      $1,806     $3,751
EQ/Capital Guardian Research                              $  323     $  987      $1,675     $3,503
EQ/Capital Guardian U.S. Equity++                         $  323     $  987      $1,675     $3,503
EQ/Caywood-Scholl High Yield Bond                         $  323     $  987      $1,675     $3,503
EQ/Davis New York Venture**                               $  408     $1,236      $2,079     $4,256
EQ/Equity 500 Index                                       $  281     $  863      $1,469     $3,107
EQ/Evergreen International Bond                           $  339     $1,034      $1,751     $3,647
EQ/Evergreen Omega                                        $  332     $1,012      $1,715     $3,580
EQ/FI Mid Cap                                             $  329     $1,003      $1,700     $3,551
-----------------------------------------------------------------------------------------------------


16 Fee table

--------------------------------------------------------------------------------------
                                             If you surrender your contract at the end
                                                   of the applicable time period
                                              1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                         $  972     $1,485     $2,009      $3,580
EQ/Franklin Income                           $1,014     $1,608     $2,213      $3,975
EQ/Franklin Small Cap Value                  $1,173     $2,074     $2,968      $5,347
EQ/Franklin Templeton Founding Strategy**    $1,019     $1,623     $2,237      $4,021
EQ/GAMCO Mergers and Acquisitions            $1,009     $1,594     $2,189      $3,929
EQ/GAMCO Small Company Value                 $  978     $1,503     $2,038      $3,637
EQ/International Growth                      $1,006     $1,585     $2,175      $3,901
EQ/Janus Large Cap Growth++                  $  991     $1,541     $2,102      $3,761
EQ/JPMorgan Core Bond                        $  946     $1,405     $1,875      $3,317
EQ/JPMorgan Value Opportunities              $  962     $1,455     $1,959      $3,483
EQ/Legg Mason Value Equity                   $  973     $1,488     $2,014      $3,589
EQ/Long Term Bond                            $  945     $1,402     $1,870      $3,307
EQ/Lord Abbett Growth and Income             $  987     $1,529     $2,082      $3,723
EQ/Lord Abbett Large Cap Core                $  992     $1,544     $2,107      $3,770
EQ/Lord Abbett Mid Cap Value                 $  974     $1,491     $2,019      $3,599
EQ/Marsico Focus                             $  984     $1,520     $2,068      $3,694
EQ/MFS Emerging Growth Companies+            $  966     $1,467     $1,979      $3,522
EQ/MFS Investors Trust+                      $  962     $1,455     $1,959      $3,483
EQ/Money Market                              $  934     $1,369     $1,815      $3,197
EQ/Montag & Caldwell Growth                  $  977     $1,500     $2,033      $3,628
EQ/Mutual Shares                             $1,025     $1,643     $2,271      $4,085
EQ/Oppenheimer Global                        $1,110     $1,892     $2,676      $4,832
EQ/Oppenheimer Main Street Opportunity**     $1,127     $1,940     $2,755      $4,972
EQ/Oppenheimer Main Street Small Cap         $1,122     $1,926     $2,732      $4,932
EQ/PIMCO Real Return                         $  960     $1,447     $1,945      $3,454
EQ/Short Duration Bond                       $  944     $1,399     $1,865      $3,297
EQ/Small Cap Value+                          $  974     $1,491     $2,019      $3,599
EQ/Small Company Growth+                     $1,003     $1,576     $2,160      $3,873
EQ/Small Company Index                       $  929     $1,355     $1,790      $3,147
EQ/TCW Equity++                              $  982     $1,514     $2,058      $3,675
EQ/Templeton Growth                          $1,044     $1,699     $2,362      $4,256
EQ/UBS Growth and Income                     $  978     $1,503     $2,038      $3,637
EQ/Van Kampen Comstock                       $  970     $1,479     $1,999      $3,560
EQ/Van Kampen Emerging Markets Equity        $1,037     $1,678     $2,329      $4,193
EQ/Van Kampen Mid Cap Growth                 $  979     $1,506     $2,043      $3,647
EQ/Wells Fargo Montgomery Small Cap++        $1,012     $1,602     $2,204      $3,956
--------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++               $  997     $1,559     $2,131      $3,817
--------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                               If you annuitize at the end of the
                                           applicable time period and select a non-life
                                             contingent period certain annuity option
                                                       with less than ten years.
                                             1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                          N/A       $1,485     $2,009      $3,580
EQ/Franklin Income                            N/A       $1,608     $2,213      $3,975
EQ/Franklin Small Cap Value                   N/A       $2,074     $2,968      $5,347
EQ/Franklin Templeton Founding Strategy**     N/A       $1,623     $2,237      $4,021
EQ/GAMCO Mergers and Acquisitions             N/A       $1,594     $2,189      $3,929
EQ/GAMCO Small Company Value                  N/A       $1,503     $2,038      $3,637
EQ/International Growth                       N/A       $1,585     $2,175      $3,901
EQ/Janus Large Cap Growth++                   N/A       $1,541     $2,102      $3,761
EQ/JPMorgan Core Bond                         N/A       $1,405     $1,875      $3,317
EQ/JPMorgan Value Opportunities               N/A       $1,455     $1,959      $3,483
EQ/Legg Mason Value Equity                    N/A       $1,488     $2,014      $3,589
EQ/Long Term Bond                             N/A       $1,402     $1,870      $3,307
EQ/Lord Abbett Growth and Income              N/A       $1,529     $2,082      $3,723
EQ/Lord Abbett Large Cap Core                 N/A       $1,544     $2,107      $3,770
EQ/Lord Abbett Mid Cap Value                  N/A       $1,491     $2,019      $3,599
EQ/Marsico Focus                              N/A       $1,520     $2,068      $3,694
EQ/MFS Emerging Growth Companies+             N/A       $1,467     $1,979      $3,522
EQ/MFS Investors Trust+                       N/A       $1,455     $1,959      $3,483
EQ/Money Market                               N/A       $1,369     $1,815      $3,197
EQ/Montag & Caldwell Growth                   N/A       $1,500     $2,033      $3,628
EQ/Mutual Shares                              N/A       $1,643     $2,271      $4,085
EQ/Oppenheimer Global                         N/A       $1,892     $2,676      $4,832
EQ/Oppenheimer Main Street Opportunity**      N/A       $1,940     $2,755      $4,972
EQ/Oppenheimer Main Street Small Cap          N/A       $1,926     $2,732      $4,932
EQ/PIMCO Real Return                          N/A       $1,447     $1,945      $3,454
EQ/Short Duration Bond                        N/A       $1,399     $1,865      $3,297
EQ/Small Cap Value+                           N/A       $1,491     $2,019      $3,599
EQ/Small Company Growth+                      N/A       $1,576     $2,160      $3,873
EQ/Small Company Index                        N/A       $1,355     $1,790      $3,147
EQ/TCW Equity++                               N/A       $1,514     $2,058      $3,675
EQ/Templeton Growth                           N/A       $1,699     $2,362      $4,256
EQ/UBS Growth and Income                      N/A       $1,503     $2,038      $3,637
EQ/Van Kampen Comstock                        N/A       $1,479     $1,999      $3,560
EQ/Van Kampen Emerging Markets Equity         N/A       $1,678     $2,329      $4,193
EQ/Van Kampen Mid Cap Growth                  N/A       $1,506     $2,043      $3,647
EQ/Wells Fargo Montgomery Small Cap++         N/A       $1,602     $2,204      $3,956
---------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                N/A       $1,559     $2,131      $3,817
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                              If you do not surrender your contract at
                                                the end of the applicable time period
                                               1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                            $332     $1,012     $1,715     $3,580
EQ/Franklin Income                              $376     $1,141     $1,926     $3,975
EQ/Franklin Small Cap Value                     $546     $1,630     $2,704     $5,347
EQ/Franklin Templeton Founding Strategy**       $381     $1,157     $1,951     $4,021
EQ/GAMCO Mergers and Acquisitions               $371     $1,126     $1,901     $3,929
EQ/GAMCO Small Company Value                    $338     $1,030     $1,746     $3,637
EQ/International Growth                         $367     $1,117     $1,886     $3,901
EQ/Janus Large Cap Growth++                     $352     $1,071     $1,811     $3,761
EQ/JPMorgan Core Bond                           $303     $  928     $1,578     $3,317
EQ/JPMorgan Value Opportunities                 $321     $  981     $1,664     $3,483
EQ/Legg Mason Value Equity                      $333     $1,015     $1,720     $3,589
EQ/Long Term Bond                               $302     $  925     $1,572     $3,307
EQ/Lord Abbett Growth and Income                $347     $1,058     $1,791     $3,723
EQ/Lord Abbett Large Cap Core                   $353     $1,074     $1,816     $3,770
EQ/Lord Abbett Mid Cap Value                    $334     $1,018     $1,725     $3,599
EQ/Marsico Focus                                $344     $1,049     $1,776     $3,694
EQ/MFS Emerging Growth Companies+               $325     $  993     $1,685     $3,522
EQ/MFS Investors Trust+                         $321     $  981     $1,664     $3,483
EQ/Money Market                                 $291     $  891     $1,516     $3,197
EQ/Montag & Caldwell Growth                     $337     $1,027     $1,741     $3,628
EQ/Mutual Shares                                $388     $1,178     $1,986     $4,085
EQ/Oppenheimer Global                           $479     $1,439     $2,403     $4,832
EQ/Oppenheimer Main Street Opportunity**        $496     $1,490     $2,484     $4,972
EQ/Oppenheimer Main Street Small Cap            $491     $1,475     $2,460     $4,932
EQ/PIMCO Real Return                            $318     $  972     $1,649     $3,454
EQ/Short Duration Bond                          $301     $  922     $1,567     $3,297
EQ/Small Cap Value+                             $334     $1,018     $1,725     $3,599
EQ/Small Company Growth+                        $364     $1,108     $1,871     $3,873
EQ/Small Company Index                          $286     $  875     $1,490     $3,147
EQ/TCW Equity++                                 $342     $1,043     $1,766     $3,675
EQ/Templeton Growth                             $408     $1,236     $2,079     $4,256
EQ/UBS Growth and Income                        $338     $1,030     $1,746     $3,637
EQ/Van Kampen Comstock                          $330     $1,006     $1,705     $3,560
EQ/Van Kampen Emerging Markets Equity           $401     $1,215     $2,045     $4,193
EQ/Van Kampen Mid Cap Growth                    $339     $1,034     $1,751     $3,647
EQ/Wells Fargo Montgomery Small Cap++           $374     $1,135     $1,916     $3,956
-------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                  $358     $1,089     $1,841     $3,817
-------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION

Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2006.


18 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Available
Contract          annuitant for       Minimum                        Source of                       Limitations on
type              issue ages          contributions                  contributions                   contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 83        $50 (initial and additional)   o After-tax money.              o Additional contributions can
                                                                                                       be made up to age 84.
                                                                     o Paid to us by check or
                                                                       transfer of contract value in
                                                                       a tax deferred exchange
                                                                       under Section 1035 of the
                                                                       Internal Revenue Code.

                                                                     o Paid to us by an employer
                                                                       who establishes a payroll
                                                                       deduction program.
------------------------------------------------------------------------------------------------------------------------------------
Traditional IRA   0 through 83        $50 (initial and additional)   o "Regular" traditional IRA     o Additional rollover contribu-
                                                                       contributions either made       tions can be made up to age
                                                                       by you or paid to us by an      84.
                                                                       employer who establishes a
                                                                       payroll deduction program.    o Regular IRA contributions
                                                                                                       may not exceed $4,000 for
                                                                     o Additional catch-up             2007 and $5,000 for 2008.
                                                                       contributions.
                                                                                                     o No regular IRA contributions
                                                                     o Eligible rollover distribu-     in the calendar year you turn
                                                                       tions from TSA contracts or     age 70-1/2 and thereafter.
                                                                       other 403(b) arrangements,
                                                                       qualified plans and govern-   o Rollover and direct transfer
                                                                       mental employer EDC             contributions after age
                                                                       plans.                          70-1/2 must be net of
                                                                                                       required minimum
                                                                     o Rollovers from another          distributions.
                                                                       traditional individual
                                                                       retire ment arrangement.      o Although we accept rollover
                                                                                                       and direct transfer contribu-
                                                                     o Direct custodian-to-            tions under the traditional
                                                                       custodian transfers from        IRA contracts, we intend
                                                                       other traditional individual    that these contracts be used
                                                                       retirement arrangements.        for ongoing regular
                                                                                                       contributions.

                                                                                                     o Additional catch-up contri-
                                                                                                       butions of up to $1,000 per
                                                                                                       calendar year where the
                                                                                                       owner is at least age 50 but
                                                                                                       under age 70-1/2 at any time
                                                                                                       during the calendar year for
                                                                                                       which the contribution is
                                                                                                       made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

----------------------------------------------------------------------------------------------------------------------------------
                   Available
Contract           for annuitant    Minimum                        Source of                        Limitations on
type               issue ages       contributions                  contributions                    contributions
----------------------------------------------------------------------------------------------------------------------------------
 Roth IRA           0 through 83    $50 (initial and additional)   o Regular after-tax contribu-    o Additional contributions can
                                                                     tions either made by you or      be made up to age 84.
                                                                     paid to us by an employer
                                                                     who establishes a payroll      o Regular Roth IRA contribu-
                                                                     deduction program.               tions may not exceed
                                                                                                      $4,000 for 2007 and
                                                                   o Additional catch-up contri-      $5,000 for 2008.
                                                                     butions
                                                                                                    o Contributions are subject to
                                                                   o Rollovers from another           income limits and other tax
                                                                     Roth IRA.                        rules. See "Contributions to
                                                                                                      Roth IRAs" in "Tax informa-
                                                                   o Rollovers from a "desig-         tion" later in this
                                                                     nated Roth contribution          prospectus.
                                                                     account" under a 401(k)
                                                                     plan or 403(b) arrange-        o Additional catch-up contri-
                                                                     ment.                            butions of up to $1,000 per
                                                                                                      calendar year where the
                                                                   o Conversion rollovers from a      owner is at least age 50 at
                                                                     traditional IRA.                 any time during the calendar
                                                                                                      year for which the contribu-
                                                                   o Direct transfers from            tion is made.
                                                                     another Roth IRA.

----------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0 through 70     $5,000 (initial)               o Direct custodian-to-           o Any additional contributions
(traditional IRA                    $1,000 (additional)              custodian transfers of your      must be from the same type
or Roth IRA)                                                         interest as death beneficiary    of IRA of the same deceased
                                                                     of the deceased owner's          owner.
                                                                     traditional individual retire-
                                                                     ment arrangement or Roth       o Non-spousal beneficiary
                                                                     IRA to an IRA of the same        direct rollover contributions
                                                                     type.                            from qualified plans, 403(b)
                                                                                                      arrangements and govern-
                                                                                                      mental employer 457(b)
                                                                                                      plans may be made to a
                                                                                                      traditional inherited IRA
                                                                                                      contract under specified
                                                                                                      circumstances.
----------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited, see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a 1035 tax-free exchange or direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Subsequent contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


Generally, you may make subsequent contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.



--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(SM) Express(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees, the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


The AXA Allocation portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or the sub-adviser(s), as applicable, for each portfolio.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY (1)                                                                              o ClearBridge Advisors, LLC
                                                                                         o Legg Mason Capital Management, Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND(2)     To seek a balance of a high current income and capital     o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE(3)   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(4)    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY(5)                                                                               o JPMorgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                     Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                                o AllianceBernstein L.P.
 CORE EQUITY(6)                                                                           o Janus Capital Management LLC
                                                                                          o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                                o RCM Capital Management LLC
 GROWTH(7)                                                                                o TCW Investment Management Company
                                                                                          o T. Rowe Price Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                                o AllianceBernstein L.P.
 VALUE(8)                                                                                 o Institutional Capital LLC
                                                                                          o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP          Long-term growth of capital.                                o AllianceBernstein L.P.
 GROWTH(9)                                                                                o Franklin Advisers, Inc.
                                                                                          o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP          Long-term growth of capital.                                o AXA Rosenberg Investment Management LLC
 VALUE(10)                                                                                o TCW Investment Management Company
                                                                                          o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY(11)   Long-term growth of capital.                                o Firsthand Capital Management, Inc.
                                                                                          o RCM Capital Management LLC
                                                                                          o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION        Seeks the highest total return over time consistent with    o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION        Seeks the highest total return over time consistent with    o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION        Seeks the highest total return over time consistent with    o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION        Seeks the highest total return over time consistent with    o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN          Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN GROWTH   Seeks to provide a high total return.                       o AllianceBernstein L.P.
 AND INCOME(++)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN          Seeks to achieve high current income consistent with        o AllianceBernstein L.P.
 INTERMEDIATE GOVERNMENT      relative stability of principal.
 SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN          Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE    Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN QUALITY  Seeks to achieve high current income consistent with        o AllianceBernstein L.P.
 BOND                         moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL    Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE    Seeks capital appreciation.                                 o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II      Seeks long-term capital appreciation.                       o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE        Seeks to increase value through bull markets and bear       o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY            markets using strategies that are designed to limit expo-
                              sure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE      Seeks capital appreciation and secondarily, income.         o BlackRock Investment Management, LLC
 EQUITY(12)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL    Seeks to provide current income and long-term growth of     o BlackRock Investment Management Interna-
 VALUE(13)                    income, accompanied by growth of capital.                     tional Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks a combination of growth and income to achieve an      o Boston Advisors, LLC
 INCOME                       above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.                       o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks long-term growth of capital.                          o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.                     o Capital Guardian Trust Company
 INTERNATIONAL(**)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.      Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                           o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE(+)  Seeks long-term growth of capital.                          o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that approximates      o AllianceBernstein L.P.
                              the total return performance of the S&P 500 Index,
                              including reinvestment of dividends, at a risk level
                              consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL    Seeks capital growth and current income.                    o Evergreen Investment Management
 BOND                                                                                       Company, LLC
                                                                                          o First International Fund Advisors (dba
                                                                                            "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA                 Seeks long-term capital growth.                        o Evergreen Investment Management
                                                                                            Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                      Seeks long-term growth of capital.                     o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE(**)            Seeks long-term capital appreciation.                  o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                  applicable)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN INCOME            Seeks to maximize income while maintaining prospects        o Franklin Advisers, Inc.
                              for capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL CAP VALUE   Seeks long-term total return.                               o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON         Primarily seeks capital appreciation and secondarily seeks  o AXA Equitable
 FOUNDING STRATEGY(+)         income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                      o MFS Investment Management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH(++) Seeks long-term growth of capital.                          o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND         Seeks to provide a high total return consistent with mod-   o JPMorgan Investment Management Inc.
                              erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Long-term capital appreciation.                             o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY    Seeks long-term growth of capital.                          o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation           o BlackRock Financial Management, Inc.
                              through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Capital appreciation and growth of income without           o Lord, Abbett & Co. LLC
 INCOME                       excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Capital appreciation and growth of income with reason-      o Lord, Abbett & Co. LLC
 CORE                         able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Capital appreciation.                                       o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                          o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.                  o MFS Investment Management
 COMPANIES(**)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST(**)    Seeks long-term growth of capital with a secondary          o MFS Investment Management
                              objective to seek reasonable current income. For purposes
                              of this Portfolio, the words "reasonable current income"
                              mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve    o The Dreyfus Corporation
                              its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                      o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL SHARES              Seeks capital appreciation, which may occasionally be       o Franklin Mutual Advisers, LLC
                              short-term, and secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL         Seeks capital appreciation.                                 o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks long-term capital appreciation.                       o OppenheimerFunds, Inc.
 OPPORTUNITY(+)
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks capital appreciation.                                 o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent with preservation      o Pacific Investment Management Company,
                              of real capital and prudent investment management.            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of principal.  o BlackRock Financial Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)        Seeks capital appreciation.                                 o Lazard Asset Management LLC
                                                                                          o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)   Seeks to achieve capital appreciation.                      o Bear Stearns Asset Management Inc.
                                                                                          o Eagle Asset Management, Inc.
                                                                                          o Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(++)             Seeks to achieve long-term capital appreciation.            o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GROWTH           Seeks long-term capital growth.                             o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME      Seeks to achieve total return through capital appreciation  o UBS Global Asset Management
                              with income as a secondary consideration.                     (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Capital growth and income.                                  o Morgan Stanley Investment
                                                                                            Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.                       o Morgan Stanley Investment
 MARKETS EQUITY                                                                             Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Capital growth.                                             o Morgan Stanley Investment
 GROWTH                                                                                     Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.                       o Wells Capital Management, Inc.
 SMALL CAP(++)
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                Objective                                                   Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE --           Seeks to provide above average current income and long-     o Van Kampen (is the name under which Mor-
 CLASS II(++)                 term capital appreciation by investing primarily in equity    gan Stanley Investment Management, Inc.
                              securities of companies in the U.S. real estate industry,     does business in certain situations)
                              including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------



(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007. The number in the "FN" column corresponds with the number contained in the table above.



------------------------------------------------
   FN      Portfolio Name until May 29, 2007
------------------------------------------------
   (1)     AXA Premier VIP Aggressive Equity
------------------------------------------------
   (2)     AXA Premier VIP Core Bond
------------------------------------------------
   (3)     AXA Premier VIP Health Care
------------------------------------------------
   (4)     AXA Premier VIP High Yield
------------------------------------------------
   (5)     AXA Premier VIP International Equity
------------------------------------------------
   (6)     AXA Premier VIP Large Cap Core Equity
------------------------------------------------
   (7)     AXA Premier VIP Large Cap Growth
------------------------------------------------
   (8)     AXA Premier VIP Large Cap Value
------------------------------------------------
   (9)     AXA Premier VIP Mid Cap Growth
------------------------------------------------
  (10)     AXA Premier VIP Mid Cap Value
------------------------------------------------
  (11)     AXA Premier VIP Technology
------------------------------------------------
  (12)     EQ/Mercury Basic Value Equity
------------------------------------------------
  (13)     EQ/Mercury International Value
------------------------------------------------



(**) This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.


26 Contract features and benefits

(+) This investment option will be available on or about May 29, 2007, subject to regulatory approval.

(++) Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain a copy of the Trust prospectus that does not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.


                                               Contract features and benefits 27

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued on or after August 13, 2001 in Washington.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1, we currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of the fixed maturity options will be available for annuitants ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o  the rate to maturity is 3%; or

o  the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions" below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007 the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to

28  Contract features and benefits
that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2007 you chose the fixed maturity option with a maturity date of June 15, 2016, since the rate to maturity was 4.3% on February 15, 2007, we would have allocated $6,750 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an EQUI-VEST(SM) Express traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If, for any reason, you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right, you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option, the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

We may require that you wait six months before you apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(SM) Roth IRA Re-Characterization Form."

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax Information". This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for traditional IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation.

The Inherited traditional IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) arrangements and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or ben-


                                              Contract features and benefits  29
efit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited traditional IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See-Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.


o Subsequent contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited traditional IRA contract.


o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses," later in this prospectus.

o The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the minimum death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply.

30  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)   increased to reflect subsequent contributions;


(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


                                           Determining your contract's value  31

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o you must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o you may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o if the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. As of February 15, 2007, all maturities were available.


o you may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o if you make transfers out of a fixed maturity option other than at its maturity date, the transfer will cause a market value adjustment.

Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing, or by telephone using TOPS or on line using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY


You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day

32 Transferring your money among investment options when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.


Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


AUTOMATIC TRANSFER OPTIONS

GENERAL DOLLAR-COST AVERAGING

Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

The general dollar-cost averaging feature allows you to have amounts automatically transferred from the EQ/Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the EQ/Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

You may not elect dollar-cost averaging if you are participating in the rebalancing program.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

                            Transferring your money among investment options  33

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

34  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.

--------------------------------------------------------------
                             Method of Withdrawal
                                                     Minimum
 Contract              Partial      Systematic    distribution
--------------------------------------------------------------
NQ                     Yes             Yes             No
traditional IRA        Yes             Yes            Yes
Roth IRA               Yes             Yes             No
--------------------------------------------------------------


PARTIAL WITHDRAWALS

(All contracts)

You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and expenses" later in this prospectus).

SYSTEMATIC WITHDRAWALS
(All contracts except inherited IRA)

If you have at least $20,000 of account value in the variable investment options, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw a fixed-dollar amount from the variable investment options. You do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)   you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA contracts -- See "Tax information" later in this prospectus.)


We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Individual Retirement Arrangements ("IRAs")" in "Tax information" later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70-1/2 or in any later year. To elect this option, you must have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

--------------------------------------------------------------------------------
We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


                                                        Accessing your money  35

AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(SM) NQ or Roth IRA or an existing EQUI-VEST(SM) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.

DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.

TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(SM) Express(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue.

ANNUITY PAYOUT OPTIONS


--------------------------------------------------------------------
Fixed annuity payout options       o Life annuity
                                   o Life annuity with period
                                     certain
                                   o Life annuity with refund
                                     certain
                                   o Period certain annuity
--------------------------------------------------------------------
Variable Immediate Annuity payout  o Life annuity (not available in
   options (as described in a        New York)
   separate prospectus for this    o Life annuity with period
   option)                           certain
--------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments

36  Accessing your money
    continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS


With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(SM) contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable annuity is selected.


We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.


The amount of the annuity payments will depend on:

(1)   the amount applied to purchase the annuity;

(2)   the type of annuity chosen, and whether it is fixed or variable;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and


(4)   in certain instances, the sex of the annuitant(s).


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


Please see Appendix IV later in this prospectus for state variations.

EQUI-VEST(SM) AT RETIREMENT(R)

If you have a traditional IRA, Roth IRA, QP IRA or NQ contract, you may be eligible to convert your EQUI-VEST(SM) Express(SM) contract to a new EQUI-VEST(SM) At Retirement(SM) contract. EQUI-VEST(SM) At Retirement(SM) is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. The EQUI-VEST(SM) At Retirement(SM) contract has no withdrawal charges.

At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the


                                                        Accessing your money  37
ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(SM) Express(SM) contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. The written application for the new EQUI-VEST(SM) At Retirement(SM) contract must be received by our Processing Office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(SM) At Retirement(SM) contract and its benefits, including the charges for such benefits are described in a separate prospectus.


38  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o on the last day of the contract year -- an annual administrative charge, if applicable

o   charge for third-party transfer or exchange

o at the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o at the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of 0.70% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.

The combined charge for mortality and expense risks and for other expenses is guaranteed not to exceed a total annual rate of 2.00%.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals, and as such, will result in a market value adjustment.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(SM) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(SM) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(SM) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee

                                                        Charges and expenses  39
transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-----------------------------------------------------------------
                         Contract year
-----------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
-----------------------------------------------------------------
   Percentage of
    contribution    7%    6%    5%    4%    3%    2%    1%    0%
-----------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus. In the case of contract surrender, the free withdrawal amount is taken into account when calculating the amount of the withdrawal.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH AND PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o   the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to begin receiving annuity payouts or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees ranging from 0.10% to 1.40%.

o   12b-1 fees of either 0.25% or 0.35%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing

40  Charges and expenses
charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

                                                        Charges and expenses  41

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

DEATH BENEFIT


The death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply.


HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon when and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be successor owner/annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your minimum death benefit if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions, the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o the cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below. The account value must be distributed no later than 5 years after the spouse's death.

42  Payment of death benefit

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   The minimum death benefit will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under

                                                    Payment of death benefit  43
the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o   The minimum death benefit will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the minimum death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.

44  Payment of death benefit

7. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(SM) Express(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial or trusteed account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of variable investment options and fixed maturity options and choices of payout options of EQUI-VEST(SM) Express(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity

                                                             Tax information  45
payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST(SM) Express(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in your contract of the source contract carries over to the EQUI-VEST(SM) Express(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreements between the carriers, and provision of cost basis information may be required to process this type of exchange.


Section 1035, exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under With drawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken).


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment

46  Tax information
of Separate Account A. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o traditional IRAs, typically funded on a pre-tax basis, including SEP IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST(SM) Express(SM) contract in both traditional IRA and Roth IRA versions. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST(SM) Express(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(SM) Express(SM) traditional and Roth IRA contracts.

AXA Equitable has applied for opinion letters from the IRS to approve the respective forms of nearly identical versions of the Inherited IRA beneficiary continuation contract for use as a traditional and Roth IRA, respectively. We do not know if and when any such approval may be granted.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel any version of the EQUI-VEST(SM) Express(SM) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(SM) Express(SM) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(SM) Express(SM) traditional IRA contract by following the instructions in the "EQUI-VEST(SM) Express(SM) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:


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


o   "regular" contributions out of earned income or compensation; or


o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2007. For 2008, the amount is $5,000. When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2007 and after.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for 2007 to any combination of traditional IRAs and Roth IRAs. For 2008,the amount is $10,000. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional
IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions." That is, for 2007, your fully deductible contribution can be up to $4,000 ($5,000 for 2008), or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2007 ($6,000 for 2008).


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


Cost of living indexing applies to the income limits to deductible contributions beginning in 2007.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000. (For 2007, AGI between $52,000 and $62,000 after adjustment.)

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 in 2007. (For 2007, AGI between $83,000 and $103,000 after adjustment.)



Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000. (For 2007, AGI between $156,000 and $166,000 after adjustment.)

To determine the deductible amount of the contribution for 2007, for example, you determine AGI and subtract $52,000 if you are single, or $83,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times    the maximum       equals    the adjusted
 -------------------       X    regular contribution    =      deductible
  divided by $10,000            amount for the year           contribution
                                 discussed above                   limit



ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year


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for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. ($52,000 after cost of living indexing beginning in 2007.) The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2007 and $5,000 for 2008). The dollar limit is $5,000 in 2007 ($6,000 for 2008) for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

There are two ways to do rollovers:

o   Do it yourself:

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o   Direct rollover:

    You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

o   "a required minimum distribution" after age 70-1/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o   a hardship withdrawal; or

o   a corrective distribution which fits specified technical tax rules; or

o   a loan that is treated as a distribution; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty

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

for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this

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by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2007 directly transferred to charitable organizations may be tax-free to IRA owners who are age 70-1/2. or older.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTION.
Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of receiving annuity payments.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount

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

you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

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o   to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition -- there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

ROTH INDIVIDUAL RETIREMENT ANNUITIES
("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST(SM) Express(SM) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o   tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2007 ($5,000 for 2008). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $1,000 can be made for the taxable year 2007 and later years.

With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment beginning in 2007):

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2007, $166,000 after adjustment);; or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2007, $114,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2007, between $156,000 and $166,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2007, between $99,000 and $114,000 after adjustment).

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.


WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

                                                             Tax information  53

o another Roth IRA ("tax-free rollover contribution");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");


o   you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan until 2008. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made.


You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


The following rules apply until 2010: you cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion. The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the tradi-

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the tradi-

54  Tax information
tional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   Rollovers from a Roth IRA to another Roth IRA;

o   Direct transfers from a Roth IRA to another Roth IRA;

o   "Qualified distributions" from Roth IRAs; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)   Regular contributions

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose. Presumably rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement will also be disregarded.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- within any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules in the case of any conversion in which the conversion distribution is made in 2007 and the conversion contribution is made in 2008, the conversion contribution is treated as contributed prior to other conversion contributions made in 2008.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions

                                                             Tax information  55
and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime minimum distribution requirements do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o we might have to withhold and/or report on amounts we pay under a free look or cancellation.

o we are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and

56  Tax information
to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

                                                             Tax information  57

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)   to deregister Separate Account A under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B or Class II shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below.



--------------------------------------------------------------
    Fixed Maturity
      Options
  with June 15th
   Maturity Date     Rate to Maturity as
        of                   of             Price Per $100 of
   Maturity Year     February 15, 2007      Maturity Value
--------------------------------------------------------------
        2007              3.70%                 $ 98.81
        2008              3.75%                 $ 95.22
        2009              3.80%                 $ 91.67
        2010              3.85%                 $ 88.17
        2011              3.90%                 $ 84.73
        2012              3.95%                 $ 81.33
        2013              4.10%                 $ 77.53
        2014              4.15%                 $ 74.21
        2015              4.20%                 $ 70.97
        2016              4.30%                 $ 67.50
--------------------------------------------------------------


58  More information

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

                                                            More information  59

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. Contributions to all forms of IRAs are subject to the limitations and requirements discussed in "Tax information" earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional IRA and Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is generally any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.


o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to

60  More information
our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.


You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 0.60% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable


                                                            More information  61
pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) Express on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


62  More information

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company,1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

                             Incorporation of certain documents by reference  63

Appendix I: QP IRA contracts

--------------------------------------------------------------------------------

The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST(SM) Express. QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.

---------------------------------------------------------------------------------------------------------------------------
 Features and benefits           Availability or variation
---------------------------------------------------------------------------------------------------------------------------
Source of contributions          o Rollovers from a qualified plan.
                                 o Rollovers from a TSA.
                                 o The QP IRA contract is intended to be a conduit IRA to be used primarily for rollover contributions from a qualified plan or TSA, although we accept regular
                                 IRA contributions (limits are described earlier in this prospectus under "Traditional individual retirement annuities (traditional IRAs)") .
---------------------------------------------------------------------------------------------------------------------------
Minimum contributions            $50 each rollover amount.
---------------------------------------------------------------------------------------------------------------------------
Limitations on contributions     Rollover contributions after age 70-1/2 must be net of required minimum distributions.
---------------------------------------------------------------------------------------------------------------------------
Taxation of payments             The QP IRA is used as a conduit IRA so that amounts are not commingled. If you are
Federal income tax withholding   eligible for ten year averaging and long term capital gains treatment of distributions from a qualified plan, you may be able to preserve such treatment even though an eligible rollover from a qualified plan is temporarily rolled into a conduit IRA, such as a QP IRA, before rolling it back into a qualified plan. See your tax adviser.
---------------------------------------------------------------------------------------------------------------------------

I-1 Appendix I: QP IRA contracts

Appendix II: Condensed financial information

--------------------------------------------------------------------------------

The unit values and numbers of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 0.95%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2006.
-------------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                    ---------------------------------------------------------------
                                                       1999         2000        2001          2002          2003
-------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                              --           --            --            --      $ 109.26
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            --            --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --            --      $ 102.25
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            --            --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --            --      $ 104.25
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            --             1
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 108.71     $ 105.98      $ 102.76      $  88.83      $ 104.83
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      2           34           136           231           220
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --            --      $ 108.07
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            --             3
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 112.33     $  96.42      $  71.46      $  50.34      $  68.57
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      3           28            33            30            36
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --      $ 107.15      $ 110.11
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            64            85
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --      $  79.29      $ 100.64
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            10            15
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  99.34     $  89.64      $  89.40      $  85.94      $ 104.33
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      4           23            51            66           111
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --      $  78.38      $ 104.29
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            24            40
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --      $  76.73      $  97.38
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            11            13
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                              --           --            --      $  68.14      $  88.16
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            33            45
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --      $  79.40      $ 103.09
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            21            30
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --            --      $  62.24      $  86.46
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            43            73
-------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                                   For the years ending December 31,
                                                   ---------------------------------
                                                       2004         2005       2006
------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------
  Unit value                                        $ 120.98     $ 129.49   $ 151.22
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     10           23         63
------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------
  Unit value                                        $ 107.39     $108.97    $ 114.81
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      8           10         19
------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------
  Unit value                                        $ 111.26     $ 113.78   $ 122.57
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     13           22         34
------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------
  Unit value                                        $ 112.89     $ 117.18   $ 128.05
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    239          237        273
------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
  Unit value                                        $ 119.55     $ 126.32   $ 143.27
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     36          105        237
------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------
  Unit value                                        $  76.14     $  81.60   $  84.96
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     37           34         33
------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------
  Unit value                                        $ 113.30     $ 114.19   $ 117.37
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    112          105        107
------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------
  Unit value                                        $ 111.78     $ 118.42   $ 123.32
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     23           25         29
------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------
  Unit value                                        $ 112.29     $ 114.63   $ 124.82
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    137          156        156
------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------
  Unit value                                        $ 121.79     $ 139.27   $ 172.87
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     65           72         83
------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------
  Unit value                                        $ 105.79     $ 111.84   $ 125.82
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     13           14         12
------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------
  Unit value                                        $  93.14     $  99.17   $  98.34
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     52           52         53
------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------
  Unit value                                        $ 116.85     $ 123.95   $ 146.50
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     38           43         59
------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------
  Unit value                                        $  95.68     $ 102.72   $ 111.53
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     87           81         80
------------------------------------------------------------------------------------



                               Appendix II: Condensed financial information II-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2006.

-----------------------------------------------------------------------------------------------------------------
                                                                    For the years ending December 31,
                                                    -------------------------------------------------------------
                                                       1999         2000        2001         2002         2003
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --     $  73.99      $ 103.05
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --           33            50
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --     $  56.86      $  88.78
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --            4            14
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 111.02     $  94.30    $  83.37     $  55.05      $  81.55
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     25          296         387          365           407
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 103.87     $ 111.81    $ 109.04     $  85.04      $ 109.86
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     14          145         300          316           309
-----------------------------------------------------------------------------------------------------------------
 AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 100.40     $ 108.29    $ 115.71     $ 124.46      $ 125.92
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      3           10          68          145           145
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 126.71     $  96.46    $  73.27     $  65.24      $  87.35
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      1           33          48          189           208
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 116.53     $  94.20    $  70.94     $  48.38      $  59.03
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     21          242         305          265           237
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $  99.28     $ 109.43    $ 117.07     $ 124.85      $ 128.04
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      4           26         113          132           129
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 130.79     $ 147.23    $ 126.52     $  87.42      $ 122.04
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      1           63         129          150           155
-----------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --    $ 101.04     $  86.43      $ 110.22
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          45           98           130
-----------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --           --            --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --           --            --
-----------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --           --      $  99.56
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --           --             1
-----------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --           --            --
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --           --            --
-----------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --     $  81.77      $ 103.63
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --            1             2
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --     $  54.57      $  67.01
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --            4             7
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --     $  84.22      $ 110.63
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --            5            18
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 106.94     $ 112.19    $ 108.87     $  81.24      $ 105.81
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --            4           9           59            61
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                              For the year s ending December 31 ,
                                                         ---------------------------------------------
                                                            2004             2005            2006
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 117.57        $ 125.01        $ 142.07
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           64              60              57
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------
  Unit value                                              $  92.32        $ 101.75        $ 108.14
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           96              85              77
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------
  Unit value                                              $  92.18        $  95.23        $ 104.41
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          449             456             428
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 122.30        $ 127.80        $ 150.07
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          329             300             274
------------------------------------------------------------------------------------------------------
 AllianceBernstein Intermediate Government
------------------------------------------------------------------------------------------------------
    Securities
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 127.14        $ 127.49        $ 130.22
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          129             122             114
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 102.24        $ 116.76        $ 142.86
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          220             238             259
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
------------------------------------------------------------------------------------------------------
  Unit value                                              $  63.37        $  72.15        $  71.07
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          207             184             174
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 131.58        $ 132.94        $ 136.71
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          122             116             112
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 137.78        $ 152.18        $ 164.31
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          157             151             141
------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 123.84        $ 129.34        $ 155.52
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          177             211             248
------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------
  Unit value                                                    --        $ 103.72        $ 114.21
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --              --               4
------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 102.19        $ 108.82        $ 109.35
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1               9              12
------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 107.07        $ 112.58        $ 129.31
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            2              24              34
------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 106.33        $ 114.53        $ 119.37
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            2               2               4
------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------
  Unit value                                              $  70.04        $  72.92        $  77.58
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            6              10              17
------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 124.50        $ 144.44        $ 170.60
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           38              49              53
------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------
  Unit value                                              $ 116.23        $ 122.10        $ 135.53
------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           68              66              58
------------------------------------------------------------------------------------------------------

II-2 Appendix II: Condensed financial information

----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                ----------------------------------------------------
                                                   1999         2000          2001        2002
----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
----------------------------------------------------------------------------------------------------
  Unit value                                    $ 101.79     $ 104.44      $ 101.37    $  76.64
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            3             9          31
----------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------
  Unit value                                    $ 106.17     $  94.85      $  82.52    $  63.43
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  9           78           139         183
----------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------
  Unit value                                    $ 106.73     $  93.34      $  76.72    $  57.74
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            1             3           6
----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------
  Unit value                                          --     $ 100.11      $  85.86    $  69.34
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            7            77         119
----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                                    $ 106.09     $ 110.49      $ 113.81    $  96.15
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1           13           105         163
----------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                                          --     $  84.05      $  64.14    $  44.27
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           12            82         108
----------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --    $ 107.49
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          35
----------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------
  Unit value                                    $  92.44     $  97.78      $  90.25    $  72.36
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --            6            13          16
----------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --          --
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --          --
----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                                      For the years ending December 31,
                                                -----------------------------------------------
                                                   2003        2004         2005         2006
-----------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------
  Unit value                                     $ 103.54    $ 112.12     $ 117.68     $ 128.17
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  47          69           76           80
-----------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --     $ 104.25     $ 111.48
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --           12           30
-----------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------
  Unit value                                     $  80.31    $  87.69     $  90.68     $ 103.37
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 191         217          220          217
-----------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --     $  97.59     $  99.97
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --            1           17
-----------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------
  Unit value                                     $  79.04    $  83.80     $  86.29     $  90.49
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  14          35           37           30
-----------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------
  Unit value                                     $  98.63    $ 113.35     $ 119.43     $ 131.93
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 151         182          198          203
-----------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-----------------------------------------------------------------------------------------------
  Unit value                                     $ 126.92    $ 148.15     $ 163.36     $ 182.01
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 168         176          181          178
-----------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --           --     $ 104.41
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --           --            9
-----------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --           --     $ 108.35
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --           --            1
-----------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --     $ 105.32     $ 117.06
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --            3           14
-----------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------
  Unit value                                           --    $ 113.33     $ 117.10     $ 137.84
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           3           26           38
-----------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --     $ 115.30     $ 143.49
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --            2            7
-----------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------
  Unit value                                     $  55.19    $  61.30     $  65.15     $  65.30
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 100          97           96           90
-----------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------
  Unit value                                     $ 110.05    $ 113.47     $ 114.89     $ 118.43
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  76         116          180          215
-----------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------
  Unit value                                     $  90.88    $  99.82     $ 102.75     $ 122.52
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  17          19           22           23
-----------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --     $ 106.50     $ 112.70
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --            1           17
-----------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------
  Unit value                                           --          --     $ 100.26     $ 101.11
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --          --           13           30
-----------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-3


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2006.

--------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                    ----------------------------------------------------------
                                                       1999         2000        2001        2002         2003
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --    $ 106.00    $  92.86     $ 120.61
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --           1          33           96
--------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                        $  97.22     $ 107.68    $ 112.55    $  92.90     $ 120.73
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      5           31          88         131          142
--------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --    $  76.53     $  97.06
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          97          102
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 157.69     $ 126.78    $  82.81    $  53.87     $  69.00
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     17          181         204         169          150
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 104.63     $ 102.92    $  85.65    $  67.01     $  81.00
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      1           12          17          19           22
--------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 101.49     $ 106.56    $ 109.30    $ 109.60     $ 109.18
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     43          139         270         279          232
--------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
 EQSmall Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --    $  89.87     $ 122.28
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          24           54
--------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --          --          --           --
--------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --          --          --           --
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                    For the years ending December 31,
                                                    ----------------------------------
                                                       2004         2005         2006
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------
  Unit value                                              --     $ 106.27     $ 123.37
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --            2            8
--------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------
  Unit value                                              --     $ 105.89     $ 118.20
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --            3            4
--------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------
  Unit value                                              --     $ 111.78     $ 124.48
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           13           22
--------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------
  Unit value                                        $ 132.02     $ 144.77     $ 156.76
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    130          180          222
--------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------
  Unit value                                        $ 132.22     $ 134.83     $ 161.48
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    168          168          160
--------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------
  Unit value                                        $ 116.95     $ 128.39     $ 159.84
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    114          159          179
--------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------
  Unit value                                        $  76.97     $  83.12     $  88.74
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    139          124          110
--------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------
  Unit value                                        $  89.38     $  94.90     $ 106.17
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     20           16           12
--------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------
  Unit value                                        $ 108.98     $ 110.78     $ 114.65
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    174          159          187
--------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------
  Unit value                                        $ 104.75     $ 109.36     $ 116.94
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      1            3            4
--------------------------------------------------------------------------------------
 EQ/Mutual Shares
--------------------------------------------------------------------------------------
  Unit value                                              --           --     $ 107.23
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            3
--------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
--------------------------------------------------------------------------------------
  Unit value                                              --           --     $ 111.08
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            3
--------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
--------------------------------------------------------------------------------------
  Unit value                                              --           --     $ 111.12
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            1
--------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------
  Unit value                                              --     $  99.61     $  99.05
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           32           75
--------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------
  Unit value                                              --     $ 100.06     $ 103.04
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --            6           13
--------------------------------------------------------------------------------------
 EQSmall Cap Value
--------------------------------------------------------------------------------------
  Unit value                                        $ 141.84     $ 147.08     $ 169.16
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     81           95          100
--------------------------------------------------------------------------------------
 EQ/Small Company Growth
--------------------------------------------------------------------------------------
  Unit value                                        $ 114.68     $ 122.10     $ 133.29
--------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           14           30
--------------------------------------------------------------------------------------


II-4 Appendix II: Condensed financial information


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR
AFTER DECEMBER 31, 2006.

------------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                                    --------------------------------------------------------
                                                       1999        2000       2001        2002         2003
------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --    $  81.88    $  118.30
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --           9           22
------------------------------------------------------------------------------------------------------------
 EQ/Small Company Value
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --       89.87       122.28
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          24           54
------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 147.71     $ 87.72    $ 82.40    $  76.80    $  118.61
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      1          28         35          39           45
------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --           --
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --           --
------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
------------------------------------------------------------------------------------------------------------
  Unit value                                              --          --         --          --    $  106.92
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --          --         --          --            1
------------------------------------------------------------------------------------------------------------

                                                    For the years ending December 31,
                                                        2004         2005         2006
 EQ/Small Company Index
---------------------------------------------------------------------------------------
  Unit value                                        $  137.88    $  142.39    $  166.02
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      39           43           49
---------------------------------------------------------------------------------------
 EQ/Small Company Value
---------------------------------------------------------------------------------------
  Unit value                                           141.84       147.08       137.84
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      81           95           38
---------------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------------
  Unit value                                        $  111.32    $  114.66    $  109.01
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1            8            7
---------------------------------------------------------------------------------------
 EQ/Templeton Growth
---------------------------------------------------------------------------------------
  Unit value                                               --           --    $  107.71
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --            4
---------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------
  Unit value                                        $  109.33    $  118.05    $  133.47
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --            5            8
---------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------
  Unit value                                               --    $  104.56    $  120.04
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --            8           18
---------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------
  Unit value                                        $  145.31    $  191.11    $  259.45
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      65           92          112
---------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------
  Unit value                                               --    $  124.02    $  134.27
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --           10
---------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------
  Unit value                                               --    $  119.36    $  143.81
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --            1           10
---------------------------------------------------------------------------------------
 Target 2015 Allocation
---------------------------------------------------------------------------------------
  Unit value                                               --           --    $  108.45
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --           --
---------------------------------------------------------------------------------------
 Target 2025 Allocation
---------------------------------------------------------------------------------------
  Unit value                                               --           --    $  109.40
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --           --
---------------------------------------------------------------------------------------
 Target 2035 Allocation
---------------------------------------------------------------------------------------
  Unit value                                               --           --    $  110.29
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --           --
---------------------------------------------------------------------------------------
 Target 2045 Allocation
---------------------------------------------------------------------------------------
  Unit value                                               --           --    $  111.08
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      --           --           --
---------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
---------------------------------------------------------------------------------------
  Unit value                                        $  144.10    $  166.65    $  227.25
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      19           41           55
---------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-5

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)



-------------------------------------------------------------------------------------
                                                                Hypothetical assumed
                                                                 rate to maturity(j)
                                                                  on June 15, 2011
-------------------------------------------------------------------------------------
                                                                      5%          9%
-------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
-------------------------------------------------------------------------------------
(1) market adjusted amount(b)                                   $141,389    $121,737
-------------------------------------------------------------------------------------
(2) fixed maturity amount(c)                                    $131,104    $131,104
-------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                          $ 10,285    $ (9,367)
-------------------------------------------------------------------------------------
On June 15, 2011 after $50,000 withdrawal
-------------------------------------------------------------------------------------
(4) portion of market value adjustment associated with the withdrawal:
-------------------------------------------------------------------------------------
  (3) x [$50,000/(1)]                                           $  3,637    $ (3,847)
-------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal:
-------------------------------------------------------------------------------------
  $50,000 - (4)                                                 $ 46,363    $ 53,847
-------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                        $ 91,389    $ 71,737
-------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                            $ 84,741    $ 77,257
-------------------------------------------------------------------------------------
(8) maturity value (d)                                          $111,099    $101,287
-------------------------------------------------------------------------------------



You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:



(a)  Number of days from the withdrawal date to the maturity date = D = 1,461

(b)  Market adjusted amount is based on the following calculation:

     Maturity value                  $ 171,882
     ----------------        =    -----------------   where j is either 5% or 9%
     (1+j)((D/365))               (1+j)((1,461/365))

(c)  Fixed maturity amount is based on the following calculation:

     Maturity  value                 $ 171,882
     ----------------        =    --------------------
     (1+h)((D/365))               (1+0.07)((1,461/365))

(d)  Maturity value is based on the
     following calculation:

     Fixed maturity amount        $84,741 or $77,257
     ---------------------   =    ------------------
       (1+h)((D/365))             (1+0.07)((1,461/365))



III-1 Appendix III: Market value adjustment example

Appendix IV: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


STATES WHERE CERTAIN EQUI-VEST(SM) EXPRESS(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



-------------------------------------------------------------------------------------------------------------
                                              Contract type/Series/
 State      Features and benefits             Effective Date          Availability or variation
-------------------------------------------------------------------------------------------------------------
New York   See "Selecting an annuity                                  In the second to last paragraph in this
           payout option" in "Your                                    section, the second line in paragraph
           annuity payout option" under                               "(1) the amount applied to purchase
           "Accessing your money"                                     the annuity;" is deleted in its entirety
                                                                      and replaced with the following:

                                                                      (1) The amount applied to provide the
                                                                          annuity will be: (a) the account
                                                                          value for any life annuity form or
                                                                          (b) the cash value for any period
                                                                          certain annuity form except that,
                                                                          if the period certain is more than
                                                                          five years, the amount applied will
                                                                          be no less than 95% of the account
                                                                          value.
-------------------------------------------------------------------------------------------------------------


  Appendix IV: State contract availability and/or variations of certain features and benefits IV-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page


Who is AXA Equitable?                                                        2

Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2

Distribution of the contracts                                                3

Calculating unit values                                                      3
Financial statements                                                         3

How to obtain an EQUI-VEST(SM) Express(SM) Statement of Additional Information for Separate Account A

Call 1 (800) 628-6673 or send this request form to:
     EQUI-VEST(SM) Express(SM)
     Processing Office
     AXA Equitable
     P.O. Box 4956
     Syracuse, NY 13221-4956

-

Please send me an EQUI-VEST(SM) Express(SM) Statement of Additional Information dated May 1, 2007.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip

888-1298  (5/06)


                                                                           X1496

EQUI-VEST(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(SM)?

EQUI-VEST(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.


---------------------------------------------------------------------------
 Variable investment options
---------------------------------------------------------------------------
 Fixed income
---------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond*
o EQ/Evergreen International Bond       o Multimanager High Yield*
o EQ/Franklin Income
---------------------------------------------------------------------------
 Domestic stocks
---------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Lord Abbett Mid Cap Value
o AXA Moderate-Plus Allocation(1)       o EQ/Marsico Focus
o EQ/AllianceBernstein Common Stock     o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Growth and       o EQ/MFS Investors Trust+
  Income++                              o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Large Cap        o EQ/Mutual Shares
  Growth                                o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Small Cap          Opportunity**
  Growth                                o EQ/Oppenheimer Main Street Small
o EQ/AllianceBernstein Value              Cap
o EQ/Ariel Appreciation II              o EQ/Small Cap Value+
o EQ/AXA Rosenberg Value Long/Short     o EQ/Small Company Growth+
  Equity                                o EQ/Small Company Index
o EQ/BlackRock Basic Value Equity*      o EQ/TCW Equity++
o EQ/Boston Advisors Equity Income      o EQ/Templeton Growth
o EQ/Calvert Socially Responsible       o EQ/UBS Growth and Income
o EQ/Capital Guardian Growth            o EQ/Van Kampen Comstock
o EQ/Capital Guardian Research          o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity++     o EQ/Wells Fargo Montgomery Small
o EQ/Davis New York Venture**             Cap++
o EQ/Equity 500 Index                   o Multimanager Aggressive Equity*
o EQ/Evergreen Omega                    o Multimanager Health Care*
o EQ/FI Mid Cap                         o Multimanager Large Cap Core Equity*
o EQ/FI Mid Cap Value+                  o Multimanager Large Cap Growth*
o EQ/Franklin Small Cap Value           o Multimanager Large Cap Value*
o EQ/Franklin Templeton Founding        o Multimanager Mid Cap Growth*
  Strategy**                            o Multimanager Mid Cap Value*
o EQ/GAMCO Mergers and Acquisitions     o Multimanager Technology*
o EQ/GAMCO Small Company Value          o Target 2015 Allocation
o EQ/Janus Large Cap Growth++           o Target 2025 Allocation
o EQ/JPMorgan Value Opportunities       o Target 2035 Allocation
o EQ/Legg Mason Value Equity            o Target 2045 Allocation
o EQ/Lord Abbett Growth and Income      o U.S. Real Estate--Class II++
o EQ/Lord Abbett Large Cap Core
---------------------------------------------------------------------------
 International stocks
---------------------------------------------------------------------------
o EQ/AllianceBernstein International    o EQ/Oppenheimer Global
o EQ/BlackRock International Value*     o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+      Equity
o EQ/International Growth               o Multimanager International Equity*
---------------------------------------------------------------------------
  Balanced/hybrid
---------------------------------------------------------------------------
o AXA Moderate Allocation(1)
---------------------------------------------------------------------------




(1) The AXA Allocation portfolios.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.


+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.


++ Please see the supplement included with this prospectus regarding the planned sub stitution or merger of this investment option, subject to regulatory approval.

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either EQ Advisors Trust, AXA Premier VIP Trust, or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.


TYPES OF CONTRACTS. For existing and new contract owners, we offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), any of traditional IRA, Roth IRA or Inherited IRA beneficiary continuation contracts ("Inherited IRA").

A minimum contribution of $50 for IRAs ($5,000 for Inherited IRA) and $1,000 for NQ is required to purchase a contract.
For existing contract owners only:

o QP IRA (please see Appendix I -- these contracts are no longer available for new purchasers). Unless otherwise indicated, information for QP IRA is the same as traditional IRA.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2007, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                               X01502 Series 800

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendices I and V.

Contents of this prospectus
--------------------------------------------------------------------------------



EQUI-VEST(SM)
--------------------------------------------------------------------------------

Index of key words and phrases                                               5
Who is AXA Equitable?                                                        6
How to reach us                                                              7

EQUI-VEST(SM) at a glance -- key features                                    9


--------------------------------------------------------------------------------
FEE TABLE                                                                   12
--------------------------------------------------------------------------------
Examples                                                                    15
Condensed financial information                                             18



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        19
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Selecting your investment method                                            29
Allocating your contributions                                               30
Your right to cancel within a certain number of days                        30
Death benefit                                                               31
Inherited IRA beneficiary continuation contract                             31



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        33
--------------------------------------------------------------------------------
Your account value and cash value                                           33
Your contract's value in the variable investment options                    33
Your contract's value in the guaranteed interest option                     33
Your contract's value in the fixed maturity options                         33


----------------------
"We," "our," and "us" refer to AXA Equitable.    When we use the word "contract" it also
                                                 includes certificates that are issued under
When we address the reader of this prospectus    group contracts in some states.
with words such as "you" and "your," we mean
the person who has the right or
responsibility that the prospectus is
discussing at that point. This is usually the
contract owner.

                                                  Contents of this prospectus  3

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
     OPTIONS                                                                34
--------------------------------------------------------------------------------
Transferring your account value                                             34
Disruptive transfer activity                                                34
Automatic transfer options                                                  35
Investment simplifier                                                       35
Rebalancing your account value                                              36



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     37
--------------------------------------------------------------------------------
Withdrawing your account value                                              37
How withdrawals are taken from your account value                           38
Surrender of your contract to receive its cash value                        38
Termination                                                                 38
When to expect payments                                                     38
Your annuity payout options                                                 38



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     41
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          41
Charges under the contracts                                                 41
Charges that the Trusts deduct                                              44
Group or sponsored arrangements                                             44
Other distribution arrangements                                             44



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 45
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     45
How death benefit payment is made                                           45
Beneficiary continuation option                                             46



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          48
--------------------------------------------------------------------------------
Overview                                                                    48
Buying a contract to fund a retirement arrangement                          48
Transfers among investment options                                          48
Taxation of nonqualified annuities                                          48
Individual retirement arrangements ("IRAs")                                 50
Roth individual retirement annuities ("Roth IRAs")                          56
Federal and state income tax withholding and
     information reporting                                                  61
Impact of taxes to AXA Equitable                                            61

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         62
--------------------------------------------------------------------------------
About Separate Account A                                                    62

About the Trusts                                                            62
About our fixed maturity options                                            62
About the general account                                                   63
About other methods of payment                                              64
Dates and prices at which contract events occur                             64
About your voting rights                                                    64
About legal proceedings                                                     65
Financial statements                                                        65
Transfers of ownership, collateral assignments, loans, and
   borrowing                                                                65
Distribution of the contracts                                               65




--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           67
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I   -- QP IRA contracts                                                    I-1
II  -- Condensed financial information                                    II-1

III -- Market value adjustment example                                   III-1
IV  -- Death benefit example                                              IV-1

V   -- State contract availability and/or variations of
       certain features and benefits                                        V-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.






                                                                           Page

   account value                                                            33
   annuitant                                                                19
   annuity payout options                                                   38
   beneficiary                                                              45
   beneficiary continuation option                                          46
   business day                                                             64
   cash value                                                               33
   conduit IRA                                                              54
   contract date                                                            10
   contract date anniversary                                                10
   contract year                                                            10
   contributions                                                            19
   Contributions to Roth IRAs                                               56
     regular contribution                                                   56
     rollovers and direct transfers                                         56
     conversion contributions                                               57
     direct transfers                                                       56
   Contributions to traditional IRAs                                        50
     regular contribution                                                   51
     rollovers and transfers                                                52
   Disruptive transfer activity                                             34
   EQAccess                                                                  7
   fixed maturity amount                                                    28
   fixed maturity options                                                   28
   guaranteed interest option                                               28



                                                                           Page

   IRA                                                               cover, 48
   IRS                                                                      48
   Inherited IRA                                                     cover, 31
   investment options                                                cover, 21
   market adjusted amount                                                   28
   market timing                                                            34
   market value adjustment                                                  28
   maturity value                                                           28
   NQ                                                                    cover
   partial withdrawals                                                      37
   portfolio                                                             cover
   processing office                                                         7
   QP IRA                                                           Appendix I
   ratcheted death benefit                                                  31
   rate to maturity                                                         28
   Required Beginning Date                                                  54
   Roth IRA                                                          cover, 50
   SAI                                                                   cover
   SEC                                                                   cover
   TOPS                                                                      7
   traditional IRA                                                   cover, 50
   Trusts                                                            cover, 62
   unit                                                                     33
   unit investment trust                                                    62
   variable investment options                                       cover, 21



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
------------------------------------------------------------------------------


                                                Index of key words and phrases 5

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



6  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM)
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459




--------------------------------------------------------------------------------
 FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
 INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

JPMorganChase
EQUI-VEST(SM) Lockbox #13459
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be used on express mail packages
Attn: Extraction Supervisor, (718) 242-2992



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956




--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street, Suite 1000
Syracuse, NY 13202



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM)
Unit Annuity Collections
P.O. Box 13463
Newark, New Jersey 07188-0463



--------------------------------------------------------------------------------
 FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS
 AND SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
JPMorganChase
EQUI-VEST(SM) Lockbox #13463
4 Chase Metrotech (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be used on express mail packages
Attn: Extraction Supervisor, (718) 242-2992




--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o  annual statement of your contract values as of the contract date anniversary.





--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options (not available for transfers to fixed maturity options) and the guaranteed interest option; and

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only).


Under TOPS only you can:

o  elect the investment simplifier.

Under EQAccess only you can:

o  make a contribution to your IRA or NQ annuity contract;

o  elect to receive certain contract statements electronically;

o  change your address; and

o  access "Frequently Asked Questions" and certain service forms.

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free 1-800-755-7777.


                                                        Who is AXA Equitable?  7

You may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity such as "market timing." (See "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus.)


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------


You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.




--------------------------------------------------------------------------------
 TOLL FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1(800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)   conversion of your traditional IRA to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)   election of the automatic investment program;

(4)   election of the investment simplifier;

(5)   election of the automatic deposit service;

(6)   election of the rebalancing program;

(7)   election of the required minimum distribution automatic withdrawal option;

(8)   election of the beneficiary continuation option;


(9)   election of the principal assurance allocation;

(10)  request for Direct Distribution to Charitable Organization; and


(11) request for a transfer/rollover of assets or 1035 exchange to another carrier.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   address changes;

(2)   beneficiary changes;

(3)   transfers among investment options;

(4)   change of ownership; and

(5)   contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2)   investment simplifier;

(3)   rebalancing program;

(4)   systematic withdrawals; and

(5)   the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


8  Who is AXA Equitable?

EQUI-VEST(SM) at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
Professional investment    EQUI-VEST(SM) variable investment options invest in different portfolios managed by professional
management                 investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest        o   Principal and interest guarantees
option
                           o   Interest rates set periodically
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options     o   10 fixed maturity options with maturities ranging from approximately 1 to 10 years.

                           o   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                           ---------------------------------------------------------------------------------------------------------
                           If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages             o   On earnings inside the      No tax until you make withdrawals from your contract or receive annuity
                               contract                    payments.

                           o   On transfers inside the     No tax on transfers among investment options.
                               contract
                           --------------------------------------------------------------------------------------------------------
                           If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                           Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus.)
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts       o   NQ:
                               -- $1,000 (initial) or $50 (minimum initial for payroll deduction); $50 (minimum additional).

                           o   Traditional IRA and Roth IRA:
                               -- $50 (minimum initial and minimum additional).

                           o   For NQ, traditional IRA, and Roth IRA: $20 under our automatic investment program.

                           o   Inherited IRA
                               -- $5,000 (minimum) $1,000 (minimum additional).

                           Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant
                           ($500,000 for owners or annuitants who are age 81 and older at contract issue).
-----------------------------------------------------------------------------------------------------------------------------------
Death benefit protection   The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to
                           the account value or the standard death benefit, whichever is higher. However, if you elect the ratcheted death
                           benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever is higher.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money       o   Partial withdrawals

                           o   Several withdrawal options on a periodic basis

                           o   Contract surrender
                               You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options             o   Fixed annuity payout options

                           o   Variable Immediate Annuity payout options (described in a separate prospectus for that option)
-----------------------------------------------------------------------------------------------------------------------------------


                                     EQUI-VEST(SM) at a glance -- key features 9

-----------------------------------------------------------------------------------------------------------------------------------
Additional features       o   Dollar-cost averaging by automatic transfers
                              -- Interest sweep option
                              -- Fixed-dollar option

                          o   Automatic investment program

                          o   Account value rebalancing (quarterly, semiannually, and annually)

                          o   Principal assurance allocation

                          o   No charge on transfers among investment options

                          o   Waiver of withdrawal charge under certain circumstances
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges          o   Daily charges on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 1.20% (2.00% maximum).

                          o   $30 ($65 maximum) or during the first two contract years 2% of your account value plus any amounts previously withdrawn during the contract year, if less; thereafter, $30 per year. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge. For individuals who own multiple contracts with combined account values of over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses," later in this prospectus.

                          o   Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company) -- $25 current ($65 maximum) per occurrence.

                          o   No sales charge deducted at the time you make contributions.

                          o   We deduct a charge equal to 6% of contributions withdrawn if such contributions were made in the current and five prior contract years. There is no charge in any contract year in which the amount of the withdrawal does not exceed 15% of your account value as of the date of the withdrawal minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will be waived.
                              They are discussed in "Charges and expenses" later in this prospectus.

                          ----------------------------------------------------------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30."
                          ----------------------------------------------------------------------------------------------------------

                          o   We deduct an annual charge equal to 0.15% of the account value on each contract date anniversary if you elect the optional ratcheted death benefit.

                          o   We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                          o   We deduct an annuity administrative fee of $350 from amounts applied to a Variable Immediate Annuity payout option. This option is described in a separate prospectus that is available from your financial professional.

                          o   Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee table" later in this prospectus for details.
-----------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages      0 - 85 (0 - 70 for Inherited IRA)
-----------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD (SEE "SELECTING YOUR INVESTMENT METHOD" LATER IN THIS PROSPECTUS).

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.


10 EQUI-VEST(SM) at a glance -- key features

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.


You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.


                                    EQUI-VEST(SM) at a glance -- key features 11

Fee table

-------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

-----------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
-----------------------------------------------------------------------------------------------------------------------------

Maximum withdrawal charge as a percentage of contributions withdrawn (deducted
if you surrender your contract or make certain withdrawals).(1)                            6.00%

Charge if you elect a Variable Immediate Annuity payout option (which is described
in a separate prospectus for that option)                                                  $350

Charge for third-party transfer or exchange                                                $65 maximum for each occurrence;
                                                                                           currently $25 for each
                                                                                           occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.



-----------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
-----------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge:

  If your account value is less than $25,000 for NQ contracts (or less than $20,000
  for IRA contracts) on the last day of your contract year                           $65 ($30 current)(2)

  If your account value is $25,000 or more for NQ contracts (or $20,000 or more
  for IRA contracts) on the last day of your contract year                           $0




-----------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed
-----------------------------------------------------------------------------------------------------------------------------
as an annual percentage of daily net assets
Separate account annual expenses:          Maximum     Current
                                           ----        ----
Mortality and expense risk(3)              1.65%       0.95%
Other expenses                             0.35%       0.25%
                                           ----        ----
Total Separate Account A annual expenses   2.00%       1.20%



-----------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
-----------------------------------------------------------------------------------------------------------------------------
  Ratcheted death benefit charge (as a percentage of your account value). (This
  charge is deducted annually on each contract date anniversary.)                          0.15%

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



-----------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted     Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(4)                                                                 0.63%      11.36%




12 Fee table

This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.



--------------------------------------------------------------------------------------
                                                         Manage-               Other
                                                          ment       12b-1   expenses
 Portfolio Name                                          Fees(5)   Fees(6)      (7)
--------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
--------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.10%      0.25%      0.18%
AXA Conservative Allocation                               0.10%      0.25%      0.22%
AXA Conservative-Plus Allocation                          0.10%      0.25%      0.18%
AXA Moderate Allocation                                   0.10%      0.25%      0.17%
AXA Moderate-Plus Allocation                              0.10%      0.25%      0.17%
Multimanager Aggressive Equity*                           0.61%      0.25%      0.19%
Multimanager Core Bond*                                   0.59%      0.25%      0.18%
Multimanager Health Care*                                 1.20%      0.25%      0.23%
Multimanager High Yield*                                  0.58%      0.25%      0.18%
Multimanager International Equity*                        1.02%      0.25%      0.26%
Multimanager Large Cap Core Equity*                       0.90%      0.25%      0.20%
Multimanager Large Cap Growth*                            0.90%      0.25%      0.22%
Multimanager Large Cap Value*                             0.88%      0.25%      0.22%
Multimanager Mid Cap Growth*                              1.10%      0.25%      0.20%
Multimanager Mid Cap Value*                               1.10%      0.25%      0.21%
Multimanager Technology*                                  1.20%      0.25%      0.23%
Target 2015 Allocation                                    0.10%      0.25%      7.88%
Target 2025 Allocation                                    0.10%      0.25%      7.29%
Target 2035 Allocation                                    0.10%      0.25%      9.56%
Target 2045 Allocation                                    0.10%      0.25%     10.49%
--------------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         0.47%      0.25%      0.13%
EQ/AllianceBernstein Growth and Income++                  0.56%      0.25%      0.12%
EQ/AllianceBernstein Intermediate Government Securities   0.50%      0.25%      0.14%
EQ/AllianceBernstein International                        0.71%      0.25%      0.20%
EQ/AllianceBernstein Large Cap Growth                     0.90%      0.25%      0.11%
EQ/AllianceBernstein Quality Bond                         0.50%      0.25%      0.14%
EQ/AllianceBernstein Small Cap Growth                     0.74%      0.25%      0.13%
EQ/AllianceBernstein Value                                0.60%      0.25%      0.13%
EQ/Ariel Appreciation II                                  0.75%      0.25%      0.51%
EQ/AXA Rosenberg Value Long/Short Equity                  1.40%      0.25%      1.44%
EQ/BlackRock Basic Value Equity*                          0.55%      0.25%      0.14%
EQ/BlackRock International Value*                         0.82%      0.25%      0.21%
EQ/Boston Advisors Equity Income                          0.75%      0.25%      0.15%
EQ/Calvert Socially Responsible                           0.65%      0.25%      0.25%
EQ/Capital Guardian Growth                                0.65%      0.25%      0.16%
EQ/Capital Guardian International+                        0.83%      0.25%      0.21%
EQ/Capital Guardian Research                              0.65%      0.25%      0.13%
EQ/Capital Guardian U.S. Equity++                         0.64%      0.25%      0.14%
EQ/Caywood-Scholl High Yield Bond                         0.60%      0.25%      0.18%
EQ/Davis New York Venture**                               0.85%      0.25%      0.74%
EQ/Equity 500 Index                                       0.25%      0.25%      0.13%
EQ/Evergreen International Bond                           0.70%      0.25%      0.23%
EQ/Evergreen Omega                                        0.65%      0.25%      0.21%
EQ/FI Mid Cap                                             0.68%      0.25%      0.15%
EQ/FI Mid Cap Value+                                      0.73%      0.25%      0.13%
EQ/Franklin Income                                        0.90%      0.25%      0.38%
EQ/Franklin Small Cap Value                               0.90%      0.25%      2.00%
EQ/Franklin Templeton Founding Strategy**                 0.05%      0.25%      0.21%
EQ/GAMCO Mergers and Acquisitions                         0.90%      0.25%      0.33%
EQ/GAMCO Small Company Value                              0.78%      0.25%      0.14%
EQ/International Growth                                   0.85%      0.25%      0.35%
EQ/Janus Large Cap Growth++                               0.90%      0.25%      0.15%
EQ/JPMorgan Core Bond                                     0.44%      0.25%      0.15%
EQ/JPMorgan Value Opportunities                           0.60%      0.25%      0.16%
EQ/Legg Mason Value Equity                                0.65%      0.25%      0.22%



-------------------------------------------------------------------------------------------------------------
                                                                          Total
                                                                         Annual                     Net Total
                                                           Acquired     Expenses      Fee Waiv-      Annual
                                                          Fund Fees      (Before     ers and/or     Expenses
                                                        and Expenses     Expense      Expense         After
                                                         (Underlying     Limita-       Reim-         Expense
 Portfolio Name                                        Portfolios)(8)    tions)    bursements(9)   Limitation
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.91%             1.44%      ( 0.18)%       1.26%
AXA Conservative Allocation                               0.67%             1.24%      ( 0.22)%       1.02%
AXA Conservative-Plus Allocation                          0.72%             1.25%      ( 0.18)%       1.07%
AXA Moderate Allocation                                   0.78%             1.30%      ( 0.17)%       1.13%
AXA Moderate-Plus Allocation                              0.85%             1.37%      ( 0.17)%       1.20%
Multimanager Aggressive Equity*                             --              1.05%          --         1.05%
Multimanager Core Bond*                                     --              1.02%      ( 0.07)%       0.95%
Multimanager Health Care*                                   --              1.68%        0.00%        1.68%
Multimanager High Yield*                                    --              1.01%          --         1.01%
Multimanager International Equity*                          --              1.53%        0.00%        1.53%
Multimanager Large Cap Core Equity*                         --              1.35%        0.00%        1.35%
Multimanager Large Cap Growth*                              --              1.37%      ( 0.02)%       1.35%
Multimanager Large Cap Value*                               --              1.35%        0.00%        1.35%
Multimanager Mid Cap Growth*                              0.01%             1.56%        0.00%        1.56%
Multimanager Mid Cap Value*                               0.03%             1.59%        0.00%        1.59%
Multimanager Technology*                                    --              1.68%        0.00%        1.68%
Target 2015 Allocation                                    0.53%             8.76%      ( 7.63)%       1.13%
Target 2025 Allocation                                    0.52%             8.16%      ( 7.04)%       1.12%
Target 2035 Allocation                                    0.52%            10.43%      ( 9.31)%       1.12%
Target 2045 Allocation                                    0.52%            11.36%      (10.24)%       1.12%
-------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           --              0.85%          --         0.85%
EQ/AllianceBernstein Growth and Income++                    --              0.93%          --         0.93%
EQ/AllianceBernstein Intermediate Government Securities     --              0.89%          --         0.89%
EQ/AllianceBernstein International                          --              1.16%      ( 0.06)%       1.10%
EQ/AllianceBernstein Large Cap Growth                       --              1.26%      ( 0.21)%       1.05%
EQ/AllianceBernstein Quality Bond                           --              0.89%          --         0.89%
EQ/AllianceBernstein Small Cap Growth                       --              1.12%          --         1.12%
EQ/AllianceBernstein Value                                  --              0.98%      ( 0.03)%       0.95%
EQ/Ariel Appreciation II                                    --              1.51%      ( 0.36)%       1.15%
EQ/AXA Rosenberg Value Long/Short Equity                    --              3.09%      ( 1.10)%       1.99%
EQ/BlackRock Basic Value Equity*                            --              0.94%        0.00%        0.94%
EQ/BlackRock International Value*                           --              1.28%      ( 0.03)%       1.25%
EQ/Boston Advisors Equity Income                            --              1.15%      ( 0.10)%       1.05%
EQ/Calvert Socially Responsible                             --              1.15%      ( 0.10)%       1.05%
EQ/Capital Guardian Growth                                  --              1.06%      ( 0.11)%       0.95%
EQ/Capital Guardian International+                          --              1.29%      ( 0.09)%       1.20%
EQ/Capital Guardian Research                                --              1.03%      ( 0.08)%       0.95%
EQ/Capital Guardian U.S. Equity++                           --              1.03%      ( 0.08)%       0.95%
EQ/Caywood-Scholl High Yield Bond                           --              1.03%      ( 0.03)%       1.00%
EQ/Davis New York Venture**                                 --              1.84%      ( 0.54)%       1.30%
EQ/Equity 500 Index                                         --              0.63%          --         0.63%
EQ/Evergreen International Bond                             --              1.18%      ( 0.03)%       1.15%
EQ/Evergreen Omega                                          --              1.11%        0.00%        1.11%
EQ/FI Mid Cap                                               --              1.08%      ( 0.08)%       1.00%
EQ/FI Mid Cap Value+                                        --              1.11%      ( 0.01)%       1.10%
EQ/Franklin Income                                          --              1.53%      ( 0.23)%       1.30%
EQ/Franklin Small Cap Value                                 --              3.15%      ( 1.85)%       1.30%
EQ/Franklin Templeton Founding Strategy**                 1.07%             1.58%      ( 0.11)%       1.47%
EQ/GAMCO Mergers and Acquisitions                           --              1.48%      ( 0.03)%       1.45%
EQ/GAMCO Small Company Value                                --              1.17%        0.00%        1.17%
EQ/International Growth                                     --              1.45%        0.00%        1.45%
EQ/Janus Large Cap Growth++                                 --              1.30%      ( 0.15)%       1.15%
EQ/JPMorgan Core Bond                                       --              0.84%        0.00%        0.84%
EQ/JPMorgan Value Opportunities                             --              1.01%      ( 0.06)%       0.95%
EQ/Legg Mason Value Equity                                  --              1.12%      ( 0.12)%       1.00%


                                                                    Fee table 13

-------------------------------------------------------------------------
                                           Manage-               Other
                                            ment       12b-1   expenses
 Portfolio Name                            Fees(5)   Fees(6)      (7)
-------------------------------------------------------------------------
EQ/Long Term Bond                           0.43%      0.25%     0.15%
EQ/Lord Abbett Growth and Income            0.65%      0.25%     0.26%
EQ/Lord Abbett Large Cap Core               0.65%      0.25%     0.41%
EQ/Lord Abbett Mid Cap Value                0.70%      0.25%     0.18%
EQ/Marsico Focus                            0.85%      0.25%     0.13%
EQ/MFS Emerging Growth Companies+           0.65%      0.25%     0.15%
EQ/MFS Investors Trust+                     0.60%      0.25%     0.16%
EQ/Money Market                             0.33%      0.25%     0.14%
EQ/Montag & Caldwell Growth                 0.75%      0.25%     0.16%
EQ/Mutual Shares                            0.90%      0.25%     0.50%
EQ/Oppenheimer Global                       0.95%      0.25%     1.30%
EQ/Oppenheimer Main Street Opportunity**    0.85%      0.25%     1.58%
EQ/Oppenheimer Main Street Small Cap        0.90%      0.25%     1.48%
EQ/PIMCO Real Return                        0.55%      0.25%     0.18%
EQ/Short Duration Bond                      0.43%      0.25%     0.14%
EQ/Small Cap Value+                         0.73%      0.25%     0.15%
EQ/Small Company Growth++                   1.00%      0.25%     0.17%
EQ/Small Company Index                      0.25%      0.25%     0.16%
EQ/TCW Equity++                             0.80%      0.25%     0.16%
EQ/Templeton Growth                         0.95%      0.25%     0.64%
EQ/UBS Growth and Income                    0.75%      0.25%     0.17%
EQ/Van Kampen Comstock                      0.65%      0.25%     0.19%
EQ/Van Kampen Emerging Markets Equity       1.12%      0.25%     0.40%
EQ/Van Kampen Mid Cap Growth                0.70%      0.25%     0.23%
EQ/Wells Fargo Montgomery Small Cap++       0.85%      0.25%     0.41%
-------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
-------------------------------------------------------------------------
U.S. Real Estate - Class II++               0.74%      0.35%     0.27%



-------------------------------------------------------------------------------------------------
                                                             Total
                                                            Annual                     Net Total
                                              Acquired     Expenses      Fee Waiv-      Annual
                                             Fund Fees      (Before     ers and/or     Expenses
                                           and Expenses     Expense      Expense         After
                                            (Underlying     Limita-       Reim-         Expense
 Portfolio Name                           Portfolios)(8)    tions)    bursements(9)   Limitations
-------------------------------------------------------------------------------------------------
EQ/Long Term Bond                             --             0.83%        0.00%         0.83%
EQ/Lord Abbett Growth and Income              --             1.16%       (0.16)%        1.00%
EQ/Lord Abbett Large Cap Core                 --             1.31%       (0.31)%        1.00%
EQ/Lord Abbett Mid Cap Value                  --             1.13%       (0.08)%        1.05%
EQ/Marsico Focus                              --             1.23%       (0.08)%        1.15%
EQ/MFS Emerging Growth Companies+             --             1.05%          --          1.05%
EQ/MFS Investors Trust+                       --             1.01%       (0.06)%        0.95%
EQ/Money Market                               --             0.72%          --          0.72%
EQ/Montag & Caldwell Growth                   --             1.16%       (0.01)%        1.15%
EQ/Mutual Shares                              --             1.65%       (0.35)%        1.30%
EQ/Oppenheimer Global                       0.01%            2.51%       (1.15)%        1.36%
EQ/Oppenheimer Main Street Opportunity**      --             2.68%       (1.38)%        1.30%
EQ/Oppenheimer Main Street Small Cap          --             2.63%       (1.33)%        1.30%
EQ/PIMCO Real Return                          --             0.98%       (0.08)%        0.90%
EQ/Short Duration Bond                        --             0.82%        0.00%         0.82%
EQ/Small Cap Value+                           --             1.13%       (0.03)%        1.10%
EQ/Small Company Growth++                     --             1.42%       (0.12)%        1.30%
EQ/Small Company Index                      0.01%            0.67%        0.00%         0.67%
EQ/TCW Equity++                               --             1.21%       (0.06)%        1.15%
EQ/Templeton Growth                           --             1.84%       (0.49)%        1.35%
EQ/UBS Growth and Income                      --             1.17%       (0.12)%        1.05%
EQ/Van Kampen Comstock                        --             1.09%       (0.09)%        1.00%
EQ/Van Kampen Emerging Markets Equity         --             1.77%        0.00%         1.77%
EQ/Van Kampen Mid Cap Growth                  --             1.18%       (0.13)%        1.05%
EQ/Wells Fargo Montgomery Small Cap++         --             1.51%       (0.21)%        1.30%
-------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
-------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++                 --             1.36%       (0.10)%        1.26%



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "About the portfolios of the Trusts" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


Notes:


(1) This charge applies to any contribution withdrawn attributable to the current and five prior contract years measured from the date of the withdrawal. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.


(2) During the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year.

(3) A portion of this charge is for providing the standard death benefit.

(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.


(5) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (9) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreement information.


(8) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(9) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008 for AXA Premier VIP Trust and for EQ Advisors Trust. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain



14 Fee table
portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:


--------------------------------------------------------
   Portfolio Name:
--------------------------------------------------------
   Multimanager Aggressive Equity                 1.03%
   Multimanager Health Care                       1.63%
   Multimanager International Equity              1.52%
   Multimanager Large Cap Core Equity             1.33%
   Multimanager Large Cap Growth                  1.33%
   Multimanager Large Cap Value                   1.31%
   Multimanager Mid Cap Growth                    1.52%
   Multimanager Mid Cap Value                     1.58%
   Multimanager Technology                        1.64%
   EQ/AllianceBernstein Common Stock              0.83%
   EQ/AllianceBernstein Growth and Income         0.92%
   EQ/AllianceBernstein Large Cap Growth          1.03%
   EQ/AllianceBernstein Small Cap Growth          1.11%
   EQ/AllianceBernstein Value                     0.94%
   EQ/Ariel Appreciation II                       1.01%
   EQ/BlackRock Basic Value Equity                0.93%
   EQ/Capital Guardian Growth                     0.94%
   EQ/Capital Guardian Research                   0.94%
   EQ/Capital Guardian U.S. Equity                0.94%
   EQ/Davis New York Venture                      1.27%
   EQ/Evergreen Omega                             1.05%
   EQ/FI Mid Cap                                  0.97%
   EQ/FI Mid Cap Value                            1.09%
   EQ/GAMCO Mergers and Acquisitions              1.37%
   EQ/GAMCO Small Company Value                   1.16%
   EQ/Janus Large Cap Growth                      1.14%
   EQ/Legg Mason Value Equity                     0.97%
   EQ/Lord Abbett Growth and Income               0.99%
   EQ/Lord Abbett Large Cap Core                  0.99%
   EQ/Marsico Focus                               1.14%
   EQ/MFS Emerging Growth Companies               1.03%
   EQ/MFS Investors Trust                         0.94%
   EQ/Montag & Caldwell Growth                    1.13%
   EQ/Mutual Shares                               1.30%
   EQ/Small Cap Value                             1.02%
   EQ/UBS Growth and Income                       1.03%
   EQ/Van Kampen Comstock                         0.99%
   EQ/Van Kampen Emerging Markets Equity          1.75%
   EQ/Van Kampen Mid Cap Growth                   1.01%
   EQ/Wells Fargo Montgomery Small Cap            1.20%
--------------------------------------------------------


EXAMPLES



These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2006, which results in an estimated annual charge of 0.0547% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the ratcheted death benefit has been elected; and
(iv) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 15

----------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
----------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years   10 years
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  884     $1,646     $2,428      $3,895
AXA Conservative Allocation                                $  864     $1,587     $2,334      $3,708
AXA Conservative-Plus Allocation                           $  865     $1,590     $2,338      $3,717
AXA Moderate Allocation                                    $  870     $1,605     $2,362      $3,764
AXA Moderate-Plus Allocation                               $  877     $1,625     $2,395      $3,830
Multimanager Aggressive Equity*                            $  845     $1,532     $2,243      $3,526
Multimanager Core Bond*                                    $  842     $1,523     $2,228      $3,497
Multimanager Health Care*                                  $  907     $1,715     $2,541      $4,116
Multimanager High Yield*                                   $  841     $1,520     $2,224      $3,487
Multimanager International Equity*                         $  893     $1,672     $2,470      $3,979
Multimanager Large Cap Core Equity*                        $  875     $1,619     $2,386      $3,811
Multimanager Large Cap Growth*                             $  877     $1,625     $2,395      $3,830
Multimanager Large Cap Value*                              $  875     $1,619     $2,386      $3,811
Multimanager Mid Cap Growth*                               $  895     $1,680     $2,485      $4,006
Multimanager Mid Cap Value*                                $  898     $1,689     $2,499      $4,034
Multimanager Technology*                                   $  907     $1,715     $2,541      $4,116
Target 2015 Allocation                                     $1,613     $3,612     $5,366      $8,599
Target 2025 Allocation                                     $1,553     $3,463     $5,161      $8,342
Target 2035 Allocation                                     $1,779     $4,017     $5,906      $9,224
Target 2045 Allocation                                     $1,871     $4,235     $6,189      $9,520
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  825     $1,473     $2,147      $3,330
EQ/AllianceBernstein Growth and Income++                   $  833     $1,496     $2,185      $3,409
EQ/AllianceBernstein Intermediate Government Securities    $  829     $1,485     $2,166      $3,370
EQ/AllianceBernstein International                         $  856     $1,564     $2,295      $3,632
EQ/AllianceBernstein Large Cap Growth                      $  866     $1,593     $2,343      $3,727
EQ/AllianceBernstein Quality Bond                          $  829     $1,485     $2,166      $3,370
EQ/AllianceBernstein Small Cap Growth                      $  852     $1,552     $2,276      $3,593
EQ/AllianceBernstein Value                                 $  838     $1,511     $2,209      $3,458
EQ/Ariel Appreciation II                                   $  891     $1,666     $2,461      $3,960
EQ/AXA Rosenberg Value Long/Short Equity                   $1,048     $2,117     $3,178      $5,303
EQ/BlackRock Basic Value Equity*                           $  834     $1,499     $2,190      $3,419
EQ/BlackRock International Value*                          $  868     $1,599     $2,352      $3,746
EQ/Boston Advisors Equity Income                           $  855     $1,561     $2,291      $3,622
EQ/Calvert Socially Responsible                            $  855     $1,561     $2,291      $3,622
EQ/Capital Guardian Growth                                 $  846     $1,535     $2,248      $3,535
EQ/Capital Guardian International+                         $  869     $1,602     $2,357      $3,755
EQ/Capital Guardian Research                               $  843     $1,526     $2,233      $3,506
EQ/Capital Guardian U.S. Equity++                          $  843     $1,526     $2,233      $3,506
EQ/Caywood-Scholl High Yield Bond                          $  843     $1,526     $2,233      $3,506
EQ/Davis New York Venture**                                $  923     $1,761     $2,615      $4,259
EQ/Equity 500 Index                                        $  803     $1,408     $2,040      $3,111
EQ/Evergreen International Bond                            $  858     $1,570     $2,305      $3,651
EQ/Evergreen Omega                                         $  851     $1,549     $2,272      $3,584
EQ/FI Mid Cap                                              $  848     $1,540     $2,257      $3,555



---------------------------------------------------------------------------------------------------------
                                                       If you annuitize at the end of the applicable time
                                                         period and select a non-life contingent period
                                                        certain annuity option with less than ten years.
---------------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,646     $2,428      $3,895
AXA Conservative Allocation                                 N/A       $1,587     $2,334      $3,708
AXA Conservative-Plus Allocation                            N/A       $1,590     $2,338      $3,717
AXA Moderate Allocation                                     N/A       $1,605     $2,362      $3,764
AXA Moderate-Plus Allocation                                N/A       $1,625     $2,395      $3,830
Multimanager Aggressive Equity*                             N/A       $1,532     $2,243      $3,526
Multimanager Core Bond*                                     N/A       $1,523     $2,228      $3,497
Multimanager Health Care*                                   N/A       $1,715     $2,541      $4,116
Multimanager High Yield*                                    N/A       $1,520     $2,224      $3,487
Multimanager International Equity*                          N/A       $1,672     $2,470      $3,979
Multimanager Large Cap Core Equity*                         N/A       $1,619     $2,386      $3,811
Multimanager Large Cap Growth*                              N/A       $1,625     $2,395      $3,830
Multimanager Large Cap Value*                               N/A       $1,619     $2,386      $3,811
Multimanager Mid Cap Growth*                                N/A       $1,680     $2,485      $4,006
Multimanager Mid Cap Value*                                 N/A       $1,689     $2,499      $4,034
Multimanager Technology*                                    N/A       $1,715     $2,541      $4,116
Target 2015 Allocation                                      N/A       $3,612     $5,366      $8,599
Target 2025 Allocation                                      N/A       $3,463     $5,161      $8,342
Target 2035 Allocation                                      N/A       $4,017     $5,906      $9,224
Target 2045 Allocation                                      N/A       $4,235     $6,189      $9,520
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,473     $2,147      $3,330
EQ/AllianceBernstein Growth and Income++                    N/A       $1,496     $2,185      $3,409
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,485     $2,166      $3,370
EQ/AllianceBernstein International                          N/A       $1,564     $2,295      $3,632
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,593     $2,343      $3,727
EQ/AllianceBernstein Quality Bond                           N/A       $1,485     $2,166      $3,370
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,552     $2,276      $3,593
EQ/AllianceBernstein Value                                  N/A       $1,511     $2,209      $3,458
EQ/Ariel Appreciation II                                    N/A       $1,666     $2,461      $3,960
EQ/AXA Rosenberg Value Long/Short Equity                    N/A       $2,117     $3,178      $5,303
EQ/BlackRock Basic Value Equity*                            N/A       $1,499     $2,190      $3,419
EQ/BlackRock International Value*                           N/A       $1,599     $2,352      $3,746
EQ/Boston Advisors Equity Income                            N/A       $1,561     $2,291      $3,622
EQ/Calvert Socially Responsible                             N/A       $1,561     $2,291      $3,622
EQ/Capital Guardian Growth                                  N/A       $1,535     $2,248      $3,535
EQ/Capital Guardian International+                          N/A       $1,602     $2,357      $3,755
EQ/Capital Guardian Research                                N/A       $1,526     $2,233      $3,506
EQ/Capital Guardian U.S. Equity++                           N/A       $1,526     $2,233      $3,506
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,526     $2,233      $3,506
EQ/Davis New York Venture**                                 N/A       $1,761     $2,615      $4,259
EQ/Equity 500 Index                                         N/A       $1,408     $2,040      $3,111
EQ/Evergreen International Bond                             N/A       $1,570     $2,305      $3,651
EQ/Evergreen Omega                                          N/A       $1,549     $2,272      $3,584
EQ/FI Mid Cap                                               N/A       $1,540     $2,257      $3,555



----------------------------------------------------------------------------------------------------
                                                        If you do not surrender your contract at the
                                                              end of the applicable time period
----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:                                    1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $  367     $1,115     $1,883     $3,895
AXA Conservative Allocation                               $  346     $1,053     $1,783     $3,708
AXA Conservative-Plus Allocation                          $  347     $1,056     $1,788     $3,717
AXA Moderate Allocation                                   $  352     $1,072     $1,813     $3,764
AXA Moderate-Plus Allocation                              $  359     $1,093     $1,848     $3,830
Multimanager Aggressive Equity*                           $  326     $  995     $1,687     $3,526
Multimanager Core Bond*                                   $  323     $  985     $1,672     $3,497
Multimanager Health Care*                                 $  392     $1,189     $2,002     $4,116
Multimanager High Yield*                                  $  322     $  982     $1,667     $3,487
Multimanager International Equity*                        $  376     $1,143     $1,928     $3,979
Multimanager Large Cap Core Equity*                       $  357     $1,087     $1,838     $3,811
Multimanager Large Cap Growth*                            $  359     $1,093     $1,848     $3,830
Multimanager Large Cap Value*                             $  357     $1,087     $1,838     $3,811
Multimanager Mid Cap Growth*                              $  379     $1,152     $1,943     $4,006
Multimanager Mid Cap Value*                               $  382     $1,161     $1,958     $4,034
Multimanager Technology*                                  $  392     $1,189     $2,002     $4,116
Target 2015 Allocation                                    $1,135     $3,193     $4,998     $8,599
Target 2025 Allocation                                    $1,072     $3,035     $4,781     $8,342
Target 2035 Allocation                                    $1,310     $3,621     $5,572     $9,224
Target 2045 Allocation                                    $1,408     $3,852     $5,872     $9,520
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         $  305     $  932     $1,585     $3,330
EQ/AllianceBernstein Growth and Income++                  $  313     $  957     $1,626     $3,409
EQ/AllianceBernstein Intermediate Government Securities   $  309     $  945     $1,605     $3,370
EQ/AllianceBernstein International                        $  337     $1,029     $1,743     $3,632
EQ/AllianceBernstein Large Cap Growth                     $  348     $1,060     $1,793     $3,727
EQ/AllianceBernstein Quality Bond                         $  309     $  945     $1,605     $3,370
EQ/AllianceBernstein Small Cap Growth                     $  333     $1,016     $1,722     $3,593
EQ/AllianceBernstein Value                                $  318     $  973     $1,651     $3,458
EQ/Ariel Appreciation II                                  $  374     $1,136     $1,918     $3,960
EQ/AXA Rosenberg Value Long/Short Equity                  $  540     $1,613     $2,678     $5,303
EQ/BlackRock Basic Value Equity*                          $  314     $  960     $1,631     $3,419
EQ/BlackRock International Value*                         $  350     $1,066     $1,803     $3,746
EQ/Boston Advisors Equity Income                          $  336     $1,026     $1,738     $3,622
EQ/Calvert Socially Responsible                           $  336     $1,026     $1,738     $3,622
EQ/Capital Guardian Growth                                $  327     $  998     $1,692     $3,535
EQ/Capital Guardian International+                        $  351     $1,069     $1,808     $3,755
EQ/Capital Guardian Research                              $  324     $  988     $1,677     $3,506
EQ/Capital Guardian U.S. Equity++                         $  324     $  988     $1,677     $3,506
EQ/Caywood-Scholl High Yield Bond                         $  324     $  988     $1,677     $3,506
EQ/Davis New York Venture**                               $  409     $1,237     $2,081     $4,259
EQ/Equity 500 Index                                       $  282     $  864     $1,472     $3,111
EQ/Evergreen International Bond                           $  339     $1,035     $1,753     $3,651
EQ/Evergreen Omega                                        $  332     $1,013     $1,717     $3,584
EQ/FI Mid Cap                                             $  329     $1,004     $1,702     $3,555
----------------------------------------------------------------------------------------------------


16 Fee table

--------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                                of the applicable time period
--------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                                     $  851     $1,549     $2,272      $3,584
EQ/Franklin Income                                       $  893     $1,672     $2,470      $3,979
EQ/Franklin Small Cap Value                              $1,054     $2,134     $3,204      $5,350
EQ/Franklin Templeton Founding Strategy**                $  897     $1,686     $2,494      $4,024
EQ/GAMCO Mergers and Acquisitions                        $  888     $1,657     $2,447      $3,932
EQ/GAMCO Small Company Value                             $  857     $1,567     $2,300      $3,641
EQ/International Growth                                  $  885     $1,649     $2,433      $3,905
EQ/Janus Large Cap Growth++                              $  870     $1,605     $2,362      $3,764
EQ/JPMorgan Core Bond                                    $  824     $1,470     $2,142      $3,321
EQ/JPMorgan Value Opportunities                          $  841     $1,520     $2,224      $3,487
EQ/Legg Mason Value Equity                               $  852     $1,552     $2,276      $3,593
EQ/Long Term Bond                                        $  823     $1,467     $2,137      $3,311
EQ/Lord Abbett Growth and Income                         $  866     $1,593     $2,343      $3,727
EQ/Lord Abbett Large Cap Core                            $  871     $1,608     $2,367      $3,774
EQ/Lord Abbett Mid Cap Value                             $  853     $1,555     $2,281      $3,603
EQ/Marsico Focus                                         $  863     $1,584     $2,329      $3,698
EQ/MFS Emerging Growth Companies+                        $  845     $1,532     $2,243      $3,526
EQ/MFS Investors Trust+                                  $  841     $1,520     $2,224      $3,487
EQ/Money Market                                          $  812     $1,435     $2,084      $3,201
EQ/Montag & Caldwell Growth                              $  856     $1,564     $2,295      $3,632
EQ/Mutual Shares                                         $  904     $1,707     $2,527      $4,088
EQ/Oppenheimer Global                                    $  990     $1,953     $2,921      $4,836
EQ/Oppenheimer Main Street Opportunity**                 $1,007     $2,002     $2,997      $4,976
EQ/Oppenheimer Main Street Small Cap                     $1,002     $1,987     $2,974      $4,935
EQ/PIMCO Real Return                                     $  838     $1,511     $2,209      $3,458
EQ/Short Duration Bond                                   $  822     $1,464     $2,132      $3,301
EQ/Small Cap Value+                                      $  853     $1,555     $2,281      $3,603
EQ/Small Company Growth+                                 $  882     $1,640     $2,419      $3,877
EQ/Small Company Index                                   $  807     $1,420     $2,059      $3,151
EQ/TCW Equity++                                          $  861     $1,579     $2,319      $3,679
EQ/Templeton Growth                                      $  923     $1,761     $2,615      $4,259
EQ/UBS Growth and Income                                 $  857     $1,567     $2,300      $3,641
EQ/Van Kampen Comstock                                   $  849     $1,543     $2,262      $3,564
EQ/Van Kampen Emerging Markets Equity                    $  916     $1,741     $2,583      $4,197
EQ/Van Kampen Mid Cap Growth                             $  858     $1,570     $2,305      $3,651
EQ/Wells Fargo Montgomery Small Cap++                    $  891     $1,666     $2,461      $3,960
--------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                           $  876     $1,622     $2,390      $3,821

----------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end of the
                                                         applicable time period and select a non-life
                                                           contingent period certain annuity option
                                                                   with less than ten years.
----------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                                      N/A       $1,549     $2,272      $3,584
EQ/Franklin Income                                        N/A       $1,672     $2,470      $3,979
EQ/Franklin Small Cap Value                               N/A       $2,134     $3,204      $5,350
EQ/Franklin Templeton Founding Strategy**                 N/A       $1,686     $2,494      $4,024
EQ/GAMCO Mergers and Acquisitions                         N/A       $1,657     $2,447      $3,932
EQ/GAMCO Small Company Value                              N/A       $1,567     $2,300      $3,641
EQ/International Growth                                   N/A       $1,649     $2,433      $3,905
EQ/Janus Large Cap Growth++                               N/A       $1,605     $2,362      $3,764
EQ/JPMorgan Core Bond                                     N/A       $1,470     $2,142      $3,321
EQ/JPMorgan Value Opportunities                           N/A       $1,520     $2,224      $3,487
EQ/Legg Mason Value Equity                                N/A       $1,552     $2,276      $3,593
EQ/Long Term Bond                                         N/A       $1,467     $2,137      $3,311
EQ/Lord Abbett Growth and Income                          N/A       $1,593     $2,343      $3,727
EQ/Lord Abbett Large Cap Core                             N/A       $1,608     $2,367      $3,774
EQ/Lord Abbett Mid Cap Value                              N/A       $1,555     $2,281      $3,603
EQ/Marsico Focus                                          N/A       $1,584     $2,329      $3,698
EQ/MFS Emerging Growth Companies+                         N/A       $1,532     $2,243      $3,526
EQ/MFS Investors Trust+                                   N/A       $1,520     $2,224      $3,487
EQ/Money Market                                           N/A       $1,435     $2,084      $3,201
EQ/Montag & Caldwell Growth                               N/A       $1,564     $2,295      $3,632
EQ/Mutual Shares                                          N/A       $1,707     $2,527      $4,088
EQ/Oppenheimer Global                                     N/A       $1,953     $2,921      $4,836
EQ/Oppenheimer Main Street Opportunity**                  N/A       $2,002     $2,997      $4,976
EQ/Oppenheimer Main Street Small Cap                      N/A       $1,987     $2,974      $4,935
EQ/PIMCO Real Return                                      N/A       $1,511     $2,209      $3,458
EQ/Short Duration Bond                                    N/A       $1,464     $2,132      $3,301
EQ/Small Cap Value+                                       N/A       $1,555     $2,281      $3,603
EQ/Small Company Growth+                                  N/A       $1,640     $2,419      $3,877
EQ/Small Company Index                                    N/A       $1,420     $2,059      $3,151
EQ/TCW Equity++                                           N/A       $1,579     $2,319      $3,679
EQ/Templeton Growth                                       N/A       $1,761     $2,615      $4,259
EQ/UBS Growth and Income                                  N/A       $1,567     $2,300      $3,641
EQ/Van Kampen Comstock                                    N/A       $1,543     $2,262      $3,564
EQ/Van Kampen Emerging Markets Equity                     N/A       $1,741     $2,583      $4,197
EQ/Van Kampen Mid Cap Growth                              N/A       $1,570     $2,305      $3,651
EQ/Wells Fargo Montgomery Small Cap++                     N/A       $1,666     $2,461      $3,960
----------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                            N/A       $1,622     $2,390      $3,821


--------------------------------------------------------------------------------------------------
                                                         If you do not surrender your contract at
                                                          the end of the applicable time period
--------------------------------------------------------------------------------------------------
                                                          1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/FI Mid Cap Value+                                       $332     $1,013     $1,717     $3,584
EQ/Franklin Income                                         $376     $1,143     $1,928     $3,979
EQ/Franklin Small Cap Value                                $546     $1,631     $2,706     $5,350
EQ/Franklin Templeton Founding Strategy**                  $381     $1,158     $1,953     $4,024
EQ/GAMCO Mergers and Acquisitions                          $371     $1,127     $1,903     $3,932
EQ/GAMCO Small Company Value                               $338     $1,032     $1,748     $3,641
EQ/International Growth                                    $368     $1,118     $1,888     $3,905
EQ/Janus Large Cap Growth++                                $352     $1,072     $1,813     $3,764
EQ/JPMorgan Core Bond                                      $304     $  929     $1,580     $3,321
EQ/JPMorgan Value Opportunities                            $322     $  982     $1,667     $3,487
EQ/Legg Mason Value Equity                                 $333     $1,016     $1,722     $3,593
EQ/Long Term Bond                                          $303     $  926     $1,575     $3,311
EQ/Lord Abbett Growth and Income                           $348     $1,060     $1,793     $3,727
EQ/Lord Abbett Large Cap Core                              $353     $1,075     $1,818     $3,774
EQ/Lord Abbett Mid Cap Value                               $334     $1,019     $1,727     $3,603
EQ/Marsico Focus                                           $345     $1,050     $1,778     $3,698
EQ/MFS Emerging Growth Companies+                          $326     $  995     $1,687     $3,526
EQ/MFS Investors Trust+                                    $322     $  982     $1,667     $3,487
EQ/Money Market                                            $291     $  892     $1,518     $3,201
EQ/Montag & Caldwell Growth                                $337     $1,029     $1,743     $3,632
EQ/Mutual Shares                                           $389     $1,179     $1,988     $4,088
EQ/Oppenheimer Global                                      $479     $1,440     $2,405     $4,836
EQ/Oppenheimer Main Street Opportunity**                   $497     $1,491     $2,486     $4,976
EQ/Oppenheimer Main Street Small Cap                       $492     $1,476     $2,462     $4,935
EQ/PIMCO Real Return                                       $318     $  973     $1,651     $3,458
EQ/Short Duration Bond                                     $302     $  923     $1,569     $3,301
EQ/Small Cap Value+                                        $334     $1,019     $1,727     $3,603
EQ/Small Company Growth+                                   $365     $1,109     $1,873     $3,877
EQ/Small Company Index                                     $286     $  876     $1,492     $3,151
EQ/TCW Equity++                                            $343     $1,044     $1,768     $3,679
EQ/Templeton Growth                                        $409     $1,237     $2,081     $4,259
EQ/UBS Growth and Income                                   $338     $1,032     $1,748     $3,641
EQ/Van Kampen Comstock                                     $330     $1,007     $1,707     $3,564
EQ/Van Kampen Emerging Markets Equity                      $401     $1,216     $2,047     $4,197
EQ/Van Kampen Mid Cap Growth                               $339     $1,035     $1,753     $3,651
EQ/Wells Fargo Montgomery Small Cap++                      $374     $1,136     $1,918     $3,960
--------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                             $358     $1,090     $1,843     $3,821






* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "About the Portfolios of the Trusts" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio, subject to regulatory approval.


                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2006.



18 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                  Available for
                  annuitant issue   Minimum              Source of                              Limitations on
 Contract type    ages              contributions        contributions                          contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ                 0 through 85     $1,000 (initial)      o  After-tax money.                   o   For annuitants up to age 83 at
                                    $50 (additional)                                                contract issue, additional
                                                          o  Paid to us by check or transfer        contributions may be made up to
                                                             of contract value in a tax             age 84.
                                                             deferred exchange under Section
                                                             1035 of the Internal Revenue       o   For annuitants age 84 through
                                                             Code.                                  85 at contract issue,
                                                                                                    additional contributions may be
                                                          o  Paid to us by an employer who          made up to one year beyond the
                                                             establishes a payroll                  annuitant's issue age.
                                                             deduction program.
-----------------------------------------------------------------------------------------------------------------------------------
Traditional IRA   0 through 85     $50 (initial and       o   "Regular" traditional IRA         o   For annuitants up to age 83 at
                                   additional)                contributions either made by          contract issue, additional
                                                              you or paid to us by an               contributions (rollover or
                                                              employer who establishes a            direct transfer) may be made up
                                                              payroll deduction program.            to age 84.

                                                          o   Additional catch-up
                                                              contributions.                    o   For annuitants age 84 through
                                                                                                    85 at contract issue,
                                                          o   Eligible rollover distributions       additional contributions
                                                              from contracts or other 403(b)        (rollover or direct transfer)
                                                              arrangements, qualified plans         may be made TSA up to one year
                                                              and governmental employer EDC         beyond the annuitant's issue
                                                              plans.                                age.

                                                          o   Rollovers from another            o   Regular IRA contributions may
                                                              traditional individual                not exceed $4,000 for 2007 and
                                                              retirement arrangement.               $5,000 for 2008.

                                                          o   Direct custodian-to-custodian     o   No regular IRA contributions in
                                                              transfers from other                  the calendar year you turn
                                                              traditional individual retire-        age 70-1/2 and thereafter.
                                                              ment arrangements.
                                                                                                o   Rollover and direct transfer
                                                                                                    contributions after age 70-1/2
                                                                                                    must be net of required minimum
                                                                                                    distributions.

                                                                                                o   Although we accept rollover and
                                                                                                    direct transfer contributions
                                                                                                    under the traditional IRA
                                                                                                    contracts, we intend that these
                                                                                                    contracts be used for ongoing
                                                                                                    regular contributions.

                                                                                                o   Additional catch-up
                                                                                                    contributions of up to $1,000
                                                                                                    per calendar year if the owner
                                                                                                    is at least age 50 but under
                                                                                                    age 70-1/2 at any time during
                                                                                                    the calendar year for which the
                                                                                                    contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------





                                               Contract features and benefits 19




-----------------------------------------------------------------------------------------------------------------------------------
                  Available for
                  annuitant issue    Minimum            Source of                             Limitations on
 Contract type    ages               contributions      contributions                         contributions
-----------------------------------------------------------------------------------------------------------------------------------
Roth IRA           0 through 85      $50 (initial and   o   Regular after-tax contributions    o   For annuitants up to age 83 at
                                     additional)            either made by you or paid to          contract issue, additional
                                                            us by an employer who                  contributions may be made up to
                                                            establishes a payroll deduction        age 84.
                                                            program.
                                                                                               o   For annuitants age 84 through
                                                        o   Rollovers from another Roth            85 at contract issue,
                                                            IRA.                                   additional contributions may be
                                                                                                   made up to one year beyond the
                                                        o   Rollovers from a "designated           annuitant's issue age.
                                                            Roth contribution account"
                                                            under a 401(k) plan or 403(b)      o   Regular Roth IRA contributions
                                                            arrangement.                           may not exceed $4,000 for 2007
                                                                                                   and $5,000 for 2008.
                                                        o   Conversion rollovers from a
                                                            traditional IRA.                   o   Contributions are subject to
                                                                                                   income limits and other tax
                                                        o   Direct transfers from another          rules. See "Contributions to
                                                            Roth IRA.                              Roth IRAs -- Tax information"
                                                                                                   later in this prospectus.
                                                        o   Additional catch-up
                                                            contributions.                     o   Additional catch-up
                                                                                                   contributions of up to $1,000
                                                                                                   per calendar year if the owner
                                                                                                   is at least age 50 at any time
                                                                                                   during the calendar year for
                                                                                                   which the contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0 through 70       o $5,000          o   Direct custodian-to-custodian      o   Any additional contributions
(traditional IRA                        (initial)           transfers of your interest as          must be from the same type of
or Roth IRA)                                                death beneficiary of the               IRA of the same deceased owner.
                                      o $1,000              deceased owner's traditional
                                        (additional)        individual retirement              o   Non-spousal beneficiary direct
                                                            arrangement or Roth                    rollover contributions from
                                                            IRA to an IRA of the same type.        qualified plans, 403(b)
                                                                                                   arrangements and governmental
                                                                                                   employer 457(b) plans may be
                                                                                                   made to a traditional inherited
                                                                                                   IRA contract under specified
                                                                                                   circumstances.

-----------------------------------------------------------------------------------------------------------------------------------





See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited, see "Dates and prices at which contract events occur" under "More information" later in this prospectus.



20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under traditional and Roth IRA contracts, the owner and annuitant must be the same person. For owner and annuitant requirements for Inherited IRA, see "Inherited IRA beneficiary continuation contract" later in this prospectus.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The methods of payment are discussed in detail under "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as EQUI-VEST(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable-
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY(1)
                                                                                         o ClearBridge Advisors, LLC

                                                                                         o Legg Mason Capital Management, Inc.

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND(2)     To seek a balance of a high current income and capital     o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                         o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE(3)   Long-term growth of capital.                               o A I M Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(4)    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC

                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY(5)
                                                                                         o JPMorgan Investment Management Inc.

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------



22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                  applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY(6)
                                                                                         o Janus Capital Management LLC

                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                               o RCM Capital Management LLC
 GROWTH(7)
                                                                                         o TCW Investment Management Company

                                                                                         o T. Rowe Price Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                               o AllianceBernstein L.P.
 VALUE(8)
                                                                                         o Institutional Capital LLC

                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP          Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH(9)
                                                                                         o Franklin Advisers, Inc.

                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP          Long-term growth of capital.                               o AXA Rosenberg Investment Management LLC
 VALUE(10)
                                                                                         o TCW Investment Management Company

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY(11)   Long-term growth of capital.                               o Firsthand Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION        Seeks the highest total return over time consistent with   o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION        Seeks the highest total return over time consistent with   o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION        Seeks the highest total return over time consistent with   o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION        Seeks the highest total return over time consistent with   o AXA Equitable
                              its asset mix. Total return includes capital growth and
                              income.
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                       Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN COM-     Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 MON STOCK
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN GROWTH   Seeks to provide a high total return.                      o AllianceBernstein L.P.
 AND INCOME(++)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTER-   Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
 MEDIATE GOVERNMENT           relative stability of principal.
 SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTER-   Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 NATIONAL
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                Objective                                               applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE       Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN QUALITY     Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 BOND                            moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL       Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE       Seeks capital appreciation.                             o AllianceBernstein L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE           Seeks to increase value through bull markets and bear   o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY               markets using strategies that are designed to limit
                                 exposure to general equity market risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE         Seeks capital appreciation and secondarily, income.     o BlackRock Investment Management, LLC
 EQUITY(12)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL       Seeks to provide current income and long-term           o BlackRock Investment Management Interna-
 VALUE(13)                       growth of income, accompanied by growth of capital.       tional Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve     o Boston Advisors, LLC
 INCOME                          an above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             o Bridgeway Capital Management, Inc.

-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL(**)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 EQUITY(++)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH           Seeks to maximize current income.                       o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE(+)     Seeks long-term growth of capital.                      o Davis Selected Advisers, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX              Seeks a total return before expenses that approximates  o AllianceBernstein L.P.
                                 the total return performance of the S&P 500 Index,
                                 including reinvestment of dividends, at a risk level
                                 consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL       Seeks capital growth and current income.                o Evergreen Investment Management
 BOND                                                                                      Company, LLC
                                                                                         o First International Fund Advisors (dba
                                                                                           "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA               Seeks long-term capital growth.                         o Evergreen Investment Management
                                                                                           Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                    Seeks long-term growth of capital.                      o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE(**)          Seeks long-term capital appreciation.                   o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN INCOME             Seeks to maximize income while maintaining prospects       o Franklin Advisers, Inc.
                               for capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL CAP VALUE    Seeks long-term total return.                              o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON          Primarily seeks capital appreciation and secondarily seeks o AXA Equitable
 FOUNDING STRATEGY(+)          income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                     o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                    o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                     o MFS Investment Management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH(++)  Seeks long-term growth of capital.                         o Janus Capital Management LLC(++)
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with mod-  o JPMorgan Investment Management Inc.
                               erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                         o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation          o BlackRock Financial Management, Inc.
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without          o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-     o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                      o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES(**)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST(**)     Seeks long-term growth of capital with a secondary         o MFS Investment Management
                               objective to seek reasonable current income. For purposes
                               of this Portfolio, the words "reasonable current income"
                               mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve   o The Dreyfus Corporation
                               its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL SHARES              Seeks capital appreciation, which may occasionally be      o Franklin Mutual Advisers, LLC
                               short-term, and secondarily, income.

------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL          Seeks capital appreciation.                                o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET     Seeks long-term capital appreciation.                      o OppenheimerFunds, Inc.
 OPPORTUNITY(+)
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET     Seeks capital appreciation.                                o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                  applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent with preservation      o Pacific Investment Management Company,
                              of real capital and prudent investment management.            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of principal.  o BlackRock Financial Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)        Seeks capital appreciation.                                 o Lazard Asset Management LLC
                                                                                          o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)   Seeks to achieve capital appreciation.                      o Bear Stearns Asset Management Inc.
                                                                                          o Eagle Asset Management, Inc.
                                                                                          o Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(++)             Seeks to achieve long-term capital appreciation.            o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GROWTH           Seeks long-term capital growth.                             o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME      Seeks to achieve total return through capital appreciation  o UBS Global Asset Management
                              with income as a secondary consideration.                     (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Capital growth and income.                                  o Morgan Stanley Investment
                                                                                            Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.                       o Morgan Stanley Investment
 MARKETS EQUITY                                                                             Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Capital growth.                                             o Morgan Stanley Investment
 GROWTH                                                                                     Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.                       o Wells Capital Management, Inc.
 SMALL CAP(++)
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Objective                                                   Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE --           Seeks to provide above average current income and long-
 CLASS II(++)                 term capital appreciation by investing primarily in equity  o  Van Kampen (is the name under which
                              securities of companies in the U.S. real estate industry,      Morgan Stanley Investment Management,
                              including real estate investment trusts.                       Inc. does business in certain
                                                                                             situations)


------------------------------------------------------------------------------------------------------------------------------------



(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007. The number in the "FN" column corresponds with the number contained in the table above.




-------------------------------------------------
 FN          Portfolio Name until May 29, 2007
-------------------------------------------------
 (1)        AXA Premier VIP Aggressive Equity
 (2)        AXA Premier VIP Core Bond
 (3)        AXA Premier VIP Health Care
 (4)        AXA Premier VIP High Yield
 (5)        AXA Premier VIP International Equity
 (6)        AXA Premier VIP Large Cap Core Equity
 (7)        AXA Premier VIP Large Cap Growth
 (8)        AXA Premier VIP Large Cap Value
 (9)        AXA Premier VIP Mid Cap Growth
(10)        AXA Premier VIP Mid Cap Value
(11)        AXA Premier VIP Technology
(12)        EQ/Mercury Basic Value Equity
(13)        EQ/Mercury International Value
-------------------------------------------------



(**) This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.


26    Contract features and benefits

(+) This investment option will be available on or about May 29, 2007, subject to regulatory approval.

(++) Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.



                                               Contract features and benefits 27

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)   the minimum interest rate guaranteed over the life of the contract,

(2)   the annual minimum guaranteed interest rate for the calendar year, and

(3)   the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The annual minimum guaranteed interest rate for 2007 is 3.00%. Depending on the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.0% to 3.0%. The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state. Current rates will never be less than the annual minimum guaranteed interest rate.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued on or after August 13, 2001 in Washington. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15 for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for annuitant ages 76 and above. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o   the rate to maturity is 3%; or

o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)   withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007, the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More Information," later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)   the length of time remaining until the maturity date.

28  Contract features and benefits

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.


SELECTING YOUR INVESTMENT METHOD

You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you can transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate contributions to or transfer amounts into the variable investment options in group "B" (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.




----------------------------------------------------------------------------------------
                                 Investment Options
----------------------------------------------------------------------------------------
                                          A
----------------------------------------------------------------------------------------
o Guaranteed Interest Option
----------------------------------------------------------------------------------------
  Domestic stocks
----------------------------------------------------------------------------------------
o AXA Aggressive Allocation                       o EQ/Lord Abbett Large Cap Core
o AXA Moderate-Plus Allocation                    o EQ/Lord Abbett Mid Cap Value
o EQ/AllianceBernstein Common Stock               o EQ/Marsico Focus
o EQ/AllianceBernstein Growth and                 o EQ/MFS Emerging Growth Companies+
  Income++                                        o EQ/MFS Investors Trust+
o EQ/AllianceBernstein Large Cap                  o EQ/Montag & Caldwell Growth
  Growth                                          o EQ/Mutual Shares
o EQ/AllianceBernstein Small Cap                  o EQ/Oppenheimer Main Street
  Growth                                            Opportunity**
o EQ/AllianceBernstein Value                      o EQ/Oppenheimer Main Street Small
o EQ/Ariel Appreciation II                          Cap
o EQ/AXA Rosenberg Value Long/Short               o EQ/Small Cap Value+
  Equity                                          o EQ/Small Company Growth+
o EQ/BlackRock Basic Value Equity*                o EQ/Small Company Index
o EQ/Boston Advisors Equity Income                o EQ/TCW Equity++
o EQ/Calvert Socially Responsible                 o EQ/Templeton Growth
o EQ/Capital Guardian Growth                      o EQ/UBS Growth and Income
o EQ/Capital Guardian Research                    o EQ/Van Kampen Comstock
o EQ/Capital Guardian U.S. Equity++               o EQ/Van Kampen Mid Cap Growth
o EQ/Davis New York Venture**                     o EQ/Wells Fargo Montgomery Small
o EQ/Equity 500 Index                               Cap++
o EQ/Evergreen Omega                              o Multimanager Aggressive Equity*
o EQ/FI Mid Cap                                   o Multimanager Health Care*
o EQ/FI Mid Cap Value+                            o Multimanager Large Cap Core Equity*
o EQ/Franklin Small Cap Value                     o Multimanager Large Cap Growth*
o EQ/Franklin Templeton Founding                  o Multimanager Large Cap Value*
  Strategy**                                      o Multimanager Mid Cap Growth*
o EQ/GAMCO Mergers and Acquisitions               o Multimanager Mid Cap Value*
o EQ/GAMCO Small Company Value                    o Multimanager Technology*
o EQ/Janus Large Cap Growth++                     o Target 2015 Allocation(1)
o EQ/JPMorgan Value Opportunities                 o Target 2025 Allocation(1)
o EQ/Legg Mason Value Equity                      o Target 2035 Allocation(1)
o EQ/Lord Abbett Growth and Income                o Target 2045 Allocation(1)
                                                  o U.S. Real Estate--Class II++
----------------------------------------------------------------------------------------
 International stocks
----------------------------------------------------------------------------------------
o EQ/AllianceBernstein International               o EQ/Oppenheimer Global
o EQ/BlackRock International Value*                o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+                 Equity
o EQ/International Growth                          o Multimanager International Equity*
----------------------------------------------------------------------------------------
  Balanced/hybrid
----------------------------------------------------------------------------------------
o AXA Moderate Allocation
----------------------------------------------------------------------------------------
                                          B
----------------------------------------------------------------------------------------
 Fixed income
----------------------------------------------------------------------------------------
o AXA Conservative Allocation                       o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation                  o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate                 o EQ/Money Market
  Government Securities                             o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond                 o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond                 o Multimanager Core Bond*
o EQ/Evergreen International Bond                   o Multimanager High Yield*
o EQ/Franklin Income
----------------------------------------------------------------------------------------
 Fixed maturity options
----------------------------------------------------------------------------------------
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates." Fixed maturity options are only available in states where approved.
----------------------------------------------------------------------------------------



(1) Since these investment options, collectively, the "Target Allocation investment options," as they approach their respective target dates, and thereafter, are expected to invest more heavily in fixed income securities, we reserve the right to make them group "B" investment options at or after their respective target dates. Please note that if you select the "Maximum transfer flexibility" method, and have included any of the Target Allocation investment options among your investment options, you will be deemed to have changed to the "maximum investment options choice" method. If you select the "maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

* This is the investment option's new name effective on or about May 29, 2007,



                                              Contract features and benefits  29
      subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.




ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value," later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


o PRINCIPAL ASSURANCE ALLOCATION. Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2007 you chose the fixed maturity option with a maturity date of June 15, 2016, since the rate to maturity was 4.30% on February 15, 2007, we would have allocated $6,750 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an EQUI-VEST traditional IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For an IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

We may require that you wait six months before you apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


30  Contract features and benefits

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST(SM) Roth IRA Re-Characterization Form."



DEATH BENEFIT

Your contract provides a death benefit. If you do not elect the ratcheted death benefit described below, the death benefit is equal to the greater of (i) the account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment or (ii) the "standard death benefit." The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, and any taxes that apply. Depending upon the state where your contract is issued, each withdrawal you make will reduce the amount of your current standard death benefit on a pro rata basis, in the same manner as described under "Ratcheted death benefit" below.

If you elect the ratcheted death benefit, the death benefit is equal to the greater of:

(a) your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payments or

(b) the ratcheted death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply.


RATCHETED DEATH BENEFIT

For an additional fee, you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 85, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.

If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.

Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is not older than age 75 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.

See Appendix IV at the end of this prospectus for an example of how we calculate the death benefit.

Before purchasing the ratcheted death benefit for your IRA contract, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime Required Minimum Distribution ("RMD") requirements which begin after age 70-1/2 for this contract by taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your ratcheted death benefit and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing the ratcheted death benefit may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information see "Contract features and benefits" and "Tax information" later in this prospectus.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax Information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for traditional IRA and Roth IRA contracts" in "Payment of the death benefit" later in this prospectus. You should discuss with your tax adviser your own personal situation.

The Inherited traditional IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) arrangements and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or ben-



                                              Contract features and benefits  31
efit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited traditional IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and must be at least $5,000.


o Subsequent contributions of at least $1,000 are permitted, but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited traditional IRA contract.


o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described under "Withdrawal charge" in "Charges and expenses," later in this prospectus.

o The following features mentioned in the prospectus are not available under the inherited IRA beneficiary continuation contract: successor owner/annuitant, automatic investment program and systematic withdrawals.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply. If you had elected the ratcheted death benefit, it will no longer be in effect and charges for such benefit will stop.

32  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrender of your contract to receive its cash value" in "Accessing your money" later in this prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)   increased to reflect subsequent contributions;


(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, we will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



                                           Determining your contract's value  33

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.



o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. As of February 15, 2007, all maturities were available. You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2)   the dollar amounts to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,


34 Transferring your money among investment options which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.


Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.


The fixed-dollar and the interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.



                            Transferring your money among investment options  35

WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.


REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among the variable investment options (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.


36  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.



--------------------------------------------------------------
                             Method of Withdrawal
                                                    Minimum
      Contract         Partial      Systematic   distribution
--------------------------------------------------------------
NQ                     Yes            Yes             No
traditional IRA        Yes            Yes             Yes
Roth IRA               Yes            Yes             No
--------------------------------------------------------------


PARTIAL WITHDRAWALS
(All Contracts)


You may take partial withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrender of your contract to receive its cash value" below.

Partial withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge (see "15% free withdrawal amount" in "Charges and expenses" later in this prospectus).


SYSTEMATIC WITHDRAWALS
(All Contracts except inherited IRA)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)   you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA contracts -- See "Tax information" later in this prospectus)


We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Required minimum distributions" under "Individual retirement arrangements ("IRAs")" in "Tax information" later in this prospectus. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70-1/2 or in any later year. To elect this option, you must have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution


                                                        Accessing your money  37
withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 15% free withdrawal amount.

--------------------------------------------------------------------------------
We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 70--1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.



AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a traditional IRA contract, you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your traditional IRA contract directly into an existing EQUI-VEST(SM) NQ or Roth IRA or an existing EQUI-VEST(SM) Express(SM) NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs. See "Tax information" later in this prospectus.



DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you are alive, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information" later in this prospectus.


TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.



YOUR ANNUITY PAYOUT OPTIONS


EQUI-VEST(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


38  Accessing your money

ANNUITY PAYOUT OPTIONS




-------------------------------------------------------------------------
Fixed annuity payout options          o Life annuity
                                      o Life annuity with period
                                        certain
                                      o Life annuity with refund
                                        certain
                                      o Period certain annuity
-------------------------------------------------------------------------
Variable Immediate Annuity payout     o Life annuity (not available in
   options (as described in a sepa-     New York)
   rate prospectus for this option)   o Life annuity with period
                                        certain
-------------------------------------------------------------------------



o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We may offer other payout options not outlined here. Your financial professional can provide details.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(SM) contract date. You can change the date your annuity payments are to begin any time before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option.


The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday and for contracts issued in New York is:

(i) The contract date anniversary that follows the annuitant's 90th birthday if the annuitant was not older than age 80 when the contract was issued; and

(ii) The contract date anniversary that is 10 years after the date the contract was issued if the annuitant was ages 81 through 85 when the contract was issued.

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers among the variable investment options if a variable annuity is selected.


We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts such (as monthly) because of the increased administrative expenses associated with more frequent payouts. Also,



                                                        Accessing your money  39
in general, the longer the period over which we expect to make payments, the lower will be your payment each year.


The amount of the annuity payments will depend on:

(1)   the amount applied to purchase the annuity;

(2)   the type of annuity chosen, and whether it is fixed or variable;


(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)   in certain instances, the sex of the annuitant(s).


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


Please see Appendix V later in this prospectus for state variations.

EQUI-VEST(SM) AT RETIREMENT(SM)

If you have a traditional IRA, Roth IRA, QP IRA, or NQ contract, you may be eligible to convert your EQUI-VEST(SM) contract to a new EQUI-VEST(SM) At Retirement(SM) contract. EQUI-VEST(SM) At Retirement(SM) is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. The EQUI-VEST(SM) At Retirement(SM) contract has no withdrawal charges.

At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(SM) contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. The written application for the new EQUI-VEST(SM) At Retirement(SM) contract must be received by our Processing Office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(SM) At Retirement(SM) contract and its benefits, including the charges for such benefits are described in a separate prospectus.



40  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year -- an annual administrative charge, if applicable

o   Charge for third-party transfer or exchange


o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge, if applicable


o   A ratcheted death benefit charge, if you elect the benefit


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. A variable immediate annuity administrative fee may also apply.


More information about these charges appears below.

We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the standard death benefit. The daily charge is currently equivalent to an annual rate of 0.95% (1.65% maximum) of the net assets in each variable investment option.

The mortality risk we assume is that annuitants (as a group) will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is that it will cost us more to issue and administer contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is currently equivalent to an annual rate of 0.25% (0.35% maximum) of net assets in each variable investment option.


TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES

The current total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfair or discriminatory.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is currently $30 for contract years three or later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual, basis.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually


                                                        Charges and expenses  41
owned EQUI-VEST(R) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(R) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(R) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of surrenders, we will pay you the greater of the following up to a maximum of the account value:

o the account value after any withdrawal charge has been imposed (cash value), or

o the 15% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information" later in this prospectus.

We may reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o   the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      --  it provides continuous room and board to three or more persons;

      --  it is supervised by a registered nurse or licensed practical nurse;

      --  it keeps daily medical records of each patient;

      --  it controls and records all medications dispensed; and

      --  its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted, or if the condition began within the 12 month period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may


42  Charges and expenses
be waived. Your financial professional can provide more information or you may contact our processing office.

For traditional IRA and Roth IRA contracts, the withdrawal charge also does not apply:

o   after six contract years and the annuitant is at least age 59-1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.


CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.



-------------------------------------------------------
   Declining scale            Alternative scale
-------------------------------------------------------
  Year of investment    Year of transfer within fixed
  in fixed maturity               maturity
       option*                     option*
-------------------------------------------------------
  Within year 1   6%          Within year 1        5%
-------------------------------------------------------
        2         6%                2              4%
-------------------------------------------------------
        3         5%                3              3%
-------------------------------------------------------
        4         4%                4              2%
-------------------------------------------------------
        5         3%                5              1%
-------------------------------------------------------
        6         2%          After year 5         0%
-------------------------------------------------------
   After year 6   0%   Not to exceed 1% times
                       the number of years
                       remaining in the fixed
                       maturity option, rounded
                       to the higher number of
                       years. In other words, if
                       4.3 years remain, it would
                       be a 5% charge.
-------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ or traditional IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made, the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to purchase a Variable Immediate Annuity payout option. This option may not be available at the time you elect to begin receiving annuity payouts or it may have a different charge.

OPTIONAL RATCHETED DEATH BENEFIT CHARGE

If you elect the optional ratcheted death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.15% of your account value on the contract date anniversary.


                                                        Charges and expenses  43

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment. See "About our fixed maturity options" in "More information" later in this prospectus.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.40%.

o   12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.


44  Charges and expenses

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are both the owner and the annuitant and your spouse is the sole primary beneficiary or the joint owner, the contract can be continued as discussed below under "Successor owner and annuitant." Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner and annuitant feature, we will increase the account value to equal your ratcheted (or minimum) death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. The minimum death benefit will continue to apply. In determining whether the ratcheted death benefit, if elected, will continue to grow, and to determine if contributions are permitted we will use your surviving spouse's age as of the date the successor owner and annuitant feature is effected.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed under "Beneficiary continuation option" below. The account value must be distributed no later than 5 years after the spouse's death.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds


                                                    Payment of death benefit  45
by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary must elect this feature by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under the contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the inherited annuity, may only be elected when the NQ contract owner dies before the date annuity payments are to begin, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section.

This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.


46  Payment of death benefit

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The minimum death benefit or the ratcheted death benefit, if applicable under your contract, will no longer be in effect and the charge for the ratcheted death benefit will stop.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. See "Taxation of nonqualified annuities" in "Tax information" later in this prospectus.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary that he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The account value will not be reset to the death benefit amount.

o The withdrawal charge schedule and free corridor amount on the contract will continue to be applied to any withdrawal or surrender other than scheduled payments.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceeds the free corridor amount. See "Withdrawal charge" in "Charges and expenses" earlier in this prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" above.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" above.


                                                    Payment of death benefit  47

7.  Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an annuity contract such as this one, or an IRA, custodial or trusteed account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(SM)'s choice of death benefits, selection of variable investment options, provision of a guaranteed interest option and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts. For this purpose, additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity


48  Tax information
payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o The owner and the annuitant are the same under the source contract and the EQUI-VEST(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the EQUI-VEST(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


Section 1035 exchanges are generally not available after the death of an owner.




SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion of the beneficiary continuation option for NQ contracts earlier in this prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.



The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken).


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account A. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account A. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life


                                                             Tax information  49
and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account A, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a large number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account A.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/ or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans.

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. We offer the EQUI-VEST(SM) contract in both traditional IRA and Roth IRA versions. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this prospectus. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


We have received an opinion letter from the IRS approving the respective forms of the EQUI-VEST(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the EQUI-VEST(SM) traditional and Roth IRA contracts.

AXA Equitable has applied for opinion letters from the IRS to approve the respective forms of nearly identical versions of the Inherited IRA beneficiary continuation contract for use as a traditional and Roth IRA, respectively. We do not know if and when any such approval may be granted.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel any version of the EQUI-VEST(SM) IRA contract (traditional IRA or Roth IRA) by following the directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this prospectus. You can cancel an EQUI-VEST(SM) Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST(SM) traditional IRA contract by following the instructions in the "EQUI-VEST(SM) Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or


o   tax-free "rollover" contributions; or

50  Tax information

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2007. For 2008, the amount is $5,000. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the taxable year in which you reach age 70-1/2 or any taxable year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for the taxable year 2007 and after.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for 2007 to any combination of traditional IRAs and Roth IRAs. For 2008, the amount is $10,000. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional
IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is being made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed above under "Limits on contributions." That is, for 2007 your fully deductible contribution can be up to $4,000, ($5,000 for 2008), or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2007 ($6,000 for 2008).


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


Cost of living indexing applies to the income limits to deductible contributions beginning in 2007.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2007, AGI between $52,000 and $62,000 after adjustment.)

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2007, AGI between $83,000 and $103,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000 (for 2007, AGI between $156,000 and $166,000 after adjustment.)


To determine the deductible amount of the contribution for 2007, for example, you determine AGI and subtract $52,000 if you are single, or $83,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum      equals    the adjusted
  ------------------       x         regular          =        deductible
 divided by $10,000              contribution amount        contribution for
                                   for the year              the year limit
                                  discussed above



ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000 ($52,000 after cost of living



                                                             Tax information  51
indexing beginning in 2007). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2007 and $5,000 for 2008). The dollar limit is $5,000 in 2007 ($6,000 for 2008) for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o governmental employer 457(b) plans, also referred to as "governmental employer EDC plans";

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.


There are two ways to do rollovers:


o  Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distribution is:

o   "a required minimum distribution" after age 70-1/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o   a hardship withdrawal; or

o   a corrective distribution which fits specified technical tax rules; or

o   a loan that is treated as a distribution; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty


52  Tax information
for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of payments" later in this prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spousal beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this



                                                             Tax information  53
by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2007 directly transferred to charitable organizations may be tax-free to IRA owners who are age 70-1/2 or older.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include enhanced death benefits. This could increase the amount required to be distributed from these contracts.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. If you do not elect one of these options, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount


54  Tax information
you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or


                                                             Tax information  55

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES ("ROTH IRAS")

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."


The EQUI-VEST(SM) Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.



CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o   tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.



REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2007 ($5,000 for 2008). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs. If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totalling up to $1,000 can be made for the taxable year 2007, and later years.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment beginning in 2007):

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2007, $166,000 after adjustment); or,

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2007, $114,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2007, between $156,000 and $166,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2007, between $99,000 and $114,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS?  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA ("tax-free rollover contribution");

56  Tax information

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement:

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds) in a taxable "conversion" rollover ("conversion contribution");


o   you may not make contributions to a Roth IRA from a qualified plan under
    Section 401(a) of the Internal Revenue Code or a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan until 2008. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made.


You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


The following rules apply until 2010: you cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion. The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

To recharacterize a contribution you must use our forms.

                                                             Tax information  57

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   Rollovers from a Roth IRA to another Roth IRA;

o   Direct transfers from a Roth IRA to another Roth IRA;

o   Qualified distributions from a Roth IRA; and

o   Return of excess contributions or amounts recharacterized to a traditional
    IRA.


QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain - with any custodian or issuer - are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2007 and the conversion contribution is made in 2008, the conversion contribution is treated as contributed prior to the other conversion contributions made in 2008.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions do not apply.

58  Tax information

REQUIRED MINIMUM DISTRIBUTION AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70-1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The guaranteed interest rate, which can range from 1.00% to 3.00%, is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


                                                             Tax information  59

Table I at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)
                                    TABLE I
                        ACCOUNT VALUES AND CASH VALUES
(ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING OF THE CONTRACT
                                     YEAR)

---------------------------------------- ------------------------------------------
        1.00% Minimum Guarantee                   1.00% Minimum Guarantee
---------------------------------------- ------------------------------------------
 Contract      Account         Cash       Contract      Account           Cash
 Year End       Value          Value      Year End       Value           Value
---------------------------------------- ------------------------------------------
      1    $    989.80    $    936.35       26      $ 29,196.26     $ 28,836.26
---------------------------------------- ------------------------------------------
      2    $  1,979.70    $  1,872.79       27      $ 30,498.22     $ 30,138.22
---------------------------------------- ------------------------------------------
      3    $  2,979.49    $  2,818.60       28      $ 31,813.20     $ 31,453.20
---------------------------------------- ------------------------------------------
      4    $  3,989.29    $  3,773.87       29      $ 33,141.33     $ 32,781.33
---------------------------------------- ------------------------------------------
      5    $  5,009.18    $  4,738.69       30      $ 34,482.75     $ 34,122.75
---------------------------------------- ------------------------------------------
      6    $  6,039.27    $  5,713.15       31      $ 35,837.57     $ 35,477.57
---------------------------------------- ------------------------------------------
      7    $  7,079.67    $  6,719.67       32      $ 37,205.95     $ 36,845.95
---------------------------------------- ------------------------------------------
      8    $  8,130.46    $  7,770.46       33      $ 38,588.01     $ 38,228.01
---------------------------------------- ------------------------------------------
      9    $  9,191.77    $  8,831.77       34      $ 39,983.89     $ 39,623.89
---------------------------------------- ------------------------------------------
     10    $ 10,263.69    $  9,903.69       35      $ 41,393.73     $ 41,033.73
---------------------------------------- ------------------------------------------
     11    $ 11,346.32    $ 10,986.32       36      $ 42,817.67     $ 42,457.67
---------------------------------------- ------------------------------------------
     12    $ 12,439.79    $ 12,079.79       37      $ 44,255.84     $ 43,895.84
---------------------------------------- ------------------------------------------
     13    $ 13,544.18    $ 13,184.18       38      $ 45,708.40     $ 45,348.40
---------------------------------------- ------------------------------------------
     14    $ 14,659.63    $ 14,299.63       39      $ 47,175.49     $ 46,815.49
---------------------------------------- ------------------------------------------
     15    $ 15,786.22    $ 15,426.22       40      $ 48,657.24     $ 48,297.24
---------------------------------------- ------------------------------------------
     16    $ 16,924.08    $ 16,564.08       41      $ 50,153.81     $ 49,793.81
---------------------------------------- ------------------------------------------
     17    $ 18,073.33    $ 17,713.33       42      $ 51,665.35     $ 51,305.35
---------------------------------------- ------------------------------------------
     18    $ 19,234.06    $ 18,874.06       43      $ 53,192.00     $ 52,832.00
---------------------------------------- ------------------------------------------
     19    $ 20,436.40    $ 20,076.40       44      $ 54,733.92     $ 54,373.92
---------------------------------------- ------------------------------------------
     20    $ 21,650.76    $ 21,290.76       45      $ 56,291.26     $ 55,931.26
---------------------------------------- ------------------------------------------
     21    $ 22,877.27    $ 22,517.27       46      $ 57,864.18     $ 57,504.18
---------------------------------------- ------------------------------------------
     22    $ 24,116.04    $ 23,756.04       47      $ 59,452.82     $ 59,092.82
---------------------------------------- ------------------------------------------
     23    $ 25,367.20    $ 25,007.20       48      $ 61,057.35     $ 60,697.35
---------------------------------------- ------------------------------------------
     24    $ 26,630.88    $ 26,270.88       49      $ 62,677.92     $ 62,317.92
---------------------------------------- ------------------------------------------
     25    $ 27,907.18    $ 27,547.18       50      $ 64,314.70     $ 63,954.70
---------------------------------------- ------------------------------------------

Table II at the guaranteed minimum rate of 1.00% (the rate may be higher in your state)
                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
    (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)

------------------------------------ ------------------------------------
      1.00% Minimum Guarantee              1.00% Minimum Guarantee
------------------------------------ ------------------------------------
 Contract     Account       Cash      Contract     Account       Cash
 Year End      Value        Value     Year End      Value        Value
---------------------------------------- --------------------------------
      1    $ 989.80     $ 936.35        26      $ 434.76     $ 434.76
------------------------------------ ------------------------------------
      2    $ 979.70     $ 926.80        27      $ 409.11     $ 409.11
------------------------------------ ------------------------------------
      3    $ 959.50     $ 907.69        28      $ 383.20     $ 383.20
------------------------------------ ------------------------------------
      4    $ 939.10     $ 888.38        29      $ 357.03     $ 357.03
------------------------------------ ------------------------------------
      5    $ 918.49     $ 868.89        30      $ 330.60     $ 330.60
------------------------------------ ------------------------------------
      6    $ 897.67     $ 849.20        31      $ 303.91     $ 303.91
------------------------------------ ------------------------------------
      7    $ 876.65     $ 876.65        32      $ 276.95     $ 276.95
------------------------------------ ------------------------------------
      8    $ 855.42     $ 855.42        33      $ 249.72     $ 249.72
------------------------------------ ------------------------------------
      9    $ 833.97     $ 833.97        34      $ 222.21     $ 222.21
------------------------------------ ------------------------------------
     10    $ 812.31     $ 812.31        35      $ 194.44     $ 194.44
------------------------------------ ------------------------------------
     11    $ 790.43     $ 790.43        36      $ 166.38     $ 166.38
------------------------------------ ------------------------------------
     12    $ 768.34     $ 768.34        37      $ 138.04     $ 138.04
------------------------------------ ------------------------------------
     13    $ 746.02     $ 746.02        38      $ 109.42     $ 109.42
------------------------------------ ------------------------------------
     14    $ 723.48     $ 723.48        39      $  80.52     $  80.52
------------------------------------ ------------------------------------
     15    $ 700.71     $ 700.71        40      $  51.32     $  51.32
------------------------------------ ------------------------------------
     16    $ 677.72     $ 677.72        41      $  21.84     $  21.84
------------------------------------ ------------------------------------
     17    $ 654.50     $ 654.50        42      $   0.00     $   0.00
------------------------------------ ------------------------------------
     18    $ 631.04     $ 631.04        43      $   0.00     $   0.00
------------------------------------ ------------------------------------
     19    $ 607.35     $ 607.35        44      $   0.00     $   0.00
------------------------------------ ------------------------------------
     20    $ 583.43     $ 583.43        45      $   0.00     $   0.00
------------------------------------ ------------------------------------
     21    $ 559.26     $ 559.26        46      $   0.00     $   0.00
------------------------------------ ------------------------------------
     22    $ 534.85     $ 534.85        47      $   0.00     $   0.00
------------------------------------ ------------------------------------
     23    $ 510.20     $ 510.20        48      $   0.00     $   0.00
------------------------------------ ------------------------------------
     24    $ 485.31     $ 485.31        49      $   0.00     $   0.00
------------------------------------ ------------------------------------
     25    $ 460.16     $ 460.16        50      $   0.00     $   0.00
------------------------------------ ------------------------------------



60 Tax information

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any required transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  61

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A that is available under the contract invests solely in Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)   to deregister Separate Account A under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each of its portfolios.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to the Class IB/B or Class II shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity are determined weekly. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.

The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below.





------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 15, 2007         Maturity Value
------------------------------------------------------------------------
           2007                  3.70%                     $ 98.81
           2008                  3.75%                     $ 95.22
           2009                  3.80%                     $ 91.67
           2010                  3.85%                     $ 88.17
           2011                  3.90%                     $ 84.73
           2012                  3.95%                     $ 81.33
           2013                  4.10%                     $ 77.53
------------------------------------------------------------------------


62  More information

------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 15, 2007         Maturity Value
------------------------------------------------------------------------
           2014                  4.15%                     $ 74.21
           2015                  4.20%                     $ 70.97
           2016                  4.30%                     $ 67.50
------------------------------------------------------------------------



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.



                                                            More information  63

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into an NQ, traditional IRA, or Roth IRA contract on a monthly basis. For all forms of IRAs, your contributions are subject to the limits and conditions on contributions described in "Tax information" earlier in this prospectus.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your NQ, traditional IRA or Roth IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.


o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all


64  More information
contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us.


You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement, under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.5% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.



                                                            More information  65

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.5% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 0.60% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



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9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual Report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


                             Incorporation of certain documents by reference  67

Appendix I: QP IRA contracts

--------------------------------------------------------------------------------

The following provides information on the features and benefits of QP IRA contracts that are different than the features and benefits described in the prospectus for traditional IRA contracts under EQUI-VEST(SM). QP IRA contracts are not available to new purchasers and this information is applicable to existing contract holders only.


-----------------------------------------------------------------------------------------------------
 Features and benefits           Availability or variation
-----------------------------------------------------------------------------------------------------
Source of contributions          o  Rollovers from a qualified plan.

                                 o  Rollovers from a TSA.

                                 o  The QP IRA contract is intended to be a conduit IRA to be used primarily for rollover contributions from a qualified plan or
                                    TSA, although we accept regular IRA contributions (limits are described earlier in this prospectus under "Traditional
                                    individual retirement annuities (traditional IRAs)").
-----------------------------------------------------------------------------------------------------
Minimum contributions            $2,500 each rollover amount.
-----------------------------------------------------------------------------------------------------
Limitations on contributions     Rollover contributions after age 70-1/2 must be net of required minimum distributions.
-----------------------------------------------------------------------------------------------------
Taxation of payments             The QP IRA is used as a conduit IRA so that amounts are not
Federal income tax withholding   commingled. If you are eligible for ten year averaging and long term capital gains treatment of distributions from a qualified plan, you may be able to preserve such treatment even though an eligible rollover from a qualified plan is temporarily rolled into a conduit
                                 IRA, such as a QP IRA, before rolling it back into a qualified plan.
                                 See your tax adviser.
-----------------------------------------------------------------------------------------------------


I-1 Appendix I: QP IRA contracts

Appendix II: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below, as of December 31, 2006, are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.

-------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
                                                   ---------------------------------------------------------------
                                                         1998         1999           2000         2001        2002
-------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 102.39     $ 118.86       $ 115.59     $ 111.79    $  96.39
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           11            101          287         488
-------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          --
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                          $  90.25     $ 105.70       $  90.50     $  66.90    $  47.01
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           17             71          100          95
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $ 106.88
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          83
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $  79.09
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          17
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------------
  Unit value                                          $  89.20     $  84.97       $  76.49     $  76.09    $  72.96
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --            5             28           49          69
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $  78.18
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          17
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $  76.54
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          21
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $  67.96
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          32
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $  79.20
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          32
-------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --             --           --    $  62.08
-------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --             --           --          43
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                      -------------------------------------------------
                                                        2003         2004         2005            2006
-------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 109.19     $ 120.60     $ 128.76     $ 149.99
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1           12           32           83
-------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 102.19     $ 107.05     $ 108.35     $ 113.87
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2           31           42           55
-------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 104.18     $ 110.91     $ 113.14     $ 121.57
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          3           21           44           80
-------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 113.46     $ 121.88     $ 126.19     $ 137.55
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        503          565          647          699
-------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 108.00     $ 119.18     $ 125.60     $ 142.10
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2           50          122          290
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                            $  63.88     $  70.75     $  75.63     $  78.54
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        106          123          122          112
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 109.55     $ 112.44     $ 113.04     $ 115.90
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        100          106          121          111
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 100.13     $ 110.93     $ 117.23     $ 121.77
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         32           49           57           60
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------
  Unit value                                            $  88.34     $  94.85     $  96.58     $ 104.90
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        130          179          218          218
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 103.76     $ 120.87     $ 137.87     $ 170.70
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         31           62           71           89
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                            $  96.89     $ 104.99     $ 110.72     $ 124.24
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         31           33           31           29
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                            $  87.71     $  92.44     $  98.17     $  97.10
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         53           65           65           66
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                            $ 102.57     $ 115.96     $ 122.70     $ 144.66
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         39           51           62           87
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                            $  86.02     $  94.96     $ 101.69     $ 110.13
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         94          125          122          116
-------------------------------------------------------------------------------------------------------





                                                Appendix II: Condensed financial
                                                                information II-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.

------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                               ---------------------------------------------------------
                                                                 1998         1999         2000        2001        2002
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --          --    $  73.80
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --          36
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --          --    $  56.71
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --           9
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 102.87     $ 126.92     $ 107.54    $  94.83    $  62.46
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          105          702         944         905
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 102.73     $ 120.14     $ 129.01    $ 125.48    $  97.62
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           37          262         526         600
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 103.32     $ 101.97     $ 109.71    $ 116.93    $ 125.45
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            1           16         112         193
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  93.00     $ 126.30     $  95.90    $  72.66    $  64.53
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            3           36          45         272
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $ 116.42     $  93.88    $  70.52    $  47.97
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           36          350         438         383
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 103.62     $ 100.07     $ 110.03    $ 117.42    $ 124.90
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            4           27         112         158
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  86.94     $ 109.62     $ 123.09    $ 105.51    $  72.72
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            2           98         166         206
------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --    $  94.71    $  80.81
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          71         173
------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $ 107.64     $ 103.26    $  87.02    $  63.23
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --           3
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --          --    $  54.11
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --           5
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                        --           --           --          --    $  67.97
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --          --          12
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $ 106.84     $ 111.80    $ 108.22    $  80.55
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            1            9          31         130
------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  ------------------------------------------------
                                                                     2003         2004         2005         2006
------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 102.53     $ 116.68     $ 123.75      $ 140.28
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   66           91           89            85
------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  88.33     $  91.63     $ 100.73      $ 106.79
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   31          130          128           124
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  92.29     $ 104.06     $ 107.24      $ 117.28
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1,026        1,206        1,254         1,179
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 125.79     $ 139.68     $ 145.60      $ 170.54
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  645          710          726           681
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 126.60     $ 127.50     $ 127.54      $ 129.94
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  185          163          153           138
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  86.19     $ 100.63     $ 114.63      $ 139.89
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  302          335          398           454
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  58.38     $  62.52     $  70.99      $  69.76
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  362          311          281           249
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 127.77     $ 130.97     $ 131.99      $ 135.39
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  142          135          136           130
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 101.26     $ 114.03     $ 125.63      $ 135.30
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  238          247          253           245
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 102.78     $ 115.20     $ 120.01      $ 143.93
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  235          340          396           471
------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $ 103.66      $ 113.85
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --            1            12
------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  99.49     $ 101.87     $ 108.21      $ 108.46
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --            3           14            20
------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --     $ 107.01     $ 112.23      $ 128.59
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --            6           50            67
------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  79.94     $  81.81     $  87.90      $  91.38
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    4            6            8             9
------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  66.27     $  69.10     $  71.76      $  76.14
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   11           12           17            27
------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  89.06     $  99.97     $ 115.69      $ 136.30
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   31           75           97           121
------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 104.65     $ 114.66     $ 120.15      $ 133.03
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  142          147          147           143
------------------------------------------------------------------------------------------------------------------



II-2 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.

----------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                     1998         1999        2000         2001        2002
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --     $ 101.69    $ 104.08     $ 100.76    $  75.99
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --            1          11           21          63
----------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 103.69     $ 123.02    $ 109.63     $  95.13    $  72.94
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           50         258          367         451
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --     $ 106.63    $  93.02     $  76.26    $  57.25
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           3           10          16
----------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --    $ 100.02     $  85.57    $  68.93
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           9          106         195
----------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  82.88     $  83.36    $  86.60     $  88.97    $  74.98
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --            1          14          126         261
----------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --    $  83.99     $  63.92    $  44.01
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          12          119         162
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --    $ 107.19
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          45
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 100.60     $  98.04    $ 103.43     $  95.23    $  76.16
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --            3          17           32          35
----------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --          --           --          --
----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
------------------------------------------------------------------------------------------------------------
                                                               2003         2004         2005          2006
------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 102.40     $ 110.61     $ 115.80      $ 125.81
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            126          189          232           254
------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $ 104.07      $ 111.01
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           11            27
------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------
  Unit value                                                $  91.12     $ 100.33     $ 103.49      $ 117.68
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            536          628          666           652
------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $  97.53      $  99.66
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          468            14
------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------
  Unit value                                                $  78.17     $  82.67     $  84.92      $  88.82
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             26           53           44            38
------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------
  Unit value                                                $  97.80     $ 112.12     $ 117.83      $ 129.84
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            301          399          468           494
------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------
  Unit value                                                $  98.72     $ 114.94     $ 126.82      $ 140.94
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            291          333          377           382
------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --      $ 104.34
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --            22
------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --      $ 108.27
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --             2
------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $ 105.14      $ 116.57
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --            5            12
------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --     $ 113.27     $ 116.74      $ 137.07
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --            7           62            80
------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $ 115.10      $ 142.89
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --            3            14
------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------
  Unit value                                                $  54.73     $  60.64     $  64.28      $  64.26
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            185          201          225           215
------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 109.48     $ 112.60     $ 113.71      $ 116.91
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             72           95          130           144
------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------
  Unit value                                                $  95.42     $ 104.53     $ 108.48      $ 129.02
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             35           38           39            39
------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $ 106.44      $ 112.35
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --            6            41
------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $ 100.09      $ 100.69
------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           20            33
------------------------------------------------------------------------------------------------------------



                                                Appendix II: Condensed financial
                                                                information II-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.

----------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------
                                                              1998         1999         2000         2001        2002
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --     $ 105.94    $  92.57
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          47
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 97.91     $ 115.06     $ 127.11     $ 132.52    $ 109.12
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            7           41          119         183
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --    $  75.88
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          74
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $103.53     $ 177.65     $ 142.46     $  92.82    $  60.23
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           36          288          316         265
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 104.53     $ 102.57     $  85.14    $  66.44
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            2           17           21          26
----------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $101.68     $ 105.21     $ 110.19     $ 112.74    $ 112.77
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           17           57          125         107
----------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --    $ 112.91
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          27
----------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
----------------------------------------------------------------------------------------------------------
                                                              2003         2004         2005        2006
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 106.09    $ 122.86
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            3          10
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 105.72    $ 117.71
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            2           5
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 111.59    $ 123.96
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           14          23
----------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------
  Unit value                                               $ 119.93     $ 130.94     $ 143.22    $ 154.70
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           133          180          241         295
----------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                               $ 141.44     $ 154.51     $ 158.36    $ 187.75
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           219          284          294         276
----------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------
  Unit value                                               $  96.00     $ 115.37     $ 126.34    $ 156.89
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            85          120          197         231
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                               $  76.94     $  85.62     $  92.23    $  98.21
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           250          232          215         178
----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------
  Unit value                                               $  80.11     $  88.18     $  93.39    $ 104.21
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            31           32           31          28
----------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------
  Unit value                                               $ 112.05     $ 111.56     $ 113.12    $ 116.78
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            83           75           68         103
----------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 104.69     $ 109.03    $ 116.29
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            6           5
----------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 107.15
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           8
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 110.99
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           3
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 111.04
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --           3
----------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $  99.44    $  98.64
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           35          56
----------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $  99.89    $ 102.60
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            3          11
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                               $ 153.26     $ 177.32     $ 183.41    $ 210.41
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            54          102          120         127
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 114.62     $ 121.73    $ 132.55
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1           26          50
----------------------------------------------------------------------------------------------------------


II-4 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2006.
--------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                             1998         1999        2000       2001        2002         2003
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --     $ 81.65     $ 117.68
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          18           59
--------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 81.49     $ 157.61     $ 93.36    $ 87.48     $ 81.32     $ 125.29
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --            5          42         44          54           69
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --           --
--------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --          --         --          --     $ 106.85
--------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --          --         --          --            4
--------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                                 ------------------------------------
                                                                      2004         2005         2006
-----------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------
  Unit value                                                       $ 136.81     $ 140.93     $ 163.91
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   104          133          167
-----------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                                       $ 111.26     $ 114.31     $ 108.40
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     2           26           30
-----------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --           --     $ 107.63
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --           --           11
-----------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------
  Unit value                                                       $ 109.27     $ 117.68     $ 132.73
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --           21           46
-----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --     $ 104.39     $ 119.54
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --            9           23
-----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                                       $ 153.09     $ 200.85     $ 271.98
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    95          144          180
-----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --     $ 123.86     $ 133.70
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --            4           12
-----------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --     $ 119.16     $ 143.20
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --            1           14
-----------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --           --     $ 108.37
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --           --           --
-----------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --           --     $ 109.32
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --           --            2
-----------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --           --     $ 110.21
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --           --            1
 Target 2045 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                                             --           --     $ 111.00
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    --           --           --
-----------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-----------------------------------------------------------------------------------------------------
  Unit value                                                       $ 143.65     $ 165.70     $ 225.39
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    45           86          119
-----------------------------------------------------------------------------------------------------



                 Appendix II: Condensed financial information II-5

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)





-------------------------------------------------------------------------------------
                                                                Hypothetical assumed
                                                                 rate to maturity(j)
                                                                  on June 15, 2011
-------------------------------------------------------------------------------------
                                                                      5%          9%
-------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
-------------------------------------------------------------------------------------
(1) market adjusted amount(b)                                   $141,389    $121,737
-------------------------------------------------------------------------------------
(2) fixed maturity amount(c)                                    $131,104    $131,104
-------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                          $ 10,285    $ (9,367)
-------------------------------------------------------------------------------------
On June 15, 2011 after $50,000 withdrawal
-------------------------------------------------------------------------------------
(4) portion of market value adjustment associated with the withdrawal:
-------------------------------------------------------------------------------------
  (3) x [$50,000/(1)]                                           $  3,637    $ (3,847)
-------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal:
-------------------------------------------------------------------------------------
  $50,000 - (4)                                                 $ 46,363    $ 53,847
-------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                        $ 91,389    $ 71,737
-------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                            $ 84,741    $ 77,257
-------------------------------------------------------------------------------------
(8) maturity value (d)                                          $111,099    $101,287
-------------------------------------------------------------------------------------



You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:




(a)  Number of days from the withdrawal date to the maturity date = D = 1,461

(b)  Market adjusted amount is based on the
     following calculation:

     Maturity value                  $ 171,882
     ----------------        =    -----------------   where j is either 5% or 9%
     (1+j)(D/365)                 (1+j)(1,461/365)

(c)  Fixed maturity amount is based on the following calculation:

     Maturity  value                 $ 171,882
     ----------------        =    --------------------
     (1+h)((D/365))               (1+0.07)(1,461/365)

(d)  Maturity value is based on the following calculation:

     Fixed maturity amount        $84,741 or $77,257
     ---------------------   =    ------------------
       (1+h)(D/365)              (1+0.07)(1,461/365)




III-1 Appendix III: Market value adjustment example

Appendix IV: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the ratcheted death benefit, the death benefit is equal to the account value or the standard death benefit (contributions, adjusted for withdrawals, and any withdrawal charges and taxes that may apply), whichever provides the highest amount. If you elect the ratcheted death benefit, the death benefit is equal to the account value or the ratcheted death benefit, whichever provides the highest amount.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:




----------------------------------------------------------------------------------------------
  End of contract year       Account value(1)        Contribution      Ratcheted death benefit
----------------------------------------------------------------------------------------------
            1                $  105,000(2)     $100,000                   $ 100,000
----------------------------------------------------------------------------------------------
            2                $  115,500(2)                                $ 100,000
----------------------------------------------------------------------------------------------
            3                $  129,360(2)                                $  129,360(2)
----------------------------------------------------------------------------------------------
            4                $  103,488                                   $  129,360(3)
----------------------------------------------------------------------------------------------
            5                $  113,837                                   $  129,360(3)
----------------------------------------------------------------------------------------------
            6                $  127,497                                   $  129,360(3)
----------------------------------------------------------------------------------------------
            7                $  127,497                                   $  129,360(3)
----------------------------------------------------------------------------------------------
            8                $  133,872(2)                                $  129,360
----------------------------------------------------------------------------------------------
            9                $  147,259                                   $  147,259(4)
----------------------------------------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5%
and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2) If the ratcheted death benefit was elected, at the end of contract years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.

(3) At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4) At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.


                                         Appendix IV: Death benefit example IV-1

Appendix V: State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:


-----------------------------------------------------------------------------------------------------------------------------------
 State               Features / benefits / charges                                 Availability / variation
-----------------------------------------------------------------------------------------------------------------------------------
Connecticut         Withdrawal charge                                              During the first six contract years following a
The following       See "Charges under the contracts -- withdrawal charge" in      contribution, a withdrawal charge will be
change applies to   "Charges and expenses."                                        deducted from amounts you withdraw that exceed
contracts issued                                                                   15% of your account value (the free withdrawal
on or after                                                                        amount). The withdrawal charge is equal to a
March 3, 2004.                                                                     percentage of each contribution. The percentage
                                                                                   that applies depends on how long each
                                                                                   contribution has been invested in the contract.
                                                                                   We determine the withdrawal charge separately
                                                                                   for each contribution according to the following
                                                                                   schedule:


                                                                                                 Contract year
                                                                   -----------------------------------------------------------------
                                                                                         1    2    3    4    5    6    7 and later
                                                                   -----------------------------------------------------------------
                                                                      Percentage of     6    6    6    6    6    5         0
                                                                      contribution
                                                                      Certain other
                                                                      exemptions apply.

-----------------------------------------------------------------------------------------------------------------------------------


Massachusetts       See "Disability, terminal illness or confinement to nursing    The disability, terminal illness or
The following       home" under "Withdrawal charge" in "Charges and                confinement to a nursing home withdrawal
change applies to   expenses"                                                      charge waiver is not available.
Traditional IRA,
Roth IRA and NQ
contracts issued
on or after
November 27,
2006.
-----------------------------------------------------------------------------------------------------------------------------------
New York            See "Selecting an annuity payout option" in "Your annuity      In the second to last paragraph in this
                    payout option" under "Accessing your money"                    section, the second line in the paragraph
                                                                                   "(1) the amount applied to purchase the
                                                                                   annuity;" is deleted in its entirety and
                                                                                   replaced with the following:

                                                                                   (1)  The amount applied to provide the
                                                                                        annuity will be: (a) the account value for
                                                                                        any life annuity form or (b) the cash
                                                                                        value for any period certain annuity form
                                                                                        except that, if the period certain is more
                                                                                        than five years, the amount applied will
                                                                                        be no less than 95% of the account value.
-----------------------------------------------------------------------------------------------------------------------------------





Utah                  Withdrawal charge.                                           During the first six contract years
For non-qualified     See "Charges under the contracts--withdrawal charge" in      following a contribution, a withdrawal
annuities, IRA,       "Charges and expenses."                                      charge will be deducted from amounts you
Roth IRA, Inherited                                                                withdraw that exceed 15% of your account
IRA and Roth                                                                       value (the free withdrawal amount). The
Inherited IRA con-                                                                 withdrawal charge is equal to a percentage
tracts issued on or                                                                of each contribution. The percentage that
after November                                                                     applies depends on how long each
27, 2006.                                                                          contribution has been invested in the
                                                                                   contract. We determine the withdrawal
                                                                                   charge separately for each contribution
                                                                                   according to the following schedule.

                                                                                                 Contract year
                                                                   -----------------------------------------------------------------
                                                                                         1    2    3    4    5    6    7 and later
                                                                   -----------------------------------------------------------------
                                                                      Percentage of     6    6    6    6    6    5         0
                                                                      contribution



V-1 Appendix V: State contract availability and/or variations of certain features and benefits

---------------------------------------------------------------------------------------------------------------------------------
 State             Features / benefits / charges                                   Availability / variation
---------------------------------------------------------------------------------------------------------------------------------
Washington        Fixed Maturity Option                                            Not available
The following
changes apply to  Ratcheted Death Benefit                                          Not available
contracts issued
on or after       See "Selecting an annuity payout option" in "Accessing your      In the third paragraph, "New York" is
August 13, 2001.  money"                                                           replaced with "Washington" and paragraph
                                                                                   (ii) is deleted and replaced with: (ii) if
                                                                                   the annuitant was age 81-85 when the
                                                                                   contract was issued, the contract
                                                                                   anniversary that follows the annuitant's
                                                                                   95th birthday.

                  See "Annual administrative charge" in "Charges and               The second paragraph is deleted and
                  Expenses"                                                        replaced with: "The charge is deducted pro
                                                                                   rata from the variable investment options.
                                                                                   If your account value is allocated 100% to
                                                                                   the guaranteed interest option, the
                                                                                   charge will be waived.


                  See "Withdrawal charge" in "Charges and expenses"                The second sentence of the third paragraph
                                                                                   is replaced with: "In the case of
                                                                                   surrenders, we will pay you the greater of
                                                                                   (i) the cash value or (ii) the free
                                                                                   withdrawal amount plus 94% (95% in the
                                                                                   fifth contract year if the annuitant was
                                                                                   age 60 or over when the contract was
                                                                                   issued) of the remaining account value.

                  See "Disability, terminal illness, or confinement to nursing     The last paragraph and its first bullet
                  home" in "Charges and expenses"                                  are replaced with the following:
                                                                                   "For NQ, traditional IRA and Roth IRA
                                                                                   contracts, the with- drawal charge also
                                                                                   does not apply in the following
                                                                                   circumstances:

                                                                                   o  After five contract years and the
                                                                                      annuitant is at least age 59-1/2; or"
---------------------------------------------------------------------------------------------------------------------------------


                                  Appendix V: State contract availability and/or
                                 variations of certain features and benefits V-2

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Who is AXA Equitable?                                                        2

Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2
Distribution of the contracts                                                3
Calculating unit values                                                      3
Financial statements                                                         3


HOW TO OBTAIN AN EQUI-VEST(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE
 ACCOUNT A

Call 1 (800) 628-6673 or send this request form to:
 EQUI-VEST(R)
 Processing Office
 AXA Equitable
 P.O. Box 4956
 Syracuse, NY 13221-4956

-

Please send me an EQUI-VEST(SM) Statement of Additional Information dated May 1, 2007.
(Combination variable and fixed deferred annuity)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







SAI (05/07)                                                              X1497

EQUI-VEST(SM) STRATEGIES

A group flexible premium deferred variable annuity contract



PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS EQUI-VEST(SM) STRATEGIES?

EQUI-VEST(SM) Strategies is a group-deferred annuity contract ("contract") issued by AXA Equitable Life Insurance Company. Either the plan trustee or the employer will be the EQUI-VEST(SM) Strategies contract holder. Certain rights may be exercised by employees covered under an employer's plan (the "participants"). These rights will be summarized in a participation certificate ("certificate") provided to each participant. EQUI-VEST(SM) Strategies provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options").

You allocate amounts to the variable investment options selected by your employer. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options if your employer elects to make them available under the contract. These investment options are discussed later in this prospectus.


We offer the EQUI-VEST(SM) Strategies contract to fund certain Section 403(b) ("TSA") or governmental employer Section 457(b) plans ("EDC") (together "plans"). The EQUI-VEST(SM) Strategies contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions.



--------------------------------------------------------------------------------
 Variable investment options
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond*
o EQ/Evergreen International Bond       o Multimanager High Yield*
o EQ/Franklin Income
--------------------------------------------------------------------------------
 Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)       o EQ/Capital Guardian U.S. Equity++
o EQ/AllianceBernstein Common Stock     o EQ/Davis New York Venture**
o EQ/AllianceBernstein Growth and       o EQ/Equity 500 Index
  Income++                              o EQ/Evergreen Omega
o EQ/AllianceBernstein Large Cap        o EQ/FI Mid Cap
  Growth                                o EQ/FI Mid Cap Value+
o EQ/AllianceBernstein Small Cap        o EQ/Franklin Small Cap Value
  Growth                                o EQ/Franklin Templeton Founding
o EQ/AllianceBernstein Value++            Strategy**
o EQ/BlackRock Basic Value Equity*      o EQ/GAMCO Mergers and Acquisitions
o EQ/Boston Advisors Equity Income      o EQ/GAMCO Small Company Value
o EQ/Calvert Socially Responsible       o EQ/Janus Large Cap Growth++
o EQ/Capital Guardian Growth
--------------------------------------------------------------------------------
 Domestic stocks (continued)
--------------------------------------------------------------------------------
o EQ/JPMorgan Value Opportunities       o EQ/UBS Growth and Income
o EQ/Legg Mason Value Equity            o EQ/Van Kampen Comstock
o EQ/Lord Abbett Growth and Income      o EQ/Van Kampen Mid Cap Growth
o EQ/Lord Abbett Large Cap Core         o EQ/Wells Fargo Montgomery Small
o EQ/Lord Abbett Mid Cap Value            Cap++
o EQ/Marsico Focus                      o Multimanager Aggressive Equity*
o EQ/MFS Emerging Growth Companies+     o Multimanager Health Care*
o EQ/MFS Investors Trust+               o Multimanager Large Cap Core Equity*
o EQ/Montag & Caldwell Growth           o Multimanager Large Cap Growth*
o EQ/Mutual Shares                      o Multimanager Large Cap Value*
o EQ/Oppenheimer Main Street            o Multimanager Mid Cap Growth*
  Opportunity**                         o Multimanager Mid Cap Value*
o EQ/Oppenheimer Main Street Small      o Multimanager Technology*
  Cap                                   o Target 2015 Allocation
o EQ/Small Cap Value+                   o Target 2025 Allocation
o EQ/Small Company Growth+              o Target 2035 Allocation
o EQ/Small Company Index                o Target 2045 Allocation
o EQ/TCW Equity++
o EQ/Templeton Growth
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o EQ/AllianceBernstein International    o EQ/Oppenheimer Global
o EQ/BlackRock International Value*     o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+      Equity
o EQ/International Growth               o Multimanager International Equity*
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o AXA Moderate Allocation(1)
--------------------------------------------------------------------------------



(1) The AXA Allocation portfolios.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supple ment included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.



Minimum contribution amounts of $20 may be made under the contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2007, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our Processing Office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling
(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


  The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X01501

Contents of this prospectus
--------------------------------------------------------------------------------

EQUI-VEST(SM) STRATEGIES
--------------------------------------------------------------------------------

Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6

EQUI-VEST(SM) Strategies group annuity contract
   at a glance -- key features                                               8


--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Examples: EQUI-VEST(SM) Strategies contracts                                13

Condensed financial information                                             16



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
Contributions to your certificate                                           17

How EQUI-VEST(SM) Strategies is available                                   18

How contributions can be made                                               18
What are your investment options under the contract?                        18
Portfolios of the Trusts                                                    19
Selecting your investment method                                            25
ERISA considerations for employers                                          26
Allocating your contributions                                               26
Unallocated account                                                         26
Death benefit                                                               26
Your right to cancel within a certain number of days                        27



--------------------------------------------------------------------------------
2. DETERMINING YOUR CERTIFICATE'S VALUE                                     28
--------------------------------------------------------------------------------
Your account value and cash value                                           28
Your certificate's value in the variable investment options                 28
Your certificate's value in the guaranteed interest option                  28
Your certificate's value in the fixed maturity options                      28



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       29
--------------------------------------------------------------------------------
Transferring your account value                                             29
Disruptive transfer activity                                                29
Automatic transfer options                                                  30
Investment simplifier                                                       30
Rebalancing your account value                                              31

----------------------
"We," "our" and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as word "you" and "your," we mean the person who has the right or responsi bility that the prospectus is discussing at that point. This is the participant.

When we use the word "contract" we mean the group contract issued to the plan trustee or employer ("contract holder"). When we use the "certificate," we mean the participation certificate that summarizes the rights of each participant covered under the group contract.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     32
--------------------------------------------------------------------------------
Withdrawing your account value                                              32
How withdrawals are taken from your account value                           33
Loans                                                                       33
Termination of participation                                                33
Texas ORP participants                                                      34
When to expect payments                                                     34
Your annuity payout options                                                 34



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     36
--------------------------------------------------------------------------------
Charges under the contracts                                                 36
Charges that the Trusts deduct                                              38
Variations in charges                                                       38



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 40
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     40
How death benefit payment is made                                           40
Beneficiary continuation option                                             40



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          41
--------------------------------------------------------------------------------
Tax information and ERISA matters                                           41
Choosing a contract to fund a retirement arrangement                        41
Special rules for tax-favored retirement programs                           41
Additional "Saver's Credit" for salary reduction contributions to
   certain plans                                                            41
Tax-sheltered annuity arrangements (TSAs)                                   42
Distributions from TSAs                                                     43
Public employee deferred compensation plans (EDC Plans)                     46
ERISA matters                                                               48
Certain rules applicable to plans designed
     to comply with Section 404(c) of ERISA                                 49
Federal and state income tax withholding and
     information reporting                                                  49
Federal income tax withholding on periodic annuity payments                 49
Federal income tax withholding on non-periodic annuity
     payments (withdrawals)                                                 49
Mandatory withholding from TSA, governmental employer EDC
     and qualified plan distributions                                       49
Impact of taxes to AXA Equitable                                            50

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         51
--------------------------------------------------------------------------------
About our Separate Account A                                                51
About the Trusts                                                            51
About our fixed maturity options                                            51
About the general account                                                   52
Dates and prices at which certificate events occur                          53
About your voting rights                                                    53
About legal proceedings                                                     54
Financial statements                                                        54
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   54

Funding changes                                                             54

Distribution of the contracts                                               54



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE                                                             56
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I   -- Condensed financial information                                     I-1
II  -- Market value adjustment example                                    II-1
III -- Death benefit example                                             III-1
IV  -- State contract availability and/or variations
         of certain features and benefits                                 IV-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                                           Page
   account value                                                            28
   annuity payout options                                                   34
   beneficiary                                                              40
   beneficiary continuation option                                          40
   business day                                                             53
   cash value                                                               28
   certificate                                                       cover, 31
   contract date                                                            26
   contract date anniversary                                                26
   contract year                                                            26
   contributions                                                            17
   disruptive transfer activity                                             29
   DOL                                                                      26
   EDC                                                                   cover
   EQAccess                                                                  6
   ERISA                                                                    26
   elective deferral contributions                                          42
   fixed maturity amount                                                    24
   fixed maturity option                                                    24
   guaranteed interest option                                               24
   investment options                                                cover, 18
   market adjusted amount                                                   24




                                                                           Page
   market timing                                                             29
   market value adjustment                                                   24
   maturity value                                                            24
   net loan interest charge                                                  10
   partial withdrawals                                                       32
   participant                                                            cover
   participation date                                                         9
   participation date anniversary                                             9
   participation year                                                         9
   portfolio                                                                  9
   processing office                                                          6
   rate to maturity                                                          24
   Required Beginning Date                                                   47
   SAI                                                                    cover
   SEC                                                                    cover
   salary reduction contributions                                            41
   TOPS                                                                       6
   TSA                                                                    cover
   Trusts                                                                 cover
   unit                                                                      28
   unit investment trust                                                     51
   variable investment options                                        cover, 18


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
 Prospectus                  Contract or Supplemental Materials
--------------------------------------------------------------------------------
 account value               Annuity Account Value
 unit                        Accumulation unit
 unit value                  Accumulation unit value
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM)
Unit Annuity Lockbox

P.O. Box 13463
Newark, NJ 07188-0463

--------------------------------------------------------------------------------
 FOR TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE
 TRUSTEED LOAN REPAYMENTS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM)
Loan Repayments Lockbox
P.O. Box 13496
Newark, NJ 07188-0496




--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable

EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
JPMorganChase
EQUI-VEST Lockbox #13463
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be listed on express mail packages
Attn: Extraction Supervisor, (718) 242-2992




--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street, Suite 1000

Syracuse, NY 13202


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o quarterly statements of your certificate values as of the close of each calendar quarter; and

o annual statement of your certificate values as of your participation date anniversary.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only).


Under TOPS only you can:

o  elect the investment simplifier.

Under EQAccess only you can:

o  elect to receive certain contract statements electronically;

o  change your address; and

o  access "Frequently Asked Questions" and certain service forms.


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


6  Who is AXA Equitable?

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.


Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.



--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------
You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) election of the investment simplifier;

(2) election of the automatic deposit service (TSA certificates only);

(3) election of the rebalancing program;

(4) election of required minimum distribution automatic withdrawal option;

(5) election of beneficiary continuation option;

(6) transfer/rollover of assets to another carrier;

(7) request for a loan

(8) tax withholding election; and

(9) contract surrender and withdrawal requests.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes; and

(3) transfers among investment options.

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) investment simplifier;

(2) rebalancing program;

(3) systematic withdrawals; and

(4) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests is the participant and in some cases the employer, if the Plan requires it.


                                                        Who is AXA Equitable?  7

EQUI-VEST(SM) Strategies group annuity contract at a glance -- key features


--------------------------------------------------------------------------------

Professional               EQUI-VEST(SM) Strategies variable investment invest-
management                 ment options invest in different portfolios managed
                           by professional investment advisers.
--------------------------------------------------------------------------------
Variable Investment        The Variable Investment Options for which information
Options                    is provided in this prospectus are available under
                           the contract, subject to state regulatory approval
                           and availability under your employer's plan.
--------------------------------------------------------------------------------
Guaranteed                 o Principal and interest guarantees
interest option            o Interest rates set periodically
--------------------------------------------------------------------------------
Fixed maturity             o 10 fixed maturity options with maturities ranging
options                      from approximately 1 to 10 years.
                           o Each fixed maturity option offers a guarantee of
                             principal and interest rate if you hold it to
                             maturity.
                           -----------------------------------------------------
                           If you make any withdrawals (including transfers,
                           surrender or termination of your contract or when we
                           make deductions for charges) from a fixed maturity
                           option before it matures, we will make a market value
                           adjustment, which will increase or decrease any fixed
                           maturity amount you have in that fixed maturity
                           option.
--------------------------------------------------------------------------------
Tax considerations         o No tax on earnings inside the contract until you
                             make withdrawals from your certificate or receive
                             annuity payments.
                           o No tax on transfers among investment options inside
                             the contract.
                           -----------------------------------------------------
                           Because you are purchasing an annuity contract as a
                           Tax Sheltered Annuity (TSA), or to fund an eligible
                           government employer section 457(b) plan, employers
                           should be aware that such annuities do not provide
                           tax deferral benefits beyond those already provided
                           by the Internal Revenue Code. Before purchasing one
                           of these annuities, employers should consider whether
                           its features and benefits beyond tax deferral meet
                           participant's needs and goals. Employers may also
                           want to consider the relative features, benefits and
                           costs of these annuities with any other investment
                           that participants may use in connection with their
                           retirement plan or arrangement. Depending on the
                           participant's personal situation, the contract's
                           guaranteed benefits may have limited usefulness
                           because of required minimum distributions ("RMDs").
                           (For more information, see "Tax information," later
                           in this prospectus.)
--------------------------------------------------------------------------------
Contribution amounts       o $20 (minimum) each contribution
--------------------------------------------------------------------------------
Access to your money       o Partial withdrawals
                           o Several withdrawal options on a periodic basis
                           o Certificate surrender

                           Withdrawals are subject to the terms of the plan and
                           may be limited. You may incur a withdrawal charge for
                           certain withdrawals or if you surrender your
                           certificate. You may also incur income tax and a
                           penalty tax.
--------------------------------------------------------------------------------
Death Benefit Protection   o The contract provides a death benefit for the
                             beneficiary. The death benefit is equal to the account value or the standard death benefit, whichever is higher. However, if you elect the enhanced death benefit, the death benefit is equal to your account value or the enhanced death benefit, whichever is higher.
--------------------------------------------------------------------------------
Payout options             o Fixed annuity payout options
                           o Variable Immediate Annuity payout options (describ-
                             ed in a separate prospectus for that option)
--------------------------------------------------------------------------------


8 EQUI-VEST(SM) Strategies group annuity contract at a glance -- key features

--------------------------------------------------------------------------------
Additional features        o Dollar cost averaging by automatic transfers
                             -- Interest sweep option
                             -- Fixed dollar option

                           o Account value rebalancing (quarterly, semiannually,
                             and annually)

                           o No charge on transfers among investment options

                           o Waiver of withdrawal charge under certain
                             circumstances
--------------------------------------------------------------------------------
Fees and Charges           o Separate account charge deducted daily on amounts
                             invested in variable investment options: Varies by employer group, annual rate ranges from 0.25% to 1.20%.

                           o Annual administrative charge: Varies by employer
                             group: current $30 ($65 maximum) or 2% of the account value plus any amounts previously withdrawn during the participation year, if less. The charge is waived for account values equal or greater than $25,000. For particular groups, the charge may be waived or reduced for account values less than $25,000.

                           o Charge for certain third-party transfers: $25
                             current ($65 maximum) per occurrence per participant.

                           o No sales charge deducted at the time contributions
                             are made.

                           o Withdrawal charge: Varies by employer group, but
                             the maximum charge is 6% of the amount withdrawn, with the percentage declining during the first ten participation years. Under some group contracts, withdrawal charges are only made for the first five participation years, and under some group contracts there is no withdrawal charge.
                           -----------------------------------------------------
                           The 12-month period beginning on the participant's participation date and each 12-month period thereafter is a "participation year." The "participation date" means the earlier of (a) the business day on which we issue a certificate to the Plan participant under the EQUI-VEST(SM) Strategies contract and (b) the business day on which the first contribution for the Plan participant is received at our processing office. For example, if your participation date is May 1, your participation date anniversary is April 30.
                           -----------------------------------------------------
                           o We deduct a charge designed to approximate certain
                             taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                           o We deduct an annual charge equal to 0.15% of the
                             account value on each participation date anniversary if you elect the enhanced death benefit.

                           o We deduct a $350 annuity administrative fee from
                             amounts applied to a variable annuity payout option. This option is described in a separate prospectus that is available from your financial professional.

                           o Annual expenses of the Trusts' portfolios are
                             calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this prospectus for details.
--------------------------------------------------------------------------------
Participant issue ages     o 0-75
--------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF YOUR CERTIFICATE. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY, OR MAY BE IMPOSED BY EMPLOYERS UNDER THEIR PLANS. WE RESERVE THE RIGHT TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES. YOUR EMPLOYER MAY ELECT NOT TO OFFER ALL OF THE INVESTMENT OPTIONS UNDER THE CONTRACT THAT ARE DESCRIBED IN THIS PROSPECTUS.

For more detailed information we urge you to read the contents of this prospectus, as well as your certificate. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your certificate, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.


   EQUI-VEST(SM) Strategies group annuity contract at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering an EQUI-VEST(SM) Strategies certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



-----------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request cer ain transactions
-----------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount with-
drawn (deducted when you surrender your certificate or make certain
withdrawals)                                                           6.00%
-----------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option (which
is described in a separate prospectus for that option)                 $350
-----------------------------------------------------------------------------------------------------------------------
Charge for third-party transfer or direct rollover                     $65 maximum per participant for each occurrence;
                                                                       currently $25 per
                                                                       participant for each occurrence.
-----------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you participate in the contract, not including underlying Trust portfolio fees and expenses.




-------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each participation date anniversary
-------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                                  The lesser of a current charge of $30 (maximum $65) or 2%
                                                                      of your account value plus any prior withdrawals during the participation year.

Net loan interest charge -- (calculated and deducted daily as a per-
centage of the outstanding loan amount)                               2.00%(1)

-------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
-------------------------------------------------------------------------------------------------------------------------------
Separate Account annual expenses(2)                                   0.25% to 1.20% (maximum)

-------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the enhanced death benefit
-------------------------------------------------------------------------------------------------------------------------------
Enhanced death benefit charge (as a percentage of your account
value) is deducted annually on each participation date anniversary    0.15% (maximum)
-------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option.
Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses          Lowest     Highest
that are deducted from portfolio assets including
management fees, 12b-1 fees, service fees, and/or other
expenses)(3)                                                          0.38%      11.36%
-------------------------------------------------------------------------------------------------------------------------------




10 Fee table

This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.



-------------------------------------------------------------------------------------
                                                 Management     12b-1       Other
 Portfolio Name                                   Fees(4)     Fees(5)   expenses(6)
-------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-------------------------------------------------------------------------------------
AXA Aggressive Allocation                      0.10%         0.25%      0.18%
AXA Conservative Allocation                    0.10%         0.25%      0.22%
AXA Conservative-Plus Allocation               0.10%         0.25%      0.18%
AXA Moderate Allocation                        0.10%           --       0.17%
AXA Moderate-Plus Allocation                   0.10%         0.25%      0.17%
Multimanager Aggressive Equity*                0.61%           --       0.19%
Multimanager Core Bond*                        0.59%         0.25%      0.18%
Multimanager Health Care*                      1.20%         0.25%      0.23%
Multimanager High Yield*                       0.58%           --       0.18%
Multimanager International Equity*             1.02%         0.25%      0.26%
Multimanager Large Cap Core Equity*            0.90%         0.25%      0.20%
Multimanager Large Cap Growth*                 0.90%         0.25%      0.22%
Multimanager Large Cap Value*                  0.88%         0.25%      0.22%
Multimanager Mid Cap Growth*                   1.10%         0.25%      0.20%
Multimanager Mid Cap Value*                    1.10%         0.25%      0.21%
Multimanager Technology*                       1.20%         0.25%      0.23%
Target 2015 Allocation                         0.10%         0.25%      7.88%
Target 2025 Allocation                         0.10%         0.25%      7.29%
Target 2035 Allocation                         0.10%         0.25%      9.56%
Target 2045 Allocation                         0.10%         0.25%     10.49%
-------------------------------------------------------------------------------------
 EQ Advisors Trust:
-------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock              0.47%           --       0.13%
EQ/AllianceBernstein Growth and Income++       0.56%           --       0.12%
EQ/AllianceBernstein Intermediate Government
Securities                                     0.50%           --       0.14%
EQ/AllianceBernstein International             0.71%           --       0.20%
EQ/AllianceBernstein Large Cap Growth          0.90%         0.25%      0.11%
EQ/AllianceBernstein Quality Bond              0.50%           --       0.14%
EQ/AllianceBernstein Small Cap Growth          0.74%           --       0.13%
EQ/AllianceBernstein Value++                   0.60%         0.25%      0.13%
EQ/BlackRock Basic Value Equity*               0.55%         0.25%      0.14%
EQ/BlackRock International Value*              0.82%         0.25%      0.21%
EQ/Boston Advisors Equity Income               0.75%         0.25%      0.15%
EQ/Calvert Socially Responsible                0.65%         0.25%      0.25%
EQ/Capital Guardian Growth                     0.65%         0.25%      0.16%
EQ/Capital Guardian International+             0.83%         0.25%      0.21%
EQ/Capital Guardian Research                   0.65%         0.25%      0.13%
EQ/Capital Guardian U.S. Equity++              0.64%         0.25%      0.14%
EQ/Caywood-Scholl High Yield Bond              0.60%         0.25%      0.18%
EQ/Davis New York Venture**                    0.85%         0.25%      0.74%
EQ/Equity 500 Index                            0.25%           --       0.13%
EQ/Evergreen International Bond                0.70%         0.25%      0.23%
EQ/Evergreen Omega                             0.65%         0.25%      0.21%
EQ/FI Mid Cap                                  0.68%         0.25%      0.15%
EQ/FI Mid Cap Value+                           0.73%         0.25%      0.13%
EQ/Franklin Income                             0.90%         0.25%      0.38%
EQ/Franklin Small Cap Value                    0.90%         0.25%      2.00%
EQ/Franklin Templeton Founding Strategy**      0.05%         0.25%      0.21%
EQ/GAMCO Mergers and Acquisitions              0.90%         0.25%      0.33%
EQ/GAMCO Small Company Value                   0.78%         0.25%      0.14%
EQ/International Growth                        0.85%         0.25%      0.35%
EQ/Janus Large Cap Growth++                    0.90%         0.25%      0.15%
EQ/JPMorgan Core Bond                          0.44%         0.25%      0.15%
EQ/JPMorgan Value Opportunities                0.60%         0.25%      0.16%
EQ/Legg Mason Value Equity                     0.65%         0.25%      0.22%
EQ/Long Term Bond                              0.43%         0.25%      0.15%
-------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------
                                                    Acquired        Total
                                                   Fund Fees      Annual                         Net Total
                                                      and        Expenses                         Annual
                                                   Expenses       (Before                        Expenses
                                                    (Under-       Expense       Fee Waivers        After
                                                     lying        Limita-     and/or Expense      Expense
 Portfolio Name                                 Portfolios)(7)    tions)    Reimbursements(8)   Limitations
------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                      0.91%             1.44%      ( 0.18)%           1.26%
AXA Conservative Allocation                    0.67%             1.24%      ( 0.22)%           1.02%
AXA Conservative-Plus Allocation               0.72%             1.25%      ( 0.18)%           1.07%
AXA Moderate Allocation                        0.78%             1.05%      ( 0.17)%           0.88%
AXA Moderate-Plus Allocation                   0.85%             1.37%      ( 0.17)%           1.20%
Multimanager Aggressive Equity*                  --              0.80%          --             0.80%
Multimanager Core Bond*                          --              1.02%      ( 0.07)%           0.95%
Multimanager Health Care*                        --              1.68%        0.00%            1.68%
Multimanager High Yield*                         --              0.76%          --             0.76%
Multimanager International Equity*               --              1.53%        0.00%            1.53%
Multimanager Large Cap Core Equity*              --              1.35%        0.00%            1.35%
Multimanager Large Cap Growth*                   --              1.37%      ( 0.02)%           1.35%
Multimanager Large Cap Value*                    --              1.35%        0.00%            1.35%
Multimanager Mid Cap Growth*                   0.01%             1.56%        0.00%            1.56%
Multimanager Mid Cap Value*                    0.03%             1.59%        0.00%            1.59%
Multimanager Technology*                         --              1.68%        0.00%            1.68%
Target 2015 Allocation                         0.53%             8.76%      ( 7.63)%           1.13%
Target 2025 Allocation                         0.52%             8.16%      ( 7.04)%           1.12%
Target 2035 Allocation                         0.52%            10.43%      ( 9.31)%           1.12%
Target 2045 Allocation                         0.52%            11.36%      (10.24)%           1.12%
------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                --              0.60%          --             0.60%
EQ/AllianceBernstein Growth and Income++         --              0.68%          --             0.68%
EQ/AllianceBernstein Intermediate Government
Securities                                       --              0.64%          --             0.64%
EQ/AllianceBernstein International               --              0.91%      ( 0.06)%           0.85%
EQ/AllianceBernstein Large Cap Growth            --              1.26%      ( 0.21)%           1.05%
EQ/AllianceBernstein Quality Bond                --              0.64%          --             0.64%
EQ/AllianceBernstein Small Cap Growth            --              0.87%          --             0.87%
EQ/AllianceBernstein Value++                     --              0.98%      ( 0.03)%           0.95%
EQ/BlackRock Basic Value Equity*                 --              0.94%        0.00%            0.94%
EQ/BlackRock International Value*                --              1.28%      ( 0.03)%           1.25%
EQ/Boston Advisors Equity Income                 --              1.15%      ( 0.10)%           1.05%
EQ/Calvert Socially Responsible                  --              1.15%      ( 0.10)%           1.05%
EQ/Capital Guardian Growth                       --              1.06%      ( 0.11)%           0.95%
EQ/Capital Guardian International+               --              1.29%      ( 0.09)%           1.20%
EQ/Capital Guardian Research                     --              1.03%      ( 0.08)%           0.95%
EQ/Capital Guardian U.S. Equity++                --              1.03%      ( 0.08)%           0.95%
EQ/Caywood-Scholl High Yield Bond                --              1.03%      ( 0.03)%           1.00%
EQ/Davis New York Venture**                      --              1.84%      ( 0.54)%           1.30%
EQ/Equity 500 Index                              --              0.38%          --             0.38%
EQ/Evergreen International Bond                  --              1.18%      ( 0.03)%           1.15%
EQ/Evergreen Omega                               --              1.11%        0.00%            1.11%
EQ/FI Mid Cap                                    --              1.08%      ( 0.08)%           1.00%
EQ/FI Mid Cap Value+                             --              1.11%      ( 0.01)%           1.10%
EQ/Franklin Income                               --              1.53%      ( 0.23)%           1.30%
EQ/Franklin Small Cap Value                      --              3.15%      ( 1.85)%           1.30%
EQ/Franklin Templeton Founding Strategy**      1.07%             1.58%      ( 0.11)%           1.47%
EQ/GAMCO Mergers and Acquisitions                --              1.48%      ( 0.03)%           1.45%
EQ/GAMCO Small Company Value                     --              1.17%        0.00%            1.17%
EQ/International Growth                          --              1.45%        0.00%            1.45%
EQ/Janus Large Cap Growth++                      --              1.30%      ( 0.15)%           1.15%
EQ/JPMorgan Core Bond                            --              0.84%        0.00%            0.84%
EQ/JPMorgan Value Opportunities                  --              1.01%      ( 0.06)%           0.95%
EQ/Legg Mason Value Equity                       --              1.12%      ( 0.12)%           1.00%
EQ/Long Term Bond                                --              0.83%        0.00%            0.83%
------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

--------------------------------------------------------------------------------
                                         Management      12b-1       Other
 Portfolio Name                            Fees(4)      Fees(5)   expenses(6)
--------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income           0.65%         0.25%     0.26%
EQ/Lord Abbett Large Cap Core              0.65%         0.25%     0.41%
EQ/Lord Abbett Mid Cap Value               0.70%         0.25%     0.18%
EQ/Marsico Focus                           0.85%         0.25%     0.13%
EQ/MFS Emerging Growth Companies+          0.65%         0.25%     0.15%
EQ/MFS Investors Trust+                    0.60%         0.25%     0.16%
EQ/Money Market                            0.33%           --      0.14%
EQ/Montag & Caldwell Growth                0.75%         0.25%     0.16%
EQ/Mutual Shares                           0.90%         0.25%     0.50%
EQ/Oppenheimer Global                      0.95%         0.25%     1.30%
EQ/Oppenheimer Main Street Opportunity**   0.85%         0.25%     1.58%
EQ/Oppenheimer Main Street Small Cap       0.90%         0.25%     1.48%
EQ/PIMCO Real Return                       0.55%         0.25%     0.18%
EQ/Short Duration Bond                     0.43%         0.25%     0.14%
EQ/Small Cap Value+                        0.73%         0.25%     0.15%
EQ/Small Company Growth+                   1.00%         0.25%     0.17%
EQ/Small Company Index                     0.25%         0.25%     0.16%
EQ/TCW Equity++                            0.80%         0.25%     0.16%
EQ/Templeton Growth                        0.95%         0.25%     0.64%
EQ/UBS Growth and Income                   0.75%         0.25%     0.17%
EQ/Van Kampen Comstock                     0.65%         0.25%     0.19%
EQ/Van Kampen Emerging Markets Equity      1.12%         0.25%     0.40%
EQ/Van Kampen Mid Cap Growth               0.70%         0.25%     0.23%
EQ/Wells Fargo Montgomery Small Cap++      0.85%         0.25%     0.41%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                Acquired      Total
                                               Fund Fees      Annual                         Net Total
                                                  and        Expenses                         Annual
                                               Expenses       (Before                        Expenses
                                                (Under-       Expense       Fee Waivers        After
                                                 lying        Limita-     and/or Expense      Expense
 Portfolio Name                             Portfolios)(7)    tions)    Reimbursements(8)   Limitations
-------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income             --             1.16%      (0.16)%             1.00%
EQ/Lord Abbett Large Cap Core                --             1.31%      (0.31)%             1.00%
EQ/Lord Abbett Mid Cap Value                 --             1.13%      (0.08)%             1.05%
EQ/Marsico Focus                             --             1.23%      (0.08)%             1.15%
EQ/MFS Emerging Growth Companies+            --             1.05%         --               1.05%
EQ/MFS Investors Trust+                      --             1.01%      (0.06)%             0.95%
EQ/Money Market                              --             0.47%         --               0.47%
EQ/Montag & Caldwell Growth                  --             1.16%      (0.01)%             1.15%
EQ/Mutual Shares                             --             1.65%      (0.35)%             1.30%
EQ/Oppenheimer Global                      0.01%            2.51%      (1.15)%             1.36%
EQ/Oppenheimer Main Street Opportunity**     --             2.68%      (1.38)%             1.30%
EQ/Oppenheimer Main Street Small Cap         --             2.63%      (1.33)%             1.30%
EQ/PIMCO Real Return                         --             0.98%      (0.08)%             0.90%
EQ/Short Duration Bond                       --             0.82%       0.00%              0.82%
EQ/Small Cap Value+                          --             1.13%      (0.03)%             1.10%
EQ/Small Company Growth+                     --             1.42%      (0.12)%             1.30%
EQ/Small Company Index                     0.01%            0.67%       0.00%              0.67%
EQ/TCW Equity++                              --             1.21%      (0.06)%             1.15%
EQ/Templeton Growth                          --             1.84%      (0.49)%             1.35%
EQ/UBS Growth and Income                     --             1.17%      (0.12)%             1.05%
EQ/Van Kampen Comstock                       --             1.09%      (0.09)%             1.00%
EQ/Van Kampen Emerging Markets Equity        --             1.77%       0.00%              1.77%
EQ/Van Kampen Mid Cap Growth                 --             1.18%      (0.13)%             1.05%
EQ/Wells Fargo Montgomery Small Cap++        --             1.51%      (0.21)%             1.30%
-------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and ben efits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.

Notes:


(1) We charge interest on loans under your certificate but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans" under "Accessing your money" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(2) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit. For contracts issued in Texas to public schools and open enrollment charter schools (kindergarten through twelfth grade), the total Separate Account charges and the total portfolio operating expenses of the Trusts when added together are not permitted to exceed 2.75%.

(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.


(4) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fee will not be increased for the life of the contracts. A "--" indicates that there is no 12b-1 Fee.


(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respected weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:


12 Fee table

--------------------------------------------------------------------------------
Portfolio Name:
--------------------------------------------------------------------------------
   Multimanager Aggressive Equity                                          0.78%
   Multimanager Health Care                                                1.63%
   Multimanager International Equity                                       1.52%
   Multimanager Large Cap Core Equity                                      1.33%
   Multimanager Large Cap Growth                                           1.33%
   Multimanager Large Cap Value                                            1.31%
   Multimanager Mid Cap Growth                                             1.52%
   Multimanager Mid Cap Value                                              1.58%
   Multimanager Technology                                                 1.64%
   EQ/AllianceBernstein Common Stock                                       0.58%
   EQ/AllianceBernstein Growth and Income                                  0.67%
   EQ/AllianceBernstein Large Cap Growth                                   1.03%
   EQ/AllianceBernstein Small Cap Growth                                   0.86%
   EQ/AllianceBernstein Value                                              0.94%
   EQ/BlackRock Basic Value Equity                                         0.93%
   EQ/Capital Guardian Growth                                              0.94%
   EQ/Capital Guardian Research                                            0.94%
   EQ/Capital Guardian U.S. Equity                                         0.94%
   EQ/Davis New York Venture                                               1.27%
   EQ/Evergreen Omega                                                      1.05%
   EQ/FI Mid Cap                                                           0.97%
   EQ/FI Mid Cap Value                                                     1.09%
   EQ/GAMCO Mergers and Acquisitions                                       1.37%
   EQ/GAMCO Small Company Value                                            1.16%
   EQ/Janus Large Cap Growth                                               1.14%
   EQ/Legg Mason Value Equity                                              0.97%
   EQ/Lord Abbett Growth and Income                                        0.99%
   EQ/Lord Abbett Large Cap Core                                           0.99%
   EQ/Marsico Focus                                                        1.14%
   EQ/MFS Emerging Growth Companies                                        1.03%
   EQ/MFS Investors Trust                                                  0.94%
   EQ/Montag & Caldwell Growth                                             1.13%
   EQ/Mutual Shares                                                        1.30%
   EQ/Small Cap Value                                                      1.02%
   EQ/UBS Growth and Income                                                1.03%
   EQ/Van Kampen Comstock                                                  0.99%
   EQ/Van Kampen Emerging Markets Equity                                   1.75%
   EQ/Van Kampen Mid Cap Growth                                            1.01%
   EQ/Wells Fargo Montgomery Small Cap                                     1.20%
--------------------------------------------------------------------------------



EXAMPLES: EQUI-VEST(SM) STRATEGIES CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(SM) Strategies contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical participant would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2006, which results in an estimated annual charge of 0.0645% of account value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your certificate may be lower if: (i) your participation is under a contract with lower Separate Account charges; (ii) your certificate has no withdrawal charge or no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the enhanced death benefit.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus; (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) that the enhanced death benefit has been elected. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 13

------------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                            of the
                                                                    applicable time period
                                                            1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  849     $1,487     $2,150      $3,380
AXA Conservative Allocation                                $  830     $1,428     $2,053      $3,182
AXA Conservative-Plus Allocation                           $  831     $1,431     $2,058      $3,192
AXA Moderate Allocation                                    $  797     $1,330     $1,892      $2,846
AXA Moderate-Plus Allocation                               $  842     $1,466     $2,117      $3,312
Multimanager Aggressive Equity*                            $  772     $1,256     $1,767      $2,584
Multimanager Core Bond*                                    $  808     $1,363     $1,946      $2,959
Multimanager Health Care*                                  $  873     $1,557     $2,266      $3,613
Multimanager High Yield*                                   $  782     $1,286     $1,817      $2,689
Multimanager International Equity*                         $  858     $1,513     $2,194      $3,468
Multimanager Large Cap Core Equity*                        $  840     $1,460     $2,107      $3,292
Multimanager Large Cap Growth*                             $  842     $1,466     $2,117      $3,312
Multimanager Large Cap Value*                              $  840     $1,460     $2,107      $3,292
Multimanager Mid Cap Growth*                               $  861     $1,522     $2,208      $3,498
Multimanager Mid Cap Value*                                $  864     $1,531     $2,223      $3,527
Multimanager Technology*                                   $  873     $1,557     $2,266      $3,613
Target 2015 Allocation                                     $1,576     $3,475     $5,165      $8,369
Target 2025 Allocation                                     $1,516     $3,324     $4,955      $8,096
Target 2035 Allocation                                     $1,742     $3,884     $5,721      $9,037
Target 2045 Allocation                                     $1,834     $4,105     $6,012      $9,354
------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  752     $1,196     $1,667      $2,369
EQ/AllianceBernstein Growth and Income++                   $  774     $1,262     $1,777      $2,605
EQ/AllianceBernstein Intermediate Government Securities    $  770     $1,250     $1,757      $2,562
EQ/AllianceBernstein International                         $  797     $1,330     $1,892      $2,846
EQ/AllianceBernstein Large Cap Growth                      $  832     $1,434     $2,063      $3,202
EQ/AllianceBernstein Quality Bond                          $  785     $1,295     $1,832      $2,721
EQ/AllianceBernstein Small Cap Growth                      $  793     $1,318     $1,872      $2,804
EQ/AllianceBernstein Value++                               $  804     $1,351     $1,926      $2,918
EQ/BlackRock Basic Value Equity*                           $  800     $1,339     $1,906      $2,877
EQ/BlackRock International Value*                          $  833     $1,440     $2,073      $3,222
EQ/Boston Advisors Equity Income                           $  821     $1,401     $2,010      $3,092
EQ/Calvert Socially Responsible                            $  821     $1,401     $2,010      $3,092
EQ/Capital Guardian Growth                                 $  812     $1,375     $1,965      $3,000
EQ/Capital Guardian International+                         $  834     $1,443     $2,078      $3,232
EQ/Capital Guardian Research                               $  809     $1,366     $1,951      $2,970
EQ/Capital Guardian U.S. Equity++                          $  809     $1,366     $1,951      $2,970
EQ/Caywood-Scholl High Yield Bond                          $  809     $1,366     $1,951      $2,970
EQ/Davis New York Venture**                                $  889     $1,604     $2,342      $3,765
EQ/Equity 500 Index                                        $  744     $1,172     $1,627      $2,282
EQ/Evergreen International Bond                            $  824     $1,410     $2,024      $3,122



---------------------------------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end of the         If you do not
                                                                        applicable time                  surrender your
                                                            period and select a non-life contingent   contract at the end
                                                                            period                             of
                                                           certain annuity option with less than ten  the applicable time
                                                                           years(1)                          period
                                                            1 year    3 years    5 years    10 years    1 year    3 years
---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,487     $2,150      $3,380    $  298     $  914
AXA Conservative Allocation                                 N/A       $1,428     $2,053      $3,182    $  278     $  851
AXA Conservative-Plus Allocation                            N/A       $1,431     $2,058      $3,192    $  279     $  854
AXA Moderate Allocation                                     N/A       $1,330     $1,892      $2,846    $  243     $  748
AXA Moderate-Plus Allocation                                N/A       $1,466     $2,117      $3,312    $  291     $  892
Multimanager Aggressive Equity*                             N/A       $1,256     $1,767      $2,584    $  217     $  669
Multimanager Core Bond*                                     N/A       $1,363     $1,946      $2,959    $  254     $  782
Multimanager Health Care*                                   N/A       $1,557     $2,266      $3,613    $  324     $  988
Multimanager High Yield*                                    N/A       $1,286     $1,817      $2,689    $  227     $  700
Multimanager International Equity*                          N/A       $1,513     $2,194      $3,468    $  308     $  942
Multimanager Large Cap Core Equity*                         N/A       $1,460     $2,107      $3,292    $  289     $  886
Multimanager Large Cap Growth*                              N/A       $1,466     $2,117      $3,312    $  291     $  892
Multimanager Large Cap Value*                               N/A       $1,460     $2,107      $3,292    $  289     $  886
Multimanager Mid Cap Growth*                                N/A       $1,522     $2,208      $3,498    $  311     $  951
Multimanager Mid Cap Value*                                 N/A       $1,531     $2,223      $3,527    $  314     $  960
Multimanager Technology*                                    N/A       $1,557     $2,266      $3,613    $  324     $  988
Target 2015 Allocation                                      N/A       $3,475     $5,165      $8,369    $1,067     $3,022
Target 2025 Allocation                                      N/A       $3,324     $4,955      $8,096    $1,004     $2,862
Target 2035 Allocation                                      N/A       $3,884     $5,721      $9,037    $1,242     $3,456
Target 2045 Allocation                                      N/A       $4,105     $6,012      $9,354    $1,339     $3,690
---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,196     $1,667      $2,369    $  196     $  605
EQ/AllianceBernstein Growth and Income++                    N/A       $1,262     $1,777      $2,605    $  219     $  675
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,250     $1,757      $2,562    $  215     $  662
EQ/AllianceBernstein International                          N/A       $1,330     $1,892      $2,846    $  243     $  748
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,434     $2,063      $3,202    $  280     $  857
EQ/AllianceBernstein Quality Bond                           N/A       $1,295     $1,832      $2,721    $  230     $  710
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,318     $1,872      $2,804    $  239     $  735
EQ/AllianceBernstein Value++                                N/A       $1,351     $1,926      $2,918    $  250     $  770
EQ/BlackRock Basic Value Equity*                            N/A       $1,339     $1,906      $2,877    $  246     $  757
EQ/BlackRock International Value*                           N/A       $1,440     $2,073      $3,222    $  282     $  864
EQ/Boston Advisors Equity Income                            N/A       $1,401     $2,010      $3,092    $  268     $  823
EQ/Calvert Socially Responsible                             N/A       $1,401     $2,010      $3,092    $  268     $  823
EQ/Capital Guardian Growth                                  N/A       $1,375     $1,965      $3,000    $  259     $  795
EQ/Capital Guardian International+                          N/A       $1,443     $2,078      $3,232    $  283     $  867
EQ/Capital Guardian Research                                N/A       $1,366     $1,951      $2,970    $  255     $  785
EQ/Capital Guardian U.S. Equity++                           N/A       $1,366     $1,951      $2,970    $  255     $  785
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,366     $1,951      $2,970    $  255     $  785
EQ/Davis New York Venture**                                 N/A       $1,604     $2,342      $3,765    $  340     $1,038
EQ/Equity 500 Index                                         N/A       $1,172     $1,627      $2,282    $  187     $  580
EQ/Evergreen International Bond                             N/A       $1,410     $2,024      $3,122    $  271     $  832



--------------------------------------------------------------------------------
                                                              If you do not
                                                             surrender your
                                                           the applicable time
                                                                  period
                                                            5 years    10 years
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                                   $1,554     $3,271
AXA Conservative Allocation                                 $1,451     $3,070
AXA Conservative-Plus Allocation                            $1,456     $3,080
AXA Moderate Allocation                                     $1,278     $2,730
AXA Moderate-Plus Allocation                                $1,518     $3,201
Multimanager Aggressive Equity*                             $1,146     $2,465
Multimanager Core Bond*                                     $1,336     $2,845
Multimanager Health Care*                                   $1,676     $3,506
Multimanager High Yield*                                    $1,199     $2,572
Multimanager International Equity*                          $1,600     $3,360
Multimanager Large Cap Core Equity*                         $1,507     $3,181
Multimanager Large Cap Growth*                              $1,518     $3,201
Multimanager Large Cap Value*                               $1,507     $3,181
Multimanager Mid Cap Growth*                                $1,615     $3,389
Multimanager Mid Cap Value*                                 $1,631     $3,418
Multimanager Technology*                                    $1,676     $3,506
Target 2015 Allocation                                      $4,762     $8,319
Target 2025 Allocation                                      $4,538     $8,042
Target 2035 Allocation                                      $5,354     $8,995
Target 2045 Allocation                                      $5,663     $9,316
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           $1,040     $2,247
EQ/AllianceBernstein Growth and Income++                    $1,157     $2,486
EQ/AllianceBernstein Intermediate Government Securities     $1,136     $2,443
EQ/AllianceBernstein International                          $1,278     $2,730
EQ/AllianceBernstein Large Cap Growth                       $1,461     $3,090
EQ/AllianceBernstein Quality Bond                           $1,215     $2,603
EQ/AllianceBernstein Small Cap Growth                       $1,257     $2,688
EQ/AllianceBernstein Value++                                $1,315     $2,803
EQ/BlackRock Basic Value Equity*                            $1,294     $2,761
EQ/BlackRock International Value*                           $1,471     $3,110
EQ/Boston Advisors Equity Income                            $1,404     $2,978
EQ/Calvert Socially Responsible                             $1,404     $2,978
EQ/Capital Guardian Growth                                  $1,357     $2,886
EQ/Capital Guardian International+                          $1,477     $3,121
EQ/Capital Guardian Research                                $1,341     $2,855
EQ/Capital Guardian U.S. Equity++                           $1,341     $2,855
EQ/Caywood-Scholl High Yield Bond                           $1,341     $2,855
EQ/Davis New York Venture**                                 $1,757     $3,660
EQ/Equity 500 Index                                         $  997     $2,159
EQ/Evergreen International Bond                             $1,420     $3,009
--------------------------------------------------------------------------------


14 Fee table

----------------------------------------------------------------------------------------
                                             If you surrender your contract at the end
                                                              of the
                                                      applicable time period
                                              1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------
EQ/Evergreen Omega                           $  817     $1,390     $1,990      $3,051
EQ/FI Mid Cap                                $  814     $1,381     $1,975      $3,021
EQ/FI Mid Cap Value                          $  817     $1,390     $1,990      $3,051
EQ/Franklin Income                           $  858     $1,513     $2,194      $3,468
EQ/Franklin Small Cap Value                  $1,019     $1,981     $2,946      $4,919
EQ/Franklin Templeton Founding Strategy**    $  863     $1,528     $2,218      $3,517
EQ/GAMCO Mergers and Acquisitions            $  853     $1,499     $2,170      $3,420
EQ/GAMCO Small Company Value                 $  823     $1,407     $2,019      $3,112
EQ/International Growth                      $  850     $1,490     $2,155      $3,390
EQ/Janus Large Cap Growth++                  $  835     $1,446     $2,083      $3,242
EQ/JPMorgan Core Bond                        $  790     $1,309     $1,857      $2,773
EQ/JPMorgan Value Opportunities              $  807     $1,360     $1,941      $2,949
EQ/Legg Mason Value Equity                   $  818     $1,393     $1,995      $3,061
EQ/Long Term Bond                            $  789     $1,306     $1,852      $2,763
EQ/Lord Abbett Growth and Income             $  822     $1,404     $2,014      $3,102
EQ/Lord Abbett Large Cap Core                $  836     $1,449     $2,087      $3,252
EQ/Lord Abbett Mid Cap Value                 $  819     $1,396     $2,000      $3,071
EQ/Marsico Focus                             $  829     $1,425     $2,049      $3,172
EQ/MFS Emerging Growth Companies+            $  811     $1,372     $1,961      $2,990
EQ/MFS Investors Trust+                      $  807     $1,360     $1,941      $2,949
EQ/Money Market                              $  747     $1,181     $1,642      $2,315
EQ/Montag & Caldwell Growth                  $  822     $1,404     $2,014      $3,102
EQ/Mutual Shares                             $  870     $1,549     $2,251      $3,584
EQ/Oppenheimer Global                        $  956     $1,798     $2,655      $4,375
EQ/Oppenheimer Main Street Opportunity**     $  972     $1,847     $2,733      $4,523
EQ/Oppenheimer Main Street Small Cap         $  967     $1,832     $2,710      $4,480
EQ/PIMCO Real Return                         $  804     $1,351     $1,926      $2,918
EQ/Short Duration Bond                       $  788     $1,303     $1,847      $2,752
EQ/Small Cap Value+                          $  819     $1,396     $2,000      $3,071
EQ/Small Company Growth+                     $  847     $1,481     $2,141      $3,361
EQ/Small Company Index                       $  773     $1,259     $1,772      $2,594
EQ/TCW Equity++                              $  827     $1,419     $2,039      $3,152
EQ/Templeton Growth                          $  889     $1,604     $2,342      $3,765
EQ/UBS Growth and Income                     $  823     $1,407     $2,019      $3,112
EQ/Van Kampen Comstock                       $  815     $1,384     $1,980      $3,031
EQ/Van Kampen Emerging Markets Equity        $  882     $1,584     $2,309      $3,699
EQ/Van Kampen Mid Cap Growth                 $  824     $1,410     $2,024      $3,122
EQ/Wells Fargo Montgomery Small Cap++        $  856     $1,508     $2,184      $3,449
----------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                If you annuitize at the end of the
                                                          applicable time
                                              period and select a non-life contingent
                                                              period                     If you do not surrender your contract at
                                             certain annuity option with less than ten                  the end of
                                                             years(1)                           the applicable time period
                                              1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                            N/A       $1,390     $1,990      $3,051      $264     $  810     $1,383     $2,937
EQ/FI Mid Cap                                 N/A       $1,381     $1,975      $3,021      $261     $  801     $1,367     $2,907
EQ/FI Mid Cap Value                           N/A       $1,390     $1,990      $3,051      $264     $  810     $1,383     $2,937
EQ/Franklin Income                            N/A       $1,513     $2,194      $3,468      $308     $  942     $1,600     $3,360
EQ/Franklin Small Cap Value                   N/A       $1,981     $2,946      $4,919      $478     $1,437     $2,400     $4,827
EQ/Franklin Templeton Founding Strategy**     N/A       $1,528     $2,218      $3,517      $313     $  957     $1,626     $3,409
EQ/GAMCO Mergers and Acquisitions             N/A       $1,499     $2,170      $3,420      $303     $  926     $1,574     $3,310
EQ/GAMCO Small Company Value                  N/A       $1,407     $2,019      $3,112      $270     $  829     $1,414     $2,999
EQ/International Growth                       N/A       $1,490     $2,155      $3,390      $300     $  917     $1,559     $3,281
EQ/Janus Large Cap Growth++                   N/A       $1,446     $2,083      $3,242      $284     $  870     $1,482     $3,131
EQ/JPMorgan Core Bond                         N/A       $1,309     $1,857      $2,773      $236     $  725     $1,242     $2,656
EQ/JPMorgan Value Opportunities               N/A       $1,360     $1,941      $2,949      $253     $  779     $1,331     $2,834
EQ/Legg Mason Value Equity                    N/A       $1,393     $1,995      $3,061      $265     $  814     $1,388     $2,948
EQ/Long Term Bond                             N/A       $1,306     $1,852      $2,763      $234     $  722     $1,236     $2,646
EQ/Lord Abbett Growth and Income              N/A       $1,404     $2,014      $3,102      $269     $  826     $1,409     $2,989
EQ/Lord Abbett Large Cap Core                 N/A       $1,449     $2,087      $3,252      $285     $  873     $1,487     $3,141
EQ/Lord Abbett Mid Cap Value                  N/A       $1,396     $2,000      $3,071      $266     $  817     $1,394     $2,958
EQ/Marsico Focus                              N/A       $1,425     $2,049      $3,172      $276     $  848     $1,445     $3,060
EQ/MFS Emerging Growth Companies+             N/A       $1,372     $1,961      $2,990      $258     $  792     $1,352     $2,876
EQ/MFS Investors Trust+                       N/A       $1,360     $1,941      $2,949      $253     $  779     $1,331     $2,834
EQ/Money Market                               N/A       $1,181     $1,642      $2,315      $190     $  589     $1,013     $2,192
EQ/Montag & Caldwell Growth                   N/A       $1,404     $2,014      $3,102      $269     $  826     $1,409     $2,989
EQ/Mutual Shares                              N/A       $1,549     $2,251      $3,584      $321     $  979     $1,661     $3,477
EQ/Oppenheimer Global                         N/A       $1,798     $2,655      $4,375      $411     $1,243     $2,091     $4,277
EQ/Oppenheimer Main Street Opportunity**      N/A       $1,847     $2,733      $4,523      $429     $1,295     $2,174     $4,426
EQ/Oppenheimer Main Street Small Cap          N/A       $1,832     $2,710      $4,480      $423     $1,280     $2,149     $4,383
EQ/PIMCO Real Return                          N/A       $1,351     $1,926      $2,918      $250     $  770     $1,315     $2,803
EQ/Short Duration Bond                        N/A       $1,303     $1,847      $2,752      $233     $  719     $1,231     $2,635
EQ/Small Cap Value+                           N/A       $1,396     $2,000      $3,071      $266     $  817     $1,394     $2,958
EQ/Small Company Growth+                      N/A       $1,481     $2,141      $3,361      $296     $  907     $1,544     $3,251
EQ/Small Company Index                        N/A       $1,259     $1,772      $2,594      $218     $  672     $1,152     $2,475
EQ/TCW Equity++                               N/A       $1,419     $2,039      $3,152      $274     $  842     $1,435     $3,040
EQ/Templeton Growth                           N/A       $1,604     $2,342      $3,765      $340     $1,038     $1,757     $3,660
EQ/UBS Growth and Income                      N/A       $1,407     $2,019      $3,112      $270     $  829     $1,414     $2,999
EQ/Van Kampen Comstock                        N/A       $1,384     $1,980      $3,031      $262     $  804     $1,373     $2,917
EQ/Van Kampen Emerging Markets Equity         N/A       $1,584     $2,309      $3,699      $333     $1,016     $1,722     $3,593
EQ/Van Kampen Mid Cap Growth                  N/A       $1,410     $2,024      $3,122      $271     $  832     $1,420     $3,009
EQ/Wells Fargo Montgomery Small Cap++         N/A       $1,508     $2,184      $3,449      $306     $  935     $1,590     $3,340
---------------------------------------------------------------------------------------------------------------------------------




(1) If a non-life contingent period certain annuity option of ten years or more is chosen, a withdrawal charge would still apply if the annuity option is chosen before three participation years have elapsed.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for information about the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2006.



16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

CONTRIBUTIONS TO YOUR CERTIFICATE

Payments made to us are called "contributions." We require a minimum contribution amount of $20. If the total annual contributions to a TSA contract will be at least $200 annually, we may accept contributions of less than $20. The following table summarizes our rules regarding contributions to your certificate.




----------------------------------------------------------------------------------
 Contract type    Source of contributions
----------------------------------------------------------------------------------
TSA              o Employer-remitted employee salary reduction and/or vari- ous types of employer contributions.

                 o Additional "catch-up" contributions.

                 o Designated Roth contributions under Section 402A of the Code.

                 o Direct transfers from another contract or arrangement under
                   Section 403(b) of the Internal Revenue Code, complying with
                   IRS Revenue Ruling 90-24.

                 o Eligible rollover distributions from other 403(b) plans, qualified plans, governmental employer EDC plans and
                   traditional IRAs, if permitted by the plan.
----------------------------------------------------------------------------------
Governmental     o Employer-remitted employee salary reduction and/or employer
Employer EDC       contributions.

                 o Additional "age 50 catch-up" contributions.

                 o If the plan permits, eligible rollover distributions from other governmental employer EDC plans, 403(b) plans,
                   qualified plans and traditional IRAs.
----------------------------------------------------------------------------------


----------------------------------------------------------------------------------
 Contract type    Limitations on contributions
----------------------------------------------------------------------------------
TSA              o For 2007, maximum amount of employer and employee
                   contributions is generally the lesser of $45,000 or 100% of compensation, with maximum salary reduction contribution of
                   $15,500.

                 o If employer's plan permits, an individual at least age 50 at any time during 2007 can make up to $5,000 additional salary reduction "catch-up" contributions.

                 o All salary reduction contributions (whether pre-tax or desig-
                   nated Roth) may not exceed the total maximum ($15,500 in 2007 and age 50 catch-up of $5,000).

                 o Rollover or direct transfer contributions after age 70-1/2 must be net of any required minimum distributions.

                 o Different sources of contributions and earnings may be
                   subject to withdrawal restrictions.

                 o We currently do not accept rollovers or direct transfers of funds from designated Roth accounts.
----------------------------------------------------------------------------------
Governmental     o Contributions subject to plan limits. Maximum contribution
Employer EDC       for 2007 is lesser of $15,500 or 100% of includible com-
                   pensation.

                 o If plan permits, an individual may make catch-up contribu-
                   tions for 3 years of service preceding plan retirement age, 2007 maximum is $31,000.

                 o If governmental employer EDC plan permits, an individual at least age 50 at any time during 2007 can make up to $5,000 additional salary reduction "catch-up" contributions. This must be coordinated with the "catch-up" contributions for 3 years of service preceding plan retirement age.
----------------------------------------------------------------------------------


See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.



                                               Contract features and benefits 17

HOW EQUI-VEST(SM) STRATEGIES IS AVAILABLE

The contract is offered to fund certain TSA and EDC plans. The plan trustee or the employer will be the EQUI-VEST(SM) Strategies contract holder and participants under the plans will be covered by the contract. The maximum issue age for the participant is 75.



HOW CONTRIBUTIONS CAN BE MADE

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to "AXA Equitable." We do not accept third-party checks endorsed to us except for rollover contributions, or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Your initial contribution must be preceded by an enrollment form and any other form we need to process the contribution. If any information is missing or unclear we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all the information we require within five business days after we receive an incomplete enrollment form, we will inform the financial professional submitting the enrollment form on your behalf. We will then return the contribution to your employer unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you or your employer selects (see "Selecting your investment method," later in this prospectus).


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------

You can choose from among the variable investment options, the guaranteed interest option and fixed maturity options, subject to certain restrictions and your employer's plan limitations.
--------------------------------------------------------------------------------



18  Contract features and benefits

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(SM) Strategies contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors may include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer participants a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to participants and/or suggest, incidental to the sale of this contract, that participants consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.





--------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name(*)              Objective
--------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.

AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.

AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a
 ALLOCATION                   greater emphasis on current income.

AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.

AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,
 ALLOCATION                   with a greater emphasis on capital appreciation.

MULTIMANAGER AGGRESSIVE       Long-term growth of capital.
 EQUITY(1)

MULTIMANAGER CORE BOND(2)     To seek a balance of a high current income and capital
                              appreciation, consistent with a prudent level of risk.

MULTIMANAGER HEALTH CARE(3)   Long-term growth of capital.

MULTIMANAGER HIGH YIELD(4)    High total return through a combination of current
                              income and capital appreciation.

MULTIMANAGER INTERNATIONAL    Long-term growth of capital.
 EQUITY(5)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AXA Premier VIP Trust         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             applicable)
--------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     o AXA Equitable

AXA CONSERVATIVE ALLOCATION   o AXA Equitable

AXA CONSERVATIVE-PLUS         o AXA Equitable
 ALLOCATION

AXA MODERATE ALLOCATION       o AXA Equitable

AXA MODERATE-PLUS             o AXA Equitable
 ALLOCATION

MULTIMANAGER AGGRESSIVE       o AllianceBernstein L.P.
 EQUITY(1)
                              o ClearBridge Advisors, LLC

                              o Legg Mason Capital Management, Inc.

                              o Marsico Capital Management, LLC

MULTIMANAGER CORE BOND(2)     o BlackRock Financial Management, Inc.

                              o Pacific Investment Management Company
                                LLC

MULTIMANAGER HEALTH CARE(3)   o A I M Capital Management, Inc.

                              o RCM Capital Management LLC

                              o Wellington Management Company, LLP

MULTIMANAGER HIGH YIELD(4)    o Pacific Investment Management Company
                                LLC

                              o Post Advisory Group, LLC

MULTIMANAGER INTERNATIONAL    o AllianceBernstein L.P.
 EQUITY(5)
                              o JPMorgan Investment Management Inc.

                              o Marsico Capital Management, LLC
--------------------------------------------------------------------------------


                                               Contract features and benefits 19

---------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name(*)              Objective
---------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.
 CORE EQUITY(6)

MULTIMANAGER LARGE CAP        Long-term growth of capital.
 GROWTH(7)

MULTIMANAGER LARGE CAP        Long-term growth of capital.
 VALUE(8)

MULTIMANAGER MID CAP          Long-term growth of capital.
 GROWTH(9)

MULTIMANAGER MID CAP          Long-term growth of capital.
 VALUE(10)

MULTIMANAGER TECHNOLOGY(11)   Long-term growth of capital.

TARGET 2015 ALLOCATION        Seeks the highest total return over time consistent with
                              its asset mix. Total return includes capital growth and
                              income.

TARGET 2025 ALLOCATION        Seeks the highest total return over time consistent with
                              its asset mix. Total return includes capital growth and
                              income.

TARGET 2035 ALLOCATION        Seeks the highest total return over time consistent with
                              its asset mix. Total return includes capital growth and
                              income.

TARGET 2045 ALLOCATION        Seeks the highest total return over time consistent with
                              its asset mix. Total return includes capital growth and
                              income.
---------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name(*)             Objective
---------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN COM-     Seeks to achieve long-term growth of capital.
 MON STOCK

EQ/ALLIANCEBERNSTEIN GROWTH   Seeks to provide a high total return.
 AND INCOME++

EQ/ALLIANCEBERNSTEIN INTER-   Seeks to achieve high current income consistent with
 MEDIATE GOVERNMENT           relative stability of principal.
 SECURITIES

EQ/ALLIANCEBERNSTEIN INTER-   Seeks to achieve long-term growth of capital.
 NATIONAL



---------------------------------------------------------------------------------------
AXA Premier VIP Trust         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             applicable)
---------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        o AllianceBernstein L.P.
 CORE EQUITY(6)               o Janus Capital Management LLC
                              o Thornburg Investment Management, Inc.

MULTIMANAGER LARGE CAP        o RCM Capital Management LLC
 GROWTH(7)                    o TCW Investment Management Company
                              o T. Rowe Price Associates, Inc.

MULTIMANAGER LARGE CAP        o AllianceBernstein L.P.
 VALUE(8)                     o Institutional Capital LLC
                              o MFS Investment Management

MULTIMANAGER MID CAP          o AllianceBernstein L.P.
 GROWTH(9)                    o Franklin Advisers, Inc.
                              o Provident Investment Counsel, Inc.

MULTIMANAGER MID CAP          o AXA Rosenberg Investment Management LLC
 VALUE(10)                    o TCW Investment Management Company
                              o Wellington Management Company, LLP

MULTIMANAGER TECHNOLOGY(11)   o Firsthand Capital Management, Inc.
                              o RCM Capital Management LLC
                              o Wellington Management Company, LLP

TARGET 2015 ALLOCATION        o AXA Equitable

TARGET 2025 ALLOCATION        o AXA Equitable

TARGET 2035 ALLOCATION        o AXA Equitable

TARGET 2045 ALLOCATION        o AXA Equitable
---------------------------------------------------------------------------------------
EQ Advisors Trust             Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             applicable)
---------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN COM-     o AllianceBernstein L.P.
 MON STOCK

EQ/ALLIANCEBERNSTEIN GROWTH   o AllianceBernstein L.P.
 AND INCOME++

EQ/ALLIANCEBERNSTEIN INTER-   o AllianceBernstein L.P.
 MEDIATE GOVERNMENT
 SECURITIES

EQ/ALLIANCEBERNSTEIN INTER-   o AllianceBernstein L.P.
 NATIONAL


20 Contract features and benefits

-----------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name(*)                     Objective
-----------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE           Seeks to achieve long-term growth of capital.
 CAP GROWTH

EQ/ALLIANCEBERNSTEIN QUALITY         Seeks to achieve high current income consistent with
 BOND                                moderate risk to capital.

EQ/ALLIANCEBERNSTEIN SMALL           Seeks to achieve long-term growth of capital.
 CAP GROWTH

EQ/ALLIANCEBERNSTEIN VALUE(++)       Seeks capital appreciation.

EQ/BLACKROCK BASIC VALUE             Seeks capital appreciation and secondarily, income.
 EQUITY(12)

EQ/BLACKROCK INTERNATIONAL           Seeks to provide current income and long-term growth of
 VALUE(13)                           income, accompanied by growth of capital.

EQ/BOSTON ADVISORS EQUITY            Seeks a combination of growth and income to achieve an
 INCOME                              above-average and consistent total return.

EQ/CALVERT SOCIALLY                  Seeks long-term capital appreciation.
 RESPONSIBLE

EQ/CAPITAL GUARDIAN GROWTH           Seeks long-term growth of capital.

EQ/CAPITAL GUARDIAN                  To achieve long-term growth of capital.
 INTERNATIONAL(**)

EQ/CAPITAL GUARDIAN                  Seeks to achieve long-term growth of capital.
 RESEARCH

EQ/CAPITAL GUARDIAN U.S.             Seeks to achieve long-term growth of capital.
 EQUITY(++)

EQ/CAYWOOD-SCHOLL HIGH               Seeks to maximize current income.
 YIELD BOND

EQ/DAVIS NEW YORK VENTURE(+)         Seeks long-term growth of capital.

EQ/EQUITY 500 INDEX                  Seeks a total return before expenses that approximates
                                     the total return performance of the S&P 500 Index,
                                     including reinvestment of dividends, at a risk level consis-
                                     tent with that of the S&P 500 Index.

EQ/EVERGREEN INTERNATIONAL           Seeks capital growth and current income.
 BOND

EQ/EVERGREEN OMEGA                   Seeks long-term capital growth.

EQ/FI MID CAP                        Seeks long-term growth of capital.

EQ/FI MID CAP VALUE(**)              Seeks long-term capital appreciation.

EQ/FRANKLIN INCOME                   Seeks to maximize income while maintaining prospects
                                     for capital appreciation.

EQ/FRANKLIN SMALL CAP VALUE          Seeks long-term total return.
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
EQ Advisors Trust                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                    applicable)
-----------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE           o AllianceBernstein L.P.
 CAP GROWTH

EQ/ALLIANCEBERNSTEIN QUALITY         o AllianceBernstein L.P.
 BOND

EQ/ALLIANCEBERNSTEIN SMALL           o AllianceBernstein L.P.
 CAP GROWTH

EQ/ALLIANCEBERNSTEIN VALUE(++)       o AllianceBernstein L.P.
                                     o AXA Rosenberg Investment Management LLC

EQ/BLACKROCK BASIC VALUE             o BlackRock Investment Management, LLC
 EQUITY(12)

EQ/BLACKROCK INTERNATIONAL           o BlackRock Investment Management Interna-
 VALUE(13)                             tional Limited

EQ/BOSTON ADVISORS EQUITY            o Boston Advisors, LLC
 INCOME

EQ/CALVERT SOCIALLY                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                         o Bridgeway Capital Management, Inc.

EQ/CAPITAL GUARDIAN GROWTH           o Capital Guardian Trust Company

EQ/CAPITAL GUARDIAN                  o Capital Guardian Trust Company
 INTERNATIONAL(**)

EQ/CAPITAL GUARDIAN                  o Capital Guardian Trust Company
 RESEARCH

EQ/CAPITAL GUARDIAN U.S.             o Capital Guardian Trust Company
 EQUITY(++)

EQ/CAYWOOD-SCHOLL HIGH               o Caywood-Scholl Capital Management
 YIELD BOND

EQ/DAVIS NEW YORK VENTURE(+)         o Davis Selected Advisers, L.P.

EQ/EQUITY 500 INDEX                  o AllianceBernstein L.P.

EQ/EVERGREEN INTERNATIONAL           o Evergreen Investment Management
 BOND                                  Company, LLC
                                     o First International Fund Advisors (dba
                                       "Evergreen International")

EQ/EVERGREEN OMEGA                   o Evergreen Investment Management
                                       Company, LLC

EQ/FI MID CAP                        o Fidelity Management & Research Company

EQ/FI MID CAP VALUE(**)              o Fidelity Management & Research Company

EQ/FRANKLIN INCOME                   o Franklin Advisers, Inc.

EQ/FRANKLIN SMALL CAP VALUE          o Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------


                                               Contract features and benefits 21

----------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name(*)                   Objective
----------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON               Primarily seeks capital appreciation and secondarily seeks
 FOUNDING STRATEGY(+)               income.

EQ/GAMCO MERGERS AND                Seeks to achieve capital appreciation.
 ACQUISITIONS

EQ/GAMCO SMALL COMPANY              Seeks to maximize capital appreciation.
 VALUE

EQ/INTERNATIONAL GROWTH             Seeks to achieve capital appreciation.

EQ/JANUS LARGE CAP GROWTH(++)       Seeks long-term growth of capital.

EQ/JPMORGAN CORE BOND               Seeks to provide a high total return consistent with mod-
                                    erate risk to capital and maintenance of liquidity.

EQ/JPMORGAN VALUE                   Long-term capital appreciation.
 OPPORTUNITIES

EQ/LEGG MASON VALUE EQUITY          Seeks long-term growth of capital.

EQ/LONG TERM BOND                   Seeks to maximize income and capital appreciation
                                    through investment in long-maturity debt obligations.

EQ/LORD ABBETT GROWTH AND           Capital appreciation and growth of income without
 INCOME                             excessive fluctuation in market value.

EQ/LORD ABBETT LARGE CAP            Capital appreciation and growth of income with reason-
 CORE                               able risk.

EQ/LORD ABBETT MID CAP VALUE        Capital appreciation.

EQ/MARSICO FOCUS                    Seeks long-term growth of capital.

EQ/MFS EMERGING GROWTH              Seeks to provide long-term capital growth.
 COMPANIES(**)

EQ/MFS INVESTORS TRUST(**)          Seeks long-term growth of capital with a secondary
                                    objective to seek reasonable current income. For purposes
                                    of this Portfolio, the words "reasonable current income"
                                    mean moderate income.

EQ/MONEY MARKET                     Seeks to obtain a high level of current income, preserve
                                    its assets and maintain liquidity.

EQ/MONTAG & CALDWELL                Seeks to achieve capital appreciation.
 GROWTH

EQ/MUTUAL SHARES                    Seeks capital appreciation, which may occasionally be
                                    short-term, and secondarily, income.

EQ/OPPENHEIMER GLOBAL               Seeks capital appreciation.

EQ/OPPENHEIMER MAIN STREET          Seeks long-term capital appreciation.
 OPPORTUNITY(+)

EQ/OPPENHEIMER MAIN STREET          Seeks capital appreciation.
 SMALL CAP

EQ/PIMCO REAL RETURN                Seeks maximum real return consistent with preservation
                                    of real capital and prudent investment management.

EQ/SHORT DURATION BOND              Seeks current income with reduced volatility of principal.



--------------------------------------------------------------------------------
EQ Advisors Trust                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)                   applicable)
--------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON               o AXA Equitable
 FOUNDING STRATEGY(+)
EQ/GAMCO MERGERS AND                o GAMCO Asset Management Inc.
 ACQUISITIONS
EQ/GAMCO SMALL COMPANY              o GAMCO Asset Management Inc.
 VALUE
EQ/INTERNATIONAL GROWTH             o MFS Investment Management.
EQ/JANUS LARGE CAP GROWTH(++)       o Janus Capital Management LLC
EQ/JPMORGAN CORE BOND               o JPMorgan Investment Management Inc.
EQ/JPMORGAN VALUE                   o JPMorgan Investment Management Inc.
 OPPORTUNITIES
EQ/LEGG MASON VALUE EQUITY          o Legg Mason Capital Management, Inc.
EQ/LONG TERM BOND                   o BlackRock Financial Management, Inc.
EQ/LORD ABBETT GROWTH AND           o Lord, Abbett & Co. LLC
 INCOME
EQ/LORD ABBETT LARGE CAP            o Lord, Abbett & Co. LLC
 CORE
EQ/LORD ABBETT MID CAP VALUE        o Lord, Abbett & Co. LLC
EQ/MARSICO FOCUS                    o Marsico Capital Management, LLC
EQ/MFS EMERGING GROWTH              o MFS Investment Management
 COMPANIES(**)
EQ/MFS INVESTORS TRUST(**)          o MFS Investment Management
EQ/MONEY MARKET                     o The Dreyfus Corporation
EQ/MONTAG & CALDWELL                o Montag & Caldwell, Inc.
 GROWTH
 EQ/MUTUAL SHARES                   o Franklin Mutual Advisers, LLC
EQ/OPPENHEIMER GLOBAL               o OppenheimerFunds, Inc.
EQ/OPPENHEIMER MAIN STREET          o OppenheimerFunds, Inc.
 OPPORTUNITY(+)
EQ/OPPENHEIMER MAIN STREET          o OppenheimerFunds, Inc.
 SMALL CAP
EQ/PIMCO REAL RETURN                o Pacific Investment Management Company,
                                      LLC
EQ/SHORT DURATION BOND              o BlackRock Financial Management, Inc.
--------------------------------------------------------------------------------


22 Contract features and benefits

---------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name(*)              Objective
---------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)        Seeks capital appreciation.

EQ/SMALL COMPANY GROWTH(**)   Seeks to achieve capital appreciation.

EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.

EQ/TCW EQUITY(++)             Seeks to achieve long-term capital appreciation.

EQ/TEMPLETON GROWTH           Seeks long-term capital growth.

EQ/UBS GROWTH AND INCOME      Seeks to achieve total return through capital appreciation with income as a secondary consideration.

EQ/VAN KAMPEN COMSTOCK        Capital growth and income.

EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.
 MARKETS EQUITY

EQ/VAN KAMPEN MID CAP         Capital growth.
 GROWTH

EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.
 SMALL CAP(++)
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
EQ Advisors Trust             Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             applicable)
---------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)        o Lazard Asset Management LLC
                              o Franklin Advisory Services, LLC

EQ/SMALL COMPANY GROWTH(**)   o Bear Stearns Asset Management Inc.
                              o Eagle Asset Management, Inc.
                              o Wells Capital Management, Inc.

EQ/SMALL COMPANY INDEX        o AllianceBernstein L.P.

EQ/TCW EQUITY(++)             o TCW Investment Management Company

EQ/TEMPLETON GROWTH           o Templeton Global Advisors Limited

EQ/UBS GROWTH AND INCOME      o UBS Global Asset Management
                                (Americas) Inc.

EQ/VAN KAMPEN COMSTOCK        o Morgan Stanley Investment
                                Management, Inc.

EQ/VAN KAMPEN EMERGING        o Morgan Stanley Investment
 MARKETS EQUITY                 Management, Inc.

EQ/VAN KAMPEN MID CAP         o Morgan Stanley Investment
 GROWTH                         Management, Inc.

EQ/WELLS FARGO MONTGOMERY     o Wells Capital Management, Inc.
 SMALL CAP(++)
---------------------------------------------------------------------------------------



(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007. The number in the "FN" column corresponds with the number contained in the table above.




--------------------------------------------------------------------------------
 FN          Portfolio Name until May 29, 2007
--------------------------------------------------------------------------------
(1)          AXA Premier VIP Aggressive Equity
(2)          AXA Premier VIP Core Bond
(3)          AXA Premier VIP Health Care
(4)          AXA Premier VIP High Yield
(5)          AXA Premier VIP International Equity
(6)          AXA Premier VIP Large Cap Core Equity
(7)          AXA Premier VIP Large Cap Growth
(8)          AXA Premier VIP Large Cap Value
(9)          AXA Premier VIP Mid Cap Growth
(10)         AXA Premier VIP Mid Cap Value
(11)         AXA Premier VIP Technology
(12)         EQ/Mercury Basic Value Equity
(13)         EQ/Mercury International Value
--------------------------------------------------------------------------------



(**) This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

(+) This investment option will be available on or about May 29, 2007, subject to regulatory approval.

(++) Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing.



                                               Contract features and benefits 23

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information," later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the annual minimum guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.


The annual minimum guaranteed interest rate for 2007 is 3.00%. The lifetime minimum guaranteed interest rate can range from 1.00% to 3.00% depending on the calendar year in which your certificate is issued. The lifetime minimum guaranteed interest rate is shown in your certificate. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current interest rates will never be less than the annual minimum guaranteed interest rate.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates generally ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. As of May 1, we currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten. Not all of these fixed maturity options will be available for participants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity options so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o   the rate to maturity is 3%; or

o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007, the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your certificate or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The market value adjustment, positive or negative, resulting from a withdrawal or transfer of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your certificate. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and


24  Contract features and benefits

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this prospectus provides an example of how the market value adjustment is calculated.


SELECTING YOUR INVESTMENT METHOD

Your employer or you must choose one of the following two methods for selecting your investment options:

o Maximum investment options choice. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o Maximum transfer flexibility. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.



-----------------------------------------------------------------------------------------------------------
                               Investment Options
                                        A
-----------------------------------------------------------------------------------------------------------
o Guaranteed Interest Option
-----------------------------------------------------------------------------------------------------------
 Domestic stocks
-----------------------------------------------------------------------------------------------------------
o AXA Aggressive Allocation                                              o EQ/Marsico Focus
o AXA Moderate-Plus Allocation                                           o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Common Stock                                      o EQ/MFS Investors Trust+
o EQ/AllianceBerstein Growth and                                         o EQ/Montag & Caldwell Growth
  Income++                                                               o EQ/Mutual Shares
o EQ/AllianceBernstein Large Cap                                         o EQ/Oppenheimer Main Street
  Growth                                                                   Opportunity**
o EQ/AllianceBernstein Small Cap                                         o EQ/Oppenheimer Main Street Small
  Growth                                                                   Cap
o EQ/AllianceBernstein Value++                                           o EQ/Small Cap Value+
o EQ/BlackRock Basic Value Equity*                                       o EQ/Small Company Growth +
o EQ/Boston Advisors Equity Income                                       o EQ/Small Company Index
o EQ/Calvert Socially Responsible                                        o EQ/TCW Equity++
o EQ/Capital Guardian Growth                                             o EQ/Templeton Growth
o EQ/Capital Guardian Research                                           o EQ/UBS Growth and Income
o EQ/Capital Guardian U.S. Equity++                                      o EQ/Van Kampen Comstock
o EQ/David New York Venture**                                            o EQ/Van Kampen Mid Cap Growth
o EQ/Equity 500 Index                                                    o EQ/Wells Fargo Montgomery Small
o EQ/Evergreen Omega                                                       Cap++
o EQ/FI Mid Cap                                                          o Multimanager Aggressive Equity*
o EQ/FI Mid Cap Value+                                                   o Multimanager Health Care*
o EQ/Franklin Small Cap Value                                            o Multimanager Large Cap Core Equity*
o EQ/Franklin Templeton Founding                                         o Multimanager Large Cap Growth*
  Strategy**                                                             o Multimanager Large Cap Value*
o EQ/GAMCO Mergers and Acquisitions                                      o Multimanager Mid Cap Growth*
o EQ/GAMCO Small Company Value                                           o Multimanager Mid Cap Value*
o EQ/Janus Large Cap Growth++                                            o Multimanager Technology*
o EQ/JPMorgan Value Opportunities                                        o Target 2015 Allocation(1)
o EQ/Legg Mason Value Equity                                             o Target 2025 Allocation(1)
o EQ/Lord Abbett Growth and Income                                       o Target 2035 Allocation(1)
o EQ/Lord Abbett Large Cap Core                                          o Target 2045 Allocation(1)
o EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------
  International Stocks
-----------------------------------------------------------------------------------------------------------
o EQ/AllianceBernstein International                                     o EQ/Oppenheimer Global
o EQ/BlackRock International Value*                                      o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+                                       Equity
o EQ/International Growth                                                o Multimanager International Equity*
-----------------------------------------------------------------------------------------------------------
  Balanced/hybrid
-----------------------------------------------------------------------------------------------------------
o AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------
                                                        B
-----------------------------------------------------------------------------------------------------------
 Fixed income
-----------------------------------------------------------------------------------------------------------
o AXA Conservative Allocation                                            o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation                                       o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate                                      o EQ/Money Market
  Government Securities                                                  o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond                                      o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond                                      o Multimanager Core Bond*
o EQ/Evergreen International Bond                                        o Multimanager High Yield*
o EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------
 Fixed maturity options
-----------------------------------------------------------------------------------------------------------
 The fixed maturity options are only available in states where approved.
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."



(1) Since these investment options, collectively, the "Target Allocation investment options," as they approach their respective target dates, and thereafter, are expected to invest more heavily in fixed income securities, we reserve the right to make them group "B" investment options at or after their respective target dates. Please note that if you select the "Maximum transfer flexibility" method, and have included any of the Target Allocation investment options among your investment options, you will be deemed to have changed to the "maximum investment options choice" method. If you select the "maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.



                                              Contract features and benefits  25

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supple ment included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.


ERISA CONSIDERATIONS FOR EMPLOYERS

If the employer's plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") Section 404(c), the employer or the plan trustee must make sure that the investment options chosen for the plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See "Tax information" later in this prospectus.


ALLOCATING YOUR CONTRIBUTIONS


Once your employer or you, whichever applies, have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that have been chosen, subject to any restrictions under the investment method. However, you may not allocate more than one contribution to any one fixed maturity option. If you are age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your certificate's value" later in this prospectus. After your certificate is issued, either you or your employer may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny such requests. See "Transferring your money among investment options" later in this prospectus.

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.



UNALLOCATED ACCOUNT

When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan's unallocated account. Any amount held in the plan's unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan's unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan's unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant's account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan's unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.

--------------------------------------------------------------------------------

The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed employer application, along with any other required documents. The contract date will be shown in the contract. The 12-month period beginning on the contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is the "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
--------------------------------------------------------------------------------


DEATH BENEFIT

Your certificate provides a death benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to the greater of (i) your account value (less any outstanding loan and accrued loan interest) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, or
(ii) the standard death benefit. Your account value will include any positive market value adjustment but will not include any negative market value adjustment that would apply to a withdrawal. The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balance (including any accrued, but unpaid, interest).

ENHANCED DEATH BENEFIT

For an additional annual fee you may elect the enhanced death benefit.


You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(SM) Strategies contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.


If you elect the enhanced death benefit, the death benefit is equal to the greater of:

    (a) your account value (without any negative market value adjust-


26  Contract features and benefits
     ment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan and accrued loan interest); or


    (b) the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third participation date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your enhanced death benefit on the date you take the withdrawal. Appendix III at the end of this prospectus provides an example of how the enhanced death benefit is calculated.


HOW WITHDRAWALS AFFECT THE STANDARD DEATH BENEFIT AND THE ENHANCED DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current standard death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current standard death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).


Before purchasing certain optional benefits such as the enhanced death benefit for your certificate, you and your tax adviser should carefully consider the following. If you intend to satisfy your lifetime required minimum distribution ("RMD") requirements which begin after age 70-1/2 for this certificate by taking account-based withdrawals (as opposed to receiving annuity payments), you should know that under the terms of the annuity contract such withdrawals will reduce your optional benefits and may have the effect of eliminating your ability to utilize the entire benefit. Also, purchasing certain optional benefits may increase the amount of RMDs you are required to withdraw under the tax rules if you elect withdrawals and not annuity payments. For more information see "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your certificate, you may return it to us for a refund. To exercise this cancellation right you must mail the certificate directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.


For contributions allocated to the variable investment options, your refund will equal the contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, the refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, the refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. For TSA and EDC contracts, your refund will also be less any amounts in the loan reserve account. Some states require that we refund the full amount of the contribution (not including any investment gain or loss, or interest or market value adjustment).


If you reside in the state of California and you are age 60 and older at the time the certificate is issued, you may return your certificate within 30 days from the date that you receive it and receive a refund as described below.

If you allocate the entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of the refund will be equal to the contribution less interest, unless you make a transfer, in which case the amount of the refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, the refund will be equal to your account value on the date we receive your request to cancel at our processing office.

We may require that you wait six months before you apply for a certificate with us again if:

o   you cancel your certificate during the free look period; or

o you change your mind before you receive your certificate whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of canceling your certificate.


                                              Contract features and benefits  27

2. Determining your certificate's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this prospectus.

Your certificate also has a "cash value." At any time before annuity payments begin, your certificate's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and (iii) any outstanding loan plus accrued interest.


YOUR CERTIFICATE'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the certificate.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your certificate under that option, multiplied by that day's value for one unit. The number of your certificate units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge, enhanced death benefit charge or third-party transfer or exchange charge, will reduce the number of units credited to your certificate. A description of how unit values are calculated is found in the SAI.


YOUR CERTIFICATE'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.


YOUR CERTIFICATE'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



28  Determining your certificate's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If you are age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. As of February 15, 2007, all maturities were available.


o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


Upon advance notice we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. In addition to the restrictions described above, all transfers are subject to our policies and procedures set forth in "Disruptive transfer activity" below.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1) the certificate number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

You or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities


                            Transferring your money among investment options  29
may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners/participants.

We offer investment options with underlying portfolios that are part of the AXA Premier VIP Trust and EQ Advisors Trust (the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us owner/participant trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner/participant is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner/participant explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner/participant is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected certificate. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners/participants uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that the trusts may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners/ participants. As of the date of this prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by the trusts, that fee, like any other trust fee, will be borne by the contract owner/participant.


Contract owners/participants should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners/participants may be treated differently than others, resulting in the risk that some contract owners/participants may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



AUTOMATIC TRANSFER OPTIONS


INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."


INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.


The fixed-dollar and interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore,



30 Transferring your money among investment options you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your certificate terminates.


REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semian nually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.

For certificates with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the loan reserve account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans" in "Accessing your money," later in this prospectus.)


                            Transferring your money among investment options  31

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available. EQUI-VEST(SM) Strategies TSA participants may only withdraw amounts from their account value that are 100% vested, subject to the employer's approval, plan rules and applicable laws.
(See "Forfeitures" below.) More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.



FORFEITURES

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a TSA participant who is not fully vested under a plan separates from service. TSA participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a TSA participant's account value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the employer/trustee and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See "Withdrawal charge" under "Charges and expenses" later in this prospectus.


METHOD OF WITHDRAWAL

--------------------------------------------------------------------------------
                   Partial                       Minimum
    Contract    withdrawal       Systematic   distribution
--------------------------------------------------------------------------------
TSA             yes(1)(3)      yes(1)(2)(3)    yes(2)(3)
--------------------------------------------------------------------------------
EDC            yes(1)(2)(3)    yes(1)(2)(3)    yes(2)(3)
--------------------------------------------------------------------------------

(1) Only if the certificate is not subject to withdrawal restrictions.

(2) Only if there are no outstanding loans.

(3) Requires or may require Plan Administrator's approval. See "Tax information" later in this prospectus.



PARTIAL WITHDRAWALS AND TERMINATIONS

Subject to the terms of your employer's plan, your certificate and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your certificate at any time while you are living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your certificate and pay you its cash value.


Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)

SYSTEMATIC WITHDRAWALS

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You may elect systematic withdrawals if:

o   the plan permits it;

o   your certificate is not subject to withdrawal restrictions; and

o   your certificate does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.


LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(See "Tax information" later in this prospectus)

We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. Before electing an account-based withdrawal option, please refer to "Tax information," "Required minimum distributions" later in this prospectus. You may choose instead an annuity payout option.


32  Accessing your money

The actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and other 403(b) arrangements and EDC or 457(b) plans. For this purpose additional annuity contract benefits may include enhanced death benefits.


You may elect our RMD automatic withdrawal option in the year in which you reach age 70-1/2 or in any later year, subject to the terms of your plan, if applicable. To elect this option, you must have an account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your certificate and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this prospectus for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same participation year exceeds the 10% free withdrawal amount.

You may not elect the minimum distribution option if you have an outstanding loan under your certificate.


If you purchase your EQUI-VEST(SM) Strategies TSA certificate via a direct transfer of funds from another 403(b) arrangement and you tell us at the time of your purchase the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. This rule also applies if you purchased your certificate before December 31, 1986. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 70-1/2 or retiring.


Distributions from a qualified plan are subject to the provisions of the plan document.

--------------------------------------------------------------------------------
For certificates subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a TSA certificate you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your TSA certificate directly into an existing EQUI-VEST(SM) NQ or ROTH IRA or an existing EQUI-VEST(SM) Express NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.



LOANS


If the plan permits, loans are available under a TSA plan, or governmental employer EDC plan. Loans are subject to federal income tax limits and are also subject to the limits of the plan. Federal income tax rule requirements apply even if the plan is not subject to ERISA. You may borrow against your account value. Also, ERISA rules may apply to loans under TSA certificates. Loans are not available under any TSA or governmental employer EDC certificate when the required minimum distribution automatic withdrawal option has been elected. Loans will be available under the EQUI-VEST(SM) Strategies contract if requested by the employer.


Before we make a loan, you must properly complete and sign a loan request form. In the case of certain TSA certificates subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of governmental employer EDC certificates, the loan must be approved by your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. Please see the loan provisions stated in the certificate, read the terms and conditions in the loan request form carefully and consult with a tax adviser before taking a loan. Also, see Appendix IV later in this prospectus for any state restrictions you may be subject to if you take a loan.

We permit only one loan to be outstanding at any time.


Loan reserve account When you take a loan, we will transfer to a "loan reserve account", an amount equal to the sum of (a) and (b), where (a) is the loan amount (which will earn interest at the "loan reserve account rate" while your loan is outstanding), and (b) is 10% of the loan amount (which will earn interest at the guaranteed interest rate while your loan is outstanding). We will credit interest to the amount in the loan reserve account at a rate that is 2% lower than the loan interest rate that applies for the time your loan is outstanding. This excess of the interest rate that we charge is also referred to as the "net loan interest charge." See the "Fee Table" for more information.


A loan will not be treated as a taxable distribution unless:

o it exceeds limits of federal income tax rules; or

o interest and principal are not paid when due; or

o in some instances, service with the employer terminates.


The tax consequences of failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

Loans are discussed further in "Tax information" later in this prospectus.



TERMINATION OF PARTICIPATION


Your participation under the EQUI-VEST(SM) Strategies contract may be terminated by us and your account value paid to your employer if:



                                                        Accessing your money  33

(1) your account value is less than $500 and we have not received contributions on your behalf for a period of three years;

(2) you request a partial withdrawal that reduces your account value to an amount of less than $500;

(3) we have not received any contributions on your behalf within 120 days from your participation date; or

(4) the plan is no longer qualified under the Code and the EQUI-VEST(SM) Strategies contract is terminated by us.


We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate your certificate.


The employer and, under certain circumstances, we may discontinue contributions under the EQUI-VEST(SM) Strategies contract. Such discontinuance means that the employer will not permit any further salary deferral or employer contributions to be made under the contract. All other provisions of the contract remain in effect.


The employer may terminate the contract by (i) transferring all the assets to another contract or (ii) withdrawing the forfeiture account and directing us to deal directly with the participants.


TEXAS ORP PARTICIPANTS

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

o   turning age 70-1/2; or

o   death; or

o   retirement; or

o termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(SM) Strategies offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract or your age at certificate issue.


ANNUITY PAYOUT OPTIONS

--------------------------------------------------------------------------------
Fixed annuity payout options
                                   o Life annuity

                                   o Life annuity with period
                                     certain

                                   o Life annuity with refund
                                     certain

                                   o Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout
  options (as described in a       o Life annuity
  separate prospectus for this
  option)                          o Life annuity with period
                                     certain



o Life annuity: An annuity that guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no continuation of benefits following your death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as you are living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of your life. If you die before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond your life expectancy or the joint life expectancy of you and the designated beneficiary.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of your life. If you die before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed your life expectancy. This option does not guarantee payments for the rest of your life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.



34  Accessing your money

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of your life and, after your death, payments continue to the survivor. Generally, unless you elect otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married participants under certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your certificate or on our then current annuity rates, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The EQUI-VEST(SM) Strategies contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the annuity payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. The amount applied to provide an annuity payout option will reflect the application of a withdrawal charge (except in those limited circumstances set forth in "Withdrawal charge," under "Charges and Expenses" later in this prospectus. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment. See "Market value adjustment" under "Contract features and benefits" earlier in this prospectus.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your certificate before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. You must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the participation date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your certificate's maturity date. Your certificate's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the participation date anniversary that follows your 85th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable annuity is selected.


We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. In general, the longer the period over which we expect to make payments, the lower will be your payment for each year.


The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable;

(3) in the case of a life annuity, your age (or your and the designated beneficiary's ages);

(4) in the case of a period certain annuity, the period selected; and


(5) the frequency of the payments.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


                                                        Accessing your money  35

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES UNDER THE CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group and by variable investment option between 0.25% to 1.20% of daily net assets attributable to all certificates under the group contract. Contracts will generally have a charge of 1.20%, 0.90%, 0.70%, 0.50% or 0.25%.

Charges may be based on:

o the factors on which the mortality and expense risks charge and administration charges are based, including the size and type of the group;

o the plan provisions which may provide, among other things, the level of contributions including employer contributions and the frequency of benefit payments;

o   whether we will be the sole contract provider;

o   the level of services provided by your financial professional; and

o   our sales-related expenses.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the certificate. The expense risk we assume is the risk that it will cost us more to issue and administer the certificates than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant's certificate will set forth the applicable separate account charge.


We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(SM) Strategies contracts.



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each participation year. We deduct the charge if your account value on the last business day of the participation year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. The charge is equal to $30 or, if less, 2% of your account value plus any amounts previously withdrawn during the participation year. We reserve the right to increase this charge to a maximum of $65. For particular groups, the charge may be waived or reduced for account values of less than $25,000 or the charge may also be waived entirely.

We will deduct a pro rata portion of the charge if you surrender your certificate, elect an annuity payout option or you die during the participation year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


Differences in this charge are due to variations in group characteristics including the total amount of plan assets. The charge is designed primarily to defray administrative expenses in connection with the issuing and daily administration of the contracts. We will determine the applicability of this charge pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(SM) Strategies contracts.


CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We may deduct a charge for third-party transfers. A third party transfer is where you ask us to directly transfer or roll over funds from your certificate to a permissible funding vehicle offered by another provider. The charge is currently $25 ($65 maximum) per occurrence per participant. This charge will also be imposed on each third-party transfer out of the contract's forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant certificates under the contract. Transfers are subject to any required employer approval.

CHARGE FOR ENHANCED DEATH BENEFIT

If you elect the enhanced death benefit we deduct a charge annually from your account value on each anniversary of your participation date. The charge is currently equal to 0.15% of your account value.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

If your account value is insufficient to pay this charge, your certificate will terminate without value and you will lose any applicable guaranteed benefits.

WITHDRAWAL CHARGE

A withdrawal charge of up to 6% may apply for up to the first 10 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to the total amount of plan assets under the contract, the frequency of the possible benefit payments as provided by the terms of the plan, other charges and fees under the contract and the compensation paid in connection with the


36  Charges and expenses
sale of the contract. The period of and circumstances under which the withdrawal charge applies will be determined pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(SM) Strategies contracts.


As noted above, the withdrawal charge may vary from group to group. In general, the withdrawal charge schedule is one of three options selected by the group. Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant's account value during the first five participation years, 5% of the amount withdrawn during the 6th participation year, 4% of the amount withdrawn during the 7th participation year, 3% of the amount withdrawn during the 8th participation year, 2% of the amount withdrawn during the 9th participation year, and 1% of the amount withdrawn during the 10th participation year.

Under some group contracts, the withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from the participant's account value during the first four participation years and 5% of the amount withdrawn during the 5th participation year. Under this schedule, there is no withdrawal charge in the 6th and later participation years.

Under some group contracts, there is no withdrawal charge.

The withdrawal charge percentages may be different for certain group contracts, including group contracts issued to certain schools in Texas and other states.

If your group contract is subject to a withdrawal charge, it will not apply under the circumstances described as follows:

o each participation year you can withdraw up to 10% of your account value without paying a withdrawal charge (10% free withdrawal amount). The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the participation year; or

o   after five participation years and you are at least age 59-1/2; or

o you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o   you die and the death benefit is made available to the beneficiary; or

o after five participation years if you are at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond your age 59-1/2 and allows no prepayment; or

o after three participation years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or


o the amount withdrawn is applied to the election of a life contingent annuity payout option; or

o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of your life expectancy, that allows no prepayment; or


o   you have reached age 55 and have separated from service.

In addition, particular groups may receive one or more of the following waivers:

(1) You sever from employment with your employer.

(2) The withdrawal is made to satisfy minimum distribution requirements.

(3) You elect a withdrawal that qualifies as a hardship or unforesee able emergency withdrawal under the Code.

(4) You have qualified to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

    Written notice of claim must be given to us during your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Such proof must be furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(5) We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(6) You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

    -- its main function is to provide skilled, intermediate, or custodial nursing care;

    -- it provides continuous room and board to three or more persons;

    -- it is supervised by a registered nurse or licensed practical nurse;

    -- it keeps daily medical records of each patient;

    -- it controls and records all medications dispensed; and

    -- its primary service is other than to provide housing for residents.

                                                        Charges and expenses  37

(7) The employer elects to move the plan assets to a different funding vehicle after five contract years.

(8) The withdrawal is made to provide any annuity benefits that we offer as requested by your employer.

The withdrawal charge will apply if the condition as described in items 4 through 6 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.


See Appendix IV, later in this prospectus for information on state availability and variations with respect to this charge.


In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options to the extent you have values in those options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to begin receiving annuity payouts or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.20%.


o    12b-1 fees of 0.25% for Class IB/B shares.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.



VARIATIONS IN CHARGES


For certain groups offered the EQUI-VEST(SM) Strategies contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the EQUI-VEST(SM) Strategies contract, including a change in the standard death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.


Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if we will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial services professional provide and will not be unfairly discriminatory.


38  Charges and expenses

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


                                                        Charges and expenses  39

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your certificate. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.


EFFECT OF YOUR DEATH

If you die before the annuity payments begin, we will pay the death benefit to your beneficiary.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of your death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.


BENEFICIARY CONTINUATION OPTION

Upon your death, your beneficiary may generally elect to keep the certificate in your name and receive distributions under the certificate instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

o   The certificate continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o   Loans will no longer be available.

o The standard death benefit and the enhanced death benefit provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in your certificate.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the certificate in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


40  Payment of death benefit

7.  Tax information

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TAX INFORMATION AND ERISA MATTERS


OVERVIEW

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict, what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular employer's plan or contract may vary depending on the facts applicable to that employer. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. Employers should not rely only on this document, but should consult their tax adviser before choosing EQUI-VEST(SM) Strategies.



CHOOSING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Code
Section 403(b) Arrangements: a 403(b) TSA annuity contract such as an EQUI-VEST(SM) Strategies TSA or a 403(b)(7) custodial account. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. Employers should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, employers should consider the annuity's features and benefits, such as EQUI-VEST(SM) Strategies standard death benefit, enhanced death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. Employers should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding 403(b) TSAs and 457 plans. For this purpose additional annuity contract benefits may include, but are not limited to, enhanced death benefits. Employers should consider the potential implication of these Regulations before choosing this annuity contract.


SPECIAL RULES FOR TAX-FAVORED
RETIREMENT PROGRAMS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

o participation and coverage;

o nondiscrimination;

o vesting and funding;

o limits on contributions, distributions, and benefits;

o withholding;

o reporting and disclosure; and

o penalties.

--------------------------------------------------------------------------------
State income tax rules covering contributions to and distributions from employer-sponsored retirement programs may differ from federal income tax rules. It is the responsibility of the employer, plan trustee and plan administrator to satisfy federal income tax, state income tax and other state rules and ERISA rules.
--------------------------------------------------------------------------------

ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS



You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 403(b) TSA or governmental employer EDC plan. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000 ($52,000, as cost of living indexed beginning in 2007). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may



                                                             Tax information  41
also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make contribution.


TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)

Please Note: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. The IRS and Treasury have recently issued proposed regulations on Section 403(b) of the Code. If finalized in their current form, these proposed regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these proposed regulations could affect employers and participants.


GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions.

Generally, there are two types of funding vehicles available to fund 403(b) arrangements: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.


CONTRIBUTIONS TO TSAS


There are three ways you can make contributions to this EQUI-VEST(SM) Strategies TSA contract:


o   annual contributions made through the employer's payroll; or

o   a rollover from another eligible retirement plan; or


o a full or partial direct transfer of assets from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24 ("direct transfer").

ANNUAL CONTRIBUTIONS. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free direct transfers from another 403(b) arrangement or tax-deferred rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction contributions" or "elective deferral contributions" and are generally made on a pre-tax basis. However, a TSA can also be wholly or partially funded through non-elective employer contributions or contributions treated as after-tax employee contributions. Beginning in 2006, if the employer's plan permits, and as reported to us by the employer, an employee may designate some or all of salary reduction contributions as "designated Roth contributions", which are made on an after-tax basis to the 403(b) arrangement.


Some employer contributions may be subject to vesting under the employer's plan.


The annual limit on employer and employee contributions on behalf of an employee to defined contribution plans of an employer for 2007 is the lesser of $45,000 (after adjustment for cost of living changes) or 100% of compensation. When figuring out the contribution limit you have to:


o include reallocated forfeitures and voluntary nondeductible employee contributions;

o include compensation from the employer in the form of elective deferrals and excludible contributions under Code Section 457 EDC plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and


o disregard compensation or earned income of more than a specified amount. This amount is $225,000 for 2007. This amount may be further adjusted for cost of living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 403(b) plan or other cash or deferred arrangement are limited to $15,500 for 2007, and may be further adjusted for cost of living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under 401(k) plans. If the plan permits, an individual who is at least age 50 at any time during 2007 can make up to $5,000 additional salary reduction contributions for 2007.


Special provisions may allow certain participants with at least 15 years of service to make "catch-up" contributions to compensate for smaller contributions made in previous years.

If contributions to a TSA exceed the applicable limit in any year, the excess will be taxable to the employee as ordinary income. In certain situations, we may distribute excess contributions to avoid tax penalties.

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail TSA rules.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. Eligible rollover distributions from 403(b) plans, 401(a) qualified plans, governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. Therefore, you may make rollover contributions to your EQUI-VEST(SM) Strategies TSA certificate from these sources: qualified plans, governmental employer EDC plans, other TSAs and 403(b) arrangements and traditional IRAs.



42  Tax information

Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA, qualified plan, or governmental employer EDC plan as a result of your:

o   termination of employment with the employer who provided the plan funds; or

o   reaching age 59-1/2 even if you are still employed; or

o   disability (special federal income tax definition).

You may be able to roll over pre-tax funds from your traditional IRA to your TSA at any time.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT PLANS


NON-ROTH AFTER-TAX CONTRIBUTIONS. Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer EDC plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. After-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a qualified plan or TSA.

ROTH AFTER-TAX CONTRIBUTIONS. If the after-tax contributions are in a "designated Roth account" under a 403(b) arrangement, they may be rolled over to a designated Roth account under another 403(b) arrangement. They cannot be rolled over to a non-Roth after-tax contribution account. You may not roll over designated Roth account funds under a 401(k) plan to a 403(b) arrangement. You may not roll over Roth IRA funds into a designated Roth account under a 403(b) arrangement. We are not currently accepting rollovers of designated Roth account funds from another 403(b) arrangement to EQUI-VEST(SM) Strategies TSA.


DIRECT TRANSFERS. A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the EQUI-VEST(SM) Strategies contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an EQUI-VEST(SM) Strategies TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.


We currently do not accept direct transfers of designated Roth account funds under another 403(b) arrangement.


SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE 70-1/2. Any rollover or direct transfer contribution to an EQUI-VEST(SM) Strategies TSA must be net of the required minimum distribution for the tax year if:


o   you are or will be at least age 70-1/2 in the current calendar year, and


o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the EQUI-VEST(SM) Strategies TSA.


This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or other eligible retirement plan; or

o   direct rollover from another TSA or other eligible retirement plan; or

o   direct transfer under Revenue Ruling 90-24 from another TSA.


DISTRIBUTIONS FROM TSAS


GENERAL

Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal.


WITHDRAWAL RESTRICTIONS. You may not be able to withdraw or take payment from all or part of your TSA unless you reach age 59-1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract, or suffer financial hardship. Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings. The plan may also impose withdrawal restrictions on employer contributions and related earnings.


For amounts that were directly transferred to your certificate in a Revenue Ruling 90-24 transfer from another 403(b) arrangement: If any portion of the funds directly transferred to your TSA certificate is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA certificate that represents your December 31, 1998, account balance attributable to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1998, account balance if you have qualifying amounts transferred to your TSA certificate. Account values attributable to employer contributions properly reported to us at the time of transfer will not be subject to restriction, unless required by the employer's plan.


                                                             Tax information  43

Withdrawals from TSA contracts with designated Roth contribution funds are subject to existing restrictions on distributions from TSA contracts.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


TAX TREATMENT OF DISTRIBUTIONS FROM TSAS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions. Amounts distributed from TSAs are includable in gross income as ordinary income, not capital gain. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, both non-Roth and designated Roth, you will have a tax basis in your TSA certificate, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA certificate, we assume that all amounts distributed from your TSA certificate are pre-tax, and we withhold tax and report accordingly.

Section 402A of the Code provides that a qualified distribution from a designated Roth account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59-1/2 or death. Also, because there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan, the earliest a qualified distribution from a designated Roth contribution account could be made is 2011. Therefore, earnings attributable to a distribution from a designated Roth account may be includible in income.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions. This treatment is the same for non-qualified distributions from a designated Roth account under a 403(b) arrangement.

ANNUITY PAYMENTS. If you elect an annuity payout option, the nontaxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


LOANS FROM TSAS. The following discussion also applies to loans under governmental employer EDC plans. See "Public employee deferred compensation plans (EDC Plans)" later in this prospectus.

If the plan permits, loans are available from a TSA plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. Please see Appendix IV later in this prospectus for any state restrictions you may be subject to if you take a loan.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.



o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(SM) Strategies TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at


44  Tax information
   least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. If withdrawal restrictions discussed earlier do not apply, you may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.


You may roll over a distribution of pre-tax funds from a TSA to any of the following: a qualified plan, a governmental employer EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


The recipient plan must agree to take the distribution. If you are rolling over from a TSA to a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.


NON-ROTH AFTER-TAX CONTRIBUTIONS. Any non-Roth after-tax contributions you have made to a TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any after-tax contributions you have made to a TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions from a TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental employer EDC plan.


ROTH AFTER-TAX CONTRIBUTIONS. Amounts attributable to "designated Roth contributions" under a 403(b) arrangement may be rolled over only to a designated Roth account under another 403(b) arrangement or a Roth IRA. They cannot be rolled over to a non-Roth after-tax contribution account under a 403(b) arrangement or 401(k) plan. You may not roll over designated Roth account funds under a 403(b) arrangement to a designated Roth account under a 401(k) plan.


Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59-1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer EDC plan (qualified plan, TSA or traditional IRA) into a governmental employer EDC plan, and you later take a distribution from the recipient government employer EDC plan, those amounts generally remain subject to the penalty.


You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

If there is a mandatory distribution provision in your employer's plan for certain small amounts and you do not designate an eligible retirement plan to receive such a mandatory distribution, Treasury Regulations require a traditional IRA to be established on your behalf.


DISTRIBUTION REQUIREMENTS


TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this prospectus.



SPOUSAL CONSENT RULES

If ERISA rules apply to your TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request a withdrawal type transaction under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the participant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the participant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or


                                                             Tax information  45

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


PUBLIC EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)


SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code include governmental entities such as states, municipalities and state agencies (governmental employer). Since EQUI-VEST(SM) Strategies(SM) is open only to governmental employer EDC plans no rules applicable to tax-exempt employees are discussed.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.

CONTRIBUTION LIMITS. The maximum contribution for 2007 is the lesser of $15,500 or 100% of includible compensation.

Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $31,000 for 2007.

If the plan permits, an individual at least age 50 at any time during 2007 may be able to make up to $5,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.


ROLLOVER CONTRIBUTIONS. Eligible rollover distributions of pre-tax funds from 403(b) plans (TSAs), 401(a) qualified plans, other governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70-1/2, severs from employment with the employer or is faced with an unforeseeable emergency.
Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed to the employee or beneficiary. For funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan, because the funds are accounted for separately. Small amounts (up to $5,000) may be taken out by the plan participant or forced out by the plan under certain circumstances, even though the plan participant may still be working and amounts would not otherwise be made available. Such a mandatory forced-out distribution is an eligible rollover distribution. Treasury Regulations require a direct rollover to a traditional IRA established for a plan participant who does not affirmatively designate an eligible retirement plan to receive such a mandatory distribution.

DISTRIBUTION REQUIREMENTS. EDC plans are subject to minimum distribution rules similar to those that apply to TSAs. See "Required minimum distributions" later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70-1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.


TAX TREATMENT OF DISTRIBUTIONS. The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59-1/2 distributions.



46  Tax information

TAX-DEFERRED ROLLOVERS. A participant in a governmental employer EDC plan, or in certain cases, a beneficiary, may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or TSA, as well as to another governmental employer EDC plan. The recipient plan must agree to take the distribution.


If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, TSA, or traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

LOANS. Same as for TSAs. (See "Loans from TSAs" under "Distributions from TSAs" earlier in this prospectus.)


BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

If you are a participant in a 403(b) plan or a governmental employer EDC plan, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from annuity contracts funding tax qualified retirement plans, including 403(b) TSAs and 457 plans. For this purpose additional annuity contract benefits may include enhanced death benefits. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

Generally, TSA and EDC plan participants must take the first required minimum distribution for the calendar year in which the participant turns age 70-1/2. However, TSA and EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 70-1/2, as follows:

o For TSA and EDC plan participants who have not retired from service with the employer who provided the funds for this TSA or EDC contract by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2.

The first required minimum distribution is for the calendar year in which you turn age 70-1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70-1/2 or retire or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your TSA or EDC as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR RETIREMENT PLANS?


No, if you want, you can choose a different method for each of your retirement plans. For example, you can choose an annuity payout from your TSA certificate, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.



WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR CERTIFICATE BASED ON THE METHOD YOU CHOOSE?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our required minimum distribution (RMD) automatic withdrawal option.


                                                             Tax information  47

Otherwise, you will be responsible each year for asking us to pay the required minimum distribution withdrawal to you.

The IRS will let you calculate the required minimum distribution for each TSA that you maintain, using the method that you picked for that particular 403(b) arrangement. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall TSA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more TSA contracts or custodial accounts that you own.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

The required minimum distribution amount for each of your plans and arrangements is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans or TSAs to the amounts you have to take from your traditional IRAs and vice-versa.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age-group which must take lifetime required minimum distributions. If this is a TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another TSA contract or custodial account that you own. Note that in the case of an EDC plan the distribution must be taken annually from the EDC contract.


WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary, depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year.


If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2. Rollovers to another eligible retirement plan, including a traditional IRA, may be available to a surviving spouse death beneficiary.


NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual participant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the participant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual participant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the participant.


ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not AXA Equitable, to properly administer any loan made to plan participants.


o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(SM) Strategies processing and all other terms and conditions of the loan.


o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an


48  Tax information
    amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.


CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).


The EQUI-VEST(SM) Strategies TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. AXA Equitable and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), and any distribution from a TSA or governmental employer EDC plan which is not an eligible rollover distribution we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a TSA or governmental employer EDC plan. If a non-periodic distribution from a TSA or governmental employer EDC plan is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA, GOVERNMENTAL EMPLOYER EDC AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from governmental employer EDC plans and


                                                             Tax information  49

TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from governmental employer EDC plan distributions. An eligible rollover distribution from one of these eligible retirement plans can be rolled over to another one of these eligible retirement plans or a traditional IRA. All distributions from a TSA, governmental employer EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are "required minimum distributions" after age 70-1/2 or retirement; or

o   hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   corrective distributions which fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.


50  Tax information

8. More information

--------------------------------------------------------------------------------


ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts and certificates is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A or Class IB/B shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and


(8) to unilaterally change the contract and your certificate in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract and your certificate must be in writing and made by our authorized officer. We will provide notice of any contract and certificate changes.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan relating to its Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.

The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
  Fixed Maturity Options
 with June 15th Maturity    Rate to Maturity as of      Price Per $100 of
  Date of Maturity Year       February 15, 2007         Maturity Value
--------------------------------------------------------------------------------
           2007                     3.70%                     $ 98.81
           2008                     3.75%                     $ 95.22
           2009                     3.80%                     $ 91.67
           2010                     3.85%                     $ 88.17
           2011                     3.90%                     $ 84.73
           2012                     3.95%                     $ 81.33
           2013                     4.10%                     $ 77.53
           2014                     4.15%                     $ 74.21
           2015                     4.20%                     $ 70.97
           2016                     4.30%                     $ 67.50
--------------------------------------------------------------------------------



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

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II later in this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. The interests under the contract in the general account are issued by AXA Equitable. Interests in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


52  More information

DATES AND PRICES AT WHICH CERTIFICATE EVENTS
OCCUR

We describe below the general rules for when, and at what prices, events under your certificate will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.


o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give participants the opportunity to instruct us how to vote the number of shares attributable to their certificates if a shareholder vote is taken. If we do not receive instructions in time from all participants, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that participants vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our participants arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our participants, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require participant approval, participants will be entitled to one vote for each unit they have in the variable investment options. Each participant who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by participants.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the


                                                            More information  53
regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a participant's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the certificates, or the distribution of the certificates.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The owner may not assign a contract or certificate for any purpose.

You cannot assign a certificate as security for a loan or other obligation. Loans from account value, however, are permitted unless restricted by the employer.


FUNDING CHANGES


The employer or trustee can change the funding vehicle for the plan.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 16.0% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.70% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 12.0% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 0.35% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) Strategies on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new



54  More information
relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                                            More information  55

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


56  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 1.20% and 0.50%. The unit values and number of units outstanding for contracts offered under Separate Account A with daily asset charges of 0.90% and 0.70% are available in the Statement of Additional Information. To request a copy of the Statement of Additional Information, please contact our Processing Office. At the date of this Prospectus, unit values and number of units outstanding for contracts offered under Separate Account A with an asset based charge of 0.25% did not exist. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


 THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
 UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.
-----------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
                                                                                             1998    1999    2000
-----------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Conservative Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Conservative-Plus Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Moderate Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Moderate-Plus Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP Aggressive Equity
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP Core Bond
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP Health Care
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP High Yield
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP International Equity
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP Large Cap Growth
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 AXA Premier VIP Large Cap Value
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
-----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                             2001       2002         2003
----------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                                                 --            --     $ 109.19
  Number of units outstanding (000's)                                                        --            --            1
 AXA Conservative Allocation
  Unit value                                                                                 --            --     $ 102.19
  Number of units outstanding (000's)                                                        --            --            2
 AXA Conservative-Plus Allocation
  Unit value                                                                                 --            --     $ 104.18
  Number of units outstanding (000's)                                                        --            --            3
 AXA Moderate Allocation
  Unit value                                                                                 --            --           --
  Number of units outstanding (000's)                                                        --            --           --
 AXA Moderate-Plus Allocation
  Unit value                                                                                 --            --     $ 108.00
  Number of units outstanding (000's)                                                        --            --            2
 AXA Premier VIP Aggressive Equity
  Unit value                                                                                 --            --           --
  Number of units outstanding (000's)                                                        --            --           --
 AXA Premier VIP Core Bond
  Unit value                                                                                 --      $ 106.88     $ 109.55
  Number of units outstanding (000's)                                                        --            83          100
 AXA Premier VIP Health Care
  Unit value                                                                                 --      $  79.09     $ 100.13
  Number of units outstanding (000's)                                                        --            17           32
 AXA Premier VIP High Yield
  Unit value                                                                                 --            --           --
  Number of units outstanding (000's)                                                        --            --           --
 AXA Premier VIP International Equity
  Unit value                                                                                 --      $  78.18     $ 103.76
  Number of units outstanding (000's)                                                        --            17           31
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                                 --      $  76.54     $  96.89
  Number of units outstanding (000's)                                                        --            21           31
 AXA Premier VIP Large Cap Growth
  Unit value                                                                                 --      $  67.96     $  87.71
  Number of units outstanding (000's)                                                        --            32           53
 AXA Premier VIP Large Cap Value
  Unit value                                                                                 --      $  79.20     $ 102.57
  Number of units outstanding (000's)                                                        --            32           39
----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
                                                                                                2004         2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                                                 $ 120.60     $ 128.76     $ 149.99
  Number of units outstanding (000's)                                                              12           32           83
 AXA Conservative Allocation
  Unit value                                                                                 $ 107.05     $ 108.35     $ 113.87
  Number of units outstanding (000's)                                                              31           42           55
 AXA Conservative-Plus Allocation
  Unit value                                                                                 $ 110.91     $ 113.14     $ 121.57
  Number of units outstanding (000's)                                                              21           44           80
 AXA Moderate Allocation
  Unit value                                                                                       --     $ 165.24     $ 180.56
  Number of units outstanding (000's)                                                              --           --            3
 AXA Moderate-Plus Allocation
  Unit value                                                                                 $ 119.18     $ 125.60     $ 142.10
  Number of units outstanding (000's)                                                              50          122          290
 AXA Premier VIP Aggressive Equity
  Unit value                                                                                       --     $  91.83     $  95.60
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Core Bond
  Unit value                                                                                 $ 112.44     $ 113.04     $ 115.90
  Number of units outstanding (000's)                                                             106          121          111
 AXA Premier VIP Health Care
  Unit value                                                                                 $ 110.93     $ 117.23     $ 121.77
  Number of units outstanding (000's)                                                              49           57           60
 AXA Premier VIP High Yield
  Unit value                                                                                       --     $ 123.10     $ 134.04
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP International Equity
  Unit value                                                                                 $ 120.87     $ 137.87     $ 170.70
  Number of units outstanding (000's)                                                              62           71           89
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                                 $ 104.99     $ 110.72     $ 124.24
  Number of units outstanding (000's)                                                              33           31           29
 AXA Premier VIP Large Cap Growth
  Unit value                                                                                 $  92.44     $  98.17     $  97.10
  Number of units outstanding (000's)                                                              65           65           66
 AXA Premier VIP Large Cap Value
  Unit value                                                                                 $ 115.96     $ 122.70     $ 144.66
  Number of units outstanding (000's)                                                              51           62           87
-------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information I-1

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ending
                                                                                                     December 31,
                                                                                             1998       1999        2000
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 AXA Premier VIP Mid Cap Value
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 AXA Premier VIP Technology
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein Common Stock
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein Growth and Income
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein Intermediate Government Securities
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein International
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein Large Cap Growth
  Unit value                                                                                 --      $ 116.42    $  93.88
  Number of units outstanding (000's)                                                        --            36         350
 EQ/AllianceBernstein Quality Bond
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein Small Cap Growth
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/AllianceBernstein Value
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/Boston Advisors Equity Income
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/Calvert Socially Responsible
  Unit value                                                                                 --      $ 107.64    $ 103.26
  Number of units outstanding (000's)                                                        --            --          --
 EQ/Capital Guardian Growth
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/Capital Guardian International
  Unit value                                                                                 --            --          --
  Number of units outstanding (000's)                                                        --            --          --
 EQ/Capital Guardian Research
  Unit value                                                                                 --      $ 106.84    $ 111.80
  Number of units outstanding (000's)                                                        --             1           9
 EQ/Capital Guardian U.S. Equity
  Unit value                                                                                 --      $ 101.69    $ 104.08
  Number of units outstanding (000's)                                                        --             1          11
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                               2001        2002        2003
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
  Unit value                                                                                      --     $ 62.08    $  86.02
  Number of units outstanding (000's)                                                             --          43          94
 AXA Premier VIP Mid Cap Value
  Unit value                                                                                      --     $ 73.80    $ 102.53
  Number of units outstanding (000's)                                                             --          36          66
 AXA Premier VIP Technology
  Unit value                                                                                      --     $ 56.71    $  88.33
  Number of units outstanding (000's)                                                             --           9          31
 EQ/AllianceBernstein Common Stock
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/AllianceBernstein Growth and Income
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/AllianceBernstein Intermediate Government Securities
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/AllianceBernstein International
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/AllianceBernstein Large Cap Growth
  Unit value                                                                                $  70.52     $ 47.97    $  58.38
  Number of units outstanding (000's)                                                            438         383         362
 EQ/AllianceBernstein Quality Bond
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/AllianceBernstein Small Cap Growth
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/AllianceBernstein Value
  Unit value                                                                                $  94.71     $ 80.81    $ 102.78
  Number of units outstanding (000's)                                                             71         173         235
 EQ/Boston Advisors Equity Income
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Calvert Socially Responsible
  Unit value                                                                                $  87.02     $ 63.23    $  79.94
  Number of units outstanding (000's)                                                             --           3           4
 EQ/Capital Guardian Growth
  Unit value                                                                                      --     $ 54.11    $  66.27
  Number of units outstanding (000's)                                                             --           5          11
 EQ/Capital Guardian International
  Unit value                                                                                      --     $ 67.97    $  89.06
  Number of units outstanding (000's)                                                             --          12          31
 EQ/Capital Guardian Research
  Unit value                                                                                $ 108.22     $ 80.55    $ 104.65
  Number of units outstanding (000's)                                                             31         130         142
 EQ/Capital Guardian U.S. Equity
  Unit value                                                                                $ 100.76     $ 75.99    $ 102.40
  Number of units outstanding (000's)                                                             21          63         126
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
                                                                                               2004         2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
  Unit value                                                                                $  94.96     $ 101.69     $ 110.13
  Number of units outstanding (000's)                                                            125          122          116
 AXA Premier VIP Mid Cap Value
  Unit value                                                                                $ 116.68     $ 123.75     $ 140.28
  Number of units outstanding (000's)                                                             91           89           85
 AXA Premier VIP Technology
  Unit value                                                                                $  91.63     $ 100.73     $ 106.79
  Number of units outstanding (000's)                                                            130          128          124
 EQ/AllianceBernstein Common Stock
  Unit value                                                                                      --     $ 171.66     $ 188.20
  Number of units outstanding (000's)                                                             --           --           --
 EQ/AllianceBernstein Growth and Income
  Unit value                                                                                      --     $ 215.74     $ 253.32
  Number of units outstanding (000's)                                                             --           --           --
 EQ/AllianceBernstein Intermediate Government Securities
  Unit value                                                                                      --     $ 140.78     $ 143.80
  Number of units outstanding (000's)                                                             --           --           --
 EQ/AllianceBernstein International
  Unit value                                                                                      --     $ 130.98     $ 160.24
  Number of units outstanding (000's)                                                             --           --            3
 EQ/AllianceBernstein Large Cap Growth
  Unit value                                                                                $  62.52     $  70.99     $  69.76
  Number of units outstanding (000's)                                                            311          281          249
 EQ/AllianceBernstein Quality Bond
  Unit value                                                                                      --     $ 149.02     $ 153.26
  Number of units outstanding (000's)                                                             --           --           --
 EQ/AllianceBernstein Small Cap Growth
  Unit value                                                                                      --     $ 174.78     $ 188.69
  Number of units outstanding (000's)                                                             --           --            1
 EQ/AllianceBernstein Value
  Unit value                                                                                $ 115.20     $ 120.01     $ 143.93
  Number of units outstanding (000's)                                                            340          396          471
 EQ/Boston Advisors Equity Income
  Unit value                                                                                $ 107.01     $ 112.23     $ 128.59
  Number of units outstanding (000's)                                                              6           50           67
 EQ/Calvert Socially Responsible
  Unit value                                                                                $  81.81     $  87.90     $  91.39
  Number of units outstanding (000's)                                                              6            8            9
 EQ/Capital Guardian Growth
  Unit value                                                                                $  69.10     $  71.76     $  76.14
  Number of units outstanding (000's)                                                             12           17           27
 EQ/Capital Guardian International
  Unit value                                                                                $  99.97     $ 115.69     $ 136.30
  Number of units outstanding (000's)                                                             75           97          121
 EQ/Capital Guardian Research
  Unit value                                                                                $ 114.66     $ 120.15     $ 133.03
  Number of units outstanding (000's)                                                            147          147          143
 EQ/Capital Guardian U.S. Equity
  Unit value                                                                                $ 110.61     $ 115.80     $ 125.81
  Number of units outstanding (000's)                                                            189           --          254
-------------------------------------------------------------------------------------------------------------------------------


I-2 Appendix I: Condensed financial information

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.
-----------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
                                                                                               1998         1999
-----------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Equity 500 Index
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Evergreen International Bond
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Evergreen Omega
  Unit value                                                                                      --     $ 106.63
  Number of units outstanding (000's)                                                             --           --
 EQ/FI Mid Cap
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/FI Mid Cap Value
  Unit value                                                                                $  82.88     $  83.36
  Number of units outstanding (000's)                                                             --            1
 EQ/Franklin Income
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Franklin Small Cap Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/GAMCO Mergers and Acquisitions
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/GAMCO Small Company Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/International Growth
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Janus Large Cap Growth
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/JPMorgan Core Bond
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/JPMorgan Value Opportunities
  Unit value                                                                                $ 100.60     $  98.04
  Number of units outstanding (000's)                                                             --            3
 EQ/Legg Mason Value Equity
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Long Term Bond
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Lord Abbett Growth and Income
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                               2000        2001        2002
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Equity 500 Index
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Evergreen International Bond
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Evergreen Omega
  Unit value                                                                                $  93.02     $ 76.26    $  57.25
  Number of units outstanding (000's)                                                              3          10          16
 EQ/FI Mid Cap
  Unit value                                                                                $ 100.02     $ 85.57    $  68.93
  Number of units outstanding (000's)                                                              9         106         195
 EQ/FI Mid Cap Value
  Unit value                                                                                $  86.60     $ 88.97    $  74.98
  Number of units outstanding (000's)                                                             14         126         261
 EQ/Franklin Income
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Franklin Small Cap Value
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/GAMCO Mergers and Acquisitions
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/GAMCO Small Company Value
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/International Growth
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Janus Large Cap Growth
  Unit value                                                                                $  83.99     $ 63.92    $  44.01
  Number of units outstanding (000's)                                                             12         119         162
 EQ/JPMorgan Core Bond
  Unit value                                                                                      --          --    $ 107.19
  Number of units outstanding (000's)                                                             --          --          45
 EQ/JPMorgan Value Opportunities
  Unit value                                                                                $ 103.43     $ 95.23    $  76.16
  Number of units outstanding (000's)                                                             17          32          35
 EQ/Legg Mason Value Equity
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Long Term Bond
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
 EQ/Lord Abbett Growth and Income
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
-----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                               2003        2004         2005
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                                                      --          --     $ 104.07
  Number of units outstanding (000's)                                                             --          --           11
 EQ/Equity 500 Index
  Unit value                                                                                      --          --     $ 164.80
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Evergreen International Bond
  Unit value                                                                                      --          --     $  97.53
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Evergreen Omega
  Unit value                                                                                $  78.17    $  82.67     $  84.92
  Number of units outstanding (000's)                                                             26          53           44
 EQ/FI Mid Cap
  Unit value                                                                                $  97.80    $ 112.12     $ 117.83
  Number of units outstanding (000's)                                                            301         399           --
 EQ/FI Mid Cap Value
  Unit value                                                                                $  98.72    $ 114.94     $ 126.82
  Number of units outstanding (000's)                                                            291         333          377
 EQ/Franklin Income
  Unit value                                                                                      --          --           --
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Franklin Small Cap Value
  Unit value                                                                                      --          --           --
  Number of units outstanding (000's)                                                             --          --           --
 EQ/GAMCO Mergers and Acquisitions
  Unit value                                                                                      --          --     $ 105.14
  Number of units outstanding (000's)                                                             --          --            5
 EQ/GAMCO Small Company Value
  Unit value                                                                                      --    $ 113.27     $ 116.74
  Number of units outstanding (000's)                                                             --           7           62
 EQ/International Growth
  Unit value                                                                                      --          --     $ 115.10
  Number of units outstanding (000's)                                                             --          --            3
 EQ/Janus Large Cap Growth
  Unit value                                                                                $  54.73    $  60.64     $  64.28
  Number of units outstanding (000's)                                                            185         201          225
 EQ/JPMorgan Core Bond
  Unit value                                                                                $ 109.48    $ 112.60     $ 113.71
  Number of units outstanding (000's)                                                             72          95          130
 EQ/JPMorgan Value Opportunities
  Unit value                                                                                $  95.42    $ 104.53     $ 108.48
  Number of units outstanding (000's)                                                             35          38           39
 EQ/Legg Mason Value Equity
  Unit value                                                                                      --          --     $ 106.44
  Number of units outstanding (000's)                                                             --          --            6
 EQ/Long Term Bond
  Unit value                                                                                      --          --     $ 100.09
  Number of units outstanding (000's)                                                             --          --           20
 EQ/Lord Abbett Growth and Income
  Unit value                                                                                      --          --     $ 106.09
  Number of units outstanding (000's)                                                             --          --            3
------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                                    For the years ending December 31,
                                                                                              2006
-----------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                                                 $ 111.01
  Number of units outstanding (000's)                                                              27
 EQ/Equity 500 Index
  Unit value                                                                                 $ 187.87
  Number of units outstanding (000's)                                                               2
 EQ/Evergreen International Bond
  Unit value                                                                                 $  99.66
  Number of units outstanding (000's)                                                              14
 EQ/Evergreen Omega
  Unit value                                                                                 $  88.82
  Number of units outstanding (000's)                                                              38
 EQ/FI Mid Cap
  Unit value                                                                                 $ 129.84
  Number of units outstanding (000's)                                                             494
 EQ/FI Mid Cap Value
  Unit value                                                                                 $ 140.94
  Number of units outstanding (000's)                                                             382
 EQ/Franklin Income
  Unit value                                                                                 $ 104.34
  Number of units outstanding (000's)                                                              22
 EQ/Franklin Small Cap Value
  Unit value                                                                                 $ 108.27
  Number of units outstanding (000's)                                                               2
 EQ/GAMCO Mergers and Acquisitions
  Unit value                                                                                 $ 116.57
  Number of units outstanding (000's)                                                              12
 EQ/GAMCO Small Company Value
  Unit value                                                                                 $ 137.07
  Number of units outstanding (000's)                                                              80
 EQ/International Growth
  Unit value                                                                                 $ 142.89
  Number of units outstanding (000's)                                                              14
 EQ/Janus Large Cap Growth
  Unit value                                                                                 $  64.26
  Number of units outstanding (000's)                                                             215
 EQ/JPMorgan Core Bond
  Unit value                                                                                 $ 116.91
  Number of units outstanding (000's)                                                             144
 EQ/JPMorgan Value Opportunities
  Unit value                                                                                 $ 129.02
  Number of units outstanding (000's)                                                              39
 EQ/Legg Mason Value Equity
  Unit value                                                                                 $ 112.35
  Number of units outstanding (000's)                                                              41
 EQ/Long Term Bond
  Unit value                                                                                 $ 100.69
  Number of units outstanding (000's)                                                              33
 EQ/Lord Abbett Growth and Income
  Unit value                                                                                 $ 122.86
  Number of units outstanding (000's)                                                              10
-----------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information I-3

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.
------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
                                                                                               1998         1999
------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Lord Abbett Mid Cap Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Marsico Focus
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Mercury Basic Value Equity
  Unit value                                                                                 $ 97.91     $ 115.06
  Number of units outstanding (000's)                                                             --            7
 EQ/Mercury International Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/MFS Investors Trust
  Unit value                                                                                      --     $ 104.53
  Number of units outstanding (000's)                                                             --            2
 EQ/Money Market
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Mutual Shares
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Oppenheimer Global
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Oppenheimer Main Street Small Cap
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/PIMCO Real Return
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Short Duration Bond
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Small Cap Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Small Company Growth
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Small Company Index
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                                2000         2001        2002
------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Lord Abbett Mid Cap Value
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Marsico Focus
  Unit value                                                                                       --     $ 105.94    $  92.57
  Number of units outstanding (000's)                                                              --           --          47
 EQ/Mercury Basic Value Equity
  Unit value                                                                                 $ 127.11     $ 132.52    $ 109.12
  Number of units outstanding (000's)                                                              41          119         183
 EQ/Mercury International Value
  Unit value                                                                                       --           --    $  75.88
  Number of units outstanding (000's)                                                              --           --          74
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/MFS Investors Trust
  Unit value                                                                                 $ 102.57     $  85.14    $  66.44
  Number of units outstanding (000's)                                                              17           21          26
 EQ/Money Market
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Mutual Shares
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Oppenheimer Global
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Oppenheimer Main Street Small Cap
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/PIMCO Real Return
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Short Duration Bond
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Small Cap Value
  Unit value                                                                                       --           --    $ 112.91
  Number of units outstanding (000's)                                                              --           --          27
 EQ/Small Company Growth
  Unit value                                                                                       --           --          --
  Number of units outstanding (000's)                                                              --           --          --
 EQ/Small Company Index
  Unit value                                                                                       --           --    $  81.65
  Number of units outstanding (000's)                                                              --           --          18
------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2003         2004         2005
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
  Unit value                                                                                       --           --     $ 105.72
  Number of units outstanding (000's)                                                              --           --            2
 EQ/Lord Abbett Mid Cap Value
  Unit value                                                                                       --           --     $ 111.59
  Number of units outstanding (000's)                                                              --           --           14
 EQ/Marsico Focus
  Unit value                                                                                 $ 119.93     $ 130.94     $ 143.22
  Number of units outstanding (000's)                                                             133          180          241
 EQ/Mercury Basic Value Equity
  Unit value                                                                                 $ 141.44     $ 154.51     $ 157.16
  Number of units outstanding (000's)                                                             219          284          294
 EQ/Mercury International Value
  Unit value                                                                                 $  96.00     $ 115.37     $ 126.34
  Number of units outstanding (000's)                                                              85          120          197
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                       --     $  89.15     $  96.04
  Number of units outstanding (000's)                                                              --           --           --
 EQ/MFS Investors Trust
  Unit value                                                                                 $  80.11     $  88.18     $  93.39
  Number of units outstanding (000's)                                                              31           32           31
 EQ/Money Market
  Unit value                                                                                       --     $ 121.17     $ 123.17
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                       --     $ 104.69     $ 109.03
  Number of units outstanding (000's)                                                              --           --            6
 EQ/Mutual Shares
  Unit value                                                                                       --           --           --
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Oppenheimer Global
  Unit value                                                                                       --           --           --
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Oppenheimer Main Street Small Cap
  Unit value                                                                                       --           --           --
  Number of units outstanding (000's)                                                              --           --           --
 EQ/PIMCO Real Return
  Unit value                                                                                       --           --     $  99.44
  Number of units outstanding (000's)                                                              --           --           35
 EQ/Short Duration Bond
  Unit value                                                                                       --           --     $  99.89
  Number of units outstanding (000's)                                                              --           --            3
 EQ/Small Cap Value
  Unit value                                                                                 $ 153.26     $ 177.32     $ 183.41
  Number of units outstanding (000's)                                                              54          102          120
 EQ/Small Company Growth
  Unit value                                                                                       --     $ 114.62     $ 121.73
  Number of units outstanding (000's)                                                              --            1           26
 EQ/Small Company Index
  Unit value                                                                                 $ 117.68     $ 136.81     $ 140.93
  Number of units outstanding (000's)                                                              59          104          133
-------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------
                                                                                                2006
-----------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
  Unit value                                                                                 $ 117.71
  Number of units outstanding (000's)                                                               5
 EQ/Lord Abbett Mid Cap Value
  Unit value                                                                                 $ 123.96
  Number of units outstanding (000's)                                                              23
 EQ/Marsico Focus
  Unit value                                                                                 $ 154.70
  Number of units outstanding (000's)                                                             295
 EQ/Mercury Basic Value Equity
  Unit value                                                                                 $ 187.75
  Number of units outstanding (000's)                                                             276
 EQ/Mercury International Value
  Unit value                                                                                 $ 156.89
  Number of units outstanding (000's)                                                             231
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                 $ 102.27
  Number of units outstanding (000's)                                                              --
 EQ/MFS Investors Trust
  Unit value                                                                                 $ 104.21
  Number of units outstanding (000's)                                                              28
 EQ/Money Market
  Unit value                                                                                 $ 127.45
  Number of units outstanding (000's)                                                              --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                 $ 116.29
  Number of units outstanding (000's)                                                               5
 EQ/Mutual Shares
  Unit value                                                                                 $ 107.15
  Number of units outstanding (000's)                                                               8
 EQ/Oppenheimer Global
  Unit value                                                                                 $ 110.99
  Number of units outstanding (000's)                                                               3
 EQ/Oppenheimer Main Street Small Cap
  Unit value                                                                                 $ 111.04
  Number of units outstanding (000's)                                                               3
 EQ/PIMCO Real Return
  Unit value                                                                                 $  98.64
  Number of units outstanding (000's)                                                              56
 EQ/Short Duration Bond
  Unit value                                                                                 $ 102.60
  Number of units outstanding (000's)                                                              11
 EQ/Small Cap Value
  Unit value                                                                                 $ 210.41
  Number of units outstanding (000's)                                                             127
 EQ/Small Company Growth
  Unit value                                                                                 $ 132.55
  Number of units outstanding (000's)                                                              50
 EQ/Small Company Index
  Unit value                                                                                 $ 163.91
  Number of units outstanding (000's)                                                             167
-----------------------------------------------------------------------------------------------------------------


I-4 Appendix I: Condensed financial information

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW, AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 1.20%.
------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
------------------------------------------------------------------------------------------------------------------
                                                                                             1998    1999    2000
------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 EQ/Templeton Growth
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 EQ/UBS Growth and Income
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 EQ/Van Kampen Comstock
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 EQ/Van Kampen Mid Cap Growth
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 EQ/Wells Fargo Montgomery Small Cap
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 Target 2015 Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 Target 2025 Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 Target 2035 Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
 Target 2045 Allocation
  Unit value                                                                                 --      --      --
  Number of units outstanding (000's)                                                        --      --      --
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                             2001    2002    2003       2004
------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
  Unit value                                                                                 --      --      --      $ 111.26
  Number of units outstanding (000's)                                                        --      --      --             2
 EQ/Templeton Growth
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 EQ/UBS Growth and Income
  Unit value                                                                                 --      --      --      $ 109.27
  Number of units outstanding (000's)                                                        --      --      --            --
 EQ/Van Kampen Comstock
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 EQ/Van Kampen Mid Cap Growth
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 EQ/Wells Fargo Montgomery Small Cap
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 Target 2015 Allocation
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 Target 2025 Allocation
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 Target 2035 Allocation
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
 Target 2045 Allocation
  Unit value                                                                                 --      --      --            --
  Number of units outstanding (000's)                                                        --      --      --            --
------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending
                                                                                                 December 31,
-------------------------------------------------------------------------------------------------------------------
                                                                                                2005         2006
-------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
  Unit value                                                                                 $ 114.31     $ 108.40
  Number of units outstanding (000's)                                                              26           30
 EQ/Templeton Growth
  Unit value                                                                                       --     $ 107.73
  Number of units outstanding (000's)                                                              --            1
 EQ/UBS Growth and Income
  Unit value                                                                                 $ 117.68     $ 132.73
  Number of units outstanding (000's)                                                              21           46
 EQ/Van Kampen Comstock
  Unit value                                                                                 $ 104.39     $ 119.54
  Number of units outstanding (000's)                                                               9           23
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                                                 $ 212.68     $ 288.01
  Number of units outstanding (000's)                                                              --            1
 EQ/Van Kampen Mid Cap Growth
  Unit value                                                                                 $ 123.86     $ 133.70
  Number of units outstanding (000's)                                                               4           12
 EQ/Wells Fargo Montgomery Small Cap
  Unit value                                                                                 $ 119.16     $ 143.20
  Number of units outstanding (000's)                                                               1           14
 Target 2015 Allocation
  Unit value                                                                                       --     $ 108.37
  Number of units outstanding (000's)                                                              --           --
 Target 2025 Allocation
  Unit value                                                                                       --     $ 109.32
  Number of units outstanding (000's)                                                              --            2
 Target 2035 Allocation
  Unit value                                                                                       --     $ 110.21
  Number of units outstanding (000's)                                                              --            1
 Target 2045 Allocation
  Unit value                                                                                       --     $ 110.99
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------



                                 Appendix I: Condensed financial information I-5

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years
                                                                                              ending December 31,
------------------------------------------------------------------------------------------------------------------
                                                                                                2002         2003
------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                                                       --     $ 109.38
  Number of units outstanding (000's)                                                              --           --
 AXA Conservative Allocation
  Unit value                                                                                       --     $ 102.37
  Number of units outstanding (000's)                                                              --           --
 AXA Conservative-Plus Allocation
  Unit value                                                                                       --     $ 104.36
  Number of units outstanding (000's)                                                              --           --
 AXA Moderate Allocation
  Unit value                                                                                       --           --
  Number of units outstanding (000's)                                                              --           --
 AXA Moderate-Plus Allocation
  Unit value                                                                                       --     $ 108.19
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                                                                       --           --
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Core Bond
  Unit value                                                                                 $ 107.64     $ 111.11
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Health Care
  Unit value                                                                                 $  79.66     $ 101.56
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP High Yield
  Unit value                                                                                       --           --
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP International Equity
  Unit value                                                                                 $  78.74     $ 105.24
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                                 $  77.08     $  98.27
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                                                                 $  68.45     $  88.96
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Large Cap Value
  Unit value                                                                                 $  79.76     $ 104.03
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Mid Cap Growth
  Unit value                                                                                 $  62.53     $  87.24
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Mid Cap Value
  Unit value                                                                                 $  74.33     $ 103.99
  Number of units outstanding (000's)                                                              --           --
 AXA Premier VIP Technology
  Unit value                                                                                 $  57.12     $  89.59
  Number of units outstanding (000's)                                                              --           --
 EQ/AllianceBernstein Common Stock
  Unit value                                                                                       --           --
  Number of units outstanding (000's)                                                              --           --
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004         2005         2006
--------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                                                 $ 121.67     $ 130.82     $ 153.46
  Number of units outstanding (000's)                                                              --           --           --
 AXA Conservative Allocation
  Unit value                                                                                 $ 108.00     $ 110.08     $ 116.51
  Number of units outstanding (000's)                                                              --           --           --
 AXA Conservative-Plus Allocation
  Unit value                                                                                 $ 111.89     $ 114.94     $ 124.39
  Number of units outstanding (000's)                                                              --           --           --
 AXA Moderate Allocation
  Unit value                                                                                       --           --     $ 103.11
  Number of units outstanding (000's)                                                              --           --           --
 AXA Moderate-Plus Allocation
  Unit value                                                                                 $ 120.23     $ 127.61     $ 145.39
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Aggressive Equity
  Unit value                                                                                       --           --     $ 105.24
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Core Bond
  Unit value                                                                                 $ 114.85     $ 116.28     $ 120.06
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Health Care
  Unit value                                                                                 $ 113.31     $ 120.59     $ 126.14
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP High Yield
  Unit value                                                                                       --           --     $ 102.63
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP International Equity
  Unit value                                                                                 $ 123.46     $ 141.82     $ 176.83
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                                 $ 107.24     $ 113.89     $ 128.70
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Large Cap Growth
  Unit value                                                                                 $  94.42     $ 100.98     $ 100.59
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Large Cap Value
  Unit value                                                                                 $ 118.45     $ 126.22     $ 149.85
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Mid Cap Growth
  Unit value                                                                                 $  96.99     $ 104.60     $ 114.09
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Mid Cap Value
  Unit value                                                                                 $ 119.18     $ 127.30     $ 145.32
  Number of units outstanding (000's)                                                              --           --           --
 AXA Premier VIP Technology
  Unit value                                                                                 $  93.59     $ 103.61     $ 110.62
  Number of units outstanding (000's)                                                              --           --           --
 EQ/AllianceBernstein Common Stock
  Unit value                                                                                       --           --     $ 104.17
  Number of units outstanding (000's)                                                              --           --           --
--------------------------------------------------------------------------------------------------------------------------------


I-6 Appendix I: Condensed financial information

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
------------------------------------------------------------------------------------------------------------------
                                                                                                2002        2003
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/AllianceBernstein Intermediate Government Securities
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/AllianceBernstein International
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/AllianceBernstein Large Cap Growth
  Unit value                                                                                 $ 44.22    $  54.21
  Number of units outstanding (000's)                                                             --          --
 EQ/AllianceBernstein Quality Bond
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/AllianceBernstein Small Cap Growth
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/AllianceBernstein Value
  Unit value                                                                                 $ 89.18    $ 114.24
  Number of units outstanding (000's)                                                             --          --
 EQ/Boston Advisors Equity Income
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Calvert Socially Responsible
  Unit value                                                                                 $ 57.22    $  72.85
  Number of units outstanding (000's)                                                             --          --
 EQ/Capital Guardian Growth
  Unit value                                                                                 $ 47.88    $  59.05
  Number of units outstanding (000's)                                                             --          --
 EQ/Capital Guardian International
  Unit value                                                                                 $ 61.65    $  81.36
  Number of units outstanding (000's)                                                             --          --
 EQ/Capital Guardian Research
  Unit value                                                                                 $ 73.83    $  96.60
  Number of units outstanding (000's)                                                             --          --
 EQ/Capital Guardian U.S. Equity
  Unit value                                                                                 $ 74.48    $ 101.08
  Number of units outstanding (000's)                                                             --          --
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Equity 500 Index
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Evergreen International Bond
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Evergreen Omega
  Unit value                                                                                 $ 56.66    $  77.91
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                2004        2005        2006
-----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
  Unit value                                                                                      --          --     $ 104.53
  Number of units outstanding (000's)                                                             --          --           --
 EQ/AllianceBernstein Intermediate Government Securities
  Unit value                                                                                      --          --     $ 100.44
  Number of units outstanding (000's)                                                             --          --           --
 EQ/AllianceBernstein International
  Unit value                                                                                      --          --     $ 105.97
  Number of units outstanding (000's)                                                             --          --           --
 EQ/AllianceBernstein Large Cap Growth
  Unit value                                                                                $  58.46    $  66.85     $  66.16
  Number of units outstanding (000's)                                                             --          --           --
 EQ/AllianceBernstein Quality Bond
  Unit value                                                                                      --          --     $ 100.81
  Number of units outstanding (000's)                                                             --          --           --
 EQ/AllianceBernstein Small Cap Growth
  Unit value                                                                                      --          --     $ 103.84
  Number of units outstanding (000's)                                                             --          --           --
 EQ/AllianceBernstein Value
  Unit value                                                                                $ 128.95    $ 135.28     $ 163.40
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Boston Advisors Equity Income
  Unit value                                                                                $ 107.17    $ 113.20     $ 130.62
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Calvert Socially Responsible
  Unit value                                                                                $  75.08    $  81.24     $  85.06
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian Growth
  Unit value                                                                                $  62.01    $  64.85     $  69.30
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian International
  Unit value                                                                                $  91.97    $ 107.18     $ 127.17
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian Research
  Unit value                                                                                $ 106.60    $ 112.49     $ 125.42
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Capital Guardian U.S. Equity
  Unit value                                                                                $ 109.96    $ 115.93     $ 126.84
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Caywood-Scholl High Yield Bond
  Unit value                                                                                      --    $ 104.56     $ 112.32
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Equity 500 Index
  Unit value                                                                                      --          --     $ 103.22
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Evergreen International Bond
  Unit value                                                                                      --    $  97.69     $ 100.53
  Number of units outstanding (000's)                                                             --          --           --
 EQ/Evergreen Omega
  Unit value                                                                                $  82.98    $  85.83     $  90.42
  Number of units outstanding (000's)                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information I-7

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
------------------------------------------------------------------------------------------------------------------
                                                                                                2002        2003
------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                                                 $ 71.73     $ 102.49
  Number of units outstanding (000's)                                                             --           --
 EQ/FI Mid Cap Value
  Unit value                                                                                 $ 95.25     $ 126.30
  Number of units outstanding (000's)                                                             --           --
 EQ/Franklin Income
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Franklin Small Cap Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/GAMCO Mergers and Acquisitions
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/GAMCO Small Company Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/International Growth
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Janus Large Cap Growth
  Unit value                                                                                 $ 47.68     $  59.71
  Number of units outstanding (000's)                                                             --           --
 EQ/JPMorgan Core Bond
  Unit value                                                                                 $108.01     $ 111.09
  Number of units outstanding (000's)                                                             --           --
 EQ/JPMorgan Value Opportunities
  Unit value                                                                                 $ 78.07     $  98.51
  Number of units outstanding (000's)                                                             --           --
 EQ/Legg Mason Value Equity
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Long Term Bond
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Lord Abbett Growth and Income
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Lord Abbett Large Cap Core
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Lord Abbett Mid Cap Value
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Marsico Focus
  Unit value                                                                                 $ 93.38     $ 121.84
  Number of units outstanding (000's)                                                             --           --
 EQ/Mercury Basic Value Equity
  Unit value                                                                                 $ 88.81     $ 115.93
  Number of units outstanding (000's)                                                             --           --
------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004         2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                                                 $ 118.33     $ 125.23     $ 138.97
  Number of units outstanding (000's)                                                              --           --           --
 EQ/FI Mid Cap Value
  Unit value                                                                                 $ 148.09     $ 164.04     $ 183.59
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Franklin Income
  Unit value                                                                                       --           --     $ 104.56
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Franklin Small Cap Value
  Unit value                                                                                       --           --     $ 108.50
  Number of units outstanding (000's)                                                              --           --           --
 EQ/GAMCO Mergers and Acquisitions
  Unit value                                                                                       --     $ 105.64     $ 117.94
  Number of units outstanding (000's)                                                              --           --           --
 EQ/GAMCO Small Company Value
  Unit value                                                                                 $ 113.44     $ 117.75     $ 139.30
  Number of units outstanding (000's)                                                              --           --           --
 EQ/International Growth
  Unit value                                                                                       --     $ 115.64     $ 144.57
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Janus Large Cap Growth
  Unit value                                                                                 $  66.62     $  71.12     $  71.61
  Number of units outstanding (000's)                                                              --           --           --
 EQ/JPMorgan Core Bond
  Unit value                                                                                 $ 115.07     $ 117.03     $ 121.18
  Number of units outstanding (000's)                                                              --           --           --
 EQ/JPMorgan Value Opportunities
  Unit value                                                                                 $ 108.69     $ 112.39     $ 134.61
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Legg Mason Value Equity
  Unit value                                                                                       --     $ 106.62     $ 113.34
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Long Term Bond
  Unit value                                                                                       --     $ 100.56     $ 101.88
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Lord Abbett Growth and Income
  Unit value                                                                                       --     $ 105.59     $ 124.31
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Lord Abbett Large Cap Core
  Unit value                                                                                       --     $ 106.21     $ 119.10
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Lord Abbett Mid Cap Value
  Unit value                                                                                       --     $ 112.11     $ 125.42
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Marsico Focus
  Unit value                                                                                 $ 133.98     $ 147.58     $ 160.53
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Mercury Basic Value Equity
  Unit value                                                                                 $ 127.54     $ 130.65     $ 157.18
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------


I-8 Appendix I: Condensed financial information

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
----------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
----------------------------------------------------------------------------------------------------------------
                                                                                                2002        2003
----------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
  Unit value                                                                                 $ 62.51    $  79.64
  Number of units outstanding (000's)                                                             --          --
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                 $ 35.99    $  46.31
  Number of units outstanding (000's)                                                             --          --
 EQ/MFS Investors Trust
  Unit value                                                                                 $ 64.03    $  77.76
  Number of units outstanding (000's)                                                             --          --
 EQ/Money Market
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Mutual Shares
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Oppenheimer Global
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Oppenheimer Main Street Small Cap
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/PIMCO Real Return
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Short Duration Bond
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Small Cap Value
  Unit value                                                                                 $108.77    $ 148.68
  Number of units outstanding (000's)                                                             --          --
 EQ/Small Company Growth
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Small Company Index
  Unit value                                                                                 $ 82.28    $ 119.41
  Number of units outstanding (000's)                                                             --          --
 EQ/TCW Equity
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Templeton Growth
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/UBS Growth and Income
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
 EQ/Van Kampen Comstock
  Unit value                                                                                      --          --
  Number of units outstanding (000's)                                                             --          --
----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004        2005         2006
------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
  Unit value                                                                                $  96.39     $ 106.30     $ 132.94
  Number of units outstanding (000's)                                                             --           --           --
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                $  51.89     $  56.29     $  60.37
  Number of units outstanding (000's)                                                             --           --           --
 EQ/MFS Investors Trust
  Unit value                                                                                $  86.19     $  91.93     $ 103.30
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Money Market
  Unit value                                                                                      --           --     $ 100.76
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Montag & Caldwell Growth
  Unit value                                                                                $ 104.85     $ 109.97     $ 118.12
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Mutual Shares
  Unit value                                                                                      --           --     $ 107.38
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Oppenheimer Global
  Unit value                                                                                      --           --     $ 111.23
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Oppenheimer Main Street Small Cap
  Unit value                                                                                      --           --     $ 111.28
  Number of units outstanding (000's)                                                             --           --           --
 EQ/PIMCO Real Return
  Unit value                                                                                      --     $  99.91     $  99.80
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Short Duration Bond
  Unit value                                                                                      --     $ 100.36     $ 103.81
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Small Cap Value
  Unit value                                                                                $ 173.24     $ 180.45     $ 208.48
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Small Company Growth
  Unit value                                                                                $ 114.80     $ 122.78     $ 134.64
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Small Company Index
  Unit value                                                                                $ 139.82     $ 145.04     $ 169.88
  Number of units outstanding (000's)                                                             --           --           --
 EQ/TCW Equity
  Unit value                                                                                $ 111.43     $ 115.29     $ 110.11
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Templeton Growth
  Unit value                                                                                      --           --     $ 107.79
  Number of units outstanding (000's)                                                             --           --           --
 EQ/UBS Growth and Income
  Unit value                                                                                $ 109.44     $ 118.70     $ 134.82
  Number of units outstanding (000's)                                                             --           --           --
 EQ/Van Kampen Comstock
  Unit value                                                                                      --     $ 104.88     $ 120.95
  Number of units outstanding (000's)                                                             --           --           --


                                 Appendix I: Condensed financial information I-9

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006, ARE FOR CONTRACTS OFFERED
UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%.
------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
------------------------------------------------------------------------------------------------------------------
                                                                                                2002        2003
------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                                                 $ 70.62     $ 109.56
  Number of units outstanding (000's)                                                             --           --
 EQ/Van Kampen Mid Cap Growth
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 EQ/Wells Fargo Montgomery Small Cap
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 Target 2015 Allocation
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 Target 2025 Allocation
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 Target 2035 Allocation
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
 Target 2045 Allocation
  Unit value                                                                                      --           --
  Number of units outstanding (000's)                                                             --           --
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004         2005         2006
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
  Unit value                                                                                 $ 134.82     $ 178.13     $ 242.92
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Van Kampen Mid Cap Growth
  Unit value                                                                                       --     $ 124.44     $ 135.28
  Number of units outstanding (000's)                                                              --           --           --
 EQ/Wells Fargo Montgomery Small Cap
  Unit value                                                                                       --     $ 119.72     $ 144.89
  Number of units outstanding (000's)                                                              --           --           --
 Target 2015 Allocation
  Unit value                                                                                       --           --     $ 108.60
  Number of units outstanding (000's)                                                              --           --           --
 Target 2025 Allocation
  Unit value                                                                                       --           --     $ 109.56
  Number of units outstanding (000's)                                                              --           --           --
 Target 2035 Allocation
  Unit value                                                                                       --           --     $ 110.45
  Number of units outstanding (000's)                                                              --           --           --
 Target 2045 Allocation
  Unit value                                                                                       --           --     $ 111.24
  Number of units outstanding (000's)                                                              --           --           --
--------------------------------------------------------------------------------------------------------------------------------


I-10 Appendix I: Condensed financial information

Appendix II: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)





-------------------------------------------------------------------------------------
                                                                Hypothetical assumed
                                                                 rate to maturity(j)
                                                                  on June 15, 2011
-------------------------------------------------------------------------------------
                                                                      5%          9%
-------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
(1) market adjusted amount(b)                                   $141,389    $121,737
(2) fixed maturity amount(c)                                    $131,104    $131,104
(3) market value adjustment: (1) - (2)                          $ 10,285    $ (9,367)
    On June 15, 2011 after $50,000 withdrawal
(4) portion of market value adjustment associated with the withdrawal:
    3) x [$50,000/(1)]                                          $  3,637    $ (3,847)
(5) portion of fixed maturity associated with the withdrawal:
    $50,000 - (4)                                               $ 46,363    $ 53,847
(6) market adjusted amount (1) - $50,000                        $ 91,389    $ 71,737
(7) fixed maturity amount: (2) - (5)                            $ 84,741    $ 77,257
(8) maturity value (d)                                          $111,099    $101,287
-------------------------------------------------------------------------------------



You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:





(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:


          Maturity value                        $171,882
          ________________       =         __________________
                                                                            where j is either 5% or 9%
          (1+j)((D/365))                   (1+j)((1,461/365))

(c) Fixed maturity amount is based on the following calculation:

          Maturity value                          $171,882
          ________________       =         _____________________

          (1+h)((D/365))                   (1+0.07)((1,461/365))

(d) Maturity value is based on the following calculation:

          Fixed maturity amount             $84,741 or $77,257
          ________________       =        _____________________

          (1+h)((D/365))                  (1+0.07)((1,461/365))


                               Appendix II: Market value adjustment example II-1

Appendix III: Death benefit example

--------------------------------------------------------------------------------

If you do not elect the enhanced death benefit, the death benefit is equal to
(i) your account value (without any negative market value adjustment), or (ii) the standard death benefit, less any outstanding loan balance (including any accrued, but unpaid loan interest). The standard death benefit is equal to your total contributions, adjusted for withdrawals, including any withdrawal charges and taxes that may apply. If you elect the enhanced death benefit, the death benefit is equal to (i) the account value (without any negative market adjustment that would otherwise apply), or (ii) the enhanced death benefit as of the date of your death, whichever provides the highest amount.

Please see "Death benefit" under "Contract features and benefits" earlier in this prospectus for more detailed information.

The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no loans or withdrawals, the death benefit for a participant age 45 would be calculated as follows:



--------------------------------------------------------------------------------------------
  End of participation
         year               Account value(1)        Contribution      Enhanced death benefit
--------------------------------------------------------------------------------------------
            1               $  105,000(2)             $100,000           $  100,000
            2               $  115,500(2)                                $  100,000
            3               $  129,360(2)                                $  129,360 (2)
            4               $  103,488                                   $  129,360(3)
            5               $  113,837                                   $  129,360 (3)
            6               $  127,497                                   $  129,360(3)
            7               $  127,497                                   $  129,360 (3)
            8               $  133,872(2)                                $  129,360
            9               $  147,259                                   $  147,259 (4)

The account values for participation years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%,
12.00%, 0.00%, 5% and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the enhanced death benefit was not elected, the death benefit on each participation date anniversary would be equal to the account value, since it is higher than the contribution.

(2) If the enhanced death benefit was elected, at the end of participation years 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in participation year 3, the enhanced death benefit is increased to equal the account value.

(3) At the end of participation years 4, 5, 6 and 7, the death benefit would be equal to the enhanced death benefit since it is higher than the account value. Also, at the end of participation year 6, no adjustment would be made to the enhanced death benefit, since the enhanced death benefit is higher than the account value.

(4) At the end of participation year 9, the enhanced death benefit would be increased to the account value, since the account value on the participation date anniversary is higher than the current enhanced death benefit.


III-1 Appendix III: Death benefit example

Appendix IV: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(SM) STRATEGIES EMPLOYER-SPONSORED RETIREMENT PROGRAMS FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



------------------------------------------------------------------------------------------------------------------------------------
                                            Contract type/Series/
State           Features and benefits       Effective Date           Availability or variation
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   See "Withdrawal Charge"     EDC 457 Contracts        Waivers (4), (5), and (6) are not available.
                in the "Charges under the
                contract" section under
                "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
MISSOURI        See "Withdrawal Charge"     All contract types and   Waiver (4) regarding total disability is not available.
                in the "Charges under the   series.
                contract" section under
                "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE   See "Withdrawal Charge"     All contract types and   Waiver (6) regarding the definition of a nursing home
                in the "Charges under the   series.                  was changed to "(a) a provider of skilled nursing care ser-
                contract" section under                              vice", while it only needs to "provide continuous room and
                "Charges and expenses"                               board."
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Withdrawal Charge"     All contract types and   Waiver (6) regarding the definition of a nursing home is
                in the "Charges under the   series                   deleted, and replaced with the following:
                contract" section under
                "Charges and expenses"                               "A nursing home for this purpose means any home, place, or institution which operates or maintains facilities providing convalescent or chronic care, or both, for a period in excess of twenty-four consecutive hours for three or more patients not related by blood or marriage to the operator, who by reasons of illness or infirmity, are unable to properly care for
                                                                     themselves and as further defined in RCW 18.51.010"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT         See "Loans under TSA,                                Taking a loan in excess of Internal Revenue Code limits
                governmental employer                                may result in adverse tax consequences. Please consult
                EDC and Corporate Trust-                             your tax adviser before taking a loan that exceeds the
                eed contracts" in                                    Internal Revenue Code limits.
                "Accessing your money"
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Loans" in "Accessing   TSA 403(b) Contracts     Taking a loan in excess of the Internal Revenue Code
                your money"                                          limits may result in adverse tax consequences. Please
                                                                     consult your tax adviser before taking a loan that
                                                                     exceeds the Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------



                                 Appendix IV: State contract availability and/or
                                variations of certain features and benefits IV-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS



                                                                            Page

Who is AXA Equitable?                                                        2
Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2
Distribution of the contracts                                                3
Calculating unit values                                                      3
Condensed financial information                                              4
Financial statements                                                        13


How to obtain an EQUI-VEST(SM) Strategies Statement of Additional Information for Separate Account A


Call (800) 628-6673 or send this request form to:

 EQUI-VEST(SM)
 Employer Sponsored Programs
 Processing Office
 AXA Equitable
 P.O. Box 4956
 Syracuse, NY 13221-4956

--------------------------------------------------------------------------------

Please send me an EQUI-VEST(SM) Strategies Statement of Additional Information dated May 1, 2007



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







888-1297 (5/07)

















                                                                           X1498

EQUI-VEST(SM)


Employer-Sponsored Retirement Programs


PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------


WHAT IS EQUI-VEST(SM)?

EQUI-VEST(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.

--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------------
o AXA Conservative Allocation(1)        o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation(1)   o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate     o EQ/Money Market
  Government Securities                 o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond     o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond     o Multimanager Core Bond*
o EQ/Evergreen International Bond       o Multimanager High Yield*
o EQ/Franklin Income
--------------------------------------------------------------------------------
  Domestic stocks
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)          o EQ/Lord Abbett Mid Cap Value
o AXA Moderate-Plus Allocation(1)       o EQ/Marsico Focus
o EQ/AllianceBernstein Common Stock     o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Growth and       o EQ/MFS Investors Trust+
  Income++                              o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Large Cap        o EQ/Mutual Shares
  Growth                                o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Small Cap          Opportunity**
  Growth                                o EQ/Oppenheimer Main Street Small
o EQ/AllianceBernstein Value++            Cap
o EQ/Ariel Appreciation II(2)           o EQ/Small Cap Value+
o EQ/AXA Rosenberg Value Long/Short     o EQ/Small Company Growth+
  Equity(3)                             o EQ/Small Company Index
o EQ/BlackRock Basic Value Equity*      o EQ/TCW Equity++
o EQ/Boston Advisors Equity Income      o EQ/Templeton Growth
o EQ/Calvert Socially Responsible       o EQ/UBS Growth and Income
o EQ/Capital Guardian Growth            o EQ/Van Kampen Comstock
o EQ/Capital Guardian Research          o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity++     o EQ/Wells Fargo Montgomery Small
o EQ/Davis New York Venture**             Cap++
o EQ/Equity 500 Index                   o Multimanager Aggressive Equity*
o EQ/Evergreen Omega                    o Multimanager Health Care*
o EQ/FI Mid Cap                         o Multimanager Large Cap Core Equity*
o EQ/FI Mid Cap Value+                  o Multimanager Large Cap Growth*
o EQ/Franklin Small Cap Value           o Multimanager Large Cap Value*
o EQ/Franklin Templeton Founding        o Multimanager Mid Cap Growth*
  Strategy**                            o Multimanager Mid Cap Value*
o EQ/GAMCO Mergers and Acquisitions     o Multimanager Technology*
o EQ/GAMCO Small Company Value          o Target 2015 Allocation
o EQ/Janus Large Cap Growth++           o Target 2025 Allocation
o EQ/JPMorgan Value Opportunities       o Target 2035 Allocation
o EQ/Legg Mason Value Equity            o Target 2045 Allocation
o EQ/Lord Abbett Growth and Income      o U.S. Real Estate--Class II++
o EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------
 International stocks
--------------------------------------------------------------------------------
o  EQ/AllianceBernstein International   o  EQ/Oppenheimer Global
o  EQ/BlackRock International Value*    o  EQ/Van Kampen Emerging Markets Equity
o  EQ/Capital Guardian International+   o  Multimanager International Equity*
o  EQ/International Growth
--------------------------------------------------------------------------------
 Balanced/hybrid
--------------------------------------------------------------------------------
o  AXA Moderate Allocation(1)
--------------------------------------------------------------------------------



(1) The AXA Allocation Portfolios.

(2) The EQ/Ariel Appreciation II option is not available under EDC and TSA contracts.
(3) EQ/AXA Rosenberg Value Long/Short Equity option is not available for new con tributions or incoming transfers for certain TSA contract owners in the State of Texas. (See Appendix IV.)

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, or The Universal Institutional Funds, Inc., (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                         X01505

TYPES OF CONTRACTS. For existing and new contract owners, we offer different "series" of contracts for use as:

Employer-funded traditional individual retirement annuities ("IRAs"):

o   A simplified employee pension plan ("SEP") sponsored by an employer.

o SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST(SM) to new employer groups without existing plans.

o   SIMPLE IRAs funded by employee salary reduction and employer contributions.

Other employer-sponsored contracts:

o Trusteed contracts to fund defined contribution "HR-10" or "Keogh" plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations, including non-profit organizations and states or local governmental entities.



o   Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic "TSA") for public schools and nonprofit entities under Internal Revenue Code
    Section 501(c)(3).

o A TSA annuity issued to participants of TSA plans generally sponsored by universities ("University TSA") that prohibits loans and has restrictions not included in a basic TSA.

o To fund Internal Revenue Code Section 457 employee deferred compensation ("EDC") plans of state and municipal governments and tax-exempt organizations.

Minimum contribution amounts of $20 may be made under the contract.

For existing contract owners only:

o   Original contracts (see Appendix 1).

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2007, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 4956, Syracuse, NY 13221-4956 or calling 1
(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and are receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time and may vary depending on your state. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendices I and IV.

Contents of this prospectus
--------------------------------------------------------------------------------


EQUI-VEST(SM)
--------------------------------------------------------------------------------

Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8

EQUI-VEST(SM) employer-sponsored retirement programs
  at a glance -- key features                                               10


-------------------------------------------------------------------------------
FEE TABLE                                                                   13
-------------------------------------------------------------------------------
Examples                                                                    17

Examples: EQUI-VEST(SM) series 100 and 200 contracts                        18
Examples: EQUI-VEST(SM) series 200 Trusteed contracts                       20
Examples: EQUI-VEST(SM) series 300 contracts                                22
Examples: EQUI-VEST(SM) series 400 contracts                                24

Condensed financial information                                             26

-------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           27
-------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        27
Owner and annuitant requirements                                            29
How you can make your contributions                                         29
What are your investment options under the contract?                        29
Portfolios of the Trusts                                                    30
Selecting your investment method                                            37
ERISA considerations for employers                                          38
Allocating your contributions                                               38
Your right to cancel within a certain number of days                        38

-------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        40
-------------------------------------------------------------------------------
Your account value and cash value                                           40
Your contract's value in the variable investment options                    40
Your contract's value in the guaranteed interest option                     40
Your contract's value in the fixed maturity options                         40

-------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       41
-------------------------------------------------------------------------------
Transferring your account value                                             41
Disruptive transfer activity                                                41
Automatic transfer options                                                  42
Investment simplifier                                                       42
Rebalancing your account value                                              43

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this prospectus  3

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     44
--------------------------------------------------------------------------------
Withdrawing your account value                                              44
How withdrawals are taken from your account value                           45
Loans under TSA, governmental employer EDC and Corporate
  Trusteed contracts                                                        45
Termination                                                                 46
Texas ORP participants                                                      46
When to expect payments                                                     46
Your annuity payout options                                                 46

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     48
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          48
Charges under the contracts                                                 48
For all contract series                                                     52
Charges that the Trusts deduct                                              52
Variation in charges                                                        53

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 54
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     54
How death benefit payment is made                                           54
Beneficiary continuation option (For TSAs, SEPs, SARSEP
     and SIMPLE IRAs only)                                                  54

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          56
--------------------------------------------------------------------------------
Tax information and ERISA matters                                           56
Buying a contract to fund a retirement arrangement                          56
Special rules for tax-favored retirement programs                           56
Additional "Saver's Credit" for salary reduction contributions to
  certain plans or a traditional IRA or Roth IRA                            56
Qualified plans                                                             57
Tax-sheltered annuity arrangements (TSAs)                                   57
Distributions from Qualified Plans and TSAs                                 59
Simplified Employee Pensions (SEPs)                                         61
SIMPLE IRAs (Savings Incentive Match Plan)                                  61
Public and tax-exempt organization employee
  deferred compensation plans (EDC Plans)                                   62
Traditional Individual Retirement Annuities
  (traditional IRAs)                                                        63
ERISA matters                                                               70
Certain rules applicable to plans designed
  to comply with Section 404(c) of ERISA                                    71
Federal and state income tax withholding and
  information reporting                                                     71
Federal income tax withholding on periodic annuity payments                 71
Federal income tax withholding on non-periodic annuity
  payments (withdrawals)                                                    71
Mandatory withholding from TSA, governmental employer EDC
  and qualified plan distributions                                          72
Impact of taxes to AXA Equitable                                            72

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         73
--------------------------------------------------------------------------------
About our Separate Account A                                                73
About the Trusts                                                            73
About our fixed maturity options                                            73
About the general account                                                   74
About other methods of payment                                              75
Dates and prices at which contract events occur                             75
About your voting rights                                                    75
About legal proceedings                                                     76
Financial statements                                                        76
Transfers of ownership, collateral assignments,
  loans, and borrowing                                                      76

Funding changes                                                             76

Distribution of the contracts                                               76

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE                                                             78
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I   -- Original contracts                                                  I-1

II  -- Condensed financial information                                    II-1

III -- Market value adjustment example                                   III-1

IV  -- State contract availability and/or variations of
       certain features and benefits                                      IV-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this prospectus

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                                         Page

   account value                                                          40
   annuitant                                                              38
   annuity payout options                                                 29
   Annuitant-Owned HR-10                                               cover
   beneficiary                                                            54
   beneficiary continuation option                                        54
   business day                                                           75
   cash value                                                             40
   contract date                                                          11
   contract date anniversary                                              11
   contract year                                                          11
   contributions                                                          27
   disruptive transfer activity                                           41
   DOL                                                                    57
   EDC                                                                 cover
   EQAccess                                                                8
   ERISA                                                                  38
   elective deferral contributions                                        57
   fixed maturity amount                                                  36
   fixed maturity option                                                  36
   guaranteed interest option                                             36
   IRA                                                                 cover
   investment options                                              cover, 29
   market adjusted amount                                                 36

                                                                         Page

   market timing                                                          41
   market value adjustment                                                37
   maturity value                                                         36
   nonelective contribution                                               62
   Original contracts                                             Appendix I
   partial withdrawals                                                    44
   portfolio                                                           cover
   processing office                                                       8
   rate to maturity                                                       36
   Required Beginning Date                                                69
   SAI                                                                 cover
   SEC                                                                 cover
   salary reduction contributions                                         56
   SARSEP                                                              cover
   SEP                                                                 cover
   SIMPLE IRA                                                          cover
   TOPS                                                                    8
   Trusteed contracts                                                  cover
   TSA                                                                 cover
   Trusts                                                              cover
   unit                                                                   40
   unit investment trust                                                  73
   variable investment options                                     cover, 29


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

  ------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
  ------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
  ------------------------------------------------------------------------------

                                                Index of key words and phrases 5

In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss four series of contracts. Once you have purchased a contract you can identify the EQUI-VEST(SM) series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:



  ------------------------------------------------------------------------------
   TSA, SEP, EDC, Annuitant-Owned            series 100
   HR-10 and Trusteed contracts.
                                             This series is no longer available
                                             for new purchasers except in NY and
                                             NJ (for TSA, EDC and Trusteed).
  ------------------------------------------------------------------------------
   TSA, EDC, Annuitant-Owned HR-10,          series 200
   Trusteed, SEP and SARSEP contracts.
                                             This series is available for new
                                             purchasers of TSA, EDC, Trusteed,
                                             and Annuitant-Owned HR-10 contracts
                                             in all states except in NY and NJ.
                                             Also available for SEP and SARSEP
                                             contracts in MD, OR and WA.
  ------------------------------------------------------------------------------
   SEP and SARSEP contracts in all           series 300
   states except in MD, OR and WA.
  ------------------------------------------------------------------------------
   SIMPLE IRA contracts in all approved      series 400
   states.
  ------------------------------------------------------------------------------


We also have contracts that we refer to as "Original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix I, which will be referenced throughout this prospectus when it applies.

6 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  7

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(SM)
Unit Collections

P.O. Box 13463
Newark, NJ 07188-0463

--------------------------------------------------------------------------------
 FOR TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE
 TRUSTEED LOAN REPAYMENTS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable

EQUI-VEST(SM) Loan Repayments Lockbox
P.O. Box 13496
Newark, NJ 07188-0496


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------

AXA Equitable

EQUI-VEST(SM) Processing Office
P.O. Box 4956
Syracuse, NY 13221-4956


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
JPMorganChase
EQUI-VEST(SM) Lockbox #13463
4 Chase Metrotech Center (7th Floor)
Brooklyn, NY 11245-0001
Telephone number to be listed on express mail packages

Attn: Extraction Supervisor, (718) 242-2992

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


AXA Equitable
EQUI-VEST(SM) Processing Office
100 Madison Street, Suite 1000

Syracuse, NY 13202

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o   written confirmation of financial transactions;

o quarterly statements of your contract values as of the close of each calendar quarter; and

o annual statement of your contract values as of your contract date anniversary.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (not available for transfers to fixed maturity options); and

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only).


Under TOPS only you can:

o   elect the investment simplifier.

Under EQAccess only you can:

o   elect to receive certain contract statements electronically;

o   change your address; and

o   access "Frequently Asked Questions" and certain service forms.


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll free 1-800-755-7777. You may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

8  Who is AXA Equitable?

We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this prospectus).

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------


You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m., Eastern Time.

Hearing or speech-impaired clients may call the AT&T National Relay Number at
(800) 855-2880 for information about your account. If you have a Telecommunications Device for the Deaf (TDD), you may relay messages or questions to our Customer Service Department at (800) 628-6673, Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Friday until 5:00 p.m. Eastern Time. AT&T personnel will communicate our reply back to you, via the TDD.


--------------------------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
--------------------------------------------------------------------------------

You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) election of the automatic investment program (not applicable to all contracts);

(2)  election of the investment simplifier;

(3)  election of the automatic deposit service;

(4)  election of the rebalancing program;

(5)  election of required minimum distribution automatic withdrawal option;

(6) election of beneficiary continuation option (TSA, SEP, SARSEP, and SIMPLE IRA contracts only);

(7)  transfer/rollover of assets to another carrier;

(8) request for a loan (ERISA and non-ERISA TSA, governmental employer EDC (subject to state availability) and Corporate Trusteed contracts);

(9)  tax withholding election; and

(10) contract surrender and withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options; and

(4)  change of ownership (when applicable).

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant's signature and in some cases the Plan Administrator's signature if the Plan requires it.

                                                        Who is AXA Equitable?  9

EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features


--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Professional               EQUI-VEST(SM)'s variable investment options invest in different portfolios managed by professional
investment                 investment advisers.
management
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed                 o  Principal and interest guarantees
interest option
                           o  Interest rates set periodically
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity             o  10 (7 in Oregon) fixed maturity options with maturities ranging from approximately 1 to 10 years (1
options                       to 7 in Oregon).

                           o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                           --------------------------------------------------------------------------------------------------------
                           If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option.
                           --------------------------------------------------------------------------------------------------------

                           Only available for contracts in states where approved.
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages             o   On earnings inside the contract     No tax until you make withdrawals from your contract or receive annuity payments.

                           o  On transfers inside                  No tax on transfers among investment options. the contract

                           --------------------------------------------------------------------------------------------------------
                           Because you are purchasing an annuity contract as a Tax Sheltered Annuity (TSA), or to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this prospectus.)
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts       o $20 (minimum) each contribution

                           o  Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant ($500,000 for owners or annuitants who are age 81 and older at contract issue.)
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money       o Partial withdrawals

                           o Several withdrawal options on a periodic basis

                           o Contract surrender

                           Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options             o Fixed annuity payout options

                           o Variable Immediate Annuity payout options (described in a separate prospectus for that option)
-----------------------------------------------------------------------------------------------------------------------------------


10 EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
Additional features        o  Dollar cost averaging by automatic transfers

                              -- Interest sweep option

                              -- Fixed dollar option

                           o  Automatic investment program (not applicable to all contracts)

                           o  Account value rebalancing (quarterly, semiannually, and annually)

                           o  No charge on transfers among investment options

                           o  Waiver of withdrawal charge under certain circumstances

                           o  Minimum death benefit
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges           o  Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at annual rates determined by contract series:

                              series 100 and 200 -- 1.34%; two options at 1.40%, currently (maximum of 1.49%).

                              series 300 and 400: 1.34%; four options at 1.35% (maximum of 2.00% for series 400).

                           o  Annual administrative charge*:

                              series 100 and 200: $30 or 2% of the account value plus any amounts previously withdrawn during the contract year, if less.

                              series 300 and 400: $30 ($65 maximum) during the first two contract years or 2% of the account value plus any amounts previously withdrawn during the contract year, if less; $30 thereafter ($65 maximum).

                              * For individuals who own multiple contracts with combined account values over $100,000, this charge may be waived. See "Annual administrative charge" in "Charges and expenses" later in this prospectus.

                           o  Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company):
                              series 100 and 200: none
                              series 300 and 400: $25 current per occurrence ($65 maximum).

                           o  No sales charge deducted at the time you make contributions.

                           o  Withdrawal charge:

                              -- series 300, 400, and Trusteed contracts under series 100 and 200: We deduct a charge equal to 6%
                                 of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                              All SEP, SARSEP, TSA, EDC and Annuitant-owned HR-10 contracts under series 100 and 200: 6% of amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                              There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account value at the time of your withdrawal request minus prior withdrawals in that contract year.
                              Under certain circumstances the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this prospectus.

                           --------------------------------------------------------------------------------------------------------
                           The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example if your contract date is May 1, your contract date anniversary is April 30.
                           --------------------------------------------------------------------------------------------------------

                           o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                           o  We deduct a $350 annuity administrative fee from amounts applied to a Variable Immediate Annuity payout option. This option is described in a separate prospectus that is available from your financial professional.

                           o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this prospectus for details.
-----------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY, OR MAY BE IMPOSED BY EMPLOYERS UNDER THEIR PLANS. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED

EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features

TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD (SEE "SELECTING YOUR INVESTMENT METHOD" LATER IN THIS PROSPECTUS).

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this prospectus for additional information.

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same Selling broker-dealer. Some Selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the Selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.


You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some Selling broker-dealers may limit their clients from purchasing some optional benefits based upon the client's age.

12 EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
-----------------------------------------------------------------------------------------------------------------------------------

Maximum withdrawal charge as a percentage of contributions,
or amounts with- drawn, depending on the contract and series
(deducted if you surrender your contract or make certain
withdrawals)(1)                                                 6.00%

Charge if you elect a Variable Immediate Annuity payout
option (which is described in a separate prospectus for that
option)                                                         $350

Charge for third-party transfer or exchange                     series 100 and 200: none
                                                                series 300 and 400: $65 maximum for each
                                                                occurrence;
                                                                currently $25 for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.


-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
-----------------------------------------------------------------------------------------------------------------------------------
Annual administrative charge(2)

  For series 100 and 200:                                       The lesser of $30 or 2% of your account value,
                                                                plus any prior withdrawals during the contract
                                                                year.

  For series 300 and 400:                                       $65 maximum ($30 current)

Net Loan interest charge(3)--TSA, governmental employer EDC
and Corporate Trusted contracts (calculated and deducted
daily as a percentage of the outstanding loan amount):          2.00%.

--------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------

Separate account                              EQ/AllianceBernstein
annual expenses:                                  Common Stock                    All Other
                                             EQ/Money Market Options     VariableInvestment Options
                                             -----------------------     --------------------------
                                             series 100   series 200       series 100   series 200      series 300    series 400
                                             ----------   ----------       ----------   ----------      ----------    ----------
Maximum mortality and expense risk(4)        0.65%        1.24%            0.50%        1.09%            1.10%        1.75%
                                             (currently   (currently                                                  (currently
                                             0.56%)       1.15%)                                                      1.10%)
Maximum other expenses(5)                    0.84%        0.25%            0.84%        0.25%            0.25%        0.25%
                                                                                                         (currently   (currently
                                                                                                         0.24%)(7)    0.24%)(7)
                                             -----        -----            -----        -----            ---------    ----------
Maximum total Separate Account A annual      1.49%        1.49%            1.34%        1.34%            1.35%        2.00%
expenses(6)                                  =====        =====            =====        =====            =========    ==========
                                             (currently   (currently                                     (currently   (currently
                                             1.40%)       1.40%)                                         1.34%)(7)    1.34%)(7)



                                                                    Fee table 13

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

Total Annual Portfolio Operating Expenses for       Lowest         Highest
2006 (expenses that are deducted from               ------         -------
portfolio assets including management fees,         0.38%          11.36%
12b-1 fees, service fees, and/or other
expenses)(8)



This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.

------------------------------------------------------------------------------------------
                                                         Manage-
                                                          ment       12b-1       Other
 Portfolio Name                                          Fees(9)   Fees(10)   Expenses(11)
------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.10%      0.25%       0.18%
AXA Conservative Allocation                               0.10%      0.25%       0.22%
AXA Conservative-Plus Allocation                          0.10%      0.25%       0.18%
AXA Moderate Allocation                                   0.10%        --        0.17%
AXA Moderate-Plus Allocation                              0.10%      0.25%       0.17%
Multimanager Aggressive Equity*                           0.61%        --        0.19%
Multimanager Core Bond*                                   0.59%      0.25%       0.18%
Multimanager Health Care*                                 1.20%      0.25%       0.23%
Multimanager High Yield*                                  0.58%        --        0.18%
Multimanager International Equity*                        1.02%      0.25%       0.26%
Multimanager Large Cap Core Equity*                       0.90%      0.25%       0.20%
Multimanager Large Cap Growth*                            0.90%      0.25%       0.22%
Multimanager Large Cap Value*                             0.88%      0.25%       0.22%
Multimanager Mid Cap Growth*                              1.10%      0.25%       0.20%
Multimanager Mid Cap Value*                               1.10%      0.25%       0.21%
Multimanager Technology*                                  1.20%      0.25%       0.23%
Target 2015 Allocation                                    0.10%      0.25%       7.88%
Target 2025 Allocation                                    0.10%      0.25%       7.29%
Target 2035 Allocation                                    0.10%      0.25%       9.56%
Target 2045 Allocation                                    0.10%      0.25%      10.49%
------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         0.47%        --        0.13%
EQ/AllianceBernstein Growth and Income++                  0.56%        --        0.12%
EQ/AllianceBernstein Intermediate Government Securities   0.50%        --        0.14%
EQ/AllianceBernstein International                        0.71%        --        0.20%
EQ/AllianceBernstein Large Cap Growth                     0.90%      0.25%       0.11%
EQ/AllianceBernstein Quality Bond                         0.50%        --        0.14%
EQ/AllianceBernstein Small Cap Growth                     0.74%        --        0.13%
EQ/AllianceBernstein Value++                              0.60%      0.25%       0.13%
EQ/Ariel Appreciation II(14)                              0.75%      0.25%       0.51%
EQ/AXA Rosenberg Value Long/Short Equity                  1.40%      0.25%       1.44%
EQ/BlackRock Basic Value Equity*                          0.55%      0.25%       0.14%
EQ/BlackRock International Value*                         0.82%      0.25%       0.21%
EQ/Boston Advisors Equity Income                          0.75%      0.25%       0.15%
EQ/Calvert Socially Responsible                           0.65%      0.25%       0.25%
EQ/Capital Guardian Growth                                0.65%      0.25%       0.16%
EQ/Capital Guardian International+                        0.83%      0.25%       0.21%
EQ/Capital Guardian Research                              0.65%      0.25%       0.13%
EQ/Capital Guardian U.S. Equity++                         0.64%      0.25%       0.14%
EQ/Caywood-Scholl High Yield Bond                         0.60%      0.25%       0.18%
EQ/Davis New York Venture**                               0.85%      0.25%       0.74%
EQ/Equity 500 Index                                       0.25%        --        0.13%
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                         Acquired        Total
                                                        Fund Fees       Annual          Fee      Net Total
                                                           and         Expenses      Waivers      Annual
                                                         Expenses       (Before      and/or      Expenses
                                                        (Underly-       Expense      Expense       After
                                                        ing Port-       Limita-    Reimburse-     Expense
                                                       folios)(12)      tions)      ments(13)   Limitations
------------------------------------------------------------------------------------------------------------
 Portfolio Name
------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.91%          1.44%       (0.18)%      1.26%
AXA Conservative Allocation                               0.67%          1.24%       (0.22)%      1.02%
AXA Conservative-Plus Allocation                          0.72%          1.25%       (0.18)%      1.07%
AXA Moderate Allocation                                   0.78%          1.05%       (0.17)%      0.88%
AXA Moderate-Plus Allocation                              0.85%          1.37%       (0.17)%      1.20%
Multimanager Aggressive Equity*                             --           0.80%          --        0.80%
Multimanager Core Bond*                                     --           1.02%       (0.07)%      0.95%
Multimanager Health Care*                                   --           1.68%        0.00%       1.68%
Multimanager High Yield*                                    --           0.76%          --        0.76%
Multimanager International Equity*                          --           1.53%        0.00%       1.53%
Multimanager Large Cap Core Equity*                         --           1.35%        0.00%       1.35%
Multimanager Large Cap Growth*                              --           1.37%       (0.02)%      1.35%
Multimanager Large Cap Value*                               --           1.35%        0.00%       1.35%
Multimanager Mid Cap Growth*                              0.01%          1.56%        0.00%       1.56%
Multimanager Mid Cap Value*                               0.03%          1.59%        0.00%       1.59%
Multimanager Technology*                                    --           1.68%        0.00%       1.68%
Target 2015 Allocation                                    0.53%          8.76%       (7.63)%      1.13%
Target 2025 Allocation                                    0.52%          8.16%       (7.04)%      1.12%
Target 2035 Allocation                                    0.52%         10.43%       (9.31)%      1.12%
Target 2045 Allocation                                    0.52%         11.36%       (10.24)%     1.12%
------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           --           0.60%           --       0.60%
EQ/AllianceBernstein Growth and Income++                    --           0.68%           --       0.68%
EQ/AllianceBernstein Intermediate Government Securities     --           0.64%           --       0.64%
EQ/AllianceBernstein International                          --           0.91%       (0.06)%      0.85%
EQ/AllianceBernstein Large Cap Growth                       --           1.26%       (0.21)%      1.05%
EQ/AllianceBernstein Quality Bond                           --           0.64%          --        0.64%
EQ/AllianceBernstein Small Cap Growth                       --           0.87%          --        0.87%
EQ/AllianceBernstein Value++                                --           0.98%       (0.03)%      0.95%
EQ/Ariel Appreciation II(14)                                --           1.51%       (0.36)%      1.15%
EQ/AXA Rosenberg Value Long/Short Equity                    --           3.09%       (1.10)%      1.99%
EQ/BlackRock Basic Value Equity*                            --           0.94%        0.00%       0.94%
EQ/BlackRock International Value*                           --           1.28%       (0.03)%      1.25%
EQ/Boston Advisors Equity Income                            --           1.15%       (0.10)%      1.05%
EQ/Calvert Socially Responsible                             --           1.15%       (0.10)%      1.05%
EQ/Capital Guardian Growth                                  --           1.06%       (0.11)%      0.95%
EQ/Capital Guardian International+                          --           1.29%       (0.09)%      1.20%
EQ/Capital Guardian Research                                --           1.03%       (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity++                           --           1.03%       (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                           --           1.03%       (0.03)%      1.00%
EQ/Davis New York Venture**                                 --           1.84%       (0.54)%      1.30%
EQ/Equity 500 Index                                         --           0.38%           --       0.38%
------------------------------------------------------------------------------------------------------------


14 Fee table

---------------------------------------------------------------------------------------------------
                                                       Manage-
                                                        ment             12b-1           Other
---------------------------------------------------------------------------------------------------
 Portfolio Name                                        Fees(9)         Fees(10)        Expenses(11)
---------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                         0.70%            0.25%           0.23%
EQ/Evergreen Omega                                      0.65%            0.25%           0.21%
EQ/FI Mid Cap                                           0.68%            0.25%           0.15%
EQ/FI Mid Cap Value+                                    0.73%            0.25%           0.13%
EQ/Franklin Income                                      0.90%            0.25%           0.38%
EQ/Franklin Small Cap Value                             0.90%            0.25%           2.00%
EQ/Franklin Templeton Founding Strategy**               0.05%            0.25%           0.21%
EQ/GAMCO Mergers and Acquisitions                       0.90%            0.25%           0.33%
EQ/GAMCO Small Company Value                            0.78%            0.25%           0.14%
EQ/International Growth                                 0.85%            0.25%           0.35%
EQ/Janus Large Cap Growth++                             0.90%            0.25%           0.15%
EQ/JPMorgan Core Bond                                   0.44%            0.25%           0.15%
EQ/JPMorgan Value Opportunities                         0.60%            0.25%           0.16%
EQ/Legg Mason Value Equity                              0.65%            0.25%           0.22%
EQ/Long Term Bond                                       0.43%            0.25%           0.15%
EQ/Lord Abbett Growth and Income                        0.65%            0.25%           0.26%
EQ/Lord Abbett Large Cap Core                           0.65%            0.25%           0.41%
EQ/Lord Abbett Mid Cap Value                            0.70%            0.25%           0.18%
EQ/Marsico Focus                                        0.85%            0.25%           0.13%
EQ/MFS Emerging Growth Companies+                       0.65%            0.25%           0.15%
EQ/MFS Investors Trust+                                 0.60%            0.25%           0.16%
EQ/Money Market                                         0.33%              --            0.14%
EQ/Montag & Caldwell Growth                             0.75%            0.25%           0.16%
EQ/Mutual Shares                                        0.90%            0.25%           0.50%
EQ/Oppenheimer Global                                   0.95%            0.25%           1.30%
EQ/Oppenheimer Main Street Opportunity**                0.85%            0.25%           1.58%
EQ/Oppenheimer Main Street Small Cap                    0.90%            0.25%           1.48%
EQ/PIMCO Real Return                                    0.55%            0.25%           0.18%
EQ/Short Duration Bond                                  0.43%            0.25%           0.14%
EQ/Small Cap Value+                                     0.73%            0.25%           0.15%
EQ/Small Company Growth+                                1.00%            0.25%           0.17%
EQ/Small Company Index                                  0.25%            0.25%           0.16%
EQ/TCW Equity++                                         0.80%            0.25%           0.16%
EQ/Templeton Growth                                     0.95%            0.25%           0.64%
EQ/UBS Growth and Income                                0.75%            0.25%           0.17%
EQ/Van Kampen Comstock                                  0.65%            0.25%           0.19%
EQ/Van Kampen Emerging Markets Equity                   1.12%            0.25%           0.40%
EQ/Van Kampen Mid Cap Growth                            0.70%            0.25%           0.23%
EQ/Wells Fargo Montgomery Small Cap++                   0.85%            0.25%           0.41%
---------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                          0.74%            0.35%           0.27%
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                  Acquired         Total
                                                 Fund Fees        Annual           Fee          Net Total
                                                    and          Expenses        Waivers         Annual
                                                  Expenses        (Before        and/or         Expenses
                                                 (Underly-        Expense        Expense          After
                                                 ing Port-        Limita-      Reimburse-        Expense
                                                folios)(12)       tions)        ments(13)      Limitations
----------------------------------------------------------------------------------------------------------
 Portfolio Name
----------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                      --            1.18%         (0.03)%         1.15%
EQ/Evergreen Omega                                   --            1.11%          0.00%          1.11%
EQ/FI Mid Cap                                        --            1.08%         (0.08)%         1.00%
EQ/FI Mid Cap Value+                                 --            1.11%         (0.01)%         1.10%
EQ/Franklin Income                                   --            1.53%         (0.23)%         1.30%
EQ/Franklin Small Cap Value                          --            3.15%         (1.85)%         1.30%
EQ/Franklin Templeton Founding Strategy**          1.07%           1.58%         (0.11)%         1.47%
EQ/GAMCO Mergers and Acquisitions                    --            1.48%         (0.03)%         1.45%
EQ/GAMCO Small Company Value                         --            1.17%          0.00%          1.17%
EQ/International Growth                              --            1.45%          0.00%          1.45%
EQ/Janus Large Cap Growth++                          --            1.30%         (0.15)%         1.15%
EQ/JPMorgan Core Bond                                --            0.84%          0.00%          0.84%
EQ/JPMorgan Value Opportunities                      --            1.01%         (0.06)%         0.95%
EQ/Legg Mason Value Equity                           --            1.12%         (0.12)%         1.00%
EQ/Long Term Bond                                    --            0.83%          0.00%          0.83%
EQ/Lord Abbett Growth and Income                     --            1.16%         (0.16)%         1.00%
EQ/Lord Abbett Large Cap Core                        --            1.31%         (0.31)%         1.00%
EQ/Lord Abbett Mid Cap Value                         --            1.13%         (0.08)%         1.05%
EQ/Marsico Focus                                     --            1.23%         (0.08)%         1.15%
EQ/MFS Emerging Growth Companies+                    --            1.05%            --           1.05%
EQ/MFS Investors Trust+                              --            1.01%         (0.06)%         0.95%
EQ/Money Market                                      --            0.47%            --           0.47%
EQ/Montag & Caldwell Growth                          --            1.16%         (0.01)%         1.15%
EQ/Mutual Shares                                     --            1.65%         (0.35)%         1.30%
EQ/Oppenheimer Global                              0.01%           2.51%         (1.15)%         1.36%
EQ/Oppenheimer Main Street Opportunity**             --            2.68%         (1.38)%         1.30%
EQ/Oppenheimer Main Street Small Cap                 --            2.63%         (1.33)%         1.30%
EQ/PIMCO Real Return                                 --            0.98%         (0.08)%         0.90%
EQ/Short Duration Bond                               --            0.82%          0.00%          0.82%
EQ/Small Cap Value+                                  --            1.13%         (0.03)%         1.10%
EQ/Small Company Growth+                             --            1.42%         (0.12)%         1.30%
EQ/Small Company Index                             0.01%           0.67%          0.00%          0.67%
EQ/TCW Equity++                                      --            1.21%         (0.06)%         1.15%
EQ/Templeton Growth                                  --            1.84%         (0.49)%         1.35%
EQ/UBS Growth and Income                             --            1.17%         (0.12)%         1.05%
EQ/Van Kampen Comstock                               --            1.09%         (0.09)%         1.00%
EQ/Van Kampen Emerging Markets Equity                --            1.77%          0.00%          1.77%
EQ/Van Kampen Mid Cap Growth                         --            1.18%         (0.13)%         1.05%
EQ/Wells Fargo Montgomery Small Cap++                --            1.51%         (0.21)%         1.30%
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                       --            1.36%         (0.10)%         1.26%
----------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and ben efits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.

Notes:

(1) Important exceptions and limitations may eliminate or reduce this charge. For a complete description of withdrawal charges, please see "Withdrawal charges" in "Charges and expenses" later in this prospectus.

(2) For series 300 and 400 contracts, during the first two contract years, this charge, if it applies, is equal to the lesser of $30 or 2% of your account value plus any amount previously withdrawn during the contract year. Thereafter, the charge is $30 for each contract year.

(3) We charge interest on loans under your contract but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans" under "Accessing your money" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(4)   A portion of this charge is for providing the death benefit.


                                                                    Fee table 15

(5) For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.



(6) For series 100 and 200 contracts, the total Separate Account A annual expenses of the variable investment options and total annual expenses of the Trust when added together are not permitted to exceed an annual rate of 1.75% for the AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/AllianceBernstein Common Stock, and EQ/Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment option plus the Trust's annual expenses for 2006 would have been 2.15% for the AXA Moderate Allocation option; 2.14% for the Multimanager Aggressive Equity option; 2.00% for the EQ/AllianceBernstein Common Stock option; and 1.87% for the EQ/Money Market option.


(7) For all variable investment options other than AXA Moderate Allocation, Multimanager Aggressive Equity, EQ/AllianceBernstein Common Stock and EQ/Money Market.


(8) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated expense amounts for options added during the fiscal year 2006 and for the underlying portfolios.



(9) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (13) for any expense limitation agreement information.



(10) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.



(11) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (13) for any expense limitation agreement information.



(12) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(13) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



     -----------------------------------------------------------------------
     Portfolio Name
     -----------------------------------------------------------------------
     Multimanager Aggressive Equity                                    0.78%
     -----------------------------------------------------------------------
     Multimanager Health Care                                          1.63%
     -----------------------------------------------------------------------
     Multimanager International Equity                                 1.52%
     -----------------------------------------------------------------------
     Multimanager Large Cap Core Equity                                1.33%
     -----------------------------------------------------------------------
     Multimanager Large Cap Growth                                     1.33%
     -----------------------------------------------------------------------
     Multimanager Large Cap Value                                      1.31%
     -----------------------------------------------------------------------
     Multimanager Mid Cap Growth                                       1.52%
     -----------------------------------------------------------------------
     Multimanager Mid Cap Value                                        1.58%
     -----------------------------------------------------------------------
     Multimanager Technology                                           1.64%
     -----------------------------------------------------------------------
     EQ/AllianceBernstein Common Stock                                 0.58%
     -----------------------------------------------------------------------
     EQ/AllianceBernstein Growth and Income                            0.67%
     -----------------------------------------------------------------------
     EQ/AllianceBernstein Large Cap Growth                             1.03%
     -----------------------------------------------------------------------
     EQ/AllianceBernstein Small Cap Growth                             0.86%
     -----------------------------------------------------------------------
     EQ/AllianceBernstein Value                                        0.94%
     -----------------------------------------------------------------------
     EQ/Ariel Appreciation II                                          1.01%
     -----------------------------------------------------------------------
     EQ/BlackRock Basic Value Equity                                   0.93%
     -----------------------------------------------------------------------
     EQ/Capital Guardian Growth                                        0.94%
     -----------------------------------------------------------------------
     EQ/Capital Guardian Research                                      0.94%
     -----------------------------------------------------------------------
     EQ/Capital Guardian U.S. Equity                                   0.94%
     -----------------------------------------------------------------------
     EQ/Davis New York Venture                                         1.27%
     -----------------------------------------------------------------------
     EQ/Evergreen Omega                                                1.05%
     -----------------------------------------------------------------------
     EQ/FI Mid Cap                                                     0.97%
     -----------------------------------------------------------------------
     EQ/FI Mid Cap Value                                               1.09%
     -----------------------------------------------------------------------
     EQ/GAMCO Mergers and Acquisitions                                 1.37%
     -----------------------------------------------------------------------
     EQ/GAMCO Small Company Value                                      1.16%
     -----------------------------------------------------------------------
     EQ/Janus Large Cap Growth                                         1.14%
     -----------------------------------------------------------------------
     EQ/Legg Mason Value Equity                                        0.97%
     -----------------------------------------------------------------------
     EQ/Lord Abbett Growth and Income                                  0.99%
     -----------------------------------------------------------------------
     EQ/Lord Abbett Large Cap Core                                     0.99%
     -----------------------------------------------------------------------
     EQ/Marsico Focus                                                  1.14%
     -----------------------------------------------------------------------
     EQ/MFS Emerging Growth Companies                                  1.03%
     -----------------------------------------------------------------------
     EQ/MFS Investors Trust                                            0.94%
     -----------------------------------------------------------------------


16 Fee table

     -----------------------------------------------------------------------
     Portfolio Name
     -----------------------------------------------------------------------
     EQ/Montag & Caldwell Growth                                       1.13%
     -----------------------------------------------------------------------
     EQ/Mutual Shares                                                  1.30%
     -----------------------------------------------------------------------
     EQ/Small Cap Value                                                1.02%
     -----------------------------------------------------------------------
     EQ/UBS Growth and Income                                          1.03%
     -----------------------------------------------------------------------
     EQ/Van Kampen Comstock                                            0.99%
     -----------------------------------------------------------------------
     EQ/Van Kampen Emerging Markets Equity                             1.75%
     -----------------------------------------------------------------------
     EQ/Van Kampen Mid Cap Growth                                      1.01%
     -----------------------------------------------------------------------
     EQ/Wells Fargo Montgomery Small Cap                               1.20%
     -----------------------------------------------------------------------



(14) The EQ/Ariel Appreciation II option is not available under EDC and TSA contracts.

EXAMPLES

These examples are intended to help you compare the cost of investing in each type of EQUI-VEST(SM) series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2006, which results in an estimated annual charge of 0.0645% of contract value.


The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                                    Fee table 17

EQUI-VEST(SM) SERIES 100 AND 200 CONTRACTS --
FOR TSA, UNIVERSITY TSA, SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:



-----------------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end of the
                                                                      applicable time period
                                                           ------------------------------------------------
                                                               1 year    3 years    5 years     10 years
-----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                      $  849     $1,487     $2,150      $3,600
AXA Conservative Allocation                                    $  830     $1,428     $2,053      $3,406
AXA Conservative-Plus Allocation                               $  831     $1,431     $2,058      $3,416
AXA Moderate Allocation                                        $  747     $1,181     $1,642      $2,559
AXA Moderate-Plus Allocation                                   $  842     $1,466     $2,117      $3,533
Multimanager Aggressive Equity*                                $  747     $1,181     $1,642      $2,559
Multimanager Core Bond*                                        $  808     $1,363     $1,946      $3,189
Multimanager Health Care*                                      $  873     $1,557     $2,266      $3,828
Multimanager High Yield*                                       $  782     $1,286     $1,817      $2,925
Multimanager International Equity*                             $  858     $1,513     $2,194      $3,686
Multimanager Large Cap Core Equity*                            $  840     $1,460     $2,107      $3,514
Multimanager Large Cap Growth*                                 $  842     $1,466     $2,117      $3,533
Multimanager Large Cap Value*                                  $  840     $1,460     $2,107      $3,514
Multimanager Mid Cap Growth*                                   $  861     $1,522     $2,208      $3,715
Multimanager Mid Cap Value*                                    $  864     $1,531     $2,223      $3,743
Multimanager Technology*                                       $  873     $1,557     $2,266      $3,828
Target 2015 Allocation                                         $1,576     $3,475     $5,165      $8,470
Target 2025 Allocation                                         $1,516     $3,324     $4,955      $8,203
Target 2035 Allocation                                         $1,742     $3,884     $5,721      $9,120
Target 2045 Allocation                                         $1,834     $4,105     $6,012      $9,429
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                              $  747     $1,181     $1,642      $2,559
EQ/AllianceBernstein Growth and Income++                       $  774     $1,262     $1,777      $2,842
EQ/AllianceBernstein Intermediate Government Securities        $  770     $1,250     $1,757      $2,801
EQ/AllianceBernstein International                             $  797     $1,330     $1,892      $3,078
EQ/AllianceBernstein Large Cap Growth                          $  832     $1,434     $2,063      $3,426
EQ/AllianceBernstein Quality Bond                              $  785     $1,295     $1,832      $2,956
EQ/AllianceBernstein Small Cap Growth                          $  793     $1,318     $1,872      $3,037
EQ/AllianceBernstein Value++                                   $  804     $1,351     $1,926      $3,149
EQ/Ariel Appreciation II                                       $  856     $1,508     $2,184      $3,667
EQ/AXA Rosenberg Value Long/Short Equity                       $1,013     $1,964     $2,919      $5,055
EQ/BlackRock Basic Value Equity*                               $  800     $1,339     $1,906      $3,108
EQ/BlackRock International Value*                              $  833     $1,440     $2,073      $3,446
EQ/Boston Advisors Equity Income                               $  821     $1,401     $2,010      $3,318
EQ/Calvert Socially Responsible                                $  821     $1,401     $2,010      $3,318
EQ/Capital Guardian Growth                                     $  812     $1,375     $1,965      $3,229
EQ/Capital Guardian International+                             $  834     $1,443     $2,078      $3,455
EQ/Capital Guardian Research                                   $  809     $1,366     $1,951      $3,199
EQ/Capital Guardian U.S. Equity++                              $  809     $1,366     $1,951      $3,199
EQ/Caywood-Scholl High Yield Bond                              $  809     $1,366     $1,951      $3,199
EQ/Davis New York Venture**                                    $  889     $1,604     $2,342      $3,976
EQ/Equity 500 Index                                            $  744     $1,172     $1,627      $2,527
-----------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end of the
                                                                     applicable time period(1)
                                                            -------------------------------------------
                                                            1 year     3 years    5 years    10 years
-------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     N/A      $1,487     $2,150      $3,600
AXA Conservative Allocation                                   N/A      $1,428     $2,053      $3,406
AXA Conservative-Plus Allocation                              N/A      $1,431     $2,058      $3,416
AXA Moderate Allocation                                       N/A      $1,181     $1,642      $2,559
AXA Moderate-Plus Allocation                                  N/A      $1,466     $2,117      $3,533
Multimanager Aggressive Equity*                               N/A      $1,181     $1,642      $2,559
Multimanager Core Bond*                                       N/A      $1,363     $1,946      $3,189
Multimanager Health Care*                                     N/A      $1,557     $2,266      $3,828
Multimanager High Yield*                                      N/A      $1,286     $1,817      $2,925
Multimanager International Equity*                            N/A      $1,513     $2,194      $3,686
Multimanager Large Cap Core Equity*                           N/A      $1,460     $2,107      $3,514
Multimanager Large Cap Growth*                                N/A      $1,466     $2,117      $3,533
Multimanager Large Cap Value*                                 N/A      $1,460     $2,107      $3,514
Multimanager Mid Cap Growth*                                  N/A      $1,522     $2,208      $3,715
Multimanager Mid Cap Value*                                   N/A      $1,531     $2,223      $3,743
Multimanager Technology*                                      N/A      $1,557     $2,266      $3,828
Target 2015 Allocation                                        N/A      $3,475     $5,165      $8,470
Target 2025 Allocation                                        N/A      $3,324     $4,955      $8,203
Target 2035 Allocation                                        N/A      $3,884     $5,721      $9,120
Target 2045 Allocation                                        N/A      $4,105     $6,012      $9,429
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             N/A      $1,181     $1,642      $2,559
EQ/AllianceBernstein Growth and Income++                      N/A      $1,262     $1,777      $2,842
EQ/AllianceBernstein Intermediate Government Securities       N/A      $1,250     $1,757      $2,801
EQ/AllianceBernstein International                            N/A      $1,330     $1,892      $3,078
EQ/AllianceBernstein Large Cap Growth                         N/A      $1,434     $2,063      $3,426
EQ/AllianceBernstein Quality Bond                             N/A      $1,295     $1,832      $2,956
EQ/AllianceBernstein Small Cap Growth                         N/A      $1,318     $1,872      $3,037
EQ/AllianceBernstein Value++                                  N/A      $1,351     $1,926      $3,149
EQ/Ariel Appreciation II                                      N/A      $1,508     $2,184      $3,667
EQ/AXA Rosenberg Value Long/Short Equity                      N/A      $1,964     $2,919      $5,055
EQ/BlackRock Basic Value Equity*                              N/A      $1,339     $1,906      $3,108
EQ/BlackRock International Value*                             N/A      $1,440     $2,073      $3,446
EQ/Boston Advisors Equity Income                              N/A      $1,401     $2,010      $3,318
EQ/Calvert Socially Responsible                               N/A      $1,401     $2,010      $3,318
EQ/Capital Guardian Growth                                    N/A      $1,375     $1,965      $3,229
EQ/Capital Guardian International+                            N/A      $1,443     $2,078      $3,455
EQ/Capital Guardian Research                                  N/A      $1,366     $1,951      $3,199
EQ/Capital Guardian U.S. Equity++                             N/A      $1,366     $1,951      $3,199
EQ/Caywood-Scholl High Yield Bond                             N/A      $1,366     $1,951      $3,199
EQ/Davis New York Venture**                                   N/A      $1,604     $2,342      $3,976
EQ/Equity 500 Index                                           N/A      $1,172     $1,627      $2,527
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                If you do not surrender your contract
                                                                          at the end of the
                                                                        applicable time period
                                                           -----------------------------------------------
                                                            1 year       3 years       5 years    10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   $  298        $  914        $1,554     $3,271
AXA Conservative Allocation                                 $  278        $  851        $1,451     $3,070
AXA Conservative-Plus Allocation                            $  279        $  854        $1,456     $3,080
AXA Moderate Allocation                                     $  190        $  589        $1,013     $2,192
AXA Moderate-Plus Allocation                                $  291        $  892        $1,518     $3,201
Multimanager Aggressive Equity*                             $  190        $  589        $1,013     $2,192
Multimanager Core Bond*                                     $  254        $  782        $1,336     $2,845
Multimanager Health Care*                                   $  324        $  988        $1,676     $3,506
Multimanager High Yield*                                    $  227        $  700        $1,199     $2,572
Multimanager International Equity*                          $  308        $  942        $1,600     $3,360
Multimanager Large Cap Core Equity*                         $  289        $  886        $1,507     $3,181
Multimanager Large Cap Growth*                              $  291        $  892        $1,518     $3,201
Multimanager Large Cap Value*                               $  289        $  886        $1,507     $3,181
Multimanager Mid Cap Growth*                                $  311        $  951        $1,615     $3,389
Multimanager Mid Cap Value*                                 $  314        $  960        $1,631     $3,418
Multimanager Technology*                                    $  324        $  988        $1,676     $3,506
Target 2015 Allocation                                      $1,067        $3,022        $4,762     $8,319
Target 2025 Allocation                                      $1,004        $2,862        $4,538     $8,042
Target 2035 Allocation                                      $1,242        $3,456        $5,354     $8,995
Target 2045 Allocation                                      $1,339        $3,690        $5,663     $9,316
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           $  190        $  589        $1,013     $2,192
EQ/AllianceBernstein Growth and Income++                    $  219        $  675        $1,157     $2,486
EQ/AllianceBernstein Intermediate Government Securities     $  215        $  662        $1,136     $2,443
EQ/AllianceBernstein International                          $  243        $  748        $1,278     $2,730
EQ/AllianceBernstein Large Cap Growth                       $  280        $  857        $1,461     $3,090
EQ/AllianceBernstein Quality Bond                           $  230        $  710        $1,215     $2,603
EQ/AllianceBernstein Small Cap Growth                       $  239        $  735        $1,257     $2,688
EQ/AllianceBernstein Value++                                $  250        $  770        $1,315     $2,803
EQ/Ariel Appreciation II                                    $  306        $  935        $1,590     $3,340
EQ/AXA Rosenberg Value Long/Short Equity                    $  472        $1,419        $2,372     $4,777
EQ/BlackRock Basic Value Equity*                            $  246        $  757        $1,294     $2,761
EQ/BlackRock International Value*                           $  282        $  864        $1,471     $3,110
EQ/Boston Advisors Equity Income                            $  268        $  823        $1,404     $2,978
EQ/Calvert Socially Responsible                             $  268        $  823        $1,404     $2,978
EQ/Capital Guardian Growth                                  $  259        $  795        $1,357     $2,886
EQ/Capital Guardian International+                          $  283        $  867        $1,477     $3,121
EQ/Capital Guardian Research                                $  255        $  785        $1,341     $2,855
EQ/Capital Guardian U.S. Equity++                           $  255        $  785        $1,341     $2,855
EQ/Caywood-Scholl High Yield Bond                           $  255        $  785        $1,341     $2,855
EQ/Davis New York Venture**                                 $  340        $1,038        $1,757     $3,660
EQ/Equity 500 Index                                         $  187        $  580        $  997     $2,159
----------------------------------------------------------------------------------------------------------


18 Fee table

---------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
                                                      ---------------------------------------------------
                                                       1 year       3 years       5 years      10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                        $  824        $1,410        $2,024       $3,348
EQ/Evergreen Omega                                     $  817        $1,390        $1,990       $3,278
EQ/FI Mid Cap                                          $  814        $1,381        $1,975       $3,249
EQ/FI Mid Cap Value+                                   $  817        $1,390        $1,990       $3,278
EQ/Franklin Income                                     $  858        $1,513        $2,194       $3,686
EQ/Franklin Small Cap Value                            $1,019        $1,981        $2,946       $5,103
EQ/Franklin Templeton Founding Strategy**              $  863        $1,528        $2,218       $3,734
EQ/GAMCO Mergers and Acquisitions                      $  853        $1,499        $2,170       $3,639
EQ/GAMCO Small Company Value                           $  823        $1,407        $2,019       $3,338
EQ/International Growth                                $  850        $1,490        $2,155       $3,610
EQ/Janus Large Cap Growth++                            $  835        $1,446        $2,083       $3,465
EQ/JPMorgan Core Bond                                  $  790        $1,309        $1,857       $3,007
EQ/JPMorgan Value Opportunities                        $  807        $1,360        $1,941       $3,179
EQ/Legg Mason Value Equity                             $  818        $1,393        $1,995       $3,288
EQ/Long Term Bond                                      $  789        $1,306        $1,852       $2,997
EQ/Lord Abbett Growth and Income                       $  822        $1,404        $2,014       $3,328
EQ/Lord Abbett Large Cap Core                          $  836        $1,449        $2,087       $3,475
EQ/Lord Abbett Mid Cap Value                           $  819        $1,396        $2,000       $3,298
EQ/Marsico Focus                                       $  829        $1,425        $2,049       $3,397
EQ/MFS Emerging Growth Companies+                      $  811        $1,372        $1,961       $3,219
EQ/MFS Investors Trust+                                $  807        $1,360        $1,941       $3,179
EQ/Money Market                                        $  747        $1,181        $1,642       $2,559
EQ/Montag & Caldwell Growth                            $  822        $1,404        $2,014       $3,328
EQ/Mutual Shares                                       $  870        $1,549        $2,251       $3,799
EQ/Oppenheimer Global                                  $  956        $1,798        $2,655       $4,572
EQ/Oppenheimer Main Street Opportunity**               $  972        $1,847        $2,733       $4,716
EQ/Oppenheimer Main Street Small Cap                   $  967        $1,832        $2,710       $4,674
EQ/PIMCO Real Return                                   $  804        $1,351        $1,926       $3,149
EQ/Short Duration Bond                                 $  788        $1,303        $1,847       $2,986
EQ/Small Cap Value+                                    $  819        $1,396        $2,000       $3,298
EQ/Small Company Growth+                               $  847        $1,481        $2,141       $3,581
EQ/Small Company Index                                 $  773        $1,259        $1,772       $2,832
EQ/TCW Equity++                                        $  827        $1,419        $2,039       $3,377
EQ/Templeton Growth                                    $  889        $1,604        $2,342       $3,976
EQ/UBS Growth and Income                               $  823        $1,407        $2,019       $3,338
EQ/Van Kampen Comstock                                 $  815        $1,384        $1,980       $3,259
EQ/Van Kampen Emerging Markets Equity                  $  882        $1,584        $2,309       $3,911
EQ/Van Kampen Mid Cap Growth                           $  824        $1,410        $2,024       $3,348
EQ/Wells Fargo Montgomery Small Cap++                  $  856        $1,508        $2,184       $3,667
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                         $  841        $1,463        $2,112       $3,523
---------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                               If you annuitize at the end of the
                                                                   applicable time period(1)
                                                      -------------------------------------------------
                                                      1 year       3 years       5 years       10 years
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                         N/A         $1,410        $2,024        $3,348
EQ/Evergreen Omega                                      N/A         $1,390        $1,990        $3,278
EQ/FI Mid Cap                                           N/A         $1,381        $1,975        $3,249
EQ/FI Mid Cap Value+                                    N/A         $1,390        $1,990        $3,278
EQ/Franklin Income                                      N/A         $1,513        $2,194        $3,686
EQ/Franklin Small Cap Value                             N/A         $1,981        $2,946        $5,103
EQ/Franklin Templeton Founding Strategy**               N/A         $1,528        $2,218        $3,734
EQ/GAMCO Mergers and Acquisitions                       N/A         $1,499        $2,170        $3,639
EQ/GAMCO Small Company Value                            N/A         $1,407        $2,019        $3,338
EQ/International Growth                                 N/A         $1,490        $2,155        $3,610
EQ/Janus Large Cap Growth++                             N/A         $1,446        $2,083        $3,465
EQ/JPMorgan Core Bond                                   N/A         $1,309        $1,857        $3,007
EQ/JPMorgan Value Opportunities                         N/A         $1,360        $1,941        $3,179
EQ/Legg Mason Value Equity                              N/A         $1,393        $1,995        $3,288
EQ/Long Term Bond                                       N/A         $1,306        $1,852        $2,997
EQ/Lord Abbett Growth and Income                        N/A         $1,404        $2,014        $3,328
EQ/Lord Abbett Large Cap Core                           N/A         $1,449        $2,087        $3,475
EQ/Lord Abbett Mid Cap Value                            N/A         $1,396        $2,000        $3,298
EQ/Marsico Focus                                        N/A         $1,425        $2,049        $3,397
EQ/MFS Emerging Growth Companies+                       N/A         $1,372        $1,961        $3,219
EQ/MFS Investors Trust+                                 N/A         $1,360        $1,941        $3,179
EQ/Money Market                                         N/A         $1,181        $1,642        $2,559
EQ/Montag & Caldwell Growth                             N/A         $1,404        $2,014        $3,328
EQ/Mutual Shares                                        N/A         $1,549        $2,251        $3,799
EQ/Oppenheimer Global                                   N/A         $1,798        $2,655        $4,572
EQ/Oppenheimer Main Street Opportunity**                N/A         $1,847        $2,733        $4,716
EQ/Oppenheimer Main Street Small Cap                    N/A         $1,832        $2,710        $4,674
EQ/PIMCO Real Return                                    N/A         $1,351        $1,926        $3,149
EQ/Short Duration Bond                                  N/A         $1,303        $1,847        $2,986
EQ/Small Cap Value+                                     N/A         $1,396        $2,000        $3,298
EQ/Small Company Growth+                                N/A         $1,481        $2,141        $3,581
EQ/Small Company Index                                  N/A         $1,259        $1,772        $2,832
EQ/TCW Equity++                                         N/A         $1,419        $2,039        $3,377
EQ/Templeton Growth                                     N/A         $1,604        $2,342        $3,976
EQ/UBS Growth and Income                                N/A         $1,407        $2,019        $3,338
EQ/Van Kampen Comstock                                  N/A         $1,384        $1,980        $3,259
EQ/Van Kampen Emerging Markets Equity                   N/A         $1,584        $2,309        $3,911
EQ/Van Kampen Mid Cap Growth                            N/A         $1,410        $2,024        $3,348
EQ/Wells Fargo Montgomery Small Cap++                   N/A         $1,508        $2,184        $3,667
-------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                          N/A         $1,463        $2,112        $3,523
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                          If you do not surrender your contract
                                                                    at the end of the
                                                                  applicable time period
                                                     --------------------------------------------------
                                                      1 year       3 years      5 years       10 years
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                        $271        $  832        $1,420        $3,009
EQ/Evergreen Omega                                     $264        $  810        $1,383        $2,937
EQ/FI Mid Cap                                          $261        $  801        $1,367        $2,907
EQ/FI Mid Cap Value+                                   $264        $  810        $1,383        $2,937
EQ/Franklin Income                                     $308        $  942        $1,600        $3,360
EQ/Franklin Small Cap Value                            $478        $1,437        $2,400        $4,827
EQ/Franklin Templeton Founding Strategy**              $313        $  957        $1,626        $3,409
EQ/GAMCO Mergers and Acquisitions                      $303        $  926        $1,574        $3,310
EQ/GAMCO Small Company Value                           $270        $  829        $1,414        $2,999
EQ/International Growth                                $300        $  917        $1,559        $3,281
EQ/Janus Large Cap Growth++                            $284        $  870        $1,482        $3,131
EQ/JPMorgan Core Bond                                  $236        $  725        $1,242        $2,656
EQ/JPMorgan Value Opportunities                        $253        $  779        $1,331        $2,834
EQ/Legg Mason Value Equity                             $265        $  814        $1,388        $2,948
EQ/Long Term Bond                                      $234        $  722        $1,236        $2,646
EQ/Lord Abbett Growth and Income                       $269        $  826        $1,409        $2,989
EQ/Lord Abbett Large Cap Core                          $285        $  873        $1,487        $3,141
EQ/Lord Abbett Mid Cap Value                           $266        $  817        $1,394        $2,958
EQ/Marsico Focus                                       $276        $  848        $1,445        $3,060
EQ/MFS Emerging Growth Companies+                      $258        $  792        $1,352        $2,876
EQ/MFS Investors Trust+                                $253        $  779        $1,331        $2,834
EQ/Money Market                                        $190        $  589        $1,013        $2,192
EQ/Montag & Caldwell Growth                            $269        $  826        $1,409        $2,989
EQ/Mutual Shares                                       $321        $  979        $1,661        $3,477
EQ/Oppenheimer Global                                  $411        $1,243        $2,091        $4,277
EQ/Oppenheimer Main Street Opportunity**               $429        $1,295        $2,174        $4,426
EQ/Oppenheimer Main Street Small Cap                   $423        $1,280        $2,149        $4,383
EQ/PIMCO Real Return                                   $250        $  770        $1,315        $2,803
EQ/Short Duration Bond                                 $233        $  719        $1,231        $2,635
EQ/Small Cap Value+                                    $266        $  817        $1,394        $2,958
EQ/Small Company Growth+                               $296        $  907        $1,544        $3,251
EQ/Small Company Index                                 $218        $  672        $1,152        $2,475
EQ/TCW Equity++                                        $274        $  842        $1,435        $3,040
EQ/Templeton Growth                                    $340        $1,038        $1,757        $3,660
EQ/UBS Growth and Income                               $270        $  829        $1,414        $2,999
EQ/Van Kampen Comstock                                 $262        $  804        $1,373        $2,917
EQ/Van Kampen Emerging Markets Equity                  $333        $1,016        $1,722        $3,593
EQ/Van Kampen Mid Cap Growth                           $271        $  832        $1,420        $3,009
EQ/Wells Fargo Montgomery Small Cap++                  $306        $  935        $1,590        $3,340
-------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                         $290        $  889        $1,513        $3,191
-------------------------------------------------------------------------------------------------------



(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" later in this prospectus for more information on withdrawal charge waivers upon annuitization.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.



                                                                    Fee table 19

EQUI-VEST(SM) SERIES 200 TRUSTEED CONTRACTS



---------------------------------------------------------------------------------------------------------------
                                                              If you surrender your contract at the end of the
                                                                           applicable time period
                                                             --------------------------------------------------
                                                              1 year       3 years       5 years      10 years
---------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     $  849        $1,487        $2,150        $3,271
AXA Conservative Allocation                                   $  830        $1,428        $2,051        $3,070
AXA Conservative-Plus Allocation                              $  831        $1,431        $2,056        $3,080
AXA Moderate Allocation                                       $  747        $1,181        $1,613        $2,192
AXA Moderate-Plus Allocation                                  $  842        $1,466        $2,117        $3,201
Multimanager Aggressive Equity*                               $  747        $1,181        $1,613        $2,192
Multimanager Core Bond*                                       $  808        $1,363        $1,936        $2,845
Multimanager Health Care*                                     $  873        $1,557        $2,266        $3,506
Multimanager High Yield*                                      $  782        $1,286        $1,799        $2,572
Multimanager International Equity*                            $  858        $1,513        $2,194        $3,360
Multimanager Large Cap Core Equity*                           $  840        $1,460        $2,107        $3,181
Multimanager Large Cap Growth*                                $  842        $1,466        $2,117        $3,201
Multimanager Large Cap Value*                                 $  840        $1,460        $2,107        $3,181
Multimanager Mid Cap Growth*                                  $  861        $1,522        $2,208        $3,389
Multimanager Mid Cap Value*                                   $  864        $1,531        $2,223        $3,418
Multimanager Technology*                                      $  873        $1,557        $2,266        $3,506
Target 2015 Allocation                                        $1,576        $3,475        $5,165        $8,319
Target 2025 Allocation                                        $1,516        $3,324        $4,955        $8,042
Target 2035 Allocation                                        $1,742        $3,884        $5,721        $8,995
Target 2045 Allocation                                        $1,834        $4,105        $6,012        $9,316
---------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             $  747        $1,181        $1,613        $2,192
EQ/AllianceBernstein Growth and Income++                      $  774        $1,262        $1,757        $2,486
EQ/AllianceBernstein Intermediate Government Securities       $  770        $1,250        $1,736        $2,443
EQ/AllianceBernstein International                            $  797        $1,330        $1,878        $2,730
EQ/AllianceBernstein Large Cap Growth                         $  832        $1,434        $2,061        $3,090
EQ/AllianceBernstein Quality Bond                             $  785        $1,295        $1,815        $2,603
EQ/AllianceBernstein Small Cap Growth                         $  793        $1,318        $1,857        $2,688
EQ/AllianceBernstein Value++                                  $  804        $1,351        $1,915        $2,803
EQ/Ariel Appreciation II                                      $  856        $1,508        $2,184        $3,340
EQ/AXA Rosenberg Value Long/Short Equity                      $1,013        $1,964        $2,919        $4,777
EQ/BlackRock Basic Value Equity                               $  800        $1,339        $1,894        $2,761
EQ/BlackRock International Value*                             $  833        $1,440        $2,071        $3,110
EQ/Boston Advisors Equity Income*                             $  821        $1,401        $2,004        $2,978
EQ/Calvert Socially Responsible                               $  821        $1,401        $2,004        $2,978
EQ/Capital Guardian Growth                                    $  812        $1,375        $1,957        $2,886
EQ/Capital Guardian International+                            $  834        $1,443        $2,077        $3,121
EQ/Capital Guardian Research                                  $  809        $1,366        $1,941        $2,855
EQ/Capital Guardian U.S. Equity++                             $  809        $1,366        $1,941        $2,855
EQ/Caywood-Scholl High Yield Bond                             $  809        $1,366        $1,941        $2,855
EQ/Davis New York Venture**                                   $  889        $1,604        $2,342        $3,660
EQ/Equity 500 Index                                           $  744        $1,172        $1,597        $2,159
EQ/Evergreen International Bond                               $  824        $1,410        $2,020        $3,009
EQ/Evergreen Omega                                            $  817        $1,390        $1,983        $2,937
---------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                      If you annuitize at the end of the
                                                                           applicable time period(1)
                                                              1 year       3 years      5 years      10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                       N/A        $1,487       $2,150        $3,271
AXA Conservative Allocation                                     N/A        $1,428       $2,051        $3,070
AXA Conservative-Plus Allocation                                N/A        $1,431       $2,056        $3,080
AXA Moderate Allocation                                         N/A        $1,181       $1,613        $2,192
AXA Moderate-Plus Allocation                                    N/A        $1,466       $2,117        $3,201
Multimanager Aggressive Equity*                                 N/A        $1,181       $1,613        $2,192
Multimanager Core Bond*                                         N/A        $1,363       $1,936        $2,845
Multimanager Health Care*                                       N/A        $1,557       $2,266        $3,506
Multimanager High Yield*                                        N/A        $1,286       $1,799        $2,572
Multimanager International Equity*                              N/A        $1,513       $2,194        $3,360
Multimanager Large Cap Core Equity*                             N/A        $1,460       $2,107        $3,181
Multimanager Large Cap Growth*                                  N/A        $1,466       $2,117        $3,201
Multimanager Large Cap Value*                                   N/A        $1,460       $2,107        $3,181
Multimanager Mid Cap Growth*                                    N/A        $1,522       $2,208        $3,389
Multimanager Mid Cap Value*                                     N/A        $1,531       $2,223        $3,418
Multimanager Technology*                                        N/A        $1,557       $2,266        $3,506
Target 2015 Allocation                                          N/A        $3,475       $5,165        $8,319
Target 2025 Allocation                                          N/A        $3,324       $4,955        $8,042
Target 2035 Allocation                                          N/A        $3,884       $5,721        $8,995
Target 2045 Allocation                                          N/A        $4,105       $6,012        $9,316
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                               N/A        $1,181       $1,613        $2,192
EQ/AllianceBernstein Growth and Income++                        N/A        $1,262       $1,757        $2,486
EQ/AllianceBernstein Intermediate Government Securities         N/A        $1,250       $1,736        $2,443
EQ/AllianceBernstein International                              N/A        $1,330       $1,878        $2,730
EQ/AllianceBernstein Large Cap Growth                           N/A        $1,434       $2,061        $3,090
EQ/AllianceBernstein Quality Bond                               N/A        $1,295       $1,815        $2,603
EQ/AllianceBernstein Small Cap Growth                           N/A        $1,318       $1,857        $2,688
EQ/AllianceBernstein Value++                                    N/A        $1,351       $1,915        $2,803
EQ/Ariel Appreciation II                                        N/A        $1,508       $2,184        $3,340
EQ/AXA Rosenberg Value Long/Short Equity                        N/A        $1,964       $2,919        $4,777
EQ/BlackRock Basic Value Equity                                 N/A        $1,339       $1,894        $2,761
EQ/BlackRock International Value*                               N/A        $1,440       $2,071        $3,110
EQ/Boston Advisors Equity Income*                               N/A        $1,401       $2,004        $2,978
EQ/Calvert Socially Responsible                                 N/A        $1,401       $2,004        $2,978
EQ/Capital Guardian Growth                                      N/A        $1,375       $1,957        $2,886
EQ/Capital Guardian International+                              N/A        $1,443       $2,077        $3,121
EQ/Capital Guardian Research                                    N/A        $1,366       $1,941        $2,855
EQ/Capital Guardian U.S. Equity++                               N/A        $1,366       $1,941        $2,855
EQ/Caywood-Scholl High Yield Bond                               N/A        $1,366       $1,941        $2,855
EQ/Davis New York Venture**                                     N/A        $1,604       $2,342        $3,660
EQ/Equity 500 Index                                             N/A        $1,172       $1,597        $2,159
EQ/Evergreen International Bond                                 N/A        $1,410       $2,020        $3,009
EQ/Evergreen Omega                                              N/A        $1,390       $1,983        $2,937
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                     If you do not surrender your contract
                                                                               at the end of the
                                                                             applicable time period
-------------------------------------------------------------------------------------------------------------
                                                                1 year      3 years      5 years     10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                       $  298      $  914       $1,554       $3,271
AXA Conservative Allocation                                     $  278      $  851       $1,451       $3,070
AXA Conservative-Plus Allocation                                $  279      $  854       $1,456       $3,080
AXA Moderate Allocation                                         $  190      $  589       $1,013       $2,192
AXA Moderate-Plus Allocation                                    $  291      $  892       $1,518       $3,201
Multimanager Aggressive Equity*                                 $  190      $  589       $1,013       $2,192
Multimanager Core Bond*                                         $  254      $  782       $1,336       $2,845
Multimanager Health Care*                                       $  324      $  988       $1,676       $3,506
Multimanager High Yield*                                        $  227      $  700       $1,199       $2,572
Multimanager International Equity*                              $  308      $  942       $1,600       $3,360
Multimanager Large Cap Core Equity*                             $  289      $  886       $1,507       $3,181
Multimanager Large Cap Growth*                                  $  291      $  892       $1,518       $3,201
Multimanager Large Cap Value*                                   $  289      $  886       $1,507       $3,181
Multimanager Mid Cap Growth*                                    $  311      $  951       $1,615       $3,389
Multimanager Mid Cap Value*                                     $  314      $  960       $1,631       $3,418
Multimanager Technology*                                        $  324      $  988       $1,676       $3,506
Target 2015 Allocation                                          $1,067      $3,022       $4,762       $8,319
Target 2025 Allocation                                          $1,004      $2,862       $4,538       $8,042
Target 2035 Allocation                                          $1,242      $3,456       $5,354       $8,995
Target 2045 Allocation                                          $1,339      $3,690       $5,663       $9,316
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                               $  190      $  589       $1,013       $2,192
EQ/AllianceBernstein Growth and Income++                        $  219      $  675       $1,157       $2,486
EQ/AllianceBernstein Intermediate Government Securities         $  215      $  662       $1,136       $2,443
EQ/AllianceBernstein International                              $  243      $  748       $1,278       $2,730
EQ/AllianceBernstein Large Cap Growth                           $  280      $  857       $1,461       $3,090
EQ/AllianceBernstein Quality Bond                               $  230      $  710       $1,215       $2,603
EQ/AllianceBernstein Small Cap Growth                           $  239      $  735       $1,257       $2,688
EQ/AllianceBernstein Value++                                    $  250      $  770       $1,315       $2,803
EQ/Ariel Appreciation II                                        $  306      $  935       $1,590       $3,340
EQ/AXA Rosenberg Value Long/Short Equity                        $  472      $1,419       $2,372       $4,777
EQ/BlackRock Basic Value Equity                                 $  246      $  757       $1,294       $2,761
EQ/BlackRock International Value*                               $  282      $  864       $1,471       $3,110
EQ/Boston Advisors Equity Income*                               $  268      $  823       $1,404       $2,978
EQ/Calvert Socially Responsible                                 $  268      $  823       $1,404       $2,978
EQ/Capital Guardian Growth                                      $  259      $  795       $1,357       $2,886
EQ/Capital Guardian International+                              $  283      $  867       $1,477       $3,121
EQ/Capital Guardian Research                                    $  255      $  785       $1,341       $2,855
EQ/Capital Guardian U.S. Equity++                               $  255      $  785       $1,341       $2,855
EQ/Caywood-Scholl High Yield Bond                               $  255      $  785       $1,341       $2,855
EQ/Davis New York Venture**                                     $  340      $1,038       $1,757       $3,660
EQ/Equity 500 Index                                             $  187      $  580       $  997       $2,159
EQ/Evergreen International Bond                                 $  271      $  832       $1,420       $3,009
EQ/Evergreen Omega                                              $  264      $  810       $1,383       $2,937
-------------------------------------------------------------------------------------------------------------


20 Fee table

----------------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end of the
                                                                     applicable time period
                                                        --------------------------------------------------
                                                         1 year       3 years       5 years       10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                           $  814        $1,381        $1,967         $2,907
EQ/FI Mid Cap Value+                                    $  817        $1,390        $1,983         $2,937
EQ/Franklin Income                                      $  858        $1,513        $2,194         $3,360
EQ/Franklin Small Cap Value                             $1,019        $1,981        $2,946         $4,827
EQ/Franklin Templeton Founding Strategy**               $  863        $1,528        $2,218         $3,409
EQ/GAMCO Mergers and Acquisitions                       $  853        $1,499        $2,170         $3,310
EQ/GAMCO Small Company Value                            $  823        $1,407        $2,014         $2,999
EQ/International Growth                                 $  850        $1,490        $2,155         $3,281
EQ/Janus Large Cap Growth++                             $  835        $1,446        $2,082         $3,131
EQ/JPMorgan Core Bond                                   $  790        $1,309        $1,842         $2,656
EQ/JPMorgan Value Opportunities                         $  807        $1,360        $1,931         $2,834
EQ/Legg Mason Value Equity                              $  818        $1,393        $1,988         $2,948
EQ/Long Term Bond                                       $  789        $1,306        $1,836         $2,646
EQ/Lord Abbett Growth and Income                        $  822        $1,404        $2,009         $2,989
EQ/Lord Abbett Large Cap Core                           $  836        $1,449        $2,087         $3,141
EQ/Lord Abbett Mid Cap Value                            $  819        $1,396        $1,994         $2,958
EQ/Marsico Focus                                        $  829        $1,425        $2,045         $3,060
EQ/MFS Emerging Growth Companies+                       $  811        $1,372        $1,952         $2,876
EQ/MFS Investors Trust+                                 $  807        $1,360        $1,931         $2,834
EQ/Money Market                                         $  747        $1,181        $1,613         $2,192
EQ/Montag & Caldwell Growth                             $  822        $1,404        $2,009         $2,989
EQ/Mutual Shares                                        $  870        $1,549        $2,251         $3,477
EQ/Oppenheimer Global                                   $  956        $1,798        $2,655         $4,277
EQ/Oppenheimer Main Street Opportunity**                $  972        $1,847        $2,733         $4,426
EQ/Oppenheimer Main Street Small Cap                    $  967        $1,832        $2,710         $4,383
EQ/PIMCO Real Return                                    $  804        $1,351        $1,915         $2,803
EQ/Short Duration Bond                                  $  788        $1,303        $1,831         $2,635
EQ/Small Cap Value+                                     $  819        $1,396        $1,994         $2,958
EQ/Small Company Growth+                                $  847        $1,481        $2,141         $3,251
EQ/Small Company Index                                  $  773        $1,259        $1,752         $2,475
EQ/TCW Equity++                                         $  827        $1,419        $2,035         $3,040
EQ/Templeton Growth                                     $  889        $1,604        $2,342         $3,660
EQ/UBS Growth and Income                                $  823        $1,407        $2,014         $2,999
EQ/Van Kampen Comstock                                  $  815        $1,384        $1,973         $2,917
EQ/Van Kampen Emerging Markets Equity                   $  882        $1,584        $2,309         $3,593
EQ/Van Kampen Mid Cap Growth                            $  824        $1,410        $2,020         $3,009
EQ/Wells Fargo Montgomery Small Cap++                   $  856        $1,508        $2,184         $3,340
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                          $  841        $1,463        $2,112         $3,191
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end of the
                                                                      applicable time period(1)
                                                         -------------------------------------------------
                                                         1 year        3 years       5 years      10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                              N/A          $1,381        $1,967        $2,907
EQ/FI Mid Cap Value+                                       N/A          $1,390        $1,983        $2,937
EQ/Franklin Income                                         N/A          $1,513        $2,194        $3,360
EQ/Franklin Small Cap Value                                N/A          $1,981        $2,946        $4,827
EQ/Franklin Templeton Founding Strategy**                  N/A          $1,528        $2,218        $3,409
EQ/GAMCO Mergers and Acquisitions                          N/A          $1,499        $2,170        $3,310
EQ/GAMCO Small Company Value                               N/A          $1,407        $2,014        $2,999
EQ/International Growth                                    N/A          $1,490        $2,155        $3,281
EQ/Janus Large Cap Growth++                                N/A          $1,446        $2,082        $3,131
EQ/JPMorgan Core Bond                                      N/A          $1,309        $1,842        $2,656
EQ/JPMorgan Value Opportunities                            N/A          $1,360        $1,931        $2,834
EQ/Legg Mason Value Equity                                 N/A          $1,393        $1,988        $2,948
EQ/Long Term Bond                                          N/A          $1,306        $1,836        $2,646
EQ/Lord Abbett Growth and Income                           N/A          $1,404        $2,009        $2,989
EQ/Lord Abbett Large Cap Core                              N/A          $1,449        $2,087        $3,141
EQ/Lord Abbett Mid Cap Value                               N/A          $1,396        $1,994        $2,958
EQ/Marsico Focus                                           N/A          $1,425        $2,045        $3,060
EQ/MFS Emerging Growth Companies+                          N/A          $1,372        $1,952        $2,876
EQ/MFS Investors Trust+                                    N/A          $1,360        $1,931        $2,834
EQ/Money Market                                            N/A          $1,181        $1,613        $2,192
EQ/Montag & Caldwell Growth                                N/A          $1,404        $2,009        $2,989
EQ/Mutual Shares                                           N/A          $1,549        $2,251        $3,477
EQ/Oppenheimer Global                                      N/A          $1,798        $2,655        $4,277
EQ/Oppenheimer Main Street Opportunity**                   N/A          $1,847        $2,733        $4,426
EQ/Oppenheimer Main Street Small Cap                       N/A          $1,832        $2,710        $4,383
EQ/PIMCO Real Return                                       N/A          $1,351        $1,915        $2,803
EQ/Short Duration Bond                                     N/A          $1,303        $1,831        $2,635
EQ/Small Cap Value+                                        N/A          $1,396        $1,994        $2,958
EQ/Small Company Growth+                                   N/A          $1,481        $2,141        $3,251
EQ/Small Company Index                                     N/A          $1,259        $1,752        $2,475
EQ/TCW Equity++                                            N/A          $1,419        $2,035        $3,040
EQ/Templeton Growth                                        N/A          $1,604        $2,342        $3,660
EQ/UBS Growth and Income                                   N/A          $1,407        $2,014        $2,999
EQ/Van Kampen Comstock                                     N/A          $1,384        $1,973        $2,917
EQ/Van Kampen Emerging Markets Equity                      N/A          $1,584        $2,309        $3,593
EQ/Van Kampen Mid Cap Growth                               N/A          $1,410        $2,020        $3,009
EQ/Wells Fargo Montgomery Small Cap++                      N/A          $1,508        $2,184        $3,340
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                             N/A          $1,463        $2,112        $3,191
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                           If you do not surrender your contract
                                                                     at the end of the
                                                                   applicable time period
---------------------------------------------------------------------------------------------------------
                                                         1 year       3 years       5 years      10 years
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                             $261        $  801        $1,367       $2,907
EQ/FI Mid Cap Value+                                      $264        $  810        $1,383       $2,937
EQ/Franklin Income                                        $308        $  942        $1,600       $3,360
EQ/Franklin Small Cap Value                               $478        $1,437        $2,400       $4,827
EQ/Franklin Templeton Founding Strategy**                 $313        $  957        $1,626       $3,409
EQ/GAMCO Mergers and Acquisitions                         $303        $  926        $1,574       $3,310
EQ/GAMCO Small Company Value                              $270        $  829        $1,414       $2,999
EQ/International Growth                                   $300        $  917        $1,559       $3,281
EQ/Janus Large Cap Growth++                               $284        $  870        $1,482       $3,131
EQ/JPMorgan Core Bond                                     $236        $  725        $1,242       $2,656
EQ/JPMorgan Value Opportunities                           $253        $  779        $1,331       $2,834
EQ/Legg Mason Value Equity                                $265        $  814        $1,388       $2,948
EQ/Long Term Bond                                         $234        $  722        $1,236       $2,646
EQ/Lord Abbett Growth and Income                          $269        $  826        $1,409       $2,989
EQ/Lord Abbett Large Cap Core                             $285        $  873        $1,487       $3,141
EQ/Lord Abbett Mid Cap Value                              $266        $  817        $1,394       $2,958
EQ/Marsico Focus                                          $276        $  848        $1,445       $3,060
EQ/MFS Emerging Growth Companies+                         $258        $  792        $1,352       $2,876
EQ/MFS Investors Trust+                                   $253        $  779        $1,331       $2,834
EQ/Money Market                                           $190        $  589        $1,013       $2,192
EQ/Montag & Caldwell Growth                               $269        $  826        $1,409       $2,989
EQ/Mutual Shares                                          $321        $  979        $1,661       $3,477
EQ/Oppenheimer Global                                     $411        $1,243        $2,091       $4,277
EQ/Oppenheimer Main Street Opportunity**                  $429        $1,295        $2,174       $4,426
EQ/Oppenheimer Main Street Small Cap                      $423        $1,280        $2,149       $4,383
EQ/PIMCO Real Return                                      $250        $  770        $1,315       $2,803
EQ/Short Duration Bond                                    $233        $  719        $1,231       $2,635
EQ/Small Cap Value+                                       $266        $  817        $1,394       $2,958
EQ/Small Company Growth+                                  $296        $  907        $1,544       $3,251
EQ/Small Company Index                                    $218        $  672        $1,152       $2,475
EQ/TCW Equity++                                           $274        $  842        $1,435       $3,040
EQ/Templeton Growth                                       $340        $1,038        $1,757       $3,660
EQ/UBS Growth and Income                                  $270        $  829        $1,414       $2,999
EQ/Van Kampen Comstock                                    $262        $  804        $1,373       $2,917
EQ/Van Kampen Emerging Markets Equity                     $333        $1,016        $1,722       $3,593
EQ/Van Kampen Mid Cap Growth                              $271        $  832        $1,420       $3,009
EQ/Wells Fargo Montgomery Small Cap++                     $306        $  935        $1,590       $3,340
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                            $290        $  889        $1,513       $3,191
---------------------------------------------------------------------------------------------------------



(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" later in this prospectus for more information on withdrawal charge waivers upon annuitization.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 21

EQUI-VEST(SM) SERIES 300 CONTRACTS

-------------------------------------------------------------------------------------------------------------
                                                            If you surrender your contract at the end of the
                                                                        applicable time period
                                                            -------------------------------------------------
                                                             1 year      3 years      5 years     10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                    $  850       $1,490       $2,155       $3,281
AXA Conservative Allocation                                  $  831       $1,431       $2,056       $3,080
AXA Conservative-Plus Allocation                             $  832       $1,434       $2,061       $3,090
AXA Moderate Allocation                                      $  812       $1,375       $1,957       $2,886
AXA Moderate-Plus Allocation                                 $  843       $1,469       $2,121       $3,211
Multimanager Aggressive Equity*                              $  787       $1,300       $1,826       $2,625
Multimanager Core Bond*                                      $  809       $1,366       $1,941       $2,855
Multimanager Health Care*                                    $  874       $1,560       $2,271       $3,516
Multimanager High Yield*                                     $  783       $1,289       $1,805       $2,582
Multimanager International Equity*                           $  859       $1,516       $2,199       $3,369
Multimanager Large Cap Core Equity*                          $  841       $1,463       $2,112       $3,191
Multimanager Large Cap Growth*                               $  843       $1,469       $2,121       $3,211
Multimanager Large Cap Value*                                $  841       $1,463       $2,112       $3,191
Multimanager Mid Cap Growth*                                 $  862       $1,525       $2,213       $3,399
Multimanager Mid Cap Value*                                  $  865       $1,534       $2,227       $3,428
Multimanager Technology*                                     $  874       $1,560       $2,271       $3,516
Target 2015 Allocation                                       $1,577       $3,478       $5,169       $8,324
Target 2025 Allocation                                       $1,517       $3,327       $4,958       $8,047
Target 2035 Allocation                                       $1,743       $3,887       $5,724       $8,999
Target 2045 Allocation                                       $1,835       $4,108       $6,015       $9,320
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                            $  767       $1,241       $1,720       $2,411
EQ/AllianceBernstein Growth and Income++                     $  775       $1,265       $1,762       $2,497
EQ/AllianceBernstein Intermediate Government Securities      $  771       $1,253       $1,741       $2,454
EQ/AllianceBernstein International                           $  798       $1,333       $1,884       $2,740
EQ/AllianceBernstein Large Cap Growth                        $  832       $1,437       $2,066       $3,100
EQ/AllianceBernstein Quality Bond                            $  771       $1,253       $1,741       $2,454
EQ/AllianceBernstein Small Cap Growth                        $  794       $1,321       $1,863       $2,698
EQ/AllianceBernstein Value++                                 $  805       $1,354       $1,920       $2,813
EQ/Ariel Appreciation II                                     $  857       $1,510       $2,189       $3,350
EQ/AXA Rosenberg Value Long/Short Equity                     $1,014       $1,966       $2,924       $4,785
EQ/BlackRock Basic Value Equity*                             $  801       $1,342       $1,899       $2,772
EQ/BlackRock International Value*                            $  834       $1,443       $2,077       $3,121
EQ/Boston Advisors Equity Income                             $  822       $1,404       $2,009       $2,989
EQ/Calvert Socially Responsible                              $  822       $1,404       $2,009       $2,989
EQ/Capital Guardian Growth                                   $  813       $1,378       $1,962       $2,896
EQ/Capital Guardian International+                           $  835       $1,446       $2,082       $3,131
EQ/Capital Guardian Research                                 $  810       $1,369       $1,947       $2,865
EQ/Capital Guardian U.S. Equity++                            $  810       $1,369       $1,947       $2,865
EQ/Caywood-Scholl High Yield Bond                            $  810       $1,369       $1,947       $2,865
EQ/Davis New York Venture**                                  $  890       $1,607       $2,347       $3,669
EQ/Equity 500 Index                                          $  745       $1,175       $1,602       $2,170
EQ/Evergreen International Bond                              $  825       $1,413       $2,025       $3,019
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                   If you annuitize at the end of the
                                                              applicable time period and select a non-life
                                                                   contingent period certain annuity
                                                                    option with less than ten years
                                                           -------------------------------------------------
                                                            1 year     3 years     5 years     10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                    N/A        $1,490      $2,155       $3,281
AXA Conservative Allocation                                  N/A        $1,431      $2,056       $3,080
AXA Conservative-Plus Allocation                             N/A        $1,434      $2,061       $3,090
AXA Moderate Allocation                                      N/A        $1,375      $1,957       $2,886
AXA Moderate-Plus Allocation                                 N/A        $1,469      $2,121       $3,211
Multimanager Aggressive Equity*                              N/A        $1,300      $1,826       $2,625
Multimanager Core Bond*                                      N/A        $1,366      $1,941       $2,855
Multimanager Health Care*                                    N/A        $1,560      $2,271       $3,516
Multimanager High Yield*                                     N/A        $1,289      $1,805       $2,582
Multimanager International Equity*                           N/A        $1,516      $2,199       $3,369
Multimanager Large Cap Core Equity*                          N/A        $1,463      $2,112       $3,191
Multimanager Large Cap Growth*                               N/A        $1,469      $2,121       $3,211
Multimanager Large Cap Value*                                N/A        $1,463      $2,112       $3,191
Multimanager Mid Cap Growth*                                 N/A        $1,525      $2,213       $3,399
Multimanager Mid Cap Value*                                  N/A        $1,534      $2,227       $3,428
Multimanager Technology*                                     N/A        $1,560      $2,271       $3,516
Target 2015 Allocation                                       N/A        $3,478      $5,169       $8,324
Target 2025 Allocation                                       N/A        $3,327      $4,958       $8,047
Target 2035 Allocation                                       N/A        $3,887      $5,724       $8,999
Target 2045 Allocation                                       N/A        $4,108      $6,015       $9,320
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                            N/A        $1,241      $1,720       $2,411
EQ/AllianceBernstein Growth and Income++                     N/A        $1,265      $1,762       $2,497
EQ/AllianceBernstein Intermediate Government Securities      N/A        $1,253      $1,741       $2,454
EQ/AllianceBernstein International                           N/A        $1,333      $1,884       $2,740
EQ/AllianceBernstein Large Cap Growth                        N/A        $1,437      $2,066       $3,100
EQ/AllianceBernstein Quality Bond                            N/A        $1,253      $1,741       $2,454
EQ/AllianceBernstein Small Cap Growth                        N/A        $1,321      $1,863       $2,698
EQ/AllianceBernstein Value++                                 N/A        $1,354      $1,920       $2,813
EQ/Ariel Appreciation II                                     N/A        $1,510      $2,189       $3,350
EQ/AXA Rosenberg Value Long/Short Equity                     N/A        $1,966      $2,924       $4,785
EQ/BlackRock Basic Value Equity*                             N/A        $1,342      $1,899       $2,772
EQ/BlackRock International Value*                            N/A        $1,443      $2,077       $3,121
EQ/Boston Advisors Equity Income                             N/A        $1,404      $2,009       $2,989
EQ/Calvert Socially Responsible                              N/A        $1,404      $2,009       $2,989
EQ/Capital Guardian Growth                                   N/A        $1,378      $1,962       $2,896
EQ/Capital Guardian International+                           N/A        $1,446      $2,082       $3,131
EQ/Capital Guardian Research                                 N/A        $1,369      $1,947       $2,865
EQ/Capital Guardian U.S. Equity++                            N/A        $1,369      $1,947       $2,865
EQ/Caywood-Scholl High Yield Bond                            N/A        $1,369      $1,947       $2,865
EQ/Davis New York Venture**                                  N/A        $1,607      $2,347       $3,669
EQ/Equity 500 Index                                          N/A        $1,175      $1,602       $2,170
EQ/Evergreen International Bond                              N/A        $1,413      $2,025       $3,019
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                              If you do not surrender your at the end of the
                                                                          applicable time period
                                                             -----------------------------------------------
                                                              1 year      3 years      5 years      10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     $  300       $  917       $1,559       $3,281
AXA Conservative Allocation                                   $  279       $  854       $1,456       $3,080
AXA Conservative-Plus Allocation                              $  280       $  857       $1,461       $3,090
AXA Moderate Allocation                                       $  259       $  795       $1,357       $2,886
AXA Moderate-Plus Allocation                                  $  292       $  895       $1,523       $3,211
Multimanager Aggressive Equity*                               $  232       $  716       $1,226       $2,625
Multimanager Core Bond*                                       $  255       $  785       $1,341       $2,855
Multimanager Health Care*                                     $  325       $  991       $1,682       $3,516
Multimanager High Yield*                                      $  228       $  703       $1,205       $2,582
Multimanager International Equity*                            $  309       $  945       $1,605       $3,369
Multimanager Large Cap Core Equity*                           $  290       $  889       $1,513       $3,191
Multimanager Large Cap Growth*                                $  292       $  895       $1,523       $3,211
Multimanager Large Cap Value*                                 $  290       $  889       $1,513       $3,191
Multimanager Mid Cap Growth*                                  $  312       $  954       $1,620       $3,399
Multimanager Mid Cap Value*                                   $  315       $  963       $1,636       $3,428
Multimanager Technology*                                      $  325       $  991       $1,682       $3,516
Target 2015 Allocation                                        $1,068       $3,025       $4,766       $8,324
Target 2025 Allocation                                        $1,005       $2,864       $4,541       $8,047
Target 2035 Allocation                                        $1,243       $3,459       $5,357       $8,999
Target 2045 Allocation                                        $1,340       $3,693       $5,666       $9,320
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             $  211       $  653       $1,120       $2,411
EQ/AllianceBernstein Growth and Income++                      $  220       $  678       $1,162       $2,497
EQ/AllianceBernstein Intermediate Government Securities       $  216       $  665       $1,141       $2,454
EQ/AllianceBernstein International                            $  244       $  751       $1,284       $2,740
EQ/AllianceBernstein Large Cap Growth                         $  281       $  861       $1,466       $3,100
EQ/AllianceBernstein Quality Bond                             $  216       $  665       $1,141       $2,454
EQ/AllianceBernstein Small Cap Growth                         $  240       $  738       $1,263       $2,698
EQ/AllianceBernstein Value++                                  $  251       $  773       $1,320       $2,813
EQ/Ariel Appreciation II                                      $  307       $  939       $1,595       $3,350
EQ/AXA Rosenberg Value Long/Short Equity                      $  473       $1,422       $2,376       $4,785
EQ/BlackRock Basic Value Equity*                              $  247       $  760       $1,299       $2,772
EQ/BlackRock International Value*                             $  283       $  867       $1,477       $3,121
EQ/Boston Advisors Equity Income                              $  269       $  826       $1,409       $2,989
EQ/Calvert Socially Responsible                               $  269       $  826       $1,409       $2,989
EQ/Capital Guardian Growth                                    $  260       $  798       $1,362       $2,896
EQ/Capital Guardian International+                            $  284       $  870       $1,482       $3,131
EQ/Capital Guardian Research                                  $  257       $  788       $1,347       $2,865
EQ/Capital Guardian U.S. Equity++                             $  257       $  788       $1,347       $2,865
EQ/Caywood-Scholl High Yield Bond                             $  257       $  788       $1,347       $2,865
EQ/Davis New York Venture**                                   $  342       $1,041       $1,763       $3,669
EQ/Equity 500 Index                                           $  188       $  583       $1,002       $2,170
EQ/Evergreen International Bond                               $  272       $  836       $1,425       $3,019
------------------------------------------------------------------------------------------------------------


22 Fee table

-----------------------------------------------------------------------------------------------------------
                                                        If you surrender your contract at the end of the
                                                                     applicable time period
                                                        ---------------------------------------------------
                                                         1 year       3 years        5 years       10 years
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                      $  818        $1,393         $1,988         $2,948
EQ/FI Mid Cap                                           $  815        $1,384         $1,973         $2,917
EQ/FI Mid Cap Value+                                    $  818        $1,393         $1,988         $2,948
EQ/Franklin Income                                      $  859        $1,516         $2,199         $3,369
EQ/Franklin Small Cap Value                             $1,020        $1,983         $2,951         $4,835
EQ/Franklin Templeton Founding Strategy**               $  864        $1,531         $2,223         $3,418
EQ/GAMCO Mergers and Acquisitions                       $  854        $1,502         $2,175         $3,320
EQ/GAMCO Small Company Value                            $  824        $1,410         $2,020         $3,009
EQ/International Growth                                 $  851        $1,493         $2,160         $3,290
EQ/Janus Large Cap Growth++                             $  836        $1,449         $2,087         $3,141
EQ/JPMorgan Core Bond                                   $  791        $1,312         $1,847         $2,667
EQ/JPMorgan Value Opportunities                         $  808        $1,363         $1,936         $2,845
EQ/Legg Mason Value Equity                              $  819        $1,396         $1,994         $2,958
EQ/Long Term Bond                                       $  790        $1,309         $1,842         $2,656
EQ/Lord Abbett Growth and Income                        $  823        $1,407         $2,014         $2,999
EQ/Lord Abbett Large Cap Core                           $  837        $1,452         $2,092         $3,151
EQ/Lord Abbett Mid Cap Value                            $  820        $1,398         $1,999         $2,968
EQ/Marsico Focus                                        $  830        $1,428         $2,051         $3,070
EQ/MFS Emerging Growth Companies+                       $  812        $1,375         $1,957         $2,886
EQ/MFS Investors Trust+                                 $  808        $1,363         $1,936         $2,845
EQ/Money Market                                         $  754        $1,202         $1,650         $2,269
EQ/Montag & Caldwell Growth                             $  823        $1,407         $2,014         $2,999
EQ/Mutual Shares                                        $  871        $1,551         $2,256         $3,487
EQ/Oppenheimer Global                                   $  957        $1,801         $2,660         $4,285
EQ/Oppenheimer Main Street Opportunity**                $  973        $1,850         $2,738         $4,435
EQ/Oppenheimer Main Street Small Cap                    $  968        $1,835         $2,715         $4,391
EQ/PIMCO Real Return                                    $  805        $1,354         $1,920         $2,813
EQ/Short Duration Bond                                  $  789        $1,306         $1,836         $2,646
EQ/Small Cap Value+                                     $  820        $1,398         $1,999         $2,968
EQ/Small Company Growth+                                $  848        $1,484         $2,146         $3,261
EQ/Small Company Index                                  $  774        $1,262         $1,757         $2,486
EQ/TCW Equity++                                         $  828        $1,422         $2,040         $3,050
EQ/Templeton Growth                                     $  890        $1,607         $2,347         $3,669
EQ/UBS Growth and Income                                $  824        $1,410         $2,020         $3,009
EQ/Van Kampen Comstock                                  $  816        $1,387         $1,978         $2,927
EQ/Van Kampen Emerging Markets Equity                   $  883        $1,587         $2,313         $3,602
EQ/Van Kampen Mid Cap Growth                            $  825        $1,413         $2,025         $3,019
EQ/Wells Fargo Montgomery Small Cap++                   $  857        $1,510         $2,189         $3,350
-----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                          $  842        $1,466         $2,117         $3,201
-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                     If you annuitize at the end of the
                                                                applicable time period and select a non-life
                                                                     contingent period certain annuity
                                                                      option with less than ten years
                                                            ------------------------------------------------
                                                             1 year      3 years      5 years      10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                             N/A       $1,393       $1,988        $2,948
EQ/FI Mid Cap                                                  N/A       $1,384       $1,973        $2,917
EQ/FI Mid Cap Value+                                           N/A       $1,393       $1,988        $2,948
EQ/Franklin Income                                             N/A       $1,516       $2,199        $3,369
EQ/Franklin Small Cap Value                                    N/A       $1,983       $2,951        $4,835
EQ/Franklin Templeton Founding Strategy**                      N/A       $1,531       $2,223        $3,418
EQ/GAMCO Mergers and Acquisitions                              N/A       $1,502       $2,175        $3,320
EQ/GAMCO Small Company Value                                   N/A       $1,410       $2,020        $3,009
EQ/International Growth                                        N/A       $1,493       $2,160        $3,290
EQ/Janus Large Cap Growth++                                    N/A       $1,449       $2,087        $3,141
EQ/JPMorgan Core Bond                                          N/A       $1,312       $1,847        $2,667
EQ/JPMorgan Value Opportunities                                N/A       $1,363       $1,936        $2,845
EQ/Legg Mason Value Equity                                     N/A       $1,396       $1,994        $2,958
EQ/Long Term Bond                                              N/A       $1,309       $1,842        $2,656
EQ/Lord Abbett Growth and Income                               N/A       $1,407       $2,014        $2,999
EQ/Lord Abbett Large Cap Core                                  N/A       $1,452       $2,092        $3,151
EQ/Lord Abbett Mid Cap Value                                   N/A       $1,398       $1,999        $2,968
EQ/Marsico Focus                                               N/A       $1,428       $2,051        $3,070
EQ/MFS Emerging Growth Companies+                              N/A       $1,375       $1,957        $2,886
EQ/MFS Investors Trust+                                        N/A       $1,363       $1,936        $2,845
EQ/Money Market                                                N/A       $1,202       $1,650        $2,269
EQ/Montag & Caldwell Growth                                    N/A       $1,407       $2,014        $2,999
EQ/Mutual Shares                                               N/A       $1,551       $2,256        $3,487
EQ/Oppenheimer Global                                          N/A       $1,801       $2,660        $4,285
EQ/Oppenheimer Main Street Opportunity**                       N/A       $1,850       $2,738        $4,435
EQ/Oppenheimer Main Street Small Cap                           N/A       $1,835       $2,715        $4,391
EQ/PIMCO Real Return                                           N/A       $1,354       $1,920        $2,813
EQ/Short Duration Bond                                         N/A       $1,306       $1,836        $2,646
EQ/Small Cap Value+                                            N/A       $1,398       $1,999        $2,968
EQ/Small Company Growth+                                       N/A       $1,484       $2,146        $3,261
EQ/Small Company Index                                         N/A       $1,262       $1,757        $2,486
EQ/TCW Equity++                                                N/A       $1,422       $2,040        $3,050
EQ/Templeton Growth                                            N/A       $1,607       $2,347        $3,669
EQ/UBS Growth and Income                                       N/A       $1,410       $2,020        $3,009
EQ/Van Kampen Comstock                                         N/A       $1,387       $1,978        $2,927
EQ/Van Kampen Emerging Markets Equity                          N/A       $1,587       $2,313        $3,602
EQ/Van Kampen Mid Cap Growth                                   N/A       $1,413       $2,025        $3,019
EQ/Wells Fargo Montgomery Small Cap++                          N/A       $1,510       $2,189        $3,350
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                                 N/A       $1,466       $2,117        $3,201
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                                If you do not surrender your contract
                                                                         at the end of the
                                                                       applicable time period
                                                          --------------------------------------------------
                                                          1 year      3 years       5 years      10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                         $265        $  814        $1,388       $2,948
EQ/FI Mid Cap                                              $262        $  804        $1,373       $2,917
EQ/FI Mid Cap Value+                                       $265        $  814        $1,388       $2,948
EQ/Franklin Income                                         $309        $  945        $1,605       $3,369
EQ/Franklin Small Cap Value                                $479        $1,440        $2,405       $4,835
EQ/Franklin Templeton Founding Strategy**                  $314        $  960        $1,631       $3,418
EQ/GAMCO Mergers and Acquisitions                          $304        $  929        $1,579       $3,320
EQ/GAMCO Small Company Value                               $271        $  832        $1,420       $3,009
EQ/International Growth                                    $301        $  920        $1,564       $3,290
EQ/Janus Large Cap Growth++                                $285        $  873        $1,487       $3,141
EQ/JPMorgan Core Bond                                      $237        $  729        $1,247       $2,667
EQ/JPMorgan Value Opportunities                            $254        $  782        $1,336       $2,845
EQ/Legg Mason Value Equity                                 $266        $  817        $1,394       $2,958
EQ/Long Term Bond                                          $236        $  725        $1,242       $2,656
EQ/Lord Abbett Growth and Income                           $270        $  829        $1,414       $2,999
EQ/Lord Abbett Large Cap Core                              $286        $  876        $1,492       $3,151
EQ/Lord Abbett Mid Cap Value                               $267        $  820        $1,399       $2,968
EQ/Marsico Focus                                           $278        $  851        $1,451       $3,070
EQ/MFS Emerging Growth Companies+                          $259        $  795        $1,357       $2,886
EQ/MFS Investors Trust+                                    $254        $  782        $1,336       $2,845
EQ/Money Market                                            $198        $  611        $1,050       $2,269
EQ/Montag & Caldwell Growth                                $270        $  829        $1,414       $2,999
EQ/Mutual Shares                                           $322        $  982        $1,666       $3,487
EQ/Oppenheimer Global                                      $412        $1,246        $2,096       $4,285
EQ/Oppenheimer Main Street Opportunity**                   $430        $1,298        $2,179       $4,435
EQ/Oppenheimer Main Street Small Cap                       $424        $1,283        $2,154       $4,391
EQ/PIMCO Real Return                                       $251        $  773        $1,320       $2,813
EQ/Short Duration Bond                                     $234        $  722        $1,236       $2,646
EQ/Small Cap Value+                                        $267        $  820        $1,399       $2,968
EQ/Small Company Growth+                                   $297        $  911        $1,549       $3,261
EQ/Small Company Index                                     $219        $  675        $1,157       $2,486
EQ/TCW Equity++                                            $275        $  845        $1,440       $3,050
EQ/Templeton Growth                                        $342        $1,041        $1,763       $3,669
EQ/UBS Growth and Income                                   $271        $  832        $1,420       $3,009
EQ/Van Kampen Comstock                                     $263        $  807        $1,378       $2,927
EQ/Van Kampen Emerging Markets Equity                      $334        $1,019        $1,727       $3,602
EQ/Van Kampen Mid Cap Growth                               $272        $  836        $1,425       $3,019
EQ/Wells Fargo Montgomery Small Cap++                      $307        $  939        $1,595       $3,350
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                             $291        $  892        $1,518       $3,201
------------------------------------------------------------------------------------------------------------




* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 23

EQUI-VEST(SM) SERIES 400 CONTRACTS

--------------------------------------------------------------------------------------------------------------
                                                              If you surrender your contract at the end
                                                                               of the
                                                                       applicable time period
                                                              ------------------------------------------------
                                                              1 year      3 years      5 years       10 years
--------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     $  915       $1,680       $2,465        $3,904
AXA Conservative Allocation                                   $  895       $1,622       $2,370        $3,717
AXA Conservative-Plus Allocation                              $  896       $1,624       $2,375        $3,726
AXA Moderate Allocation                                       $  876       $1,566       $2,280        $3,535
AXA Moderate-Plus Allocation                                  $  908       $1,659       $2,432        $3,839
Multimanager Aggressive Equity*                               $  851       $1,493       $2,160        $3,290
Multimanager Core Bond*                                       $  873       $1,557       $2,266        $3,506
Multimanager Health Care*                                     $  939       $1,749       $2,577        $4,124
Multimanager High Yield*                                      $  847       $1,481       $2,141        $3,251
Multimanager International Equity*                            $  924       $1,706       $2,507        $3,987
Multimanager Large Cap Core Equity*                           $  906       $1,653       $2,422        $3,820
Multimanager Large Cap Growth*                                $  908       $1,659       $2,432        $3,839
Multimanager Large Cap Value*                                 $  906       $1,653       $2,422        $3,820
Multimanager Mid Cap Growth*                                  $  927       $1,714       $2,521        $4,015
Multimanager Mid Cap Value*                                   $  930       $1,723       $2,535        $4,042
Multimanager Technology*                                      $  939       $1,749       $2,577        $4,124
Target 2015 Allocation                                        $1,642       $3,639       $5,390        $8,603
Target 2025 Allocation                                        $1,582       $3,490       $5,186        $8,346
Target 2035 Allocation                                        $1,807       $4,042       $5,929        $9,227
Target 2045 Allocation                                        $1,900       $4,259       $6,210        $9,523
--------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             $  832       $1,434       $2,061        $3,090
EQ/AllianceBernstein Growth and Income++                      $  839       $1,458       $2,102        $3,171
EQ/AllianceBernstein Intermediate Government Securities       $  835       $1,446       $2,082        $3,131
EQ/AllianceBernstein International                            $  862       $1,525       $2,213        $3,399
EQ/AllianceBernstein Large Cap Growth                         $  897       $1,627       $2,380        $3,736
EQ/AllianceBernstein Quality Bond                             $  835       $1,446       $2,082        $3,131
EQ/AllianceBernstein Small Cap Growth                         $  858       $1,513       $2,194        $3,360
EQ/AllianceBernstein Value++                                  $  869       $1,546       $2,247        $3,467
EQ/Ariel Appreciation II                                      $  922       $1,700       $2,497        $3,969
EQ/AXA Rosenberg Value Long/Short Equity                      $1,079       $2,149       $3,211        $5,310
EQ/BlackRock Basic Value Equity*                              $  865       $1,534       $2,227        $3,428
EQ/BlackRock International Value*                             $  899       $1,633       $2,389        $3,755
EQ/Boston Advisors Equity Income                              $  886       $1,595       $2,328        $3,631
EQ/Calvert Socially Responsible                               $  886       $1,595       $2,328        $3,631
EQ/Capital Guardian Growth                                    $  877       $1,569       $2,285        $3,545
EQ/Capital Guardian International+                            $  900       $1,636       $2,394        $3,764
EQ/Capital Guardian Research                                  $  874       $1,560       $2,271        $3,516
EQ/Capital Guardian U.S. Equity++                             $  874       $1,560       $2,271        $3,516
EQ/Caywood-Scholl High Yield Bond                             $  874       $1,560       $2,271        $3,516
EQ/Davis New York Venture**                                   $  955       $1,795       $2,651        $4,268
EQ/Equity 500 Index                                           $  810       $1,369       $1,947        $2,865
--------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end of the
                                                            applicable time period and select a non-life
                                                                 contingent period certain annuity
                                                                  option with less than ten years
                                                            -------------------------------------------------
                                                            1 year       3 years       5 years       10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     N/A         $1,680        $2,465        $3,904
AXA Conservative Allocation                                   N/A         $1,622        $2,370        $3,717
AXA Conservative-Plus Allocation                              N/A         $1,624        $2,375        $3,726
AXA Moderate Allocation                                       N/A         $1,566        $2,280        $3,535
AXA Moderate-Plus Allocation                                  N/A         $1,659        $2,432        $3,839
Multimanager Aggressive Equity*                               N/A         $1,493        $2,160        $3,290
Multimanager Core Bond*                                       N/A         $1,557        $2,266        $3,506
Multimanager Health Care*                                     N/A         $1,749        $2,577        $4,124
Multimanager High Yield*                                      N/A         $1,481        $2,141        $3,251
Multimanager International Equity*                            N/A         $1,706        $2,507        $3,987
Multimanager Large Cap Core Equity*                           N/A         $1,653        $2,422        $3,820
Multimanager Large Cap Growth*                                N/A         $1,659        $2,432        $3,839
Multimanager Large Cap Value*                                 N/A         $1,653        $2,422        $3,820
Multimanager Mid Cap Growth*                                  N/A         $1,714        $2,521        $4,015
Multimanager Mid Cap Value*                                   N/A         $1,723        $2,535        $4,042
Multimanager Technology*                                      N/A         $1,749        $2,577        $4,124
Target 2015 Allocation                                        N/A         $3,639        $5,390        $8,603
Target 2025 Allocation                                        N/A         $3,490        $5,186        $8,346
Target 2035 Allocation                                        N/A         $4,042        $5,929        $9,227
Target 2045 Allocation                                        N/A         $4,259        $6,210        $9,523
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             N/A         $1,434        $2,061        $3,090
EQ/AllianceBernstein Growth and Income++                      N/A         $1,458        $2,102        $3,171
EQ/AllianceBernstein Intermediate Government Securities       N/A         $1,446        $2,082        $3,131
EQ/AllianceBernstein International                            N/A         $1,525        $2,213        $3,399
EQ/AllianceBernstein Large Cap Growth                         N/A         $1,627        $2,380        $3,736
EQ/AllianceBernstein Quality Bond                             N/A         $1,446        $2,082        $3,131
EQ/AllianceBernstein Small Cap Growth                         N/A         $1,513        $2,194        $3,360
EQ/AllianceBernstein Value++                                  N/A         $1,546        $2,247        $3,467
EQ/Ariel Appreciation II                                      N/A         $1,700        $2,497        $3,969
EQ/AXA Rosenberg Value Long/Short Equity                      N/A         $2,149        $3,211        $5,310
EQ/BlackRock Basic Value Equity*                              N/A         $1,534        $2,227        $3,428
EQ/BlackRock International Value*                             N/A         $1,633        $2,389        $3,755
EQ/Boston Advisors Equity Income                              N/A         $1,595        $2,328        $3,631
EQ/Calvert Socially Responsible                               N/A         $1,595        $2,328        $3,631
EQ/Capital Guardian Growth                                    N/A         $1,569        $2,285        $3,545
EQ/Capital Guardian International+                            N/A         $1,636        $2,394        $3,764
EQ/Capital Guardian Research                                  N/A         $1,560        $2,271        $3,516
EQ/Capital Guardian U.S. Equity++                             N/A         $1,560        $2,271        $3,516
EQ/Caywood-Scholl High Yield Bond                             N/A         $1,560        $2,271        $3,516
EQ/Davis New York Venture**                                   N/A         $1,795        $2,651        $4,268
EQ/Equity 500 Index                                           N/A         $1,369        $1,947        $2,865
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                   If you do not surrender your contract
                                                                              at the end of the
                                                                          applicable time period
                                                              -----------------------------------------------
                                                              1 year       3 years      5 years      10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                     $  368        $1,118       $1,888       $3,904
AXA Conservative Allocation                                   $  347        $1,056       $1,788       $3,717
AXA Conservative-Plus Allocation                              $  348        $1,059       $1,793       $3,726
AXA Moderate Allocation                                       $  327        $  998       $1,692       $3,535
AXA Moderate-Plus Allocation                                  $  360        $1,096       $1,853       $3,839
Multimanager Aggressive Equity*                               $  301        $  920       $1,564       $3,290
Multimanager Core Bond*                                       $  324        $  988       $1,676       $3,506
Multimanager Health Care*                                     $  393        $1,191       $2,007       $4,124
Multimanager High Yield*                                      $  296        $  907       $1,544       $3,251
Multimanager International Equity*                            $  377        $1,146       $1,933       $3,987
Multimanager Large Cap Core Equity*                           $  358        $1,090       $1,843       $3,820
Multimanager Large Cap Growth*                                $  360        $1,096       $1,853       $3,839
Multimanager Large Cap Value*                                 $  358        $1,090       $1,843       $3,820
Multimanager Mid Cap Growth*                                  $  380        $1,155       $1,948       $4,015
Multimanager Mid Cap Value*                                   $  383        $1,164       $1,963       $4,042
Multimanager Technology*                                      $  393        $1,191       $2,007       $4,124
Target 2015 Allocation                                        $1,136        $3,195       $5,001       $8,603
Target 2025 Allocation                                        $1,073        $3,038       $4,784       $8,346
Target 2035 Allocation                                        $1,311        $3,623       $5,575       $9,227
Target 2045 Allocation                                        $1,409        $3,854       $5,874       $9,523
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                             $  280        $  857       $1,461       $3,090
EQ/AllianceBernstein Growth and Income++                      $  288        $  882       $1,502       $3,171
EQ/AllianceBernstein Intermediate Government Securities       $  284        $  870       $1,482       $3,131
EQ/AllianceBernstein International                            $  312        $  954       $1,620       $3,399
EQ/AllianceBernstein Large Cap Growth                         $  349        $1,062       $1,798       $3,736
EQ/AllianceBernstein Quality Bond                             $  284        $  870       $1,482       $3,131
EQ/AllianceBernstein Small Cap Growth                         $  308        $  942       $1,600       $3,360
EQ/AllianceBernstein Value++                                  $  319        $  976       $1,656       $3,467
EQ/Ariel Appreciation II                                      $  375        $1,139       $1,923       $3,969
EQ/AXA Rosenberg Value Long/Short Equity                      $  541        $1,616       $2,682       $5,310
EQ/BlackRock Basic Value Equity*                              $  315        $  963       $1,636       $3,428
EQ/BlackRock International Value*                             $  351        $1,069       $1,808       $3,755
EQ/Boston Advisors Equity Income                              $  337        $1,028       $1,742       $3,631
EQ/Calvert Socially Responsible                               $  337        $1,028       $1,742       $3,631
EQ/Capital Guardian Growth                                    $  328        $1,001       $1,697       $3,545
EQ/Capital Guardian International+                            $  352        $1,072       $1,813       $3,764
EQ/Capital Guardian Research                                  $  325        $  991       $1,682       $3,516
EQ/Capital Guardian U.S. Equity++                             $  325        $  991       $1,682       $3,516
EQ/Caywood-Scholl High Yield Bond                             $  325        $  991       $1,682       $3,516
EQ/Davis New York Venture**                                   $  410        $1,240       $2,086       $4,268
EQ/Equity 500 Index                                           $  257        $  788       $1,347       $2,865
-------------------------------------------------------------------------------------------------------------


24 Fee table

--------------------------------------------------------------------------------------------------------------
                                                              If you surrender your contract at the end
                                                                               of the
                                                                       applicable time period
                                                              ------------------------------------------------
                                                              1 year      3 years      5 years       10 years
--------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                               $  889       $1,604       $2,342        $3,660
EQ/Evergreen Omega                                            $  882       $1,584       $2,309        $3,593
EQ/FI Mid Cap                                                 $  879       $1,575       $2,294        $3,564
EQ/FI Mid Cap Value+                                          $  882       $1,584       $2,309        $3,593
EQ/Franklin Income                                            $  924       $1,706       $2,507        $3,987
EQ/Franklin Small Cap Value                                   $1,085       $2,166       $3,238        $5,357
EQ/Franklin Templeton Founding Strategy**                     $  929       $1,720       $2,530        $4,033
EQ/GAMCO Mergers and Acquisitions                             $  919       $1,691       $2,483        $3,941
EQ/GAMCO Small Company Value                                  $  888       $1,601       $2,337        $3,650
EQ/International Growth                                       $  916       $1,682       $2,469        $3,913
EQ/Janus Large Cap Growth++                                   $  901       $1,639       $2,399        $3,773
EQ/JPMorgan Core Bond                                         $  855       $1,505       $2,179        $3,330
EQ/JPMorgan Value Opportunities                               $  872       $1,554       $2,261        $3,496
EQ/Legg Mason Value Equity                                    $  883       $1,587       $2,313        $3,602
EQ/Long Term Bond                                             $  854       $1,502       $2,175        $3,320
EQ/Lord Abbett Growth and Income                              $  887       $1,598       $2,332        $3,641
EQ/Lord Abbett Large Cap Core                                 $  902       $1,642       $2,403        $3,783
EQ/Lord Abbett Mid Cap Value                                  $  884       $1,589       $2,318        $3,612
EQ/Marsico Focus                                              $  894       $1,619       $2,366        $3,707
EQ/MFS Emerging Growth Companies+                             $  876       $1,566       $2,280        $3,535
EQ/MFS Investors Trust+                                       $  872       $1,554       $2,261        $3,496
EQ/Money Market                                               $  819       $1,396       $1,994        $2,958
EQ/Montag & Caldwell Growth                                   $  887       $1,598       $2,332        $3,641
EQ/Mutual Shares                                              $  936       $1,740       $2,563        $4,097
EQ/Oppenheimer Global                                         $1,021       $1,986       $2,955        $4,844
EQ/Oppenheimer Main Street Opportunity**                      $1,038       $2,034       $3,031        $4,983
EQ/Oppenheimer Main Street Small Cap                          $1,033       $2,020       $3,009        $4,943
EQ/PIMCO Real Return                                          $  869       $1,546       $2,247        $3,467
EQ/Short Duration Bond                                        $  853       $1,499       $2,170        $3,310
EQ/Small Cap Value+                                           $  884       $1,589       $2,318        $3,612
EQ/Small Company Growth+                                      $  913       $1,674       $2,455        $3,886
EQ/Small Company Index                                        $  838       $1,455       $2,097        $3,161
EQ/TCW Equity++                                               $  892       $1,613       $2,356        $3,688
EQ/Templeton Growth                                           $  955       $1,795       $2,651        $4,268
EQ/UBS Growth and Income                                      $  888       $1,601       $2,337        $3,650
EQ/Van Kampen Comstock                                        $  880       $1,578       $2,299        $3,574
EQ/Van Kampen Emerging Markets Equity                         $  948       $1,775       $2,618        $4,205
EQ/Van Kampen Mid Cap Growth                                  $  889       $1,604       $2,342        $3,660
EQ/Wells Fargo Montgomery Small Cap++                         $  922       $1,700       $2,497        $3,969
--------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                                $  907       $1,656       $2,427        $3,830
--------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end of the
                                                            applicable time period and select a non-life
                                                                 contingent period certain annuity
                                                                  option with less than ten years
                                                            -------------------------------------------------
                                                            1 year       3 years       5 years       10 years
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                                N/A        $1,604        $2,342        $3,660
EQ/Evergreen Omega                                             N/A        $1,584        $2,309        $3,593
EQ/FI Mid Cap                                                  N/A        $1,575        $2,294        $3,564
EQ/FI Mid Cap Value+                                           N/A        $1,584        $2,309        $3,593
EQ/Franklin Income                                             N/A        $1,706        $2,507        $3,987
EQ/Franklin Small Cap Value                                    N/A        $2,166        $3,238        $5,357
EQ/Franklin Templeton Founding Strategy**                      N/A        $1,720        $2,530        $4,033
EQ/GAMCO Mergers and Acquisitions                              N/A        $1,691        $2,483        $3,941
EQ/GAMCO Small Company Value                                   N/A        $1,601        $2,337        $3,650
EQ/International Growth                                        N/A        $1,682        $2,469        $3,913
EQ/Janus Large Cap Growth++                                    N/A        $1,639        $2,399        $3,773
EQ/JPMorgan Core Bond                                          N/A        $1,505        $2,179        $3,330
EQ/JPMorgan Value Opportunities                                N/A        $1,554        $2,261        $3,496
EQ/Legg Mason Value Equity                                     N/A        $1,587        $2,313        $3,602
EQ/Long Term Bond                                              N/A        $1,502        $2,175        $3,320
EQ/Lord Abbett Growth and Income                               N/A        $1,598        $2,332        $3,641
EQ/Lord Abbett Large Cap Core                                  N/A        $1,642        $2,403        $3,783
EQ/Lord Abbett Mid Cap Value                                   N/A        $1,589        $2,318        $3,612
EQ/Marsico Focus                                               N/A        $1,619        $2,366        $3,707
EQ/MFS Emerging Growth Companies+                              N/A        $1,566        $2,280        $3,535
EQ/MFS Investors Trust+                                        N/A        $1,554        $2,261        $3,496
EQ/Money Market                                                N/A        $1,396        $1,994        $2,958
EQ/Montag & Caldwell Growth                                    N/A        $1,598        $2,332        $3,641
EQ/Mutual Shares                                               N/A        $1,740        $2,563        $4,097
EQ/Oppenheimer Global                                          N/A        $1,986        $2,955        $4,844
EQ/Oppenheimer Main Street Opportunity**                       N/A        $2,034        $3,031        $4,983
EQ/Oppenheimer Main Street Small Cap                           N/A        $2,020        $3,009        $4,943
EQ/PIMCO Real Return                                           N/A        $1,546        $2,247        $3,467
EQ/Short Duration Bond                                         N/A        $1,499        $2,170        $3,310
EQ/Small Cap Value+                                            N/A        $1,589        $2,318        $3,612
EQ/Small Company Growth+                                       N/A        $1,674        $2,455        $3,886
EQ/Small Company Index                                         N/A        $1,455        $2,097        $3,161
EQ/TCW Equity++                                                N/A        $1,613        $2,356        $3,688
EQ/Templeton Growth                                            N/A        $1,795        $2,651        $4,268
EQ/UBS Growth and Income                                       N/A        $1,601        $2,337        $3,650
EQ/Van Kampen Comstock                                         N/A        $1,578        $2,299        $3,574
EQ/Van Kampen Emerging Markets Equity                          N/A        $1,775        $2,618        $4,205
EQ/Van Kampen Mid Cap Growth                                   N/A        $1,604        $2,342        $3,660
EQ/Wells Fargo Montgomery Small Cap++                          N/A        $1,700        $2,497        $3,969
-------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                                 N/A        $1,656        $2,427        $3,830
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                   If you do not surrender your contract
                                                                              at the end of the
                                                                          applicable time period
                                                              -----------------------------------------------
                                                              1 year       3 years      5 years      10 years
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond                               $340          $1,038       $1,757       $3,660
EQ/Evergreen Omega                                            $333          $1,016       $1,722       $3,593
EQ/FI Mid Cap                                                 $330          $1,007       $1,707       $3,564
EQ/FI Mid Cap Value+                                          $333          $1,016       $1,722       $3,593
EQ/Franklin Income                                            $377          $1,146       $1,933       $3,987
EQ/Franklin Small Cap Value                                   $547          $1,634       $2,710       $5,357
EQ/Franklin Templeton Founding Strategy**                     $382          $1,161       $1,958       $4,033
EQ/GAMCO Mergers and Acquisitions                             $372          $1,130       $1,908       $3,941
EQ/GAMCO Small Company Value                                  $339          $1,035       $1,752       $3,650
EQ/International Growth                                       $369          $1,121       $1,893       $3,913
EQ/Janus Large Cap Growth++                                   $353          $1,075       $1,818       $3,773
EQ/JPMorgan Core Bond                                         $305          $  932       $1,585       $3,330
EQ/JPMorgan Value Opportunities                               $323          $  985       $1,671       $3,496
EQ/Legg Mason Value Equity                                    $334          $1,019       $1,727       $3,602
EQ/Long Term Bond                                             $304          $  929       $1,579       $3,320
EQ/Lord Abbett Growth and Income                              $338          $1,032       $1,747       $3,641
EQ/Lord Abbett Large Cap Core                                 $354          $1,078       $1,823       $3,783
EQ/Lord Abbett Mid Cap Value                                  $335          $1,022       $1,732       $3,612
EQ/Marsico Focus                                              $346          $1,053       $1,783       $3,707
EQ/MFS Emerging Growth Companies+                             $327          $  998       $1,692       $3,535
EQ/MFS Investors Trust+                                       $323          $  985       $1,671       $3,496
EQ/Money Market                                               $266          $  817       $1,394       $2,958
EQ/Montag & Caldwell Growth                                   $338          $1,032       $1,747       $3,641
EQ/Mutual Shares                                              $390          $1,182       $1,992       $4,097
EQ/Oppenheimer Global                                         $480          $1,443       $2,410       $4,844
EQ/Oppenheimer Main Street Opportunity**                      $498          $1,494       $2,490       $4,983
EQ/Oppenheimer Main Street Small Cap                          $493          $1,479       $2,467       $4,943
EQ/PIMCO Real Return                                          $319          $  976       $1,656       $3,467
EQ/Short Duration Bond                                        $303          $  926       $1,574       $3,310
EQ/Small Cap Value+                                           $335          $1,022       $1,732       $3,612
EQ/Small Company Growth+                                      $366          $1,112       $1,878       $3,886
EQ/Small Company Index                                        $287          $  879       $1,497       $3,161
EQ/TCW Equity++                                               $344          $1,047       $1,773       $3,688
EQ/Templeton Growth                                           $410          $1,240       $2,086       $4,268
EQ/UBS Growth and Income                                      $339          $1,035       $1,752       $3,650
EQ/Van Kampen Comstock                                        $331          $1,010       $1,712       $3,574
EQ/Van Kampen Emerging Markets Equity                         $402          $1,219       $2,052       $4,205
EQ/Van Kampen Mid Cap Growth                                  $340          $1,038       $1,757       $3,660
EQ/Wells Fargo Montgomery Small Cap++                         $375          $1,139       $1,923       $3,969
-------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                                $359          $1,093       $1,848       $3,830
-------------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" later in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this portfolio.


                                                                    Fee table 25

CONDENSED FINANCIAL INFORMATION


Please see Appendix II at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 2006.


26 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $20 for each type and series of contract purchased. If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.


-----------------------------------------------------------------------------------
Contract type      Source of contributions
-----------------------------------------------------------------------------------
SEP                o   Employer.

                   o   Eligible rollover distributions from other traditional IRAs,
                       403(b) plans, qualified plans and governmental employer
                       EDC plans.
-----------------------------------------------------------------------------------
SARSEP             o   Employer-remitted employee salary reduction and/or non-
                       elective employer contributions (pre 1997 plans only).

                   o   Additional "catch-up" contributions.

                   o   Eligible rollover distributions from other traditional IRAs,
                       403(b) plans, qualified plans and governmental employer
                       EDC plans.
-----------------------------------------------------------------------------------
SIMPLE IRA         o   Employee salary reduction; employer match.

                   o   Additional "catch-up" contributions.

                   o   Rollover distributions or direct transfer distributions from other SIMPLE IRAs.
-----------------------------------------------------------------------------------
Unincorporated     o   Employer, including for self-employed.
and Corporate
Trusteed           o   Salary reduction 401(k) if plan permits.

                   o   Additional "catch-up" contributions.

                   o   Eligible rollover distributions from other qualified plans,
                       403(b) plans, governmental employer EDC plans and tradi-
                       tional IRAs, if permitted by the plan.
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Contract type      Limitations on contributions
-----------------------------------------------------------------------------------
SEP                o  For 2007, annual employer contributions up to the lesser of
                      $45,000 or 25% of employee compensation.
-----------------------------------------------------------------------------------
SARSEP             o  For 2007, annual employer contributions up to the lesser of
                      $45,000 or 25% of employee compensation.

                   o Maximum salary reduction contribution is $15,500 for 2007.

                   o  If plan permits, an individual at least age 50 at any time during 2007 can make up to $5,000 additional salary
                      reduction "catch-up" contributions.
-----------------------------------------------------------------------------------
SIMPLE IRA         o  Salary reduction contributions up to $10,500 for 2007;
                      employer matching contributions up to 3% of employee
                      compensation.

                   o  If plan permits, an individual at least age 50 at any time during 2007 can make up to $2,500 additional salary
                      reduction "catch-up" contributions.
-----------------------------------------------------------------------------------
Unincorporated     o  For 2007, maximum amount of employer and employee
and Corporate         contributions is generally the lesser of $45,000 or 100% of
Trusteed              compensation, with maximum salary reduction contribution
                      of $15,500.

                   o  If employer's plan permits, an individual at least age 50 at any time during 2007 can make up to $5,000 additional
                      salary reduction "catch-up" contributions.
-----------------------------------------------------------------------------------


                                               Contract features and benefits 27

-----------------------------------------------------------------------------------
Contract type      Source of contributions
-----------------------------------------------------------------------------------
TSA and            o  Employer-remitted employee salary reduction and/or vari-
University TSA        ous types of employer contributions.

                   o   Additional "catch-up" contributions.

                   o "Designated Roth contributions" under Section 402A of the Code

                   o Direct transfers from another contract or arrangement under Section 403(b) of the Internal Revenue Code, com-plying with IRS Revenue Ruling 90-24.

                   o  Eligible rollover distributions from other 403(b) plans, qualified plans, governmental employer EDC plans and
                      traditional IRAs, if permitted by the plan.
-----------------------------------------------------------------------------------
EDC                o  Employer-remitted employee salary reduction and/or
                      employer contributions.

                   o  For governmental employer EDC plans only, additional
                      "age 50 catch-up" contributions.

                   o  For governmental employer EDC plans only and only if plan permits, eligible rollover distributions from other govern-
                      mental employer EDC plans, 403(b) plans, qualified plans
                      and traditional IRAs.
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Contract type      Limitations on contributions
-----------------------------------------------------------------------------------
TSA and            o  For 2007, maximum amount of employer and employee
University TSA        contributions is generally the lesser of $45,000 or 100% of compensation, with maximum salary reduction contribution
                      of $15,500.

                   o If employer's plan permits, an individual at least age 50 at any time during 2007 can make up to $5,000 additional salary reduction "catch-up" contributions.

                   o  All salary reduction contributions (whether pre-tax or desig-
                      nated Roth) may not exceed the total maximum for the
                      year. (For 2007, $15,500 and age 50 catch-up of $5,000.)

                   o  Rollover or direct transfer contributions after age 70-1/2 must be net of any required minimum distributions.

                   o Different sources of contributions and earnings may be subject to withdrawal restrictions.

                   o We currently do not accept rollovers or direct transfers of funds from designated Roth accounts.

-----------------------------------------------------------------------------------
EDC                o  Contributions subject to plan limits. Maximum contribution for 2007 is lesser of $15,500 or 100% of includible
                      compensation.

                   o If plan permits, an individual may make catch-up contribu-tions for 3 years of service preceding plan retirement age, 2007 maximum is $31,000.

                   o  If governmental employer EDC plan permits, an individual at least age 50 at any time during 2007 can make up to
                      $5,000 additional salary reduction "catch-up" contribu-
                      tions. This must be coordinated with the "catch-up"
                      contributions for 3 years of service preceding plan retire-
                      ment age.
-----------------------------------------------------------------------------------


IRA FUNDING. The contracts we issue to fund SEP, SARSEP and SIMPLE IRA programs are individual retirement annuities, or "IRAs." Internal Revenue Service ("IRS") rules for traditional IRA also generally apply to those programs.

                                ----------------

See "Tax information" later in this prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST(SM) series and EQUI-VEST(SM) At Retirement(SM) contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

28 Contract features and benefits

CONTRIBUTIONS TO SARSEP, CORPORATE TRUSTEED AND CERTAIN HR-10 CONTRACTS


We no longer offer the EQUI-VEST(SM) contracts under SARSEP, Corporate Trusteed and Annuitant-Owned HR-10 plans, except as noted below:


o If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.


o If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST(SM) contracts, we will enroll new employees under your contract and accept contributions for existing employees.

o If you established an HR-10 plan where EQUI-VEST(SM) contracts are owned by the annuitant, rather than by a trustee, we will offer Annuitant-Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.


o If your retirement plan is qualified under section 401(a) of the Internal Revenue Code and is sponsored by a state or local governmental entity.

OWNER AND ANNUITANT REQUIREMENTS

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA and Annuitant-Owned HR-10.

The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus.

Under EDC contracts, the employer or a trust must be the owner and the employee is the annuitant.


--------------------------------------------------------------------------------
Annuitant is the measuring life for determining annuity benefits.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars and made payable to "AXA Equitable." We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For certain SEP and KEOGH plans, additional contributions may be made by our automatic investment program. The methods of payment are discussed in detail in "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

--------------------------------------------------------------------------------
Our "business day" generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options, subject to any employer plan limitations, are the variable investment options, the guaranteed interest option, and the fixed maturity options available under the investment method you select (see "Selecting your investment method," later in this prospectus).

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and fixed maturity options, subject to certain restrictions.
--------------------------------------------------------------------------------

                                              Contract features and benefits  29

Portfolios of the Trusts


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as an EQUI-VEST(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)              Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY(1)
                                                                                         o ClearBridge Advisors, LLC

                                                                                         o Legg Mason Capital Management, Inc.

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND(2)     To seek a balance of a high current income and capital     o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                         o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE(3)   Long-term growth of capital.                               o A I M Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(4)    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC

                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY(5)
                                                                                         o JPMorgan Investment Management Inc.

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------



30 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                                     Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                                 o AllianceBernstein L.P.
 CORE EQUITY(6)
                                                                                          o Janus Capital Management LLC

                                                                                          o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                                 o RCM Capital Management LLC
 GROWTH(7)
                                                                                          o TCW Investment Management Company

                                                                                          o T. Rowe Price Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                                 o AllianceBernstein L.P.
 VALUE(8)
                                                                                          o Institutional Capital LLC

                                                                                          o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                                 o AllianceBernstein L.P.
 GROWTH(9)
                                                                                          o Franklin Advisers, Inc.

                                                                                          o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                                 o AXA Rosenberg Investment Management LLC
 VALUE(10)
                                                                                          o TCW Investment Management Company

                                                                                          o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY(11)  Long-term growth of capital.                                 o Firsthand Capital Management, Inc.

                                                                                          o RCM Capital Management LLC

                                                                                          o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2015 ALLOCATION       Seeks the highest total return over time consistent with     o AXA Equitable
                             its asset mix. Total return includes capital growth and
                             income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2025 ALLOCATION       Seeks the highest total return over time consistent with     o AXA Equitable
                             its asset mix. Total return includes capital growth and
                             income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2035 ALLOCATION       Seeks the highest total return over time consistent with     o AXA Equitable
                             its asset mix. Total return includes capital growth and
                             income.
------------------------------------------------------------------------------------------------------------------------------------
TARGET 2045 ALLOCATION       Seeks the highest total return over time consistent with     o AXA Equitable
                             its asset mix. Total return includes capital growth and
                             income.
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN COM-    Seeks to achieve long-term growth of capital.                o AllianceBernstein L.P.
 MON STOCK

------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN GROWTH  Seeks to provide a high total return.                        o AllianceBernstein L.P.
 AND INCOME(++)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTER-  Seeks to achieve high current income consistent with         o AllianceBernstein L.P.
 MEDIATE GOVERNMENT          relative stability of principal.
 SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN INTER-  Seeks to achieve long-term growth of capital.                o AllianceBernstein L.P.
 NATIONAL
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 31

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                applicable)

-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN LARGE     Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN QUALITY   Seeks to achieve high current income consistent with      o AllianceBernstein L.P.
 BOND                          moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL     Seeks to achieve long-term growth of capital.             o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE(++) Seeks capital appreciation.                               o AllianceBernstein L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II(+++)  Seeks long-term capital appreciation.                     o Ariel Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE         Seeks to increase value through bull markets and bear     o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY(++++)       markets using strategies that are designed to limit
                               exposure to general equity market risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE       Seeks capital appreciation and secondarily, income.       o BlackRock Investment Management, LLC
 EQUITY(12)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL     Seeks to provide current income and long-term growth of   o BlackRock Investment Management Interna-
 VALUE(13)                     income, accompanied by growth of capital.                   tional Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY      Seeks a combination of growth and income to achieve an    o Boston Advisors, LLC
 INCOME                        above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                     o Calvert Asset Management Company, Inc.
 RESPONSIBLE
                                                                                         o Bridgeway Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH     Seeks long-term growth of capital.                        o Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 INTERNATIONAL(**)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY(++)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                         o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE(+)   Seeks long-term growth of capital.                        o Davis Selected Advisers, L.P.

-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates    o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                  o Evergreen Investment Management
 BOND                                                                                      Company, LLC

                                                                                         o First International Fund Advisors (dba
                                                                                           "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                           o Evergreen Investment Management
                                                                                           Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                        o Fidelity Management & Research Company

-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE(**)        Seeks long-term capital appreciation.                     o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------


32 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)               Objective                                                applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN INCOME             Seeks to maximize income while maintaining prospects      o Franklin Advisers, Inc.
                               for capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL CAP VALUE    Seeks long-term total return.                             o Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON          Primarily seeks capital appreciation and secondarily seekso AXA Equitable
 FOUNDING STRATEGY(+)          income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                    o GAMCO Asset Management Inc.
 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                   o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                    o MFS Investment Management.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH(++)  Seeks long-term growth of capital.                        o Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with      o JPMorgan Investment Management Inc.
                               moderate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                           o JPMorgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                        o Legg Mason Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation         o BlackRock Financial Management, Inc.
                               through investment in long-maturity debt obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without         o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-    o Lord, Abbett & Co. LLC
 CORE                          able risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                     o Lord, Abbett & Co. LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                        o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                o MFS Investment Management
 COMPANIES(**)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST(**)     Seeks long-term growth of capital with a secondary        o MFS Investment Management
                               objective to seek reasonable current income. For purposes
                               of this Portfolio, the words "reasonable current income"
                               mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve  o The Dreyfus Corporation its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                    o Montag & Caldwell, Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL SHARES               Seeks capital appreciation, which may occasionally be     o Franklin Mutual Advisers, LLC
                               short-term, and secondarily, income.
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL         Seeks capital appreciation.                               o OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET     Seeks long-term capital appreciation.                     o OppenheimerFunds, Inc.
 OPPORTUNITY(+)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET     Seeks capital appreciation.                               o OppenheimerFunds, Inc.
 SMALL CAP
-----------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 33

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name(*)             Objective                                                   applicable)

------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN         Seeks maximum real return consistent with preservation       o Pacific Investment Management Company,
                             of real capital and prudent investment management.           LLC

------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND       Seeks current income with reduced volatility of principal.   o BlackRock Financial Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL CAP VALUE(**)       Seeks capital appreciation.                                  o Lazard Asset Management LLC
                                                                                          o Franklin Advisory Services, LLC

------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)  Seeks to achieve capital appreciation.                       o Bear Stearns Asset Management Inc.
                                                                                          o Eagle Asset Management, Inc.
                                                                                          o Wells Capital Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                             deduction of portfolio expenses) the total return of the
                             Russell 2000 Index.

------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(++)            Seeks to achieve long-term capital appreciation.             o TCW Investment Management Company

------------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GROWTH          Seeks long-term capital growth.                              o Templeton Global Advisors Limited

------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME     Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                             with income as a secondary consideration.                    (Americas) Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK       Capital growth and income.                                   o Morgan Stanley Investment
                                                                                          Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING       Seeks long-term capital appreciation.                        o Morgan Stanley Investment
 MARKETS EQUITY                                                                           Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP        Capital growth.                                              o Morgan Stanley Investment
 GROWTH                                                                                   Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY    Seeks long-term capital appreciation.                        o Wells Capital Management, Inc.
 SMALL CAP(++)

------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name               Objective                                                    Investment Manager

------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE --         Seeks to provide above average current income and long-      o Van Kampen (is the name under which Mor-
CLASS II(++)                term capital appreciation by investing primarily in equity     gan Stanley Investment Management, Inc.
                            securities of companies in the U.S. real estate industry,      does business in certain situations)
                            including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------




(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007. The number in the "FN" column corresponds with the number contained in the table above.



-------------------------------------------------
 FN         Portfolio Name until May 29, 2007
-------------------------------------------------
 (1)        AXA Premier VIP Aggressive Equity
-------------------------------------------------
 (2)        AXA Premier VIP Core Bond
-------------------------------------------------
 (3)        AXA Premier VIP Health Care
-------------------------------------------------
 (4)        AXA Premier VIP High Yield
-------------------------------------------------
 (5)        AXA Premier VIP International Equity
-------------------------------------------------
 (6)        AXA Premier VIP Large Cap Core Equity
-------------------------------------------------
 (7)        AXA Premier VIP Large Cap Growth
-------------------------------------------------
 (8)        AXA Premier VIP Large Cap Value
-------------------------------------------------
 (9)        AXA Premier VIP Mid Cap Growth
-------------------------------------------------
(10)        AXA Premier VIP Mid Cap Value
-------------------------------------------------
(11)        AXA Premier VIP Technology
-------------------------------------------------
(12)        EQ/Mercury Basic Value Equity
-------------------------------------------------
(13)        EQ/Mercury International Value
-------------------------------------------------



(**) This investment option's name, investment objective and sub-adviser(s) change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.


34 Contract features and benefits

(+) This investment option will be available on or about May 29, 2007, subject to regulatory approval. (+)

(++) Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

(+++) The EQ/Ariel Appreciation II option is not available under EDC and TSA contracts.



(++++) EQ/AXA Rosenberg Value Long/Short Equity option is not available for new contributions or incoming transfers for certain TSA contract owners in the State of Texas. (See Appendix IV.)

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 628-6673.


                                               Contract features and benefits 35

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information," later in this prospectus.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)   the minimum interest rate guaranteed over the life of the contract,

(2)   the annual minimum guaranteed interest rate for the calendar year, and

(3)   the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending on certain factors, including the type and series of your contract and when the allocation is made. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST(SM) funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.


Generally, the annual minimum guaranteed interest rate for 2007 is 3.0% or 4.0% depending on the lifetime guaranteed minimum rate of your contract. Depending on your contract type, contract series, and the state where your contract is issued, the lifetime minimum guaranteed interest rate ranges from 1.0% to 3.0% (may be 4.0% for Corporate Trusteed contracts and Keogh Trusteed contracts). The lifetime minimum guaranteed interest rate is shown in your contract. The annual minimum guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Check with your financial professional as to which rate applies in your state and to your contract series. Current interest rates will never be less than the annual minimum guaranteed interest rate.

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates generally ranging from one to ten years (one to seven in Oregon). We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available for certain contracts issued in New York and Pennsylvania or for contracts issued on or after August 13, 2001 in Washington (see Appendix IV). Your financial professional can provide your state's approval status. For contracts issued in New York, see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option, your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for maturity years ranging from one through ten (seven in Oregon). Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions." As fixed maturity options expire, we expect to add maturity years so that generally 10 (7 in Oregon) fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o   the rate to maturity is 3%; or

o   the fixed maturity option's maturity date is within 45 days; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) subject to plan restrictions, withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option (or another investment option if we are required to do so by any state regulation). As of February 15, 2007, the next available maturity date was June 15, 2007 (see "About our fixed maturity options" in "More information" later in this prospectus). We may change our procedures in the future.


36  Contract features and benefits

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)   the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III at the end of this prospectus provides an example of how the market value adjustment is calculated.

SELECTING YOUR INVESTMENT METHOD

Subject to any employer plan limitations, you must choose one of the following two methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method, you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time, we may remove certain restrictions that apply to your investment method. If we do so, we will tell you. For example, if you elect the "Maximum investment options choice" method, for a limited time there will be no restrictions on the amount you could transfer out of the guaranteed interest option listed in group "A." If you elect the "Maximum transfer flexibility" method, for a limited time you will be able to use the fixed income variable investment options listed in group "B" as well as the fixed maturity options.

We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if you elect the "Maximum investment options choice" method, limits on transfers out of the guaranteed interest option will again apply. If you elect the "Maximum transfer flexibility" method, you will no longer be permitted to allocate new contributions to, or transfer amounts into, the variable investment options in group B (including through our rebalancing program) or the fixed maturity options. However, amounts that are in any investment options that are not available under "Maximum transfer flexibility" can remain in these options.



                           Investment Options
--------------------------------------------------------------------------
                                    A
--------------------------------------------------------------------------
o Guaranteed Interest Option
--------------------------------------------------------------------------
                             Domestic stocks
--------------------------------------------------------------------------
o AXA Aggressive Allocation            o EQ/Lord Abbett Mid Cap Value
o AXA Moderate-Plus Allocation         o EQ/Marsico Focus
o EQ/AllianceBernstein Common Stock    o EQ/MFS Emerging Growth Companies+
o EQ/AllianceBernstein Growth and      o EQ/MFS Investors Trust+
  Income++                             o EQ/Montag & Caldwell Growth
o EQ/AllianceBernstein Large Cap       o EQ/Mutual Shares
  Growth                               o EQ/Oppenheimer Main Street
o EQ/AllianceBernstein Small Cap         Opportunity**
  Growth                               o EQ/Oppenheimer Main Street Small
o EQ/AllianceBernstein Value++           Cap
o EQ/Ariel Appreciation II(2)          o EQ/Small Cap Value+
o EQ/AXA Rosenberg Value Long/Short    o EQ/Small Company Growth+
  Equity(3)                            o EQ/Small Company Index
o EQ/BlackRock Basic Value Equity*     o EQ/TCW Equity++
o EQ/Boston Advisors Equity Income     o EQ/Templeton Growth
o EQ/Calvert Socially Responsible      o EQ/UBS Growth and Income
o EQ/Capital Guardian Growth           o EQ/Van Kampen Comstock
o EQ/Capital Guardian Research         o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity++    o EQ/Wells Fargo Montgomery Small
o EQ/Davis New York Venture**            Cap++
o EQ/Equity 500 Index                  o Multimanager Aggressive Equity*
o EQ/Evergreen Omega                   o Multimanager Health Care*
o EQ/FI Mid Cap                        o Multimanager Large Cap Core Equity*
o EQ/FI Mid Cap Value+                 o Multimanager Large Cap Growth*
o EQ/Franklin Small Cap Value          o Multimanager Large Cap Value*
o EQ/Franklin Templeton Founding       o Multimanager Mid Cap Growth*
  Strategy**                           o Multimanager Mid Cap Value*
o EQ/GAMCO Mergers and Acquisitions    o Multimanager Technology*
o EQ/GAMCO Small Company Value         o Target 2015 Allocation(1)
o EQ/Janus Large Cap Growth++          o Target 2025 Allocation(1)
o EQ/JPMorgan Value Opportunities      o Target 2035 Allocation(1)
o EQ/Legg Mason Value Equity           o Target 2045 Allocation(1)
o EQ/Lord Abbett Growth and Income     o US Real Estate - Class II++
o EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------
                          International stocks
--------------------------------------------------------------------------
o Multimanager International Equity*   o EQ/International Growth
o EQ/AllianceBernstein International   o EQ/Oppenheimer Global
o EQ/Black Rock International Value*   o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International+     Equity
--------------------------------------------------------------------------
   Balanced/hybrid
--------------------------------------------------------------------------
o AXA Moderate Allocation
--------------------------------------------------------------------------
                                    B
--------------------------------------------------------------------------
 Fixed income
--------------------------------------------------------------------------
o AXA Conservative Allocation          o EQ/JPMorgan Core Bond
o AXA Conservative-Plus Allocation     o EQ/Long Term Bond
o EQ/AllianceBernstein Intermediate    o EQ/Money Market
  Government Securities                o EQ/PIMCO Real Return
o EQ/AllianceBernstein Quality Bond    o EQ/Short Duration Bond
o EQ/Caywood-Scholl High Yield Bond    o Multimanager Core Bond*
o EQ/Evergreen International Bond      o Multimanager High Yield*
o EQ/Franklin Income
--------------------------------------------------------------------------


                                               Contract features and benefits 37

--------------------------------------------------------------------------
 Fixed maturity options
--------------------------------------------------------------------------

 The fixed maturity options are only available in states where approved. Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------



(1) Since these investment options, collectively, the "Target Allocation investment options," as they approach their respective target dates, and thereafter, are expected to invest more heavily in fixed income securities, we reserve the right to make them group "B" investment options at or after their respective target dates. Please note that if you select the "Maximum transfer flexibility" method, and have included any of the Target Allocation investment options among your investment options, you will be deemed to have changed to the "maximum investment options choice" method. If you select the "maximum transfer flexibility" method but have not included any of the Target Allocation investment options among your allocations, you will not be changed to the alternate method but those options will no longer be available to you.

(2) The EQ/Ariel Appreciation II option is not available under EDC and TSA contracts.


(3) EQ/AXA Rosenberg Value Long/Short Equity option is not available for new con tributions or incoming transfers for certain TSA contract owners in the State of Texas. (See Appendix IV.)

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

++ Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.


Please note that under Trusteed contracts your employer or the plan trustee will select the investment method available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart referenced above are selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the maximum investment options choice investment method.

--------------------------------------------------------------------------------

A participant is an individual who participates in an employer's plan funded by an EQUI-VEST(SM) contract. The participant is also the annuitant.
--------------------------------------------------------------------------------

ERISA CONSIDERATIONS FOR EMPLOYERS

If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA")
Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See "Tax information" later in this prospectus.

ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. If the annuitant is age 76 or older, you may only allocate contributions to fixed maturity options with maturities of five years or less. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your contract's value" later in this prospectus. After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options" later in this prospectus.


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocation under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, your should speak with him/her regarding any different arrangements that may apply.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you reside in the state of California and you are age 60 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

If you allocate your entire initial contribution to the EQ/Money Market option (and/or guaranteed interest option), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the EQ/Money Market option) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

38  Contract features and benefits

We may require that you wait six months before you apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this prospectus for possible consequences of cancelling your contract.

                                              Contract features and benefits  39

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA, governmental employer EDC or Corporate Trusteed contract, amounts held in your loan reserve account. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge, and (iii) under a TSA, governmental employer EDC or Corporate Trusteed contract, any outstanding loan plus accrued interest.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are increased or decreased to reflect additional contributions, withdrawals, withdrawal charges, transfers and loans.

In addition, the annual administrative charge or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in a fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


40  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o If the annuitant is age 76 or older, you must limit your transfers to fixed maturity options with maturities of five years or less. As of February 15, 2007, all maturities were available.


o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer will cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

o If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options method (including if you have been deemed to have selected that method as a result of a Target Allocation investment option in which you are invested becoming a group "B" option as described under "Selecting your investment method" in "Contract features and benefits" earlier in this prospectus) you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.


See Appendix I for transfer restrictions under Original contracts.

Upon advance notice to you, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. A transfer request does not change your percentages for allocating current or future contributions among the investment options. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing or by telephone using TOPS or online using EQAccess. You must send all signed written requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2)   the dollar amounts to be transferred, and

(3)   the investment options to and from which you are transferring.

Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.


Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbi-

                            Transferring your money among investment options  41
trage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of the AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfer into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.


Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both. If you elect to use rebalancing option II (discussed below), you may not choose either of the investment simplifier options.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."

See Appendix I for transfer restrictions under original contracts.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The

42 Transferring your money among investment options amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.


The fixed-dollar and interest sweep options are forms of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


WHEN YOUR PARTICIPATION IN THE INVESTMENT SIMPLIFIER WILL END. Your participation in the investment simplifier will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.


o Under the interest sweep option, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.


o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

Our rebalancing program offers two options that you can use to automatically reallocate your account value. Option I permits reallocation among the variable investment options only and option II permits reallocation among the variable investment options and the guaranteed interest option. You must tell us:

(a) in whole percentages only, the percentage you want invested in each variable investment option (and the guaranteed interest option, if applicable), and

(b) how often you want the rebalancing to occur (quarterly, semian nually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option (and the guaranteed interest option, if applicable), so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options (and guaranteed interest option, if applicable) must be included in the rebalancing program. Transfer restrictions out of the guaranteed interest option may apply in accordance with the last two bullets under "Transferring your account value," above, in this section. The initial transfer under the rebalancing program (based on your account value as of the day before the program is established) is not permitted to cause the transfer restrictions to be violated, and any rebalancing election that would be a violation of the transfer restrictions will not be put into effect. However, if the program can be established, once it is in effect, the transfer restrictions will be waived for the rebalancing transfers.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. To be eligible, you must have (i) at least $5,000 of account value in the variable investment options for option I, or (ii) at least $5,000 of account value in the variable investment options and the guaranteed interest option, combined for option II. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

If you elect to use option II, you may not choose either of the investment simplifier automatic options.

If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will then remain in effect unless you request in writing that it be cancelled.

You may change your allocation instructions or cancel the program at any time.

For TSA, Corporate Trusteed and certain governmental employer EDC contracts with outstanding loans only, on any rebalancing date where the amount to be transferred from the guaranteed interest option would cause a transfer from the Loan Reserve Account (which is part of the guaranteed interest option), the rebalancing program will be automatically cancelled. (See "Loans under TSA, governmental employer EDC and Corporate Trusteed contracts" in "Accessing your money," later in this prospectus.)

                            Transferring your money among investment options  43

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information" later in this prospectus.

METHOD OF WITHDRAWAL



----------------------------------------------------------------
                     Partial                       Minimum
      Contract      withdrawal      Systematic   distribution
----------------------------------------------------------------
SEP/SARSEP             yes            yes            yes
----------------------------------------------------------------
SIMPLE IRA             yes            yes             yes
----------------------------------------------------------------
Corporate and
KEOGH Trusteed       yes(3)           no           yes(3)
----------------------------------------------------------------
TSA                yes(1)(3)     yes(1)(2)(3)      yes(2)
----------------------------------------------------------------
University TSA     yes(1)(3)      yes(1)(3)          yes
----------------------------------------------------------------
EDC                  yes(3)      yes(1)(2)(3)     yes(2)(3)
----------------------------------------------------------------
Annuitant-Owned
 HR-10               yes(3)         yes(3)           yes
----------------------------------------------------------------


(1) Only if the contract is not subject to withdrawal restrictions.
(2) Only if there are no outstanding loans.
(3) Requires or may require Plan Administrator's approval. See "Tax information" later in this prospectus.



PARTIAL WITHDRAWALS AND TERMINATIONS


Subject to the terms of the Plan, your contract and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge. (See "10% free withdrawal amount" in "Charges and expenses" later in this prospectus.)

SYSTEMATIC WITHDRAWALS

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option, you may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking or savings account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option, you do not have to maintain a minimum amount.

If you choose to have a fixed dollar amount taken from the variable investment options, you may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)   you may specify a dollar amount from only one variable investment option.

You may elect systematic withdrawals under TSA and governmental employer EDC contracts if:

o   your plan or program permits it;

o   the contract is not subject to withdrawal restrictions; and

o   the contract does not have a loan outstanding.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS

(SEPs, SARSEPs, SIMPLE IRAs, TSAs, EDCs, and Annuitant-owned HR-10 contracts - See "Tax information" later in this prospectus)

We offer our "required minimum distribution (RMD) automatic withdrawal option" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply if your withdrawal exceeds the free withdrawal amount. You may choose instead an annuity payout option. Before electing an account-based withdrawal option, please refer to "Tax information," "Required minimum distributions" later in this prospectus for your specific type of retirement arrangement. The actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals, which could increase the amount required to be withdrawn. For this purpose additional annuity contract benefits may include enhanced death benefits.

You may elect our RMD automatic withdrawal option in the year in which you reach age 70-1/2 or in any later year, subject to the terms of your plan, if applicable. To elect this option, you must have account

44  Accessing your money
value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. Currently, minimum distribution withdrawal payments will be made annually.

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our required minimum distribution automatic withdrawal option. The minimum distribution withdrawal will be taken into account in determining if any subsequent withdrawal taken in the same contract year exceeds the 10% free withdrawal amount.

For non-governmental employer EDC contracts, this election may not be revoked. For TSA and governmental employer EDC contracts, you may not elect the minimum distribution option if you have an outstanding loan under a contract.


If you purchase your EQUI-VEST(SM) TSA via a direct transfer of funds from another 403(b) arrangement and you tell us at the time of your purchase the amount of your December 31, 1986 account balance (if any) you may postpone beginning lifetime required minimum distributions on these pre-1987 funds. This rule also applies if you purchased your EQUI-VEST(SM) TSA before December 31, 1986. Lifetime required minimum distributions on the pre-1987 account balance may be postponed to age 75 rather than having to start following the later of your reaching age 70-1/2 or retiring.


Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document.

--------------------------------------------------------------------------------
For contracts subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the investment options. A market value adjustment will apply if withdrawals are taken from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.


Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST(SM) NQ or ROTH IRA or an existing EQUI-VEST(SM) Express NQ or ROTH IRA contract according to your allocation instructions. Please note that you must have compensation or earned income for the year of the contribution to make regular contributions to Roth IRAs.


LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS

If the plan permits, loans are available under a qualified plan, TSA plan, or governmental employer EDC plan. Loans are subject to federal income tax limits and are also subject to the limits of the plan. Federal income tax rule requirements apply even if the plan is not subject to ERISA. You may borrow against your account value only under a TSA contract, a contract issued under a governmental employer EDC plan or Corporate Trusteed contract. Loans under governmental employer EDC contracts may not be available in all states. Also, ERISA rules apply to loans under Corporate Trusteed contracts, and may apply under TSA contracts. Loans are not available under University TSA contracts or under any TSA or governmental employer EDC contract when the required minimum distribution automatic withdrawal option has been elected.

Before we make a loan, you must properly complete and sign a loan request form. In the case of certain Corporate Trusteed and certain TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. In the case of governmental employer EDC contracts, the loan must be approved by the contract owner; generally, your employer, plan trustee, or the plan administrator as authorized under the governmental employer plan. Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please see the loan provisions stated in the contract and read the terms and conditions in the loan request form carefully and consult with a tax advisor before taking a loan. Also, see Appendix IV later in this prospectus for any state rules that may affect loans from a TSA, governmental employer EDC or Corporate Trusteed contract.


We permit only one loan to be outstanding at any time.


A loan will not be treated as a taxable distribution unless:

o   it exceeds limits of federal income tax rules; or

o   interest and principal are not paid when due; or

o   in some instances, service with the employer terminates.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer to a "loan reserve account" an amount equal to the sum of (a) and (b), where (a) is the loan amount (which will earn interest at the "loan reserve account rate" while your loan is outstanding), and (b) is 10% of the loan amount (which will earn interest at the guaranteed interest rate while your loan is outstanding). You may not make any partial withdrawals or transfers among investment options or to another 403(b) arrangement or eligible retirement plan from the loan reserve account until after repayment of the principal amount then due. You may specify on the loan request form from which investment option(s) the loan reserve account will be funded.

The "loan reserve account rate" will equal the loan interest rate minus a maximum rate of 2%. This excess of the interest rate that we charge is also referred to as the "net loan interest charge." See the "Fee table" for more information.

The tax consequences of failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


                                                        Accessing your money  45

Loans under TSA, governmental employer EDC and Corporate Trusteed contracts are discussed further in "Tax information" later in this prospectus.


TERMINATION

We may terminate your contract and pay you the account value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


We will deduct the amount of any outstanding loan balance (including any unpaid interest) and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.


TEXAS ORP PARTICIPANTS

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

o   turning age 70-1/2; or

o   death; or

o   retirement; or

o termination of employment in all Texas public institutions of higher education.

To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

WHEN TO EXPECT PAYMENTS
Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon contract termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments and others enable you to receive variable annuity payments.

You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

ANNUITY PAYOUT OPTIONS


--------------------------------------------------------------------
Fixed annuity payout options
                                   o Life annuity*
                                   o Life annuity with period
                                     certain*
                                   o Life annuity with refund
                                     certain*
                                   o Period certain annuity
--------------------------------------------------------------------
Variable Immediate Annuity payout  o Life annuity (not available in
   options (as described in a        New York)
   separate prospectus for this    o Life annuity with period
   option)                           certain*
--------------------------------------------------------------------


* not available for governmental employer EDC Plans in New York

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of the annuitant and the joint annuitant.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the only form of annuity for annuitants in governmental employer EDC plans in

46  Accessing your money

    New York. Life annuity payout options are not available for governmental employer EDC plans in New York.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the EQUI-VEST(SM) contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month or later than your contract's maturity date. Your contract's maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 85th birthday. This may be different in some markets.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers among the variable investment options if a variable annuity is selected.


We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts such (as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payment, the lower will be your payment each year.



The amount of the annuity payments will depend on:

(1)   the amount applied to purchase the annuity;

(2)   the type of annuity chosen, and whether it is fixed or variable;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)   in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


Please see Appendix IV later in this prospectus for state variations.

EQUI-VEST(SM) AT RETIREMENT(SM)

(Applicable only for TSA contracts)

If you have a TSA contract, you may be eligible to convert your EQUI-VEST(SM) contract to a new EQUI-VEST(SM) At Retirement(SM) contract. EQUI-VEST(SM) At Retirement(SM) is a deferred variable annuity contract that offers living benefits (Guaranteed withdrawal benefit for life or Guaranteed minimum income benefit) and enhanced death benefits. The EQUI-VEST(SM) At Retirement(SM) contract has no withdrawal charges.

At the time of conversion, you must meet the following conditions in order to qualify for this conversion offer. You must be between the ages of 55 and 85, your contract must have an account value of at least $50,000, you must purchase at least one of the living or enhanced death benefits, there can be no withdrawal charges applicable under your existing EQUI-VEST(SM) contract, and no rollover/direct transfer contributions can have been made to the existing contract in the two contract years prior to the date you apply for the new contract. If you have a TSA contract, you must be separated from service in order to qualify. Please note that any outstanding loan including any interest accrued but unpaid under the existing EQUI-VEST(SM) contract must be paid in full or it will be deducted from your account value prior to the conversion. The written application for the new EQUI-VEST(SM) At Retirement(SM) contract must be received by our Processing Office no later than the close of business on December 31, 2016 or such later date as we state in writing to you. The EQUI-VEST(SM) At Retirement(SM) contract and its benefits, including the charges for such benefits are described in a separate prospectus.


                                                        Accessing your money  47

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risk charge

o   A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year an annual administrative charge, if applicable

o   Charge for third-party transfer or exchange (for series 300 and 400 only)

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated -- a withdrawal charge

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. The charges differ depending on which contract series you purchase.

We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is currently equivalent to an annual rate of the net assets in each variable investment options as follows:

-------------------------------------------------------------------------------
                 EQ/Alliance
                Common Stock,
                  EQ/Money
               Market Options       All Other Variable Investment Options
-------------------------------------------------------------------------------
               series     series     series     series     series     series
                100        200        100        200        300       400
-------------------------------------------------------------------------------
 current    0.56%      1.15%      0.50%      1.09%      1.10%      1.10%
-------------------------------------------------------------------------------
 maximum    0.65%      1.24%      0.50%      1.09%      1.10%      1.75%
-------------------------------------------------------------------------------

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual percentage of the net assets in each variable investment option as follows:

Series 100 -- 0.84%

o 0.60% reimburses us for research and development costs plus administrative expenses not covered by the annual administrative charge.

o 0.24% reimburses us for the cost of financial accounting ser vices we provide under the contracts.

Series 200, 300 and 400 -- 0.25%


o 0.25% reimburses us for expenses and financial accounting ser vices we provide under the contracts; however, for series 300 and 400, we currently charge 0.24% for all the variable investment options except AXA Moderate Allocation, Multimanager Aggressive Equity*, EQ/AllianceBernstein Common Stock and EQ/Money Market. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

MAXIMUM TOTAL CHARGES: Under series 100 and 200 contracts for the AXA Moderate Allocation, Multimanager Aggressive Equity*, EQ/AllianceBernstein Common Stock and EQ/Money Market options, the combined amount of the Separate Account A charges to these variable investment options and Trust charges for investment advisory

------------------------
* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolio of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.


48  Charges and expenses
fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.


Total Separate Account A annual expenses (not including the Trusts fees and other expenses) are guaranteed not to exceed a total annual rate of: (i) 2.00% for series 400 contracts; (ii) 1.35% for series 300 contracts; and (iii) 1.49% for series 100 and 200 contracts for the EQ/AllianceBernstein Common Stock, and EQ/Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in (iii).


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option or the annuitant dies during the contract year.

Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during the contract year. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year -- currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 contracts, the charge is equal to $30 or if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

For SEP, SARSEP, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(SM) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(SM) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(SM) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. See "About our fixed maturity options" in "More information" later in this prospectus.

We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York -- fixed maturity options" below.

WITHDRAWAL CHARGE FOR SERIES 300 AND 400 CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of terminations, we will pay you the greater of the following up to a maximum of the account value:

o   the account value after any withdrawal charge has been imposed, or

o the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge.

                                                        Charges and expenses  49

The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o   the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) we receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) the annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

      - its main function is to provide skilled, intermediate, or custodial nursing care;

      - it provides continuous room and board to three or more persons;

      - it is supervised by a registered nurse or licensed practical nurse;

      - it keeps daily medical records of each patient;

      - it controls and records all medications dispensed; and

      - its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, with respect to a contribution if the condition as described in (i), (ii) or (iii) above existed at the time the contribution was remitted or if the condition began within the 12 month period following remittance.

Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:

o after six contract years if the annuitant is at least age 59-1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

WITHDRAWAL CHARGE FOR SERIES 100 AND 200 CONTRACTS

10% FREE WITHDRAWAL AMOUNT. No withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For Trusteed, EDC (subject to state availability) and TSA contracts, this free withdrawal amount is available starting in the first contract year. For EDC (in certain states), SEP and SARSEP contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 59-1/2. (Currently, we are waiving this restriction.)

FOR TRUSTEED CONTRACTS. The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn attributable to contributions made during the current and five prior contract years measured from the date of the withdrawal.

In the case of terminations, we will pay you the greater of the following up to a maximum of the account value:

o the account value after any withdrawal charge has been imposed and after deducting the amount of any loan balance and accrued interest, or

o the 10% free withdrawal amount plus the contributions made before the current and five prior participation years that have not been previously withdrawn plus 94% of (a) the remaining account value, minus (b) any administrative fees. For series 200 contracts issued for annuitants age 60 or older on the contract date this percentage will be 95% in the fifth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. See "Tax information" later in this prospectus.

The withdrawal charge does not apply in the circumstances described below.

For Trusteed contracts the withdrawal charge does not apply if:

o   The annuitant dies and a death benefit is made available to the beneficiary.

o We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

o The contract owner has completed at least five contract years and the annuitant has reached age 59-1/2.

o We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

o In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 59-1/2 and has retired or employment has been terminated, no matter how many contract years have been completed.

FOR SEP, SARSEP, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS. The withdrawal charge equals a percentage of the amount withdrawn and may apply to any TSA and governmental employer EDC defaulted loans. The withdrawal charge equals a percentage of the amount of any such defaulted loans. Whether a withdrawal charge

50  Charges and expenses
applies, and the percentage that applies, is determined using the same conditions that apply to withdrawals from your contract. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:


-----------------------------
 Contract Year(s)      Charge
-----------------------------
    1 through 5         6%*
    6 through 8          5
         9               4
        10               3
        11               2
        12               1
   13 and later          0
-----------------------------

* This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

The withdrawal charge does not apply in the circumstances described below.

No withdrawal charge applies under SEP, SARSEP, TSA, EDC or Annuitant-Owned HR-10 contracts if:


o after five contract years the annuitant is at least age 59-1/2; or


o you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or


o after five contract years the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59-1/2 and allows no prepayment; or

o after three contract years the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or


o the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in governmental employer EDC Plans in New York); or

o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant's life expectancy, that allows no prepayment. (This is the only form of payment available for annuitants in governmental employer EDC plans in New York.)

No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:

o the annuitant has completed at least five contract years, has reached age 55 and has separated from service.

No withdrawal charge applies under a SEP contract funding SARSEP arrangements if:

o the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Internal Revenue Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which you were notified of such disallowance; or

o the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by April 15th of the calendar year following the calendar year in which the excess contributions were made; or

o the amount withdrawn is an "excess deferral" (as such term is defined in Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss and the request for withdrawal is made by April 15th of the calendar year following the calendar year in which such excess deferrals were made.

The tax consequences of withdrawals are discussed under "Tax information."


NY EDC PLANS. As a result of regulations which apply to EDC plans of governmental employers in New York ("NY EDC plans"), EQUI-VEST(SM) contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST(SM) funding arrangements became effective or were renewed on or after July 1, 1989.

These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST(SM) funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract's account value to a successor funding vehicle designated by the employer.

The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST(SM) funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.


No further investment experience, whether positive or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement programs in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer's decision to exercise any termination right.

FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have

                                                        Charges and expenses  51
been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.

* currently not available for TSA, EDC, Keogh and Corporate Trusteed contracts in New York

---------------------------------------------
                            Alternative
    Declining scale            scale
---------------------------------------------
  Year of investment     Year of transfer
       in fixed            within fixed
   maturity option*      maturity option*
---------------------------------------------
   Within year 1   6%   Within year 1   5%
---------------------------------------------
         2         6%         2         4%
---------------------------------------------
         3         5%         3         3%
---------------------------------------------
         4         4%         4         2%
---------------------------------------------
         5         3%         5         1%
---------------------------------------------
         6         2%    After year 5   0%
---------------------------------------------
   After year 6    0%    Not to exceed 1%
                         times the number of
                         years remaining in
                         the fixed maturity
                         option, rounded to
                         the higher number of
                         years. In other
                         words, if 4.3 years
                         remain,
                         it would be a 5%
                         charge.
---------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to or transfer amounts to or from, the fixed maturity options.

FOR ALL CONTRACT SERIES

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 1%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to begin receiving annuity payouts or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.40%.

o   12b-1 fees of either 0.25% or 0.35% for Class IB/B and Class II shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The


52  Charges and expenses
underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


VARIATIONS IN CHARGES


For certain groups offered the EQUI-VEST(SM) contract, we may reduce the withdrawal charges and/or separate account charges. We may also reduce or waive the annual administrative charge. We may make other changes to the contract, including a change in the minimum death benefit or the minimum initial contribution requirements; permitting additional circumstances under which the withdrawal charge is waived; and/or establishing different rates to maturity for the fixed maturity options.


Our costs for sales, administration and mortality may vary based on a number of factors, including the size and type of group or sponsoring organization; the level of services provided by us or your financial professional; if AXA Equitable will be the sole contract provider; and the compensation we expect to pay the financial professional in connection with the sale of the contract(s). We take all these factors into account when reducing charges.

In order for a group to be considered for reduced charges, it generally must meet certain requirements relative to existing and projected plan assets. We determine the applicable charge reductions and benefit adjustments according to our procedures in effect at the time we approve a group. We may change our pricing procedures from time to time or the required level of assets a group must have to be eligible for reduced charges.

From time to time, an employer group has an existing arrangement with us, under which plan participants have individual contracts, and subsequently the employer purchases a group contract from us for new contributions and new participants only. Under these circumstances, we may make charge reductions or benefit adjustments under the existing individual contracts in order to reflect the same features, benefits and reduced costs as the group contract. We may also make charge reductions or benefit adjustments under existing individual contracts when an employer qualifies for a group contract but is unable to hold a group contract. Our pricing procedures for new groups may vary from the procedures we use for existing groups.

For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us.

Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory.

Groups may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

                                                        Charges and expenses  53

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under tax exempt employer EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts.

DEATH BENEFIT

Your contract provides a death benefit. The death benefit is equal to the greater of (i) your account value (without adjustment for any otherwise applicable negative market value adjustment) and less any outstanding loan balance plus accrued interest as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect payment or (ii) the "minimum death benefit." The minimum death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges and any taxes that apply, less any outstanding loan balance plus accrued interest.

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Depending upon the contract series, the contract date, and the state where your contract is issued, each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000, and you withdraw $12,000 you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000). Check with your financial professional.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT FOR SEP, SARSEP AND SIMPLE IRAS (MAY NOT BE AVAILABLE IN ALL STATES). If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/ annuitant and no death benefit is payable until the surviving spouse's death. If your surviving spouse decides to continue the contract, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the successor owner/ annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for series 300 and 400 withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. For series 100 and 200 contracts, withdrawal charges will no longer apply and additional contributions may no longer be made.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the AXA Equitable Access Account, an interest bearing account with check writing privileges. The AXA Equitable Access Account is part of AXA Equitable's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION (FOR TSAS, SEPS, SARSEP AND SIMPLE IRAS ONLY)

Upon your death under a TSA, SEP, SARSEP or SIMPLE IRA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. This feature must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. The increase in account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

54  Payment of death benefit

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. If you die before your Required Beginning Date for required minimum distributions as discussed in "Tax information" later in this prospectus, the beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o   Loans will no longer be available for TSA contracts.

o Any death benefit provision (including the minimum death benefit provision) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum.

The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

                                                    Payment of death benefit  55

7.  Tax information

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TAX INFORMATION AND ERISA MATTERS

OVERVIEW

This section of the prospectus discusses the current federal income tax rules that generally apply to annuity contracts which may be used to fund certain employer-sponsored retirement plans.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular person's plan or contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Code
Section 403(b) Arrangements: a 403(b) TSA annuity contract such as an EQUI-VEST(SM) TSA or a 403(b)(7) custodial account. Similarly, an employer-sponsored individual retirement arrangement such as a SEP-IRA, SARSEP IRA or SIMPLE IRA can be purchased in annuity or custodial account form. An EDC plan may be funded by specified annuity contracts, custodial accounts or trustee arrangements. Annuity contracts can also be purchased in connection with employer plans qualified under Code section 401 ("qualified plans"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as EQUI-VEST(SM)'s guaranteed minimum death benefit, selection of variable investment options, provision of a guaranteed interest option and fixed maturity options and choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the portfolios.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from individual retirement annuity contracts and annuity contracts funding 401(a) qualified plans, 403(b) TSAs and 457 plans. For this purpose, additional annuity contract benefits may include enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract.

SPECIAL RULES FOR TAX-FAVORED
RETIREMENT PROGRAMS

Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.

Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

o   participation and coverage;

o   nondiscrimination;

o   vesting and funding;

o   limits on contributions, distributions, and benefits;

o   withholding;

o   reporting and disclosure; and

o   penalties.

--------------------------------------------------------------------------------
State income tax rules covering contributions to and distributions from employer-sponsored retirement programs may differ from federal income tax rules. It is the responsibility of the employer, plan trustee and plan administrator to satisfy federal income tax, state income tax and other state rules and ERISA rules.
--------------------------------------------------------------------------------
ADDITIONAL "SAVER'S CREDIT" FOR SALARY REDUCTION CONTRIBUTIONS TO CERTAIN PLANS OR A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for salary reduction contributions you make to a 401(k) plan, 403(b) TSA, governmental employer EDC plan, SIMPLE IRA, or SARSEP IRA, as well as contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your salary reduction contribution is already excluded from tax or your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-


56  Tax information
time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000 ($52,000, as cost of living indexed beginning in 2007). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution.


QUALIFIED PLANS

GENERAL; CONTRIBUTIONS

Any type of employer -- corporation, partnership, self-employed individual, governmental entity, non-profit organization -- is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor "DOL" or "ERISA" rules covering establishment and operation of a qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisers for information. It is the employer's responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.

There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.


The annual limit on contributions on behalf of an employee to all of the defined contribution plans of an employer for 2007 is the lesser of $45,000 (after adjustment for cost of living changes) or 100% of compensation or earned income. This amount may be further adjusted for cost of living changes in future years. When figuring out the contribution limit you have to:


o include reallocated forfeitures and voluntary nondeductible employee contributions;

o include compensation from the employer in the form of elective deferrals and excludible contributions under Code Section 457 EDC plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits; and


o disregard compensation or earned income of more than a specified amount. This amount is $225,000 for 2007. This amount may be further adjusted for cost of living changes in future years.

"Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $15,500 for 2007 and may be further adjusted for cost of living changes in future years. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under TSAs. If the plan permits, an individual who is at least age 50 at any time during 2007 can make up to $5,000 additional salary reduction contributions for 2007.


Except for governmental employer plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as "key employees." Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a "SIMPLE 401(k)" feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under "SIMPLE IRAs."

TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)

Please Note: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued proposed regulations on Section 403(b) of the Code. If finalized in their current form, these proposed regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these proposed regulations could affect you.

GENERAL; SPECIAL EMPLOYER RULES

An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to purchase a 403(b) funding vehicle for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the 403(b) funding vehicle until he/she takes distributions.

Generally, there are two types of funding vehicles available to fund 403(b) arrangements: an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

CONTRIBUTIONS TO TSAS


There are three ways you can make contributions to this EQUI-VEST(SM) TSA contract:


o   annual contributions made through the employer's payroll; or

                                                             Tax information  57

o   a rollover from another eligible retirement plan; or


o a full or partial direct transfer of assets from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24 ("direct transfer").

ANNUAL CONTRIBUTIONS MADE THROUGH THE EMPLOYER'S PAYROLL. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free direct transfers from another 403(b) arrangement or tax-deferred rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction contributions" or "elective deferral contributions" and are generally made on a pre-tax basis. However, a TSA can also be wholly or partially funded through non-elective pre-tax employer contributions or contributions treated as after-tax employee contributions. Beginning in 2006, if the employer's plan permits, and as reported to us by the employer, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" under Section 402A of the Code which are made on an after-tax basis to the 403(b) arrangement.


The permissible annual contribution to the participant's TSA is calculated the same way as contributions to a 401(k) plan:


o The annual limit on employer and employee contributions to defined contribution plans for 2007 is the lesser of $45,000 (after adjustment for cost of living changes) or 100% of compensation,

o The annual limit on all salary reduction or elective deferral contributions under all employer plans you participate in is generally limited to $15,500 for 2007 (after adjustment for cost of living changes).


These limits may be further adjusted for cost of living changes in future years.


Special provisions may allow certain participants with at least 15 years of service to make "catch-up" contributions to compensate for smaller contributions made in previous years. In addition, if the plan permits, an individual who is at least age 50 at any time during 2007 can make up to $5,000 additional salary reduction contributions for 2007.


If contributions to a TSA exceed the applicable limit in any year, the excess will be taxable to the employee as ordinary income. In certain situations, we may distribute excess contributions to avoid tax penalties.

Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail TSA rules.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. Eligible rollover distributions from 403(b) plans, 401(a) qualified plans, governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. Therefore, you may make rollover contributions to your EQUI-VEST(SM) TSA contract from these sources: qualified plans, governmental employer EDC plans, other TSAs and 403(b) arrangements and traditional IRAs.


Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA, qualified plan, or governmental employer EDC plan as a result of your:

o   termination of employment with the employer who provided the plan funds; or

o   reaching age 59-1/2 even if you are still employed; or

o   disability (special federal income tax definition).

You may be able to roll over pre-tax funds from your traditional IRA to your TSA at any time.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT
PLANS. Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer EDC plan) may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. Non-Roth after-tax contributions in a traditional IRA cannot be rolled over from the traditional IRA into a qualified plan or TSA.



If the after-tax contributions are in a "designated Roth account" under another 403(b) arrangement which permits designated Roth elective deferral contributions to be made beginning in 2006, they can only be rolled into another "designated Roth account" under another 403(b) arrangement. They cannot be rolled over to a non-Roth after-tax contribution account. You may not roll over designated Roth account funds under a 401(k) plan to a 403(b) plan. You may not roll over Roth IRA funds into a designated Roth account under a 403(b) arrangement or a 401(k) plan.

We are not currently accepting rollovers of designated Roth account funds from another 403(b) plan into an EQUI-VEST(SM) TSA.


DIRECT TRANSFERS. A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the EQUI-VEST(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an EQUI-VEST(SM) TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching


58  Tax information
contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

We currently do not accept direct transfers of designated Roth account funds from another 403(b) plan.

SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE 70-1/2. Any rollover or direct transfer contribution to an EQUI-VEST(SM) TSA must be net of the required minimum distribution for the tax year if:


o   you are or will be at least age 70-1/2 in the current calendar year, and


o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the EQUI-VEST(SM) TSA.


This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or other eligible retirement plan; or

o   direct rollover from another TSA or other eligible retirement plan; or

o   direct transfer under Revenue Ruling 90-24 from another TSA.

DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

GENERAL

Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal.

WITHDRAWAL RESTRICTIONS. You may not be able to withdraw or take payment from all or part of your TSA or 401(k) qualified plan unless you reach age 59-1/2, die, become disabled (special federal income tax definition), sever employment with the employer which provided the funds for the TSA contract or qualified plan, or suffer financial hardship. Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings.


These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts directly transferred to your EQUI-VEST(SM) TSA contract from another TSA in a Revenue Ruling 90-24 transfer. If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions.


Withdrawals from TSA contracts with designated Roth contribution funds are subject to the existing restrictions on distributions from TSA contracts.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS.
Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.

Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions. Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, both non-Roth and designated Roth, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free. Unless we have been provided acceptable documentation for the amounts of any after-tax contributions to your TSA or qualified plan contract, we assume that all amounts distributed from your TSA or qualified plan contract are pre-tax, and we withhold tax and report accordingly.

DESIGNATED ROTH CONTRIBUTION ACCOUNT. Section 402A of the Code provides that a qualified distribution from a designated Roth contribution account is not includible in income. A qualified distribution can only be made on specified events such as attaining age 59-1/2 or death. Also, because there can be no qualified distribution until after the expiration of a 5-year aging period beginning with the date an individual first makes a designated Roth contribution to a designated Roth account under the applicable retirement plan, the earliest a qualified distribution from a designated Roth contribution account could be made is 2011. Therefore, earnings attributable to a distribution from a designated Roth account may be includible in income.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions. This treatment is the same for non-qualified distributions from a designated Roth account under a 401(k) or 403(b) plan.

ANNUITY PAYMENTS. If you elect an annuity payout option, the nontaxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a qualified plan or TSA generally receive the same tax

                                                             Tax information  59
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treatment as distributions during your lifetime. In some instances, distributions from a qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


LOANS FROM QUALIFIED PLANS AND TSAS. The following discussion also applies to loans under governmental employer EDC plans. See "Public and tax-exempt organization employee deferred compensation plans (EDC Plans)" later in this prospectus.

If the plan permits, loans are available from a qualified plan or TSA plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. Please see Appendix IV later in this prospectus for any state rules that may affect loans from a qualified plan or TSA plan.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Finally, unpaid loans may become taxable when the individual severs from employment with the employer which provided the funds for the contract. In addition, the 10% early distribution penalty tax may apply.

We report the entire unpaid balance of the loan (including unpaid interest) as includable in income in the year of the default. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made. Governmental employer EDC plans and 403(b) plans are included in "all qualified plans of the employer" for this purpose. Also, for the purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan is treated as still outstanding even after the default is reported to the IRS. The amount treated as outstanding (which limits any subsequent loan) includes interest on the unpaid balance.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST(SM) contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. If withdrawal restrictions discussed earlier do not apply, you may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or a rollover you do yourself within 60 days after you receive the distribution. To the extent rolled over, it remains tax-deferred.


You may roll over a distribution of pre-tax funds from a qualified plan or TSA to any of the following: a qualified plan, a governmental employer EDC plan, a traditional IRA or a TSA. A spousal beneficiary may also roll over death benefits to any of these. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.

Beginning in 2008, direct rollover contributions may be made from eligible retirement plans to Roth IRAs under certain circumstances.


The recipient plan must agree to take the distribution. If you are rolling over from a qualified plan or TSA to a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals and (3) any required minimum distributions under federal income tax rules.

Any non-Roth after-tax contributions you have made to a qualified plan or TSA only may be directly rolled over to another qualified plan or TSA which agrees to do required separate accounting. This can only be done in a direct rollover, not a rollover you do yourself. You may roll over any non-Roth after-tax contributions you have made to a qualified plan or TSA to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. Non-Roth after-tax contributions from a qualified plan or TSA which are rolled into a traditional IRA cannot be rolled back into a qualified plan or TSA. After-tax contributions may not be rolled into a governmental employer EDC plan. Amounts attributable to "designated Roth contributions" under a 403(b) arrangement may be only rolled over to another designated Roth contribution separate account under another 403(b) arrangement or a 401(k) plan or to a Roth IRA. Amounts attributable to "designated Roth contributions" under a 401(k) plan may be only rolled over to another designated Roth contribution account under another 401(k) plan or to a Roth IRA.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover. You should discuss with your tax adviser the rules which may apply to the rolled over funds. For example, distributions

60  Tax information
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from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59-1/2 distributions, which applies to other types of retirement plans. If you roll over funds from an eligible retirement plan which is not a governmental employer EDC plan (qualified plan, TSA or traditional IRA) into a governmental employer EDC plan, and you later take a distribution from the recipient government employer EDC plan, those amounts generally remain subject to the penalty.


You should check if the recipient plan separately accounts for funds rolled over from another eligible retirement plan, as the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


If there is a mandatory distribution provision in your employer's plan for certain small amounts and you do not designate an eligible retirement plan to receive such a mandatory distribution, Treasury Regulations require a traditional IRA to be established on your behalf.


DISTRIBUTION REQUIREMENTS

Qualified plans and TSAs are subject to required minimum distribution rules. See "Required minimum distributions" later in this prospectus.

SPOUSAL CONSENT RULES

If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals or other distributions if you are married when you request a withdrawal type transaction under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

SIMPLIFIED EMPLOYEE PENSIONS (SEPS)

An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP-IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See "Traditional Individual Retirement Annuities (traditional IRAs)" later in this prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified plans -- General; contributions" apply. In 2007 an employer can annually contribute an amount for an employee up to the lesser of $45,000 or 25% of compensation. This amount may be further adjusted for cost of living change in future years. In figuring out compensation you exclude the employer's contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP-IRA contract and are put into a separate traditional IRA contract.


Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees. Please consult your tax adviser.

SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.

The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible tax-exempt entity employers may maintain EDC plans.)

Any type of employer -- corporation, partnership, self-employed person, government or tax-exempt entity -- is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

                                                             Tax information  61

The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.

An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation and employee or employer contributions.

Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). (Direct transfer and rollover contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.) Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $10,500 in 2007. This limit may be further adjusted for cost of living changes in future years.

If the plan permits, an individual at least age 50 at any time during 2007 can make up to $2,500 additional salary reduction contributions for 2007.


Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)

TAX TREATMENT OF SIMPLE IRAS

Unless specifically otherwise mentioned, for example, regarding differences in permissible contributions and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See "Traditional Individual Retirement Annuities (traditional IRAs)" later in this prospectus.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under "ERISA Matters" below.

Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA. No rollovers from a SIMPLE IRA to a non-SIMPLE IRA are permitted for individuals under age 59-1/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)

PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)

SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans under Section 457(b) of the Code are governmental entities such as states, municipalities and state agencies (governmental employer) or tax-exempt entities (tax-exempt employer). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.

The rules that apply to tax-exempt employer EDC plans and governmental employer EDC plans may differ.

An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they actually receive funds from a governmental employer EDC plan. The participants of a tax-exempt employer EDC plan may have to include in income the employer contributions and any earnings when they are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.


CONTRIBUTION LIMITS. For both governmental and tax-exempt employer EDC plans, the maximum contribution for 2007 is the lesser of $15,500 or 100% of includible compensation. This limit may be further adjusted for cost of living changes in future years.

Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan. If the plan provides for catch-up contributions for any of the 3 years of service preceding the plan retirement age, the maximum contribution for an individual eligible to make such catch-up contributions is twice the otherwise applicable dollar limit, or $31,000 for 2007.

For governmental employer EDC plans only, if the plan permits, an individual at least age 50 at any time during 2007 may be able to make up to $5,000 additional salary reduction contributions. An individual must coordinate this "age 50" catch-up with the other "last 3 years of service" catch up.


62  Tax information
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GOVERNMENTAL EMPLOYER EDC PLANS -- ROLLOVER CONTRIBUTIONS. Eligible rollover distributions of pre-tax funds from 403(b) plans (TSAs), 401(a) qualified plans, other governmental employer EDC plans and traditional IRAs may be rolled over into other such plans. The recipient plan must agree to take the distribution. If the source of the eligible rollover distribution is not a governmental employer EDC plan and the recipient plan is a governmental employer EDC plan, the recipient governmental employer EDC plan must agree to separately account for the rolled-over funds.

Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70-1/2, severs from employment with the employer or is faced with an unforeseeable emergency.
Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed (governmental employer EDC plan) or made available (tax-exempt employer EDC plan) to the employee or beneficiary. Small amounts (up to $5000) may be taken out by the plan participant or forced out by the plan under certain circumstances, even though the plan participant may still be working and amounts would not otherwise be made available. Such a mandatory forced-out distribution is an eligible rollover distribution.
Treasury Regulations require a direct roll-over to a traditional IRA established for a plan participant who does not affirmatively designate an eligible retirement plan to receive such a mandatory distribution. For funds rolled over from another eligible retirement plan, because the funds are separately accounted for, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

DISTRIBUTION REQUIREMENTS. EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Required minimum distributions" later in this prospectus. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70-1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received.

TAX TREATMENT OF DISTRIBUTIONS -- TAX-EXEMPT EMPLOYER EDC PLANS. Distributions to a tax-exempt employer EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "Federal and state income tax withholding and information reporting" later in this prospectus. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred.

Distributions from a tax-exempt employer EDC plan may not be rolled over to any other eligible retirement plan.


TAX TREATMENT OF DISTRIBUTIONS -- GOVERNMENTAL EMPLOYER EDC PLANS. The taxation of distributions from a governmental employer EDC plan is generally the same as the tax treatment of distributions from qualified plans and TSAs discussed earlier in this prospectus. That is, amounts are generally not subject to tax until actually distributed and amounts may be subject to 20% federal income tax withholding. See "Federal and State income tax withholding and information reporting" later in this prospectus. However, distributions from a governmental employer EDC plan are generally not subject to the additional 10% federal income tax penalty for pre-age 59-1/2 distributions.

TAX-DEFERRED ROLLOVERS -- GOVERNMENTAL EMPLOYER EDC PLANS. A participant in a governmental employer EDC plan or in certain cases, a beneficiary, may be able to roll over an eligible rollover distribution from the plan to a traditional IRA, qualified plan or TSA, as well as to another governmental employer EDC plan. The recipient plan must agree to take the distribution.


If you roll over funds from a governmental employer EDC plan into a different type of eligible retirement plan (qualified plan, TSA, or traditional IRA), any subsequent distributions may be subject to the 10% federal income tax penalty noted above. Before you decide to roll over your payment to another employer plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types of distributions it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

LOANS FROM GOVERNMENTAL EMPLOYER EDC PLANS. Same as for qualified plans and TSAs. (See "Loans from qualified plans and TSAs" under "Distributions from qualified plans and TSAs" earlier in this prospectus.)

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA and covers some of the special tax rules that apply to IRAs.

                                                             Tax information  63
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GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o traditional IRAs, typically funded on a pre-tax basis, including SEP- IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis. Roth IRAs are not available under this prospectus and are not discussed here.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.


We have received an opinion letter from the IRS approving the form of the EQUI-VEST(SM) SIMPLE IRA contract for use as a SIMPLE IRA. We have not applied for a formal opinion letter for certain EQUI-VEST(SM) SEP and SARSEP contracts which had been previously approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST(SM) SEP, SARSEP and SIMPLE IRA contracts.


CANCELLATION


You can cancel an EQUI-VEST(SM) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in this prospectus. If you cancel a contract, we may have to withhold tax and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


CONTRIBUTIONS

As SEP-IRA, SARSEP IRA and SIMPLE IRA contracts are employer-funded traditional

IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP- IRA, SARSEP IRA and in limited circumstances, to SIMPLE IRA contracts. We reserve the right to approve the circumstances under which we will take rollover contributions to EQUI-VEST(SM) SEP-IRA, SARSEP IRA and SIMPLE IRA contracts.


RECHARACTERIZATION

Employer-funded amounts that have been contributed as traditional IRA funds may, in some circumstances, subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have employer-funded amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVER AND TRANSFER CONTRIBUTIONS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer EDC plans;

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. Beginning in 2007, a non- spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances.


There are two ways to do rollovers:


o   Do it yourself:


   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o Direct rollover:


   You tell the trustee or custodian of the eligible retirement plan to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income

64  Tax information
   tax withholding.

    All distributions from a TSA, qualified plan or governmental employer EDC plan are eligible rollover distributions, unless the distribution is:

o   a "required minimum distribution" after age 70-1/2 or retirement; or

o one of a series of substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o one of a series of substantially equal periodic payments made for a specified period of 10 years or more; or

o   a hardship withdrawal; or

o   a corrective distribution which fits specified technical tax rules; or

o   a loan that is treated as a distribution; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer EDC plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any non-Roth after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer EDC plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer EDC plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spousal beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Beginning in 2007, a non-spousal death beneficiary may also be able to make rollover contributions to an individual retirement plan under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are examples of excess contributions to IRAs:

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution before the due date (including extensions) for filing your federal income tax return for the year. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)   the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)   you took no tax deduction for the excess contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP-IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

In addition, a distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

                                                             Tax information  65

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan. (See "Rollovers from eligible retirement plans other than traditional IRAs" above.)

The following are eligible to receive rollovers of distributions from a traditional IRA; a qualified plan, a TSA or a governmental employer EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.


Certain distributions from IRAs directly transferred to charitable organizations in 2007 may be tax-free to IRA owners age 70-1/2 or older. This provision does not apply to SEP IRAs and SIMPLE IRAs.


REQUIRED MINIMUM DISTRIBUTIONS

Traditional IRAs are subject to required minimum distribution rules described in "Required minimum distributions" later in this prospectus.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 1.00% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. (The rate may be higher in your state.) In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The guaranteed interest rate, which can range from 1.00% to 4.00%, is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored.

66  Tax information

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

       Table I guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)
                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
(ASSUMING $1,000 CONTRIBUTIONS MADE ANNUALLY AT THE BEGINNING OF THE CONTRACT
                                     YEAR)

--------------------------------------------------------------------------------
        1.00% Minimum Guarantee                   1.00% Minimum Guarantee
        -----------------------                   -----------------------
 Contract     Account         Cash       Contract      Account           Cash
 Year End      Value          Value      Year End       Value           Value
--------------------------------------------------------------------------------
      1    $    989.80    $    936.35       26      $ 29,196.26     $ 28,836.26
      2    $  1,979.70    $  1,872.79       27      $ 30,498.22     $ 30,138.22
      3    $  2,979.49    $  2,818.60       28      $ 31,813.20     $ 31,453.20
      4    $  3,989.29    $  3,773.87       29      $ 33,141.33     $ 32,781.33
      5    $  5,009.18    $  4,738.69       30      $ 34,482.75     $ 34,122.75
      6    $  6,039.27    $  5,713.15       31      $ 35,837.57     $ 35,477.57
      7    $  7,079.67    $  6,719.67       32      $ 37,205.95     $ 36,845.95
      8    $  8,130.46    $  7,770.46       33      $ 38,588.01     $ 38,228.01
      9    $  9,191.77    $  8,831.77       34      $ 39,983.89     $ 39,623.89
     10    $ 10,263.69    $  9,903.69       35      $ 41,393.73     $ 41,033.73
     11    $ 11,346.32    $ 10,986.32       36      $ 42,817.67     $ 42,457.67
     12    $ 12,439.79    $ 12,079.79       37      $ 44,255.84     $ 43,895.84
     13    $ 13,544.18    $ 13,184.18       38      $ 45,708.40     $ 45,348.40
     14    $ 14,659.63    $ 14,299.63       39      $ 47,175.49     $ 46,815.49
     15    $ 15,786.22    $ 15,426.22       40      $ 48,657.24     $ 48,297.24
     16    $ 16,924.08    $ 16,564.08       41      $ 50,153.81     $ 49,793.81
     17    $ 18,073.33    $ 17,713.33       42      $ 51,665.35     $ 51,305.35
     18    $ 19,234.06    $ 18,874.06       43      $ 53,192.00     $ 52,832.00
     19    $ 20,436.40    $ 20,076.40       44      $ 54,733.92     $ 54,373.92
     20    $ 21,650.76    $ 21,290.76       45      $ 56,291.26     $ 55,931.26
     21    $ 22,877.27    $ 22,517.27       46      $ 57,864.18     $ 57,504.18
     22    $ 24,116.04    $ 23,756.04       47      $ 59,452.82     $ 59,092.82
     23    $ 25,367.20    $ 25,007.20       48      $ 61,057.35     $ 60,697.35
     24    $ 26,630.88    $ 26,270.88       49      $ 62,677.92     $ 62,317.92
     25    $ 27,907.18    $ 27,547.18       50      $ 64,314.70     $ 63,954.70
--------------------------------------------------------------------------------


                                                              Tax information 67

       Table II guaranteed minimum interest rate of 1.00% (the rate may be higher in your state)

                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
     (ASSUMING A SINGLE CONTRIBUTION OF $1,000 AND NO FURTHER CONTRIBUTION)

----------------------------------------------------------------------
      1.00% Minimum Guarantee              1.00% Minimum Guarantee
      -----------------------              -----------------------
 Contract     Account       Cash      Contract     Account       Cash
 Year End      Value        Value     Year End      Value        Value
----------------------------------------------------------------------
      1    $ 989.80     $ 936.35        26      $ 434.76     $ 434.76
      2    $ 979.70     $ 926.80        27      $ 409.11     $ 409.11
      3    $ 959.50     $ 907.69        28      $ 383.20     $ 383.20
      4    $ 939.10     $ 888.38        29      $ 357.03     $ 357.03
      5    $ 918.49     $ 868.89        30      $ 330.60     $ 330.60
      6    $ 897.67     $ 849.20        31      $ 303.91     $ 303.91
      7    $ 876.65     $ 876.65        32      $ 276.95     $ 276.95
      8    $ 855.42     $ 855.42        33      $ 249.72     $ 249.72
      9    $ 833.97     $ 833.97        34      $ 222.21     $ 222.21
     10    $ 812.31     $ 812.31        35      $ 194.44     $ 194.44
     11    $ 790.43     $ 790.43        36      $ 166.38     $ 166.38
     12    $ 768.34     $ 768.34        37      $ 138.04     $ 138.04
     13    $ 746.02     $ 746.02        38      $ 109.42     $ 109.42
     14    $ 723.48     $ 723.48        39      $  80.52     $  80.52
     15    $ 700.71     $ 700.71        40      $  51.32     $  51.32
     16    $ 677.72     $ 677.72        41      $  21.84     $  21.84
     17    $ 654.50     $ 654.50        42      $   0.00     $   0.00
     18    $ 631.04     $ 631.04        43      $   0.00     $   0.00
     19    $ 607.35     $ 607.35        44      $   0.00     $   0.00
     20    $ 583.43     $ 583.43        45      $   0.00     $   0.00
     21    $ 559.26     $ 559.26        46      $   0.00     $   0.00
     22    $ 534.85     $ 534.85        47      $   0.00     $   0.00
     23    $ 510.20     $ 510.20        48      $   0.00     $   0.00
     24    $ 485.31     $ 485.31        49      $   0.00     $   0.00
     25    $ 460.16     $ 460.16        50      $   0.00     $   0.00
----------------------------------------------------------------------

68 Tax information

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

If you are a participant in a qualified retirement plan, an EDC plan (both employer types), or own a TSA or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts and annuity contracts funding tax qualified retirement plans, including 401(a) qualified plans, 403(b) TSAs, and 457 plans. For this purpose, additional annuity contract benefits may include enhanced death benefits. If you take annual withdrawals instead of receiving annuity payments, this could increase the amount required to be distributed from these contracts.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS -- WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION

You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

Generally, qualified plan, TSA and EDC plan participants must also take the first required minimum distribution for the calendar year in which the participant turns age 70-1/2. However, qualified plan, TSA and EDC plan participants may be able to delay the start of required minimum distributions for all or part of the account balance until after age 70-1/2, as follows:

o For qualified plan, TSA and EDC plan participants who have not retired from service with the employer who provided the funds for this qualified plan, TSA, or EDC contract by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2.

The first required minimum distribution is for the calendar year in which you turn age 70-1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70-1/2 or retire or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your qualified plan, TSA, EDC, or traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table to give you the required minimum distribution amount for that particular plan or arrangement for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may be able to later apply your funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?

No, if you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE?

We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our automatic minimum distribution withdrawal option. If you do not elect one of these options and you have any kind of traditional IRA (SEP, SARSEP or SIMPLE IRA), we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA or TSA that you maintain, using the method

                                                             Tax information  69
that you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA (or TSA) required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs (or TSAs) that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

The required minimum distribution amount for each of your plans and arrangements is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age-group which must take lifetime required minimum distributions. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually from the qualified plan or EDC contract.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary, depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's or the participant's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.


If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2. Rollovers to another eligible retirement plan, including a traditional IRA, may be available to a surviving spouse death beneficiary.


NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for ensuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not AXA Equitable, to properly administer any loan made to plan participants.


o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST(SM) processing and all other terms and conditions of the loan.


70  Tax information

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor and the plan sponsor may choose not to comply with Section 404(c).


The EQUI-VEST(SM) Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA contracts provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. AXA Equitable and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs in SEP, SARSEP or SIMPLE IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $18,240 in periodic annuity payments in 2007 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), and any distribution from a qualified plan or TSA which is not an eligible rollover distribution we generally withhold at a flat 10% rate.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.

                                                             Tax information  71
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MANDATORY WITHHOLDING FROM TSA, GOVERNMENTAL EMPLOYER EDC AND QUALIFIED PLAN
DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans, governmental employer EDC plans, and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan and governmental employer EDC plan distributions. An eligible rollover distribution from one of these eligible retirement plans can be rolled over to another one of these eligible retirement plans or a traditional IRA. All distributions from a TSA, governmental employer EDC plan or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are "required minimum distributions" after age 70-1/2 or retirement; or

o   hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   corrective distributions which fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

72  Tax information
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8. More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account A. However, the obligations themselves are obligations of AXA Equitable.

Separate Account A is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account A. Although Separate Account A is registered, the SEC does not monitor the activity of Separate Account A on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IA/A, Class IB/B or Class II shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)   to deregister Separate Account A under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account A;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees or Board of Directors, as applicable, of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan relating to its Class IB/B or Class II shares, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE
We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity are determined weekly. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current rates to maturity can be obtained through TOPS or EQAccess or from your financial professional.


The rates to maturity for new allocations as of February 15, 2007 and the related price per $100 of maturity value were as shown below:



------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 15, 2007         Maturity Value
------------------------------------------------------------------------
           2007                    3.70%                     $ 98.81
------------------------------------------------------------------------
           2008                    3.75%                     $ 95.22
------------------------------------------------------------------------
           2009                    3.80%                     $ 91.67
------------------------------------------------------------------------
           2010                    3.85%                     $ 88.17
------------------------------------------------------------------------
           2011                    3.90%                     $ 84.73
------------------------------------------------------------------------
           2012                    3.95%                     $ 81.33
------------------------------------------------------------------------
           2013                    4.10%                     $ 77.53
------------------------------------------------------------------------
          2014*                    4.15%                     $ 74.21
------------------------------------------------------------------------
          2015*                    4.20%                     $ 70.97
------------------------------------------------------------------------


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------------------------------------------------------------------------
  Fixed Maturity Options
     With June 15th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 15, 2007         Maturity Value
------------------------------------------------------------------------
          2016*                   4.30%                     $ 67.50
------------------------------------------------------------------------



*Not available in Oregon.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III later in this prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The dis-

74  More information
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closure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR CERTAIN SEP AND KEOGH PLAN CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking or savings account, money market checking or savings account, or credit union checking or savings account and contributed as an additional contribution into your contracts on a monthly basis. AIP is available for single life SEP and Keogh units provided that the single life is the employer who provided the funds.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

WIRE TRANSFERS. Employers may also send contributions by wire transfer from a bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day generally is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, TRANSFERS, WITHDRAWALS AND SURRENDERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution..


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request..


o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

o Quarterly rebalancing will be processed on a calendar year basis. Semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

o Requests for withdrawals or surrenders will occur on the business day that we receive the information that we require.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We

                                                            More information  75
will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account A, nor would any of these proceedings be likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by this assignment for transfer of ownership unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not University TSA), governmental employer EDC (subject to state availability) and Corporate Trusteed contracts only, unless restricted by the employer.

FUNDING CHANGES


The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account A. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 16.0% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.70% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.


76  More information
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Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 12.0% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 0.35% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or EQUI-VEST(SM) Employer-Sponsored Retirement Programs on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


                                                            More information  77

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2006 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference. AXA Equitable intends to send owners account statements and other such legally-required reports. AXA Equitable does not anticipate such reports will include periodic financial statements or information concerning AXA Equitable.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Market Value Adjustment.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on (i) the consolidated financial statements of AllianceBernstein L.P. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, and the December 31, 2005 financial statement schedule, and (ii) the financial statements of AllianceBernstein Holding L.P. (together "AllianceBernstein", formerly "Alliance") as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. The reports are given on the authority of said firms as experts in auditing and accounting.

KPMG LLP was AllianceBernstein's independent registered public accounting firm as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as AllianceBernstein's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

78  Incorporation of certain documents by reference

Appendix I: Original contracts

--------------------------------------------------------------------------------

Original Contracts are EQUI-VEST(SM) contracts under which the contract owner has not elected to add any additional variable investment options when they first became available.


SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the EQ/Money Market, AXA Moderate Allocation, EQ/Alliance Common Stock and Multimanager Aggressive Equity* options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.


TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the EQ/Money Market option is always available. However, we will not permit transfers into the EQ/Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.



                                              Appendix I: Original contracts I-1

Appendix II: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered, if less than ten years ago.

SERIES 100 AND 200


CONTRACTS UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION).



----------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31
                                                     1997        1998        1999        2000        2001
----------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                      $  38.66    $  45.07    $  52.39    $  51.10    $  49.61
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               26,036      24,361      22,434      20,413      19,822
----------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                      $  90.75    $  89.92    $ 105.59    $  90.70    $  67.13
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               28,030      25,634      20,946      18,138      16,058
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------
  Unit value                                      $ 160.74    $ 150.42    $ 143.43    $ 129.28    $ 128.74
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  831       1,164         998         800         770
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                            --          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --          --          --          --          --
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31
----------------------------------------------------------------------------------------------------------
                                                  2002         2003         2004        2005         2006
----------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 109.15     $ 120.39    $ 128.35     $ 149.30
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            8           50         122          364
----------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 102.15     $ 106.86    $ 108.01     $ 113.87
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            6           36          59           55
----------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 104.14     $ 110.71    $ 112.78     $ 121.01
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            5           44         112          222
----------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  42.91     $  50.77     $  55.12    $  57.47     $  63.00
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            23,382       21,629       20,412      19,656       18,359
----------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                         --     $ 107.96     $ 118.97    $ 125.20     $ 141.45
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           18          185         491        1,337
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  47.48     $  64.75     $  72.04    $  77.39     $  80.76
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            13,832       12,726       11,587      10,645        9,159
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 106.73     $ 109.24     $ 111.97    $ 112.40     $ 115.08
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               264          311          348         375          370
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  78.98     $  99.85     $ 110.46    $ 116.57     $ 120.91
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               101          182          238         274          291
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 123.58     $ 149.82     $ 161.02    $ 164.14     $ 178.48
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               696          769          761         768          737
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  78.07     $ 103.47     $ 120.36    $ 137.09     $ 169.50
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                82          150          268         321          430
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  76.43     $  96.62     $ 104.55    $ 110.09     $ 123.37
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                91          122          129         128          120
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  67.87     $  87.47     $  92.04    $  97.62     $  96.42
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               138          219          256         267          257
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                   $  79.08     $ 102.28     $ 115.47    $ 122.01     $ 143.64
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               127          163          203         263          308
----------------------------------------------------------------------------------------------------------



II-1 Appendix II: Condensed financial information

SERIES 100 AND 200


CONTRACTS UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)



----------------------------------------------------------------------------------------------------------
                                                           For the years ending December 31
----------------------------------------------------------------------------------------------------------
                                                 1997         1998        1999         2000        2001
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 253.68     $ 323.75      $ 399.74     $ 339.28    $ 299.82
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           17,386       17,231        16,705       15,685      14,197
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 179.30     $ 213.81      $ 250.31     $ 269.09    $ 262.05
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1,800        2,475         3,095        3,352       3,789
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 118.98     $ 126.48      $ 124.96     $ 134.60    $ 143.62
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              202          314           360          309         587
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 107.92     $ 117.72      $ 160.04     $ 121.54    $  92.48
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              968          971           926        1,028         945
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --      $ 116.36     $  93.70    $  70.28
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           887        2,596       2,788
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 121.30     $ 130.07      $ 125.76     $ 138.33    $ 147.79
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              283          557           622          566         899
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 125.55     $ 118.57      $ 149.64     $ 168.29    $ 144.40
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              488        1,101           976        1,895       1,988
----------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------------
  Unit Value                                        --           --            --           --    $  94.39
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --       1,544
----------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --      $ 107.58     $ 103.06    $  86.73
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --             4           15          33
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --            --           --          --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --            --           --          --
----------------------------------------------------------------------------------------------------------


                                                                         For the years ending December 31
                                                              2002        2003        2004         2005         2006
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  62.00    $  85.78    $  94.55     $ 101.11     $ 109.36
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           211         417         530          556          547
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  73.70    $ 102.24    $ 116.19     $ 123.06     $ 139.29
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           214         334         425          390          391
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  56.63    $  88.08    $  91.24     $ 100.16     $ 106.03
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            53         211         989          901          838
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 197.84    $ 292.96    $ 330.99     $ 341.80     $ 374.77
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        11,899      11,092      10,291        9,393        8,175
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 204.07    $ 263.25    $ 292.64     $ 305.38     $ 358.06
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,455       3,264       3,133        3,020        2,752
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 154.25    $ 155.83    $ 157.11     $ 157.33     $ 160.48
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           915         788         674          613          532
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  82.20    $ 109.83    $ 128.38     $ 146.39     $ 178.84
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         5,013       4,603       4,372        4,333        4,232
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  47.74    $  58.02    $  62.04     $  70.34     $  69.04
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,376       2,212       1,966        1,822        1,671
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 157.39    $ 161.18    $ 165.40     $ 166.86     $ 171.37
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           950         827         737          726          670
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  99.61    $ 138.85    $ 156.54     $ 172.65     $ 186.13
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,955       1,959       1,885        1,791        1,655
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------------------------
  Unit Value                                               $  80.42    $ 102.15    $ 114.33     $ 118.93     $ 142.44
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,981       2,115       2,287        2,451        2,714
----------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --     $ 103.63     $ 113.65
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --            4           12
----------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  99.46    $ 101.69     $ 107.86     $ 107.96
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           3          12           54           57
----------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --    $ 106.97     $ 112.04     $ 128.19
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          33          232          292
----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  62.93    $  79.44    $  81.19     $  87.10     $  90.43
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            57          89         118          143          167
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  53.85    $  65.86    $  68.57     $  71.11     $  75.35
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            19          39          47           67          101
----------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-2

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31
-------------------------------------------------------------------------------------------------------------------------
                                                              1997         1998          1999         2000         2001
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --      $ 106.78     $ 111.59     $ 107.86
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --             8           44           95
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --      $ 101.64     $ 103.88     $ 100.43
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            13           34           96
-------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 214.66     $ 271.24      $ 322.15     $ 287.40     $ 249.66
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,686        3,805         4,579        4,346        4,083
-------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --      $ 106.57     $  92.84     $  76.01
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --             5           18           33
-------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --     $  99.98     $  85.41
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           86          420
-------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 118.06     $ 104.82      $ 105.28     $ 109.21     $ 112.05
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           577          859           721          628        1,238
-------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --     $  83.95     $  63.80
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --          165          464
-------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31
-------------------------------------------------------------------------------------------------------------------------
                                                              2002        2003        2004          2005         2006
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  67.65    $  88.51    $  99.21      $ 114.65     $ 134.89
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            61         175         316           437          534
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  80.17    $ 104.00    $ 113.80      $ 119.08     $ 131.65
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,211       1,179       1,112         1,015          923
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  75.63    $ 101.77    $ 109.77      $ 114.76     $ 124.50
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           375         573         660           684          674
------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --      $ 103.98     $ 110.75
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --            29           87
------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 191.65    $ 242.29    $ 264.16      $ 272.79     $ 310.53
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,648       3,539       3,393         3,219        2,920
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --      $  97.50     $  99.48
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --             4           46
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  56.98    $  77.69    $  82.05      $  84.15     $  87.90
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            55         125         206           204          185
------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  68.70    $  97.34    $ 111.43      $ 116.94     $ 128.68
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           738       1,109       1,384         1,577        1,735
------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  94.29    $ 123.98    $ 144.14      $ 158.32     $ 175.70
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,835       1,967       2,096         2,279        2,273
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --            --     $ 104.29
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --            --           90
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --            --     $ 108.22
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --            --            8
-------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --      $ 105.04     $ 116.29
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --            15           39
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --    $ 113.23      $ 116.54     $ 136.64
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          37           251          362
------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --      $ 115.00     $ 142.55
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --            13           67
-------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  43.86    $  54.47    $  60.27      $  63.79     $  63.69
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           590         701         750           814          813
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 107.03    $ 109.16    $ 112.11      $ 113.06     $ 116.08
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           207         316         405           574          643
------------------------------------------------------------------------------------------------------------------------


II-3 Appendix II: Condensed financial information

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31 1997
------------------------------------------------------------------------------------------------------------------------
                                                              1997         1998          1999         2000         2001
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 115.17     $ 128.20      $ 124.26     $ 131.45     $ 120.85
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           250          581           648          521          532
------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --     $ 105.89
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 115.97     $ 127.97      $ 149.82     $ 165.28     $ 172.07
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           145          444           617          634        1,044
------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 121.34     $ 161.04      $ 275.93     $ 220.97     $ 143.76
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           256        1,090         2,427        3,720        3,422
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --      $ 104.48     $ 102.37     $  84.85
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            18           68           87
------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  29.41     $  30.55      $  31.63     $  33.15     $  33.96
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           973        1,261         1,516        1,458        1,796
------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            --           --           --
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31
------------------------------------------------------------------------------------------------------------------------
                                                              2002         2003         2004        2005         2006
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  96.50     $ 120.74     $ 132.08    $ 135.43     $ 160.85
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           484          448          414         382          362
------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 106.40     $ 112.16
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          13          108
------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $  99.99     $ 100.45
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          71          113
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 105.99     $ 122.57
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          11           75
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 105.62     $ 117.43
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          13           25
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --    $ 111.49     $ 123.96
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          67           23
------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  92.40     $ 119.55     $ 130.34    $ 142.37     $ 153.56
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           337          779          948       1,217        1,548
------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 141.48     $ 183.13     $ 199.77    $ 202.92     $ 242.07
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,282        1,316        1,355       1,330        1,272
------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  75.52     $  95.40     $ 114.50    $ 125.21     $ 155.26
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           928          946        1,010       1,260        1,505
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  93.15     $ 118.84     $ 132.05    $ 142.04     $ 151.04
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,890        2,681        2,410       2,130        1,844
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  66.13     $  79.62     $  87.51    $  92.55     $ 103.13
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           118          161          140         132          116
------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  34.00     $  33.81     $  33.69    $  34.19     $  35.33
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,816        1,322        1,193       1,383        2,018
------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 104.66    $ 108.84     $ 115.92
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            1          17           23
------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --          --     $ 107.10
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          --           32
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --          --     $ 110.94
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          --           14
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --          --     $ 110.99
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          --            9
------------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-4

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)



--------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31
--------------------------------------------------------------------------------------------------------------------
                                                             1997        1998          1999        2000        2001
--------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 79.41     $ 57.18      $ 110.43     $ 65.32     $ 61.12
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          109         217           590         926         850
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                    --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --          --            --          --          --
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31
--------------------------------------------------------------------------------------------------------------------
                                                              2002         2003         2004       2005        2006
--------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --   $  99.35    $  98.40
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         82         167
--------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --   $  99.80    $ 102.36
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         13          47
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 112.38     $ 152.31     $ 175.98   $ 181.76    $ 208.22
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           239          434          617        739         794
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 114.58   $ 121.52    $ 132.13
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            3         80         216
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  81.53     $ 117.33     $ 136.22   $ 140.12    $ 162.73
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            72          260          446        537         672
--------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 111.22   $ 114.11    $ 108.07
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            6         36          43
--------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --         --    $ 107.58
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         --          30
--------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 109.24   $ 117.48    $ 132.31
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            1         41          94
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --   $ 104.29    $ 119.26
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         47         110
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  56.74     $  87.28     $ 106.51   $ 139.53    $ 188.68
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           895          949        1,084      1,420       1,693
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --   $ 123.74    $ 133.39
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         32          93
--------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --   $ 119.05    $ 142.87
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --          3          78
--------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --         --    $ 108.32
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         --          11
--------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --         --    $ 109.27
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         --           7
--------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --         --    $ 110.16
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         --           4
--------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --         --    $ 110.95
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --         --           3
--------------------------------------------------------------------------------------------------------------------



II-5 Appendix II: Condensed financial information

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.40%, DEPENDING UPON INVESTMENT OPTION). (CONTINUED)



--------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31
--------------------------------------------------------------------------------------------------------------------
                                                             1997    1998    1999    2000     2001    2002     2003
--------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --      --      --      --       --      --    $ 106.81
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --      --      --      --       --      --          18
--------------------------------------------------------------------------------------------------------------------



                                                              For the years ending December 31
-----------------------------------------------------------------------------------------------
                                                                2004         2005         2006
-----------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-----------------------------------------------------------------------------------------------
  Unit value                                                 $ 143.40     $ 165.18     $ 224.36
-----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             288          435          601
-----------------------------------------------------------------------------------------------



                               Appendix II: Condensed financial information II-6

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



----------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------
                                                              1996         1997        1998         1999         2000
----------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 119.26     $ 135.29    $ 157.63     $ 183.18     $ 178.32
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           548          655         752          854          846
----------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 149.41     $ 163.33    $ 161.59     $ 189.44     $ 162.34
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,468        3,226       3,342        2,980        2,607
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 137.53     $ 160.74    $ 150.42     $ 143.43     $ 129.28
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           444          831       1,164          998          800
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --          --           --           --
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 155.42     $ 198.12    $ 252.88     $ 312.31     $ 264.88
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,457        4,765       5,808        6,502        6,233
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 143.37     $ 179.30    $ 213.81     $ 250.31     $ 269.09
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           975        1,800       2,475        3,095        3,352
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 112.40     $ 118.98    $ 126.48     $ 124.96     $ 134.60
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           146          202         314          360          309
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                              2001         2002         2003      2004         2005         2006
----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 109.15   $ 120.39     $ 128.35     $ 149.30
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            8         50          122          364
----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 102.15   $ 106.86     $ 108.01     $ 113.87
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            6         36           59           55
----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 104.14   $ 110.71     $ 112.78     $ 121.01
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            5         44          112          222
----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 172.66     $ 149.01     $ 175.55   $ 188.77     $ 195.64     $ 213.45
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,334        2,689        2,378      2,153        1,902        1,696
----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 107.96   $ 118.97     $ 125.20     $ 141.45
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           18        185          491        1,337
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 120.13     $  84.51     $ 114.95   $ 127.42     $ 136.36     $ 141.76
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,242        1,841        1,636      1,467        1,285        1,113
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 106.73     $ 109.24   $ 111.97     $ 112.40     $ 115.08
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          264          316        348          375          370
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  78.98     $  99.85   $ 110.46     $ 116.57     $ 120.91
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          101          185        238          274          291
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 128.74     $ 123.58     $ 149.82   $ 161.02     $ 164.14     $ 178.48
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           770          696          798        761          768          737
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  78.07     $ 103.47   $ 120.36     $ 137.09     $ 169.50
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           82          152        268          321          430
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  76.43     $  96.62   $ 104.55     $ 110.09     $ 123.37
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           91          123        129          128          120
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  67.87     $  87.47   $  92.04     $  97.62     $  96.42
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          138          221        256          267          257
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  79.08     $ 102.28   $ 115.47     $ 122.01     $ 143.64
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          127          165        203          263          308
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  62.00     $  85.78   $  94.55     $ 101.11     $ 109.36
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          211          421        530          556          547
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  73.70     $ 102.24   $ 116.19     $ 123.06     $ 139.29
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          214          337        425          390          391
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $  56.63     $  88.08   $  91.24     $ 100.16     $ 106.03
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           53          212        989          901          838
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 233.80     $ 154.15     $ 227.99   $ 257.31     $ 265.43     $ 290.56
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         5,579        4,418        4,024      3,627        3,126        2,645
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 262.05     $ 204.07     $ 263.25   $ 292.64     $ 305.38     $ 358.06
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,789        3,455        3,368      3,133        3,020        2,752
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 143.62     $ 154.25     $ 155.83   $ 157.11     $ 157.33     $ 160.48
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           587          915          818        674          613          532
----------------------------------------------------------------------------------------------------------------------------------



II-7 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



-----------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------
                                                               1996         1997        1998         1999         2000
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 112.83     $ 107.92    $ 117.72     $ 160.04     $ 121.54
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            763          968         971          926        1,028
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --     $ 116.36     $  93.70
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --          887        2,596
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 112.65     $ 121.30    $ 130.07     $ 125.76     $ 138.33
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            196          283         557          622          566
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --     $ 125.55    $ 118.57     $ 149.64     $ 168.29
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          488       1,101          976        1,895
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --     $ 107.58     $ 103.06
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --            4           15
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --     $ 106.78     $ 111.59
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --            8           44
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --     $ 101.64     $ 103.88
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           13           34
-----------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 164.12     $ 214.66    $ 271.24     $ 322.15     $ 287.40
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,486        2,686       3,805        4,579        4,346
-----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --     $ 106.57     $  92.84
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --            5           18
-----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --          --           --     $  99.98
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --          --           --           86
-----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --     $ 118.06    $ 104.82     $ 105.28     $ 109.21
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          577         859          721          628
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                              2001        2002         2003        2004         2005         2006
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  92.48    $  82.20     $ 109.83    $ 128.38     $ 146.39     $ 178.84
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           945       5,013        4,796       4,372        4,333        4,232
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  70.28    $  47.74     $  58.02    $  62.04     $  70.34     $  69.04
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,788       2,376        2,254       1,966        1,822        1,671
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 147.79    $ 157.39     $ 161.18    $ 165.40     $ 166.86     $ 171.37
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           899         950          851         737          726          670
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 144.40    $  99.61     $ 138.85    $ 156.54     $ 172.65     $ 186.13
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,988       1,955        2,016       1,885        1,791        1,655
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  94.39    $  80.42     $ 102.15    $ 114.33     $ 118.93     $ 142.44
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,544       1,981        2,153       2,287        2,451        2,714
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --           --          --     $ 103.63     $ 113.65
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --           --          --            4           12
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --     $  99.46    $ 101.69     $ 107.86     $ 107.96
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --            3          12           54           57
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --           --    $ 106.97     $ 112.04     $ 128.19
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --           --          33          232          292
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  86.73    $  62.93     $  79.44    $  81.19     $  87.10     $  90.43
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            33          57           89         118          143          167
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  53.85     $  65.86    $  68.57     $  71.11     $  75.35
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          19           41          47           67          101
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  67.65     $  88.51    $  99.21     $ 114.65     $ 134.89
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          61          177         316          437          534
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 107.86    $  80.17     $ 104.00    $ 113.80     $ 119.08     $ 131.65
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            95       1,211        1,200       1,112        1,015          923
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 100.43    $  75.63     $ 101.77    $ 109.77     $ 114.76     $ 124.50
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            96         375          579         660          684          674
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --           --          --     $ 103.98     $ 110.75
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --           --          --           29           87
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 249.66    $ 191.65     $ 242.29    $ 264.16     $ 272.79     $ 310.53
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,083       3,648        3,658       3,393        3,219        2,920
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --           --          --     $  97.50     $  99.48
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --           --          --            4           46
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  76.01    $  56.98     $  77.69    $  82.05     $  84.15     $  87.90
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            33          55          127         206          204          185
----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  85.41    $  68.70     $  97.34    $ 111.43     $ 116.94     $ 128.68
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           420         738        1,117       1,384        1,577        1,735
----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 112.05    $  94.29     $ 123.98    $ 144.14     $ 158.32     $ 175.70
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,238       1,835        2,002       2,096        2,279        2,273
----------------------------------------------------------------------------------------------------------------------------------


                               Appendix II: Condensed financial information II-8

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



----------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                 1996         1997         1998         1999        2000
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --    $  83.95
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --         165
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $ 115.17     $ 128.20     $ 124.76    $ 131.45
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          250          581          648         521
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $ 115.97     $ 127.67     $ 149.82    $ 165.28
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          145          444          617         634
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --     $ 121.34     $ 161.04     $ 275.93    $ 220.97
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          256        1,090        2,427       3,720
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --     $ 104.48    $ 102.37
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --           18          68
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 111.21     $ 115.66     $ 120.19     $ 124.47    $ 130.47
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              165          146          262          360         297
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                              2001        2002        2003        2004         2005         2006
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --           --     $ 104.29
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           --           90
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --           --     $ 108.22
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           --            8
----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $ 105.04     $ 116.29
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           15           39
----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --    $ 113.23     $ 116.54     $ 136.64
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          37          251          362
----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $ 115.00     $ 142.55
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           13           67
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  63.80    $  43.86    $  54.47    $  60.27     $  63.79     $  63.69
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           464         581         710         750          814          813
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $ 107.03    $ 109.16    $ 112.11     $ 113.06     $ 116.08
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --         207         318         405          574          643
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 120.85    $  96.50    $ 120.74    $ 132.08     $ 135.43     $ 160.85
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           532         484         454         414          382          362
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $ 106.40     $ 112.16
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           13          108
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $  99.99     $ 100.45
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           71          113
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $ 105.99     $ 122.57
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           11           75
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $ 105.62     $ 117.43
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           13           25
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --          --     $ 111.49     $ 123.96
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --          --          --          --           67           23
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 105.89    $  92.41    $ 119.55    $ 130.34     $ 142.37     $ 153.56
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --         337         790         948        1,217        1,548
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 172.07    $ 141.48    $ 183.13    $ 199.77     $ 202.92     $ 242.07
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,044       1,282       1,337       1,355        1,330        1,272
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --    $  75.52    $  95.40    $ 114.50     $ 125.21     $ 155.26
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --         928         970       1,010        1,260        1,505
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 143.76    $  93.15    $ 118.84    $ 132.05     $ 142.04     $ 151.04
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,422       2,890       2,741       2,410        2,130        1,844
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  84.85    $  66.13    $  79.62    $  87.51     $  92.55     $ 103.13
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            87         118         162         140          132          116
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 133.66    $ 133.83    $ 133.10    $ 132.67     $ 135.29     $ 139.78
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           395         342         231         186           63           56
----------------------------------------------------------------------------------------------------------------------------------


II-9 Appendix II: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



----------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                            1996      1997        1998          1999        2000        2001
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --      $ 79.41     $ 57.18      $ 110.43     $ 65.32     $ 61.12
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --          109         217           590         926         850
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --            --          --          --
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------
                                                              2002         2003         2004          2005         2006
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 104.66      $ 108.84     $ 115.92
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            1            17           23
------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 107.10
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --           32
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 110.94
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --           14
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 110.99
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --            9
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --      $  99.35     $  98.40
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            82          167
------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --      $  99.80     $ 102.36
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            13           47
------------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 112.38     $ 152.31     $ 175.98      $ 181.76     $ 208.22
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           239          445          617           739          794
------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 114.58      $ 121.52     $ 132.13
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            3            80          216
------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  81.53     $ 117.33     $ 136.22      $ 140.12     $ 162.73
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            72          261          446           537          672
------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 111.22      $ 114.11     $ 108.07
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            6            36           43
------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 107.58
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --           30
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 109.24      $ 117.48     $ 132.31
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            1            41           92
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --      $ 104.29     $ 119.26
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            47          110
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  56.74     $  87.28     $ 106.51      $ 139.53     $ 188.68
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           895          971        1,084         1,420        1,693
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --      $ 123.74     $ 133.39
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            32           93
------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --      $ 119.05     $ 142.87
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --             3           78
------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 108.32
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --           11
------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 109.27
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --            7
------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --           --            --     $ 110.16
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --           --            --            4
------------------------------------------------------------------------------------------------------------------------


                              Appendix II: Condensed financial information II-10

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (DAILY ASSET CHARGE OF 1.34% OR 1.35% DEPENDING UPON THE INVESTMENT OPTION).



--------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
                                                          ----------------------------------------------------------------
                                                           1996    1997    1998    1999    2000    2001    2002     2003
--------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  --      --      --      --    --      --      --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --      --      --      --    --      --      --          --
--------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  --      --      --      --    --      --      --    $ 106.81
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         --      --      --      --    --      --      --          18
--------------------------------------------------------------------------------------------------------------------------

                                                           For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------
                                                              2004         2005         2006
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --     $ 110.95
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --            3
--------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 143.40     $ 165.18     $ 224.36
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           288          435          601
--------------------------------------------------------------------------------------------------------------------------


II-11 Appendix II: Condensed financial information

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on June 15, 2007 to a fixed maturity option with a maturity date of June 15, 2015 (eight years later) at a hypothetical rate to maturity of 7.00% (h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2011.(a)




-------------------------------------------------------------------------------------
                                                                Hypothetical assumed
                                                                 rate to maturity(j)
                                                                  on June 15, 2011
-------------------------------------------------------------------------------------
                                                                      5%          9%
-------------------------------------------------------------------------------------
As of June 15, 2011 before withdrawal
-------------------------------------------------------------------------------------
(1) market adjusted amount(b)                                   $141,389    $121,737
-------------------------------------------------------------------------------------
(2) fixed maturity amount(c)                                    $131,104    $131,104
-------------------------------------------------------------------------------------
(3) market value adjustment: (1) - (2)                          $ 10,285    $ (9,367)
-------------------------------------------------------------------------------------
On June 15, 2011 after $50,000 withdrawal
-------------------------------------------------------------------------------------
(4) portion of market value adjustment associated with the withdrawal:
-------------------------------------------------------------------------------------
  (3) x [$50,000/(1)]                                           $  3,637    $ (3,847)
-------------------------------------------------------------------------------------
(5) portion of fixed maturity associated with the withdrawal:
-------------------------------------------------------------------------------------
  $50,000 - (4)                                                 $ 46,363    $ 53,847
-------------------------------------------------------------------------------------
(6) market adjusted amount (1) - $50,000                        $ 91,389    $ 71,737
-------------------------------------------------------------------------------------
(7) fixed maturity amount: (2) - (5)                            $ 84,741    $ 77,257
-------------------------------------------------------------------------------------
(8) maturity value (d)                                          $111,099    $101,287
-------------------------------------------------------------------------------------



You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

* In Oregon, seven is the maximum maturity year.

Notes:



(a)  Number of days from the withdrawal date to the maturity date = D = 1,461

(b)  Market adjusted amount is based on the
     following calculation:

     Maturity value                  $ 171,882
     ----------------        =    -----------------   where j is either 5% or 9%
     (1+j)((D/365)                (1+j)((1,461/365)

(c)  Fixed maturity amount is based on the following calculation:

     Maturity  value                 $ 171,882
     ----------------        =    --------------------
     (1+h)((D/365)                (1+0.07)((1,461/365)

(d)  Maturity value is based on the
     following calculation:

     Fixed maturity amount        $84,741 or $77,257
     ---------------------   =    ------------------
       (1+h)((D/365)              (1+0.07)((1,461/365)


                             Appendix III: Market value adjustment example III-1

Appendix IV: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


STATES WHERE CERTAIN EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



-----------------------------------------------------------------------------------------------------------------------
                                                      Contract type/Series/
 State          Features and benefits                 Effective Date                       Availability or variation
-----------------------------------------------------------------------------------------------------------------------
Connecticut    See "Withdrawal charge" in "Fees       The changes apply to contracts       The withdrawal charge
               and charges" under "EQUI-VEST(SM)      issued on or after the dates indi-   percentage that applies
               at a glance -- key features;" and      cated for the contract types         depends on the contract
               in "Charges under the contract"        indicated as follows:                year in which the
               under "Charges and expenses"           EDC -- June 20, 2003                 withdrawal
                                                      TSA, and Annuitant owned HR-10       is made, according to the
                                                      contract series 200 -- June 14,      following table:
                                                      2004

                                                                                           Contract Year(s)   Charge
                                                                                            1 through 5       6%*
                                                                                           6                  5
                                                                                           7                  4
                                                                                           8                  3
                                                                                           9                  2
                                                                                           10                 1
                                                                                           11 and later       0
                                                                                           *This percentage may be
                                                                                           reduced at older ages for
                                                                                           certain contract
                                                                                           series. Your financial
                                                                                           professional can provide
                                                                                           further details about
                                                                                           the contract series you
                                                                                           own.

                                                      SIMPLE IRA contract series 400 --    The amount of the
                                                      March 3, 2004                        withdrawal charge we deduct
                                                      SEP and SARSEP contract series       is
                                                      300 and Trusteed contracts series    equal to 6% of
                                                      200 -- June 14, 2004                 contributions withdrawn
                                                                                           that exceed
                                                                                           the 10% free withdrawal
                                                                                           amount, that were made in
                                                                                           the current and four prior
                                                                                           contract years and 5% of
                                                                                           contributions withdrawn
                                                                                           that were made in the con-
                                                                                           tract year immediately
                                                                                           preceding the four prior
                                                                                           contract years.
-----------------------------------------------------------------------------------------------------------------------
Massachu-      See "Disability, terminal illness or   The change applies to SEP, SARSEP    The disability, terminal
setts          confinement to nursing home" in        IRA series 300, SIMPLE IRA series    illness or confinement to a
               "Charges under the contracts"          400 contracts issued on or after     nursing home withdrawal
               under "Charges and expenses"           November 27, 2006.                   charge waiver is not avail-
                                                                                           able.
------------------------------------------------------------------------------------------------------------------------------------
New York       See "Selecting an annuity payout                                            In the second to last money"
               option" in "Your annuity payout                                             paragraph in this section, the
               option" under "Accessing your                                               second line in the paragraph "(1)
               money"                                                                      the amount applied to purchase
                                                                                           the annuity;" is deleted in its
                                                                                           entirety and replaced with the
                                                                                           following:

                                                                                           (1) The amount applied to
                                                                                           provide the annuity will
                                                                                           be: (a) the account value
                                                                                           for any life annuity form
                                                                                           or (b) the cash value for
                                                                                           any period certain annu-
                                                                                           ity form except that, if
                                                                                           the period certain is more
                                                                                           than five years, the amount
                                                                                           applied will be no less
                                                                                           than 95% of the account
                                                                                           value.
-----------------------------------------------------------------------------------------------------------------------
Pennsylvania   See "Loans under TSA, governmen-       EDC 457 Contracts                    Taking a loan in excess of
               tal employer EDC and Corporate                                              the Internal Revenue Code
               Trusteed contracts" in "Accessing                                           limits may result in
               your money"                                                                 adverse tax consequences.
                                                                                           Please consult your tax
                                                                                           adviser before taking a
                                                                                           loan that exceeds the
                                                                                           Internal Revenue Code limits.
-----------------------------------------------------------------------------------------------------------------------


IV-1 Appendix IV: State contract availability and/or variations of certain features and benefits

-----------------------------------------------------------------------------------------------------------------------
                                               Contract type/Series/
 State    Features and benefits                Effective Date                           Availability or variation
-----------------------------------------------------------------------------------------------------------------------
Texas    See "Total Annual Expenses" in        EQUI-VEST(SM) TSA contracts series        Total Separate Account A
         the "Fee Table" section under         200 issued on or after August 1,          annual expenses and total
         "Maximum total Separate Account       2002                                      annual expenses of the Trusts
         A annual expenses" for series 200                                               when added together
                                                                                         are not permitted to exceed
                                                                                         2.75% (except for the
                                                                                         Multimanager Aggressive
                                                                                         Equity*, AXA Moderate
                                               For TSA contract owners who are           Allocation, EQ/Alliance Common
                                               employees of public school districts      Stock and EQ/Money
                                               and open enrollment charter               Market options which are not
                                               schools (grades K-12) who are             permitted to exceed
                                               participants in the TSA plan, the         1.75%) unless the Teachers
                                               providers of which are subject to         Retirement System of
                                               the 403(b) Certification Rules of         Texas permits a higher rate.
                                               the Teacher Retirement System of
                                               the State of Texas, and who enroll        Currently this expense
                                               and contribute to the TSA con-            limitation has the effect of
                                               tracts through a salary reduction         reducing the total expenses
                                               agreement.                                applicable to options
                                                                                         funded by the Multimanager
                                                                                         Health Care*,
                                                                                         Multimanager International
                                                                                         Equity*, Multimanager
                                                                                         Mid Cap Growth*, Multimanager
                                                                                         Small/Mid Cap
                                                                                         Value*, Multimanager
                                                                                         Technology*, EQ/Van Kampen
                                                                                         Emerging Markets Equity, and
                                                                                         EQ/GAMCO Mergers
                                                                                         and Acquisitions portfolios.

       See "Withdrawal Charge" in "Fees                                                  6% of the amount withdrawn,
       and charges" under "EQUI-VEST(SM)                                                 generally declining for
       employer-sponsored programs at a                                                   the first through 12th
       glance -- key features," and in                                                   contract years;
       "Charges under the contract" in
       "Charges and expenses."                                                           Contract year(s)   Charge
                                                                                         1                  6.00%
                                                                                         2                  5.75%
                                                                                         3                  5.50%
                                                                                         4                  5.25%
                                                                                         5                  5.00%
                                                                                         6                  4.75%
                                                                                         7                  4.50%
                                                                                         8                  4.25%
                                                                                         9                  4.00%
                                                                                         10                 3.00%
                                                                                         11                 1.00%
                                                                                         12                 1.00%
                                                                                         13 and later       0.00%

                                                                                         The total of all withdrawal
                                                                                         charges may not exceed
                                                                                         8% of all contributions made
                                                                                         during a specified
                                                                                         period before the withdrawal
                                                                                         is made.

       Unavailability of investment option         Applies to all contracts regardless   EQ/AXA Rosenberg Value
                                                   of the date of contract issue for     Long/Short Equity invest-
                                                   contract owners who are employ-       ment option is closed for all
                                                   ees of public school districts and    new contributions and
                                                   open enrollment charter schools       incoming transfers.
                                                   ( K-12).
         See the SAI for condensed finan-
         cial Information.
-----------------------------------------------------------------------------------------------------------------------
Utah     See "Withdrawal charge" in "Fees     The change applies to SIMPLE IRA           The amount of the withdrawal
         and charges" under "EQUI-VEST(SM)    contract series 400 issued on or           charge we deduct is
         employer-sponsored retirement        after November 27, 2006.                   equal to 6% of contributions
         programs at a glance -- key fea-                                                withdrawn that exceed
         tures;" and "Withdrawal charge for                                              the 10% free withdrawal
         series 300 and 400 contracts"                                                   amount, that were made in
         under "Charges and expenses"                                                    the current and four prior
                                                                                         contracts years and 5% of
                                                                                         contributions withdrawn that
                                                                                         were made in the con-
                                                                                         tract year immediately
                                                                                         preceding the four prior
                                                                                         contract years.
-----------------------------------------------------------------------------------------------------------------------


----------

*This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" earlier in this prospectus for the investment option's former name.


Appendix IV: State contract availability and/or variations of certain features and benefits IV-2

-------------------------------------------------------------------------------------------------------------------
                                                 Contract type/Series/
 State        Features and benefits              Effective Date                      Availability or variation
-------------------------------------------------------------------------------------------------------------------
Vermont      See "Loans under TSA, governmen-                                        Taking a loan in excess of
             tal employer EDC and Corporate                                          Internal Revenue Code lim- its
             Trusteed contracts" in "Accessing                                       may result in adverse tax
             your money"                                                             consequences. Please consult
                                                                                     your tax adviser before taking
                                                                                     a loan that exceeds the
                                                                                     Internal Revenue Code limits.
-------------------------------------------------------------------------------------------------------------------
Washington                                       The changes apply to contracts
                                                 issued on or after August 13, 2001

             Fixed Maturity Options              All contract types and series       Not available

             See Annual administrative charge    All contract types and series      This charge is deducted pro
             in "Fees and charges" under                                            rata from the variable
             "EQUI-VEST(SM) at a glance -- key                                      investment options. If your
             features" and in "Charges under                                        account value is allocated
             the contract" under "Charges and                                       100% to the guaranteed
             expenses"                                                              interest option, the charge
                                                                                    will be waived.

             See page 5 "Index of key words      Trusteed contracts                 Not available
             and phrases"

             See "Withdrawal charge" in "Fees   SIMPLE IRA contract series 400      In the case of terminations or
             and charges" under "EQUI-VEST(SM)                                      surrenders, we will pay
             at a glance -- key features;" and                                      you the greater of (i) the
             in "Charges under the contract"                                        cash value or (ii) the free
             under "Charges and expenses"                                           withdrawal amount plus 94% of
                                                                                    the remaining account value.
                                                                                    For issue ages 60 and older,
                                                                                    the per- centage is 95% of the
                                                                                    remaining account value in the
                                                                                    5th contract year and later;
                                                                                    and for issue ages under 60,
                                                                                    the percentage is 94.5% of the
                                                                                    remaining account value in the
                                                                                    6th contract year and later.

             Withdrawal charge waiver                                               For SIMPLE IRA, the withdrawal
                                                                                    charge is waived after five
                                                                                    contract years and the
                                                                                    annuitant is at least 59-1/2.
-------------------------------------------------------------------------------------------------------------------



IV-3 Appendix IV: State contract availability and/or variations of certain features and benefits

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page


Who is AXA Equitable?                                                        2
Calculation of annuity payments                                              2
Custodian and independent registered public accounting firm                  2
Distribution of the contracts                                                3
Calculating unit values                                                      3

Condensed financial information                                              4
Financial statements                                                        56


How to Obtain an EQUI-VEST(SM) Statement of Additional Information for Separate Account A


Call 1 (800) 628-6673 or send this request form to:
 EQUI-VEST(SM)
 Employer Sponsored Programs
 Processing Office
     AXA Equitable
     P.O. Box 4956
     Syracuse, NY 13221-4956

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an EQUI-VEST(SM) Statement of Additional Information dated May 1, 2007 (Employer-Sponsored Retirement Programs)



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip

888-1297 (5/06)


                                                                           X1503

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 PROSPECTUS FOR EQUI-VEST(SM) SERIES 100-500, EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AND EQUI-VEST(SM) STRATEGIES
--------------------------------------------------------------------------------

This Supplement modifies certain information in each above-referenced Prospectus, Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2007, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

The purpose of this supplement is to provide you with information regarding certain Portfolio substitutions, name changes and sub-adviser changes. The Portfolios discussed below are not available in all contracts. As applicable to your contract, please note the following changes:


CHANGES TO PORTFOLIOS OF THE EQ ADVISORS TRUST


1. PORTFOLIO NAME AND ADVISER (AND SUB-ADVISER(S), AS APPLICABLE) CHANGES -- MAY 29, 2007

   Effective on or about May 29, 2007, subject to regulatory approval, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

--------------------------------------------------------------------------------
  Existing Portfolio Name             New Portfolio Name
--------------------------------------------------------------------------------
  EQ/Capital Guardian International   MarketPLUS International Core
--------------------------------------------------------------------------------
  EQ/FI Mid Cap Value                 MarketPLUS Mid Cap Value
--------------------------------------------------------------------------------
  EQ/MFS Emerging Growth Companies    MarketPLUS Large Cap Growth
--------------------------------------------------------------------------------
  EQ/MFS Investors Trust              MarketPLUS Large Cap Core
--------------------------------------------------------------------------------
  EQ/Small Cap Value                  Multimanager Small Cap Value+
--------------------------------------------------------------------------------
  EQ/Small Company Growth             Multimanager Small Cap Growth+
--------------------------------------------------------------------------------

+ These Portfolios will also be reorganized as Portfolios of the AXA Premier VIP Trust ("VIP Trust"). AXA Equitable Life Insurance Company ("AXA Equitable") in its capacity as Investment Manager of the VIP Trust will manage the assets of both Portfolios.

  In addition to the name changes shown in the table above, the following changes to each portfolio's objective and Investment Manager and/or Sub-Adviser(s) will also occur. The following is added under "Portfolios of the Trusts" under "Contract features and benefits" for the New
  Portfolios, replacing information shown for Existing Portfolios listed above:

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                      Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                     Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
  MarketPLUS International Core   Seeks to achieve long-term growth of capital.        o AXA Equitable
                                                                                       o Mellon Equity Associates LLC
                                                                                       o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  MarketPLUS Large Cap Core       Seeks long-term growth of capital with a secondary   o AXA Equitable
                                  objective to seek reasonable current income. For     o Institutional Capital Corporation LLC
                                  purposes of this Portfolio, the words "reasonable    o Mellon Equity Associates LLC
                                  current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
  MarketPLUS Large Cap Growth     Seeks to provide long-term capital growth.           o AXA Equitable
                                                                                       o Marsico Capital Management LLC
                                                                                       o Mellon Equity Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
  MarketPLUS Mid Cap Value        Seeks long-term capital appreciation.                o AXA Equitable
                                                                                       o Mellon Equity Associates LLC
                                                                                       o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------

                                                                          x01646

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                            Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                     Objective                     applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Small Cap Growth   Long-term growth of capital.   o Bear Stearns Asset Management Inc.
                                                                 o Eagle Asset Management, Inc.
                                                                 o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Small Cap Value    Long-term growth of capital.   o Franklin Advisory Services, LLC
                                                                 o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------

2. PORTFOLIO SUBSTITUTION -- JULY 9, 2007

   Effective on or about July 9, 2007, subject to regulatory approval, interests in the EQ/Van Kampen Real Estate investment option (the "surviving option") will replace interests in the U.S. Real Estate -- Class II investment option (the "replaced option"). The table below shows the objective and the sub-adviser for the surviving option. We will move the assets from the replaced option into the surviving option on the date of the substitution. The value of your interest in the surviving option will be the same as it was in the replaced option. We will also automatically direct any contributions made to the replaced option to the surviving option. An allocation election to the replaced option will be considered as an allocation election to the surviving option. You may transfer your account value among the investment options, as usual. However, we may impose restrictions on transfers to prevent or limit disruptive transfer and other "market timing" activities by contract owners or registered representatives as more fully described in "Transferring your money among investment options" under "Disruptive transfer activity." Any account value remaining in the replaced option on the substitution date will be transferred to the surviving option. For more information about this substitution and for information on how to transfer your account value, please contact a customer service representative referenced in your Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Investment Manager (or
 Replaced (Current) Portfolio      Surviving/New Portfolio     Objective                       Sub-Adviser(s), as applicable)
------------------------------------------------------------------------------------------------------------------------------------
  U.S. Real Estate -- Class II+   EQ/Van Kampen Real Estate   Seeks to provide above average   Morgan Stanley Investment
                                                              current income and long-term     Management, Inc.
                                                              capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------

+  THIS INVESTMENT OPTION IS NOT AVAILABLE FOR EQUI-VEST(R) STRATEGIES
   CONTRACTS.


3. PORTFOLIO SHARE CLASS CONVERSION

   On or about August 6, 2007, certain contract owners who currently have the EQ/AllianceBernstein Value variable investment option that invests in the corresponding Class IB Portfolio, will have any account value allocated to this option converted to a new variable investment option that invests in the Portfolio's Class IA share class. Following the conversion, the variable investment option that invests in the Class IB share class will no longer be available under these contracts. We will send you a written confirmation detailing the transaction. Please see the applicable Trust prospectus for the Class IA share class for detailed information regarding the Portfolio's operating expenses.


4. PORTFOLIO MERGERS -- JULY 9, 2007 AND AUGUST 20, 2007

   Effective on or about July 9, 2007 and August 20, 2007, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. The table also shows the objective and the sub-adviser(s), for each surviving option. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option. For more information about these Portfolio mergers, please contact a customer service representative referenced in your Prospectus.

   The mergers of the EQ/Capital Guardian U.S. Equity, EQ/Janus Large Cap Growth and EQ/Wells Fargo Montgomery Small Cap Portfolios will occur on or about July 9, 2007. The merger of the EQ/AllianceBernstein Growth and Income Portfolio will occur on or about August 20, 2007.

   Also, T. Rowe Price Associates, Inc. will replace TCW Investment Management Company as the Portfolio's sub-adviser and there will be a corresponding name change of the Portfolio to EQ/T. Rowe Price Growth Stock Portfolio. The expenses for the new EQ/T. Rowe Price Growth Stock Portfolio are shown in the Fee Table below.

--------------------------------------------------------------------------------
 Replaced (Current) Portfolio        Surviving/New Portfolio
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Growth and   EQ/AllianceBernstein Value
    Income
--------------------------------------------------------------------------------
  EQ/Capital Guardian U.S. Equity   EQ/Capital Guardian Research
--------------------------------------------------------------------------------
  EQ/Janus Large Cap Growth         EQ/T. Rowe Price Growth Stock
--------------------------------------------------------------------------------
  EQ/Wells Fargo Montgomery         Multimanager Small Cap Growth
    Small Cap
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
                                                                   Investment Manager (or
 Replaced (Current) Portfolio        Objective                     Sub-Adviser(s), as applicable)
-------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Growth and   Seeks capital appreciation.    AllianceBernstein L.P.
    Income
-------------------------------------------------------------------------------------------------
  EQ/Capital Guardian U.S. Equity   Seeks to achieve long-term     Capital Guardian Trust Company
                                    growth of capital.
-------------------------------------------------------------------------------------------------
  EQ/Janus Large Cap Growth         Seeks to achieve long-term     T. Rowe Price Associates, Inc.
                                    capital appreciation.
-------------------------------------------------------------------------------------------------
  EQ/Wells Fargo Montgomery         Long-term growth of capital.   o Bear Stearns Asset
    Small Cap                                                        Management Inc.
                                                                   o Eagle Asset Management, Inc.
                                                                   o Wells Capital Management Inc.
-------------------------------------------------------------------------------------------------

5. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets", replacing the information shown for the Existing and Replaced Portfolios listed above:

------------------------------------------------------------------------
                                   Management     12b-1      Other
 Portfolio Name                       Fees        Fees    Expenses*
------------------------------------------------------------------------
  AXA Premier VIP Trust:
------------------------------------------------------------------------
  Multimanager Small Cap Growth++   1.05%         0.25%     0.23%
  Multimanager Small Cap Value++    1.03%         0.25%     0.18%
------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------
  EQ/AllianceBernstein Value        0.58%           --      0.12%
  EQ/T. Rowe Price Growth Stock++   0.78%         0.25%     0.14%
  EQ/Van Kampen Real Estate+*       0.90%         0.25%     0.13%
  MarketPLUS International Core++   0.60%         0.25%     0.24%
  MarketPLUS Large Cap Core++       0.50%         0.25%     0.23%
  MarketPLUS Large Cap Growth++     0.50%         0.25%     0.19%
  MarketPLUS Mid Cap Value++        0.55%         0.25%     0.18%
------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------
                                        Acquired     Total Annual    Fee Waivers      Net Total
                                       Fund Fees       Expenses        and/or          Annual
                                     and Expenses      (Before         Expense        Expenses
                                      (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Portfolios)    Limitations)       ments       Limitations)
--------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust:
--------------------------------------------------------------------------------------------------
  Multimanager Small Cap Growth++     --           1.53%             0.00%        1.53%
  Multimanager Small Cap Value++      --           1.46%             0.00%        1.46%
--------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
--------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Value          --           0.70%             0.00%        0.70%
  EQ/T. Rowe Price Growth Stock++     --           1.17%            (0.02)%       1.15%
  EQ/Van Kampen Real Estate+*         --           1.28%            (0.02)%       1.26%
  MarketPLUS International Core++   0.05%          1.14%             0.00%        1.14%
  MarketPLUS Large Cap Core++       0.02%          1.00%            (0.03)%       0.97%
  MarketPLUS Large Cap Growth++     0.02%          0.96%             0.00%        0.96%
  MarketPLUS Mid Cap Value++        0.03%          1.01%             0.00%        1.01%
--------------------------------------------------------------------------------------------------

+  THIS INVESTMENT OPTION IS NOT AVAILABLE FOR EQUI-VEST(R) STRATEGIES
   CONTRACTS.

++ The expenses for this portfolio are based on the asset levels of its predecessor portfolio for the last fiscal year, adjusted to reflect current fees.

* This is a newly created portfolio of the EQ Advisors Trust. Therefore, the fees and expenses presented in the table above are estimates for the current fiscal period.

The following is added under "Example" replacing the information shown for the Existing and Replaced Portfolios listed above:



------------------------------------------------------------------------------------------------------------
                                                                        If you annuitize at the end of the
                                                                        applicable time period and select
                                   If you surrender your contract at       a non-life contingent period
                                     the end of the applicable time      certain annuity option with less
                                                 period                          than ten years*
------------------------------------------------------------------------------------------------------------
                                    1        3         5        10       1        3         5        10
------------------------------------------------------------------------------------------------------------
 Portfolio Name                    year    years     years     years    year    years     years     years
  AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
  Multimanager Small Cap Growth    $924   $1,706    $2,507    $3,987    N/A    $1,706    $2,507    $3,987
  Multimanager Small Cap Value     $917   $1,685    $2,474    $3,923    N/A    $1,685    $2,474    $3,923
------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------
                                      If you do not surrender your
                                       contract at the end of the
                                         applicable time period
-----------------------------------------------------------------------
                                     1        3         5        10
 Portfolio Name                    year    years     years     years
-----------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------
  Multimanager Small Cap Growth    $377   $1,146    $1,933    $3,987
  Multimanager Small Cap Value     $370   $1,124    $1,898    $3,923

------------------------------------------------------------------------------------------------------------
                                                                        If you annuitize at the end of the
                                                                        applicable time period and select
                                   If you surrender your contract at       a non-life contingent period
                                     the end of the applicable time      certain annuity option with less
                                                 period                          than ten years*
------------------------------------------------------------------------------------------------------------
                                     1        3         5        10       1        3         5        10
 Portfolio Name                    year    years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Value       $866   $1,537    $2,232    $3,438    N/A    $1,537    $2,232    $3,438
  EQ/T. Rowe Price Growth Stock    $888   $1,601    $2,337    $3,650    N/A    $1,601    $2,337    $3,650
  EQ/Van Kampen Real Estate+       $899   $1,633    $2,389    $3,755    N/A    $1,633    $2,389    $3,755
  MarketPLUS International Core    $885   $1,592    $2,323    $3,622    N/A    $1,592    $2,323    $3,622
  MarketPLUS Large Cap Core        $872   $1,554    $2,261    $3,496    N/A    $1,554    $2,261    $3,496
  MarketPLUS Large Cap Growth      $867   $1,540    $2,237    $3,448    N/A    $1,540    $2,237    $3,448
  MarketPLUS Mid Cap Value         $871   $1,551    $2,256    $3,487    N/A    $1,551    $2,256    $3,487



-----------------------------------------------------------------------
                                      If you do not surrender your
                                       contract at the end of the
                                         applicable time period
-----------------------------------------------------------------------
                                     1        3         5        10
 Portfolio Name                    year    years     years     years
-----------------------------------------------------------------------
  EQ ADVISORS TRUST:
-----------------------------------------------------------------------
  EQ/AllianceBernstein Value       $316   $  967    $1,641    $3,438
  EQ/T. Rowe Price Growth Stock    $339   $1,035    $1,752    $3,650
  EQ/Van Kampen Real Estate+       $351   $1,069    $1,808    $3,755
  MarketPLUS International Core    $336   $1,025    $1,737    $3,622
  MarketPLUS Large Cap Core        $323   $  985    $1,671    $3,496
  MarketPLUS Large Cap Growth      $317   $  970    $1,646    $3,448
  MarketPLUS Mid Cap Value         $322   $  982    $1,666    $3,487
-----------------------------------------------------------------------

+  THIS INVESTMENT OPTION IS NOT AVAILABLE FOR EQUI-VEST(R) STRATEGIES
   CONTRACTS.

* Depending on your product, if a non-life contingent period certain annuity option of ten years or more is chosen, a withdrawal charge may still apply. EQUI-VEST Series 100 and 200 and EQUI-VEST Employer Sponsored Retirement Programs 100 and 200 contracts, under certain circumstances, may not have a withdrawal charge when a non-life contingent period certain annuity of less than ten years is chosen. Please see your Prospectus for more information on when withdrawal charges do not apply.







                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

EQUI-VEST(SM) Employer-Sponsored Retirement Programs


                                                                          X01509

SUPPLEMENT DATED MAY 1, 2007 TO THE EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007

     EQUI-VEST(SM) VANTAGE(SM)
--------------------------------------------------------------------------------



This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2007, for the EQUI-VEST(SM) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("Prospectus").


We offer the EQUI-VEST(SM) Vantage(SM) contract to fund certain Section 403(b) plans ("plans"). The EQUI-VEST(SM) Vantage(SM) contract is available to plans that meet our requirements, which may include requirements regarding plan vesting provisions. The EQUI-VEST(SM) Vantage(SM) contract may not currently be available in every state. Your financial professional can provide information about state availability.


EQUI-VEST(SM) Vantage(SM) is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(SM) Vantage(SM) contract holder. Certain rights may be exercised by employees covered under an employer's plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant's participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant's properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents). The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.(1)

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


We offer the EQUI-VEST(SM) Vantage(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(SM) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(SM) Vantage(SM), does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in EQUI-VEST(SM) Vantage(SM) TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).

                                  ----------
See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We may at some future time, under certain conditions and subject to applicable law, allow a current owner of an EQUI-VEST(SM) series 100, series 200, or series 600 TSA contract to exchange it for participation in an EQUI-VEST(SM) Vantage(SM) contract. An exchange for participation in an EQUI-VEST(SM) Vantage(SM) contract may or may not be advantageous, based on all of the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

Material differences between EQUI-VEST(SM) Vantage(SM) and the provisions of the EQUI-VEST(SM) series 100 and 200 contracts described in the Prospectus include the information above as well as the following:

------------------------
1 This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(SM) Vantage(SM) product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the Prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed. In this supplement, unless otherwise stated, "you" and "your" refers to the participant.


1.  THE FOLLOWING PARAGRAPH IS ADDED TO "EQUI-VEST(SM) EMPLOYER-SPONSORED
    PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "TAX ADVANTAGES" ON PAGE 10 OF
    THE PROSPECTUS:

  EQUI-VEST(SM) VANTAGE(SM)
  TAX ADVANTAGES              You should be aware that electing the optional
                              "enhanced death benefit" may have limited
                              usefulness due to the effect of Required Minimum
                              Distributions ("RMDs"). Your required withdrawals
                              reduce this benefit and may have the effect of
                              eliminating your ability to utilize the entire
                              benefit. You should consult with your tax adviser
                              and consider whether you can satisfy your RMD from
                              another similar qualified source prior to
                              purchasing this benefit.

2.  THE FOLLOWING IS ADDED AS A NEW HEADING TO "EQUI-VEST(SM) EMPLOYER-SPONSORED
    RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" BEFORE "PAYOUT OPTIONS" ON
    PAGE 10 OF THE PROSPECTUS:

  EQUI-VEST(SM) VANTAGE(SM)
  DEATH BENEFIT PROTECTION    The contract provides a death benefit for the
                              beneficiary should you die. The death benefit is
                              equal to your account value or the minimum death
                              benefit, whichever is higher. However, if you
                              elect the optional enhanced death benefit, the
                              death benefit is equal to your account value or
                              the enhanced death benefit, whichever is higher.

3.  THE FOLLOWING IS ADDED TO "EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT
    PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 11 OF
    THE PROSPECTUS:

------------------------------------------------------------------------------------------------------
FEES AND CHARGES FOR
 EQUI-VEST(SM) VANTAGE(SM)    o   Separate account charge deducted daily on
                                  amounts invested in variable investment
                                  options: Varies by employer group, annual rate
                                  ranges between 0.50% -- 0.90%.

                              o Annual administrative charge: There is no annual administrative charge.

                              o Charge for third-party transfer (such as in the case of a direct transfer of the account value to another 403(b) arrangement
                                  ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or
                                  Section 403(b)(7) of the Internal Revenue Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract): $25 current ($65 maximum) per occurrence per participant.

                              o   No sales charge deducted at the time
                                  contributions are made.

                              o Withdrawal charge: We deduct a charge of up to 6% of the amount withdrawn from your account value for withdrawals made (or of the defaulted loan amount, if applicable) in the first five contract years or participation years, depending upon the employer's group.
                                  The total of all withdrawal charges may not exceed 8% of all contributions attributable to the participant in the first five contract or participation years (as applicable) that are permitted to be withdrawn.

                              o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                              o We deduct an annual charge equal to 0.15% of the account value on each participation date anniversary if you elect the optional enhanced death benefit.

                              o We deduct an annuity administrative fee of $350 from amounts applied to a Variable
                                  Immediate Annuity payout option. This option is described in a separate prospectus that is available from your financial professional.

                              o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio.
                                  Please see "Fee table" later in this
                                  prospectus for details.

                              o   For variations, including variations in fees
                                  and charges for certain contract owners in the
                                  State of Texas, please see Appendix II.
----------------------------------------------------------------------------------------------------

4.  VARIABLE INVESTMENT OPTIONS

The Variable Investment Options for which information is provided in Section 5 below are available under the contract, subject to state regulatory approval and availability under your employer's plan.

5. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 26 OF THE PROSPECTUS:

FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(SM) VANTAGE(SM) certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you make certain withdrawals, surrender your certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted
when you surrender your certificate or make certain withdrawals)                           6.00%
Charge if you elect a Variable Immediate Annuity payout option (which is described
in a separate prospectus for that option)                                                  $350
Charge for third-party transfer or direct rollover                                         $65 maximum per participant for each
                                                                                           occurrence; currently $25 per participant
                                                                                           for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you have your certificate, not including underlying trust portfolio fees and expenses.


--------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each participation date anniversary
--------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                                                       $0

--------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------
Separate Account annual expenses(1)                                                        0.50% to 0.90% maximum

--------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from the account value each year if you elect the optional enhanced death benefit
--------------------------------------------------------------------------------------------------------------------------------
Optional enhanced death benefit charge (as a percentage of your account value)
is deducted annually on each participation date anniversary                                0.15%
--------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own your certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


--------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted     Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                  0.63%      11.36%



This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Acquired         Total        Fee      Net Total
                                                                                    Fund Fees       Annual      Waivers      Annual
                                                                                       and         Expenses     and/or      Expenses
                                                                                    Expenses        (Before    Expense        After
                                              Management    12b-1     Other        (Underlying      Expense    Reimburs-     Expense
 Portfolio Name                                 Fees(3)   Fees(4)   expenses(5)  Portfolios)(6)  Limitations)  ements(7)  Limitation
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                      0.10%        0.25%      0.18%        0.91%            1.44%        (0.18)%     1.26%
AXA Conservative Allocation                    0.10%        0.25%      0.22%        0.67%            1.24%        (0.22)%     1.02%
AXA Conservative-Plus Allocation               0.10%        0.25%      0.18%        0.72%            1.25%        (0.18)%     1.07%
AXA Moderate Allocation                        0.10%        0.25%      0.17%        0.78%            1.30%        (0.17)%     1.13%
AXA Moderate-Plus Allocation                   0.10%        0.25%      0.17%        0.85%            1.37%        (0.17)%     1.20%
Multimanager Aggressive Equity*                0.61%        0.25%      0.19%          --             1.05%           --       1.05%
Multimanager Core Bond*                        0.59%        0.25%      0.18%          --             1.02%        (0.07)%     0.95%
Multimanager Health Care*                      1.20%        0.25%      0.23%          --             1.68%         0.00%      1.68%
Multimanager High Yield*                       0.58%        0.25%      0.18%          --             1.01%           --       1.01%
Multimanager International Equity*             1.02%        0.25%      0.26%          --             1.53%         0.00%      1.53%
Multimanager Large Cap Core Equity*            0.90%        0.25%      0.20%          --             1.35%         0.00%      1.35%
Multimanager Large Cap Growth*                 0.90%        0.25%      0.22%          --             1.37%        (0.02)%     1.35%
Multimanager Large Cap Value*                  0.88%        0.25%      0.22%          --             1.35%         0.00%      1.35%
Multimanager Mid Cap Growth*                   1.10%        0.25%      0.20%        0.01%            1.56%         0.00%      1.56%
Multimanager Mid Cap Value*                    1.10%        0.25%      0.21%        0.03%            1.59%         0.00%      1.59%
Multimanager Technology*                       1.20%        0.25%      0.23%          --             1.68%         0.00%      1.68%
Target 2015 Allocation                         0.10%        0.25%      7.88%        0.53%            8.76%        (7.63)%     1.13%
Target 2025 Allocation                         0.10%        0.25%      7.29%        0.52%            8.16%        (7.04)%     1.12%
Target 2035 Allocation                         0.10%        0.25%      9.56%        0.52%           10.43%        (9.31)%     1.12%
Target 2045 Allocation                         0.10%        0.25%     10.49%        0.52%           11.36%       (10.24)%     1.12%
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock              0.47%        0.25%      0.13%          --             0.85%           --       0.85%
EQ/AllianceBernstein Growth and Income++       0.56%        0.25%      0.12%          --             0.93%           --       0.93%
EQ/AllianceBernstein Intermediate Government   0.50%        0.25%      0.14%          --             0.89%           --       0.89%
Securities
EQ/AllianceBernstein International             0.71%        0.25%      0.20%          --             1.16%        (0.06)%     1.10%
EQ/AllianceBernstein Large Cap Growth          0.90%        0.25%      0.11%          --             1.26%        (0.21)%     1.05%
EQ/AllianceBernstein Quality Bond              0.50%        0.25%      0.14%          --             0.89%           --       0.89%
EQ/AllianceBernstein Small Cap Growth          0.74%        0.25%      0.13%          --             1.12%           --       1.12%
EQ/AllianceBernstein Value                     0.60%        0.25%      0.13%          --             0.98%        (0.03)%     0.95%
EQ/AXA Rosenberg Value Long/Short Equity       1.40%        0.25%      1.44%          --             3.09%        (1.10)%     1.99%
EQ/BlackRock Basic Value Equity*               0.55%        0.25%      0.14%          --             0.94%         0.00%      0.94%
EQ/BlackRock International Value*              0.82%        0.25%      0.21%          --             1.28%        (0.03)%     1.25%
EQ/Boston Advisors Equity Income               0.75%        0.25%      0.15%          --             1.15%        (0.10)%     1.05%
EQ/Calvert Socially Responsible                0.65%        0.25%      0.25%          --             1.15%        (0.10)%     1.05%
EQ/Capital Guardian Growth                     0.65%        0.25%      0.16%          --             1.06%        (0.11)%     0.95%
EQ/Capital Guardian International+             0.83%        0.25%      0.21%          --             1.29%        (0.09)%     1.20%
EQ/Capital Guardian Research                   0.65%        0.25%      0.13%          --             1.03%        (0.08)%     0.95%
EQ/Capital Guardian U.S. Equity++              0.64%        0.25%      0.14%          --             1.03%        (0.08)%     0.95%
EQ/Caywood-Scholl High Yield Bond              0.60%        0.25%      0.18%          --             1.03%        (0.03)%     1.00%
EQ/Davis New York Venture**                    0.85%        0.25%      0.74%          --             1.84%        (0.54)%     1.30%
EQ/Equity 500 Index                            0.25%        0.25%      0.13%          --             0.63%           --       0.63%
EQ/Evergreen International Bond                0.70%        0.25%      0.23%          --             1.18%        (0.03)%     1.15%
EQ/Evergreen Omega                             0.65%        0.25%      0.21%          --             1.11%         0.00%      1.11%
EQ/FI Mid Cap                                  0.68%        0.25%      0.15%          --             1.08%        (0.08)%     1.00%
EQ/FI Mid Cap Value+                           0.73%        0.25%      0.13%          --             1.11%        (0.01)%     1.10%
EQ/Franklin Income                             0.90%        0.25%      0.38%          --             1.53%        (0.23)%     1.30%
EQ/Franklin Small Cap Value                    0.90%        0.25%      2.00%          --             3.15%        (1.85)%     1.30%
EQ/Franklin Templeton Founding Strategy**      0.05%        0.25%      0.21%        1.07%            1.58%        (0.11)%     1.47%
EQ/GAMCO Mergers and Acquisitions              0.90%        0.25%      0.33%          --             1.48%        (0.03)%     1.45%
EQ/GAMCO Small Company Value                   0.78%        0.25%      0.14%          --             1.17%         0.00%      1.17%
EQ/International Growth                        0.85%        0.25%      0.35%          --             1.45%         0.00%      1.45%
EQ/Janus Large Cap Growth++                    0.90%        0.25%      0.15%          --             1.30%        (0.15)%     1.15%
EQ/JPMorgan Core Bond                          0.44%        0.25%      0.15%          --             0.84%         0.00%      0.84%
EQ/JPMorgan Value Opportunities                0.60%        0.25%      0.16%          --             1.01%        (0.06)%     0.95%
EQ/Legg Mason Value Equity                     0.65%        0.25%      0.22%          --             1.12%        (0.12)%     1.00%


------------------------------------------------------------------------------------------------------------------------------------
                                                                            Acquired         Total                        Net Total
                                                                            Fund Fees       Annual                         Annual
                                                                               and         Expenses                       Expenses
                                                                            Expenses       (Before       Fee Waivers       After
                                        Management    12b-1     Other      (Underlying     Expense     and/or Expense     Expense
 Portfolio Name                          Fees(3)     Fees(4)  expenses(5)  Portfolios)(6) Limitations) Reimbursements(7) Limitations
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond                          0.43%      0.25%       0.15%         --           0.83%          0.00%           0.83%
EQ/Lord Abbett Growth and Income           0.65%      0.25%       0.26%         --           1.16%         (0.16)%          1.00%
EQ/Lord Abbett Large Cap Core              0.65%      0.25%       0.41%         --           1.31%         (0.31)%          1.00%
EQ/Lord Abbett Mid Cap Value               0.70%      0.25%       0.18%         --           1.13%         (0.08)%          1.05%
EQ/Marsico Focus                           0.85%      0.25%       0.13%         --           1.23%         (0.08)%          1.15%
EQ/MFS Emerging Growth Companies+          0.65%      0.25%       0.15%         --           1.05%            --            1.05%
EQ/MFS Investors Trust+                    0.60%      0.25%       0.16%         --           1.01%         (0.06)%          0.95%
EQ/Money Market                            0.33%      0.25%       0.14%         --           0.72%            --            0.72%
EQ/Montag & Caldwell Growth                0.75%      0.25%       0.16%         --           1.16%         (0.01)%          1.15%
EQ/Mutual Shares                           0.90%      0.25%       0.50%         --           1.65%         (0.35)%          1.30%
EQ/Oppenheimer Global                      0.95%      0.25%       1.30%       0.01%          2.51%         (1.15)%          1.36%
EQ/Oppenheimer Main Street Opportunity**   0.85%      0.25%       1.58%         --           2.68%         (1.38)%          1.30%
EQ/Oppenheimer Main Street Small Cap       0.90%      0.25%       1.48%         --           2.63%         (1.33)%          1.30%
EQ/PIMCO Real Return                       0.55%      0.25%       0.18%         --           0.98%         (0.08)%          0.90%
EQ/Short Duration Bond                     0.43%      0.25%       0.14%         --           0.82%          0.00%           0.82%
EQ/Small Cap Value+                        0.73%      0.25%       0.15%         --           1.13%         (0.03)%          1.10%
EQ/Small Company Growth+                   1.00%      0.25%       0.17%         --           1.42%         (0.12)%          1.30%
EQ/Small Company Index                     0.25%      0.25%       0.16%       0.01%          0.67%          0.00%           0.67%
EQ/TCW Equity++                            0.80%      0.25%       0.16%         --           1.21%         (0.06)%          1.15%
EQ/Templeton Growth                        0.95%      0.25%       0.64%         --           1.84%         (0.49)%          1.35%
EQ/UBS Growth and Income                   0.75%      0.25%       0.17%         --           1.17%         (0.12)%          1.05%
EQ/Van Kampen Comstock                     0.65%      0.25%       0.19%         --           1.09%         (0.09)%          1.00%
EQ/Van Kampen Emerging Markets Equity      1.12%      0.25%       0.40%         --           1.77%          0.00%           1.77%
EQ/Van Kampen Mid Cap Growth               0.70%      0.25%       0.23%         --           1.18%         (0.13)%          1.05%
EQ/Wells Fargo Montgomery Small Cap++      0.85%      0.25%       0.41%         --           1.51%         (0.21)%          1.30%
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++             0.74%      0.35%       0.27%         --           1.36%         (0.10)%          1.26%
------------------------------------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with the Prospectus for more information.

++ Please see the supplement included with the Prospectus regarding the planned substitution or merger of this Portfolio, subject to regulatory approval.


Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.

(3) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (7) for any expense limitation agreement information.

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.

(6) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "-" indicates that the listed portfolio does not invest in underlying portfolios.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "-" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class ll, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the funds' distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

--------------------------------------------------
                   Portfolio Name:
--------------------------------------------------
   Multimanager Aggressive Equity           1.03%
--------------------------------------------------
   Multimanager Health Care                 1.63%
--------------------------------------------------
   Multimanager International Equity        1.52%
--------------------------------------------------
   Multimanager Large Cap Core Equity       1.33%
--------------------------------------------------
   Multimanager Large Cap Growth            1.33%
--------------------------------------------------
   Multimanager Large Cap Value             1.31%
--------------------------------------------------
   Multimanager Mid Cap Growth              1.52%
--------------------------------------------------
   Multimanager Mid Cap Value               1.58%
--------------------------------------------------
   Multimanager Technology                  1.64%
--------------------------------------------------
   EQ/AllianceBernstein Common Stock        0.83%
--------------------------------------------------
   EQ/AllianceBernstein Growth and Income   0.92%
--------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth    1.03%
--------------------------------------------------
   EQ/AllianceBernstein Small Cap Growth    1.11%
--------------------------------------------------
   EQ/AllianceBernstein Value               0.94%
--------------------------------------------------
   EQ/BlackRock Basic Value Equity          0.93%
--------------------------------------------------
   EQ/Capital Guardian Growth               0.94%
--------------------------------------------------
   EQ/Capital Guardian Research             0.94%
--------------------------------------------------
   EQ/Capital Guardian U.S. Equity          0.94%
--------------------------------------------------
   EQ/Davis New York Venture                1.27%
--------------------------------------------------
   EQ/Evergreen Omega                       1.05%
--------------------------------------------------
   EQ/FI Mid Cap                            0.97%
--------------------------------------------------
   EQ/FI Mid Cap Value                      1.09%
--------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions        1.37%
--------------------------------------------------
   EQ/GAMCO Small Company Value             1.16%
--------------------------------------------------
   EQ/Janus Large Cap Growth                1.14%
--------------------------------------------------
   EQ/Legg Mason Value Equity               0.97%
--------------------------------------------------
   EQ/Lord Abbett Growth and Income         0.99%
--------------------------------------------------
   EQ/Lord Abbett Large Cap Core            0.99%
--------------------------------------------------
   EQ/Marsico Focus                         1.14%
--------------------------------------------------
   EQ/MFS Emerging Growth Companies         1.03%
--------------------------------------------------
   EQ/MFS Investors Trust                   0.94%
--------------------------------------------------
   EQ/Montag & Caldwell Growth              1.13%
--------------------------------------------------
   EQ/Mutual Shares                         1.30%
--------------------------------------------------
   EQ/Small Cap Value                       1.02%
--------------------------------------------------
   EQ/UBS Growth and Income                 1.03%
--------------------------------------------------
   EQ/Van Kampen Comstock                   0.99%
--------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity    1.75%
--------------------------------------------------
   EQ/Van Kampen Mid Cap Growth             1.01%
--------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap      1.20%
--------------------------------------------------


EXAMPLES: EQUI-VEST(SM) VANTAGE(SM) CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(SM) Vantage(SM) contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the optional enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your certificate may be lower if: (i) your participation is under a contract with lower Separate Account A charges; (ii) your participation is under a contract that either no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the optional enhanced death benefit. The EQUI-VEST(SM) Vantage(SM) contracts were first offered on January 14, 2002.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this supplement; (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the optional enhanced death benefit has been elected; (iv) there is no waiver of the withdrawal charge; and (v) the Contract Year and Participation Year are the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

----------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                of the applicable time period
----------------------------------------------------------------------------------------------------
                                                            1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  861     $1,403     $1,859      $2,758
AXA Conservative Allocation                                $  841     $1,344     $1,760      $2,547
AXA Conservative-Plus Allocation                           $  842     $1,347     $1,765      $2,557
AXA Moderate Allocation                                    $  847     $1,362     $1,790      $2,611
AXA Moderate-Plus Allocation                               $  854     $1,382     $1,825      $2,685
Multimanager Aggressive Equity*                            $  822     $1,287     $1,664      $2,342
Multimanager Core Bond*                                    $  820     $1,278     $1,649      $2,309
Multimanager Health Care*                                  $  885     $1,474     $1,978      $3,006
Multimanager High Yield*                                   $  819     $1,275     $1,644      $2,298
Multimanager International Equity*                         $  870     $1,430     $1,904      $2,852
Multimanager Large Cap Core Equity*                        $  852     $1,376     $1,815      $2,664
Multimanager Large Cap Growth*                             $  854     $1,382     $1,825      $2,685
Multimanager Large Cap Value*                              $  852     $1,376     $1,815      $2,664
Multimanager Mid Cap Growth*                               $  873     $1,438     $1,919      $2,883
Multimanager Mid Cap Value*                                $  876     $1,447     $1,934      $2,914
Multimanager Technology*                                   $  885     $1,474     $1,978      $3,006
Target 2015 Allocation                                     $1,583     $3,401     $4,960      $8,090
Target 2025 Allocation                                     $1,524     $3,249     $4,743      $7,796
Target 2035Allocation                                      $1,748     $3,813     $5,532      $8,808
Target 2045 Allocation                                     $1,840     $4,035     $5,832      $9,150
----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  803     $1,228     $1,563      $2,122
EQ/AllianceBernstein Growth and Income++                   $  811     $1,252     $1,604      $2,211
EQ/AllianceBernstein Intermediate Government Securities    $  807     $1,240     $1,583      $2,167
EQ/AllianceBernstein International                         $  833     $1,320     $1,720      $2,461
EQ/AllianceBernstein Large Cap Growth                      $  843     $1,350     $1,770      $2,568
EQ/AllianceBernstein Quality Bond                          $  807     $1,240     $1,583      $2,167
EQ/AllianceBernstein Small Cap Growth                      $  829     $1,308     $1,700      $2,418
EQ/AllianceBernstein Value                                 $  816     $1,266     $1,629      $2,266
EQ/AXA Rosenberg Value Long/Short Equity                   $1,024     $1,882     $2,650      $4,346
EQ/BlackRock Basic Value Equity*                           $  812     $1,254     $1,609      $2,222
EQ/BlackRock International Value*                          $  845     $1,356     $1,780      $2,589
EQ/Boston Advisors Equity Income                           $  832     $1,317     $1,715      $2,450
EQ/Calvert Socially Responsible                            $  832     $1,317     $1,715      $2,450
EQ/Capital Guardian Growth                                 $  823     $1,290     $1,669      $2,353
EQ/Capital Guardian International+                         $  846     $1,359     $1,785      $2,600
EQ/Capital Guardian Research                               $  820     $1,281     $1,654      $2,320
EQ/Capital Guardian U.S. Equity++                          $  820     $1,281     $1,654      $2,320
EQ/Caywood-Scholl High Yield Bond                          $  820     $1,281     $1,654      $2,320
EQ/Davis New York Venture**                                $  900     $1,521     $2,056      $3,168
EQ/Equity 500 Index                                        $  781     $1,162     $1,450      $1,875
EQ/Evergreen International Bond                            $  835     $1,326     $1,730      $2,483
EQ/Evergreen Omega                                         $  828     $1,305     $1,695      $2,407
EQ/FI Mid Cap                                              $  825     $1,296     $1,679      $2,375
EQ/FI Mid Cap Value+                                       $  828     $1,305     $1,695      $2,407
EQ/Franklin Income                                         $  870     $1,430     $1,904      $2,852
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end of
                                                                 the applicable time period(1)
---------------------------------------------------------------------------------------------------
                                                           1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   N/A       $1,403     $1,859      $2,758
AXA Conservative Allocation                                 N/A       $1,344     $1,760      $2,547
AXA Conservative-Plus Allocation                            N/A       $1,347     $1,765      $2,557
AXA Moderate Allocation                                     N/A       $1,362     $1,790      $2,611
AXA Moderate-Plus Allocation                                N/A       $1,382     $1,825      $2,685
Multimanager Aggressive Equity*                             N/A       $1,287     $1,664      $2,342
Multimanager Core Bond*                                     N/A       $1,278     $1,649      $2,309
Multimanager Health Care*                                   N/A       $1,474     $1,978      $3,006
Multimanager High Yield*                                    N/A       $1,275     $1,644      $2,298
Multimanager International Equity*                          N/A       $1,430     $1,904      $2,852
Multimanager Large Cap Core Equity*                         N/A       $1,376     $1,815      $2,664
Multimanager Large Cap Growth*                              N/A       $1,382     $1,825      $2,685
Multimanager Large Cap Value*                               N/A       $1,376     $1,815      $2,664
Multimanager Mid Cap Growth*                                N/A       $1,438     $1,919      $2,883
Multimanager Mid Cap Value*                                 N/A       $1,447     $1,934      $2,914
Multimanager Technology*                                    N/A       $1,474     $1,978      $3,006
Target 2015 Allocation                                      N/A       $3,401     $4,960      $8,090
Target 2025 Allocation                                      N/A       $3,249     $4,743      $7,796
Target 2035Allocation                                       N/A       $3,813     $5,532      $8,808
Target 2045 Allocation                                      N/A       $4,035     $5,832      $9,150
---------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           N/A       $1,228     $1,563      $2,122
EQ/AllianceBernstein Growth and Income++                    N/A       $1,252     $1,604      $2,211
EQ/AllianceBernstein Intermediate Government Securities     N/A       $1,240     $1,583      $2,167
EQ/AllianceBernstein International                          N/A       $1,320     $1,720      $2,461
EQ/AllianceBernstein Large Cap Growth                       N/A       $1,350     $1,770      $2,568
EQ/AllianceBernstein Quality Bond                           N/A       $1,240     $1,583      $2,167
EQ/AllianceBernstein Small Cap Growth                       N/A       $1,308     $1,700      $2,418
EQ/AllianceBernstein Value                                  N/A       $1,266     $1,629      $2,266
EQ/AXA Rosenberg Value Long/Short Equity                    N/A       $1,882     $2,650      $4,346
EQ/BlackRock Basic Value Equity*                            N/A       $1,254     $1,609      $2,222
EQ/BlackRock International Value*                           N/A       $1,356     $1,780      $2,589
EQ/Boston Advisors Equity Income                            N/A       $1,317     $1,715      $2,450
EQ/Calvert Socially Responsible                             N/A       $1,317     $1,715      $2,450
EQ/Capital Guardian Growth                                  N/A       $1,290     $1,669      $2,353
EQ/Capital Guardian International+                          N/A       $1,359     $1,785      $2,600
EQ/Capital Guardian Research                                N/A       $1,281     $1,654      $2,320
EQ/Capital Guardian U.S. Equity++                           N/A       $1,281     $1,654      $2,320
EQ/Caywood-Scholl High Yield Bond                           N/A       $1,281     $1,654      $2,320
EQ/Davis New York Venture**                                 N/A       $1,521     $2,056      $3,168
EQ/Equity 500 Index                                         N/A       $1,162     $1,450      $1,875
EQ/Evergreen International Bond                             N/A       $1,326     $1,730      $2,483
EQ/Evergreen Omega                                          N/A       $1,305     $1,695      $2,407
EQ/FI Mid Cap                                               N/A       $1,296     $1,679      $2,375
EQ/FI Mid Cap Value+                                        N/A       $1,305     $1,695      $2,407
EQ/Franklin Income                                          N/A       $1,430     $1,904      $2,852
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                   If you do not surrender your
                                                                    contract at the end of the
                                                                      applicable time period
-----------------------------------------------------------------------------------------------------
                                                            1 year    3 years     5 years    10 years
-----------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                   $  246     $  756      $1,293     $2,758
AXA Conservative Allocation                                 $  225     $  693      $1,187     $2,547
AXA Conservative-Plus Allocation                            $  226     $  696      $1,192     $2,557
AXA Moderate Allocation                                     $  231     $  712      $1,219     $2,611
AXA Moderate-Plus Allocation                                $  238     $  734      $1,256     $2,685
Multimanager Aggressive Equity*                             $  205     $  633      $1,086     $2,342
Multimanager Core Bond*                                     $  202     $  623      $1,070     $2,309
Multimanager Health Care*                                   $  271     $  831      $1,418     $3,006
Multimanager High Yield*                                    $  201     $  620      $1,065     $2,298
Multimanager International Equity*                          $  255     $  784      $1,340     $2,852
Multimanager Large Cap Core Equity*                         $  236     $  728      $1,245     $2,664
Multimanager Large Cap Growth*                              $  238     $  734      $1,256     $2,685
Multimanager Large Cap Value*                               $  236     $  728      $1,245     $2,664
Multimanager Mid Cap Growth*                                $  258     $  794      $1,355     $2,883
Multimanager Mid Cap Value*                                 $  261     $  803      $1,371     $2,914
Multimanager Technology*                                    $  271     $  831      $1,418     $3,006
Target 2015 Allocation                                      $1,014     $2,889      $4,576     $8,090
Target 2025 Allocation                                      $  951     $2,727      $4,346     $7,796
Target 2035Allocation                                       $1,190     $3,328      $5,182     $8,808
Target 2045 Allocation                                      $1,287     $3,566      $5,500     $9,150
-----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           $  184     $  569      $  979     $2,122
EQ/AllianceBernstein Growth and Income++                    $  192     $  594      $1,022     $2,211
EQ/AllianceBernstein Intermediate Government Securities     $  188     $  582      $1,000     $2,167
EQ/AllianceBernstein International                          $  216     $  667      $1,145     $2,461
EQ/AllianceBernstein Large Cap Growth                       $  227     $  699      $1,198     $2,568
EQ/AllianceBernstein Quality Bond                           $  188     $  582      $1,000     $2,167
EQ/AllianceBernstein Small Cap Growth                       $  212     $  655      $1,123     $2,418
EQ/AllianceBernstein Value                                  $  197     $  610      $1,049     $2,266
EQ/AXA Rosenberg Value Long/Short Equity                    $  419     $1,267      $2,129     $4,346
EQ/BlackRock Basic Value Equity*                            $  193     $  598      $1,027     $2,222
EQ/BlackRock International Value*                           $  229     $  705      $1,208     $2,589
EQ/Boston Advisors Equity Income                            $  215     $  664      $1,139     $2,450
EQ/Calvert Socially Responsible                             $  215     $  664      $1,139     $2,450
EQ/Capital Guardian Growth                                  $  206     $  636      $1,091     $2,353
EQ/Capital Guardian International+                          $  230     $  709      $1,214     $2,600
EQ/Capital Guardian Research                                $  203     $  626      $1,075     $2,320
EQ/Capital Guardian U.S. Equity++                           $  203     $  626      $1,075     $2,320
EQ/Caywood-Scholl High Yield Bond                           $  203     $  626      $1,075     $2,320
EQ/Davis New York Venture**                                 $  288     $  882      $1,501     $3,168
EQ/Equity 500 Index                                         $  161     $  498      $  860     $1,875
EQ/Evergreen International Bond                             $  218     $  674      $1,155     $2,483
EQ/Evergreen Omega                                          $  211     $  652      $1,118     $2,407
EQ/FI Mid Cap                                               $  208     $  642      $1,102     $2,375
EQ/FI Mid Cap Value+                                        $  211     $  652      $1,118     $2,407
EQ/Franklin Income                                          $  255     $  784      $1,340     $2,852
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                             If you surrender your contract at the end
                                                  of the applicable time period
---------------------------------------------------------------------------------------
                                              1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value                  $1,030     $1,899     $2,677      $4,398
EQ/Franklin Templeton Founding Strategy**    $  875     $1,444     $1,929      $2,903
EQ/GAMCO Mergers and Acquisitions            $  865     $1,415     $1,879      $2,800
EQ/GAMCO Small Company Value                 $  834     $1,323     $1,725      $2,472
EQ/International Growth                      $  862     $1,406     $1,864      $2,769
EQ/Janus Large Cap Growth++                  $  847     $1,362     $1,790      $2,611
EQ/JPMorgan Core Bond                        $  802     $1,225     $1,558      $2,111
EQ/JPMorgan Value Opportunities              $  819     $1,275     $1,644      $2,298
EQ/Legg Mason Value Equity                   $  829     $1,308     $1,700      $2,418
EQ/Long Term Bond                            $  801     $1,222     $1,553      $2,100
EQ/Lord Abbett Growth and Income             $  843     $1,350     $1,770      $2,568
EQ/Lord Abbett Large Cap Core                $  848     $1,365     $1,795      $2,621
EQ/Lord Abbett Mid Cap Value                 $  830     $1,311     $1,705      $2,429
EQ/Marsico Focus                             $  840     $1,341     $1,755      $2,536
EQ/MFS Emerging Growth Companies+            $  822     $1,287     $1,664      $2,342
EQ/MFS Investors Trust+                      $  819     $1,275     $1,644      $2,298
EQ/Money Market                              $  790     $1,189     $1,497      $1,977
EQ/Montag & Caldwell Growth                  $  833     $1,320     $1,720      $2,461
EQ/Mutual Shares                             $  882     $1,465     $1,963      $2,975
EQ/Oppenheimer Global                        $  967     $1,715     $2,378      $3,818
EQ/Oppenheimer Main Street Opportunity**     $  983     $1,764     $2,459      $3,976
EQ/Oppenheimer Main Street Small Cap         $  978     $1,750     $2,435      $3,930
EQ/PIMCO Real Return                         $  816     $1,266     $1,629      $2,266
EQ/Short Duration Bond                       $  800     $1,219     $1,548      $2,089
EQ/Small Cap Value+                          $  830     $1,311     $1,705      $2,429
EQ/Small Company Growth+                     $  859     $1,397     $1,850      $2,737
EQ/Small Company Index                       $  785     $1,174     $1,471      $1,921
EQ/TCW Equity++                              $  838     $1,335     $1,745      $2,515
EQ/Templeton Growth                          $  900     $1,521     $2,056      $3,168
EQ/UBS Growth and Income                     $  834     $1,323     $1,725      $2,472
EQ/Van Kampen Comstock                       $  826     $1,299     $1,684      $2,386
EQ/Van Kampen Emerging Markets Equity        $  894     $1,500     $2,022      $3,097
EQ/Van Kampen Mid Cap Growth                 $  835     $1,326     $1,730      $2,483
EQ/Wells Fargo Montgomery Small Cap++        $  868     $1,424     $1,894      $2,831
-------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                 $  853     $1,379     $1,820      $2,674


-------------------------------------------------------------------------------------
                                                  If you annuitize at the end of
                                                   the applicable time period(1)
-------------------------------------------------------------------------------------
                                              1 year   3 years    5 years    10 years
-------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value                   N/A       $1,899     $2,677      $4,398
EQ/Franklin Templeton Founding Strategy**     N/A       $1,444     $1,929      $2,903
EQ/GAMCO Mergers and Acquisitions             N/A       $1,415     $1,879      $2,800
EQ/GAMCO Small Company Value                  N/A       $1,323     $1,725      $2,472
EQ/International Growth                       N/A       $1,406     $1,864      $2,769
EQ/Janus Large Cap Growth++                   N/A       $1,362     $1,790      $2,611
EQ/JPMorgan Core Bond                         N/A       $1,225     $1,558      $2,111
EQ/JPMorgan Value Opportunities               N/A       $1,275     $1,644      $2,298
EQ/Legg Mason Value Equity                    N/A       $1,308     $1,700      $2,418
EQ/Long Term Bond                             N/A       $1,222     $1,553      $2,100
EQ/Lord Abbett Growth and Income              N/A       $1,350     $1,770      $2,568
EQ/Lord Abbett Large Cap Core                 N/A       $1,365     $1,795      $2,621
EQ/Lord Abbett Mid Cap Value                  N/A       $1,311     $1,705      $2,429
EQ/Marsico Focus                              N/A       $1,341     $1,755      $2,536
EQ/MFS Emerging Growth Companies+             N/A       $1,287     $1,664      $2,342
EQ/MFS Investors Trust+                       N/A       $1,275     $1,644      $2,298
EQ/Money Market                               N/A       $1,189     $1,497      $1,977
EQ/Montag & Caldwell Growth                   N/A       $1,320     $1,720      $2,461
EQ/Mutual Shares                              N/A       $1,465     $1,963      $2,975
EQ/Oppenheimer Global                         N/A       $1,715     $2,378      $3,818
EQ/Oppenheimer Main Street Opportunity**      N/A       $1,764     $2,459      $3,976
EQ/Oppenheimer Main Street Small Cap          N/A       $1,750     $2,435      $3,930
EQ/PIMCO Real Return                          N/A       $1,266     $1,629      $2,266
EQ/Short Duration Bond                        N/A       $1,219     $1,548      $2,089
EQ/Small Cap Value+                           N/A       $1,311     $1,705      $2,429
EQ/Small Company Growth+                      N/A       $1,397     $1,850      $2,737
EQ/Small Company Index                        N/A       $1,174     $1,471      $1,921
EQ/TCW Equity++                               N/A       $1,335     $1,745      $2,515
EQ/Templeton Growth                           N/A       $1,521     $2,056      $3,168
EQ/UBS Growth and Income                      N/A       $1,323     $1,725      $2,472
EQ/Van Kampen Comstock                        N/A       $1,299     $1,684      $2,386
EQ/Van Kampen Emerging Markets Equity         N/A       $1,500     $2,022      $3,097
EQ/Van Kampen Mid Cap Growth                  N/A       $1,326     $1,730      $2,483
EQ/Wells Fargo Montgomery Small Cap++         N/A       $1,424     $1,894      $2,831
-------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                  N/A       $1,379     $1,820      $2,674


-------------------------------------------------------------------------------------
                                              If you do not surrender your contract at
                                                             the end of
                                                     the applicable time period
-------------------------------------------------------------------------------------
                                              1 year    3 years    5 years   10 years
-------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value                     $425     $1,285     $2,158     $4,398
EQ/Franklin Templeton Founding Strategy**       $260     $  800     $1,366     $2,903
EQ/GAMCO Mergers and Acquisitions               $250     $  769     $1,314     $2,800
EQ/GAMCO Small Company Value                    $217     $  671     $1,150     $2,472
EQ/International Growth                         $247     $  759     $1,298     $2,769
EQ/Janus Large Cap Growth++                     $231     $  712     $1,219     $2,611
EQ/JPMorgan Core Bond                           $183     $  566     $  973     $2,111
EQ/JPMorgan Value Opportunities                 $201     $  620     $1,065     $2,298
EQ/Legg Mason Value Equity                      $212     $  655     $1,123     $2,418
EQ/Long Term Bond                               $182     $  562     $  968     $2,100
EQ/Lord Abbett Growth and Income                $227     $  699     $1,198     $2,568
EQ/Lord Abbett Large Cap Core                   $232     $  715     $1,224     $2,621
EQ/Lord Abbett Mid Cap Value                    $213     $  658     $1,129     $2,429
EQ/Marsico Focus                                $224     $  690     $1,182     $2,536
EQ/MFS Emerging Growth Companies+               $205     $  633     $1,086     $2,342
EQ/MFS Investors Trust+                         $201     $  620     $1,065     $2,298
EQ/Money Market                                 $170     $  527     $  908     $1,977
EQ/Montag & Caldwell Growth                     $216     $  667     $1,145     $2,461
EQ/Mutual Shares                                $268     $  822     $1,402     $2,975
EQ/Oppenheimer Global                           $358     $1,089     $1,842     $3,818
EQ/Oppenheimer Main Street Opportunity**        $376     $1,142     $1,927     $3,976
EQ/Oppenheimer Main Street Small Cap            $371     $1,126     $1,902     $3,930
EQ/PIMCO Real Return                            $197     $  610     $1,049     $2,266
EQ/Short Duration Bond                          $181     $  559     $  963     $2,089
EQ/Small Cap Value+                             $213     $  658     $1,129     $2,429
EQ/Small Company Growth+                        $244     $  750     $1,282     $2,737
EQ/Small Company Index                          $165     $  511     $  881     $1,921
EQ/TCW Equity++                                 $222     $  683     $1,171     $2,515
EQ/Templeton Growth                             $288     $  882     $1,501     $3,168
EQ/UBS Growth and Income                        $217     $  671     $1,150     $2,472
EQ/Van Kampen Comstock                          $209     $  645     $1,107     $2,386
EQ/Van Kampen Emerging Markets Equity           $280     $  860     $1,465     $3,097
EQ/Van Kampen Mid Cap Growth                    $218     $  674     $1,155     $2,483
EQ/Wells Fargo Montgomery Small Cap++           $253     $  778     $1,329     $2,831
-------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                    $237     $  731     $1,250     $2,674




(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the Prospectus and "Withdrawal charge for EQUI-VEST(SM) Vantage(SM) contracts" later in this Supplement for more information on withdrawal charge waivers upon annuitization.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus for the investment option's former name.



** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with the Prospectus for more information.

++ Please see the supplement included with the Prospectus regarding the planned substitution or merger of this Portfolio.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options available as of December 31, 2006.


6. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 27:


------------------------------------------------------------------------------------------------------------------------------------
Contract type    Source of contributions                                Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
EQUI-VEST(SM)    o Employer Contributions: Contributions made by the    o For 2007, maximum amount of employer and employee
Vantage(SM)        Employer under the Plan, other than those              contributions is generally the lesser of $45,000 or 100%
                   described in the items below.                          of compensation, with maximum salary reduction
                                                                          contribution of $15,500.
                 o Employer Matching Contributions: Employer
                   Contributions matching Salary Reduction              o If your employer's plan permits and you are at least age
                   Contributions under the terms of the Plan.             50 at any time during 2007, additional salary reduction
                                                                          "catch-up" contributions totalling up to $5,000 can be
                 o Qualified Non-Elective and Qualified Matching          made.
                   Contributions: Contributions made by the Employer
                   to meet the requirements of the nondiscrimination    o Rollover or direct transfer contributions after age 701/2
                   tests set forth in the Code.                           must be net of any required minimum distributions.

                 o Salary Reduction Contributions (Elective Deferral    o Aggregate direct rollover and direct transfer
                   Contributions): Contributions under a salary           contributions must meet AXA Equitable's anticipated
                   reduction agreement that an employee enters into       minimum contribution requirements or meet minimum plan
                   with the Employer under the Plan.                      participation requirements.

                 o "Designated Roth contributions" under Section        o All salary reduction contributions (whether pre-tax or
                   402A of the Code.                                      designated Roth) may not exceed the total maximum for the
                                                                          year. (For 2007, $15,500 and age 50 catch-up of $5,000.)
                 o Rollover Contributions: Contributions of eligible
                   rollover distributions directly or indirectly from   o Different sources of contributions and earnings may be
                   another eligible retirement arrangement.               subject to withdrawal restrictions.

                 o After-Tax Contributions non-Roth: Amounts            o We currently do not accept rollovers of non-Roth after-tax
                   reported by the Employer as having non-Roth            funds except as direct rollovers from 403(b) plans (we
                   after-tax consequences under the Code.                 separately account for these rollover contributions).

                 o Direct Transfer Contributions: Amounts directly      o We currently do not accept rollovers or direct transfers
                   transferred from another 403(b) arrangement            of funds from designated Roth accounts.
                   pursuant to Revenue Ruling 90-24.

                 o Additional "catch-up" contributions.
------------------------------------------------------------------------------------------------------------------------------------

7. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 29 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST(SM) Vantage(SM) contracts) and Annuitant HR-10.

8. THE FOLLOWING IS ADDED AS THE LAST SECTION IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 39:



UNALLOCATED ACCOUNT


When we receive cash transferred from a prior funding vehicle, the transferred amount will be credited as one lump sum to the plan's unallocated account. Any amount held in the plan's unallocated account becomes part of our guaranteed interest option and will be credited with interest at the rate applicable to amounts held in the guaranteed interest option. The transferred amount will remain in the plan's unallocated account until we have received all the information we require, including properly completed forms, to effect a transfer from the plan's unallocated account to a participant account. With respect to each participant, we will allocate amounts to each participant's account only after the employer provides instructions that are acceptable and necessary in order to complete the allocation process. We reserve the right to limit the period during which such instructions may be received to no more than 10 days from the initial transfer into the plan's unallocated account and to return funds to the employer for which transfer information has not been timely received in good order. In no event will we hold the transferred assets in the unallocated account for more than 105 days from the contract date. Under no circumstances will we be required to transfer to participant accounts an amount in aggregate greater than the amount deposited by the employer plus such interest as we credited to the unallocated account, unless otherwise expressly agreed upon between the employer and us.

The employer is solely responsible for effectuating the asset transfers in accordance with all applicable laws and regulations.


9. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 44:



Except as set forth in the following sentence, you may only withdraw amounts from your account value that are 100% vested subject to the employer's approval, plan rules and applicable laws. You may, however, transfer any non-vested account value attributable to you under the contract to another annuity contract, employer designated funding vehicle or other funding vehicle permitted by the employer and permitted under the tax law. Any withdrawal request you make requires contract holder approval. In addition, in many instances if you are under age 591/2, your ability to withdraw funds from an EQUI-VEST(SM) Vantage(SM) contract may be limited by the plan and section 403(b) of the Code. For example, amounts attributable to salary reduction contributions may not be withdrawn unless due to your death, disability or severance from employment with the employer who provided the funds. Also, you may be able to withdraw salary reduction contributions only (that is, no earnings) on account of hardship under federal income tax rules.


10. THE FOLLOWING IS ADDED AS A NEW SECTION FOLLOWING "WITHDRAWING YOUR ACCOUNT VALUE" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 44:


FORFEITURES

A 403(b) plan may have a vesting schedule applicable to some or all employer contributions. Forfeitures can arise when a participant who is not fully vested under a plan separates from service. TSA participants should consult the plan administrator to learn more about the vesting schedule. When a forfeiture occurs, we will withdraw any unvested portion of a TSA participant's cash value and deposit such amount in a forfeiture account in the contract. The plan administrator must tell us the unvested balance. We allocate amounts in the forfeiture account to the guaranteed interest option, unless otherwise agreed to by the contract holder and us.

Forfeited account values may be reallocated to active plan participants in accordance with the terms of the plan. Special rules apply to how the withdrawal charge, if any, will apply when forfeitures have occurred. See "Withdrawal Charge for EQUI-VEST(SM) Vantage(SM) contracts" under "Charges and expenses" in this Prospectus Supplement.


11. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 45:


Any participant loan requests require contract holder approval.


12. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 46:


EQUI-VEST(SM) VANTAGE(SM) TERMINATION OF PARTICIPATION

We may terminate your participation under the EQUI-VEST(SM) Vantage(SM) contract and pay out your account value if:

(1) your account value is less than $500 and we have not received contributions on your behalf for a period of three years;

(2) you request a partial withdrawal that reduces your account value to an amount of less than $500;

(3) we have not received any contributions on your behalf within 120 days from your participation date; or

(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(SM) Vantage(SM) contract is terminated by us.

We will deduct the amount of any outstanding loan balance and any applicable withdrawal charge from the account value when we terminate a participant's participation under the contract.

The contract holder may discontinue an EQUI-VEST(SM) Vantage(SM) contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferral or employer contributions to be made under the contract. If an EQUI-VEST(SM) Vantage(SM) contract is discontinued the contract holder may withdraw any cash value in the forfeiture account, as well as any portion of the account value attributable to a participant that is not vested and: (i) transfer or directly roll over such amounts to another employer-designated funding vehicle; or (ii) transfer, distribute or directly roll over such amounts in any other manner permitted under section 403(b) of the Code. If an EQUI-VEST(SM) Vantage(SM) contract is discontinued, the participant may withdraw any portion of the account value attributable to the participant under the contract that is vested and: (i) transfer or directly roll over such amounts to the employer-designated funding vehicle or permit the contract holder to do so; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us. If the account value remains with us, such amounts will continue to be subject to withdrawal charges based upon the contract holder's original withdrawal charge schedule.

An EQUI-VEST(SM) Vantage(SM) contract may be terminated only after all participation under the contract is terminated.


13. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 51:


CHARGES UNDER EQUI-VEST(SM) VANTAGE(SM) CONTRACTS


For both new and established groups or sponsored arrangements that have formally requested a contract proposal from us, our prices may be negotiable. Price variations may impact the financial professional's compensation. An employer or plan administrator should ask about possible fee reductions or contract adjustments based on its situation. It would be in your best interest for your employer to formally request a contract proposal from us. Any variation in charges, pricing or benefits will reflect differences in our costs of selling the contracts and/or the contract services we or your financial professional provide and will not be unfairly discriminatory. For more information, please see "Variations in charges" in "Charges and expenses" in the Prospectus at page 53.


CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate that can vary by group between 0.50% to 0.90% of daily net assets attributable to all certificates under the group contract. Differences in this charge are due to variations in group characteristics which may include:

o the factors on which the mortality and expense risks charge and administration charges are based,

o the extent to which certain administrative functions in connection with the TSA contracts are to be performed by us or by the contract holder,

o   the total amount of Plan assets

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant's certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(SM) Vantage(SM) contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We may deduct a charge for third-party transfers. A third party transfer is where you ask us to directly transfer or roll over funds from your certificate to a permissible funding vehicle offered by another provider. The charge is currently $25 ($65 maximum) per occurrence per participant. This charge will also be imposed on each third-party transfer out of the contract's forfeiture account into another permissible funding vehicle. This charge does not apply to reallocations from the forfeiture account to participant annuity accounts under the contract. Transfers are subject to any required employer approval.

CHARGE FOR OPTIONAL ENHANCED DEATH BENEFIT

If you elect the optional enhanced death benefit, we deduct a charge annually from your account value on each anniversary of your participation date. The charge is equal to 0.15% of your account value on the participation date anniversary.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

WITHDRAWAL CHARGE FOR EQUI-VEST(SM) VANTAGE(SM) CONTRACTS

A withdrawal charge will apply during either the first 5 contract years or the first 5 participation years, as set forth in the contract and participation certificate. Differences in the period for which and circumstances under which this charge applies are due to variations in group characteristics including the total amount of Plan assets. We will determine the period of and circumstances under which the withdrawal charge applies pursuant to our established procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(SM) Vantage(SM) contracts.

If you participate in a contract where the withdrawal is on a contract year basis, rather than a participant year basis, a withdrawal charge will apply to amounts withdrawn from the contract during the first 5 contract years only if:
(i) you transfer or directly roll over your account value to another annuity contract, employer designated funding vehicle or other funding vehicle permitted under the tax law; or (ii) the contract holder withdraws amounts from the contract and transfers or directly rolls over amounts to another 403(b) employer-designated funding vehicle or transfers or distributes amounts in any other manner permitted under section 403(b) of the Code during the withdrawal charge period.

If you participate in a contract where the withdrawal is on a participant year basis, rather than a contract year basis, a withdrawal charge will apply except when:

(1) You withdraw no more than 10% of the vested account value each participation year under the contract.

(2) You have reached age 55 and retired or have severed from employment with the employer.

(3) The withdrawal is made to satisfy minimum distribution requirements.

(4) You elect a withdrawal that qualifies as a hardship withdrawal under the Code.

(5) You die and a death benefit is payable to the beneficiary.

(6) The withdrawal is made to provide an annuity from AXA Equitable requested by the employer.

(7) You qualify to receive Social Security disability benefits as certified by the Social Security Administration or you are totally disabled. Total disability is your incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and you must continue to be deemed totally disabled.

    Written notice of claim must be given to us during the your lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, you must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that you meet the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time. Provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

(8) We receive proof satisfactory to us that your life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

(9) You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

    -- its main function is to provide skilled, intermediate, or custodial nursing care;

    --  it provides continuous room and board to three or more persons;

    --  it is supervised by a registered nurse or licensed practical nurse;

    --  it keeps daily medical records of each patient;

    --  it controls and records all medications dispensed; and

    --  its primary service is other than to provide housing for residents.

The withdrawal charge will apply if the condition as described in items 7 through 9 above existed at the time participation under the contract began or if the condition began within the 12 month period following such participation.

In instances where a withdrawal charge applies, other than where your participation under the contract is terminated, in order to give you the exact dollar amount of the withdrawal requested, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed investment option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options. If we make up the required amounts from the fixed maturity options, a market value adjustment will apply. In the case where you terminate participation under the contract, we will pay your account value after the withdrawal charge has been imposed (cash value).

The withdrawal charge is equal to 6% of the amount withdrawn (or the defaulted loan amount, if applicable) from your account value during the first four contract or participation years, as applicable and 5% of the amount withdrawn (or the defaulted loan amount) from your account value during the fifth contract or participation year, as applicable. The total of all withdrawal charges will never exceed 8% of all contributions made under your certificate during the first five contract or participation years, as applicable, that are permitted to be withdrawn.

FORFEITED ACCOUNT VALUE. If a portion of your account value is forfeited under the terms of the plan, a withdrawal charge will be assessed only against the vested contribution amounts. If the contract holder withdraws the forfeited amount from the contract, a withdrawal charge, if applicable, will be imposed at that time.


14. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "PAYMENT OF DEATH BENEFIT" AT PAGE 54 IN THE PROSPECTUS:


EQUI-VEST(SM) VANTAGE(SM) DEATH BENEFIT

The Equi-Vest(SM) Vantage(SM) contract provides a Death Benefit. If you do not elect the enhanced death benefit described below, the death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, less any outstanding loan or the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals and any withdrawal charges, any taxes that apply and less any outstanding loan balances (including any accrued, but unpaid, interest).

EQUI-VEST(SM) VANTAGE(SM) ENHANCED DEATH BENEFIT

For an additional annual fee you may elect the enhanced death benefit.

If you elect the enhanced death benefit, the standard death benefit described above will not apply. You may elect the enhanced death benefit only at the time you apply to participate under the EQUI-VEST(SM) Vantage(SM) contract. Additionally, to elect this benefit, you must be younger than age 76 when participation under the contract begins. Once you elect this benefit, you may not cancel it as long as you continue participation in the contract.

The death benefit is equal to your account value (without any negative market value adjustment that would otherwise apply) as of the date we receive satisfactory proof of your death, any required instructions for the method of payment, information and forms necessary to effect payment (less any outstanding loan) or the enhanced death benefit as of the date of your death.

On the participation date, your enhanced death benefit equals your initial contribution. Then, on each third participation date anniversary until you are age 85, we will determine your enhanced death benefit by comparing your current enhanced death benefit to your account value on that third participation date anniversary. If your account value is higher than your enhanced death benefit, we will increase your enhanced death benefit to equal your account value. On the other hand, if your account value on any third contract date anniversary is less than your enhanced death benefit, we will not adjust your enhanced death benefit either up or down.

If you make additional contributions, we will increase your current enhanced death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your account value, we will adjust your death benefit on the date you take the withdrawal.

HOW WITHDRAWALS AFFECT THE STANDARD DEATH BENEFIT AND THE ENHANCED DEATH
BENEFIT

Each withdrawal you make will reduce the amount of your current standard death benefit or enhanced death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current standard death benefit or enhanced death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your enhanced death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new enhanced death benefit after the withdrawal would be $24,000 ($40,000-$16,000).


15. THE FIRST BULLET UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS) -- CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" AT PAGE 57 IN THE PROSPECTUS IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


o Annual contributions made through the employer's payroll, which may include your salary reduction contributions and employer contributions. Some employer contributions may be subject to forfeiture under an employer's plan.

16. THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FINAL PARAGRAPH UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS) -- ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS" IN "TAX INFORMATION" AT PAGE 58 IN THE PROSPECTUS:


We separately account for rollover contributions to EQUI-VEST(SM) Vantage(SM) contracts.


17. THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FIRST PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 59:


The plan may also impose withdrawal restrictions on employer contributions and related earnings.


18. THE FIRST TWO SENTENCES OF THE SECOND PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 59 ARE REPLACED BY THE FOLLOWING:

For amounts that were directly transferred to this contract in a Revenue Ruling 90-24 transfer from another annuity contract, these withdrawal restrictions will not apply to 403(b) account values attributable to salary reduction contributions to the contract and earnings on December 31, 1988 or to account values attributable to employer contributions if properly reported to us at the time of the transfer.

19. THE FOLLOWING SENTENCE IS ADDED AT THE END OF THE FINAL PARAGRAPH UNDER "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS -- WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" AT PAGE 59 IN THE PROSPECTUS:

We separately account for rollover contributions to EQUI-VEST(SM) Vantage(SM) contracts.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under the contract at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.90%, 0.70% and 0.50%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006.

--------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                              ----------------------------------------------------------
                                                 1999         2000        2001        2002         2003
--------------------------------------------------------------------------------------------------------

 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --          --     $ 109.27
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --          --     $ 102.27
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --          --     $ 104.26
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 121.00     $ 118.02    $ 114.50    $  99.02     $ 116.91
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --          --     $ 108.08
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 106.50     $  91.46    $  67.82    $  47.80     $  65.15
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --    $ 107.20     $ 110.22
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --            1
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --    $  79.33     $ 100.74
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------
  Unit value                                  $  85.66     $  77.34    $  77.17    $  74.22     $  90.15
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --            2
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --    $  78.42     $ 104.39
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --            1
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --    $  76.77     $  97.48
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --    $  68.17     $  88.25
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                        --           --          --    $  79.44     $ 103.20
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --          --          --           --
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              For the years ending December 31,
                                              ----------------------------------
                                                 2004         2005         2006
--------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------
  Unit value                                  $ 121.06     $ 129.64     $ 151.46
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            1            5
--------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------
  Unit value                                  $ 107.45     $ 109.09     $ 115.00
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            1            1
--------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------
  Unit value                                  $ 111.33     $ 113.91     $ 122.77
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            2            4
--------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------
  Unit value                                  $ 125.97     $ 130.82     $ 143.03
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                3            6            9
--------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------
  Unit value                                  $ 119.63     $ 126.46     $ 143.50
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                1            6           16
--------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------
  Unit value                                  $  72.37     $  77.61     $  80.84
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            1            1
--------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------
  Unit value                                  $ 113.47     $ 114.42     $ 117.67
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                1            2            2
--------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------
  Unit value                                  $ 111.95     $ 118.66     $ 123.63
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            2            3
--------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------
  Unit value                                  $  97.08     $  99.16     $ 108.02
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                1            5            5
--------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------
  Unit value                                  $ 121.98     $ 139.55     $ 173.31
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                1            2            4
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------
  Unit value                                  $ 105.95     $ 112.07     $ 126.14
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            1           --
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                  $  93.28     $  99.37     $  98.58
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            2            4
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------
  Unit value                                  $ 117.02     $ 124.20     $ 146.87
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            2            2
--------------------------------------------------------------------------------

EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006.

---------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                            ---------------------------------------------------------
                                                               1999         2000         2001        2002        2003
---------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --    $  62.27    $  86.54
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --    $  74.03    $ 103.15
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --    $  56.89    $  88.87
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 130.14     $ 110.60     $  97.85    $  64.63    $  95.79
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 122.29     $ 131.71     $ 128.51    $ 100.27    $ 129.60
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           8
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government
----------------------------------------------------------------------------------------------------------------------
  Securities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 102.33     $ 110.43     $ 118.06    $ 127.05    $ 128.60
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 131.34     $ 100.03     $  76.02    $  67.72    $  90.72
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           9
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 116.55     $  94.27     $  70.28    $  48.46    $  59.16
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           3
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 100.33     $ 110.65     $ 118.44    $ 126.38    $ 129.67
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           3
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 110.37     $ 124.31     $ 106.88    $  73.89    $ 103.19
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           3
----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --     $  95.39    $  81.63    $ 104.15
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           5
----------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --          --    $  99.57
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --          --          --
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 107.76     $ 103.69     $  87.65    $  63.89    $  81.01
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --    $  54.67    $  67.15
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --           --           --    $  68.67    $  90.25
----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --           --           --          --           1
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                               For the years ending December 31,
                                                            --------------------------------------------
                                                                 2004         2005         2006
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $  95.83     $ 102.93     $ 111.81
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            3            3
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 117.75     $ 125.26     $ 142.42
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            2            2
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $  92.46     $ 101.96     $ 108.42
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            6            6
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 108.33     $ 111.98     $ 122.83
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                2            4            6
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 144.35     $ 150.93     $ 177.31
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1           11           10
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 129.91     $ 130.34     $ 133.20
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            2            2
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 106.24     $ 121.39     $ 148.60
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           13           12
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $  63.54     $  72.38     $  71.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1            4            6
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 133.32     $ 134.77     $ 138.66
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1            4            4
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 116.56     $ 128.81     $ 139.15
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1            4            4
--------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 117.09     $ 122.34     $ 147.18
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1           13           18
--------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 102.25     $ 108.95     $ 109.53
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           --           --
--------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 107.08     $ 112.64     $ 129.31
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            1            1
--------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $  83.16     $  89.61     $  93.45
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            2            3
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $  70.23     $  73.16     $  77.86
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            1            1
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 101.61     $ 117.94     $ 139.38
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --            4            5
--------------------------------------------------------------------------------------------------------

EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006.

----------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                              ------------------------------------------------------------
                                                   1999         2000        2001        2002         2003
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 106.96     $ 112.26    $ 109.00    $  81.38     $ 106.04
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --            7
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 101.79     $ 104.51    $ 101.25    $  76.77     $ 103.77
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --            6
----------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 125.64     $ 112.30    $  97.75    $  75.18     $  95.23
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --            8
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --          --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 106.75     $  93.40    $  76.81    $  57.84     $  79.22
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --            1
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                          --     $ 100.13    $  85.92    $  69.42     $  98.80
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --            4
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 103.94     $ 108.31    $ 111.62    $  94.35     $ 124.60
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --          --          --            3
----------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --         --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --         --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --         --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --         --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --         --          --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                          --     $  84.07   $  64.18    $  44.32     $  55.28
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --            2
----------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                          --           --         --    $ 107.54     $ 110.17
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --            1
----------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------
  Unit value                                    $  98.44     $ 104.17   $  96.20    $  77.17     $  96.98
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --         --          --            1
----------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                               For the years ending December 31,
                                             ------------------------------------
                                                  2004         2005         2006
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------
  Unit value                                   $ 116.55     $ 122.50     $ 136.03
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           14           14
---------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
---------------------------------------------------------------------------------
  Unit value                                   $ 112.42     $ 118.06     $ 118.06
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           10           11
---------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
---------------------------------------------------------------------------------
  Unit value                                         --     $ 104.28     $ 111.58
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------
  Unit value                                   $ 104.03     $ 107.63     $ 122.77
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                 2           11           12
---------------------------------------------------------------------------------
 EQ/Evergreen International Bond
---------------------------------------------------------------------------------
  Unit value                                         --     $  97.60     $ 100.03
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------
  Unit value                                   $  84.03     $  86.57     $  90.83
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            2            3
---------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------
  Unit value                                   $ 113.60     $ 119.75     $ 132.35
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1           15           19
---------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
---------------------------------------------------------------------------------
  Unit value                                   $ 145.52     $ 160.54     $ 178.95
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1            5            4
---------------------------------------------------------------------------------
 EQ/Franklin Income
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 104.43
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 103.24
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
---------------------------------------------------------------------------------
  Unit value                                         --     $ 105.35     $ 117.15
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
---------------------------------------------------------------------------------
  Unit value                                   $ 113.34     $ 117.17     $ 137.99
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            1            2
---------------------------------------------------------------------------------
 EQ/International Growth
---------------------------------------------------------------------------------
  Unit value                                         --     $ 115.34     $ 143.61
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1
---------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------
  Unit value                                   $  61.44     $  65.32     $  65.50
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            3            4
---------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
---------------------------------------------------------------------------------
  Unit value                                   $ 113.65     $ 115.13     $ 118.73
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            3            4
---------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
---------------------------------------------------------------------------------
  Unit value                                   $ 106.52     $ 109.75     $ 130.93
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            1            1
---------------------------------------------------------------------------------



EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006.

---------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                              -----------------------------------------------------------
                                                 1999         2000         2001        2002         2003
---------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --     $ 105.94    $  92.92     $ 120.75
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --            3
---------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 113.77     $ 126.07     $ 131.84    $ 108.89     $ 141.57
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --            3
---------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --    $  76.66     $  97.27
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --            5
---------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 166.37     $ 133.82     $  87.46    $  56.92     $  72.94
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           4            4
---------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 104.65     $ 102.99     $  85.75    $  67.12     $  81.18
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 105.79     $ 111.13     $ 114.06    $ 114.42     $ 114.04
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
---------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --          --           --
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --          --           --
---------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                  For the years ending December 31,
                                                ------------------------------------
                                                     2004         2005         2006
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------
  Unit value                                            --     $ 106.52     $ 112.77
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --            1
------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------
  Unit value                                            --     $ 100.29     $ 101.20
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --            1
------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------
  Unit value                                            --     $ 106.30     $ 123.48
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --            1
------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------
  Unit value                                            --     $ 105.93     $ 118.30
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --
------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------
  Unit value                                            --     $ 111.82     $ 124.58
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --            1
------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------
  Unit value                                      $ 132.24     $ 145.08     $ 157.18
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1           11           16
------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------
  Unit value                                      $ 155.12     $ 158.27     $ 189.64
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1            4            4
------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------
  Unit value                                      $ 117.26     $ 128.80     $ 160.43
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           10           14
------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------
  Unit value                                      $  81.41     $  87.96     $  93.95
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --            5            5
------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------
  Unit value                                      $  89.62     $  95.21     $ 106.56
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --            1            1
------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------
  Unit value                                      $ 113.89     $ 115.83     $ 119.94
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                    2            1            1
------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------
  Unit value                                      $ 104.76     $ 109.43     $ 117.07
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --
------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------
  Unit value                                            --           --     $ 107.25
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --            1
------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------
  Unit value                                            --           --     $ 111.10
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --
------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------
  Unit value                                            --           --     $ 111.14
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --           --
------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------
  Unit value                                            --     $  99.64     $  99.13
------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           --            4


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31,
2006.

----------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                              ------------------------------------------------------------
                                                 1999         2000         2001         2002        2003
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --     $ 114.07     $ 155.30
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --            2
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --     $  81.92     $ 118.42
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --            1
----------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 198.84     $ 118.14     $ 111.05     $ 103.54     $ 160.00
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --            1
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --     $ 106.93
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                               For the years ending December 31,
                                              -----------------------------------
                                                  2004         2005         2006
---------------------------------------------------------------------------------
 EQ/Short Duration Bond
---------------------------------------------------------------------------------
  Unit value                                         --     $ 100.09     $ 103.12
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/Small Cap Value
---------------------------------------------------------------------------------
  Unit value                                   $ 180.23     $ 186.98     $ 215.15
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1            9           10
---------------------------------------------------------------------------------
 EQ/Small Company Growth
---------------------------------------------------------------------------------
  Unit value                                   $ 114.70     $ 122.18     $ 133.44
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            1            1
---------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------
  Unit value                                   $ 138.09     $ 142.68     $ 166.44
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            5            6
---------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------
  Unit value                                   $ 111.33     $ 114.73     $ 109.14
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/Templeton Growth
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 107.73
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------
  Unit value                                   $ 109.34     $ 118.12     $ 133.62
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------
  Unit value                                         --     $ 104.60     $ 120.15
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1
---------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------
  Unit value                                   $ 196.10     $ 258.05     $ 350.50
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            2            1
---------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------
  Unit value                                         --     $ 124.11     $ 134.38
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1
---------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------
  Unit value                                         --     $ 119.40     $ 143.93
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --            1
---------------------------------------------------------------------------------
 Target 2015 Allocation
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 108.47
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 Target 2025 Allocation
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 109.42
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 Target 2035 Allocation
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 110.31
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 Target 2045 Allocation
---------------------------------------------------------------------------------
  Unit value                                         --           --     $ 111.10
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --           --           --
---------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
---------------------------------------------------------------------------------
  Unit value                                   $ 144.19     $ 166.84     $ 227.62
---------------------------------------------------------------------------------
  Number of units outstanding (000's)                --            2            3
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                              -----------------------------------------------------------
                                                2002        2003         2004         2005         2006
---------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 109.32     $ 121.36     $ 130.23     $ 152.46
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 102.32     $ 107.72     $ 109.58     $ 115.75
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 104.31     $ 111.61     $ 114.43     $ 123.58
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 89.58     $ 105.98     $ 114.42     $ 119.07     $ 130.44
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --            2            4
---------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 108.13     $ 119.93     $ 127.03     $ 144.44
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --            1            1
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 50.77     $  69.33     $  77.17     $  83.12     $  86.97
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           13           15
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------------
  Unit value                                  $107.42     $ 110.66     $ 114.16     $ 115.34     $ 118.85
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 79.50     $ 101.15     $ 112.62     $ 119.62     $ 124.88
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 86.67     $ 105.47     $ 113.82     $ 116.48     $ 127.15
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 78.58     $ 104.82     $ 122.72     $ 140.68     $ 175.06
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --            1
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 76.92     $  97.88     $ 106.59     $ 112.97     $ 127.42
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --            1           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 68.31     $  88.60     $  93.85     $ 100.17     $  99.58
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 79.60     $ 103.61     $ 117.73     $ 125.20     $ 148.35
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 62.40     $  86.89     $  96.41     $ 103.76     $ 112.94
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 74.18     $ 103.57     $ 118.46     $ 126.28     $ 143.86
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 57.00     $  89.23     $  93.02     $ 102.78     $ 109.51
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --            8           10
---------------------------------------------------------------------------------------------------------

EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

-------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                               ----------------------------------------------------------
                                                                  2002        2003         2004        2005        2006
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 55.52    $  82.44     $  93.43    $  96.76     $ 106.36
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 85.76    $ 111.06     $ 173.47    $ 182.19     $ 215.00
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --           2            2
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $125.51    $ 127.30     $ 128.86    $ 129.55     $ 132.66
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 65.79    $  88.31     $ 103.63    $ 118.64     $ 145.53
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 48.79    $  59.68     $  64.24    $  73.31     $  72.40
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $125.91    $ 129.46     $ 133.37    $ 147.47     $ 152.43
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 88.17    $ 123.38     $ 139.65    $ 154.63     $ 167.38
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 82.19    $ 105.07     $ 118.36    $ 123.92     $ 149.38
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           1            1           5            9
-------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --    $  99.56     $ 102.19    $ 108.82     $ 109.35
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --           1           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --          --     $ 107.13    $ 112.92     $ 130.03
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 64.32    $  81.73     $  84.06    $  90.77     $  94.85
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --            1
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 55.04    $  67.75     $  71.00    $  74.10     $  79.03
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 69.13    $  91.05     $ 102.71    $ 119.46     $ 141.46
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --           1           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 81.93    $ 106.98     $ 117.81    $ 124.08     $ 138.06
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --           1           --           1            1
-------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 77.29    $ 104.68     $ 113.64    $ 119.58     $ 130.57
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --          --           --    $ 104.42     $ 111.95
-------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               --          --           --          --           --
-------------------------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

--------------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                              ----------------------------------------------------------
                                                 2002        2003        2004        2005        2006
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 63.97    $  81.20    $  88.88    $  92.14     $ 105.31
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --           1           4            7
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --    $  97.65     $ 100.28
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 58.23    $  79.92    $  84.94    $  87.69     $  92.19
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 69.75    $  99.46    $ 114.60    $ 121.04     $ 134.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --           1           2            5
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 76.93    $ 101.80    $ 119.13    $ 131.69     $ 147.09
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --           1            1
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --          --     $ 104.50
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --          --     $ 108.44
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --    $ 105.50     $ 117.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --    $ 113.39    $ 117.46     $ 138.61
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --    $ 115.49     $ 144.09
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 44.53    $  55.65    $  61.98    $  66.03     $  66.35
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --           1           4            6
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                  $107.78    $ 110.63    $ 114.36    $ 116.07     $ 119.94
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --           1            2
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------
  Unit value                                  $ 78.73    $  99.14    $ 109.16    $ 112.65     $ 134.65
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --    $ 106.57     $ 113.05
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --    $ 100.42     $ 101.54
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------
  Unit value                                       --          --          --    $ 106.44     $ 123.89
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --          --          --          --           --
--------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.
----------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                              ------------------------------------------------------------
                                                 2002        2003          2004         2005         2006
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 106.07     $ 118.70
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 111.96     $ 125.00
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 93.15     $ 121.29      $ 133.10     $ 146.32     $ 158.85
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                  $112.46     $ 145.51      $ 160.86     $ 164.45     $ 197.45
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 77.18     $  98.13      $ 118.54     $ 130.47     $ 162.83
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --            2            6
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 64.15     $  82.37      $  92.12     $  99.73     $ 106.74
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --            4            --            4            4
----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 67.58     $  81.90      $  90.60     $  96.43     $ 108.15
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------
  Unit value                                  $110.53     $ 110.38      $ 110.46     $ 112.56     $ 116.79
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --      $ 104.81     $ 109.70     $ 117.59
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 107.32
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 111.10
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 111.21
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $  99.78     $ 105.91
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 100.23     $ 103.47
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                  $114.85     $ 156.67      $ 182.19     $ 189.39     $ 218.37
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --      $ 114.75     $ 122.48     $ 134.04
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.

----------------------------------------------------------------------------------------------------------
                                                           For the years ending December 31,
                                                ----------------------------------------------------------
                                                  2002        2003         2004         2005         2006
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                   $ 82.10     $ 118.92     $ 138.95     $ 143.86     $ 168.15
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --            2            4
----------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --     $ 111.38     $ 115.01     $ 109.62
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --     $ 107.79
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --     $ 109.39     $ 118.41     $ 134.22
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --     $ 104.74     $ 120.55
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                   $ 88.09     $ 136.39     $ 167.50     $ 220.86     $ 300.59
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --            3           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --     $ 124.27     $ 134.83
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --     $ 119.56     $ 144.41
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --     $ 108.53
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --     $ 109.49
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --     $ 110.38
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                        --           --           --           --     $ 111.17
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --           --           --
----------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------
  Unit value                                        --     $ 106.99     $ 144.56     $ 167.59     $ 229.11
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --           --           --            1            3
----------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

---------------------------------------------------------------------------------------------------------
                                                           For the years ending December 31,
                                              -----------------------------------------------------------
                                                 2002        2003        2004         2005         2006
---------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                       --     $ 109.38     $ 121.67     $ 130.82     $ 153.46
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 102.37     $ 108.00     $ 110.08     $ 116.51
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 104.36     $ 111.89     $ 114.94     $ 124.39
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 82.10     $  97.33     $ 105.29     $ 109.79     $ 120.52
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 108.19     $ 120.23     $ 127.61     $ 145.39
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 46.48     $  63.60     $  70.93     $  76.37     $  79.87
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------------
  Unit value                                  $107.64     $ 111.11     $ 114.85     $ 116.28     $ 120.06
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 79.66     $ 101.56     $ 113.31     $ 120.59     $ 126.14
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 91.03     $ 111.01     $ 120.03     $ 123.08     $ 134.63
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 78.74     $ 105.24     $ 123.46     $ 141.82     $ 176.83
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 77.08     $  98.27     $ 107.24     $ 113.89     $ 128.70
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 68.45     $  88.96     $  94.42     $ 100.98     $ 100.59
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 79.76     $ 104.03     $ 118.45     $ 126.22     $ 149.85
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 62.53     $  87.24     $  96.99     $ 104.60     $ 114.09
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 74.33     $ 103.99     $ 119.18     $ 127.30     $ 145.32
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------------------
  Unit value                                  $ 57.12     $  89.59     $  93.59     $ 103.61     $ 110.62
---------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --           --           --           --
---------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

-----------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                             ----------------------------------------------------------
                                                                 2002        2003         2004        2005        2006
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 52.86    $  78.66     $  89.31    $  92.69     $ 102.09
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 75.41    $  97.86     $ 109.44    $ 114.88     $ 135.51
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $120.24    $ 122.19     $ 123.94    $ 124.85     $ 128.11
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 62.95    $  84.67     $  99.56    $ 114.22     $ 140.38
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 44.22    $  54.21     $  58.46    $  66.85     $  66.16
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $120.40    $ 124.04     $ 128.05    $ 129.96     $ 134.25
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 52.55    $  73.69     $  83.58    $  92.73     $ 103.84
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 89.18    $ 114.24     $ 128.95    $ 135.28     $ 163.40
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --    $  99.67     $ 102.77    $ 109.94     $ 110.97
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --     $ 107.17    $ 113.20     $ 130.62
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 57.22    $  72.85     $  75.08    $  81.24     $  85.06
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 47.88    $  59.05     $  62.01    $  64.85     $  69.30
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 61.65    $  81.36     $  91.97    $ 107.18     $ 127.17
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 73.83    $  96.60     $ 106.60    $ 112.49     $ 125.42
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 74.48    $ 101.08     $ 109.96    $ 115.93     $ 126.84
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --           --    $ 104.56     $ 112.32
-----------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --           --          --           --
-----------------------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

----------------------------------------------------------------------------------------------------------
                                                             For the years ending December 31,
                                                ----------------------------------------------------------
                                                   2002        2003          2004        2005        2006
----------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 62.27    $  79.19      $  86.86    $  90.23     $ 103.33
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --    $  97.69     $ 100.53
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 56.66    $  77.91      $  82.98    $  85.83     $  90.42
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 71.73    $ 102.49      $ 118.33    $ 125.23     $ 138.97
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 95.25    $ 126.30      $ 148.09    $ 164.04     $ 183.59
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --          --     $ 104.56
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --          --     $ 108.50
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --    $ 105.64     $ 117.94
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --      $ 113.44    $ 117.75     $ 139.30
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --    $ 115.64     $ 144.57
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 47.68    $  59.71      $  66.62    $  71.12     $  71.61
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                    $108.01    $ 111.09      $ 115.07    $ 117.03     $ 121.18
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------
  Unit value                                    $ 78.07    $  98.51      $ 108.69    $ 112.39     $ 134.61
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --    $ 106.62     $ 113.34
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --    $ 100.56     $ 101.88
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------
  Unit value                                         --          --            --    $ 105.59     $ 124.31
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                --          --            --          --           --
----------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

----------------------------------------------------------------------------------------------------------
                                                           For the years ending December 31,
                                             -------------------------------------------------------------
                                                 2002        2003          2004         2005         2006
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 106.21     $ 119.10
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 112.11     $ 125.42
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 93.38     $ 121.84      $ 133.98     $ 147.58     $ 160.53
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 88.81     $ 115.93      $ 127.54     $ 130.65     $ 157.18
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 62.51     $  79.64      $  96.39     $ 106.30     $ 132.94
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 35.99     $  46.31      $  51.89     $  56.29     $  60.37
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 64.03     $  77.76      $  86.19     $  91.93     $ 103.30
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------
  Unit value                                  $105.22     $ 105.29      $ 105.58     $ 107.81     $ 112.08
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --      $ 104.85     $ 109.97     $ 118.12
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 107.38
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 111.23
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 111.28
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $  99.91     $  99.80
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 100.36     $ 103.81
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                  $108.77     $ 148.68      $ 173.24     $ 180.45     $ 208.48
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --      $ 114.80     $ 122.78     $ 134.64
----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
----------------------------------------------------------------------------------------------------------


EQUI-VEST(SM) VANTAGE(SM) CONTRACTS (CONTINUED)

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS
OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.50%. UNIT
VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER
31, 2006.

-----------------------------------------------------------------------------------------------------------
                                                            For the years ending December 31,
                                              -------------------------------------------------------------
                                                 2002        2003          2004         2005         2006
-----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                  $ 82.28     $ 119.41      $ 139.82     $ 145.04     $ 169.88
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --      $ 111.43     $ 115.29     $ 110.11
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 107.86
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --      $ 109.44     $ 118.70     $ 134.82
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 104.88     $ 120.95
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                  $ 70.62     $ 109.56      $ 134.82     $ 178.13     $ 242.92
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 124.44     $ 135.28
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --     $ 119.72     $ 144.89
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 108.60
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 109.56
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 110.45
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --           --            --           --     $ 111.24
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-----------------------------------------------------------------------------------------------------------
  Unit value                                       --     $ 107.04      $ 144.92     $ 168.35     $ 230.61
-----------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              --           --            --           --           --
-----------------------------------------------------------------------------------------------------------

Appendix II: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

STATES WHERE CERTAIN EQUI-VEST(SM) VANTAGE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAVE CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:


------------------------------------------------------------------------------------------------------------------------------------
                                             Contract type/Series/
State    Features and benefits               Effective Date                        Availability or variation
------------------------------------------------------------------------------------------------------------------------------------
Texas    See "Separate Account charge" for   EQUI-VEST(SM) TSA Vantage(SM)         Total Separate Account A annual expenses and the
         EQUI-VEST(SM) Vantage(SM) in this   certificates issued on or after       annual expenses of the Trusts when added together
         EQUI-VEST(SM) Vantage(SM)           August 1, 2002                        are not permitted to exceed 2.75% (except for the
         supplement.                                                               Multimanager Aggressive Equity*, AXA Moderate
                                             For TSA Vantage certificates issued   Allocation, EQ/Alliance Common Stock and EQ/Money
                                             to employees of public school         Market options which are not permitted to exceed
                                             districts and open enrollment         1.75%) unless the Teacher Retirement System of
                                             charter schools (grades K-12) who     Texas permits a higher rate.
                                             are participants in the TSA plan,
                                             the providers of which are subject    Currently this expense limitation has the effect
                                             to the 403(b) Certification Rules of  of reducing the total expenses applicable to
                                             the Teacher Retirement System of      options funded by the Multimanager Health Care*,
                                             the State of Texas, and who enroll    Multimanager International Equity*, Multimanager
                                             and contribute to the TSA contracts   Mid Cap Growth*, Multimanager Mid Cap Value*,
                                             through a salary reduction            Multimanager Technology*, EQ/Van Kampen Emerging
                                             agreement                             Markets Equity, and EQ/GAMCO Mergers and
                                                                                   Acquisitions portfolios.

        See "Withdrawal Charge for                                                 The withdrawal charge equals up to 6.00% of the
        EQUI-VEST(SM) Vantage(SM)" contracts                                       amount withdrawn from your account value (or of
        in section 14 of this supplement                                           the defaulted loan amount, if applicable) in the
                                                                                   first five contract or participation years, as
                                                                                   applicable.

                                                                                    Participant/
                                                                                    contract year   Charge
                                                                                    1               6.00%
                                                                                    2               5.75%
                                                                                    3               5.50%
                                                                                    4               5.25%
                                                                                    5               5.00%
                                                                                    6 and later     0.00%

        Unavailability of investment option                                         EQ/AXA Rosenberg Value Long/Short Equity
                                                                                    investment option is closed for all new
                                                                                    contributions and incoming transfers.

        See the SAI for condensed financial
        Information.
------------------------------------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus for the investment option's former name.

              Copyright 2007. AXA Equitable Life Insurance Company
              1290 Avenue of the Americas New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(SM) is a registered service mark of AXA Equitable
                             Life Insurance Company

EQUI-VEST(SM)
Employer-Sponsored Retirement Programs

TSA ADVANTAGE(SM)

SUPPLEMENT DATED MAY 1, 2007
TO THE PROSPECTUS DATED MAY 1, 2007



--------------------------------------------------------------------------------


This supplement adds to and modifies certain information contained in the prospectus dated May 1, 2007 for the EQUI-VEST(SM) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("Prospectus").


We offer the series 600 TSA Advantage(SM) contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under Section 501(c)(3) of the Internal Revenue Code, the TSA Advantage(SM) contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA Advantage(SM) contract, contributions including rollover contributions and direct transfer contributions from existing
Section 403(b) plans (programs or arrangements), may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA Advantage(SM) contract may not currently be available in your state. Your financial professional can provide information about state availability.

Currently, no new units will be permitted to enroll in the TSA Advantage (Series 600) product. New participants, however, can be enrolled into existing TSA Advantage units.


For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA Advantage(SM) is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between AXA Equitable and an employer sponsoring a 403(b) plan that uses an EQUI-VEST(SM) TSA Advantage(SM) contract as a funding vehicle for plan assets, AXA Equitable may reimburse that employer for certain expenses associated with that employer's plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST(SM) TSA Advantage(SM) contract issued to a participant of that employer's 403(b) plan.


See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.


We offer the EQUI-VEST(SM) TSA Advantage(SM) contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to the EQUI-VEST(SM) series 100 and 200 TSA contracts, except for certain material differences. Terms we use in this supplement have the same meaning as in the prospectus, unless we indicate otherwise.

Material differences between TSA Advantage(SM) and the provisions of the EQUI-VEST(SM) TSA series 100 and 200 contracts described in the Prospectus include the information, above as well as the following:

Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).








                                                                          X01510

--------------------------------------------------------------------------------


The following is added to "EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features" in "Fees and charges" in the Prospectus:


-------------------------------------------------------------------------------------------------------------------------------
Fees and charges under series 600   o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at a current annual rate of 1.20% (2% maximum).

                                    o Annual administrative charge: $30 ($65 maximum) currently or, if less, 2% of the account value, less any amount withdrawn during the contract year.

                                    o Charge for third-party transfer (such as in the case of a direct rollover to a traditional
                                      IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company): none currently ($65 maximum).

                                    o No sales charge deducted at the time you make contributions.

                                    o Withdrawal charge: We deduct a charge equal to 6% of the amount withdrawn or the defaulted loan amount in the first six contract years. The total of all withdrawal charges assessed may not exceed 8% of all contributions made in the first six contract years. Under certain circumstances, the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this supplement.

                                    o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                                    o We deduct an annuity administrative fee of $350 from amounts applied to a Variable
                                      Immediate Annuity payout option. This option is described in a separate prospectus that is available from your financial professional.

                                    o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee table" later in this prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Series 600 TSA Advantage contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, make certain withdrawals, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



EQUI-VEST(SM) SERIES 600 CONTRACTS




----------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted
if you surrender your contract or make certain withdrawals)(1)                             6.00%
----------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option (which is described
in a separate prospectus for that option)                                                  $350
----------------------------------------------------------------------------------------------------------------------
Charge for third-party transfer or exchange                                                $65 maximum per occurrence;
                                                                                           currently, none
----------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.
----------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
---------------------------------------------------------------------------------------------------------------------------
                                                                             $65 maximum (currently $30) or, if less, 2% of your
                                                                             account value, less any amount previously withdrawn
Annual administrative charge                                                 during the contract year
---------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
---------------------------------------------------------------------------------------------------------------------------
Separate account annual expenses:                                             Maximum        Current
                                                                              -------        -------
Mortality and expense risk(2)                                                 1.75%          0.95%

Other expenses                                                                0.25%          0.25%
                                                                              ----           ----
Total Separate Account A annual expenses                                      2.00%          1.20%
---------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.


-------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted           Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or        ------     -------
other expenses)(3)                                                                        0.63%      11.36%
-----------------------------------------------------------------------------------------------------



                                                                     Fee table 3

This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.




 Portfolio Name                                           Manage-        12b-1      Other
 AXA Premier VIP Trust:                                ment Fees(4)     Fees(5)   expenses(6)
--------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.10%          0.25%      0.18%
AXA Conservative Allocation                               0.10%          0.25%      0.22%
AXA Conservative-Plus Allocation                          0.10%          0.25%      0.18%
AXA Moderate Allocation                                   0.10%          0.25%      0.17%
AXA Moderate-Plus Allocation                              0.10%          0.25%      0.17%
Multimanager Aggressive Equity*                           0.61%          0.25%      0.19%
Multimanager Core Bond*                                   0.59%          0.25%      0.18%
Multimanager Health Care*                                 1.20%          0.25%      0.23%
Multimanager High Yield*                                  0.58%          0.25%      0.18%
Multimanager International Equity*                        1.02%          0.25%      0.26%
Multimanager Large Cap Core Equity*                       0.90%          0.25%      0.20%
Multimanager Large Cap Growth*                            0.90%          0.25%      0.22%
Multimanager Large Cap Value*                             0.88%          0.25%      0.22%
Multimanager Mid Cap Growth*                              1.10%          0.25%      0.20%
Multimanager Mid Cap Value*                               1.10%          0.25%      0.21%
Multimanager Technology*                                  1.20%          0.25%      0.23%
Target 2015 Allocation                                    0.10%          0.25%      7.88%
Target 2025 Allocation                                    0.10%          0.25%      7.29%
Target 2035 Allocation                                    0.10%          0.25%      9.56%
Target 2045 Allocation                                    0.10%          0.25%     10.49%
--------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         0.47%          0.25%      0.13%
EQ/AllianceBernstein Growth and Income++                  0.56%          0.25%      0.12%
EQ/AllianceBernstein Intermediate Government Securities   0.50%          0.25%      0.14%
EQ/AllianceBernstein International                        0.71%          0.25%      0.20%
EQ/AllianceBernstein Large Cap Growth                     0.90%          0.25%      0.11%
EQ/AllianceBernstein Quality Bond                         0.50%          0.25%      0.14%
EQ/AllianceBernstein Small Cap Growth                     0.74%          0.25%      0.13%
EQ/AllianceBernstein Value                                0.60%          0.25%      0.13%
EQ/AXA Rosenberg Value Long/Short Equity                  1.40%          0.25%      1.44%
EQ/BlackRock Basic Value Equity*                          0.55%          0.25%      0.14%
EQ/BlackRock International Value*                         0.82%          0.25%      0.21%
EQ/Boston Advisors Equity Income                          0.75%          0.25%      0.15%
EQ/Calvert Socially Responsible                           0.65%          0.25%      0.25%
EQ/Capital Guardian Growth                                0.65%          0.25%      0.16%
EQ/Capital Guardian International+                        0.83%          0.25%      0.21%
EQ/Capital Guardian Research                              0.65%          0.25%      0.13%
EQ/Capital Guardian U.S. Equity++                         0.64%          0.25%      0.14%
EQ/Caywood-Scholl High Yield Bond                         0.60%          0.25%      0.18%
EQ/Davis New York Venture**                               0.85%          0.25%      0.74%
EQ/Equity 500 Index                                       0.25%          0.25%      0.13%
EQ/Evergreen International Bond                           0.70%          0.25%      0.23%
EQ/Evergreen Omega                                        0.65%          0.25%      0.21%
EQ/FI Mid Cap                                             0.68%          0.25%      0.15%
EQ/FI Mid Cap Value+                                      0.73%          0.25%      0.13%
EQ/Franklin Income                                        0.90%          0.25%      0.38%
EQ/Franklin Small Cap Value                               0.90%          0.25%      2.00%
EQ/Franklin Templeton Founding Strategy**                 0.05%          0.25%      0.21%
EQ/GAMCO Mergers and Acquisitions                         0.90%          0.25%      0.33%
EQ/GAMCO Small Company Value                              0.78%          0.25%      0.14%
EQ/International Growth                                   0.85%          0.25%      0.35%
EQ/Janus Large Cap Growth++                               0.90%          0.25%      0.15%
EQ/JPMorgan Core Bond                                     0.44%          0.25%      0.15%
EQ/JPMorgan Value Opportunities                           0.60%          0.25%      0.16%
EQ/Legg Mason Value Equity                                0.65%          0.25%      0.22%
EQ/Long Term Bond                                         0.43%          0.25%      0.15%
--------------------------------------------------------------------------------------------------



                                                        Acquired           Total                       Net Total
                                                         Fund             Annual        Fee Waivers     Annual
                                                       Fees and          Expenses         and/or       Expenses
                                                       Expenses           (Before         Expense        After
 Portfolio Name                                       (Underlying         Expense       Reimburse-      Expense
 AXA Premier VIP Trust:                              Portfolios)(7)     Limitations)      ment(8)     Limitations
----------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.91%             1.44%          ( 0.18)%      1.26%
AXA Conservative Allocation                               0.67%             1.24%          ( 0.22)%      1.02%
AXA Conservative-Plus Allocation                          0.72%             1.25%          ( 0.18)%      1.07%
AXA Moderate Allocation                                   0.78%             1.30%          ( 0.17)%      1.13%
AXA Moderate-Plus Allocation                              0.85%             1.37%          ( 0.17)%      1.20%
Multimanager Aggressive Equity*                             --              1.05%              --        1.05%
Multimanager Core Bond*                                     --              1.02%          ( 0.07)%      0.95%
Multimanager Health Care*                                   --              1.68%            0.00%       1.68%
Multimanager High Yield*                                    --              1.01%              --        1.01%
Multimanager International Equity*                          --              1.53%            0.00%       1.53%
Multimanager Large Cap Core Equity*                         --              1.35%            0.00%       1.35%
Multimanager Large Cap Growth*                              --              1.37%          ( 0.02)%      1.35%
Multimanager Large Cap Value*                               --              1.35%            0.00%       1.35%
Multimanager Mid Cap Growth*                              0.01%             1.56%            0.00%       1.56%
Multimanager Mid Cap Value*                               0.03%             1.59%            0.00%       1.59%
Multimanager Technology*                                    --              1.68%            0.00%       1.68%
Target 2015 Allocation                                    0.53%             8.76%          ( 7.63)%      1.13%
Target 2025 Allocation                                    0.52%             8.16%          ( 7.04)%      1.12%
Target 2035 Allocation                                    0.52%            10.43%          ( 9.31)%      1.12%
Target 2045 Allocation                                    0.52%            11.36%          (10.24)%      1.12%
----------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           --              0.85%              --        0.85%
EQ/AllianceBernstein Growth and Income++                    --              0.93%              --        0.93%
EQ/AllianceBernstein Intermediate Government Securities     --              0.89%              --        0.89%
EQ/AllianceBernstein International                          --              1.16%          ( 0.06)%      1.10%
EQ/AllianceBernstein Large Cap Growth                       --              1.26%          ( 0.21)%      1.05%
EQ/AllianceBernstein Quality Bond                           --              0.89%              --        0.89%
EQ/AllianceBernstein Small Cap Growth                       --              1.12%              --        1.12%
EQ/AllianceBernstein Value                                  --              0.98%          ( 0.03)%      0.95%
EQ/AXA Rosenberg Value Long/Short Equity                    --              3.09%          ( 1.10)%      1.99%
EQ/BlackRock Basic Value Equity*                            --              0.94%            0.00%       0.94%
EQ/BlackRock International Value*                           --              1.28%          ( 0.03)%      1.25%
EQ/Boston Advisors Equity Income                            --              1.15%          ( 0.10)%      1.05%
EQ/Calvert Socially Responsible                             --              1.15%          ( 0.10)%      1.05%
EQ/Capital Guardian Growth                                  --              1.06%          ( 0.11)%      0.95%
EQ/Capital Guardian International+                          --              1.29%          ( 0.09)%      1.20%
EQ/Capital Guardian Research                                --              1.03%          ( 0.08)%      0.95%
EQ/Capital Guardian U.S. Equity++                           --              1.03%          ( 0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                           --              1.03%          ( 0.03)%      1.00%
EQ/Davis New York Venture**                                 --              1.84%          ( 0.54)%      1.30%
EQ/Equity 500 Index                                         --              0.63%              --        0.63%
EQ/Evergreen International Bond                             --              1.18%          ( 0.03)%      1.15%
EQ/Evergreen Omega                                          --              1.11%            0.00%       1.11%
EQ/FI Mid Cap                                               --              1.08%          ( 0.08)%      1.00%
EQ/FI Mid Cap Value+                                        --              1.11%          ( 0.01)%      1.10%
EQ/Franklin Income                                          --              1.53%          ( 0.23)%      1.30%
EQ/Franklin Small Cap Value                                 --              3.15%          ( 1.85)%      1.30%
EQ/Franklin Templeton Founding Strategy**                 1.07%             1.58%          ( 0.11)%      1.47%
EQ/GAMCO Mergers and Acquisitions                           --              1.48%          ( 0.03)%      1.45%
EQ/GAMCO Small Company Value                                --              1.17%            0.00%       1.17%
EQ/International Growth                                     --              1.45%            0.00%       1.45%
EQ/Janus Large Cap Growth++                                 --              1.30%          ( 0.15)%      1.15%
EQ/JPMorgan Core Bond                                       --              0.84%            0.00%       0.84%
EQ/JPMorgan Value Opportunities                             --              1.01%          ( 0.06)%      0.95%
EQ/Legg Mason Value Equity                                  --              1.12%          ( 0.12)%      1.00%
EQ/Long Term Bond                                           --              0.83%            0.00%       0.83%
----------------------------------------------------------------------------------------------------------------------


4 Fee table

---------------------------------------------------------------------------------
                                          Manage-         12b-1      Other
 Portfolio Name                        ment Fees(4)      Fees(5)   expenses(6)
---------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income           0.65%          0.25%     0.26%
EQ/Lord Abbett Large Cap Core              0.65%          0.25%     0.41%
EQ/Lord Abbett Mid Cap Value               0.70%          0.25%     0.18%
EQ/Marsico Focus                           0.85%          0.25%     0.13%
EQ/MFS Emerging Growth Companies+          0.65%          0.25%     0.15%
EQ/MFS Investors Trust+                    0.60%          0.25%     0.16%
EQ/Money Market                            0.33%          0.25%     0.14%
EQ/Montag & Caldwell Growth                0.75%          0.25%     0.16%
EQ/Mutual Shares                           0.90%          0.25%     0.50%
EQ/Oppenheimer Global                      0.95%          0.25%     1.30%
EQ/Oppenheimer Main Street Opportunity**   0.85%          0.25%     1.58%
EQ/Oppenheimer Main Street Small Cap       0.90%          0.25%     1.48%
EQ/PIMCO Real Return                       0.55%          0.25%     0.18%
EQ/Short Duration Bond                     0.43%          0.25%     0.14%
EQ/Small Cap Value+                        0.73%          0.25%     0.15%
EQ/Small Company Growth+                   1.00%          0.25%     0.17%
EQ/Small Company Index                     0.25%          0.25%     0.16%
EQ/TCW Equity++                            0.80%          0.25%     0.16%
EQ/Templeton Growth                        0.95%          0.25%     0.64%
EQ/UBS Growth and Income                   0.75%          0.25%     0.17%
EQ/Van Kampen Comstock                     0.65%          0.25%     0.19%
EQ/Van Kampen Emerging Markets Equity      1.12%          0.25%     0.40%
EQ/Van Kampen Mid Cap Growth               0.70%          0.25%     0.23%
EQ/Wells Fargo Montgomery Small Cap++      0.85%          0.25%     0.41%
---------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.
---------------------------------------------------------------------------------
U.S. Real Estate -- Class II++             0.74%          0.35%     0.27%
---------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                                          Acquired          Total                      Net Total
                                            Fund           Annual       Fee Waivers     Annual
                                          Fees and        Expenses         and/or       Expenses
                                          Expenses         (Before        Expense        After
                                         (Underlying       Expense       Reimburse-     Expense
 Portfolio Name                        Portfolios)(7)    Limitations)      ment(8)     Limitations
------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income             --             1.16%          (0.16)%        1.00%
EQ/Lord Abbett Large Cap Core                --             1.31%          (0.31)%        1.00%
EQ/Lord Abbett Mid Cap Value                 --             1.13%          (0.08)%        1.05%
EQ/Marsico Focus                             --             1.23%          (0.08)%        1.15%
EQ/MFS Emerging Growth Companies+            --             1.05%             --          1.05%
EQ/MFS Investors Trust+                      --             1.01%          (0.06)%        0.95%
EQ/Money Market                              --             0.72%             --          0.72%
EQ/Montag & Caldwell Growth                  --             1.16%          (0.01)%        1.15%
EQ/Mutual Shares                             --             1.65%          (0.35)%        1.30%
EQ/Oppenheimer Global                      0.01%            2.51%          (1.15)%        1.36%
EQ/Oppenheimer Main Street Opportunity**     --             2.68%          (1.38)%        1.30%
EQ/Oppenheimer Main Street Small Cap         --             2.63%          (1.33)%        1.30%
EQ/PIMCO Real Return                         --             0.98%          (0.08)%        0.90%
EQ/Short Duration Bond                       --             0.82%           0.00%         0.82%
EQ/Small Cap Value+                          --             1.13%          (0.03)%        1.10%
EQ/Small Company Growth+                     --             1.42%          (0.12)%        1.30%
EQ/Small Company Index                     0.01%            0.67%           0.00%         0.67%
EQ/TCW Equity++                              --             1.21%          (0.06)%        1.15%
EQ/Templeton Growth                          --             1.84%          (0.49)%        1.35%
EQ/UBS Growth and Income                     --             1.17%          (0.12)%        1.05%
EQ/Van Kampen Comstock                       --             1.09%          (0.09)%        1.00%
EQ/Van Kampen Emerging Markets Equity        --             1.77%           0.00%         1.77%
EQ/Van Kampen Mid Cap Growth                 --             1.18%          (0.13)%        1.05%
EQ/Wells Fargo Montgomery Small Cap++        --             1.51%          (0.21)%        1.30%
------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.
------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++               --             1.36%          (0.10)%        1.26%
------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with the Prospectus for more information.

++ Please see the supplement included with the Prospectus regarding the planned substitution or merger of this Portfolio.


Notes:

(1)  Important exceptions and limitations may eliminate or reduce this charge.

(2)  A portion of this charge is for providing the death benefit.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.

(4) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fee will not be increased for the life of the contract.

(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the funds' distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

                                                                     Fee table 5

--------------------------------------------------------
Portfolio Name:
--------------------------------------------------------
Multimanager Aggressive Equity                 1.03%
Multimanager Health Care                       1.63%
Multimanager International Equity              1.52%
Multimanager Large Cap Core Equity             1.33%
Multimanager Large Cap Growth                  1.33%
Multimanager Large Cap Value                   1.31%
Multimanager Mid Cap Growth                    1.52%
Multimanager Mid Cap Value                     1.58%
Multimanager Technology                        1.64%
EQ/AllianceBernstein Common Stock              0.83%
EQ/AllianceBernstein Growth and Income         0.92%
EQ/AllianceBernstein Large Cap Growth          1.03%
EQ/AllianceBernstein Small Cap Growth          1.11%
EQ/AllianceBernstein Value                     0.94%
EQ/BlackRock Basic Value Equity                0.93%
EQ/Capital Guardian Growth                     0.94%
EQ/Capital Guardian Research                   0.94%
EQ/Capital Guardian U.S. Equity                0.94%
EQ/Davis New York Venture                      1.27%
EQ/Evergreen Omega                             1.05%
EQ/FI Mid Cap                                  0.97%
EQ/FI Mid Cap Value                            1.09%
EQ/GAMCO Mergers and Acquisitions              1.37%
EQ/GAMCO Small Company Value                   1.16%
EQ/Janus Large Cap Growth                      1.14%
EQ/Legg Mason Value Equity                     0.97%
EQ/Lord Abbett Growth and Income               0.99%
EQ/Lord Abbett Large Cap Core                  0.99%
EQ/Marsico Focus                               1.14%
EQ/MFS Emerging Growth Companies               1.03%
EQ/MFS Investors Trust                         0.94%
EQ/Montag & Caldwell Growth                    1.13%
EQ/Mutual Shares                               1.30%
EQ/Small Cap Value                             1.02%
EQ/UBS Growth and Income                       1.03%
EQ/Van Kampen Comstock                         0.99%
EQ/Van Kampen Emerging Markets Equity          1.75%
EQ/Van Kampen Mid Cap Growth                   1.01%
EQ/Wells Fargo Montgomery Small Cap            1.20%
--------------------------------------------------------



EXAMPLES: EQUI-VEST(SM) SERIES 600 CONTRACTS


These examples are intended to help you compare the cost of investing in the series 600 TSA Advantage contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.


The examples below show the expenses that a hypothetical contract owner or participant, as applicable, would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2006, which results in an estimated annual charge of 0.0645% of contract value.



The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this


6 Fee table
supplement (except the annual administrative charge which is described above);
(ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                     Fee table 7

------------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                 of the applicable time period
------------------------------------------------------------------------------------------------------
                                                          1 year     3 years    5 years     10 years
------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                  $  915     $1,680     $2,465      $3,904
AXA Conservative Allocation                                $  895     $1,622     $2,370      $3,717
AXA Conservative-Plus Allocation                           $  896     $1,624     $2,375      $3,726
AXA Moderate Allocation                                    $  901     $1,639     $2,399      $3,773
AXA Moderate-Plus Allocation                               $  908     $1,659     $2,432      $3,839
Multimanager Aggressive Equity*                            $  876     $1,566     $2,280      $3,535
Multimanager Core Bond*                                    $  873     $1,557     $2,266      $3,506
Multimanager Health Care*                                  $  939     $1,749     $2,577      $4,124
Multimanager High Yield*                                   $  872     $1,554     $2,261      $3,496
Multimanager International Equity*                         $  924     $1,706     $2,507      $3,987
Multimanager Large Cap Core Equity*                        $  906     $1,653     $2,422      $3,820
Multimanager Large Cap Growth*                             $  908     $1,659     $2,432      $3,839
Multimanager Large Cap Value*                              $  906     $1,653     $2,422      $3,820
Multimanager Mid Cap Growth*                               $  927     $1,714     $2,521      $4,015
Multimanager Mid Cap Value*                                $  930     $1,723     $2,535      $4,042
Multimanager Technology*                                   $  939     $1,749     $2,577      $4,124
Target 2015 Allocation                                     $1,642     $3,639     $5,390      $8,603
Target 2025 Allocation                                     $1,582     $3,490     $5,186      $8,346
Target 2035 Allocation                                     $1,807     $4,042     $5,929      $9,227
Target 2045 Allocation                                     $1,900     $4,259     $6,210      $9,523
------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          $  856     $1,508     $2,184      $3,340
EQ/AllianceBernstein Growth and Income++                   $  864     $1,531     $2,223      $3,418
EQ/AllianceBernstein Intermediate Government Securities    $  860     $1,519     $2,203      $3,379
EQ/AllianceBernstein International                         $  887     $1,598     $2,332      $3,641
EQ/AllianceBernstein Large Cap Growth                      $  897     $1,627     $2,380      $3,736
EQ/AllianceBernstein Quality Bond                          $  860     $1,519     $2,203      $3,379
EQ/AllianceBernstein Small Cap Growth                      $  883     $1,587     $2,313      $3,602
EQ/AllianceBernstein Value                                 $  869     $1,546     $2,247      $3,467
EQ/AXA Rosenberg Value Long/Short Equity                   $1,079     $2,149     $3,211      $5,310
EQ/BlackRock Basic Value Equity*                           $  865     $1,534     $2,227      $3,428
EQ/BlackRock International Value*                          $  899     $1,633     $2,389      $3,755
EQ/Boston Advisors Equity Income                           $  886     $1,595     $2,328      $3,631
EQ/Calvert Socially Responsible                            $  886     $1,595     $2,328      $3,631
EQ/Capital Guardian Growth                                 $  877     $1,569     $2,285      $3,545
EQ/Capital Guardian International+                         $  900     $1,636     $2,394      $3,764
EQ/Capital Guardian Research                               $  874     $1,560     $2,271      $3,516
EQ/Capital Guardian U.S. Equity++                          $  874     $1,560     $2,271      $3,516
EQ/Caywood-Scholl High Yield Bond                          $  874     $1,560     $2,271      $3,516
EQ/Davis New York Venture**                                $  955     $1,795     $2,651      $4,268
EQ/Equity 500 Index                                        $  834     $1,443     $2,078      $3,121
EQ/Evergreen International Bond                            $  889     $1,604     $2,342      $3,660
EQ/Evergreen Omega                                         $  882     $1,584     $2,309      $3,593
EQ/FI Mid Cap                                              $  879     $1,575     $2,294      $3,564
EQ/FI Mid Cap Value+                                       $  882     $1,584     $2,309      $3,593
EQ/Franklin Income                                         $  924     $1,706     $2,507      $3,987
------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                                                         If you do not
                                                                                                         surrender your
                                                                                                      contract at the end
                                                                  If you annuitize at the end          of the applicable
                                                               of the applicable time period(1)           time period
---------------------------------------------------------------------------------------------------------------------------
                                                           1 year    3 years    5 years    10 years    1 year     3 years
---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 N/A       $1,680     $2,465      $3,904    $  368     $1,118
AXA Conservative Allocation                               N/A       $1,622     $2,370      $3,717    $  347     $1,056
AXA Conservative-Plus Allocation                          N/A       $1,624     $2,375      $3,726    $  348     $1,059
AXA Moderate Allocation                                   N/A       $1,639     $2,399      $3,773    $  353     $1,075
AXA Moderate-Plus Allocation                              N/A       $1,659     $2,432      $3,839    $  360     $1,096
Multimanager Aggressive Equity*                           N/A       $1,566     $2,280      $3,535    $  327     $  998
Multimanager Core Bond*                                   N/A       $1,557     $2,266      $3,506    $  324     $  988
Multimanager Health Care*                                 N/A       $1,749     $2,577      $4,124    $  393     $1,191
Multimanager High Yield*                                  N/A       $1,554     $2,261      $3,496    $  323     $  985
Multimanager International Equity*                        N/A       $1,706     $2,507      $3,987    $  377     $1,146
Multimanager Large Cap Core Equity*                       N/A       $1,653     $2,422      $3,820    $  358     $1,090
Multimanager Large Cap Growth*                            N/A       $1,659     $2,432      $3,839    $  360     $1,096
Multimanager Large Cap Value*                             N/A       $1,653     $2,422      $3,820    $  358     $1,090
Multimanager Mid Cap Growth*                              N/A       $1,714     $2,521      $4,015    $  380     $1,155
Multimanager Mid Cap Value*                               N/A       $1,723     $2,535      $4,042    $  383     $1,164
Multimanager Technology*                                  N/A       $1,749     $2,577      $4,124    $  393     $1,191
Target 2015 Allocation                                    N/A       $3,639     $5,390      $8,603    $1,136     $3,195
Target 2025 Allocation                                    N/A       $3,490     $5,186      $8,346    $1,073     $3,038
Target 2035 Allocation                                    N/A       $4,042     $5,929      $9,227    $1,311     $3,623
Target 2045 Allocation                                    N/A       $4,259     $6,210      $9,523    $1,409     $3,854
---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                          N/A       $1,508     $2,184      $3,340    $  306     $  935
EQ/AllianceBernstein Growth and Income++                   N/A       $1,531     $2,223      $3,418    $  314     $  960
EQ/AllianceBernstein Intermediate Government Securities    N/A       $1,519     $2,203      $3,379    $  310     $  948
EQ/AllianceBernstein International                         N/A       $1,598     $2,332      $3,641    $  338     $1,032
EQ/AllianceBernstein Large Cap Growth                      N/A       $1,627     $2,380      $3,736    $  349     $1,062
EQ/AllianceBernstein Quality Bond                          N/A       $1,519     $2,203      $3,379    $  310     $  948
EQ/AllianceBernstein Small Cap Growth                      N/A       $1,587     $2,313      $3,602    $  334     $1,019
EQ/AllianceBernstein Value                                 N/A       $1,546     $2,247      $3,467    $  319     $  976
EQ/AXA Rosenberg Value Long/Short Equity                   N/A       $2,149     $3,211      $5,310    $  541     $1,616
EQ/BlackRock Basic Value Equity*                           N/A       $1,534     $2,227      $3,428    $  315     $  963
EQ/BlackRock International Value*                          N/A       $1,633     $2,389      $3,755    $  351     $1,069
EQ/Boston Advisors Equity Income                           N/A       $1,595     $2,328      $3,631    $  337     $1,028
EQ/Calvert Socially Responsible                            N/A       $1,595     $2,328      $3,631    $  337     $1,028
EQ/Capital Guardian Growth                                 N/A       $1,569     $2,285      $3,545    $  328     $1,001
EQ/Capital Guardian International+                         N/A       $1,636     $2,394      $3,764    $  352     $1,072
EQ/Capital Guardian Research                               N/A       $1,560     $2,271      $3,516    $  325     $  991
EQ/Capital Guardian U.S. Equity++                          N/A       $1,560     $2,271      $3,516    $  325     $  991
EQ/Caywood-Scholl High Yield Bond                          N/A       $1,560     $2,271      $3,516    $  325     $  991
EQ/Davis New York Venture**                                N/A       $1,795     $2,651      $4,268    $  410     $1,240
EQ/Equity 500 Index                                        N/A       $1,443     $2,078      $3,121    $  283     $  867
EQ/Evergreen International Bond                            N/A       $1,604     $2,342      $3,660    $  340     $1,038
EQ/Evergreen Omega                                         N/A       $1,584     $2,309      $3,593    $  333     $1,016
EQ/FI Mid Cap                                              N/A       $1,575     $2,294      $3,564    $  330     $1,007
EQ/FI Mid Cap Value+                                       N/A       $1,584     $2,309      $3,593    $  333     $1,016
EQ/Franklin Income                                         N/A       $1,706     $2,507      $3,987    $  377     $1,146
---------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                              If you do not
                                                             surrender your
                                                          of the applicable time
                                                                  period
--------------------------------------------------------------------------------
                                                            5 years    10 years
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                                 $1,888     $3,904
AXA Conservative Allocation                               $1,788     $3,717
AXA Conservative-Plus Allocation                          $1,793     $3,726
AXA Moderate Allocation                                   $1,818     $3,773
AXA Moderate-Plus Allocation                              $1,853     $3,839
Multimanager Aggressive Equity*                           $1,692     $3,535
Multimanager Core Bond*                                   $1,676     $3,506
Multimanager Health Care*                                 $2,007     $4,124
Multimanager High Yield*                                  $1,671     $3,496
Multimanager International Equity*                        $1,933     $3,987
Multimanager Large Cap Core Equity*                       $1,843     $3,820
Multimanager Large Cap Growth*                            $1,853     $3,839
Multimanager Large Cap Value*                             $1,843     $3,820
Multimanager Mid Cap Growth*                              $1,948     $4,015
Multimanager Mid Cap Value*                               $1,963     $4,042
Multimanager Technology*                                  $2,007     $4,124
Target 2015 Allocation                                    $5,001     $8,603
Target 2025 Allocation                                    $4,784     $8,346
Target 2035 Allocation                                    $5,575     $9,227
Target 2045 Allocation                                    $5,874     $9,523
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           $1,590     $3,340
EQ/AllianceBernstein Growth and Income++                    $1,631     $3,418
EQ/AllianceBernstein Intermediate Government Securities     $1,610     $3,379
EQ/AllianceBernstein International                          $1,747     $3,641
EQ/AllianceBernstein Large Cap Growth                       $1,798     $3,736
EQ/AllianceBernstein Quality Bond                           $1,610     $3,379
EQ/AllianceBernstein Small Cap Growth                       $1,727     $3,602
EQ/AllianceBernstein Value                                  $1,656     $3,467
EQ/AXA Rosenberg Value Long/Short Equity                    $2,682     $5,310
EQ/BlackRock Basic Value Equity*                            $1,636     $3,428
EQ/BlackRock International Value*                           $1,808     $3,755
EQ/Boston Advisors Equity Income                            $1,742     $3,631
EQ/Calvert Socially Responsible                             $1,742     $3,631
EQ/Capital Guardian Growth                                  $1,697     $3,545
EQ/Capital Guardian International+                          $1,813     $3,764
EQ/Capital Guardian Research                                $1,682     $3,516
EQ/Capital Guardian U.S. Equity++                           $1,682     $3,516
EQ/Caywood-Scholl High Yield Bond                           $1,682     $3,516
EQ/Davis New York Venture**                                 $2,086     $4,268
EQ/Equity 500 Index                                         $1,477     $3,121
EQ/Evergreen International Bond                             $1,757     $3,660
EQ/Evergreen Omega                                          $1,722     $3,593
EQ/FI Mid Cap                                               $1,707     $3,564
EQ/FI Mid Cap Value+                                        $1,722     $3,593
EQ/Franklin Income                                          $1,933     $3,987
--------------------------------------------------------------------------------


8 Fee table

--------------------------------------------------------------------------------------
                                             If you surrender your contract at the end
                                                   of the applicable time period
--------------------------------------------------------------------------------------
                                             1 year    3 years    5 years     10 years
--------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value                 $1,085     $2,166     $3,238      $5,357
EQ/Franklin Templeton Founding Strategy**   $  929     $1,720     $2,530      $4,033
EQ/GAMCO Mergers and Acquisitions           $  919     $1,691     $2,483      $3,941
EQ/GAMCO Small Company Value                $  888     $1,601     $2,337      $3,650
EQ/International Growth                     $  916     $1,682     $2,469      $3,913
EQ/Janus Large Cap Growth++                 $  901     $1,639     $2,399      $3,773
EQ/JPMorgan Core Bond                       $  855     $1,505     $2,179      $3,330
EQ/JPMorgan Value Opportunities             $  872     $1,554     $2,261      $3,496
EQ/Legg Mason Value Equity                  $  883     $1,587     $2,313      $3,602
EQ/Long Term Bond                           $  854     $1,502     $2,175      $3,320
EQ/Lord Abbett Growth and Income            $  897     $1,627     $2,380      $3,736
EQ/Lord Abbett Large Cap Core               $  902     $1,642     $2,403      $3,783
EQ/Lord Abbett Mid Cap Value                $  884     $1,589     $2,318      $3,612
EQ/Marsico Focus                            $  894     $1,619     $2,366      $3,707
EQ/MFS Emerging Growth Companies+           $  876     $1,566     $2,280      $3,535
EQ/MFS Investors Trust+                     $  872     $1,554     $2,261      $3,496
EQ/Money Market                             $  843     $1,469     $2,121      $3,211
EQ/Montag & Caldwell Growth                 $  887     $1,598     $2,332      $3,641
EQ/Mutual Shares                            $  936     $1,740     $2,563      $4,097
EQ/Oppenheimer Global                       $1,021     $1,986     $2,955      $4,844
EQ/Oppenheimer Main Street Opportunity**    $1,038     $2,034     $3,031      $4,983
EQ/Oppenheimer Main Street Small Cap        $1,033     $2,020     $3,009      $4,943
EQ/PIMCO Real Return                        $  869     $1,546     $2,247      $3,467
EQ/Short Duration Bond                      $  853     $1,499     $2,170      $3,310
EQ/Small Cap Value+                         $  884     $1,589     $2,318      $3,612
EQ/Small Company Growth+                    $  913     $1,674     $2,455      $3,886
EQ/Small Company Index                      $  838     $1,455     $2,097      $3,161
EQ/TCW Equity++                             $  892     $1,613     $2,356      $3,688
EQ/Templeton Growth                         $  955     $1,795     $2,651      $4,268
EQ/UBS Growth and Income                    $  888     $1,601     $2,337      $3,650
EQ/Van Kampen Comstock                      $  880     $1,578     $2,299      $3,574
EQ/Van Kampen Emerging Markets Equity       $  948     $1,775     $2,618      $4,205
EQ/Van Kampen Mid Cap Growth                $  889     $1,604     $2,342      $3,660
EQ/Wells Fargo Montgomery Small Cap++       $  922     $1,700     $2,497      $3,969
----------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++               $  907     $1,656     $2,427      $3,830
----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                                                         If you do not surrender your contract at
                                                    If you annuitize at the end                          the end
                                                 of the applicable time period(1)             of the applicable time period
----------------------------------------------------------------------------------------------------------------------------------
                                            1 year     3 years    5 years    10 years    1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value                 N/A       $2,166     $3,238      $5,357      $547     $1,634     $2,710     $5,357
EQ/Franklin Templeton Founding Strategy**   N/A       $1,720     $2,530      $4,033      $382     $1,161     $1,958     $4,033
EQ/GAMCO Mergers and Acquisitions           N/A       $1,691     $2,483      $3,941      $372     $1,130     $1,908     $3,941
EQ/GAMCO Small Company Value                N/A       $1,601     $2,337      $3,650      $339     $1,035     $1,752     $3,650
EQ/International Growth                     N/A       $1,682     $2,469      $3,913      $369     $1,121     $1,893     $3,913
EQ/Janus Large Cap Growth++                 N/A       $1,639     $2,399      $3,773      $353     $1,075     $1,818     $3,773
EQ/JPMorgan Core Bond                       N/A       $1,505     $2,179      $3,330      $305     $  932     $1,585     $3,330
EQ/JPMorgan Value Opportunities             N/A       $1,554     $2,261      $3,496      $323     $  985     $1,671     $3,496
EQ/Legg Mason Value Equity                  N/A       $1,587     $2,313      $3,602      $334     $1,019     $1,727     $3,602
EQ/Long Term Bond                           N/A       $1,502     $2,175      $3,320      $304     $  929     $1,579     $3,320
EQ/Lord Abbett Growth and Income            N/A       $1,627     $2,380      $3,736      $349     $1,062     $1,798     $3,736
EQ/Lord Abbett Large Cap Core               N/A       $1,642     $2,403      $3,783      $354     $1,078     $1,823     $3,783
EQ/Lord Abbett Mid Cap Value                N/A       $1,589     $2,318      $3,612      $335     $1,022     $1,732     $3,612
EQ/Marsico Focus                            N/A       $1,619     $2,366      $3,707      $346     $1,053     $1,783     $3,707
EQ/MFS Emerging Growth Companies+           N/A       $1,566     $2,280      $3,535      $327     $  998     $1,692     $3,535
EQ/MFS Investors Trust+                     N/A       $1,554     $2,261      $3,496      $323     $  985     $1,671     $3,496
EQ/Money Market                             N/A       $1,469     $2,121      $3,211      $292     $  895     $1,523     $3,211
EQ/Montag & Caldwell Growth                 N/A       $1,598     $2,332      $3,641      $338     $1,032     $1,747     $3,641
EQ/Mutual Shares                            N/A       $1,740     $2,563      $4,097      $390     $1,182     $1,992     $4,097
EQ/Oppenheimer Global                       N/A       $1,986     $2,955      $4,844      $480     $1,443     $2,410     $4,844
EQ/Oppenheimer Main Street Opportunity**    N/A       $2,034     $3,031      $4,983      $498     $1,494     $2,490     $4,983
EQ/Oppenheimer Main Street Small Cap        N/A       $2,020     $3,009      $4,943      $493     $1,479     $2,467     $4,943
EQ/PIMCO Real Return                        N/A       $1,546     $2,247      $3,467      $319     $  976     $1,656     $3,467
EQ/Short Duration Bond                      N/A       $1,499     $2,170      $3,310      $303     $  926     $1,574     $3,310
EQ/Small Cap Value+                         N/A       $1,589     $2,318      $3,612      $335     $1,022     $1,732     $3,612
EQ/Small Company Growth+                    N/A       $1,674     $2,455      $3,886      $366     $1,112     $1,878     $3,886
EQ/Small Company Index                      N/A       $1,455     $2,097      $3,161      $287     $  879     $1,497     $3,161
EQ/TCW Equity++                             N/A       $1,613     $2,356      $3,688      $344     $1,047     $1,773     $3,688
EQ/Templeton Growth                         N/A       $1,795     $2,651      $4,268      $410     $1,240     $2,086     $4,268
EQ/UBS Growth and Income                    N/A       $1,601     $2,337      $3,650      $339     $1,035     $1,752     $3,650
EQ/Van Kampen Comstock                      N/A       $1,578     $2,299      $3,574      $331     $1,010     $1,712     $3,574
EQ/Van Kampen Emerging Markets Equity       N/A       $1,775     $2,618      $4,205      $402     $1,219     $2,052     $4,205
EQ/Van Kampen Mid Cap Growth                N/A       $1,604     $2,342      $3,660      $340     $1,038     $1,757     $3,660
EQ/Wells Fargo Montgomery Small Cap++       N/A       $1,700     $2,497      $3,969      $375     $1,139     $1,923     $3,969
----------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II++                N/A       $1,656     $2,427      $3,830      $359     $1,093     $1,848     $3,830
----------------------------------------------------------------------------------------------------------------------------------




(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the Prospectus and "Exceptions to the withdrawal charge" later in this supplement for more information on withdrawal charge waivers upon annuitization.

* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in " Contract features and benefits" in the Prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with the Prospectus for more information.

++ Please see the supplement included with the Prospectus regarding the planned substitution or merger of this Portfolio.


                                                                     Fee table 9

CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this Supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2006.



10 Fee table

THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE
PROSPECTUS:

Charges and expenses

--------------------------------------------------------------------------------

CHARGES UNDER SERIES 600 CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% (1.75% maximum) of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.

MAXIMUM TOTAL CHARGES. The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA Advantage(SM) contracts. If your account value on such date is $25,000 or more for TSA Advantage contracts, we do not deduct the charge. The current charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Also, we may reduce or eliminate the administrative charge when a TSA Advantage(SM) contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.


We currently waive the annual administrative charge that would otherwise be deducted in the next contract year under any individually owned EQUI-VEST(SM) contract/certificate having an account value that, when combined with the account value of other EQUI-VEST(SM) contracts/certificates owned by the same person, exceeds $100,000 in the aggregate (as determined in January of each year). This does not apply to EQUI-VEST(SM) contracts/certificates owned by different members of the same household. We may change or discontinue this practice at any time without prior notice.



CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

There currently is no third-party transfer (such as in the case of direct rollover to a traditional IRA contract) or exchange (if your contract is exchanged for a 403(b)(1) contract issued by another insurance company) charge for series 600 contracts. We reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies.


                                                         Charges and expenses 11

WITHDRAWAL CHARGE FOR SERIES 600 CONTRACTS

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you terminate your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.

We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options with the earliest maturity date(s) first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment will apply. The amount of the withdrawal charge we deduct is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.

Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.

10% FREE WITHDRAWAL AMOUNT. Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

EXCEPTIONS TO THE WITHDRAWAL CHARGE. A withdrawal charge will not apply upon any of the events listed below:

o The annuitant retires under the terms of the TSA plan, or separates from service;

o The annuitant reaches age 59-1/2 and completes at least five contract years;

o The annuitant dies and a death benefit is payable to the beneficiary;

o We receive a properly completed election form providing for the account value to be used to buy a life annuity;

o The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant's age 59-1/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age 59-1/2;

o The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

o A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

o We receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
  Guam) and meets all of the following:

  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.

o The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules.

12 Charges and expenses

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charge of 1.20%.


SERIES 600 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.



------------------------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
                                                      1998        1999        2000         2001        2002       2003
------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --          --   $ 109.19
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          --          1
------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --          --   $ 102.19
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          --          2
------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --          --   $ 104.18
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          --          3
------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 102.39     $ 118.86   $ 115.59     $ 111.79    $  96.39   $ 113.46
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           11        101          287         488        503
------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --          --   $ 108.00
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          --          2
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  90.25     $ 105.70   $  90.50     $  66.90    $  47.01   $  63.88
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           17         71          100          95        106
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $ 106.88   $ 109.55
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          83        100
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $  79.09   $ 100.13
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          17         32
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  89.20     $  84.97   $  76.49     $  76.09    $  72.96   $  88.34
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --            5         28           49          69        130
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $  78.18   $ 103.76
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          17         31
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $  76.54   $  96.89
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          21         31
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $  67.96   $  87.71
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          32         53
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $  79.20   $ 102.57
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          32         39
------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                              --           --         --           --    $  62.08   $  86.02
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --         --           --          43         94
------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                                               For the years ending December 31,
                                                            2003         2004         2005     2006
--------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 109.19     $ 120.60     $ 128.76  $ 149.99
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1           12           32        83
--------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 102.19     $ 107.05     $ 108.35  $ 113.87
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            2           31           42        55
--------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 104.18     $ 110.91     $ 113.14  $ 121.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            3           21           44        80
--------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 113.46     $ 121.88     $ 126.19  $ 137.55
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          503          565          647       699
--------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 108.00     $ 119.18     $ 125.60  $ 142.10
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            2           50          122       290
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  63.88     $  70.75     $  75.63  $  78.54
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          106          123          122       112
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 109.55     $ 112.44     $ 113.04  $ 115.90
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          100          106          121       111
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 100.13     $ 110.93     $ 117.23  $ 121.77
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           32           49           57        60
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  88.34     $  94.85     $  96.58  $ 104.90
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          130          179          218       218
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 103.76     $ 120.87     $ 137.87  $ 170.70
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           31           62           71        89
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  96.89     $ 104.99     $ 110.72  $ 124.24
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           31           33           31        29
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  87.71     $  92.44     $  98.17  $  97.10
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           53           65           65        66
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 102.57     $ 115.96     $ 122.70  $ 144.66
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           39           51           62        87
--------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  86.02     $  94.96     $ 101.69  $ 110.13
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           94          125          122       116
--------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information I-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.



----------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ending December 31,
                                                                             1998         1999           2000       2001
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 102.87     $ 126.92       $ 107.54    $  94.83
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --          105            702         944
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 102.73     $ 120.14       $ 129.01    $ 125.48
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           37            262         526
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 103.32     $ 101.97       $ 109.71    $ 116.93
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --            1             16         112
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  93.00     $ 126.30       $  95.90    $  72.66
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --            3             36          45
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --     $ 116.42       $  93.88    $  70.52
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           36            350         438
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 103.62     $ 100.07       $ 110.03    $ 117.42
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --            4             27         112
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  86.94     $ 109.62       $ 123.09    $ 105.51
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --            2             98         166
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --    $  94.71
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          71
----------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --     $ 107.64       $ 103.26    $  87.02
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --           --             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --     $ 106.84       $ 111.80    $ 108.22
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --            1              9          31
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                               2002            2003         2004         2005       2006
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  73.80        $ 102.53     $ 116.68     $ 123.75   $ 140.28
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              36              66           91           89         85
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  56.71        $  88.33     $  91.63     $ 100.73   $ 106.79
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               9              31          130          128        124
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  62.46        $  92.29     $ 104.06     $ 107.24   $ 117.28
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             905           1,026        1,206        1,254      1,179
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  97.62        $ 125.79     $ 139.68     $ 145.60   $ 170.54
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             600             645          710          726        681
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 125.45        $ 126.60     $ 127.50     $ 127.54   $ 129.94
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             193             185          163          153        138
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  64.53        $  86.19     $ 100.63     $ 114.63   $ 139.89
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             272             302          335          398        454
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  47.97        $  58.38     $  62.52     $  70.99   $  69.76
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             383             362          311          281        249
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 124.90        $ 127.77     $ 130.97     $ 131.99   $ 135.39
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             158             142          135          136        130
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  72.72        $ 101.26     $ 114.03     $ 125.63   $ 135.30
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             206             238          247          253        245
----------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  80.81        $ 102.78     $ 115.20     $ 120.01   $ 143.93
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             173             235          340          396        471
----------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --        $  99.49     $ 101.87     $ 108.21   $ 108.46
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --              --            3           14         20
----------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --              --     $ 107.01     $ 112.23   $ 128.59
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --              --            6           50         67
----------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  63.23        $  79.94     $  81.81     $  87.90   $  91.38
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               3               4            6            8          9
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  54.11        $  66.27     $  69.10     $  71.76   $  76.14
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               5              11           12           17         27
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  67.97        $  89.06     $  99.97     $ 115.69   $ 136.30
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              12              31           75           97        121
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  80.55        $ 104.65     $ 114.66     $ 120.15   $ 133.03
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             130             142          147          147        143
----------------------------------------------------------------------------------------------------------------------------


I-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.



-------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
                                                              1998        1999            2000          2001        2002
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 101.69         $ 104.08     $ 100.76    $  75.99
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1               11           21          63
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 103.69     $ 123.02         $ 109.63     $  95.13    $  72.94
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           50              258          367         451
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --     $ 106.63         $  93.02     $  76.26    $  57.25
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --                3           10          16
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --         $ 100.02     $  85.57    $  68.93
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --                9          106         195
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  82.88     $  83.36         $  86.60     $  88.97    $  74.98
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            1               14          126         261
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --         $  83.99     $  63.92    $  44.01
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               12          119         162
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --    $ 107.19
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          45
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 100.60     $  98.04         $ 103.43     $  95.23    $  76.16
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --            3               17           32          35
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --           --               --           --          --
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                            2003        2004         2005       2006
--------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 102.40     $ 110.61     $ 115.80    $ 125.81
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          126          189          232         254
--------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --     $ 104.07    $ 111.01
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --           11          27
--------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  91.12     $ 100.33     $ 103.49    $ 117.68
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          536          628          666         652
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --     $  97.53    $  99.66
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --           --          14
--------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  78.17     $  82.67     $  84.92    $  88.82
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           26           53           44          38
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  97.80     $ 112.12     $ 117.83    $ 129.84
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          301          399           --         494
--------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  98.72     $ 114.94     $ 126.82    $ 140.94
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          291          333          377         382
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --           --    $ 104.34
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --           --          22
--------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --           --    $ 108.27
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --           --           2
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --     $ 105.14    $ 116.57
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --            5          12
--------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --     $ 113.27     $ 116.74    $ 137.07
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --            7           62          80
--------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --     $ 115.10    $ 142.89
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --            3          14
--------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  54.73     $  60.64     $  64.28    $  64.26
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          185          201          225         215
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------
  Unit value                                              $ 109.48     $ 112.60     $ 113.71    $ 116.91
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           72           95          130         144
--------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------
  Unit value                                              $  95.42     $ 104.53     $ 108.48    $ 129.02
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           35           38           39          39
--------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------
  Unit value                                                    --           --     $ 106.44    $ 112.35
--------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           --           --            6          41
--------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information I-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.



------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                                  1998        1999            2000         2001        2002
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --     $ 105.94    $  92.57
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          47
------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  97.91     $ 115.06         $ 127.11     $ 132.52    $ 109.12
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --            7               41          119         183
------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --    $  75.88
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          74
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 103.53     $ 177.65         $ 142.46     $  92.82    $  60.23
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           36              288          316         265
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --     $ 104.53         $ 102.57     $  85.14    $  66.44
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --            2               17           21          26
------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 101.68     $ 105.21         $ 110.19     $ 112.74    $ 112.77
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           17               57          125         107
------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --               --           --          --
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                                     2003         2004         2005       2006
-----------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $ 100.09    $ 100.69
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           20          33
-----------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $ 106.09    $ 122.86
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --            3          10
-----------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $ 105.72    $ 117.71
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --            2           5
-----------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $ 111.59    $ 123.96
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           14          23
-----------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 119.93     $ 130.94     $ 143.22    $ 154.70
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  133          180          241         295
-----------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 141.44     $ 154.51     $ 158.36    $ 187.75
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  219          284          294         276
-----------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  96.00     $ 115.37     $ 126.34    $ 156.89
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   85          120          197         231
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  76.94     $  85.62     $  92.23    $  98.21
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  250          232          215         178
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  80.11     $  88.18     $  93.39    $ 104.21
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   31           32           31          28
-----------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 112.05     $ 111.56     $ 113.12    $ 116.78
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   83           75           68         103
-----------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --     $ 104.69     $ 109.03    $ 116.29
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --            6           5
-----------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --           --    $ 107.15
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           --           8
-----------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --           --    $ 110.99
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           --           3
-----------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --           --    $ 111.04
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           --           3
-----------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $  99.44    $  98.64
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --           35          56
-----------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --     $  99.89    $ 102.60
-----------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --           --            3          11
-----------------------------------------------------------------------------------------------------------------


I-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.



----------------------------------------------------------------------------------------------------------------------------
                                                                    For the years ending December 31,
                                                         1998         1999        2000        2001        2002        2003
----------------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --     $ 112.91     $ 153.26
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           27           54
----------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --     $  81.65     $ 117.68
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           18           59
----------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $ 81.49     $ 157.61     $ 93.36    $ 87.48     $  81.32     $ 125.29
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --            5          42         44           54           69
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --           --
----------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                --           --          --         --           --     $ 106.85
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       --           --          --         --           --            4
----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                                               For the years ending December 31,
                                                                  2004         2005         2006
--------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 177.32     $ 183.41     $ 210.41
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               102          120          127
--------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 114.62     $ 121.73     $ 132.55
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 1           26           50
--------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 136.81     $ 140.93     $ 163.91
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               104          133          167
--------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 111.26     $ 114.31     $ 108.40
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 2           26           30
--------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------
  Unit value                                                         --           --     $ 107.63
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --           11
--------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 109.27     $ 117.68     $ 132.73
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           21           46
--------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------
  Unit value                                                         --     $ 104.39     $ 119.54
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --            9           23
--------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 153.09     $ 200.85     $ 271.98
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                95          144          180
--------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------
  Unit value                                                         --     $ 123.86     $ 133.70
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --            4           12
--------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------
  Unit value                                                         --     $ 119.16     $ 143.20
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --            1           14
--------------------------------------------------------------------------------------------------
 Target 2015 Allocation
--------------------------------------------------------------------------------------------------
  Unit value                                                         --           --     $ 108.37
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --           --
--------------------------------------------------------------------------------------------------
 Target 2025 Allocation
--------------------------------------------------------------------------------------------------
  Unit value                                                         --           --     $ 109.32
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --            2
--------------------------------------------------------------------------------------------------
 Target 2035 Allocation
--------------------------------------------------------------------------------------------------
  Unit value                                                         --           --     $ 110.21
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --            1
--------------------------------------------------------------------------------------------------
 Target 2045 Allocation
--------------------------------------------------------------------------------------------------
  Unit value                                                         --           --     $ 111.00
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                --           --           --
--------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------
  Unit value                                                   $ 143.65     $ 165.70     $ 225.39
--------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                45           86          119
--------------------------------------------------------------------------------------------------



Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                               Insurance Company


                                 Appendix I: Condensed financial information I-5

EQUI-VEST(SM) Employer-Sponsored Retirement Programs

SUPPLEMENT DATED MAY 1, 2007 TO THE EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007

   EQUI-VEST(SM) Vantage(SM) Additional Contributions Tax-Sheltered (ACTS) Program, New Jersey Department of Higher Education
--------------------------------------------------------------------------------



This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2007, for the EQUI-VEST(SM) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. You should keep this Supplement with your prospectus. We will send you another copy of any prospectus or supplement, without charge, upon request.

We offer the EQUI-VEST(SM) Vantage(SM) contract to fund the ACTS Program ("the plan").

The EQUI-VEST(SM) Vantage(SM) ACTS contract is a group variable deferred annuity contract. The employer will be the EQUI-VEST(SM) Vantage(SM) ACTS contract holder. Certain rights may be exercised by employees covered under an employer`s plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The 12-month period beginning on the participant`s participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant`s properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.1

The group annuity contract that covers the qualified plan in which you participate is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under this contract. In the absence of a specific written arrangement to the contrary, you, as the participant under this contract, have the sole authority to make investment allocations and other decisions under the contract. Your AXA Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

We offer the EQUI-VEST(SM) Vantage(SM) ACTS contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(SM) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(SM) Vantage(SM) ACTS, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in an EQUI-VEST(SM) Vantage(SM) ACTS, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement pla or arrangement. (For more information, see "Tax information," in the Prospectus).

                                  ----------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.


Material differences between EQUI-VEST(SM) Vantage(SM) ACTS and the provisions of the EQUI-VEST(SM) Series 100 and 200 contracts described in the Prospectus include the information above as well as the following:

-------

1 This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(SM) Vantage(SM) ACTS product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the Prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed.


        For use with the Additional Contributions Tax-Sheltered Program


                                                                          X01511
888-1353 (5/07)                                     Catalog Number 133282 (5/07)

1. THE FOLLOWING IS ADDED TO "EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 11 OF THE PROSPECTUS:


--------------------------------------------------------------------------------

FEES AND CHARGES FOR
EQUI-VEST(SM) VANTAGE(SM)  o  Separate account charge deducted daily on amounts
ACTS                          invested in variable investment options: 0.70%.

                           o Annual administrative charge: There is no annual administrative charge.

                           o Charge for third-party transfer (such as in the case of a direct transfer of the account value to another 403(b) arrangement ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of
                              Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract): $25 current ($65 maximum) per occurrence per participant.

                           o  No sales charge deducted at the time
                              contributions are made.

                           o  Withdrawal charge: There is no withdrawal charge.

                           o Annual expenses of EQ Advisors Trust and AXA Premier VIP Trust (the "Trusts") portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee table" later in this prospectus.
--------------------------------------------------------------------------------

2. PORTFOLIOS OF THE TRUSTS


The following Variable Investment Options are available under the contract.


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(SM) Vantage(SM) ACTS contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

The AXA Allocation portfolios offer participants a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to participants and/or suggest, incidental to the sale of this contract, that participants consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation portfolios may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" in the prospectus for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                    Investment Manager (or Sub-Adviser(s), as
 Portfolio Name              Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION      Seeks long-term capital appreciation and current income.     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                        Investment Manager (or Sub-Adviser(s), as
 Portfolio Name(*)           Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN VALUE   Seeks capital appreciation.                                  o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL   Seeks to provide current income and long-term growth of      o BlackRock Investment Management
 VALUE(1)                    income, accompanied by growth of capital.                      International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY          Seeks long-term capital appreciation.                        o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                          Investment Manager (or Sub-Adviser(s),
 Portfolio Name(*)            Objective                                                     as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that approximates        o AllianceBernstein L.P.
                              the total return performance of the S&P 500 Index,
                              including reinvestment of dividends, at a risk level
                              consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                            o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH(+)  Seeks long-term growth of capital.                            o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND         Seeks to provide a high total return consistent with          o J.P. Morgan Investment Management Inc.
                              moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve its  o The Dreyfus Corporation assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the         o AllianceBernstein L.P.
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------



(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007, subject to regulatory approval. The current name of the portfolio EQ/Mercury International Value will reflect the portfolio's name in effect, until on or about May 29, 2007.

(+) Please see the supplement included with the prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing.

3. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 26 OF THE PROSPECTUS:

FEE TABLE


The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(SM) Vantage(SM) ACTS certificate. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.


The first table describes fees and expenses that you will pay at the time that you surrender the certificate, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges for certain features shown in the fee table are mutually exclusive.

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of the amount withdrawn (deducted when you
surrender your certificate or make certain withdrawals)                                    0%

Charge if you elect a Variable Immediate Annuity payout option (which is described
in a separate prospectus for that option)                                                  $350

Charge for third-party transfer or direct rollover                                         $65 maximum per participant for each
                                                                                           occurrence; currently $25 per participant
                                                                                           for each occurrence.
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the certificate, not including underlying trust portfolio fees and expenses.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge                                         $0
--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Separate account annual expenses(1)                                        0.70%
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the certificate. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

-----------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2006 (expenses that are deducted     Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                  0.63%      1.30%



This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.

--------------------------------------------------------------------------------
                                   Management                       Other
 Portfolio Name                      Fees(2)      12b-1 Fees(3)   Expenses(4)
--------------------------------------------------------------------------------
AXA Premier VIP Trust:
--------------------------------------------------------------------------------
AXA Moderate Allocation             0.10%         0.25%            0.17%
--------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------
EQ/AllianceBernstein Value          0.60%         0.25%            0.13%
--------------------------------------------------------------------------------
EQ/BlackRock International Value*   0.82%         0.25%            0.21%
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible     0.65%         0.25%            0.25%
--------------------------------------------------------------------------------
EQ/Equity 500 Index                 0.25%         0.25%            0.13%
--------------------------------------------------------------------------------
EQ/FI Mid Cap                       0.68%         0.25%            0.15%
--------------------------------------------------------------------------------
EQ/Janus Large Cap Growth+          0.90%         0.25%            0.15%
--------------------------------------------------------------------------------
EQ/JPMorgan Core Bond               0.44%         0.25%            0.15%
--------------------------------------------------------------------------------
EQ/Money Market                     0.33%         0.25%            0.14%
--------------------------------------------------------------------------------
EQ/Small Company Index              0.25%         0.25%            0.16%
--------------------------------------------------------------------------------


This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.

--------------------------------------------------------------------------------------------------------
                                      Acquired Fund    Total Annual                          Net Total
                                        Fees and         Expenses                            Annual
                                        Expenses         (Before          Fee Waivers       Expenses
other expenses)(2)                     (Underlying       Expense        and/or Expense    After Expense
 Portfolio Name                      Portfolios)(5)    Limitations)   Reimbursements(6)    Limitations
--------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
--------------------------------------------------------------------------------------------------------
AXA Moderate Allocation             0.78%            1.30%           (0.17)%             1.13%
--------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Value            --             0.98%           (0.03)%             0.95%
--------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value*     --             1.28%           (0.03)%             1.25%
--------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible       --             1.15%           (0.10)%             1.05%
--------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                   --             0.63%              --               0.63%
--------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                         --             1.08%           (0.08)%             1.00%
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth+            --             1.30%           (0.15)%             1.15%
--------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond                 --             0.84%            0.00%              0.84%
--------------------------------------------------------------------------------------------------------
EQ/Money Market                       --             0.72%              --               0.72%
--------------------------------------------------------------------------------------------------------
EQ/Small Company Index              0.01%            0.67%            0.00%              0.67%
--------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" earlier in this supplement for the investment option's former name.

+ Please see the supplement included with the prospectus regarding the planned substitution or merger of this portfolio.

Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(2) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (6) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.

(5) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A"-" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fee waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below.



------------------------------------------
 Portfolio Name
------------------------------------------
 EQ/AllianceBernstein Value   0.94%
------------------------------------------
 EQ/FI Mid Cap                0.97%
------------------------------------------

------------------------------------------
 Portfolio Name
------------------------------------------
 EQ/Janus Large Cap Growth   1.14%
------------------------------------------



EXAMPLES: EQUI-VEST(SM) VANTAGE(SM) ACTS CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(SM) Vantage(SM) ACTS contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume that the Contract Year and Participation Year are the same. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:




---------------------------------------------------------------------------------------------------------------------------
                                                                                If you surrender or do not surrender your
                                                                                               contract at
                                        If you annuitize at the end of the                    the end of the
                                              applicable time period                      applicable time period
                                   ---------------------------------------------------------------------------------------
                                      1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation               N/A        $998      $1,463      $2,746      $210      $648      $1,113     $2,396
---------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Value            N/A        $897      $1,291      $2,394      $176      $547      $  941     $2,044
EQ/BlackRock International Value*     N/A        $992      $1,452      $2,725      $208      $642      $1,102     $2,375
EQ/Calvert Socially Responsible       N/A        $951      $1,382      $2,583      $194      $601      $1,032     $2,233
EQ/Equity 500 Index                   N/A        $784      $1,100      $1,996      $140      $434      $  750     $1,646
EQ/FI Mid Cap                         N/A        $928      $1,345      $2,506      $187      $578      $  995     $2,156
EQ/Janus Large Cap Growth+            N/A        $998      $1,463      $2,746      $210      $648      $1,113     $2,396
EQ/JPMorgan Core Bond                 N/A        $852      $1,215      $2,237      $162      $502      $  865     $1,887
EQ/Money Market                       N/A        $813      $1,150      $2,100      $149      $463      $  800     $1,750
EQ/Small Company Index                N/A        $797      $1,122      $2,042      $144      $447      $  772     $1,692
---------------------------------------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" earlier in the supplement for the investment option's former name.

+ Please see the supplement included with the prospectus regarding the planned substitution or merger of this portfolio.


CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2006.

4. THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 28:


--------------------------------------------------------------------------------
 Contract type     Source of contributions
--------------------------------------------------------------------------------
EQUI-VEST(SM)      o Salary Reduction Contributions (Elective Deferral
Vantage(SM) ACTS     Contributions): Contributions under a salary reduction
                     agreement that an employee enters into with the Employer under the Plan, including "designated Roth contributions under Section 402A of the Code.

                   o Rollover Contributions: Contributions of eligible
                     rollover distributions directly or indirectly from another eligible retirement arrangement.

                   o Direct Transfer Contributions: Amounts directly
                     transferred from another 403(b) arrangement pursuant to Revenue Ruling 90-24.

                   o Additional "catch-up" contributions.


--------------------------------------------------------------------------------
 Contract type     Limitations on contributions
--------------------------------------------------------------------------------
EQUI-VEST(SM)      o For 2007, maximum amount of employee contributions
Vantage(SM) ACTS     is generally the lesser of $45,000 or 100% of
                     compensation with maximum salary reduction contribution of $15,500.

                   o If your employer`s plan permits, additional salary
                     reduction catch-up contributions totalling up to $5,000 can be made where you are at least age 50 at any time during 2007.

                   o Rollover or direct transfer contributions after age 70-1/2 must be net of required minimum distributions.

                   o All salary reduction contributions (whether pre-tax or
                     designated Roth) may not exceed the total maximum for the year. (For 2007, $15,500 and age 50 catch-up of $ 5,000.)

                   o We currently do not accept rollovers or direct transfers of funds from designated Roth accounts.

                   o Different sources of contributions and earnings may be
                     subject to withdrawal restrictions.



5. THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 28 IS REPLACED IN ITS ENTIRETY BY THE
   FOLLOWING:


We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable accumulation annuities in which a participant has an interest would then total more than $2,500,000.

6. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 29 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:


For the following employer-funded programs, the employee must be the owner on the contract: SEP-IRA, SARSEP IRA, SIMPLE IRA, TSA, University TSA (other than EQUI-VEST(SM) Vantage(SM) ACTS contracts) and Annuitant-Owned HR-10.



7. THE FINAL PARAGRAPH IN "CONTRACT FEATURES AND BENEFITS" UNDER "GUARANTEED INTEREST OPTION," AT PAGE 36 IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING PARAGRAPH:

The minimum yearly guaranteed interest rate for 2007 is equal to 3.00%. Your lifetime minimum guaranteed interest rate is 1.5%. The minimum yearly guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current rates will never be less than the minimum yearly guaranteed interest rate.

8. THE SECTION "SELECTING YOUR INVESTMENT METHOD" IN THE PROSPECTUS BEGINNING ON PAGE 37 DOES NOT APPLY TO EQUI-VEST(SM) VANTAGE(SM) ACTS. A NEW SECTION IS ADDED AS FOLLOWS:


TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS

From time to time, we may remove certain restrictions that apply. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions.


9. THE SEVENTH BULLET IN "TRANSFERRING YOUR ACCOUNT VALUE" UNDER "TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS" IN THE PROSPECTUS AT PAGE 41 IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:


o The maximum amount that may be transferred from the guaranteed interest option to any investment option in any participation year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b) the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from the contract, which include any amounts directly transferred from the contract to another 403(b) arrangement pursuant to Revenue Ruling 90-24 in the prior participation year (other than amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.

o We reserve the right to not permit transfers into the guaranteed interest option in the first participation year. After the first participation year, we also reserve the right to prohibit a transfer into the guaranteed interest option if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


10. A NEW SUBSECTION IS ADDED UNDER "ACCESSING YOUR MONEY" IMMEDIATELY AFTER THE CHART UNDER "WITHDRAWING YOUR ACCOUNT VALUE" AT PAGE 44 OF THE PROSPECTUS AS FOLLOWS:


RESTRICTIONS ON WITHDRAWALS FROM THE GUARANTEED INTEREST OPTION:

The maximum amount that may be withdrawn from the guaranteed interest option in any participation year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b) the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from your account balance under the contract, which include any amounts directly transferred from your account balance under the contract to another 403(b) arrangement pursuant to Revenue Ruling 90-24 in the prior participation year (other than amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.


11. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EMPLOYER EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 45:


Any participant loan requests require contract holder approval.

12. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 46:


EQUI-VEST(SM) VANTAGE(SM) ACTS TERMINATION OF PARTICIPATION

We may terminate the participant`s participation under the EQUI-VEST(SM) Vantage(SM) ACTS contract and pay that participant the account value under the certificate if:


(1) the account value under the certificate is less than $500 and that participant has not made contributions under the certificate for a period of three years;

(2) a participant requests a partial withdrawal that reduces the account value under the certificate to an amount of less than $500;

(3) a participant has not made any contributions under the certificate within 120 days from his or her participation date; or


(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(SM) Vantage(SM) ACTS contract is terminated by us.


We will deduct the amount of any outstanding loan balance from the account value when we terminate a participant`s participation under the contract.


The contract holder may discontinue an EQUI-VEST(SM) Vantage(SM) ACTS contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferrals to be made under the contract. The participant may, subject to the annual withdrawal restriction from the guaranteed interest option, withdraw any portion of the account value under the certificate and:
(i) transfer or directly roll over such amounts to the employer-designated funding vehicle; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or
Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us.

An EQUI-VEST(SM) Vantage(SM) ACTS contract may be terminated only after all participation under the contract is terminated.

13. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS*" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 51:

CHARGES UNDER EQUI-VEST(SM) VANTAGE(SM) ACTS CONTRACTS

CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate of 0.70% of daily net assets attributable to all certificates under the group contract.

The mortality risk we assume is the risk that participants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the certificates than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the certificates. A participant`s participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(SM) Vantage(SM) ACTS contracts.

CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We deduct a charge for third-party transfer (such as in the case of (i) a direct transfer of the account value to another employer-designated funding vehicle or (ii) a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or (iii) a direct rollover to another eligible retirement plan. This charge is currently $25 ($65 maximum) per occurrence per participant.

14. THE SECOND PARAGRAPH IN "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" UNDER "WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 59 IS AMENDED IN THE FOLLOWING MANNER:


The phrase in the first sentence of the paragraph "or to your account balance attributable to employer contributions" is deleted in its entirety.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same daily asset charge of 0.70%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST(SM) Vantage(SM) ACTS contracts


THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A
WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006.

------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                    --------------------------------------------------------------
                                                        2002        2003          2004         2005         2006
-------------------------------------------------------------------------    -------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 89.58     $ 105.98      $ 114.42     $ 119.07     $ 130.44
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            2            4
------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 82.19     $ 105.07      $ 118.36     $ 123.92     $ 149.38
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --            1             1            5            9
------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 64.32     $  81.73      $  84.06     $  90.77     $  94.85
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --           --            1
------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 63.97     $  81.20      $  88.88     $  92.14     $ 105.31
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --             1            4            7
------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 69.75     $  99.46      $ 114.60     $ 121.04     $ 134.05
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --             1            2            5
------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 44.53     $  55.65      $  61.98     $  66.03     $  66.35
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --             1            4            6
------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $107.78     $ 110.63      $ 114.36     $ 116.07     $ 119.94
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            1            2
------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 77.18     $  98.13      $ 118.54     $ 130.47     $ 162.83
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            2            6
------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $110.53     $ 110.38      $ 110.46     $ 112.56     $ 116.79
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --           --
------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 82.10     $ 118.92      $ 138.95     $ 143.86     $ 168.15
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     --           --            --            2            4
------------------------------------------------------------------------------------------------------------------



    Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104
                                 (212) 554-1234



   All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                                Insurance Company

EQUI-VEST(SM)
Supplement dated May 1, 2007
to EQUI-VEST(SM) Employer-Sponsored
Retirement Programs Prospectus Dated May 1, 2007

AXA EQUITABLE LIFE INSURANCE COMPANY
1290 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10104


EQUI-VEST(SM) TSA contracts (Series 200)* offered to Employees of certain non-profit organizations within the State of Oregon
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the Prospectus or Supplement to Prospectus dated May 1, 2007 ("Prospectus") for the EQUI-VEST(SM) Employer-Sponsored Retirement Programs deferred variable annuity contracts issued by AXA Equitable Life Insurance Company ("AXA Equitable").


We offer the EQUI-VEST(SM) series 200 contracts, as described below ("Modified Oregon TSA Contracts"), to fund plans that meet the requirements of Internal Revenue Code Section 403(b) ("Section 403(b) plans") sponsored by certain
Section 501(c)(3) non-profit organizations, within the State of Oregon ("employer"). Modified Oregon TSA Contracts are available only when an employer
(i) makes contributions to a Section 403(b) plan; (ii) has entered into an agreement with us that permits us to offer Modified Oregon TSA Contracts as a funding vehicle for its 403(b) plan; and (iii) has at least $10 million in existing assets to fund Modified Oregon TSA Contracts in its 403(b) plan.


This Supplement describes the material differences between the series 200 contracts described in the Prospectus and the Modified Oregon TSA Contracts. Certain of the modifications relate to the separate account asset-based charges for the variable investment options under Modified Oregon TSA Contracts. These charges are lowered from a maximum of 1.49% on certain variable investment options to 0.90% on all variable investment options. The Class IB/B shares of AXA Premier VIP Trust, EQ Advisors Trust, and the Class II shares of The Universal Institutional Funds, Inc.+ (the "Trusts") available under Modified Oregon TSA Contracts include 12b-1 fees among their charges. The series 200 contracts described in the Prospectus include Class IA shares of certain Trusts, which are not subject to 12b-1 fees and are not offered under Modified Oregon TSA Contracts.

This Supplement should be read together with the Prospectus. For purposes of this Supplement, the term "annuitant" refers to holders of current contracts (contract number 11947CT-I*, and certificate numbers 11934T* and 92TSAAOR00) and the Modified Oregon TSA Contracts offered hereunder. Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.


Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus.)

The first bullet in "Fees and charges" under "EQUI-VEST(SM) employer-sponsored retirement programs at a glance - key features" section in the Prospectus has been modified for Oregon TSA Contracts, as follows:

We deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at an annual rate of 0.90%.


+ Please see the supplement included with the Prospectus regarding the planned substitution or merger of this Trust's investment option, subject to regulatory approval.

* For in-force contracts, your contract series may be 100.


                      FOR USE ONLY IN THE STATE OF OREGON
888-1391 (5/07)                                           Cat. No. 136613 (5/07)
                                                                          x01528

Fee Table
--------------------------------------------------------------------------------

The following tables are applicable to Modified Oregon TSA Contracts and describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Please also see the discussion of the modifications to "charges and expenses" as set forth later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, purchase a Variable Immediate Annuity payout option or make certain transfers and exchanges. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

------------------------------------------------------------------------------------------------
Charges we deduct from your account at the time you request certain transactions
------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of the amount withdrawn (deducted if you
surrender your contract or make certain withdrawals).(1)                                   0%

The withdrawal charge is waived; therefore all references in the prospectus to "withdrawal charge" or "10% free withdrawal amount" are deleted in their entirety.

Charge if you elect a Variable Immediate Annuity payout option
(which is described in a separate prospectus for that option).                             $350

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------
Annual administrative charge:                                                              $  0

The annual administrative charge is waived; therefore all references in the prospectus to "annual administrative charge" or "administrative charge"
are deleted in their entirety.
------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------
Separate account annual expenses:
Mortality and expense risk(1)                                                              0.65%
Other expenses(2)                                                                          0.25%
                                                                                           -----
Total Separate Account A annual expenses(3)                                                0.90%
------------------------------------------------------------------------------------------------



You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.



------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from portfolio assets including management fees, 12b-1 fees, service fees,         ------     -------
and/or other expenses)(4)                                                          0.63%      11.36%

This table shows the fees and expenses for 2006 as an annual percentage of each portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                            Acquired          Total          Fee      Net Total
                                                                              Fund           Annual        Waivers      Annual
                                                                             Fees and        Expenses       and/or      Expenses
                                                                             Expenses        (Before       Expense       After
                                   Management     12b-1       Other       (Underlying       Expense     Reimburse-     Expense
 Portfolio Name                       Fees(5)     Fees(6)   Expenses(7)   Portfolios)(8)   Limitations)    ments(9)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
AXA Aggressive Allocation            0.10%         0.25%     0.18%         0.91%            1.44%          (0.18)%      1.26%
AXA Conservative Allocation          0.10%         0.25%     0.22%         0.67%            1.24%          (0.22)%      1.02%
AXA Conservative-Plus Allocation     0.10%         0.25%     0.18%         0.72%            1.25%          (0.18)%      1.07%
AXA Moderate Allocation              0.10%         0.25%     0.17%         0.78%            1.30%          (0.17)%      1.13%
AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%         0.85%            1.37%          (0.17)%      1.20%
Multimanager Aggressive Equity*      0.61%         0.25%     0.19%           --             1.05%             --        1.05%
Multimanager Core Bond*              0.59%         0.25%     0.18%           --             1.02%          (0.07)%      0.95%
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                            Management    12b-1      Other
 Portfolio Name                                              Fees(5)     Fees(6)   Expenses(7)
----------------------------------------------------------------------------------------------
Multimanager Health Care*                                 1.20%         0.25%      0.23%
Multimanager High Yield*                                  0.58%         0.25%      0.18%
Multimanager International Equity*                        1.02%         0.25%      0.26%
Multimanager Large Cap Core Equity*                       0.90%         0.25%      0.20%
Multimanager Large Cap Growth*                            0.90%         0.25%      0.22%
Multimanager Large Cap Value*                             0.88%         0.25%      0.22%
Multimanager Mid Cap Growth*                              1.10%         0.25%      0.20%
Multimanager Mid Cap Value*                               1.10%         0.25%      0.21%
Multimanager Technology*                                  1.20%         0.25%      0.23%
Target 2015 Allocation                                    0.10%         0.25%      7.88%
Target 2025 Allocation                                    0.10%         0.25%      7.29%
Target 2035 Allocation                                    0.10%         0.25%      9.56%
Target 2045 Allocation                                    0.10%         0.25%     10.49%
----------------------------------------------------------------------------------------------
EQ Advisors Trust:
----------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                         0.47%         0.25%      0.13%
EQ/AllianceBernstein Growth and Income++                  0.56%         0.25%      0.12%
EQ/AllianceBernstein Intermediate Government Securities   0.50%         0.25%      0.14%
EQ/AllianceBernstein International                        0.71%         0.25%      0.20%
EQ/AllianceBernstein Large Cap Growth                     0.90%         0.25%      0.11%
EQ/AllianceBernstein Quality Bond                         0.50%         0.25%      0.14%
EQ/AllianceBernstein Small Cap Growth                     0.74%         0.25%      0.13%
EQ/AllianceBernstein Value                                0.60%         0.25%      0.13%
EQ/AXA Rosenberg Value Long/Short Equity                  1.40%         0.25%      1.44%
EQ/BlackRock Basic Value Equity*                          0.55%         0.25%      0.14%
EQ/BlackRock International Value*                         0.82%         0.25%      0.21%
EQ/Boston Advisors Equity Income                          0.75%         0.25%      0.15%
EQ/Calvert Socially Responsible                           0.65%         0.25%      0.25%
EQ/Capital Guardian Growth                                0.65%         0.25%      0.16%
EQ/Capital Guardian International+                        0.83%         0.25%      0.21%
EQ/Capital Guardian Research                              0.65%         0.25%      0.13%
EQ/Capital Guardian U.S. Equity++                         0.64%         0.25%      0.14%
EQ/Caywood-Scholl High Yield Bond                         0.60%         0.25%      0.18%
EQ/Davis New York Venture**                               0.85%         0.25%      0.74%
EQ/Equity 500 Index                                       0.25%         0.25%      0.13%
EQ/Evergreen International Bond                           0.70%         0.25%      0.23%
EQ/Evergreen Omega                                        0.65%         0.25%      0.21%
EQ/FI Mid Cap                                             0.68%         0.25%      0.15%
EQ/FI Mid Cap Value+                                      0.73%         0.25%      0.13%
EQ/Franklin Income                                        0.90%         0.25%      0.38%
EQ/Franklin Small Cap Value                               0.90%         0.25%      2.00%
EQ/Franklin Templeton Founding Strategy**                 0.05%         0.25%      0.21%
EQ/GAMCO Mergers and Acquisitions                         0.90%         0.25%      0.33%
EQ/GAMCO Small Company Value                              0.78%         0.25%      0.14%
EQ/International Growth                                   0.85%         0.25%      0.35%
EQ/Janus Large Cap Growth++                               0.90%         0.25%      0.15%
EQ/JPMorgan Core Bond                                     0.44%         0.25%      0.15%
EQ/JPMorgan Value Opportunities                           0.60%         0.25%      0.16%
EQ/Legg Mason Value Equity                                0.65%         0.25%      0.22%
EQ/Long Term Bond                                         0.43%         0.25%      0.15%
EQ/Lord Abbett Growth and Income                          0.65%         0.25%      0.26%
EQ/Lord Abbett Large Cap Core                             0.65%         0.25%      0.41%
EQ/Lord Abbett Mid Cap Value                              0.70%         0.25%      0.18%
EQ/Marsico Focus                                          0.85%         0.25%      0.13%
EQ/MFS Emerging Growth Companies+                         0.65%         0.25%      0.15%
EQ/MFS Investors Trust+                                   0.60%         0.25%      0.16%
EQ/Money Market                                           0.33%         0.25%      0.14%
EQ/Montag & Caldwell Growth                               0.75%         0.25%      0.16%
EQ/Mutual Shares                                          0.90%         0.25%      0.50%
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                               Acquired         Total         Fee      Net Total
                                                                Fund           Annual        Waivers      Annual
                                                              Fees and        Expenses       and/or      Expenses
                                                              Expenses         (Before       Expense       After
                                                             (Underlying       Expense     Reimburse-     Expense
Portfolio Name                                              Portfolios)(8)   Limitations)    ments(9)    Limitations
--------------------------------------------------------------------------------------------------------------------
Multimanager Health Care*                                   --              1.68%            0.00%     1.68%
Multimanager High Yield*                                    --              1.01%              --      1.01%
Multimanager International Equity*                          --              1.53%            0.00%     1.53%
Multimanager Large Cap Core Equity*                         --              1.35%            0.00%     1.35%
Multimanager Large Cap Growth*                              --              1.37%          ( 0.02)%    1.35%
Multimanager Large Cap Value*                               --              1.35%            0.00%     1.35%
Multimanager Mid Cap Growth*                              0.01%             1.56%            0.00%     1.56%
Multimanager Mid Cap Value*                               0.03%             1.59%            0.00%     1.59%
Multimanager Technology*                                    --              1.68%            0.00%     1.68%
Target 2015 Allocation                                    0.53%             8.76%          ( 7.63)%    1.13%
Target 2025 Allocation                                    0.52%             8.16%          ( 7.04)%    1.12%
Target 2035 Allocation                                    0.52%            10.43%          ( 9.31)%    1.12%
Target 2045 Allocation                                    0.52%            11.36%          (10.24)%    1.12%
--------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock                           --              0.85%              --      0.85%
EQ/AllianceBernstein Growth and Income++                    --              0.93%              --      0.93%
EQ/AllianceBernstein Intermediate Government Securities     --              0.89%              --      0.89%
EQ/AllianceBernstein International                          --              1.16%          ( 0.06)%    1.10%
EQ/AllianceBernstein Large Cap Growth                       --              1.26%          ( 0.21)%    1.05%
EQ/AllianceBernstein Quality Bond                           --              0.89%              --      0.89%
EQ/AllianceBernstein Small Cap Growth                       --              1.12%              --      1.12%
EQ/AllianceBernstein Value                                  --              0.98%          ( 0.03)%    0.95%
EQ/AXA Rosenberg Value Long/Short Equity                    --              3.09%          ( 1.10)%    1.99%
EQ/BlackRock Basic Value Equity*                            --              0.94%            0.00%     0.94%
EQ/BlackRock International Value*                           --              1.28%          ( 0.03)%    1.25%
EQ/Boston Advisors Equity Income                            --              1.15%          ( 0.10)%    1.05%
EQ/Calvert Socially Responsible                             --              1.15%          ( 0.10)%    1.05%
EQ/Capital Guardian Growth                                  --              1.06%          ( 0.11)%    0.95%
EQ/Capital Guardian International+                          --              1.29%          ( 0.09)%    1.20%
EQ/Capital Guardian Research                                --              1.03%          ( 0.08)%    0.95%
EQ/Capital Guardian U.S. Equity++                           --              1.03%          ( 0.08)%    0.95%
EQ/Caywood-Scholl High Yield Bond                           --              1.03%          ( 0.03)%    1.00%
EQ/Davis New York Venture**                                 --              1.84%          ( 0.54)%    1.30%
EQ/Equity 500 Index                                         --              0.63%              --      0.63%
EQ/Evergreen International Bond                             --              1.18%          ( 0.03)%    1.15%
EQ/Evergreen Omega                                          --              1.11%            0.00%     1.11%
EQ/FI Mid Cap                                               --              1.08%          ( 0.08)%    1.00%
EQ/FI Mid Cap Value+                                        --              1.11%          ( 0.01)%    1.10%
EQ/Franklin Income                                          --              1.53%          ( 0.23)%    1.30%
EQ/Franklin Small Cap Value                                 --              3.15%          ( 1.85)%    1.30%
EQ/Franklin Templeton Founding Strategy**                 1.07%             1.58%          ( 0.11)%    1.47%
EQ/GAMCO Mergers and Acquisitions                           --              1.48%          ( 0.03)%    1.45%
EQ/GAMCO Small Company Value                                --              1.17%            0.00%     1.17%
EQ/International Growth                                     --              1.45%            0.00%     1.45%
EQ/Janus Large Cap Growth++                                 --              1.30%          ( 0.15)%    1.15%
EQ/JPMorgan Core Bond                                       --              0.84%            0.00%     0.84%
EQ/JPMorgan Value Opportunities                             --              1.01%          ( 0.06)%    0.95%
EQ/Legg Mason Value Equity                                  --              1.12%          ( 0.12)%    1.00%
EQ/Long Term Bond                                           --              0.83%            0.00%     0.83%
EQ/Lord Abbett Growth and Income                            --              1.16%          ( 0.16)%    1.00%
EQ/Lord Abbett Large Cap Core                               --              1.31%          ( 0.31)%    1.00%
EQ/Lord Abbett Mid Cap Value                                --              1.13%          ( 0.08)%    1.05%
EQ/Marsico Focus                                            --              1.23%          ( 0.08)%    1.15%
EQ/MFS Emerging Growth Companies+                           --              1.05%              --      1.05%
EQ/MFS Investors Trust+                                     --              1.01%          ( 0.06)%    0.95%
EQ/Money Market                                             --              0.72%              --      0.72%
EQ/Montag & Caldwell Growth                                 --              1.16%          ( 0.01)%    1.15%
EQ/Mutual Shares                                            --              1.65%          ( 0.35)%    1.30%
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                                      Acquired
                                                                                       Fund
                                                                                     Fees and
                                                                                     Expenses
                                             Management     12b-1       Other       (Underlying
Portfolio Name                                 Fees(5)     Fees(6)   Expenses(7)   Portfolios)(8)
-------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global                      0.95%         0.25%     1.30%         0.01%
EQ/Oppenheimer Main Street Opportunity**   0.85%         0.25%     1.58%           --
EQ/Oppenheimer Main Street Small Cap       0.90%         0.25%     1.48%           --
EQ/PIMCO Real Return                       0.55%         0.25%     0.18%           --
EQ/Short Duration Bond                     0.43%         0.25%     0.14%           --
EQ/Small Cap Value+                        0.73%         0.25%     0.15%           --
EQ/Small Company Growth+                   1.00%         0.25%     0.17%           --
EQ/Small Company Index                     0.25%         0.25%     0.16%         0.01%
EQ/TCW Equity++                            0.80%         0.25%     0.16%           --
EQ/Templeton Growth                        0.95%         0.25%     0.64%           --
EQ/UBS Growth and Income                   0.75%         0.25%     0.17%           --
EQ/Van Kampen Comstock                     0.65%         0.25%     0.19%           --
EQ/Van Kampen Emerging Markets Equity      1.12%         0.25%     0.40%           --
EQ/Van Kampen Mid Cap Growth               0.70%         0.25%     0.23%           --
EQ/Wells Fargo Montgomery Small Cap++      0.85%         0.25%     0.41%           --
-------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++              0.74%         0.35%     0.27%           --
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                 Total          Fee      Net Total
                                               Annual        Waivers      Annual
                                              Expenses       and/or      Expenses
                                               (Before       Expense       After
                                               Expense     Reimburse-     Expense
 Portfolio Name                             Limitations)    ments(9)    Limitations
------------------------------------------------------------------------------------------
EQ/Oppenheimer Global                      2.51%          (1.15)%      1.36%
EQ/Oppenheimer Main Street Opportunity**   2.68%          (1.38)%      1.30%
EQ/Oppenheimer Main Street Small Cap       2.63%          (1.33)%      1.30%
EQ/PIMCO Real Return                       0.98%          (0.08)%      0.90%
EQ/Short Duration Bond                     0.82%           0.00%       0.82%
EQ/Small Cap Value+                        1.13%          (0.03)%      1.10%
EQ/Small Company Growth+                   1.42%          (0.12)%      1.30%
EQ/Small Company Index                     0.67%           0.00%       0.67%
EQ/TCW Equity++                            1.21%          (0.06)%      1.15%
EQ/Templeton Growth                        1.84%          (0.49)%      1.35%
EQ/UBS Growth and Income                   1.17%          (0.12)%      1.05%
EQ/Van Kampen Comstock                     1.09%          (0.09)%      1.00%
EQ/Van Kampen Emerging Markets Equity      1.77%           0.00%       1.77%
EQ/Van Kampen Mid Cap Growth               1.18%          (0.13)%      1.05%
EQ/Wells Fargo Montgomery Small Cap++      1.51%          (0.21)%      1.30%
------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------
U.S. Real Estate - Class II++              1.36%          (0.10)%      1.26%
------------------------------------------------------------------------------------------



* This is the investment option's new name effective on or about May 29, 2007, subject to regulatory approval. Please see "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus for the investment option's former name.

** This investment option will be available on or about May 29, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with the Prospectus for more information.

++ Please see the supplement included with the Prospectus regarding the planned substitution or merger of this Portfolio.


Notes:

(1) A portion of this charge is for providing the death benefit.

(2) This charge is for financial accounting and other administrative services relating to the contract.

(3) Total Separate Account A charges annual expenses of the variable investment options (not including the Trusts' fees and other expenses) are guaranteed not to exceed a total annual rate of 0.90%.


(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2006 and for the underlying portfolios.


(5) The management fees for each portfolio cannot be increased without a vote of that portfolio's shareholders. See footnote (9) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreement information.


(8) Each of these variable investment options invests in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). Amounts shown reflect each portfolio's pro rata share of the fees and expenses of the underlying portfolio(s) in which it invests. The fees and expenses are based on the respective weighted investment allocation as of 12/31/06. A "--" indicates that the listed portfolio does not invest in underlying portfolios.

(9) The amounts shown reflect any fee waivers and/or expense reimbursements that apply to each portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain portfolios, which are effective through April 30, 2008. Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits such portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the portfolio invests and extraordinary expenses) to not more than specified amounts. Therefore, each portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the portfolio so that total annual operating expenses of the portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the funds' distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio net expenses, the expenses would be as shown in the table below:



------------------------------------------------
Portfolio Name:
------------------------------------------------
Multimanager Aggressive Equity              1.03%
------------------------------------------------
Multimanager Health Care                    1.63%
------------------------------------------------
Multimanager International Equity           1.52%
------------------------------------------------

------------------------------------------------
Portfolio Name:
------------------------------------------------
Multimanager Large Cap Core Equity       1.33%
------------------------------------------------
Multimanager Large Cap Growth            1.33%
------------------------------------------------
Multimanager Large Cap Value             1.31%
------------------------------------------------
Multimanager Mid Cap Growth              1.52%
------------------------------------------------
Multimanager Mid Cap Value               1.58%
------------------------------------------------
Multimanager Technology                  1.64%
------------------------------------------------
EQ/AllianceBernstein Common Stock        0.83%
------------------------------------------------
EQ/AllianceBernstein Growth and Income   0.92%
------------------------------------------------
EQ/AllianceBernstein Large Cap Growth    1.03%
------------------------------------------------
EQ/AllianceBernstein Small Cap Growth    1.11%
------------------------------------------------
EQ/AllianceBernstein Value               0.94%
------------------------------------------------
EQ/BlackRock Basic Value Equity          0.93%
------------------------------------------------
EQ/Capital Guardian Growth               0.94%
------------------------------------------------
EQ/Capital Guardian Research             0.94%
------------------------------------------------
EQ/Capital Guardian U.S. Equity          0.94%
------------------------------------------------
EQ/Davis New York Venture                1.27%
------------------------------------------------
EQ/Evergreen Omega                       1.05%
------------------------------------------------
EQ/FI Mid Cap                            0.97%
------------------------------------------------
EQ/FI Mid Cap Value                      1.09%
------------------------------------------------
EQ/GAMCO Mergers and Acquisitions        1.37%
------------------------------------------------
EQ/GAMCO Small Company Value             1.16%
------------------------------------------------
EQ/Janus Large Cap Growth                1.14%
------------------------------------------------
EQ/Legg Mason Value Equity               0.97%
------------------------------------------------
EQ/Lord Abbett Growth and Income         0.99%
------------------------------------------------
EQ/Lord Abbett Large Cap Core            0.99%
------------------------------------------------
EQ/Marsico Focus                         1.14%
------------------------------------------------
EQ/MFS Emerging Growth Companies         1.03%
------------------------------------------------
EQ/MFS Investors Trust                   0.94%
------------------------------------------------
EQ/Montag & Caldwell Growth              1.13%
------------------------------------------------
EQ/Mutual Shares                         1.30%
------------------------------------------------
EQ/Small Cap Value                       1.02%
------------------------------------------------
EQ/UBS Growth and Income                 1.03%
------------------------------------------------
EQ/Van Kampen Comstock                   0.99%
------------------------------------------------
EQ/Van Kampen Emerging Markets Equity    1.75%
------------------------------------------------
EQ/Van Kampen Mid Cap Growth             1.01%
------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap      1.20%
------------------------------------------------


The section entitled "Charges under the contracts" under "Charges and expenses"
section in the prospectus has been modified as follows:

MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph of this section.

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:

We deduct this daily charge from the net assets in each variable investment option. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. The charge is to reimburse us for the cost of financial accounting services we provide under the contracts.

Condensed financial information


The unit values and number of units outstanding shown below, as of December 31, 2006, are for contracts offered under Separate Account A with the same daily asset charge of 0.90%


EQUI-VEST(SM) MODIFIED OREGON TSA CONTRACT


THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006 ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                   For the years ending
                                                                                                       December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2002        2003
----------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --     $ 109.27
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --     $ 102.27
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --     $ 104.26
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 99.46    $  86.02     $ 101.79
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             22          24           25
----------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --     $ 108.08
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 55.54    $  39.17     $  53.42
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             35          34           35
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $ 107.20     $ 110.22
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --            1
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  79.33     $ 100.74
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 77.17    $  74.22     $  90.15
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1           1            2
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  78.42     $ 104.39
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --            1
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  76.77     $  97.48
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  68.17     $  88.25
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  79.44     $ 103.20
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  62.27     $  86.54
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --            1
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  74.03     $ 103.15
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --            1
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004         2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 121.06     $ 129.64     $ 151.46
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            1            5
-------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 107.45     $ 109.09     $ 115.00
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1            1
-------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.33     $ 113.91     $ 122.77
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            2            4
-------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 110.51     $ 115.21     $ 126.31
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              24           23           22
-------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 119.63     $ 126.46     $ 143.50
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               3            6           16
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  59.44     $  63.86     $  66.63
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              35           34           29
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 113.47     $ 114.42     $ 117.67
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            2            2
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.95     $ 118.66     $ 123.63
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            2            3
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  97.08     $  99.16     $ 108.02
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               2            5            5
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 121.98     $ 139.55     $ 173.31
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            2            4
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 105.95     $ 112.07     $ 126.14
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1           --
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  93.28     $  99.37     $  98.58
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            2            4
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 117.02     $ 124.20     $ 146.87
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            2            2
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  95.83     $ 102.93     $ 111.81
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            3            3
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 117.75     $ 125.26     $ 142.42
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            2            2
-------------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006 ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2002        2003
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  56.89    $  88.87
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 87.42    $  57.75    $  85.60
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             54          51          52
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $128.51    $ 100.27    $ 129.60
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              5           7           8
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $118.06    $ 127.05    $ 128.60
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           1           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 76.02    $  67.72    $  90.72
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1           8           9
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 71.03    $  48.46    $  59.16
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1           1           3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $118.44    $ 126.38    $ 129.67
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1           2           3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $106.88    $  73.89    $ 103.19
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              2           2           3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 95.39    $  81.63    $ 104.15
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1           2           5
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 87.65    $  63.89    $  81.01
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  54.67    $  67.15
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           1           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $  68.67    $  90.25
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $109.00    $  81.38    $ 106.04
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           1           7
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $101.25    $  76.77    $ 103.77
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           6
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004        2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  92.46     $ 101.96     $ 108.42
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              2            6            6
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  96.80     $ 100.06     $ 109.76
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             53           50           43
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 144.35     $ 150.93     $ 177.31
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              9           11           10
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 129.91     $ 130.34     $ 133.20
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1            2            3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 106.24     $ 121.39     $ 148.60
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             10           13           12
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  63.54     $  72.38     $  71.34
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1            4            6
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 133.32     $ 134.77     $ 138.66
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              3            4            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 116.56     $ 128.81     $ 139.15
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              3            4            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 117.09     $ 122.34     $ 147.18
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              2           13           18
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --     $ 108.95     $ 109.53
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 107.08     $ 112.64     $ 129.46
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --            1            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  83.16     $  89.61     $  93.45
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --            2            3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  70.23     $  73.16     $  77.86
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --            1            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 101.61     $ 117.94     $ 139.38
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --            4            5
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 116.55     $ 122.50     $ 136.03
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              2           14           14
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 112.42     $ 118.06     $ 128.65
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           10           11
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --     $ 104.28     $ 111.58
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           --           --
-------------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006 ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2002        2003
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 97.75    $  75.18    $  95.23
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              7           7           8
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 76.81    $  57.84    $  79.22
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 85.92    $  69.42    $  98.80
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           1           4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $111.62    $  94.35    $ 124.60
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1           2           3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 64.18    $  44.32    $  55.28
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --           2
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --    $ 107.54    $ 110.17
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           1           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 96.20    $  77.17    $  96.98
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --           1           1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004         2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 104.03     $ 107.63     $ 122.77
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               7           11           12
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  97.60     $ 100.03
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  84.03     $  86.57     $  90.83
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            2            3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 113.60     $ 119.75     $ 132.35
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               2           15           19
-------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 145.52     $ 160.54     $ 178.95
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               4            5            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 104.43
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 103.24
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 105.35     $ 117.15
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 113.34     $ 117.17     $ 137.99
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1            2
-------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 115.34     $ 143.61
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  61.44     $  65.32     $  65.50
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            3            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 113.65     $ 115.13     $ 118.73
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            3            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.56     $ 109.75     $ 130.93
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            1            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 106.52     $ 112.77
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 100.29     $ 101.20
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 106.30     $ 123.48
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 105.93     $ 118.30
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006 ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years ending December
                                                                                                            31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001         2002        2003
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 105.94    $  92.92     $ 120.75
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --            3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 131.84    $ 108.89     $ 141.57
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1           2            3
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  76.66     $  97.27
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           1            5
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  87.46    $  56.92     $  72.94
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               3           4            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  85.75    $  67.12     $  81.18
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.17    $ 103.51     $ 103.17
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1           1            2
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $ 114.07     $ 155.30
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --            2
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --    $  81.92     $ 118.42
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --          --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --          --           --
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004         2005         2006
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 111.82     $ 124.58
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 132.24     $ 145.08     $ 157.18
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               3           11           16
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 155.12     $ 158.27     $ 189.64
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               3            4            4
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 117.26     $ 128.80     $ 160.43
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1           10           14
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  81.41     $  87.96     $  93.95
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               4            5            5
-------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  89.62     $  95.21     $ 106.56
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 103.03     $ 104.78     $ 108.50
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               2            1            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 104.76     $ 109.43     $ 117.07
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 107.25
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 111.10
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 111.14
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $  99.64     $  99.13
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 100.09     $ 103.12
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 180.23     $ 186.98     $ 215.15
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            9           10
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 114.70     $ 122.18     $ 133.44
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --            1            1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 138.09     $ 142.68     $ 166.44
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            5            6
-------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.33     $ 114.73     $ 109.14
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW AS OF DECEMBER 31, 2006 ARE FOR CONTRACTS OFFERED UNDER
SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.90%. (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years
                                                                                              ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001         2002
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.05     $ 103.54
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years ending December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2003         2004         2005
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --     $ 109.34     $ 118.12
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 104.60
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 160.00     $ 196.10     $ 258.05
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1            1            2
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 124.11
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --     $ 119.40
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --           --
-------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 106.93     $ 144.19     $ 166.84
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --           --            2
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                              ending
                                                                                            December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                2006
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 107.73
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 133.62
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 120.15
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 350.50
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               2
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 134.38
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 143.93
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               1
-------------------------------------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 108.47
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 109.42
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 110.31
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --
-------------------------------------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 111.10
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              --
-------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 227.62
-------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                               3
-------------------------------------------------------------------------------------------------------------------------------



    Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                           Americas New York, NY 10104

                                 (212) 554-1234

   All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                               Insurance Company.

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007, TO EQUI-VEST(SM) SERIES 200
EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007


EQUI-VEST(SM) TSA and EDC contracts (Series 200)
Offered to Certain Public School Employees Within the State of Virginia
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the May 1, 2007 prospectus or supplement to prospectus (the "Prospectus") for EQUI-VEST(SM) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").


AXA Equitable offers its EQUI-VEST(SM) Series 200 EDC and TSA contracts, modified as described below, (the "Modified EDC and TSA Agreement") only to certain participants in the EDC and TSA plans sponsored by a public education institution within the State of Virginia. This Supplement describes material regarding the annual administrative charge for EDC and TSA contracts. Terms in this Supplement have the same meaning as in the Prospectus.

o Annual administrative charge. The following is added to the fifth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

   "For EDC and TSA contracts issued to certain public school participants within the State of Virginia, with EDC and TSA plans, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year."

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).









        FOR USE ONLY WITH EDC AND TSA CONTRACTS IN THE STATE OF VIRGINIA



Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas New York, New York 10104
                                 (212) 554-1234
            All rights reserved. EQUI-VEST(SM) is a service mark of
                   AXA Equitable Life Insurance Company
                                                                          x01512

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007
For Employees of Employers Associated with Real Living Network

--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the prospectus or supplement to prospectus dated May 1, 2007 ("Prospectus") as it relates to certain series 200 Trusteed Contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). The Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), are offered to employees of employers associated with Real Living Network, a real estate brokerage firm, on the basis described in the Prospectus, except that the withdrawal charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.


The annual administrative charge is waived.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).



Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234
             All rights reserved. EQUI-VEST(SM) is a service mark of
                     AXA Equitable Life Insurance Company.


                                                                          x01513

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007

--------------------------------------------------------------------------------


This Supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2007 (the "Prospectus") for EQUI-VEST(SM) Employer-Sponsored Retirement Programs deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). AXA
Equitable will offer its EQUI-VEST(SM) Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST(SM) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.

Material differences between the Modified TSA Contract and the TSA provisions described in the EQUI-VEST(SM) Prospectus include the following:


o WITHDRAWAL CHARGE. The withdrawal charge schedule for the Modified TSA Contract is as follows:


--------------------------------------------------
      Contract Year(s)        Withdrawal Charge
--------------------------------------------------
           1                       6%
           2                       5
           3                       4
           4                       3
           5                       2
           6+                      0
--------------------------------------------------


This table replaces the EQUI-VEST(SM) Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses" in the Prospectus.


o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Contract, the withdrawal charge section in "Charges and expenses" has been revised as follows:

     No charge will be applied to any amount withdrawn from the TSA Contract if:
     -- the annuitant has separated from service, or -- the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or
     -- the annuitant makes a withdrawal at any time and qualifies to receive
        Social Security disability benefits as certified by the Social Security Administration or any successor agency.
     -- the annuitant withdraws funds that were transferred on or after January
        18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than AXA Equitable.

o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

Because you are purchasing an annuity contract as a Tax Sheltered Annuity
(TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" in the Prospectus.)

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


o LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's account value but may never exceed $50,000. For more complete details and rules on Loans, see "Loans from qualified plans and TSAs" under "Tax information" in the Prospectus.




                     FOR USE ONLY IN THE STATE OF MARYLAND


Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                              Insurance Company.
                                                                          x01514

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007


FOR EMPLOYEES OF ALLEGHENY COUNTY, PENNSYLVANIA
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the prospectus dated May 1, 2007 ("Prospectus") as it relates to the Series 200 EDC Contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the Prospectus, except that the withdrawal charge and annual administrative charge applicable to the Modified EDC Contracts will be as follows:


o WITHDRAWAL CHARGE. The withdrawal charge schedule for the Modified EDC Contract is as follows:

---------------------------------------------------
      Contract Year(s)        Withdrawal Charge
---------------------------------------------------
           1                       6%
           2                       5
           3                       4
           4                       3
           5                       2
           6+                      0
---------------------------------------------------

This table replaces the table in the Prospectus under "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses."

No withdrawal charge will apply in the event of the:
    -- Death
    -- Disability
    -- Separation from service from Allegheny County
    -- Retirement of the participant.

o ANNUAL ADMINISTRATIVE CHARGE.The annual administrative charge is waived; therefore all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).



Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234

            All rights reserved. EQUI-VEST(SM) is a service mark of
                      AXA Equitable Life Insurance Company.


                                                                          x01515

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007, TO EQUI-VEST(SM) SERIES 200
EMPLOYER-SPONSORED RETIREMENT PROGRAMS, PROSPECTUS DATED MAY 1, 2007

--------------------------------------------------------------------------------


This Supplement modifies certain information in the prospectus or supplement to prospectus dated May 1, 2007 (the "Prospectus") for EQUI-VEST(SM) Employer-Sponsored Retirement programs, deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"). AXA Equitable offers its EQUI-VEST(SM) Series 200 EDC contracts modified with riders 2002EDC-WC-MI and PF 10,962, as applicable, (the "Modified EDC Agreement") only to participants in the EDC plan for Wayne County, Michigan. This Supplement describes the material differences between the Modified EDC Agreement and the EQUI-VEST(SM) Series 200 EDC contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


1. Exceptions to the withdrawal charge. In "Charges and expenses" under the section titled, "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," in "Withdrawal charge for series 100 and 200 contracts," the following exceptions are added:

   o the Participant retires pursuant to terms of the Plan; or

   o the Participant separates from service; or

   o the Participant elects a hardship withdrawal that qualifies as an unforeseeable emergency as defined under the Internal Revenue Code and approved by the Plan; or

   o we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

   o the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled. Total disability is the Participant's incapacity, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to notice of claim and the Participant must continue to be deemed totally disabled.

     Written notice of claim must be given to us during the Participant's lifetime and during the period of total disability prior to each withdrawal. Along with the Notice of Claim, the Participant must submit acceptable proof of disability. Such proof of disability must be either (a) evidence of Social Security disability determination or (b) a statement from an independent U.S. licensed physician stating that the Participant meets the definition of total disability as stated above. Such certification must be resubmitted every 12 months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to do so, and, in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required.

     The withdrawal charge will apply if the conditions, as described in the last two items above, existed at the time the contract was issued or if the condition began within the 12 month period following the issuance of the contract.

2. Annual administrative charge. The following is added to the fifth paragraph in the section, "Annual administrative charge," under "Charges under the contracts," in the Prospectus:

     For EDC contracts issued to participants in the Wayne County, Michigan, EDC plan, the annual administrative charge is waived if the account value is at least $15,000 at the end of the contract year.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).



            FOR USE ONLY WITH WAYNE COUNTY, MICHIGAN EDC CONTRACTS



Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234
            All rights reserved. EQUI-VEST(SM) is a service mark of
                     AXA Equitable Life Insurance Company.

                                                                          x01516

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2007

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus or supplement to prospectus dated May 1, 2007 (together, the "Prospectus") for EQUI-VEST(SM) employer-sponsored retirement programs deferred variable annuity contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers a modified version of its EQUI-VEST(SM) Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST(SM) Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.

Material differences between the Modified TSA Agreement and the TSA provisions described in the EQUI-VEST(SM) Prospectus include the following:


o WITHDRAWAL CHARGE. The withdrawal charge schedule for the Modified TSA Agreement is as follows:


-----------------------------------------------------
      Contract Year(s)           Withdrawal Charge
-----------------------------------------------------
           1                          6%
           2                          5
           3                          4
           4                          3
           5                          2
           6+                         0
-----------------------------------------------------


This table replaces the EQUI-VEST(SM) Series 200 withdrawal charge table in "Withdrawal charge for series 100 and 200 contracts" under the heading "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" in "Charges and expenses."


o EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Agreement, the withdrawal charge section in "Charges and expenses" has been revised to add the following waivers:

   No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:
     --The annuitant has separated from service, or --The annuitant makes a withdrawal at any time and qualifies to receive
       Social Security disability benefits as certified by the Social Security Administration or any successor agency, or
     --The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.

o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge for participants under the Modified TSA Agreement is at maximum the charge described in the Prospectus -- that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


                     FOR USE ONLY IN THE STATE OF ILLINOIS


Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234

             All rights reserved. EQUI-VEST(SM) is a service mark of
                     AXA Equitable Life Insurance Company.

                                                                          x01517

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2007, TO THE
EQUI-VEST(SM) EMPLOYER SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1,
2007

EQUI-VEST(SM) TSA contracts (Series 100) for New York City Housing Development Corporation

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus, supplement to prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(SM) Employer-Sponsored Retirement Programs offered by AXA Equitable Life Insurance Company ("AXA Equitable"). Terms in this Supplement have the same meaning as in the Prospectus.

This Supplement describes the material differences between NY Housing TSA Contracts and the EQUI-VEST(SM) Series 100 contracts described in the Prospectus as follows:


A. Administrative charge. The annual administrative charge is waived, therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed.


1. Under "Fees and charges" in EQUI-VEST employer-sponsored programs at a glance -- key features," the following is added after the first sentence under "Withdrawal charge:" on page 11 of the Prospectus:



    -- NY Housing TSA contracts under series 100: We deduct a charge equal to 6% of any amount withdrawn above the 10% free corridor.

2. The following chart is added under the chart in "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" under "Charges and expenses," on page 50 of the Prospectus:



    For NY Housing TSA contracts.

               ------------------------------------------
               Contract Year(s)         Withdrawal Charge
               ------------------------------------------
               1 through 5                     6%
               ------------------------------------------
               6 and later                     0
               ------------------------------------------

C. Current Total Separate Account A annual expenses. The following changes are made to reflect a change in the current Total Separate Account A annual expenses.


    The following footnote (+), is added to "Maximum total Separate Account A annual expenses" under "Fee table," on page 13 of the Prospectus:


    + For NY Housing TSA contracts in series 100, the current "Mortality and expense risk charge" is 0.45% and the current "Other expenses" is 0.25%, resulting in the current "Total Separate Account A annual expenses" of 0.70%.

D.  Condensed financial information

                   FOR USE ONLY WITH NY HOUSING TSA CONTRACTS.
                                                                          X01518

EQUI-VEST(SM) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006

-------------------------------------------------------------------------------------------------------------
                                                                For the year ending December 31,
                                                   ----------------------------------------------------------
                                                     2002         2003        2004        2005        2006
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------------
 Unit value                                             --     $109.32      $121.36     $130.23     $152.46
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------------
 Unit value                                             --     $102.32      $107.72     $109.58     $115.75
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------------
 Unit value                                             --     $104.31      $111.61     $114.43     $123.58
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $114.03     $135.22      $146.36     $152.68     $167.68
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --           2            2           2           2
-------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------------
 Unit value                                             --     $108.13      $119.93     $127.03     $144.44
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --           1           1
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------
 Unit value                                             --     $ 69.15      $ 77.17     $ 83.12     $ 86.97
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          10           10          13          15
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $107.42     $110.66      $114.16     $115.34     $118.85
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 79.50     $101.15      $112.62     $119.62     $124.88
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 81.14     $ 99.00      $107.10     $109.88     $120.25
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 78.58     $104.82      $122.72     $140.68     $175.06
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --           1
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 76.92     $ 97.88      $106.59     $112.97     $122.42
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --           1          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 68.31     $ 88.60      $ 93.85     $100.17     $ 99.58
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 79.60     $103.61      $117.73     $125.20     $148.35
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 62.40     $ 86.89      $ 96.41     $103.76     $112.94
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Value
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 74.18     $103.57      $118.46     $126.28     $143.86
-------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                    --          --           --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------
 Unit value                                        $ 57.00     $ 89.23      $ 93.02     $102.78     $109.51
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   --           8           20           8          10
-------------------------------------------------------------------------------------------------------------

EQUI-VEST(SM) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (CONTINUED)

---------------------------------------------------------------------------------------------------------------------
                                                                        For the year ending December 31,
                                                           ----------------------------------------------------------
                                                             2002         2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 82.37     $122.63      $139.31     $144.65     $159.38
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          16           15          12          13
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Growth and Income
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $119.41     $155.06      $173.47     $182.19     $215.00
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --           1            2           2           2
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $135.05     $137.32      $139.35     $140.44     $144.18
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 75.04     $100.91      $118.71     $136.25     $167.52
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --            1           3           3
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Large Cap Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $136.42     $ 59.68      $ 64.24     $ 73.31     $ 72.40
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Quality Bond
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 80.26     $140.62      $145.23     $147.47     $152.43
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 88.17     $112.59      $127.76     $141.82     $153.88
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --           2            1           2           2
---------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 82.19     $105.07      $118.36     $123.92     $149.38
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --           1            2           5           9
---------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --     $ 99.56      $102.19     $108.82     $109.35
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --           1          --
---------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --      $107.13     $112.92     $130.03
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 64.32     $ 81.73      $ 84.06     $ 90.77     $ 94.85
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --           1
---------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --     $ 67.75      $ 71.00     $ 74.10     $ 79.03
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --     $ 91.05      $102.71     $119.46     $141.46
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --           1          --
---------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --     $106.98      $117.81     $124.08     $138.06
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --           1            1           1           1
---------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 77.29     $104.68      $113.64     $119.58     $130.57
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $104.42     $111.95
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------

EQUI-VEST(SM) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (CONTINUED)

---------------------------------------------------------------------------------------------------------------------
                                                                        For the year ending December 31,
                                                           ----------------------------------------------------------
                                                             2002         2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 95.38     $121.36      $133.18     $138.41     $158.58
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --           5            5           5           6
---------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $ 97.65     $100.28
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 58.23     $ 79.92      $ 84.94     $ 87.69     $ 92.19
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 69.75     $ 99.46      $114.60     $121.04     $134.05
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --           2           5
---------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 76.93     $101.80      $119.13     $131.69     $147.09
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --           1           1
---------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --          --     $104.50
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --          --     $108.44
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $105.50     $117.55
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --      $113.39     $117.46     $138.61
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/International Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $115.49     $144.09
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 44.53     $ 55.65      $ 61.98     $ 66.03     $ 66.35
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --           4           6
---------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $107.78     $110.63      $114.36     $116.07     $119.94
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --           1           2
---------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 78.73     $ 99.14      $109.16     $112.65     $134.65
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $106.57     $113.05
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $100.42     $101.54
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $106.44     $123.89
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------

EQUI-VEST(SM) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (CONTINUED)

---------------------------------------------------------------------------------------------------------------------
                                                                        For the year ending December 31,
                                                           ----------------------------------------------------------
                                                             2002         2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $106.07     $118.70
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $111.96     $125.00
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 93.15     $121.29      $133.10     $146.32     $158.85
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $112.46     $146.51      $160.86     $164.45     $197.45
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 77.18     $ 98.13      $118.54     $130.47     $162.83
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --            2           2           6
---------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --     $ 82.37      $ 92.12     $ 99.43     $106.74
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --           4            4           4           4
---------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $ 67.58     $ 81.90      $ 90.60     $ 96.43     $108.15
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Money Market
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $120.47     $120.61      $120.99     $123.61     $128.55
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --      $104.81     $109.70     $117.59
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --          --     $107.32
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --          --     $111.10
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --          --     $111.21
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $ 99.78     $105.91
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --           --     $100.23     $103.47
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Small Cap Value
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                $114.85     $156.67      $182.19     $189.39     $218.37
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Small Company Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                     --          --      $114.75     $122.48     $134.04
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                            --          --           --          --          --
---------------------------------------------------------------------------------------------------------------------

EQUI-VEST(SM) TSA CONTRACTS FOR NEW YORK CITY HOUSING DEVELOPMENT CORPORATION

THE UNIT VALUES AND NUMBER OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2006 (CONTINUED)

---------------------------------------------------------------------------------------------------------------------
                                                                        For the year ending December 31,
                                                           ----------------------------------------------------------
                                                             2002         2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --       $118.92      $138.95     $143.86     $168.15
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --           2           4
---------------------------------------------------------------------------------------------------------------------
EQ/TCW Equity
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --      $111.38     $115.01     $109.62
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --          --     $107.79
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --      $109.39     $118.41     $134.22
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --     $104.74     $120.55
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --       $136.39      $167.50     $220.86     $300.59
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --             3            5          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --     $124.27     $134.83
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --     $119.56     $144.41
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
Target 2015 Allocation
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --          --     $108.53
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
Target 2025 Allocation
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --          --     $109.49
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
Target 2035 Allocation
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --          --     $110.38
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
Target 2045 Allocation
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --            --           --          --     $111.17
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --           --          --          --
---------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II
---------------------------------------------------------------------------------------------------------------------
 Unit value                                                   --       $106.99      $144.56     $167.59     $229.11
---------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                          --            --            2           1           3
---------------------------------------------------------------------------------------------------------------------


Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


    Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                        Americas New York, New York 10104
                                 (212) 554-1234

   All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                                Insurance Company

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:

EQUI-VEST(SM) TSA SERIES 200 CERTIFICATES AND CONTRACTS (THE "MODIFIED TSA CONTRACTS") FOR FROEDTERT MEMORIAL LUTHERAN HOSPITAL

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus, supplement to prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(SM) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers the Modified TSA Contracts as described below, to participants in the TSA Plan for Froedtert Memorial Lutheran Hospital. This Supplement describes the material differences between the Modified TSA Contracts and the EQUI-VEST(SM) series 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(SM) series 200 Prospectus include the following:


A. Administrative charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:

1. The next to the last bullet in "Additional features" under "EQUI-VEST(SM) employer-sponsored retirement programs at a glance--key features" is deleted in its entirety and replaced by the following:


o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.

2. In the section "Charges and expenses" of the Prospectus, under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" the sentence "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:" and bullet thereunder are deleted in their entirety FOR THE MODIFIED TSA CONTRACTS ONLY, and replaced by the following:

In addition to the foregoing exceptions, no withdrawal charge applies for the Modified TSA Contracts if:

o  the participant has retired from employment;

o  the participant has separated from service at any time;

o the participant has qualified to receive Social Security benefits as certified by the Social Security Administration, or is totally disabled as defined in the contract;

o The amount withdrawn is intended to satisfy the Code's minimum distribution requirements (Section 401(a)(9), applicable after the participant turns age 70-1/2);

o The employer certifies to us that the amount withdrawn is defined as a "hardship withdrawal" pursuant to applicable Treasury Regulations.

C. Current total Separate Account A annual expenses. The following changes are made to reflect a change in the current total Separate Account A annual expenses:


1. The first bullet in "Fees and charges" under the "EQUI-VEST(SM) employer-sponsored retirement programs at a glance--key features" in the Prospectus is modified as follows:


o For series 200 Modified TSA Contracts, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

2. The following footnote (+) is added to "Maximum total Separate Account A annual expenses " under "Fee table" in the Prospectus:

     (+) For the Modified TSA contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge).


                FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                     FROEDTERT MEMORIAL LUTHERAN HOSPITAL
                              MILWAUKEE, WISCONSIN
                                                                          X01519

3. Under "Charges under the contracts" in the "Charges and expenses" section of the Prospectus, the following changes are made:

o The chart under "Mortality and expense risks charge" is replaced by the following:



--------------------------------------------------------------------------------
              EQ/AllianceBernstein Common Stock      All Other Variable
                   EQ/Money Market Options           Investment Options
--------------------------------------------------------------------------------
                          Series                           Series
                           200                              200
              ----------------------------------     ------------------

  Current                 0.65%                            0.65%
  Maximum                 1.24%                            1.09%
--------------------------------------------------------------------------------


4.    Condensed Financial Information


The unit values and number of units outstanding shown below as of December 31, 2006 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST(SM) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2006



-----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                 ----------------------------------------------------
                                                    2003            2004         2005         2006
-----------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 109.27       $ 121.06     $ 129.64     $ 151.46
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              1            1            5
-----------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 102.27       $ 107.45     $ 109.09     $ 115.00
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --             --            1            1
-----------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 104.26       $ 111.33     $ 113.91     $ 122.77
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              1            2            4
-----------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 163.61       $ 176.72     $ 183.99     $ 201.66
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  43             46           56           60
-----------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 108.08       $ 119.63     $ 126.46     $ 143.50
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              3            6           16
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  86.37       $  96.18     $ 103.39     $ 107.97
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  49             50           54           53
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 110.22       $ 113.47     $ 114.42     $ 117.67
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              1            2            2
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 100.74       $ 111.95     $ 118.66     $ 123.63
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              1            2            3
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 130.87       $ 141.28     $ 144.66     $ 157.99
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2              2            4            4
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 104.39       $ 121.98     $ 139.55     $ 173.31
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              1            2            4
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  97.48       $ 105.95     $ 112.07     $ 126.14
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --             --            1           --
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  88.25       $  93.28     $  99.37     $  98.58
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --              1            2            4
-----------------------------------------------------------------------------------------------------

EQUI-VEST(SM) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2006



-----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                 ----------------------------------------------------
                                                   2003         2004         2005         2006
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 103.20     $ 117.02     $ 124.20     $ 146.87
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            1            2            2
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  86.54     $  95.83     $ 102.93     $ 111.81
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1            3            3
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 103.15     $ 117.75     $ 125.26     $ 142.42
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1            2            2
-----------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  88.87     $  92.46     $ 101.96     $ 108.42
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            4            6            6
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 175.55     $ 199.03     $ 206.24     $ 226.80
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  44           45           65           65
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 219.38     $ 244.96     $ 256.76     $ 302.39
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  14           15           23           24
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 149.21     $ 151.11     $ 151.99     $ 155.73
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3            2            3            3
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 109.44     $ 128.49     $ 147.18     $ 180.59
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  18           20           28           31
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  59.16     $  63.54     $  72.38     $  71.34
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3            3            4            6
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 157.69     $ 162.53     $ 164.70     $ 169.90
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2            3            5            4
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 143.04     $ 161.98     $ 179.44     $ 194.31
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   6            7           11           11
-----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 104.15     $ 117.09     $ 122.34     $ 147.18
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3            7           13           18
-----------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  99.57     $ 102.25     $ 108.95     $ 109.53
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --           --           --
-----------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------
  Unit value                                           --     $ 107.08     $ 112.64     $ 129.46
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --           --            1            1
-----------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  81.01     $  83.16     $  89.61     $  93.45
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1            2            3
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                     $  67.15     $  70.23     $  73.16     $  77.86
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1            1            1            1
-----------------------------------------------------------------------------------------------------

EQUI-VEST(SM) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2006 (continued)



-----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                 ----------------------------------------------------
                                                   2003         2004         2005         2006
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 90.25     $ 101.61      $ 117.94     $ 139.38
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1            2             4            5
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------
  Unit value                                     $106.04     $ 116.55      $ 122.50     $ 136.03
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  7            8            14           14
-----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $103.77     $ 112.42      $ 118.06     $ 128.65
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  6            8            10           11
-----------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 104.28     $ 111.58
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------
  Unit value                                     $173.95     $ 190.50      $ 197.59     $ 225.93
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 10           14            23           26
-----------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $  97.60     $ 100.03
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 79.22     $  84.03      $  86.57     $  90.83
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1            1             2            3
-----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 98.80     $ 113.60      $ 119.75     $ 132.35
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  4            6            15           19
-----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                     $100.68     $ 117.59      $ 129.73     $ 144.61
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  5            8            15           16
-----------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --     $ 104.43
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --     $ 108.37
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 105.35     $ 117.15
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------
  Unit value                                          --     $ 113.34      $ 117.17     $ 137.99
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --             1            2
-----------------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 115.34     $ 143.61
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 55.28     $  61.44      $  65.32     $  65.50
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  2            2             3            4
-----------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                     $110.17     $ 113.65      $ 115.13     $ 118.73
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1            2             3            4
-----------------------------------------------------------------------------------------------------

EQUI-VEST(SM) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2006 (continued)



-----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                 ----------------------------------------------------
                                                   2003         2004         2005         2006
-----------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 98.05     $ 107.74      $ 109.96     $ 132.37
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  2            1             5            5
-----------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 106.52     $ 112.77
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 100.29     $ 101.20
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 106.30     $ 123.48
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 105.93     $ 118.30
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --      $ 111.82     $ 124.58
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------
  Unit value                                     $120.75     $ 132.24      $ 145.08     $ 157.18
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  3            5            11           16
-----------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $144.90     $ 158.78      $ 161.99     $ 194.11
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  3            4             9            9
-----------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 97.27     $ 117.26      $ 128.80     $ 160.43
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  5            6            10           14
-----------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 81.47     $  90.93      $  87.96     $ 104.93
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  6            7            25           26
-----------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 81.18     $  89.62      $  95.21     $ 106.56
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  1            1             1            1
-----------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------
  Unit value                                     $127.81     $ 127.96      $ 130.47     $ 108.50
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  2            2            19            1
-----------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                          --     $ 104.76      $ 109.43     $ 117.07
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --     $ 107.25
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --            1
-----------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --     $ 111.10
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------
  Unit value                                          --           --            --     $ 111.14
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 --           --            --           --
-----------------------------------------------------------------------------------------------------

EQUI-VEST(SM) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2006 (continued)



-----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                 ----------------------------------------------------
                                                   2003         2004         2005         2006
-----------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --    $  99.64    $  99.13
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --           4
-----------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --    $ 100.09    $ 103.12
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 155.30      $ 180.23    $ 186.98    $ 215.15
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2             4           9          10
-----------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                           --      $ 114.70    $ 122.18    $ 133.44
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --           1           1
-----------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 118.42      $ 138.09    $ 142.68    $ 166.44
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1             2           5           6
-----------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                           --      $ 111.33    $ 114.73    $ 109.14
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --          --    $ 107.73
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --           1
-----------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------
  Unit value                                           --      $ 109.34    $ 118.12    $ 133.62
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --    $ 104.60    $ 120.15
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --           1
-----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 134.89      $ 165.33    $ 217.56    $ 295.50
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2             2           2           6
-----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --    $ 124.11    $ 134.38
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --           1
-----------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --    $ 119.40    $ 143.93
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --           1
-----------------------------------------------------------------------------------------------------
 Target 2015 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --          --    $ 108.47
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------
 Target 2025 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --          --    $ 109.42
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------
 Target 2035 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --          --    $ 110.31
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------
 Target 2045 Allocation
-----------------------------------------------------------------------------------------------------
  Unit value                                           --            --          --    $ 111.10
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            --          --          --
-----------------------------------------------------------------------------------------------------

EQUI-VEST(SM) Modified TSA Froedtert Memorial Lutheran Hospital

Unit values and number of units outstanding at year end for each variable investment option, except for those options offered for the first time on or after December 31, 2006 (continued)



-----------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
                                                 ----------------------------------------------------
                                                   2003         2004         2005         2006
-----------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-----------------------------------------------------------------------------------------------------
  Unit value                                     $ 106.93     $ 144.19     $ 166.84     $ 227.62
-----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  --            1            2            3
-----------------------------------------------------------------------------------------------------


Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).










                FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                     FROEDTERT MEMORIAL LUTHERAN HOSPITAL
                              MILWAUKEE, WISCONSIN


Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas New York, New York 10104
                                 (212) 554-1234

All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                               Insurance Company.

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:

EQUI-VEST(SM) TSA SERIES 200 CERTIFICATES AND CONTRACTS (THE "MODIFIED TSA CONTRACTS") FOR BROWARD COUNTY PUBLIC SCHOOLS, FLORIDA

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus, supplement to prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(SM) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers the Modified TSA Contracts as described below, to participants in the TSA Plan for Broward County Public Schools, Florida. This Supplement describes the material differences between the Modified TSA
Contracts and the EQUI-VEST(SM) series 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified TSA Contracts and the TSA provisions described in the EQUI-VEST(SM) series 200 Prospectus include the following:


A. Administrative charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:


1. The next to the last bullet in "Additional features" under "EQUI-VEST(SM) employer-sponsored retirement programs at a glance--key features" is deleted in its entirety and replaced by the following:
     Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this prospectus.


2. In the section "Charges and expenses" of the Prospectus, under "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts" the following is added after the bullet under the heading "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:" FOR THE MODIFIED TSA CONTRACTS ONLY:

No withdrawal charge applies for the Modified TSA Contracts if:

(1)  the participant has retired from employment;

(2)  the participant has separated from service at any time;

(3)  the participant has reached age 59-1/2;

(4) the amount withdrawn is intended to satisfy the minimum distribution requirements;

(5) the employer certifies to us that the amount withdrawn is a "hardship withdrawal" pursuant to applicable Treasury Regulations;

(6)  the participant is disabled (special federal income definition);

(7) we receive proof satisfactory to us that the participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

(8) the amount withdrawn is attributable to contributions that were made prior to 1/1/1989, and any earnings credited on such contributions prior to 1/1/1989;

(9) the participant is rolling over funds as a result of one of the distributable events in (1), (2), (3) and (6) above and (10) below for spousal beneficiaries only, or rollover of unrestricted funds in (8) from EQUI-VEST to another third-party provider;

(10) the participant dies and a death benefit is payable to the beneficiary;

(11) the withdrawal is made to purchase a payout annuity from AXA Equitable.


Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


                FOR USE ONLY WITH TSA CERTIFICATES/CONTRACTS OF
                    BROWARD COUNTY PUBLIC SCHOOLS, FLORIDA

Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas, New York, New York 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                               Insurance Company.
                                                                          x01520

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:

EQUI-VEST(SM) TSA series 100 and 200 certificates and contracts and EDC series 200 contracts (the "Modified Contracts") for the Douglas County School
District, Colorado.
--------------------------------------------------------------------------------



This Supplement modifies certain information in the above-referenced prospectus, supplement to prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(SM) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable").

AXA Equitable offers the Modified Contracts described below to participants in the TSA and EDC Plans for the Douglas County School District, Colorado. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(SM) series 100 and 200 certificates/contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:


A. Administrative charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:


     1. The next to last bullet in "Additional features" under "EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features" is deleted in its entirety and replaced with the following:


     o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this Prospectus.

     2. In the section "Charges and expenses" of the Prospectus, under "Withdrawal charge for series 100 and 200 contracts," "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

          No withdrawal charge applies under TSA or EDC contracts if:

     o    The annuitant separates from service at any time;

     o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

     o The annuitant makes a withdrawal to satisfy minimum distribution requirements;

     o The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code;

     o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less;

          or

     o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

         -- its main function is to provide skilled, intermediate or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;

         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.


     For use with TSA and EDC certificates/contracts of the Douglas County
                            School District, Colorado

                                                                          x01521

C. Current total Separate Account A annual expenses. The following changes are made to reflect a change in the current total Separate Account A annual expenses:


     1. The following sentence is added at the end of the first bullet in "Fees and charges" under the "EQUI-VEST(SM) employer-sponsored retirement programs at a glance -- key features" in the Prospectus:


          For series 100 and 200 Modified Contracts only, we deduct a daily charge on amounts invested in the variable investment options for mortality and expense risks and other expenses at a current annual rate of 0.90%.

     2. The following footnote(+) is added to "Maximum total Separate Account A annual expenses" under "Fee table" in the Prospectus:

          (+) For Modified Contracts, the current total Separate Account A annual charge is 0.90% of the value of the assets in each variable investment option (this reflects a decrease in the current charge for the mortality and expense risk charge or other expenses).

3. The section entitled, "Charges under the contracts" under "Charges and expenses" is modified as follows:

     MORTALITY AND EXPENSE RISKS CHARGE. The following information replaces the first paragraph (including the chart) of this section:

     We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 0.65% of the net assets in each of the variable investment options.

     CHARGE FOR OTHER EXPENSES. The following information replaces this section in its entirety:

     We deduct a daily charge from the net assets in each variable investment option to reimburse us for the cost of financial accounting services we provide under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each of the variable investment options.



D. Condensed Financial Information. The unit values and number of units outstanding shown below as of December 31, 2006 are for contracts offered under Separate Account A with the same daily asset charge of 0.90%.

EQUI-VEST(SM) Modified Douglas County School District

Unit values and number of units outstanding for each variable investment option, except for those options offered for the first time on or after December 31, 2006.



----------------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                             2003        2004         2005         2006
----------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------
  Unit value                              $ 109.27     $ 121.06     $ 129.64     $ 151.46
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            1            5
----------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------
  Unit value                              $ 102.27     $ 107.45     $ 109.09     $ 115.00
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --            1            1
----------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------
  Unit value                              $ 104.26     $ 111.33     $ 113.91     $ 122.77
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            4
----------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------
  Unit value                              $ 163.61     $ 176.72     $ 183.99     $ 201.66
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           43           46           56           60
----------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------
  Unit value                              $ 108.08     $ 119.63     $ 126.46     $ 143.50
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            3            6           16
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $  86.37     $  96.18     $ 103.39     $ 107.97
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           49           50           54           53
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------
  Unit value                              $ 110.22     $ 113.47     $ 114.42     $ 117.67
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            2
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------
  Unit value                              $ 100.74     $ 111.95     $ 118.66     $ 123.63
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            3
----------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------
  Unit value                              $ 130.87     $ 141.28     $ 144.66     $ 157.99
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2            2            4            4
----------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $ 104.39     $ 121.98     $ 139.55     $ 173.31
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            4
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $  97.48     $ 105.95     $ 112.07     $ 126.14
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --            1           --
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                              $  88.25     $  93.28     $  99.37     $  98.58
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            4
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                              $ 103.20     $ 117.02     $ 124.20     $ 146.87
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            2
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                              $  86.54     $  95.83     $ 102.93     $ 111.81
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            1            3            3
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                              $ 103.15     $ 117.75     $ 125.26     $ 142.42
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            1            2            2
----------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------
  Unit value                              $  88.87     $  92.46     $ 101.96     $ 108.42
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            4            6            6
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                            2003         2004         2005         2006
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------
  Unit value                              $ 175.55     $ 199.03     $ 206.24     $ 226.80
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           44           45           65           65
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Growth and Income
----------------------------------------------------------------------------------------------------
  Unit value                              $ 219.38     $ 244.96     $ 256.76     $ 302.39
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           14           15           23           24
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate
   Government Securities
----------------------------------------------------------------------------------------------------
  Unit value                              $ 149.21     $ 151.11     $ 151.99     $ 155.73
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            3            2            3            3
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------
  Unit value                              $ 109.44     $ 128.49     $ 147.18     $ 180.59
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           18           20           28           31
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Large Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                              $  59.16     $  63.54     $  72.38     $  71.34
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            3            3            4            6
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Quality Bond
----------------------------------------------------------------------------------------------------
  Unit value                              $ 157.69     $ 162.53     $ 164.70     $ 169.90
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2            3            5            4
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                              $ 143.04     $ 161.98     $ 179.44     $ 194.31
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            6            7           11           11
----------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Value
----------------------------------------------------------------------------------------------------
  Unit value                              $ 104.15     $ 117.09     $ 122.34     $ 147.18
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            3            7           13           18
----------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $  99.57     $ 102.25     $ 108.95     $ 109.53
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 107.08     $ 112.64     $ 129.46
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --            1            1
----------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------
  Unit value                              $  81.01     $  83.16     $  89.61     $  93.45
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            1            2            3
----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------
  Unit value                              $  67.15     $  70.23     $  73.16     $  77.86
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            1            1            1
----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------
  Unit value                              $  90.25     $ 101.61     $ 117.94     $ 139.38
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            2            4            5
----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------
  Unit value                              $ 106.04     $ 116.55     $ 122.50     $ 136.03
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            7            8           14           14
----------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U.S. Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $ 103.77     $ 112.42     $ 118.06     $ 128.65
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            6            8           10           11
----------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 104.28     $ 111.58
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------
  Unit value                              $ 173.95     $ 190.50     $ 197.59     $ 225.93
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           10           14           23           26
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                               For the years ending December 31,
                                            2003        2004        2005         2006
----------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $  97.60     $ 100.03
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --           --
----------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------
  Unit value                              $ 79.22    $  84.03    $  86.57     $  90.83
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1           1           2            3
----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------
  Unit value                              $ 98.80    $ 113.60    $ 119.75     $ 132.35
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           4           6          15           19
----------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                              $100.68    $ 117.59    $ 129.73     $ 144.61
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           5           8          15           16
----------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --     $ 104.43
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            1
----------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --     $ 108.37
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --           --
----------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 105.35     $ 117.15
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --           --
----------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------
  Unit value                                   --    $ 113.34    $ 117.17     $ 137.99
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --           1            2
----------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 115.34     $ 143.61
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            1
----------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                              $ 55.28    $  61.44    $  65.32     $  65.50
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           2           2           3            4
----------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------
  Unit value                              $110.17    $ 113.65    $ 115.13     $ 118.73
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           1           2           3            4
----------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------
  Unit value                              $ 98.05    $ 107.74    $ 109.96     $ 132.37
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           2           1           5            5
----------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 106.52     $ 112.77
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            1
----------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 100.29     $ 101.20
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            1
----------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 106.30     $ 123.48
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            1
----------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 105.93     $ 118.30
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --           --
----------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                                   --          --    $ 111.82     $ 124.58
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            1
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                            2003         2004         2005         2006
----------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------
  Unit value                              $ 120.75     $ 132.24     $ 145.08     $ 157.18
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            3            5           11           16
----------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $ 144.90     $ 158.78     $ 161.99     $ 194.11
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            3            4            9            9
----------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------
  Unit value                              $  97.27     $ 117.26     $ 128.80     $ 160.43
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            5            6           10           14
----------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------
  Unit value                              $  81.47     $  90.93     $  87.96     $ 104.93
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            6            7           25           26
----------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------
  Unit value                              $  81.18     $  89.62     $  95.21     $ 106.56
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            1            1            1
----------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------
  Unit value                              $ 127.81     $ 127.96     $ 130.47     $ 108.50
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2            2           19            1
----------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 104.76     $ 109.43     $ 117.07
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 107.25
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --            1
----------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 111.10
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 111.14
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $  99.64     $  99.13
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 100.09     $ 103.12
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Small Cap Value
----------------------------------------------------------------------------------------------------
  Unit value                              $ 155.30     $ 180.23     $ 186.98     $ 215.15
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2            4            9           10
----------------------------------------------------------------------------------------------------
 EQ/Small Company Growth
----------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 114.70     $ 122.18     $ 133.44
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --            1            1
----------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------
  Unit value                              $ 118.42     $ 138.09     $ 142.68     $ 166.44
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            1            2            5            6
----------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 111.33     $ 114.73     $ 109.14
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 107.73
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --            1
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                 For the years ending December 31,
                                              2003         2004         2005         2006
----------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------
  Unit value                                    --     $ 109.34     $ 118.12     $ 133.62
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 104.60     $ 120.15
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --            1
----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------
  Unit value                              $ 134.89     $ 165.33     $ 217.56     $ 295.50
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            2            2            2            6
----------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 124.11     $ 134.38
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --            1
----------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --     $ 119.40     $ 143.93
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --            1
----------------------------------------------------------------------------------------------------
 Target 2015 Allocation
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 108.47
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 Target 2025 Allocation
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 109.42
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 Target 2035 Allocation
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 110.31
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 Target 2045 Allocation
----------------------------------------------------------------------------------------------------
  Unit value                                    --           --           --     $ 111.10
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --           --           --           --
----------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------
  Unit value                              $ 106.93     $ 144.19     $ 166.84     $ 227.62
----------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)           --            1            2            3
----------------------------------------------------------------------------------------------------


Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).

Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the
                       Americas New York, New York 10104

                                 (212) 554-1234

All rights reserved. EQUI-VEST(SM) is a service mark of AXA Equitable Life
                               Insurance Company

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 EQUI-VEST(SM) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS, SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:

EQUI-VEST(SM) TSA SERIES 100 AND 200 CERTIFICATES AND CONTRACTS AND EDC SERIES 200 CONTRACTS (THE "MODIFIED CONTRACTS") FOR CHARLOTTE-MECKLENBERG PUBLIC SCHOOLS, NORTH CAROLINA.

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus, supplement to prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VEST(SM) employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

AXA Equitable offers the Modified Contracts described below to participants in the TSA and EDC Plans for Charlotte-Mecklenberg Public Schools, North Carolina. This Supplement describes the material differences between the Modified Contracts and the EQUI-VEST(SM) series 100 and 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified Contracts and the TSA and EDC provisions described in the series 100 and 200 prospectus include the following:


A. Administrative charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:


   1. The next to last bullet in "Additional features" under "EQUI-VEST(SM) employer-sponsored retirement programs at a glance - key features" is deleted in its entirety and replaced with the following:


      o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this Prospectus.

   2. In the section "Charges and expenses" of the Prospectus, under "Withdrawal charge for series 100 and 200 contracts," "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the fifth paragraph and bulleted statement that follow that paragraph are replaced with the following:

      No withdrawal charge applies under TSA or EDC contracts if:

      o  The annuitant separates from service at any time;

      o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;

      o  The annuitant retires from employment;

      o The annuitant makes a withdrawal to satisfy minimum distribution requirements; or

      o The annuitant elects a withdrawal that qualifies as a hardship withdrawal (or for EDC, an unforeseeable emergency withdrawal) under the Internal Revenue Code.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).


    FOR USE WITH TSA and EDC CERTIFICATES/CONTRACTS OF CHARLOTTE-MECKLENBERG
                         PUBLIC SCHOOLS NORTH CAROLINA


Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234
             All rights reserved. EQUI-VEST(SM) is a service mark of
                      AXA Equitable Life Insurance Company


888-1359                                                                 x01522

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 EQUI-VESTSM EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI")
FOR:

EQUI-VESTSM TSA SERIES 100 AND 200 CERTIFICATES AND CONTRACTS (THE "MODIFIED CONTRACTS") TO THE EMPLOYEES FOR THE SCHOOL DISTRICT OF PHILADELPHIA IN THE STATE OF PENNSYLVANIA.

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced prospectus and SAI, as supplemented to date (together, the "Prospectus"), for EQUI-VESTSM employer-sponsored retirement programs offered by AXA Equitable Life Insurance Company ("AXA Equitable"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

AXA Equitable offers the Modified Contracts described below to employees in the School District of Philadelphia 403(b) Plan in the State of Pennsylvania. This Supplement describes the material differences between the Modified Contracts and the EQUI-VESTSM series 100 and 200 contracts described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus. Material differences between the Modified Contracts and the TSA provisions described in the series 100 and 200 prospectus include the following:


A. Administrative charge. The annual administrative charge is waived; therefore, all references in the Prospectus to "annual administrative charge" or "administrative charge" are deleted in their entirety.

B. Withdrawal charges. The following changes are made to reflect the changes in circumstances under which withdrawal charges are imposed:


   1. The next to last bullet in "Additional features" under "EQUI-VESTSM employer-sponsored retirement programs at a glance - key features" is deleted in its entirety and replaced with the following:

      o Waiver of withdrawal charge under certain circumstances and contracts. See "Charges and expenses" later in this Prospectus.

   2. In the section "Charges and expenses" of the Prospectus, under "Withdrawal charge for series 100 and 200 contracts," "For SEP, SARSEP, TSA, EDC and Annuitant-Owned HR-10 contracts," the following is added after the bullet under the heading "No withdrawal charge applies under a TSA or EDC (subject to state availability) contract if:"

      FOR THE MODIFIED CONTRACTS ONLY
      No withdrawal charge applies under TSA contracts if:
      o  The participant separates from service at any time;
      o The participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration or is totally disabled;
      o The participant makes a withdrawal to satisfy minimum distribution requirements;
      o The participant elects a withdrawal that qualifies as a hardship withdrawal under the Internal Revenue Code;
      o We receive proof satisfactory to us (including certification by a licensed physician) that the participant's life expectancy is six months or less;
      o The participant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:
         -- its main function is to provide skilled, intermediate or custodial nursing care;
         -- it provides continuous room and board to three or more persons;
         -- it is supervised by a registered nurse or licensed practical nurse; -- it keeps daily medical records of each patient;
         -- it controls and records all medications dispensed;
         -- its primary service is other than to provide housing for residents;
            or
      o  The participant dies and a death benefit is payable to the beneficiary.

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).



Copyright 2007. AXA Equitable Life Insurance Company 1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 554-1234
             All rights reserved. EQUI-VESTSM is a service mark of
                      AXA Equitable Life Insurance Company


 FOR USE WITH TSA CERTIFICATES/CONTRACTS OF THE SCHOOL DISTRICT OF PHILADELPHIA
                                  PENNSYLVANIA
888-1401 (5/07)                                        Catalog No. 136841 (5/07)
                                                                          x01529

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2007 TO THE MAY 1, 2007 PROSPECTUS FOR EQUI-VEST(SM) EXPRESS(SM), EQUI-VEST(SM) SERIES 800, EQUI-VEST(SM) VANTAGE(SM), EQUI-VEST(SM) VANTAGE(SM) ADDITIONAL CONTRIBUTIONS TAX-SHELTERED (ACTS) PROGRAM, EQUI-VEST(SM) TSA ADVANTAGE(SM) AND EQUI-VEST(SM) TSA CONTRACTS (SERIES 200) OFFERED TO EMPLOYEES OF CERTAIN NON-PROFIT ORGANIZATIONS WITHIN THE STATE OF OREGON
--------------------------------------------------------------------------------

This Supplement modifies certain information in each above-referenced Prospectus, Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2007, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

The purpose of this supplement is to provide you with information regarding certain Portfolio substitutions, name changes and sub-adviser changes. The Portfolios discussed below are not available in all contracts. As applicable to your contract, please note the following changes:


CHANGES TO PORTFOLIOS OF THE EQ ADVISORS TRUST


1. PORTFOLIO NAME AND ADVISER (AND SUB-ADVISER(S), AS APPLICABLE) CHANGES -- MAY 29, 2007

   Effective on or about May 29, 2007, subject to regulatory approval, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.


--------------------------------------------------------------------------------
  Existing Portfolio Name             New Portfolio Name
--------------------------------------------------------------------------------
  EQ/Capital Guardian International   MarketPLUS International Core
--------------------------------------------------------------------------------
  EQ/FI Mid Cap Value                 MarketPLUS Mid Cap Value
--------------------------------------------------------------------------------
  EQ/MFS Emerging Growth Companies    MarketPLUS Large Cap Growth
--------------------------------------------------------------------------------
  EQ/MFS Investors Trust              MarketPLUS Large Cap Core
--------------------------------------------------------------------------------
  EQ/Small Cap Value                  Multimanager Small Cap Value+
--------------------------------------------------------------------------------
  EQ/Small Company Growth             Multimanager Small Cap Growth+
--------------------------------------------------------------------------------

+ These Portfolios will also be reorganized as Portfolios of the AXA Premier VIP Trust ("VIP Trust"). AXA Equitable Life Insurance Company ("AXA Equitable") in its capacity as Investment Manager of the VIP Trust will manage the assets of both Portfolios.


In addition to the name changes shown in the table above, the following changes to each portfolio's objective and Investment Manager and/or Sub-Adviser(s) will also occur. The following is added under "Portfolios of the Trusts" under "Contract features and benefits" for the New Portfolios, replacing information shown for Existing Portfolios listed above:

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                      Investment Manager (or Sub-Adviser(s), as
Portfolio Name                     Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
MarketPLUS International Core     Seeks to achieve long-term growth of capital.        o AXA Equitable
                                                                                       o Mellon Equity Associates LLC
                                                                                       o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MarketPLUS Large Cap Core         Seeks long-term growth of capital with a secondary   o AXA Equitable
                                  objective to seek reasonable current income. For     o Institutional Capital Corporation LLC
                                  purposes of this Portfolio, the words "reasonable    o Mellon Equity Associates LLC
                                  current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
MarketPLUS Large Cap Growth       Seeks to provide long-term capital growth.           o AXA Equitable
                                                                                       o Marsico Capital Management LLC
                                                                                       o Mellon Equity Associates LLC
------------------------------------------------------------------------------------------------------------------------------------


                                                                          x01643

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name                     Objective                              applicable)
------------------------------------------------------------------------------------------------------------------------------------
MarketPLUS Mid Cap Value          Seeks long-term capital appreciation.   o AXA Equitable
                                                                          o Mellon Equity Associates LLC
                                                                          o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                     Investment Manager (or Sub-Adviser(s), as
Portfolio Name                    Objective                               applicable)
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth     Long-term growth of capital.            o Bear Stearns Asset Management Inc.
                                                                          o Eagle Asset Management, Inc.
                                                                          o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value      Long-term growth of capital.            o Franklin Advisory Services, LLC
                                                                          o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------

2. PORTFOLIO SUBSTITUTION -- JULY 9, 2007

   Effective on or about July 9, 2007, subject to regulatory approval, interests in the EQ/Van Kampen Real Estate investment option (the "surviving option") will replace interests in the U.S. Real Estate -- Class II investment option (the "replaced option"). The table below shows the objective and the sub-adviser for the surviving option. We will move the assets from the replaced option into the surviving option on the date of the substitution. The value of your interest in the surviving option will be the same as it was in the replaced option. We will also automatically direct any contributions made to the replaced option to the surviving option. An allocation election to the replaced option will be considered as an allocation election to the surviving option. You may transfer your account value among the investment options, as usual. However, we may impose restrictions on transfers to prevent or limit disruptive transfer and other "market timing" activities by contract owners or registered representatives as more fully described in "Transferring your money among investment options" under "Disruptive transfer activity." Any account value remaining in the replaced option on the substitution date will be transferred to the surviving option. For more information about this substitution and for information on how to transfer your account value, please contact a customer service representative referenced in your Prospectus.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Investment Manager (or
 Replaced (Current) Portfolio     Surviving/New Portfolio     Objective                       Sub-Adviser(s), as applicable)
------------------------------------------------------------------------------------------------------------------------------------
  U.S. Real Estate -- Class II   EQ/Van Kampen Real Estate   Seeks to provide above average   Morgan Stanley Investment
                                                             current income and long-term     Management, Inc.
                                                             capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------

3. PORTFOLIO MERGERS -- JULY 9, 2007 AND AUGUST 20, 2007

   Effective on or about July 9, 2007 and August 20, 2007, subject to regulatory and shareholder approvals, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. The table also shows the objective and the sub-adviser(s), for each surviving option. We will move the assets from each replaced option into the applicable surviving option on the date of the scheduled merger. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option. For more information about these Portfolio mergers, please contact a customer service representative referenced in your Prospectus.

   The mergers of the EQ/Capital Guardian U.S. Equity, EQ/Janus Large Cap Growth and EQ/Wells Fargo Montgomery Small Cap Portfolios will occur on or about July 9, 2007. The merger of the EQ/AllianceBernstein Growth and Income Portfolio will occur on or about August 20, 2007.

   Also, T. Rowe Price Associates, Inc. will replace TCW Investment Management Company as the Portfolio's sub-adviser and there will be a corresponding name change of the Portfolio to EQ/T. Rowe Price Growth Stock Portfolio. The expenses for the new EQ/T. Rowe Price Growth Stock Portfolio are shown in the Fee Table below.

---------------------------------------------------------------------------------------------------
Replaced (Current) Portfolio        Surviving/New Portfolio
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Growth and     EQ/AllianceBernstein Value
  Income
---------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth           EQ/T. Rowe Price Growth Stock
---------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery           Multimanager Small Cap Growth
  Small Cap
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                                                   Investment Manager (or
 Replaced (Current) Portfolio        Objective                     Sub-Adviser(s), as applicable)
---------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Growth and     Seeks capital appreciation.    AllianceBernstein L.P.
  Income
---------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks to achieve long-term     Capital Guardian Trust Company
                                    growth of capital.
---------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth           Seeks to achieve long-term     T. Rowe Price Associates, Inc.
                                    capital appreciation.
---------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery           Long-term growth of capital.   o Bear Stearns Asset
  Small Cap                                                          Management Inc.
                                                                   o Eagle Asset Management, Inc.
                                                                   o Wells Capital Management Inc.
---------------------------------------------------------------------------------------------------

4. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets", replacing the information shown for the Existing and Replaced Portfolios listed above:

-----------------------------------------------------------------------
                                      Management     12b-1      Other
 Portfolio Name                          Fees        Fees    Expenses
-----------------------------------------------------------------------
  AXA Premier VIP Trust:
-----------------------------------------------------------------------
  Multimanager Small Cap Growth++   1.05%         0.25%     0.23%
  Multimanager Small Cap Value++    1.03%         0.25%     0.18%
-----------------------------------------------------------------------
  EQ Advisors Trust:
-----------------------------------------------------------------------
  EQ/T. Rowe Price Growth Stock++   0.78%         0.25%     0.14%
  EQ/Van Kampen Real Estate*        0.90%         0.25%     0.13%
  MarketPLUS International Core++   0.60%         0.25%     0.24%
  MarketPLUS Large Cap Core++       0.50%         0.25%     0.23%
  MarketPLUS Large Cap Growth++     0.50%         0.25%     0.19%
  MarketPLUS Mid Cap Value++        0.55%         0.25%     0.18%
-----------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                        Acquired     Total Annual    Fee Waivers      Net Total
                                       Fund Fees       Expenses        and/or          Annual
                                     and Expenses      (Before         Expense        Expenses
                                      (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Portfolios)    Limitations)       ments       Limitations)
---------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust:
--------------------------------------------------------------------------------------------------
  Multimanager Small Cap Growth++     --           1.53%             0.00%        1.53%
  Multimanager Small Cap Value++      --           1.46%             0.00%        1.46%
---------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
--------------------------------------------------------------------------------------------------
  EQ/T. Rowe Price Growth Stock++     --           1.17%            (0.02)%       1.15%
  EQ/Van Kampen Real Estate*          --           1.28%            (0.02)%       1.26%
  MarketPLUS International Core++   0.05%          1.14%             0.00%        1.14%
  MarketPLUS Large Cap Core++       0.02%          1.00%            (0.03)%       0.97%
  MarketPLUS Large Cap Growth++     0.02%          0.96%             0.00%        0.96%
  MarketPLUS Mid Cap Value++        0.03%          1.01%             0.00%        1.01%
---------------------------------------------------------------------------------------------------

++ The expenses for this portfolio are based on the asset levels of its predecessor portfolio for the last fiscal year, adjusted to reflect current fees.

* This is a newly created portfolio of the EQ Advisors Trust. Therefore, the fees and expenses presented in the table above are estimates for the current fiscal period.

The following is added under "Example" replacing the information shown for the Existing and Replaced Portfolios listed above:



---------------------------------------------------------------------------------------------------------------
                                                                           If you annuitize at the end of the
                                                                          applicable time period and select a
                                                                           non-life contingent period certain
                                   If you surrender your contract at the   annuity option with less than ten
                                     end of the applicable time period                   years*
---------------------------------------------------------------------------------------------------------------
                                       1         3         5        10        1       3         5        10
 Portfolio Name                      year     years     years     years    year    years     years     years
---------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------
  Multimanager Small Cap Growth    $1,014    $1,706    $2,507    $3,987    N/A    $1,706    $2,507    $3,987
  Multimanager Small Cap Value     $1,007    $1,685    $2,474    $3,923    N/A    $1,685    $2,474    $3,923
---------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------
  EQ/T. Rowe Price Growth Stock    $  978    $1,601    $2,337    $3,650    N/A    $1,601    $2,337    $3,650
  EQ/Van Kampen Real Estate        $  989    $1,633    $2,389    $3,755    N/A    $1,633    $2,389    $3,755
  MarketPLUS International Core    $  975    $1,592    $2,323    $3,622    N/A    $1,592    $2,323    $3,622
  MarketPLUS Large Cap Core        $  962    $1,554    $2,261    $3,496    N/A    $1,554    $2,261    $3,496
  MarketPLUS Large Cap Growth      $  958    $1,540    $2,237    $3,448    N/A    $1,540    $2,237    $3,448
  MarketPLUS Mid Cap Value         $  961    $1,551    $2,256    $3,487    N/A    $1,551    $2,256    $3,487
---------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------
                                      If you do not surrender your
                                                contract
                                   at the end of the applicable time
                                                 period
-----------------------------------------------------------------------
                                      1       3         5         10
 Portfolio Name                    year    years     years     years
-----------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------
  Multimanager Small Cap Growth    $377   $1,146    $1,933    $3,987
  Multimanager Small Cap Value     $370   $1,124    $1,898    $3,923
-----------------------------------------------------------------------
  EQ ADVISORS TRUST:
-----------------------------------------------------------------------
  EQ/T. Rowe Price Growth Stock    $339   $1,035    $1,752    $3,650
  EQ/Van Kampen Real Estate        $351   $1,069    $1,808    $3,755
  MarketPLUS International Core    $336   $1,025    $1,737    $3,622
  MarketPLUS Large Cap Core        $323   $  985    $1,671    $3,496
  MarketPLUS Large Cap Growth      $317   $  970    $1,646    $3,448
  MarketPLUS Mid Cap Value         $322   $  982    $1,666    $3,487
-----------------------------------------------------------------------

* Depending on your product, if a non-life contingent period certain annuity option of ten years or more is chosen, a withdrawal charge may still apply. EQUI-VEST Series 100 and 200 and EQUI-VEST Employer Sponsored Retirement Programs 100 and 200 contracts, under certain circumstances, may not have a withdrawal charge when a non-life contingent period certain annuity of less than ten years is chosen. Please see your Prospectus for more information on when withdrawal charges do not apply.

















                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

4










                                                                       811-04335

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



                                                                   ESTIMATED
ITEM OF EXPENSE                                                    EXPENSE
---------------------------------------------------------------    ---------

Registration fees                                                   $     0

Federal taxes                                                           N/A

State taxes and fees (based on 50 state average)                        N/A

Trustees' fees                                                          N/A

Transfer agents' fees                                                   N/A

Printing and filing fees                                            $50,000*

Legal fees                                                              N/A

Accounting fees                                                         N/A

Audit fees                                                          $20,000*

Engineering fees                                                        N/A

Directors and officers insurance premium paid by Registrant             N/A

-------------

*     Estimated expense.

Item 14.        Indemnification of Directors and Officers
                -----------------------------------------

                AXA Equitable By-Laws provide, in Article VII, as follows:

                7.4      Indemnification of Directors, Officers and Employees.
                         -----------------------------------------------------
                         (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company

                           (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 -726; Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by Arch Insurance Company, X. L. Insurance Company, ACE Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, Starr Excess Liability International and Lloyd's of London. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

Item 15.        RECENT SALES OF UNREGISTERED SECURITIES

                None

Item 16.        Exhibits
                --------

                Exhibits No.
                ------------

                (1)     (a)         Distribution and Servicing Agreement among
                                    Equico Securities, Inc. (now AXA Advisors,
                                    LLC), Equitable and Equitable Variable
                                    Life Insurance Company, dated as of May 1,
                                    1994, incorporated by reference to Exhibit
                                    3.(c) to Registration Statement File
                                    No. 2-30070, previously filed on February
                                    14, 1995, refiled electronically on July 10,
                                    1998.

                        (b) Sales Agreement dated as of January 1, 1995 by and among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as
                                    Exhibit 1(c) to this Registration Statement
                                    No. 33-89510 on April 24, 1995, incorporated by reference to Exhibit 3(e) to Registration Statement File No. 2-30070, filed electronically July 10, 1998.

                        (c)(i) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A, filed August 28, 1997.

                        (c)(ii) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23.(h)(4)(ix) to Post-Effective Amendment No. 27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors
                                    Trust on Form N-1A (File Nos. 333-17217 and
                                    811-07953), filed on January 15, 2004.

                        (d) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 previously filed with Registration Statement, File No. 33-89510, on
                                    April 20, 2001 and incorporated herein by.
                                    reference.

                        (e) Distribution Agreement for services by AXA Network, LLC to The Equitable Life Assurance Society of the United States dated
                                    January 1, 2000 previously filed with
                                    Registration Statement, File No. 33-89510, on April 20, 2001 and incorporated herein by reference.

                        (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC and AXA Advisors, LLC, previously filed with Registration Statement File No. 333-64749 on December 5, 2001 and incorporated herein by reference.

                        (g) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                        (h) Form of Participation Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, incorporated herein by reference to Exhibit No. 8(d) to Registration Statement on Form N-4, File
                                    No. 2-30070, filed on August 5, 2003.

                        (i) General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                        (j) First Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                        (k) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                        (l) (i) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors,
                                    LLC), incorporated herein by reference to
                                    Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593), filed on May 1, 1998.

                        (l) (ii)    Form of First Amendment (dated January 1,
                                    2001) to Distribution Agreement dated
                                    January 1, 1998, incorporated herein by
                                    reference to Registration Statement
                                    (File No. 2-30070) on Form N-4 filed on
                                    December 30, 2004.

                        (m) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                        (n) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incoporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                        (o) Third Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                        (p) Fourth Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                        (q) Fifth Amendment, dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Exhibit 3.(p) to the Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.

                (2)     Not applicable.

                (3)     Article of Incorporation and By-laws

                        (a) Restated Charter of AXA Equitable, as amended December 6, 2004, incorporated herein by reference to Exhibit No. 3.2 to Form 10-K, (File No. 000-20501), filed on March 31, 2005.

                        (b) By-Laws of AXA Equitable, as amended September 7, 2004, incorporated herein by reference to Exhibit No. 6.(c) to Registration Statement on Form N-4, (File No. 333-05593), filed on April 20, 2006.

                (4)     (a)         Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement No. 33-89510 on April
                                    24, 1995, incorporated herein by reference to Exhibit 4(f) to Registration Statement
                                    File No. 2-30070, refiled electronically
                                    July 10, 1998.

                        (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(g) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                        (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(h) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                        (d)         Forms of data pages to endorsement nos.
                                    94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.


                        (e) Form of application used with the annuity contract identified above, previously filed with Registration Statement No.
                                    33-89510 on April 26, 1996 and incorporated herein by reference.

                        (f) Form of data pages for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(m) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                        (g)(i) Form of endorsement for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                        (g)(ii) Form of application for use with standard IRA Certificates and Roth Advantage Certificates, incorporated herein by reference to Exhibit No. 5(c) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                        (h) Form of data pages for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(o) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                        (i) Form of endorsement for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(p) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                        (j)         Form of data pages for EQUI-VEST Express No.
                                    94ICA/B (8/99), incorporated herein by
                                    reference to Exhibit No. 4(g) to the
                                    Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                        (k)(i) Form of data pages for EQUI-VEST Tax Deferred Variable Annuity Application Form #180-1009, incorporated herein by reference to Exhibit No. 5(a) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                        (k)(ii) Form of EQUI-VEST(R) Tax-Deferred Variable Individual Annuity Application, Form No. 180-1009, incorporated herein by reference to Exhibit No. 5(a) to Registration Statement File No. 333-81501, filed on Form N-4 on June 24, 1999.

                        (l) Form of Guaranteed Death Benefit Rider, Form No. 99GDB, incorporated herein by reference to Exhibit No. 4(g) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                        (m)         Form of EQUI-VEST data pages, Form No.
                                    94ICA/B (8/99), incorporated herein by
                                    reference to Exhibit No. 4(h) to
                                    Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                        (n) Form of endorsement -- EQUI-VEST Beneficiary Continuation Option (for use with IRA contracts) previously filed with Registration Statement File No. 33-89510 on April 26, 2000 and incorporated herein by reference.

                        (o) Form of Endorsement (No. 2001 ENJONQ) applicable to Non Qualified Certificates incorporated herein by reference to Exhibit 4(i) to Registration Statement File No. 333-81393 filed on form N-4 on April 19, 2001.

                        (p) Form of Endorsement (No. 2000 ENMVA) applicable to Market Value Adjustment Terms incorporated herein by reference to Exhibit 4(s) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                        (q) Form of Amendment (No. 2001 BCOTSA6) to Certificate 9412CAIB and Endorsement 96 ENTSAIL and 96 ENTSAILI incorporated herein by reference to Exhibit 4(u) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                        (r) Form of Amendment (No. 2001 BCOTSA2) to Equivest Series 2000 contract incorporated herein by reference to Exhibit 4(v) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                        (s) Form of Amendment (No 2001 BCOTSAI) to Certificate issued under Contract No. 11930T incorporated herein by reference to Exhibit 4(t) to Registration Statement File No. 2-30070 filed on form N-4 on April 19, 2001.

                        (t)         Forms of Group Annuity Contract (No.
                                    2001-TSAGAC-TXTRS, Certificate No.
                                    2001TSACERTB-TXTRS and Data Pages,
                                    incorporated herein by reference to Exhibit
                                    No. 4(y) to Registration Statement File No.
                                    2-30070 on Form N-4, filed on July 11, 2002.

                        (u) Forms of Endorsement and Data Pages for series 200 contracts in connection with Texas Teacher Retirement System incorporated herein by reference to Exhibit No. 4(z) to Registration Statement No. 2-30070 on Form N-4, filed on July
                                    11, 2002

                        (v) Form of data pages for IRA Takeover Beneficiary Continuation Option, Form No. 2002IRATOBCO-EV, incorporated herein by reference to Exhibit No. 4(j) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                        (w) Form of Endorsement for Traditional IRA Takeover Beneficiary Continuation Option Form No. 2002IRATOBCO, incorporated herein by reference to Exhibit No. 4(k) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                        (x) Form of Endorsement for Roth IRA Takeover Beneficiary Continuation Option, Form No. 2002ROTHTOBCO, incorporated by reference to Exhibit No. 4(l) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                        (y) Form of Endorsement Applicable to Non-Qualified (in-force) Contract/
                                    Certificates with Beneficiary
                                    Continuation Option, Form No. 2002NQBCO, incorporated herein by reference to Exhibit No. 4(m) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                        (z) Form of Application for EQUI-VEST Takeover Beneficiary Continuation Option, Form No. 180-3000BCO, incorporated herein by reference to Exhibit No. 5(b) to Registration Statement File No. 333-81393 on Form N-4 filed on April 17, 2003.

                        (a)(a) Form of Endorsement for series 200 EDC plans, No. 2002EDC(10/02), incorporated herein by reference to Exhibit No. 4(a)(a) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

                        (b)(b) Form of Endorsement for series 100 EDC plans, No. 2002EDC-100, incorporated herein by reference to Exhibit No. 4(b)(b) to Registration Statement File No. 2-30070, filed on Form N-4, on April 17, 2003.

                        (c)(c) Form of Group Annuity Contract for series 200 EDCA contracts, No. 2002EDCA, incorporated herein by reference to Exhibit No. 4(c)(c) to Registration Statement File No. 2-30070, filed on Form N-4 on April 17, 2003.

                        (d)(d) Form of Endorsement for Series 300 Contracts, No. 2003PRO-RATA incorporated herein by reference to Exhibit No. 4(d)(d) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (e)(e) Form of Endorsement for All Series Contracts, No. 2003GIARATE incorporated herein by reference to Exhibit No. 4(e)(e) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (f)(f) Form of Endorsement 2.5% minimum guaranteed annuity rate, No. 2004GAPIR incorporated herein by reference to Exhibit No. 4(f)(f) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (g)(g) Form of Endorsement applicable to EGTRRA-SEP, No. 2003ENSEP incorporated herein by reference to Exhibit No. 4(g)(g) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (h)(h) Form of Endorsement applicable to EGTRRA-SIMPLE IRA, No. 2003ENSIMI incorporated herein by reference to Exhibit No. 4(h)(h) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (i)(i) Form of Group Annuity Contract for NJ ACTS TSA No. 203-TSAGAC403(b) incorporated herein by reference to Exhibit No. 4(i)(i) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (j)(j) Form of Group Annuity Certificate for NJ ACTS TSA No. 2003NJ403(b) incorporated herein by reference to Exhibit No. 4(j)(j) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.

                        (k)(k) Form of Data pages for NJ ACTS TSA No. 2003NJ403(b) incorporated herein by reference to Exhibit No. 4(k)(k) to Registration Statement File No. 2-30070, filed on Form N-4 on April 16, 2004.


                        (l)(l) Form of Group Flexible Premium Deferred Variable Annuity Contract, No. 2004EDCGAC, incorporated herein by reference to Exhibit No. 4(l)(l) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                        (m)(m) Form of Group Flexible Premium Deferred Variable Annuity Contract, No. 2004TSAGAC, incorporated herein by reference to Exhibit No. 4(m)(m) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                        (n)(n) Form of Flexible Premium Deferred Variable Annuity Certificate No. 2004EDCCERT-A, incorporated herein by reference to Exhibit No. 4(n)(n) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                        (o)(o) Form of Flexible Premium Deferred Variable Annuity Certificate No. 2004EDCCERT-B, incorporated herein by reference to Exhibit No. 4(o)(o) to Registration Statement
                                    File No. 2-30070, filed on Form N-4
                                    on December 29, 2004.

                        (p)(p) Form of Data Pages for EQUI-VEST Strategies, No. 2004EDCCERT-A/B, incorporated herein by reference to Exhibit No. 4(p)(p) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

                        (q)(q) Form of TSA 403(B) Group Annuity Contract Application for EQUI-VEST Strategies,
                                    No. 2004/403(B), incorporated herein by
                                    reference to Exhibit No. 4(q)(q) to
                                    Registration Statement No. 2-30070, filed on
                                    Form N-4 on December 29, 2004.

                        (r)(r)      Form of EQUI-VEST Strategies 457(b)
                                    EDC Enrollment Form, No. 2004 EDC STRAT, incorporated herein by reference to Exhibit No. 4(r)(r) to Registration Statement No. 2-30070, filed on Form N-4 on December 29, 2004.

                        (s)(s) Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form, No. 2004 TSA STRAT, incorporated herein by reference to Exhibit No. 4(s)(s) to Registration Statement No. 2-30070, filed on
                                    Form N-4 on December 29, 2004.

                        (t)(t)      Form of Endorsement for Vantage ACTS re:
                                    Unallocated Account, No. 2005EN-NJACT,
                                    incorporated herein by reference to
                                    Exhibit No. 4(t)(t) to Registration
                                    Statement File No. 2-30070 on Form N-4,
                                    filed on April 22, 2005.

                        (u)(u) Form of Endorsement for EDC re: Amendment to Amount of Annuity Benefits section, No. 2004GAPIR, incorporated herein by reference to Exhibit No. 4(u)(u) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

                        (v)(v) Form of Endorsement Applicable to TSA Contracts, No. 2004TSA, incorporated herein by reference to Exhibit No. 4(v)(v) to Registration Statement File No. 2-30070 on Form N-4, filed on April 22, 2005.

                        (w)(w) Form of Endorsement to deferred annuity contract for 403(b) arrangement TSA
                                    Elective Deferral, incorported herein by reference to Exhibit No. 4.(w)(w) to Registration Statement (File No. 3-30070) on Form N-4, filed on April 21, 2006.

                        (x)(x) Form of Flexible Premium Deferred Annuity Certificate (Policy Form 2004EDCCERT-B) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (y)(y) Form of Group Flexible Premium Combination Fixed and Variable Deferred Annuity Certificate (Policy Form 2004TSACERT-B) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (z)(z) Form of Group Flexible Premium Combination Fixed and Variable Deferred Variable Annuity Contract (Policy Form 2004TSAGAC) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (a)(a)(a) Form of Group Flexible Premium Deferred Variable Annuity Contract (Policy Form 2004EDCGAC) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12,
                                    2006, and incorporated herein by reference.

                        (b)(b)(b) Form of Group Flexible Premium Combination Fixed and Variable Deferred Annuity Certificate (Policy Form 2004TSACERT-A) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (c)(c)(c) Form of Flexible Premium Deferred Variable Annuity Certificate (Policy Form 2004EDCCERT-A) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12,
                                    2006, and incorporated herein by reference.

                        (d)(d)(d) Form of TSA 403(b) Group Annuity Contract Application (Policy Form 2004/403(b)) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (e)(e)(e) Form of EDC (457) Group Annuity Contract Application (Policy Form 2004/457) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (f)(f)(f) Form of EQUI-VEST Strategies 457(b) EDC Enrollment Form (Policy Form 2004 EDC STRAT) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (g)(g)(g) Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form (Policy Form 2004 TSA STRAT) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (h)(h)(h) Form of EQUI-VEST Strategies 457(b) EDC Enrollment Form (Policy Form 2004 EDC STRAT ST VAR) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                        (i)(i)(i) Form of EQUI-VEST Strategies 403(b) TSA Enrollment Form (2004 TSA STRAT ST VAR) previously filed as an exhibit to Registration Statement (File No. 333-130988) on Form N-4, on January 12, 2006, and incorporated herein by reference.

                       (j) (j) (j)  Form of Endorsement Applicable to Fixed
                                    Maturity Options (Form 2006FMOEQV)
                                    previously filed as Exhibit 4.(c) to
                                    Registration Statement File (No. 333-137052) on Form N-4/A on December 6, 2006 and incorporated herein by reference.

                       (k) (k) (k)  Form of Deferred Variable Annuity
                                    Application for IRA and NQ (Form No.
                                    180-3005) previously filed as Exhibit 5.(a)
                                    Registration Statement (File No. 333-137052) on Form N-4/A on December 6, 2006 and incorporated herein by reference.

                       (l) (l) (l)  Form of Deferred Variable Annuity
                                    Application for TSA (Form No. 180-3006)
                                    previously filed as Exhibit 5.(b)
                                    Registration Statement (File No. 333-137052) on Form N-4/A on December 6, 2006 and incorporated herein by reference.


                (5)     (m) (m) (m)  2006 Form of Conversion Endorsement to
                                     EQUI-VEST At Retirement is incorporated
                                     herein by reference to Exhibit 4. (x)(x) to the Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.


                        (a) Opinion and Consent of Dodie Kent, Esq., Vice-President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered.

                        (b) Copies of the Internal Revenue Service determination letters regarding qualification under Section 408 of the Internal Revenue Code, previously filed with Registration Statement No. 33-89510 on
                                 April 26, 1996 and incorporated herein by reference.

                (8)     Not applicable.

                10)     Material Contracts

                        (a) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc., and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A filed August 28, 1997.

                         (b) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23. (h)(4)(ix) to Post-Effective Amendment No. 27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953), filed on
                                 January 15, 2004.


                         (c) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with Registration Statement File No. 333-58950 on December 5, 2001 and incorporated herein by reference.

                         (d) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                        (e) Form of Participation Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, previously filed with Registration Statement, File No. 33-58950 on Form N-4, on August 5, 2003 and incorporated herein by reference.

                (12)    Not applicable.

                (15)    Not applicable.

                (16)    Letter re Change in Certifying Accountant

                        (a) Letter regarding change in certifying accountant by KPMG, dated March 13, 2006, incorporated herein by reference to Exhibit No.
                                 16.1 to Form 8-K (File No. 000-20501) filed on March 13, 2006.

                (23)    (a)      Consent of PricewaterhouseCoopers LLP.

                        (b)      Consent of KPMG LLP.

                (24)    (a)      Powers of Attorney are filed herewith.

                (26)    Not applicable.

                (27)    Not applicable.

                (28)    Not applicable.


Item 17.          Undertakings
                  ------------

                  (a)       The undersigned registrant hereby undertakes:

                            (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                     (i)    to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than 20% change in
                                            the maximum aggregate offering price
                                            set forth in the "Calculation of
                                            Registration Fee" table in the
                                            effective registration statement;

                                   (iii)    to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

                  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                  (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                           (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 24, 2007.


                                  AXA EQUITABLE LIFE INSURANCE
                                  (Registrant)

                                       By: /s/ Dodie Kent
                                           ----------------------
                                               Dodie Kent
                                               Vice President and
                                               Associate General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

*Richard S. Dziadzio                      Executive Vice President and
                                          Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:

*Richard Dziadzio                         Executive Vice President and
                                          Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                        Senior Vice President and
                                          Controller

*DIRECTORS:

Bruce W. Calvert            Anthony J. Hamilton          Lorie A. Slutsky
Christopher M. Condron      Mary R. (Nina) Henderson     Ezra Suleiman
Henri de Castries           James F. Higgins             Peter J. Tobin
Denis Duverne               Scott D. Miller
Charlynn Goins              Joseph H. Moglia


*By: /s/ Dodie Kent
---------------------------
    Dodie Kent
    Attorney-in-Fact
    April 24, 2007

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------
(5)(a)       Opinion and Consent of Counsel                    EX-99.5a

(23)(a)      Consent of PricewaterhouseCoopers LLP.            EX-99.23a

(23)(b)      Consent of KPMG LLP.                              EX-99.23b

(24)(b)      Powers of Attorney.                               EX-99.24b